Exhibit 10.1

Execution Version

AMENDED AND RESTATED LOAN, SECURITY AND GUARANTEE AGREEMENT

Dated as of March 27, 2012

among

MCJUNKIN RED MAN CORPORATION,

GREENBRIER PETROLEUM CORPORATION,

MCJUNKIN RED MAN DEVELOPMENT CORPORATION,

MIDWAY – TRISTATE CORPORATION,

MILTON OIL & GAS COMPANY,

MRC MANAGEMENT COMPANY,

RUFFNER REALTY COMPANY

and

THE SOUTH TEXAS SUPPLY COMPANY, INC.,

as U.S. Borrowers and Guarantors,

MRC TRANSMARK PTY LTD

and

MRC SPF PTY LTD.,

as Australian Borrowers,

MRC TRANSMARK NV,

as Belgian Borrower,

MIDFIELD SUPPLY ULC,

as a Canadian Borrower,

MRC TRANSMARK B.V.

and

MRC TRANSMARK INTERNATIONAL B.V.,

as Dutch Borrowers,

MRC TRANSMARK HOLDINGS UK LIMITED,

MRC TRANSMARK LIMITED,

MRC TRANSMARK (DRAGON) LIMITED

and

MRC SPF SCANFIT LIMITED,

as UK Borrowers,

any other Borrowers party hereto from time to time

and

certain Persons party hereto from time to time as Guarantors,

CERTAIN FINANCIAL INSTITUTIONS,

as Lenders,

BANK OF AMERICA, N.A.,

as Administrative Agent and Collateral Agent,

ARRANGERS AND AGENTS

BARCLAYS BANK PLC

and

WELLS FARGO CAPITAL FINANCE, LLC,

as Co-Syndication Agents,

RBS CITIZENS BUSINESS CAPITAL,

U.S. BANK NATIONAL ASSOCIATION,

SUNTRUST BANK,

UNION BANK, N.A.,

GOLDMAN SACHS LENDING PARTNERS LLC

and

REGIONS BANK,

as Co-Documentation Agents,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

as Lead Arranger and Book Manager

and

BARCLAYS BANK PLC

and

WELLS FARGO CAPITAL FINANCE, LLC,

as Joint Lead Arrangers and as Joint Book Managers

5.3	Payment of Other Obligations	210
5.4	Marshaling; Payments Set Aside	210
5.5	Post-Default Allocation of Payments	211
5.6	Application of Payments	218
5.7	Loan Account; Account Stated	218
5.8	Taxes	219
5.9	Lender Tax Information	242
5.10	Guarantees	243
5.11	Currency Matters	246

SECTION 6.	CONDITIONS PRECEDENT	247

6.1	Conditions Precedent to Initial Loans	247
6.2	Conditions Precedent to All Credit Extensions	251

SECTION 7.	COLLATERAL	252

7.1	Grant of Security Interest	252
7.2	Lien on Deposit Accounts; Cash Collateral	253
7.3	Pledged Collateral	254
7.4	Other Collateral	258
7.5	Limitation on Permitted Discretion	259
7.6	No Assumption of Liability	259
7.7	Further Assurances	260

SECTION 8.	COLLATERAL ADMINISTRATION	260

8.1	Administration of Accounts	260
8.2	Administration of Inventory	261
8.3	Administration of Deposit Accounts	261
8.4	General Provisions	262
8.5	Power of Attorney	263

SECTION 9.	REPRESENTATIONS AND WARRANTIES	264

9.1	General Representations and Warranties	264

SECTION 10.	COVENANTS AND CONTINUING AGREEMENTS	271

10.1	Affirmative Covenants	271
10.2	Negative Covenants	283
10.3	Financial Covenants	301

SECTION 11.	EVENTS OF DEFAULT; REMEDIES ON DEFAULT	301

11.1	Events of Default	301
11.2	License	305
11.3	Setoff	305
11.4	Remedies Cumulative; No Waiver	305
11.5	Judgment Currency	306

SECTION 12.	AGENT AND SECURITY TRUSTEES	307

12.1	Appointment, Authority and Duties of Agent	307
12.2	European Security Trustee	308
12.3	AUS-NZ Security Trustee	313

12.4	Agreements Regarding Collateral and Field Examination Reports	319
12.5	Reliance By Agent	322
12.6	Action Upon Default	323
12.7	Ratable Sharing	323
12.8	Indemnification of Agent Indemnitees	323
12.9	Limitation on Responsibilities of Agent	324
12.10	Successor Agent and Co-Agents	324
12.11	Due Diligence and Non-Reliance	325
12.12	Remittance of Payments and Collections	325
12.13	Agent in its Individual Capacity	326
12.14	Agent Titles	326
12.15	Bank Product Providers	326
12.16	No Third Party Beneficiaries	326

SECTION 13.	BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS	327

13.1	Successors and Assigns	327
13.2	Participations	327
13.3	Assignments	328

SECTION 14.	MISCELLANEOUS	330

14.1	Consents, Amendments and Waivers	330
14.2	Indemnity	335
14.3	Notices and Communications	335
14.4	Performance of Loan Parties’ Obligations	336
14.5	Credit Inquiries	336
14.6	Severability	336
14.7	Cumulative Effect; Conflict of Terms	336
14.8	Counterparts	336
14.9	Entire Agreement	336
14.10	Relationship with Lenders	337
14.11	No Advisory or Fiduciary Responsibility	337
14.12	Confidentiality	337
14.13	Certifications Regarding Indentures	338
14.14	GOVERNING LAW	338
14.15	Consent to Forum; Process Agent	338
14.16	Waivers by Loan Parties	339
14.17	Contracting out of PPSA Australia Provisions	339
14.18	Waiver of Rights (PPSA New Zealand)	340
14.19	Patriot Act Notice	341
14.20	Canadian Anti-Money Laundering Legislation	341
14.21	Know Your Customer	341
14.22	Australian Anti-Money Laundering Provisions	341
14.23	Belgian Anti-Money Laundering Legislation	342
14.24	“Know your customer” Checks	342
14.25	Reinstatement	342
14.26	Nonliability of Lenders	343
14.27	Ratification of Loan Documents	343

LIST OF EXHIBITS AND SCHEDULES

Exhibit A-1	Form of Assignment and Acceptance

Exhibit A-2	Form of Assignment Notice

Exhibit B-1	Form of Australian Borrowing Base Certificate

Exhibit B-2	Form of Belgian Borrowing Base Certificate

Exhibit B-3	Form of Canadian Borrowing Base Certificate

Exhibit B-4	Form of Dutch Borrowing Base Certificate

Exhibit B-5	Form of UK Borrowing Base Certificate

Exhibit B-6	Form of U.S. Borrowing Base Certificate

Exhibit C-1	Form of Australian Revolver Note

Exhibit C-2	Form of Belgian Revolver Note

Exhibit C-3	Form of Canadian Revolver Note

Exhibit C-4	Form of Dutch Revolver Note

Exhibit C-5	Form of New Zealand Revolver Note

Exhibit C-6	Form of Singapore Revolver Note

Exhibit C-7	Form of UK Revolver Note

Exhibit C-8	Form of U.S. Revolver Note

Exhibit D	Form of Compliance Certificate

Exhibit E	Form of Notice of Borrowing

Exhibit F	Form of Notice of Conversion/Continuation

Exhibit G	Form of Perfection Certificate

Exhibit H-1	Form of Australian Closing Certificate

Exhibit H-2	Form of Belgian Closing Certificate

Exhibit H-3	Form of Canadian Closing Certificate

Exhibit H-4	Form of Dutch Closing Certificate

Exhibit H-5	Form of UK Closing Certificate

Exhibit H-6	Form of U.S. Closing Certificate

Exhibit I	Form of Joinder Agreement

Exhibit J-1	Form of Non-Bank Certificate for Non-Partnership

Exhibit J-2	Form of Non-Bank Certificate for Partnership

Schedule 1.1(a)	Existing U.S. Letters of Credit

Schedule 1.1(b)	Existing Receivables Entities

Schedule 2.1.1(a)	Australian Revolver Commitment

Schedule 2.1.1(b)	Belgian Revolver Commitment

Schedule 2.1.1(c)	Canadian Revolver Commitment

Schedule 2.1.1(d)	Dutch Revolver Commitment

Schedule 2.1.1(e)	UK Revolver Commitment

Schedule 2.1.1(f)	U.S. Revolver Commitment

Schedule 3.8	Mandatory Costs Rate

Schedule 7.3	Pledged Stock/Pledged Debt

Schedule 8.3	Deposit Accounts

Schedule 8.4.1	Location of Collateral

Schedule 9.1.12	Subsidiaries/Excluded Subsidiaries

Schedule 10.1.11	Permitted Transactions with Affiliates

Schedule 10.1.16	Post-Closing Actions

Schedule 10.2.1	Existing Indebtedness

Schedule 10.2.2	Existing Liens

Schedule 10.2.4	Non-Core Assets

Schedule 10.2.5	Permitted Investments

Schedule 10.2.10	Permitted Burdensome Agreements

Schedule 13.3.3	Permitted Assignees

AMENDED AND RESTATED

LOAN, SECURITY AND GUARANTEE AGREEMENT

THIS AMENDED AND RESTATED LOAN, SECURITY AND GUARANTEE AGREEMENT is dated as of March 27, 2012, among MCJUNKIN RED MAN CORPORATION, a Delaware corporation (“MRC”), GREENBRIER PETROLEUM CORPORATION, a West Virginia corporation (“Greenbrier”), MCJUNKIN RED MAN DEVELOPMENT CORPORATION, a Delaware corporation (“McJunkin Development”), MIDWAY – TRISTATE CORPORATION, a New York corporation (“Midway”), MILTON OIL & GAS COMPANY, a West Virginia corporation (“Milton”), MRC MANAGEMENT COMPANY, a Delaware corporation (“Management”), RUFFNER REALTY COMPANY, a West Virginia corporation (“Ruffner”), and THE SOUTH TEXAS SUPPLY COMPANY, INC., a Texas corporation (“South Texas” and together with MRC, Greenbrier, McJunkin Development, Midway, Milton, Management and Ruffner, the “Initial U.S. Borrowers”), MRC TRANSMARK PTY LTD, a company incorporated under the laws of Australia (as defined herein) (“Transmark Australia”), and MRC SPF PTY LTD., a company incorporated under the laws of Australia (“SPF Australia” and together with Transmark Australia, the “Initial Australian Borrowers”), MRC TRANSMARK NV, a limited liability company organized under the laws of Belgium (the “Initial Belgian Borrower”), MIDFIELD SUPPLY ULC, an unlimited liability corporation organized under the laws of Alberta, Canada (the “Initial Canadian Borrower”), MRC TRANSMARK B.V., a limited company organized under the laws of the Netherlands (“Transmark Netherlands”), and MRC TRANSMARK INTERNATIONAL B.V., a limited company organized under the laws of the Netherlands (“International Netherlands” and together with Transmark Netherlands, the “Initial Dutch Borrowers”), MRC TRANSMARK HOLDINGS UK LIMITED, a company incorporated in England and Wales with company number 05436123 (“Holdings UK”), MRC TRANSMARK LIMITED, a company incorporated in England and Wales with company number 03471259 (“Transmark UK”), MRC TRANSMARK (DRAGON) LIMITED, a company incorporated in England and Wales with company number 03797606 (“Dragon UK”), and MRC SPF SCANFIT LIMITED, a company incorporated in England and Wales with company number 02299105 (“SPF UK” and together with Holdings UK, Transmark UK and Dragon UK, the “Initial UK Borrowers”; and collectively with any other UK Borrowers (as defined herein), the Australian Borrowers (as defined herein), the Belgian Borrowers (as defined herein), the Canadian Borrowers (as defined herein), the Dutch Borrowers (as defined herein), any New Zealand Borrowers (as defined herein), any Singapore Borrowers (as defined herein) and the U.S. Borrowers (as defined herein), the “Borrowers” and each, a “Borrower”), the Persons from time to time party to this Agreement as Guarantors (as defined herein), the financial institutions party to this Agreement from time to time as lenders (collectively, “Lenders”), BANK OF AMERICA, N.A., a national banking association, in its capacity as collateral agent and administrative agent for itself and the other Secured Parties (as defined herein) (together with any successor agent appointed pursuant to Section 12.10, the “Agent”), and Barclays Bank PLC and Wells Fargo Capital Finance LLC, as Co-Syndication Agents.

R E C I T A L S:

A. Certain of the Initial U.S. Borrowers, the Initial Canadian Borrower, the Agent and the financial institutions named therein entered into that certain Loan, Security and Guarantee Agreement dated as of June 14, 2011 (the “Existing Loan Agreement”).

B. The parties hereto desire to amend and restate the Existing Loan Agreement in its entirety in order to, among other things, increase the commitments thereunder and provide additional foreign revolving credit facilities to borrowers domiciled in Australia, Belgium, the Netherlands, New Zealand, Singapore and the United Kingdom.

C. Lenders are willing to amend and restate the Existing Loan Agreement and provide the senior secured revolving credit facilities on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties hereto agree that the Existing Loan Agreement is hereby amended and restated in its entirety as follows:

SECTION 1. DEFINITIONS; RULES OF CONSTRUCTION

1.1 Definitions. As used herein, the following terms have the meanings set forth below:

Account: as defined in the UCC, the PPSA or the PPSA Australia, as applicable, and, with respect to an Account of a New Zealand Domiciled Loan Party, an “account receivable” as defined in the PPSA New Zealand, in each case including all rights to payment for goods sold or leased, or for services rendered, whether or not they have been earned by performance.

Account Debtor: any Person who is obligated under an Account, Chattel Paper or General Intangible.

Accounting Change: as defined in Section 1.2.

Acquired EBITDA: with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary (any of the foregoing, a “Pro Forma Entity”) for any period, the amount for such period of Consolidated EBITDA of such Pro Forma Entity (determined using such definitions as if references to the Borrowers and their Subsidiaries therein were to such Pro Forma Entity and its Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity in accordance with GAAP.

Acquired Entity or Business: as defined in the term “Consolidated EBITDA”.

Additional Australian Lender: as defined in Section 2.1.7(a).

Additional Belgian Lender: as defined in Section 2.1.7(b).

Additional Canadian Lender: as defined in Section 2.1.7(c).

Additional Dutch Lender: as defined in Section 2.1.7(d).

Additional Lender: as defined in Section 2.1.7(h).

Additional New Zealand Lender: as defined in Section 2.1.7(e).

Additional Singapore Lender: as defined in Section 2.1.7(f).

Additional UK Lender: as defined in Section 2.1.7(g).

Additional U.S. Lender: as defined in Section 2.1.7(h).

Affiliate: with respect to any Person, any branch of such Person or any other Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power (a) to vote 20% or more of the securities having ordinary voting power for the election of directors, in the case of a corporation, or equivalent governing body, in the case of any other type of legal entity, of a Person or (b) to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have correlative meanings.

Agent: as defined in the preamble to this Agreement.

Agent Indemnitees: the Agent and its officers, directors, employees, Affiliates and agents, including, without limitation, the Security Trustees.

Agent Professionals: attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent.

Agreement: this Amended and Restated Loan, Security and Guarantee Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

Allocable Amount: as defined in Section 5.10.3(b).

AML Legislation: as defined in Section 14.19.

Applicable Australian Borrower: (a) Transmark Australia, (b) SPF Australia, or (c) any other Australian Borrower, as the context requires.

Applicable Australian Borrower Commitment: with respect to any Australian Borrower, the maximum amount of Australian Revolver Commitments under which such Australian Borrower may borrow Australian Revolver Loans or request the issuance of Australian Letters of Credit, as designated by the Asian Loan Party Agent from time to time, and in an aggregate amount for all Australian Borrowers not to exceed the total Australian Revolver Commitments.

Applicable Australian Borrower Secured Obligations: the Australian Facility Secured Obligations of the Applicable Australian Borrower.

Applicable Belgian Borrower: (a) the Initial Belgian Borrower or (b) any other Belgian Borrower, as the context requires.

Applicable Belgian Borrower Commitment: with respect to any Belgian Borrower, the maximum amount of Belgian Revolver Commitments under which such Belgian Borrower may borrow Belgian Revolver Loans or request the issuance of Belgian Letters of Credit, as designated by the European Loan Party Agent from time to time, and in an aggregate amount for all Belgian Borrowers not to exceed the total Belgian Revolver Commitments.

Applicable Belgian Borrower Secured Obligations: (a) if the Initial Belgian Borrower is the only Belgian Borrower, the Belgian Facility Secured Obligations and (b) if there is more than one Belgian Borrower, the Belgian Facility Secured Obligations of the Applicable Belgian Borrower.

Applicable Canadian Borrower: (a) the Initial Canadian Borrower or (b) any other Canadian Borrower, as the context requires.

Applicable Canadian Borrower Commitment: with respect to any Canadian Borrower, the maximum amount of Canadian Revolver Commitments under which such Canadian Borrower may borrow Canadian Revolver Loans or request the issuance of Canadian Letters of Credit, as designated by the North American Loan Party Agent from time to time, and in an aggregate amount for all Canadian Borrowers not to exceed the total Canadian Revolver Commitments.

Applicable Canadian Borrower Secured Obligations: (a) if the Initial Canadian Borrower is the only Canadian Borrower, the Canadian Facility Secured Obligations and (b) if there is more than one Canadian Borrower, the Canadian Facility Secured Obligations of the Applicable Canadian Borrower.

Applicable Dutch Borrower: (a) Transmark Netherlands, (b) International Netherlands, or (c) any other Dutch Borrower, as the context requires.

Applicable Dutch Borrower Commitment: with respect to any Dutch Borrower, the maximum amount of Dutch Revolver Commitments under which such Dutch Borrower may borrow Dutch Revolver Loans or request the issuance of Dutch Letters of Credit, as designated by the European Loan Party Agent from time to time, and in an aggregate amount for all Dutch Borrowers not to exceed the total Dutch Revolver Commitments.

Applicable Dutch Borrower Secured Obligations: the Dutch Facility Secured Obligations of the Applicable Dutch Borrower.

Applicable Foreign Borrower: an Applicable Australian Borrower, Applicable Belgian Borrower, Applicable Canadian Borrower, Applicable Dutch Borrower, Applicable New Zealand Borrower, Applicable Singapore Borrower or Applicable UK Borrower, as the context may require.

Applicable Foreign Borrower Commitment: any Applicable Australian Borrower Commitment, Applicable Belgian Borrower Commitment, Applicable Canadian Borrower Commitment, Applicable Dutch Borrower Commitment, Applicable New Zealand Borrower Commitment, Applicable Singapore Borrower Commitment or Applicable UK Borrower Commitment, as the context may require.

Applicable Law: all laws, rules, regulations and legally binding governmental guidelines applicable to the Person and its Property, conduct, transaction, agreement or matter in question, including all applicable statutory law and common law, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities (having the force of law) and, with respect to any Person, such Person’s Organic Documents.

Applicable Lenders: (a) with respect to the Australian Borrowers, the Australian Lenders, (b) with respect to the Belgian Borrowers, the Belgian Lenders, (c) with respect to the Canadian Borrowers, the Canadian Lenders, (d) with respect to the Dutch Borrowers, the Dutch Lenders, (e) with respect to the New Zealand Borrowers, the New Zealand Lenders, (f) with respect to the Singapore Borrowers, the Singapore Lenders, (g) with respect to the UK Borrowers, the UK Lenders, and (h) with respect to the U.S. Borrowers, the U.S. Lenders.

Applicable Margin: with respect to any Type of Loan and such other Obligations specified below, the respective margin set forth below, as determined by reference to the Consolidated Fixed Charge Coverage Ratio as calculated as of the last day of the fiscal quarter then most recently ended:

Level	Consolidated Fixed Charge Coverage Ratio	Australian Bank Bill Rate Loans, Canadian BA Rate Loans, LIBOR Loans, Australian Base Rate Loans, Belgian Base Rate Loans, Dutch Base Rate Loans, UK Base Rate Loans, and Letter of Credit Fees	U.S. Base Rate Loans, Canadian Base Rate Loans and Canadian Prime Rate Loans
I	< 1.50: 1.00	2.00%	1.00%
II	> 1.50: 1.00 but < 2.25: 1.00	1.75%	0.75%
III	> 2.25: 1.00	1.50%	0.50%

Until September 1, 2012, margins shall be determined as if Level II were applicable. Thereafter, the margins shall be subject to increase or decrease upon receipt by the Agent pursuant to Sections 10.1.1(a) and (b) of the financial statements and corresponding Compliance Certificate, which change shall be effective on the first day of the calendar month immediately following receipt. If, by the first day of a month, any financial statement or Compliance Certificate due in the preceding month has not been received, then, at the option of the Agent or Required Lenders, the margins shall be determined as if Level I were applicable, from such day until the first day of the calendar month immediately following actual receipt.

Applicable New Zealand Borrower: (a) if there is only one New Zealand Borrower, the New Zealand Borrower and (b) if there is more than one New Zealand Borrower, the applicable New Zealand Borrower, as the context requires.

Applicable New Zealand Borrower Commitment: with respect to any New Zealand Borrower, the maximum amount of New Zealand Revolver Commitments under which such New Zealand Borrower may borrow New Zealand Revolver Loans or request the issuance of New Zealand Letters of Credit, as designated by the Asian Loan Party Agent from time to time, and in an aggregate amount for all New Zealand Borrowers not to exceed the total New Zealand Revolver Commitments.

Applicable New Zealand Borrower Secured Obligations: (a) if there is only one New Zealand Borrower, the New Zealand Facility Secured Obligations and (b) if there is more than one New Zealand Borrower, the New Zealand Facility Secured Obligations of the Applicable New Zealand Borrower.

Applicable Singapore Borrower: (a) if there is only one Singapore Borrower, the Singapore Borrower and (b) if there is more than one Singapore Borrower, the applicable Singapore Borrower, as the context requires.

Applicable Singapore Borrower Commitment: with respect to any Singapore Borrower, the maximum amount of Singapore Revolver Commitments under which such Singapore Borrower may borrow Singapore Revolver Loans or request the issuance of Singapore Letters of Credit, as designated by the Asian Loan Party Agent from time to time, and in an aggregate amount for all Singapore Borrowers not to exceed the total Singapore Revolver Commitments.

Applicable Singapore Borrower Secured Obligations: (a) if there in only one Singapore Borrower, the Singapore Facility Secured Obligations and (b) if there is more than one Singapore Borrower, the Singapore Facility Secured Obligations of the Applicable Singapore Borrower.

Applicable UK Borrower: (a) Holdings UK, (b) Transmark UK, (c) Dragon UK, (d) SPF UK, or (e) any other UK Borrower, as the context requires.

Applicable UK Borrower Commitment: with respect to any UK Borrower, the maximum amount of UK Revolver Commitments under which such UK Borrower may borrow UK Revolver Loans or request the issuance of UK Letters of Credit, as designated by the European Loan Party Agent from time to time, and in an aggregate amount for all UK Borrowers not to exceed the total UK Revolver Commitments.

Applicable UK Borrower Secured Obligations: the UK Facility Secured Obligations of the Applicable UK Borrower.

Approved Fund: any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in its ordinary course of activities, has the capacity to fund Revolver Loans hereunder and is administered or managed by a Lender, an entity that administers or manages a Lender, or an Affiliate of either.

Asian Loan Party Agent: as defined in Section 4.4.3.

Assignment and Acceptance: an assignment agreement between a Lender and Eligible Assignee (and, to the extent required by the definition of “Eligible Assignee,” consented to by the North American Loan Party Agent), in the form of Exhibit A-1.

AUS-NZ Security Trustee: Bank of America (Australia) or any successor security trustee appointed in accordance with this Agreement.

Australia: the Commonwealth of Australia.

Australian Allocated U.S. Availability: U.S. Availability designated by the North American Loan Party Agent for application to clause (c) of an Australian Borrowing Base.

Australian Availability: as of any date of determination, (a) the lesser of (i) the Australian Revolver Commitments minus all Australian LC Obligations as of such date of determination and (ii) the Total Australian Borrowing Base as of such date of determination, minus (b) the Dollar Equivalent of the principal balance of all Australian Revolver Loans.

Australian Availability Reserves: the sum (without duplication) of (a) the aggregate amount of the Australian Rent Reserve, if any, established pursuant to clause (h) of the definition of Australian Eligible Inventory; (b) the Australian LC Reserve; (c) the Australian Bank Product Reserve; (d) the Australian Priority Payables Reserve; and (e) such additional reserves, in such amounts and with respect to such matters, as the Agent may establish in its Permitted Discretion.

Australian Bank Bill Rate: with respect to each Interest Period for an Australian Bank Bill Rate Loan, (a) the average bid rate (the “BBR Screen Rate”) displayed at or about 10:30 a.m. (Melbourne, Australia time) on the first day of that Interest Period on the Reuters screen BBSY page for a term equivalent to such Interest Period; or (b) to the extent the BBR Screen Rate is not displayed for a term equivalent to such Interest Period, the rate determined by the Agent in good faith and notified by it to the Applicable Australian Borrower on or prior to the close of business on the first day of the relevant Interest Period to be the arithmetic mean (rounded upward to four decimal places) of the buying rates (for bills of exchange accepted by leading Australian banks which have a term equivalent to such Interest Period) quoted by three leading banks in Australia appointed by Agent in consultation with the Asian Loan Party Agent at or about that time on that date.

Australian Bank Bill Rate Loan: a Australian Revolver Loan, or portion thereof, funded in Australian Dollars and bearing interest calculated by reference to the Australian Bank Bill Rate.

Australian Bank Product Reserve: the aggregate amount of reserves, as established by the Agent from time to time in its Permitted Discretion and in consultation with the Asian Loan Party Agent, to reflect the reasonably anticipated liabilities in respect of the then outstanding Secured Bank Product Obligations of the Australian Domiciled Loan Parties.

Australian Base Rate Loan: an Australian Revolver Loan, or portion thereof, funded in Australian Dollars, Dollars, Euros or Sterling and bearing interest calculated by reference to the Eurasian Base Rate.

Australian Borrowers: (a) the Initial Australian Borrowers and (b) each other Australian Subsidiary that, after the date hereof, has executed a supplement or joinder to this Agreement in accordance with Section 10.1.13 and has satisfied the other requirements set forth in Section 10.1.13 in order to become an Australian Borrower.

Australian Borrowing Base: at any time, with respect to the Applicable Australian Borrower, an amount equal to the sum (expressed in Dollars, based on the Dollar Equivalent thereof) of, without duplication:

(a) the book value of Australian Eligible Accounts of the Applicable Australian Borrower multiplied by the advance rate of 85%, plus

(b) the lesser of (i) 70% of the net book value of Australian Eligible Inventory of the Applicable Australian Borrower and (ii) 85% of the Net Orderly Liquidation Value of Australian Eligible Inventory of the Applicable Australian Borrower (which shall be (A) net of the current monthly shrinkage reserve calculated in accordance with GAAP and (B) valued at Cost), plus

(c) Australian Allocated U.S. Availability for such Applicable Australian Borrower, minus

(d) subject to Section 7.5, effective (i) immediately upon or (ii) five (5) Business Days after, in the case of Australian Availability Reserves allocable to the Applicable Australian Borrower which would cause the aggregate amount of the Australian Revolver Loans allocable to the Applicable Australian Borrower at such time to exceed the lesser of the Applicable Australian Borrower’s Applicable Australian Borrower Commitment and the Applicable Australian Borrower’s Australian Borrowing Base then in effect, in each case, notification thereof to the Asian Loan Party Agent by the Agent, any and all such Australian Availability Reserves.

The Australian Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Agent with such adjustments as the Agent deems appropriate in its Permitted Discretion to assure that the Australian Borrowing Base is calculated in accordance with the terms of this Agreement. Transmark Australia may include the Australian Eligible Accounts and the Australian Eligible Inventory acquired by it prior to the Closing Date from OneSteel Trading Pty Ltd., notwithstanding that Agent was unable to complete an audit and appraisal prior to the Closing Date, provided, that (i) such assets shall be deemed ineligible on the 90th day following the Closing Date if Agent does not obtain such audit and appraisal with results reasonably satisfactory to Agent on or prior to such date, and (ii) the maximum amount attributable to Transmark Australia’s Australian Borrowing Base from such assets during such period may not exceed $20,000,000. Notwithstanding the foregoing, the Australian Borrowing Base will exclude clauses (a) and (b) thereof until such time as the Applicable Australian Borrower has complied with Section 8.1.4.

Australian Cash Collateral Account: a demand deposit, money market or other account established by Agent at Bank of America (Australia) or such other financial institution as Agent may select in its discretion with the consent of Asian Loan Party Agent (not to be unreasonably withheld or delayed), which account shall be for the benefit of the Australian Facility Secured Parties and shall be subject to Agent’s or AUS-NZ Security Trustee’s Liens securing the Australian Facility Secured Obligations; provided that the foregoing consent of Asian Loan Party Agent to the selection by Agent in its discretion of a financial institution other than Bank of America (Australia) shall not be required if an Event of Default has occurred and is continuing.

Australian Dollars or AUS$: the lawful currency of Australia.

Australian Domiciled Loan Party: any Australian Borrower and each Australian Subsidiary now or hereafter party hereto as a Loan Party, and “Australian Domiciled Loan Parties” means all such Persons, collectively.

Australian Dominion Account: each special account established by the Australian Domiciled Loan Parties at Bank of America (Australia) (or, subject to Section 8.1.4, HSBC Bank Australia Limited ABN 48 006 434 162) over which Agent or AUS-NZ Security Trustee has exclusive control for withdrawal purposes.

Australian Eligible Accounts: at any time, the Accounts of the Applicable Australian Borrower at such date except any Account:

(a) which is not subject to a valid Lien in favor of the Agent or AUS-NZ Security Trustee (including under the relevant laws of the Account Debtor’s jurisdiction of organization);

(b) which is subject to any Lien (including Liens permitted by Section 10.2.2) other than (i) a Lien in favor of the Agent or AUS-NZ Security Trustee and (ii) a Permitted Lien which does not have priority over the Lien in favor of the Agent; provided that, with respect to any tax Lien having such priority, eligibility of Accounts shall be reduced by the amount of such tax Lien having such priority;

(c) owing by any Account Debtor with respect to which more than 120 days have elapsed since the date of the original invoice therefor or which is more than 60 days past the due date for payment;

(d) which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible pursuant to clause (c) above;

(e) which is owing by any Account Debtor to the extent the aggregate amount of otherwise Australian Eligible Accounts owing from such Account Debtor and its Affiliates to Australian Borrowers exceeds 20% of the aggregate Australian Eligible Accounts (or such higher percentage as the Agent may establish for the Account Debtor from time to time), in each case, only to the extent of such excess;

(f) with respect to which any covenant, representation or warranty relating to such Account contained in this Agreement or a Security Document has been breached or is not true in any material respect;

(g) which (i) does not arise from the sale of goods or performance of services in the Ordinary Course of Business, (ii) is not evidenced by an invoice, or other documentation satisfactory to the Agent, which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon the Applicable Australian Borrower’s completion of any further performance, or (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment which is billed prior to actual sale to the end user, cash-on-delivery or any other repurchase or return basis, except with respect to up to $15,000,000 of such Accounts in the aggregate for all Borrowing Bases on a combined basis;

(h) for which the goods giving rise to such Account (other than Accounts described in the foregoing paragraph (g)(v)) have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by the Applicable Australian Borrower;

(i) with respect to which any check or other instrument of payment has been returned uncollected for any reason;

(j) which is owed by an Account Debtor in respect of which an Insolvency Proceeding has been commenced or which is otherwise a debtor or a debtor in possession under any bankruptcy law or any other federal, state or foreign (including any state or territory) receivership, insolvency relief or other law or laws for the relief of debtors, including the Bankruptcy Act 1996 (Cth) and the Corporations Act 2001 (Cth), unless the payment of Accounts from such Account Debtor is secured by assets of, or guaranteed by, in either case, in a manner reasonably satisfactory to the Agent, a Person that is reasonably acceptable to the Agent or, if the Account from such Account Debtor arises subsequent to a decree or order for relief with respect to such Account Debtor under the Bankruptcy Act 1996 (Cth) or the Corporations Act 2001 (Cth), as now or hereafter in effect, the Agent shall have reasonably determined that the timely payment and collection of such Account will not be impaired;

(k) which is owed by an Account Debtor which has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs or is not Solvent;

(l) which is owed by an Account Debtor which is not organized under the applicable law of an Eligible Account Debtor Jurisdiction unless such Account is backed by a letter of credit or other credit support reasonably acceptable to the Agent and which is in the possession of the Agent;

(m) which is owed in any currency other than an Eligible Account Currency;

(n) which is owed by any Governmental Authority (other than a Governmental Authority representing the Crown in Australia), unless (i) such Account is backed by a letter of credit reasonably acceptable to the Agent and which is in the possession of the Agent or (ii) Agent otherwise approves;

(o) which is owed by any Affiliate, employee, director, or officer of any Loan Party; provided that portfolio companies of the Sponsor that do business with the Applicable Australian Borrower in the Ordinary Course of Business will not be treated as Affiliates for purposes of this clause (o);

(p) which is owed by an Account Debtor or any Affiliate of such Account Debtor which is the holder of Indebtedness issued or incurred by any Loan Party; provided, that any such Account shall only be ineligible as to that portion of such Account which is less than or equal to the amount owed by the Loan Party to such Person;

(q) which is subject to any counterclaim, deduction, defense, setoff, right of compensation or dispute, but only to the extent of the amount of such counterclaim, deduction, defense, setoff, right of compensation or dispute, unless (i) the Agent, in its Permitted Discretion, has established Australian Availability Reserves and determines to include such Account as an Australian Eligible Account or (ii) such Account Debtor has entered into an agreement reasonably acceptable to the Agent to waive such rights;

(r) which is evidenced by any promissory note, Chattel Paper or Instrument (in each case, other than any such items that are delivered to the Agent or the AUS-NZ Security Trustee);

(s) which is owed by an Account Debtor located in any jurisdiction that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless the Applicable Australian Borrower has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent the Applicable Australian Borrower may qualify subsequently as a foreign entity authorized to transact business in such jurisdiction and gain access to such courts, without incurring any cost or penalty reasonably viewed by the Agent to be material in amount, and such later qualification cures any access to such courts to enforce payment of such Account;

(t) with respect to which the Applicable Australian Borrower has made any agreement with the Account Debtor for any reduction thereof, but only to the extent of such reduction, other than discounts and adjustments given in the Ordinary Course of Business; or

(u) which the Agent determines is ineligible in its Permitted Discretion.

Subject to Sections 14.1 and 7.5 and the definition of Australian Borrowing Base, the Agent may modify the foregoing criteria in its Permitted Discretion.

Australian Eligible Inventory: at any date of determination thereof, the aggregate amount of all Inventory owned by the Applicable Australian Borrower at such date except any Inventory:

(a) which is not subject to a valid Lien in favor of the Agent or AUS-NZ Security Trustee;

(b) which is subject to any Lien (including Liens permitted by Section 10.2.2) other than (i) a Lien in favor of the Agent or AUS-NZ Security Trustee and (ii) a Permitted Lien which does not have priority over the Lien in favor of the Agent or AUS-NZ Security Trustee (other than any bailee, warehouseman, landlord or similar non-consensual Liens having priority by operation of law to the extent either subclause (i) or (ii) of clauses (h) or (i) below of Australian Eligible Inventory is satisfied with respect to the relevant Inventory); provided that, with respect to any tax Lien having such priority, eligibility of Inventory shall be reduced by the amount of such tax Lien having such priority;

(c) which is, in the Agent’s Permitted Discretion, slow moving, obsolete, unmerchantable, defective, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the Ordinary Course of Business or unacceptable due to age, type, category and/or quantity;

(d) with respect to which any covenant, representation or warranty contained in this Agreement or any Security Document has been breached or is not true in any material respect;

(e) which does not conform in all material respects to all standards imposed by any applicable Governmental Authority (except that any standard that is qualified as to “materiality” shall have been conformed to in all respects);

(f) which constitutes packaging and shipping material, manufacturing supplies, display items, bill-and-hold goods (other than bill-and-hold goods, the sale of which has been excluded from Australian Eligible Accounts pursuant to clause (g)(v) of the definition thereof), returned or repossessed goods (other than goods that are undamaged and able to be resold in the Ordinary Course of Business), defective goods, goods held on consignment, goods to be returned to the Applicable Australian Borrower’s suppliers or goods which are not of a type held for sale in the Ordinary Course of Business;

(g) which is not located in Australia or is not at a location listed on Schedule 8.4.1 (as updated from time to time in accordance with the provisions hereof) other than goods in transit between locations of the Australian Domiciled Loan Parties;

(h) which is located, at any time after the Temporary Eligibility Period, in any location leased by the Applicable Australian Borrower unless (i) the lessor has delivered to the Agent a Collateral Access Agreement or (ii) an Australian Rent Reserve has been established by the Agent;

(i) which is located, at any time after the Temporary Eligibility Period, in any third party warehouse or is in the possession of a bailee, processor or other Person and is not evidenced by a Document, unless (i) such warehouseman, bailee, processor or other Person has delivered to the Agent a Collateral Access Agreement and/or such other documentation as the Agent may reasonably require or (ii) appropriate Australian Availability Reserves have been established by the Agent in its Permitted Discretion;

(j) which is the subject of a consignment by the Applicable Australian Borrower as consignor unless (i) an effective first ranking Lien under the PPSA Australia in respect of the relevant Inventory in favor of the Agent or the AUS-NZ Security Trustee has been established and all relevant financing statements have been properly filed against the consignee (as assigned to the Agent or the AUS-NZ Security Trustee), and (ii) there is a written agreement acknowledging that such Inventory is held on consignment, that the Applicable Australian Borrower retains title to such Inventory, that no Lien arising by, through or under such consignment has attached or will attach to such Inventory (and proceeds thereof) and requiring consignee to segregate the consigned Inventory from the consignee’s other personal or movable property;

(k) which is perishable as determined in accordance with GAAP; or

(l) which contains or bears any intellectual property rights licensed to the Applicable Australian Borrower unless the Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor in any material respect or (ii) incurring any material liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement.

Subject to Sections 14.1 and 7.5 and the definition of Australian Borrowing Base, the Agent may modify the foregoing criteria in its Permitted Discretion.

Australian Facility Collateral: Collateral that now or hereafter secures (or is intended to secure) any of the Australian Facility Secured Obligations, including Property of the U.S. Domiciled Loan Parties pledged to secure the Australian Facility Secured Obligations under their guarantee of the Secured Obligations.

Australian Facility Guarantor: each U.S. Borrower, each U.S. Facility Guarantor and each other Person (if any) who guarantees payment and performance of any Australian Facility Secured Obligations.

Australian Facility Loan Party: an Australian Borrower or an Australian Facility Guarantor.

Australian Facility Obligations: all Obligations of the Australian Facility Loan Parties, including, following the Foreign Cross-Guarantee Date for any Australian Facility Loan Party, the other Foreign Facility Obligations that are the subject of such Foreign Cross-Guarantee (but excluding, for the avoidance of doubt, the Obligations of the U.S. Domiciled Loan Parties as guarantors of any U.S. Facility Obligations).

Australian Facility Secured Obligations: all Secured Obligations of the Australian Facility Loan Parties, including, following the Foreign Cross-Guarantee Date for any Australian Facility Loan Party, the other Foreign Facility Secured Obligations that are the subject of such Foreign Cross-Guarantee (but excluding, for the avoidance of doubt, the Obligations of the U.S. Domiciled Loan Parties as guarantors of any U.S. Facility Secured Obligations).

Australian Facility Secured Parties: Agent, AUS-NZ Security Trustee, any Australian Fronting Bank, Australian Lenders and Secured Bank Product Providers of Bank Products to Australian Domiciled Loan Parties, and, following the Foreign Cross-Guarantee Date for any Australian Domiciled Loan Party, the other Secured Parties that are the beneficiaries of such Foreign Cross-Guarantee.

Australian Fronting Bank: (a) Bank of America (Australia) or any Affiliate thereof that agrees to issue Australian Letters of Credit, (b) if reasonably acceptable to Asian Loan Party Agent, any other Australian Lender or Affiliate thereof that agrees to issue Australian Letters of Credit, or (c) if requested by Asian Loan Party Agent and subject to Section 2.10, a Non-Lender Fronting Bank that agrees to issue Australian Letters of Credit.

Australian Fronting Bank Indemnitees: any Australian Fronting Bank and its officers, directors, employees, Affiliates and agents.

Australian LC Application: an application by any Australian Borrower on behalf of itself or any other Australian Borrower to an Australian Fronting Bank for issuance of an Australian Letter of Credit, in form and substance reasonably satisfactory to such Australian Fronting Bank.

Australian LC Conditions: the following conditions necessary for issuance of an Australian Letter of Credit: (a) each of the conditions set forth in Section 6 being satisfied or waived; (b) after giving effect to such issuance, the total Ex-NA LC Obligations do not exceed the Ex-NA Letter of Credit Sublimit, no Australian Overadvance exists or would result therefrom and, in the case of any Australian Borrower, Section 2.11 is satisfied; (c) the expiration date of such Australian Letter of Credit is (i) no more than 365 days from issuance (provided that each Australian Letter of Credit may, upon the request of the Applicable Australian Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of twelve (12) months or less (but no later than 20 Business Days prior to the Facility Termination Date)), and (ii) unless the applicable Australian Fronting Bank and the Agent otherwise consent (subject to the satisfaction of the Cash Collateral requirements set forth in Section 2.2.3) at least 20 Business Days prior to the Facility Termination Date; (d) the Australian Letter of Credit and payments thereunder are denominated in Australian Dollars, Dollars, Euros or Sterling; (e) the form of the proposed Australian Letter of Credit is reasonably satisfactory to the Agent and the applicable Australian Fronting Bank; and (f) the proposed use of the Australian Letter of Credit is for a lawful purpose.

Australian LC Documents: all documents, instruments and agreements (including Australian LC Requests and Australian LC Applications) delivered by any Australian Borrower or by any other Person to an Australian Fronting Bank or the Agent in connection with issuance, amendment or renewal of, or payment under, any Australian Letter of Credit.

Australian LC Obligations: with respect to the Applicable Australian Borrower, the Dollar Equivalent of the sum (without duplication) of (a) all amounts owing by such Applicable Australian Borrower for any drawings under Australian Letters of Credit; (b) the stated amount of all outstanding Australian Letters of Credit issued for the account of such Applicable Australian Borrower; and (c) all fees and other amounts owing with respect to such Australian Letters of Credit.

Australian LC Request: a request for issuance of an Australian Letter of Credit, to be provided by an Australian Borrower to an Australian Fronting Bank, in form reasonably satisfactory to Agent and such Australian Fronting Bank.

Australian LC Reserve: with respect to the Applicable Australian Borrower, the aggregate of all Australian LC Obligations of such Applicable Australian Borrower, other than (a) those that have been Cash Collateralized and (b) if no Event of Default exists, those constituting charges owing to any Australian Fronting Bank.

Australian Lenders: Bank of America (Australia) and each other Lender that has issued an Australian Revolver Commitment (provided that such Person or an Affiliate of such Person also has a U.S. Revolver Commitment).

Australian Letter of Credit: any standby or documentary letter of credit issued by an Australian Fronting Bank for the account of an Australian Borrower, or any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support issued by Agent or an Australian Fronting Bank for the benefit of an Australian Borrower.

Australian Overadvance: as defined in Section 2.1.5(a).

Australian Overadvance Loan: a Loan made to an Australian Borrower when an Australian Overadvance exists or is caused by the funding thereof.

Australian Overadvance Loan Balance: on any date, the Dollar Equivalent of the amount by which the aggregate Australian Revolver Loans of the Applicable Australian Borrower or all Australian Borrowers, as the case may be, exceed the amount of the Australian Borrowing Base of such Applicable Australian Borrower or the Total Australian Borrowing Base, as applicable, on such date.

Australian Pension Plan: the Australian Superannuation Guarantee Scheme (established under the Superannuation Guarantee (Administration) Act 1992 (Cth)), a defined benefit scheme (whether established by deed or under statute of Australia or any state or territory of Australia) and any other superannuation or pension plan maintained or contributed to by, or to which there is or may be an obligation to contribute by, any Loan Party in respect of its Australian employees or former employees.

Australian Priority Payables Reserve: on any date of determination, a reserve in such amount as Agent may determine in its Permitted Discretion which reflects amounts secured by any rights (whether imposed under a statute of Australia or any state or territory of Australia), Liens, choate or inchoate, which rank or are capable of ranking in priority to the Agent’s and/or the Secured Parties’ Liens and/or for amounts which may represent costs relating to the enforcement of the Agent’s or AUS-NZ Security Trustee’s Liens including, without limitation, to the extent applicable by operation of law, any such amounts due and not paid for wages, long service leave or vacation pay (including amounts protected by the Fair Work Act 2009 (Cth)), any preferential claims as set out in the Corporations Act 2001 (Commonwealth of Australia), amounts due and not paid under any legislation relating to workers’ compensation or to employment insurance, all amounts deducted or withheld and not paid and remitted when due under the Taxation Administration Act 1953 (Cth) (but excluding Pay as You Go income withholding tax) and amounts currently or past due and not contributed, remitted or paid in respect of any Australian Pension Plan.

Australian Protective Advances: as defined in Section 2.1.6(a).

Australian Reimbursement Date: as defined in Section 2.2.2(a).

Australian Rent Reserve: the aggregate of (a) all past due rent and other past due charges owing by any Australian Borrower to any landlord or other Person who possesses any Australian Facility Collateral or could assert a Lien on such Australian Facility Collateral; plus (b) a reserve in an amount not to exceed rent and other charges that could be payable to any such Person for the time period used to determine the Net Orderly Liquidation Value of Australian Facility Collateral.

Australian Revolver Commitment: for any Australian Lender, its obligation to make Australian Revolver Loans and to issue Australian Letters of Credit, in the case of any Australian Fronting Bank, or participate in Australian LC Obligations, in the case of the other Australian Lenders, to the Australian Borrowers up to the maximum principal amount shown on Schedule 2.1.1(a), or as hereafter determined pursuant to each Assignment and Acceptance to which it is a party, as such Australian Revolver Commitment may be adjusted from time to time in accordance with the provisions of Sections 2.1.4, 2.1.7 or 11.1. “Australian Revolver Commitments” means the aggregate amount of such commitments of all Australian Lenders.

Australian Revolver Commitment Increase: as defined in Section 2.1.7(a).

Australian Revolver Commitment Termination Date: the earliest of (a) the U.S. Revolver Commitment Termination Date (without regard to the reason therefor), (b) the date on which the Asian Loan Party Agent terminates or reduces to zero all of the Australian Revolver Commitments pursuant to Section 2.1.4, and (c) the date on which the Australian Revolver Commitments are terminated pursuant to Section 11.1. From and after the Australian Revolver Commitment Termination Date, the Australian Borrowers shall no longer be entitled to request a Australian Revolver Commitment Increase pursuant to Section 2.1.7 hereof.

Australian Revolver Exposure: on any date, the Dollar Equivalent of an amount equal to the sum of (a) the Australian Revolver Loans outstanding on such date and (b) the Australian LC Obligations on such date.

Australian Revolver Loan: a Revolver Loan made by Australian Lenders to an Australian Borrower pursuant to Section 2.1.1(a), which Revolver Loan shall, if denominated in Australian Dollars, be either an Australian Bank Bill Rate Loan or an Australian Base Rate Loan and, if denominated in Dollars, Euros or Sterling, shall be either an Australian Base Rate Loan or a LIBOR Loan, in each case as selected by Applicable Australian Borrower, and including any Australian Swingline Loan, Australian Overadvance Loan or Australian Protective Advance.

Australian Revolver Notes: the promissory notes, if any, executed by Australian Borrowers in favor of each Australian Lender to evidence the Australian Revolver Loans funded from time to time by such Australian Lender, which shall be in the form of Exhibit C-1 to this Agreement, together with any replacement or successor notes therefor.

Australian Security Agreements: the Australian Security Trust Deed and each specific security agreement among any Australian Domiciled Loan Party and Agent or the AUS-NZ Security Trustee.

Australian Security Trust: the trust established under the Australian Security Trust Deed.

Australian Security Trust Deed: the security trust deed dated prior to this Agreement among the Australian Domiciled Loan Parties (as at the date of this Agreement), Agent and the AUS-NZ Security Trustee.

Australian Subsidiary: Each Wholly-Owned Subsidiary of MRC incorporated or organized under the laws of Australia or any state or territory of Australia.

Australian Swingline Commitment: $26,000,000.

Australian Swingline Commitment Termination Date: with respect to any Australian Swingline Loan, the date that is five Business Days prior to the Australian Revolver Commitment Termination Date.

Australian Swingline Lender: Bank of America (Australia) or an Affiliate of Bank of America (Australia).

Australian Swingline Loan: a Swingline Loan made by the Australian Swingline Lender to an Australian Borrower pursuant to Section 2.1.8(a), which Swingline Loan shall be an Australian Base Rate Loan.

Australian Trust Fund: (a) the sum of $10 held by the AUS-NZ Security Trustee under the Australian Security Trust Deed; (b) any other property that the AUS-NZ Security Trustee acquires or is held by the AUS-NZ Security Trustee, as trustee of the Security Trust, including (i) all its interest in and under any Australian Facility Collateral and Loan Documents that it executes after the Australian Security Trust Deed in its capacity as trustee of the Australian Security Trust; (ii) the benefit of any representation, warranty, undertaking or covenant under the Australian Security Agreements; (iii) any other property that represents the proceeds of sale or enforcement of any property forming part of the Australian Trust Fund; (iv) any property representing the proceeds of any insurance claims payable to the AUS-NZ Security Trustee in that capacity; (v) any property into which any other property forming part of the Australian Trust Fund is converted or invested and the property representing the proceeds of that property; and (vi) the proceeds of enforcement or other recovery of money under the Australian Facility Collateral and the Loan Documents.

Availability: Australian Availability, Belgian Availability, Canadian Availability, Dutch Availability, New Zealand Availability, Singapore Availability, UK Availability and/or U.S. Availability, as the context may require.

Bank of America: Bank of America, N.A., a national banking association, and its successors and assigns.

Bank of America (Australia): Bank of America, National Association, ARBN 064 874 531 (acting through its Australia Branch).

Bank of America (Canada): Bank of America, N.A. (acting through its Canada branch).

Bank of America (Hong Kong): Bank of America, N.A. (acting through its Hong Kong branch).

Bank of America (London): Bank of America, N.A. (acting through its London branch).

Bank of America (Singapore): Bank of America, N.A. (acting through its Singapore branch).

Bank of America Indemnitees: Bank of America, Bank of America (Canada), Bank of America (London), Bank of America (Singapore), Bank of America (Australia) and their respective officers, directors, employees, Affiliates and agents.

Bank Product: any of the following products, services or facilities extended to any Borrower or any other Loan Party by a Lender or any of its Affiliates: (a) Cash Management Services; (b) products under Hedge Agreements (other than Hedge Agreements that constitute Notes Priority Lien Debt for purposes of the Intercreditor Agreement); (c) commercial credit card, purchase card and merchant card services; and (d) other banking products or services as may be requested by any Borrower or any other Loan Party, other than loans and letters of credit.

Bank Product Debt: Indebtedness and other obligations of a Loan Party relating to Bank Products.

Bank Product Document: any agreement, instrument or other document entered into in connection with any Bank Product Debt.

Base Rate: Canadian Base Rate, Eurasian Base Rate and/or U.S. Base Rate, as the context requires.

Base Rate Loan: an Australian Base Rate Loan, Belgian Base Rate Loan, Canadian Base Rate Loan, Dutch Base Rate Loan, New Zealand Base Rate Loan, Singapore Base Rate Loan, UK Base Rate Loan and/or U.S. Base Rate Loan, as the context requires.

Belgian Allocated U.S. Availability: U.S. Availability designated by the North American Loan Party Agent for application to clause (c) of a Belgian Borrowing Base.

Belgian Availability: as of any date of determination, (a) the lesser of (i) the Belgian Revolver Commitments minus all Belgian LC Obligations as of such date of determination and (ii) the Total Belgian Borrowing Base as of such date of determination, minus (b) the Dollar Equivalent of the principal balance of all Belgian Revolver Loans.

Belgian Availability Reserves: the sum (without duplication) of (a) the aggregate amount of the Belgian Rent Reserve, if any, established pursuant to clause (h) of the definition of Belgian Eligible Inventory; (b) the Belgian LC Reserve; (c) the Belgian Bank Product Reserve; (d) the Belgian Priority Payables Reserve; and (e) such additional reserves, in such amounts and with respect to such matters, as the Agent may establish in its Permitted Discretion.

Belgian Bank Product Reserve: the aggregate amount of reserves, as established by the Agent from time to time in its Permitted Discretion and in consultation with the European Loan Party Agent, to reflect the reasonably anticipated liabilities in respect of the then outstanding Secured Bank Product Obligations of the Belgian Domiciled Loan Parties.

Belgian Base Rate Loan: a Belgian Revolver Loan, or portion thereof, funded in Dollars or Euros and bearing interest calculated by reference to the Eurasian Base Rate.

Belgian Borrowers: (a) the Initial Belgian Borrower and (b) each other Belgian Subsidiary that, after the date hereof, has executed a supplement or joinder to this Agreement in accordance with Section 10.1.13 and has satisfied the other requirements set forth in Section 10.1.13 in order to become a Belgian Borrower.

Belgian Borrowing Base: at any time, with respect to the Applicable Belgian Borrower, an amount equal to the sum (expressed in Dollars, based on the Dollar Equivalent thereof) of, without duplication:

(a) the book value of Belgian Eligible Accounts of the Applicable Belgian Borrower multiplied by the advance rate of 85%, plus

(b) the lesser of (i) 70% of the net book value of Belgian Eligible Inventory of the Applicable Belgian Borrower and (ii) 85% of the Net Orderly Liquidation Value of Belgian Eligible Inventory of the Applicable Belgian Borrower (which shall be (A) net of the current monthly shrinkage reserve calculated in accordance with GAAP and (B) valued at Cost); provided, that the net book value of Belgian Eligible Inventory and Net Orderly Liquidation Value of Belgian Eligible Inventory shall be multiplied by 50% to the extent that such Belgian Eligible Inventory is, in either case, subject to a business pledge and not a possessory pledge, plus

(c) Belgian Allocated U.S. Availability for such Applicable Belgian Borrower minus

(d) subject to Section 7.5, effective (i) immediately upon or (ii) five (5) Business Days after, in the case of Belgian Availability Reserves allocable to the Applicable Belgian Borrower which would cause the aggregate amount of the Belgian Revolver Loans allocable to the Applicable Belgian Borrower at such time to exceed the lesser of the Applicable Belgian Borrower’s Applicable Belgian Borrower Commitment and the Applicable Belgian Borrower’s Belgian Borrowing Base then in effect, in each case, notification thereof to the European Loan Party Agent by the Agent, any and all such Belgian Availability Reserves.

The Belgian Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Agent with such adjustments as the Agent deems appropriate in its Permitted Discretion to assure that the Belgian Borrowing Base is calculated in accordance with the terms of this Agreement.

Belgian Cash Collateral Account: a demand deposit, money market or other account established by Agent at Bank of America (London) or such other financial institution as Agent may select in its discretion with the consent of European Loan Party Agent (not to be unreasonably withheld or delayed), which account shall be for the benefit of the Belgian Facility Secured Parties and shall be subject to Agent’s or European Security Trustee’s Liens securing the Belgian Facility Secured Obligations; provided that the foregoing consent of European Loan Party Agent to the selection by Agent in its discretion of a financial institution other than Bank of America (London) shall not be required if an Event of Default has occurred and is continuing.

Belgian Domiciled Loan Party: any Belgian Borrower and each Belgian Subsidiary now or hereafter party hereto as a Loan Party, and “Belgian Domiciled Loan Parties” means all such Persons, collectively.

Belgian Dominion Account: each special account established by the Belgian Domiciled Loan Parties at Bank of America (London) (or, subject to Section 8.1.4, HSBC), over which Agent or European Security Trustee has springing control for withdrawal purposes.

Belgian Eligible Accounts: at any time, the Accounts of the Applicable Belgian Borrower at such date except any Account:

(a) which is not subject to a valid Lien in favor of the Agent or European Security Trustee (including under the relevant laws of the Account Debtor’s jurisdiction of organization);

(b) which is subject to any Lien (including Liens permitted by Section 10.2.2) other than (i) a Lien in favor of the Agent or European Security Trustee and (ii) a Permitted Lien which does not have priority over the Lien in favor of the Agent; provided that, with respect to any tax Lien having such priority, eligibility of Accounts shall be reduced by the amount of such tax Lien having such priority;

(c) owing by any Account Debtor with respect to which more than 120 days have elapsed since the date of the original invoice therefor or which is more than 60 days past the due date for payment;

(d) which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible pursuant to clause (c) above;

(e) which is owing by any Account Debtor to the extent the aggregate amount of otherwise Belgian Eligible Accounts owing from such Account Debtor and its Affiliates to Belgian Borrowers exceeds 20% of the aggregate Belgian Eligible Accounts (or such higher percentage as the Agent may establish for the Account Debtor from time to time), in each case, only to the extent of such excess;

(f) with respect to which any covenant, representation, or warranty relating to such Account contained in this Agreement or a Security Document has been breached or is not true in any material respect;

(g) which (i) does not arise from the sale of goods or performance of services in the Ordinary Course of Business, (ii) is not evidenced by an invoice, or other documentation satisfactory to the Agent, which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon the Applicable Belgian Borrower’s completion of any further performance, or (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment which is billed prior to actual sale to the end user, cash-on-delivery or any other repurchase or return basis, except with respect to up to $15,000,000 of such Accounts in the aggregate for all Borrowing Bases on a combined basis;

(h) for which the goods giving rise to such Account (other than Accounts described in the foregoing paragraph (g)(v)) have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by the Applicable Belgian Borrower;

(i) with respect to which any check or other instrument of payment has been returned uncollected for any reason;

(j) which is owed by an Account Debtor in respect of which an Insolvency Proceeding has been commenced or which is otherwise a debtor or a debtor in possession under any bankruptcy law or any other federal, state or foreign (including any province or territory) receivership, insolvency relief or other law or laws for the relief of debtors, including the Belgian bankruptcy law of 8 August 1997 and the law on the continuity of enterprises of 31 January 2009, unless the payment of Accounts from such Account Debtor is secured by assets of, or guaranteed by, in either case, in a manner reasonably satisfactory to the Agent, a Person that is reasonably acceptable to the Agent or, if the Account from such Account Debtor arises subsequent to a decree or order for relief with respect to such Account Debtor under the Belgian bankruptcy law of 8 August 1997 or the law on the continuity of enterprises of 31 January 2009, as now or hereafter in effect, the Agent shall have reasonably determined that the timely payment and collection of such Account will not be impaired;

(k) which is owed by an Account Debtor which has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs or is not Solvent;

(l) which is owed by an Account Debtor which is not organized under the applicable law of an Eligible Account Debtor Jurisdiction unless such Account is backed by a letter of credit or other credit support reasonably acceptable to the Agent and which is in the possession of the Agent;

(m) which is owed in any currency other than an Eligible Account Currency;

(n) which is owed by any Governmental Authority, unless (i) such Account is backed by a letter of credit reasonably acceptable to the Agent and which is in the possession of the Agent or (ii) Agent otherwise approves;

(o) which is owed by any Affiliate, employee, director, or officer of any Loan Party; provided that portfolio companies of the Sponsor that do business with the Applicable Belgian Borrower in the Ordinary Course of Business will not be treated as Affiliates for purposes of this clause (o);

(p) which is owed by an Account Debtor or any Affiliate of such Account Debtor which is the holder of Indebtedness issued or incurred by any Loan Party; provided, that any such Account shall only be ineligible as to that portion of such Account which is less than or equal to the amount owed by the Loan Party to such Person;

(q) which is subject to any counterclaim, deduction, defense, setoff, right of compensation or dispute, but only to the extent of the amount of such counterclaim, deduction, defense, setoff, right of compensation or dispute, unless (i) the Agent, in its Permitted Discretion, has established Belgian Availability Reserves and determines to include such Account as a Belgian Eligible Account or (ii) such Account Debtor has entered into an agreement reasonably acceptable to the Agent to waive such rights;

(r) which is evidenced by any promissory note, Chattel Paper or Instrument (in each case, other than any such items that are delivered to the Agent or the European Security Trustee);

(s) which is owed by an Account Debtor located in any jurisdiction that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless the Applicable Belgian Borrower has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent the Applicable Belgian Borrower may qualify subsequently as a foreign entity authorized to transact business in such jurisdiction and gain access to such courts, without incurring any cost or penalty reasonably viewed by the Agent to be material in amount, and such later qualification cures any access to such courts to enforce payment of such Account;

(t) with respect to which the Applicable Belgian Borrower has made any agreement with the Account Debtor for any reduction thereof, but only to the extent of such reduction, other than discounts and adjustments given in the Ordinary Course of Business; or

(u) which the Agent determines is ineligible in its Permitted Discretion.

Subject to Sections 14.1 and 7.5 and the definition of Belgian Borrowing Base, the Agent may modify the foregoing criteria in its Permitted Discretion.

Belgian Eligible Inventory: at any date of determination thereof, the aggregate amount of all Inventory owned by the Applicable Belgian Borrower at such date except any Inventory:

(a) which is not subject to a valid Lien in favor of the Agent or European Security Trustee (without giving effect to the 50% priority claim for unsecured creditors against the proceeds of recovery on Inventory pursuant to Applicable Law);

(b) which is subject to any Lien (including Liens permitted by Section 10.2.2) other than (i) a Lien in favor of the Agent or European Security Trustee and (ii) a Permitted Lien which does not have priority over the Lien in favor of the Agent or European Security Trustee (other than any bailee, warehouseman, landlord or similar non-consensual Liens having priority by operation of law to the extent either subclause (i) or (ii) of clauses (h) or (i) below of Belgian Eligible Inventory is satisfied with respect to the relevant Inventory); provided that, with respect to any tax Lien having such priority, eligibility of Inventory shall be reduced by the amount of such tax Lien having such priority;

(c) which is, in the Agent’s Permitted Discretion, slow moving, obsolete, unmerchantable, defective, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the Ordinary Course of Business or unacceptable due to age, type, category and/or quantity;

(d) with respect to which any covenant, representation or warranty contained in this Agreement or any Security Document has been breached or is not true in any material respect;

(e) which does not conform in all material respects to all standards imposed by any applicable Governmental Authority (except that any standard that is qualified as to “materiality” shall have been conformed to in all respects);

(f) which constitutes packaging and shipping material, manufacturing supplies, display items, bill-and-hold goods (other than bill-and-hold goods, the sale of which has been excluded from Belgian Eligible Accounts pursuant to clause (g)(v) of the definition thereof), returned or repossessed goods (other than goods that are undamaged and able to be resold in the Ordinary Course of Business), defective goods, goods held on consignment, goods to be returned to the Applicable Belgian Borrower’s suppliers or goods which are not of a type held for sale in the Ordinary Course of Business;

(g) which is not located in Belgium or is not at a location listed on Schedule 8.4.1 (as updated from time to time in accordance with the provisions hereof) other than goods in transit between locations of the Belgian Domiciled Loan Parties;

(h) which is located, at any time after the Temporary Eligibility Period, in any location leased by the Applicable Belgian Borrower unless (i) the lessor has delivered to the Agent a Collateral Access Agreement or (ii) a Belgian Rent Reserve has been established by the Agent;

(i) which is located, at any time after the Temporary Eligibility Period, in any third party warehouse or is in the possession of a bailee, processor or other Person and is not evidenced by a Document, unless (i) such warehouseman, bailee, processor or other Person has delivered to the Agent a Collateral Access Agreement and/or such other documentation as the Agent may reasonably require or (ii) appropriate Belgian Availability Reserves have been established by the Agent in its Permitted Discretion;

(j) which is the subject of a consignment by the Applicable Belgian Borrower as consignor;

(k) which is perishable as determined in accordance with GAAP; or

(l) which contains or bears any intellectual property rights licensed to the Applicable Belgian Borrower unless the Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor in any material respect or (ii) incurring any material liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement.

Subject to Sections 14.1 and 7.5 and the definition of Belgian Borrowing Base, the Agent may modify the foregoing criteria in its Permitted Discretion.

Belgian Facility Collateral: Collateral that now or hereafter secures (or is intended to secure) any of the Belgian Facility Secured Obligations, including Property of the U.S. Domiciled Loan Parties pledged to secure the Belgian Facility Secured Obligations under their guarantee of the Secured Obligations.

Belgian Facility Guarantor: each U.S. Borrower, each U.S. Facility Guarantor and each other Person (if any) who guarantees payment and performance of any Belgian Facility Secured Obligations.

Belgian Facility Loan Party: a Belgian Borrower or a Belgian Facility Guarantor.

Belgian Facility Obligations: all Obligations of the Belgian Facility Loan Parties, including, following the Foreign Cross-Guarantee Date for any Belgian Facility Loan Party, the other Foreign Facility Obligations that are the subject of such Foreign Cross-Guarantee (but excluding, for the avoidance of doubt, the Obligations of the U.S. Domiciled Loan Parties as guarantors of any U.S. Facility Obligations).

Belgian Facility Secured Obligations: all Secured Obligations of the Belgian Facility Loan Parties, including, following the Foreign Cross-Guarantee Date for any Belgian Facility Loan Party, the other Foreign Facility Secured Obligations that are the subject of such Foreign Cross-Guarantee (but excluding, for the avoidance of doubt, the Obligations of the U.S. Domiciled Loan Parties as guarantors of any U.S. Facility Secured Obligations).

Belgian Facility Secured Parties: Agent, European Security Trustee, any Belgian Fronting Bank, Belgian Lenders and Secured Bank Product Providers of Bank Products to Belgian Domiciled Loan Parties, and, following the Foreign Cross-Guarantee Date for any Belgian Domiciled Loan Party, the other Secured Parties that are the beneficiaries of such Foreign Cross-Guarantee.

Belgian Fronting Bank: (a) Bank of America (London) or any Affiliate thereof that agrees to issue Belgian Letters of Credit, (b) if reasonably acceptable to European Loan Party Agent, any other Belgian Lender or Affiliate thereof that agrees to issue Belgian Letters of Credit, or (c) if requested by European Loan Party Agent and subject to Section 2.10, a Non-Lender Fronting Bank that agrees to issue Belgian Letters of Credit.

Belgian Fronting Bank Indemnitees: any Belgian Fronting Bank and its officers, directors, employees, Affiliates and agents.

Belgian LC Application: an application by any Belgian Borrower on behalf of itself or any other Belgian Borrower to a Belgian Fronting Bank for issuance of a Belgian Letter of Credit, in form and substance reasonably satisfactory to such Belgian Fronting Bank.

Belgian LC Conditions: the following conditions necessary for issuance of a Belgian Letter of Credit: (a) each of the conditions set forth in Section 6 being satisfied or waived; (b) after giving effect to such issuance, the total Ex-NA LC Obligations do not exceed the Ex-NA Letter of Credit Sublimit, no Belgian Overadvance exists or would result therefrom and, in the case of any Belgian Borrower, Section 2.11 is satisfied; (c) the expiration date of such Belgian Letter of Credit is (i) no more than 365 days from issuance (provided that each Belgian Letter of Credit may, upon the request of the Applicable Belgian Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of twelve (12) months or less (but no later than 20 Business Days prior to the Facility Termination Date)), and (ii) unless the applicable Belgian Fronting Bank and the Agent otherwise consent (subject to the satisfaction of the Cash Collateral requirements set forth in Section 2.3.3), at least 20 Business Days prior to the Facility Termination Date; (d) the Belgian Letter of Credit and payments thereunder are denominated in Euros or Dollars; (e) the form of the proposed Belgian Letter of Credit is reasonably satisfactory to the Agent and the applicable Belgian Fronting Bank; and (f) the proposed use of the Belgian Letter of Credit is for a lawful purpose.

Belgian LC Documents: all documents, instruments and agreements (including Belgian LC Requests and Belgian LC Applications) delivered by any Belgian Borrower or by any other Person to a Belgian Fronting Bank or the Agent in connection with issuance, amendment or renewal of, or payment under, any Belgian Letter of Credit.

Belgian LC Obligations: with respect to the Applicable Belgian Borrower, the Dollar Equivalent of the sum (without duplication) of (a) all amounts owing by such Applicable Belgian Borrower for any drawings under Belgian Letters of Credit; (b) the stated amount of all outstanding Belgian Letters of Credit issued for the account of such Applicable Belgian Borrower; and (c) all fees and other amounts owing with respect to such Belgian Letters of Credit.

Belgian LC Request: a request for issuance of a Belgian Letter of Credit, to be provided by a Belgian Borrower to a Belgian Fronting Bank, in form reasonably satisfactory to Agent and such Belgian Fronting Bank.

Belgian LC Reserve: with respect to the Applicable Belgian Borrower, the aggregate of all Belgian LC Obligations of such Applicable Belgian Borrower, other than (a) those that have been Cash Collateralized and (b) if no Event of Default exists, those constituting charges owing to any Belgian Fronting Bank.

Belgian Lenders: Bank of America (London) and each other Lender that has issued a Belgian Revolver Commitment (provided that such Person or an Affiliate of such Person also has a U.S. Revolver Commitment).

Belgian Letter of Credit: any standby or documentary letter of credit issued by a Belgian Fronting Bank for the account of a Belgian Borrower, or any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support issued by Agent or a Belgian Fronting Bank for the benefit of a Belgian Borrower.

Belgian Overadvance: as defined in Section 2.1.5(b).

Belgian Overadvance Loan: a Loan made to a Belgian Borrower when a Belgian Overadvance exists or is caused by the funding thereof.

Belgian Overadvance Loan Balance: on any date, the Dollar Equivalent of the amount by which the aggregate Belgian Revolver Loans of the Applicable Belgian Borrower or all Belgian Borrowers, as the case may be, exceed the amount of the Belgian Borrowing Base of such Applicable Belgian Borrower or the Total Belgian Borrowing Base, as applicable, on such date.

Belgian Priority Payables Reserve: on any date of determination, a reserve in such amount as Agent may determine in its Permitted Discretion which reflects amounts secured by any Liens, choate or inchoate, which rank or are capable of ranking in priority to the Agent’s and/or the Secured Parties’ Liens and/or for amounts which may represent costs relating to the enforcement of the Agent’s or European Security Trustee’s Liens.

Belgian Protective Advances: as defined in Section 2.1.6(b).

Belgian Reimbursement Date: as defined in Section 2.3.2(a).

Belgian Rent Reserve: the aggregate of (a) all past due rent and other past due charges owing by any Belgian Borrower to any landlord or other Person who possesses any Belgian Facility Collateral or could assert a Lien on such Belgian Facility Collateral; plus (b) a reserve in an amount not to exceed rent and other charges that could be payable to any such Person for the time period used to determine the Net Orderly Liquidation Value of Belgian Facility Collateral.

Belgian Revolver Commitment: for any Belgian Lender, its obligation to make Belgian Revolver Loans and to issue Belgian Letters of Credit, in the case of any Belgian Fronting Bank, or participate in Belgian LC Obligations, in the case of the other Belgian Lenders, to the Belgian Borrowers up to the maximum principal amount shown on Schedule 2.1.1(b), or as hereafter determined pursuant to each Assignment and Acceptance to which it is a party, as such Belgian Revolver Commitment may be adjusted from time to time in accordance with the provisions of Sections 2.1.4, 2.1.7 or 11.1. “Belgian Revolver Commitments” means the aggregate amount of such commitments of all Belgian Lenders.

Belgian Revolver Commitment Increase: as defined in Section 2.1.7(b).

Belgian Revolver Commitment Termination Date: the earliest of (a) the U.S. Revolver Commitment Termination Date (without regard to the reason therefor), (b) the date on which the European Loan Party Agent terminates or reduces to zero all of the Belgian Revolver Commitments pursuant to Section 2.1.4, and (c) the date on which the Belgian Revolver Commitments are terminated pursuant to Section 11.1. From and after the Belgian Revolver Commitment Termination Date, the Belgian Borrowers shall no longer be entitled to request a Belgian Revolver Commitment Increase pursuant to Section 2.1.7 hereof.

Belgian Revolver Exposure: on any date, the Dollar Equivalent of an amount equal to the sum of (a) the Belgian Revolver Loans outstanding on such date and (b) the Belgian LC Obligations on such date.

Belgian Revolver Loan: a Revolver Loan made by Belgian Lenders to a Belgian Borrower pursuant to Section 2.1.1(b), which Revolver Loan shall be denominated in Euros or Dollars and either a LIBOR Loan or a Belgian Base Rate Loan, in each case as selected by Applicable Belgian Borrower, and including any Belgian Swingline Loan, Belgian Overadvance Loan or Belgian Protective Advance.

Belgian Revolver Notes: the promissory notes, if any, executed by Belgian Borrowers in favor of each Belgian Lender to evidence the Belgian Revolver Loans funded from time to time by such Belgian Lender, which shall be in the form of Exhibit C-2 to this Agreement, together with any replacement or successor notes therefor.

Belgian Security Agreements: each pledge agreement (including, without limitation, a business pledge, a business pledge mandate, a bank accounts pledge, a receivables pledge (whether disclosed or undisclosed) and an inventory pledge, as the case may be) or security agreement among any Belgian Domiciled Loan Party and Agent or European Security Trustee.

Belgian Subsidiary: Each Wholly-Owned Subsidiary of MRC incorporated and organized under the laws of Belgium.

Belgian Swingline Commitment: $3,500,000.

Belgian Swingline Commitment Termination Date: with respect to any Belgian Swingline Loan, the date that is five Business Days prior to the Belgian Revolver Commitment Termination Date.

Belgian Swingline Lender: Bank of America (London) or an Affiliate of Bank of America (London).

Belgian Swingline Loan: a Swingline Loan made by the Belgian Swingline Lender to a Belgian Borrower pursuant to Section 2.1.8(b), which Swingline Loan shall be a Belgian Base Rate Loan.

Board of Governors: the Board of Governors of the Federal Reserve System.

Borrower and Borrowers: as defined in the preamble to this Agreement.

Borrower Group: a group consisting of (a) the Australian Borrowers, (b) the Belgian Borrowers, (c) the Canadian Borrowers, (d) the Dutch Borrowers, (e) the New Zealand Borrowers, (f) the Singapore Borrowers, (g) the UK Borrowers, or (h) the U.S. Borrowers, as the context requires.

Borrower Group Commitment: with respect to the commitment of (a) an Australian Lender, its Australian Revolver Commitment, (b) a Belgian Lender, its Belgian Revolver Commitment, (c) a Canadian Lender, its Canadian Revolver Commitment, (d) a Dutch Lender, its Dutch Revolver Commitment, (e) a New Zealand Lender, its New Zealand Revolver Commitment, (f) a Singapore Lender, its Singapore Revolver Commitment, (g) a UK Lender, its UK Revolver Commitment, and (h) a U.S. Lender, its U.S. Revolver Commitment. The term “Borrower Group Commitments” means (i) the Borrower Group Commitment of all Australian Lenders, (ii) the Borrower Group Commitment of all Belgian Lenders, (iii) the Borrower Group Commitment of all Canadian Lenders, (iv) the Borrower Group Commitment of all Dutch Lenders, (v) the Borrower Group Commitment of all New Zealand Lenders, (vi) the Borrower Group Commitment of all Singapore Lenders, (vii) the Borrower Group Commitment of all UK Lenders, or (viii) the Borrower Group Commitment of all U.S. Lenders, as the context requires. To the extent any Lender has more than one Borrower Group Commitment, each such Commitment shall be considered as a separate Commitment for purposes of this definition.

Borrowing: a group of Loans of one Type that are made on the same day or are converted into Loans of one Type on the same day.

Borrowing Base: (a) the Total Australian Borrowing Base, (b) an Australian Borrowing Base, (c) the Total Belgian Borrowing Base, (d) a Belgian Borrowing Base, (e) the Total Canadian Borrowing Base, (f) a Canadian Borrowing Base, (g) the Total Dutch Borrowing Base, (h) a Dutch Borrowing Base, (i) the Total New Zealand Borrowing Base, (j) a New Zealand Borrowing Base, (k) the Total Singapore Borrowing Base, (l) a Singapore Borrowing Base, (m) the Total UK Borrowing Base, (n) a UK Borrowing Base, and/or (o) the U.S. Borrowing Base, as the context requires.

Borrowing Base Certificate: a certificate, executed by a Senior Officer of the Asian Loan Party Agent, the European Loan Party Agent or the North American Loan Party Agent, as applicable, in the form of (a) Exhibit B-1 with respect to any Australian Borrowing Base, (b) Exhibit B-2 with respect to any Belgian Borrowing Base, (c) Exhibit B-3 with respect to any Canadian Borrowing Base, (d) Exhibit B-4 with respect to any Dutch Borrowing Base, (e) Exhibit B-5 with respect to any UK Borrowing Base, and (f) Exhibit B-6 with respect to the U.S. Borrowing Base, in each case, with such changes as may be agreed to by such Loan Party Agent and Agent, setting forth the Borrowers’ calculation of their respective Borrowing Base. The form of Borrowing Base Certificate for the New Zealand Borrowing Base and the Singapore Borrowing Base will be specified in the joinder documentation for the New Zealand Borrowers and the Singapore Borrowers, respectively.

Business Day: any day excluding Saturday, Sunday and any other day that is a legal holiday under the laws of the State of North Carolina or the State of New York or is a day on which banking institutions located in such state are closed; and when used with reference to (a) a LIBOR Loan, the term shall also exclude any day on which banks are not open for the transaction of banking business in London, England, (b) an Australian Revolver Loan, shall also exclude a day on which banks in Sydney, New South Wales, Australia and Hong Kong are not open for the transaction of banking business, (c) a Belgian Revolver Loan, a Dutch Revolver Loan or a UK Revolver Loan, shall also exclude any day (i) on which banks are not open for the transaction of banking business in London, England and in the principal financial center for the applicable country and (ii) in respect of any such Revolver Loan denominated in Euros, any day that is not a TARGET Day, (d) a Canadian Revolver Loan, shall also exclude a day on which banks in Toronto, Ontario, Canada are not open for the transaction of banking business, (e) a New Zealand Revolver Loan, shall also exclude a day on which banks in (i) Auckland and Wellington, New Zealand, (ii) Sydney, New South Wales, Australia and (iii) Hong Kong are not open for the transaction of banking business, and (iv) a Singapore Revolver Loan, shall also exclude a day on which banks in Singapore and Hong Kong are not open for the transaction of banking business.

Canadian Allocated U.S. Availability: U.S. Availability designated by the North American Loan Party Agent for application to clause (c) of a Canadian Borrowing Base.

Canadian Availability: as of any date of determination, (a) the lesser of (i) the Canadian Revolver Commitments minus all Canadian LC Obligations as of such date of determination and (ii) the Total Canadian Borrowing Base as of such date of determination, minus (b) the Dollar Equivalent of the principal balance of all Canadian Revolver Loans.

Canadian Availability Reserves: the sum (without duplication) of (a) the aggregate amount of the Canadian Rent Reserve, if any, established pursuant to clause (h) of the definition of Canadian Eligible Inventory; (b) the Canadian LC Reserve; (c) the Canadian Bank Product Reserve; (d) the Canadian Priority Payables Reserve; and (e) such additional reserves, in such amounts and with respect to such matters, as the Agent may establish in its Permitted Discretion.

Canadian BA Rate: with respect to each Interest Period for a Canadian BA Rate Loan, the rate of interest per annum equal to the average rate applicable to Canadian Dollar Bankers’ Acceptances having an identical or comparable term as the proposed Canadian BA Rate Loan displayed and identified as such on the display referred to as the “CDOR Page” (or any display substituted therefor) of Reuter Monitor Money Rates Service as at approximately 10:00 a.m. Toronto time on such day (or, if such day is not a Business Day, as of 10:00 a.m. Toronto time on the immediately preceding Business Day), plus five (5) basis points, provided that if such rate does not appear on the CDOR Page at such time on such date, the rate for such date will be the annual discount rate (rounded upward to the nearest whole multiple of 1/100 of 1%) as of 10:00 a.m. Eastern time on such day at which a Canadian chartered bank listed on Schedule 1 of the Bank Act (Canada) as selected by Agent is then offering to purchase Canadian Dollar Bankers’ Acceptances accepted by it having such specified term (or a term as closely as possible comparable to such specified term), plus five (5) basis points.

Canadian BA Rate Loan: a Canadian Revolver Loan, or portion thereof, funded in Canadian Dollars and bearing interest calculated by reference to the Canadian BA Rate.

Canadian Bank Product Reserve: the aggregate amount of reserves, as established by the Agent from time to time in its Permitted Discretion and in consultation with the North American Loan Party Agent, to reflect the reasonably anticipated liabilities in respect of the then outstanding Secured Bank Product Obligations of the Canadian Domiciled Loan Parties.

Canadian Base Rate: on any date, the highest of (i) a fluctuating rate of interest per annum equal to the rate of interest in effect for such day as publicly announced from time to time by Bank of America (Canada) as its “Base Rate”, (ii) the sum of 0.50% plus the Federal Funds Rate for such day, and (iii) the sum of 1.00% plus the LIBOR rate for a thirty (30) day Interest Period as determined on such day. The “Base Rate” is a rate set by Bank of America (Canada) based upon various factors including Bank of America (Canada)’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans made in Dollars in Canada, which may be priced at, above, or below such announced rate. Any change in such rate shall take effect at the opening of business on the day of such change. In the event Bank of America (Canada) (including any successor or assignee) does not at any time announce a “Base Rate”, clause (i) of Canadian Base Rate shall mean the “Base Rate” (being the rate for loans made in Dollars in Canada) publicly announced by a Canadian Schedule 1 Chartered Bank selected by Agent.

Canadian Base Rate Loan: a Canadian Revolver Loan, or portion thereof, funded in Dollars and bearing interest calculated by reference to the Canadian Base Rate.

Canadian Borrowers: (a) the Initial Canadian Borrower and (b) each other Canadian Subsidiary that, after the date hereof, has executed a supplement or joinder to this Agreement in accordance with Section 10.1.13 and has satisfied the other requirements set forth in Section 10.1.13 in order to become a Canadian Borrower.

Canadian Borrowing Base: at any time, with respect to the Applicable Canadian Borrower, an amount equal to the sum (expressed in Dollars, based on the Dollar Equivalent thereof) of, without duplication:

(a) the book value of Canadian Eligible Accounts of the Applicable Canadian Borrower multiplied by the advance rate of 85%, plus

(b) the lesser of (i) 70% of the net book value of Canadian Eligible Inventory of the Applicable Canadian Borrower (adding back the LIFO reserve calculated in accordance with GAAP) and (ii) 85% of the Net Orderly Liquidation Value of Canadian Eligible Inventory of the Applicable Canadian Borrower (which shall be (A) net of the current monthly shrinkage reserve calculated in accordance with GAAP and (B) valued at Cost), plus

(c) Canadian Allocated U.S. Availability for such Applicable Canadian Borrower, minus

(d) subject to Section 7.5, effective (i) immediately upon or (ii) five (5) Business Days after, in the case of Canadian Availability Reserves allocable to the Applicable Canadian Borrower which would cause the aggregate amount of the Canadian Revolver Loans allocable to the Applicable Canadian Borrower at such time to exceed the lesser of the Applicable Canadian Borrower’s Applicable Canadian Borrower Commitment and the Applicable Canadian Borrower’s Canadian Borrowing Base then in effect, in each case, notification thereof to the North American Loan Party Agent by the Agent, any and all such Canadian Availability Reserves.

The Canadian Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Agent with such adjustments as the Agent deems appropriate in its Permitted Discretion to assure that the Canadian Borrowing Base is calculated in accordance with the terms of this Agreement.

Canadian Cash Collateral Account: a demand deposit, money market or other account established by Agent at Bank of America (Canada) or such other financial institution as Agent may select in its discretion with the consent of North American Loan Party Agent (not to be unreasonably withheld or delayed), which account shall be for the benefit of the Canadian Facility Secured Parties and shall be subject to Agent’s Liens securing the Canadian Facility Secured Obligations; provided that the foregoing consent of North American Loan Party Agent to the selection by Agent in its discretion of a financial institution other than Bank of America (Canada) shall not be required if an Event of Default has occurred and is continuing.

Canadian Dollars or Cdn$: the lawful currency of Canada.

Canadian Domiciled Loan Party: any Canadian Borrower and each Canadian Subsidiary now or hereafter party hereto as a Loan Party, and “Canadian Domiciled Loan Parties” means all such Persons, collectively.

Canadian Dominion Account: each special account established by the Canadian Domiciled Loan Parties at Bank of America (Canada) or another bank acceptable to Agent, over which Agent has exclusive control for withdrawal purposes.

Canadian Eligible Accounts: at any time, the Accounts of the Applicable Canadian Borrower at such date except any Account:

(a) which is not subject to a duly perfected and opposable Lien in favor of the Agent;

(b) which is subject to any Lien (including Liens permitted by Section 10.2.2) other than (i) a Lien in favor of the Agent and (ii) a Permitted Lien which does not have priority over the Lien in favor of the Agent; provided that, with respect to any tax Lien having such priority, eligibility of Accounts shall be reduced by the amount of such tax Lien having such priority;

(c) owing by any Account Debtor with respect to which more than 120 days have elapsed since the date of the original invoice therefor or which is more than 60 days past the due date for payment;

(d) which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible pursuant to clause (c) above;

(e) which is owing (i) by Canadian Natural Resources Limited and its Affiliates to the extent the aggregate amount of otherwise Canadian Eligible Accounts owing from Canadian Natural Resources Limited and its Affiliates to Canadian Borrowers exceeds 30% of the aggregate Canadian Eligible Accounts or (ii) by any other Account Debtor to the extent the aggregate amount of otherwise Canadian Eligible Accounts owing from such Account Debtor and its Affiliates to Canadian Borrowers exceeds 20% of the aggregate Canadian Eligible Accounts (or such higher percentage as the Agent may establish for the Account Debtor from time to time), in each case, only to the extent of such excess;

(f) with respect to which any covenant, representation or warranty relating to such Account contained in this Agreement or a Security Document has been breached or is not true in any material respect;

(g) which (i) does not arise from the sale of goods or performance of services in the Ordinary Course of Business, (ii) is not evidenced by an invoice, or other documentation satisfactory to the Agent, which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon the Applicable Canadian Borrower’s completion of any further performance, or (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment which is billed prior to actual sale to the end user, cash-on-delivery or any other repurchase or return basis, except with respect to up to $15,000,000 of such Accounts in the aggregate for all Borrowing Bases on a combined basis;

(h) for which the goods giving rise to such Account (other than Accounts described in the foregoing paragraph (g)(v)) have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by the Applicable Canadian Borrower;

(i) with respect to which any check or other instrument of payment has been returned uncollected for any reason;

(j) which is owed by an Account Debtor in respect of which an Insolvency Proceeding has been commenced or which is otherwise a debtor or a debtor in possession under any bankruptcy law or any other federal, state or foreign (including any province or territory) receivership, insolvency relief or other law or laws for the relief of debtors, including the Bankruptcy and Insolvency Act (Canada) and the CCAA, unless the payment of Accounts from such Account Debtor is secured by assets of, or guaranteed by, in either case, in a manner reasonably satisfactory to the Agent, a Person that is reasonably acceptable to the Agent or, if the Account from such Account Debtor arises subsequent to a decree or order for relief with respect to such Account Debtor under the Bankruptcy and Insolvency Act (Canada) or the CCAA, as now or hereafter in effect, the Agent shall have reasonably determined that the timely payment and collection of such Account will not be impaired;

(k) which is owed by an Account Debtor which has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs or is not Solvent;

(l) which is owed by an Account Debtor which is not organized under the applicable law of the U.S. or Canada, any state of the U.S. or any province or territory of Canada and does not have its principal place of business in the U.S. or Canada unless such Account is backed by a letter of credit or other credit support reasonably acceptable to the Agent and which is in the possession of the Agent;

(m) which is owed in any currency other than Dollars or Canadian Dollars;

(n) which is owed by any Governmental Authority, unless (i) the Account Debtor is the United States or any department, agency or instrumentality thereof, and the Account has been assigned to the Agent in compliance with the U.S. Assignment of Claims Act, and any other steps necessary to perfect or render opposable the Lien of the Agent in such Account have been complied with to the Agent’s reasonable satisfaction, (ii) the Account Debtor is the government of Canada or a province or territory thereof, and the Account has been assigned to the Agent in compliance with the Financial Administration Act (or similar Applicable Law of such province or territory), and any other steps necessary to perfect or render opposable the Lien of the Agent in such Account have been complied with to the Agent’s reasonable satisfaction, or (iii) such Account is backed by a letter of credit reasonably acceptable to the Agent and which is in the possession of the Agent;

(o) which is owed by any Affiliate, employee, director, or officer of any Loan Party; provided that portfolio companies of the Sponsor that do business with the Applicable Canadian Borrower in the Ordinary Course of Business will not be treated as Affiliates for purposes of this clause (o);

(p) which is owed by an Account Debtor or any Affiliate of such Account Debtor which is the holder of Indebtedness issued or incurred by any Loan Party; provided, that any such Account shall only be ineligible as to that portion of such Account which is less than or equal to the amount owed by the Loan Party to such Person;

(q) which is subject to any counterclaim, deduction, defense, setoff, right of compensation or dispute, but only to the extent of the amount of such counterclaim, deduction, defense, setoff, right of compensation or dispute, unless (i) the Agent, in its Permitted Discretion, has established Canadian Availability Reserves and determines to include such Account as a Canadian Eligible Account or (ii) such Account Debtor has entered into an agreement reasonably acceptable to the Agent to waive such rights;

(r) which is evidenced by any promissory note, Chattel Paper or Instrument (in each case, other than any such items that are delivered to the Agent);

(s) which is owed by an Account Debtor located in any jurisdiction that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless the Applicable Canadian Borrower has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent the Applicable Canadian Borrower may qualify subsequently as a foreign entity authorized to transact business in such jurisdiction and gain access to such courts, without incurring any cost or penalty reasonably viewed by the Agent to be material in amount, and such later qualification cures any access to such courts to enforce payment of such Account;

(t) with respect to which the Applicable Canadian Borrower has made any agreement with the Account Debtor for any reduction thereof, but only to the extent of such reduction, other than discounts and adjustments given in the Ordinary Course of Business; or

(u) which the Agent determines is ineligible in its Permitted Discretion.

Subject to Sections 14.1 and 7.5 and the definition of Canadian Borrowing Base, the Agent may modify the foregoing criteria in its Permitted Discretion.

Canadian Eligible Inventory: at any date of determination thereof, the aggregate amount of all Inventory owned by the Applicable Canadian Borrower at such date except any Inventory:

(a) which is not subject to a duly perfected and opposable Lien in favor of the Agent;

(b) which is subject to any Lien (including Liens permitted by Section 10.2.2) other than (i) a Lien in favor of the Agent and (ii) a Permitted Lien which does not have priority over the Lien in favor of the Agent (other than any bailee, warehouseman, landlord or similar non-consensual Liens having priority by operation of law to the extent either subclause (i) or (ii) of clauses (h) or (i) below of Canadian Eligible Inventory is satisfied with respect to the relevant Inventory); provided that, with respect to any tax Lien having such priority, eligibility of Inventory shall be reduced by the amount of such tax Lien having such priority;

(c) which is, in the Agent’s Permitted Discretion, slow moving, obsolete, unmerchantable, defective, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the Ordinary Course of Business or unacceptable due to age, type, category and/or quantity;

(d) with respect to which any covenant, representation or warranty contained in this Agreement or any Security Document has been breached or is not true in any material respect;

(e) which does not conform in all material respects to all standards imposed by any applicable Governmental Authority (except that any standard that is qualified as to “materiality” shall have been conformed to in all respects);

(f) which constitutes packaging and shipping material, manufacturing supplies, display items, bill-and-hold goods (other than bill-and-hold goods, the sale of which has been excluded from Canadian Eligible Accounts pursuant to clause (g)(v) of the definition thereof), returned or repossessed goods (other than goods that are undamaged and able to be resold in the Ordinary Course of Business), defective goods, goods held on consignment, goods to be returned to the Applicable Canadian Borrower’s suppliers or goods which are not of a type held for sale in the Ordinary Course of Business;

(g) which is not located in Canada or the United States or is not at a location listed on Schedule 8.4.1 (as updated from time to time in accordance with the provisions hereof) other than goods in transit between locations of the Canadian Domiciled Loan Parties;

(h) which is located in any location leased by the Applicable Canadian Borrower unless (i) the lessor has delivered to the Agent a Collateral Access Agreement or (ii) a Canadian Rent Reserve has been established by the Agent;

(i) which is located in any third party warehouse or is in the possession of a bailee, processor or other Person and is not evidenced by a Document, unless (i) such warehouseman, bailee, processor or other Person has delivered to the Agent a Collateral Access Agreement and/or such other documentation as the Agent may reasonably require or (ii) appropriate Canadian Availability Reserves have been established by the Agent in its Permitted Discretion;

(j) which is the subject of a consignment by the Applicable Canadian Borrower as consignor unless (i) a protective PPSA financing statement has been properly filed against the consignee (as assigned to the Agent), and (ii) there is a written agreement acknowledging that such Inventory is held on consignment, that the Applicable Canadian Borrower retains title to such Inventory, that no Lien arising by, through or under such consignment has attached or will attach to such Inventory (and proceeds thereof) and requiring consignee to segregate the consigned Inventory from the consignee’s other personal or movable property;

(k) which is perishable as determined in accordance with GAAP; or

(l) which contains or bears any intellectual property rights licensed to the Applicable Canadian Borrower unless the Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor in any material respect or (ii) incurring any material liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement.

Subject to Sections 14.1 and 7.5 and the definition of Canadian Borrowing Base, the Agent may modify the foregoing criteria in its Permitted Discretion.

Canadian Employee Plan: any employee benefit plan, policy, program, agreement or arrangement, including retirement, pension, profit sharing, employment, bonus or other incentive compensation, retention, stock purchase, equity or equity-based compensation, deferred compensation, change in control, severance, sick leave, vacation, loans, salary continuation, hospitalization, health, life insurance, educational assistance or other fringe benefit or perquisite plan, policy, agreement which is or was sponsored, maintained or contributed to by, or required to be contributed to by, a Canadian Domiciled Loan Party, or with respect to which a Canadian Domiciled Loan Party has, or could reasonably be expected to have, any obligation or liability, contingent or otherwise, but excluding the Canada Pension Plan, Quebec Pension Plan and any provincial or federal program providing health benefits, employment insurance or workers’ compensation benefits.

Canadian Facility Collateral: Collateral that now or hereafter secures (or is intended to secure) any of the Canadian Facility Secured Obligations, including Property of the U.S. Domiciled Loan Parties pledged to secure the Canadian Facility Secured Obligations under their guarantee of the Secured Obligations.

Canadian Facility Guarantor: each U.S. Borrower, each U.S. Facility Guarantor and each other Person (if any) who guarantees payment and performance of any Canadian Facility Secured Obligations.

Canadian Facility Loan Party: a Canadian Borrower or a Canadian Facility Guarantor.

Canadian Facility Obligations: all Obligations of the Canadian Facility Loan Parties, including, following the Foreign Cross-Guarantee Date for any Canadian Facility Loan Party, the other Foreign Facility Obligations that are the subject of such Foreign Cross-Guarantee (but excluding, for the avoidance of doubt, the Obligations of the U.S. Domiciled Loan Parties as guarantors of any U.S. Facility Obligations).

Canadian Facility Secured Obligations: all Secured Obligations of the Canadian Facility Loan Parties, including, following the Foreign Cross-Guarantee Date for any Canadian Facility Loan Party, the other Foreign Facility Secured Obligations that are the subject of such Foreign Cross-Guarantee (but excluding, for the avoidance of doubt, the Obligations of the U.S. Domiciled Loan parties as guarantors of any U.S. Facility Secured Obligations).

Canadian Facility Secured Parties: Agent, any Canadian Fronting Bank, Canadian Lenders and Secured Bank Product Providers of Bank Products to Canadian Domiciled Loan Parties, and, following the Foreign Cross-Guarantee Date for any Canadian Domiciled Loan Party, the other Secured Parties that are the beneficiaries of such Foreign Cross-Guarantee.

Canadian Fronting Bank: Bank of America (Canada) or any Affiliate thereof that agrees to issue Canadian Letters of Credit or, if reasonably acceptable to North American Loan Party Agent, any other Canadian Lender or Affiliate thereof that agrees to issue Canadian Letters of Credit.

Canadian Fronting Bank Indemnitees: any Canadian Fronting Bank and its officers, directors, employees, Affiliates and agents.

Canadian LC Application: an application by any Canadian Borrower on behalf of itself or any other Canadian Borrower to a Canadian Fronting Bank for issuance of a Canadian Letter of Credit, in form and substance reasonably satisfactory to such Canadian Fronting Bank.

Canadian LC Conditions: the following conditions necessary for issuance of a Canadian Letter of Credit: (a) each of the conditions set forth in Section 6 being satisfied or waived; (b) after giving effect to such issuance, the total Canadian LC Obligations do not exceed the Canadian Letter of Credit Sublimit, no Canadian Overadvance exists or would result therefrom and, in the case of any Canadian Borrower, Section 2.11 is satisfied; (c) the expiration date of such Canadian Letter of Credit is (i) no more than 365 days from issuance (provided that each Canadian Letter of Credit may, upon the request of the Initial Canadian Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of twelve (12) months or less (but no later than 20 Business Days prior to the Facility Termination Date)), and (ii) unless the applicable Canadian Fronting Bank and the Agent otherwise consent (subject to the satisfaction of the Cash Collateral requirements set forth in Section 2.4.3), at least 20 Business Days prior to the Facility Termination Date; (d) the Canadian Letter of Credit and payments thereunder are denominated in Canadian Dollars or Dollars; (e) the form of the proposed Canadian Letter of Credit is reasonably satisfactory to the Agent and the applicable Canadian Fronting Bank; and (f) the proposed use of the Canadian Letter of Credit is for a lawful purpose.

Canadian LC Documents: all documents, instruments and agreements (including Canadian LC Requests and Canadian LC Applications) delivered by any Canadian Borrower or by any other Person to a Canadian Fronting Bank or the Agent in connection with issuance, amendment or renewal of, or payment under, any Canadian Letter of Credit.

Canadian LC Obligations: with respect to the Applicable Canadian Borrower, the Dollar Equivalent of the sum (without duplication) of (a) all amounts owing by such Applicable Canadian Borrower for any drawings under Canadian Letters of Credit; (b) the stated amount of all outstanding Canadian Letters of Credit issued for the account of such Applicable Canadian Borrower; and (c) all fees and other amounts owing with respect to such Canadian Letters of Credit.

Canadian LC Request: a request for issuance of a Canadian Letter of Credit, to be provided by a Canadian Borrower to a Canadian Fronting Bank, in form reasonably satisfactory to Agent and such Canadian Fronting Bank.

Canadian LC Reserve: with respect to the Applicable Canadian Borrower, the aggregate of all Canadian LC Obligations of such Applicable Canadian Borrower, other than (a) those that have been Cash Collateralized; and (b) if no Event of Default exists, those constituting charges owing to any Canadian Fronting Bank.

Canadian Lenders: Bank of America (Canada) and each other Lender that has issued a Canadian Revolver Commitment (provided that such Person or an Affiliate of such Person also has a U.S. Revolver Commitment).

Canadian Letter of Credit: any standby or documentary letter of credit issued by a Canadian Fronting Bank for the account of a Canadian Borrower, or any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support issued by Agent or a Canadian Fronting Bank for the benefit of a Canadian Borrower.

Canadian Letter of Credit Sublimit: $20,000,000.

Canadian Multi-Employer Plan: each multi-employer plan, within the meaning of the Regulations under the Income Tax Act (Canada).

Canadian Overadvance: as defined in Section 2.1.5(c).

Canadian Overadvance Loan: a Loan made to a Canadian Borrower when a Canadian Overadvance exists or is caused by the funding thereof.

Canadian Overadvance Loan Balance: on any date, the Dollar Equivalent of the amount by which the aggregate Canadian Revolver Loans of the Applicable Canadian Borrower or all Canadian Borrowers, as the case may be, exceed the amount of the Canadian Borrowing Base of such Applicable Canadian Borrower or the Total Canadian Borrowing Base, as applicable, on such date.

Canadian Pension Plan: a “registered pension plan,” as defined in the Income Tax Act (Canada) and any other pension plan maintained or contributed to by, or to which there is or may be an obligation to contribute by, any Canadian Domiciled Loan Party in respect of its Canadian employees or former employees, excluding, for greater certainty, a Canadian Multi-Employer Plan.

Canadian Prime Rate: on any date, the highest of (i) a fluctuating rate of interest per annum equal to the rate of interest in effect for such day as publicly announced from time to time by Bank of America (Canada) as its “Prime Rate”, (ii) the sum of 0.50% plus the Bank of Canada overnight rate, which is the rate of interest charged by the Bank of Canada on one-day loans to financial institutions, for such day, and (iii) the sum of 1.00% plus the Canadian BA Rate for a 30 day Interest Period as determined on such day. The “Prime Rate” is a rate set by Bank of America (Canada) based upon various factors including the costs and desired return of Bank of America (Canada), general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate shall take effect at the opening of business on the day specified in the public announcement of such change. Each interest rate based on the Canadian Prime Rate hereunder shall be adjusted simultaneously with any change in the Canadian Prime Rate. In the event Bank of America (Canada) (including any successor or assignee) does not at any time announce a “Prime Rate”, the clause (i) of Canadian Prime Rate shall mean the “Prime Rate” (being the rate for loans made in Canadian Dollars in Canada) publicly announced by a Canadian Schedule 1 Chartered Bank selected by Agent.

Canadian Prime Rate Loan: a Canadian Revolver Loan, or portion thereof, funded in Canadian Dollars and bearing interest calculated by reference to the Canadian Prime Rate.

Canadian Priority Payables Reserve: on any date of determination, a reserve in such amount as Agent may determine in its Permitted Discretion which reflects amounts secured by any Liens, choate or inchoate, which rank or are capable of ranking in priority to the Agent’s and/or the Secured Parties’ Liens and/or for amounts which may represent costs relating to the enforcement of the Agent’s Liens including, without limitation, any such amounts due and not paid for wages or vacation pay (including amounts protected by the Wage Earner Protection Program Act (Canada)), amounts due and not paid under any legislation relating to workers’ compensation or to employment insurance, all amounts deducted or withheld and not paid and remitted when due under the Income Tax Act (Canada), amounts currently or past due and not paid for realty, municipal or similar taxes (to the extent impacting any Canadian Facility Collateral), all amounts currently or past due and not contributed, remitted or paid to any Canadian Pension Plan or under the Canada Pension Plan or the PBA, and any amounts representing any unfunded liability, solvency deficiency or wind up deficiency with respect to any Canadian Employee Plan.

Canadian Protective Advances: as defined in Section 2.1.6(c).

Canadian Reimbursement Date: as defined in Section 2.4.2(a).

Canadian Rent Reserve: the aggregate of (a) all past due rent and other past due charges owing by any Canadian Borrower to any landlord or other Person who possesses any Canadian Facility Collateral or could assert a Lien on such Canadian Facility Collateral; plus (b) a reserve in an amount not to exceed rent and other charges that could be payable to any such Person for the time period used to determine the Net Orderly Liquidation Value of Canadian Facility Collateral.

Canadian Revolver Commitment: for any Canadian Lender, its obligation to make Canadian Revolver Loans and to issue Canadian Letters of Credit, in the case of any Canadian Fronting Bank, or participate in Canadian LC Obligations, in the case of the other Canadian Lenders, to the Canadian Borrowers up to the maximum principal amount shown on Schedule 2.1.1(c), or as hereafter determined pursuant to each Assignment and Acceptance to which it is a party, as such Canadian Revolver Commitment may be adjusted from time to time in accordance with the provisions of Sections 2.1.4, 2.1.7 or 11.1. “Canadian Revolver Commitments” means the aggregate amount of such commitments of all Canadian Lenders.

Canadian Revolver Commitment Increase: as defined in Section 2.1.7(c).

Canadian Revolver Commitment Termination Date: the earliest of (a) the U.S. Revolver Commitment Termination Date (without regard to the reason therefor), (b) the date on which the North American Loan Party Agent terminates or reduces to zero all of the Canadian Revolver Commitments pursuant to Section 2.1.4, and (c) the date on which the Canadian Revolver Commitments are terminated pursuant to Section 11.1. From and after the Canadian Revolver Commitment Termination Date, the Canadian Borrowers shall no longer be entitled to request a Canadian Revolver Commitment Increase pursuant to Section 2.1.7 hereof.

Canadian Revolver Exposure: on any date, the Dollar Equivalent of an amount equal to the sum of (a) the Canadian Revolver Loans outstanding on such date and (b) the Canadian LC Obligations on such date.

Canadian Revolver Loan: a Revolver Loan made by Canadian Lenders to a Canadian Borrower pursuant to Section 2.1.1(c), which Revolver Loan shall, if denominated in Canadian Dollars, be either a Canadian BA Rate Loan or a Canadian Prime Rate Loan and, if denominated in Dollars, shall be either a Canadian Base Rate Loan or a LIBOR Loan, in each case as selected by the Applicable Canadian Borrower, and including any Canadian Swingline Loan, Canadian Overadvance Loan or Canadian Protective Advance.

Canadian Revolver Notes: the promissory notes, if any, executed by Canadian Borrowers in favor of each Canadian Lender to evidence the Canadian Revolver Loans funded from time to time by such Canadian Lender, which shall be in the form of Exhibit C-3 to this Agreement, together with any replacement or successor notes therefor.

Canadian Schedule 1 Chartered Bank: any of Royal Bank of Canada, Bank of Montreal, The Toronto-Dominion Bank, The Bank of Nova Scotia or Canadian Imperial Bank of Commerce.

Canadian Security Agreement: this Agreement, each general security agreement and each Deed of Movable Hypothec among any Canadian Domiciled Loan Party and Agent.

Canadian Subsidiary: Each Wholly-Owned Subsidiary of MRC incorporated or organized under the laws of the Canada or any province or territory of Canada.

Canadian Swingline Commitment: $25,000,000.

Canadian Swingline Commitment Termination Date: with respect to any Canadian Swingline Loan, the date that is five Business Days prior to the Canadian Revolver Commitment Termination Date.

Canadian Swingline Lender: Bank of America (Canada) or an Affiliate of Bank of America (Canada).

Canadian Swingline Loan: a Swingline Loan made by the Canadian Swingline Lender to a Canadian Borrower pursuant to Section 2.1.8(c), which Swingline Loan shall, if denominated in Canadian Dollars, be a Canadian Prime Rate Loan and, if denominated in Dollars, shall be a Canadian Base Rate Loan, in each case as selected by the Applicable Canadian Borrower.

Capital Lease: as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person.

Capitalized Lease Obligations: as applied to any Person, all obligations under Capital Leases of such Person or any of its Subsidiaries, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

Cash Collateral: cash or Permitted Investments (other than the Permitted Investments described in clauses (h) and (i) of the definition thereof), and any interest or other income earned thereon, that is delivered to Agent or a Security Trustee to Cash Collateralize any Secured Obligations.

Cash Collateral Account: the (a) Australian Cash Collateral Account, (b) Belgian Cash Collateral Account, (c) Canadian Cash Collateral Account, (d) Dutch Cash Collateral Account, (e) New Zealand Cash Collateral Account, (f) Singapore Cash Collateral Account, (g) UK Cash Collateral Account and/or (h) U.S. Cash Collateral Account, as the context may require.

Cash Collateralize: the delivery of cash or Permitted Investments (other than the Permitted Investments described in clauses (h) and (i) of the definition thereof) to Agent or a Security Trustee, as security for the payment of Secured Obligations, in an amount equal to (a) with respect to LC Obligations, 105% of the aggregate LC Obligations, and (b) with respect to any inchoate, contingent or other Secured Obligations, Agent’s good faith estimate of the amount due or to become due, including all fees and other amounts relating to such Secured Obligations. In relation to the Dutch Borrowers’ Cash Collateral, Cash Collateralization shall mean the granting of a financial collateral arrangement (financieelzekerheidsovereenkomst) within the meaning of title 2 of Book 7 of the Dutch Civil Code. “Cash Collateralization” and “Cash Collateralized” have correlative meanings.

Cash Dominion Event: the occurrence of any one of the following events: (i) Excess Availability shall be less than the greater of (A) 10% of the Commitments or (B) $95,000,000; or (ii) (A) an Event of Default pursuant to Sections 11.1.1 or 11.1.5 shall have occurred and be continuing or (B) any other Event of Default pursuant to Section 11.1 shall have occurred and be continuing and the Agent or the Required Lenders shall have reasonably determined (by written notice to the Borrowers) to effect a Cash Dominion Event as a result of such breach; provided, that, to the extent that the Cash Dominion Event has occurred due to clause (i) of this definition, if Excess Availability shall have exceeded the greater of (x) 10% of the Commitments and (y) $95,000,000 for at least thirty (30) consecutive days, the Cash Dominion Event shall be deemed to be over. At any time that a Cash Dominion Event shall be deemed to be over or otherwise cease to exist, Agent shall take such actions as may reasonably be required by a Loan Party Agent to terminate the cash sweeps and other transfers existing pursuant to Section 5.6 as a result of any notice or direction given by Agent during the existence of a Cash Dominion Event (other than with respect to the Australian Borrowers, the New Zealand Borrowers, the Singapore Borrowers and the UK Borrowers).

Cash Management Services: any services provided from time to time by any Lender or any of its Affiliates to any Borrower or any other Loan Party in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

CCAA: Companies’ Creditors Arrangement Act (Canada), (or any successor statute), as amended from time to time, and includes all regulations thereunder.

Change in Law: the occurrence, after the date hereof, of (a) the adoption, taking effect or phasing in of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof; or (c) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

Change in Tax Law: the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (including the Code), treaty, regulation or rule (or in the official application or interpretation of any law, treaty, regulation or rule, including a holding, judgment or order by a court of competent jurisdiction) relating to taxation.

Change of Control: shall mean and be deemed to have occurred if (a) prior to a Qualified IPO, the Sponsor shall at any time not own, in the aggregate, directly or indirectly, beneficially and of record, at least 35% of the voting power of the outstanding Voting Stock of MRC; or (b) at any time on or after a Qualified IPO, any person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended), other than Sponsor, shall at any time have acquired direct or indirect beneficial ownership of both (x) 35% or more of the voting power of the outstanding Voting Stock of MRC and (y) more than the percentage of the voting power of such Voting Stock then beneficially owned, directly or indirectly, in the aggregate, by the Sponsor, unless, in the case of either clause (a) or (b) above, the Sponsor has, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the board of directors of MRC; or (c) Continuing Directors shall not constitute at least a majority of the board of directors of MRC.

Civil Code: the Civil Code of Québec, or any successor statute, as amended from time to time, and includes all regulations thereunder.

Claims: all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest and costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees (which shall be limited to the fees, disbursements and other charges of one primary counsel and one local counsel in each relevant jurisdiction for the Indemnitees (unless there is an actual or perceived conflict of interest or the availability of different claims or defenses in which case each such Indemnitee may retain its own counsel)) and Extraordinary Expenses) at any time (including after Full Payment of the Obligations, replacement of Agent or any Lender) incurred by any Indemnitee or asserted against any Indemnitee by any Loan Party or other Person, in any way relating to (a) any Loans, Letters of Credit, Loan Documents, or the use thereof or transactions relating thereto, (b) any action taken or omitted in connection with any Loan Documents (including action taken under or in relation to the PPSA Australia or the PPSA New Zealand, including any registration, or any response to an amendment demand or a request under section 275 of the PPSA Australia or Section 177 of the PPSA New Zealand), (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or Applicable Law or (e) failure by any Loan Party to perform or observe any terms of any Loan Document, in each case, including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

Closing Date: as defined in Section 6.1.

Code: the Internal Revenue Code of 1986 and the regulations promulgated and rulings issued thereunder.

Collateral: all Property described in Section 7.1, all Property described in any Security Document as security for any Secured Obligation, and all other Property that now or hereafter secures (or is intended to secure) any Secured Obligations.

Collateral Access Agreement: a landlord waiver, bailee letter, warehouse letter, agreement regarding processing arrangements or other access agreement, collateral management agreement or warehouse receipt, reasonably acceptable to the Agent.

Commitment: for any Lender, the aggregate amount of such Lender’s Borrower Group Commitments. “Commitments” means the aggregate amount of all Borrower Group Commitments, which amount shall on the Closing Date be equal to the sum of (a) $52,000,000 in respect of the Australian Revolver Commitments, (b) $7,000,000 in respect of the Belgian Revolver Commitments, (c) $145,000,000 in respect of the Canadian Revolver Commitments, (d) $9,000,000 in respect of the Dutch Revolver Commitments, (e) $0 in respect of the New Zealand Revolver Commitments, (f) $0 in respect of the Singapore Revolver Commitments, (g) $12,000,000 in respect of the UK Revolver Commitments, and (h) $1,025,000,000 in respect of the U.S. Revolver Commitments.

Commodity Agreement: any commodity swap agreement, futures contract, option contract or other similar agreement or arrangement, each of which is for the purpose of hedging the commodity price exposure associated with any Borrower’s and its Subsidiaries’ operations and not for speculative purposes.

Compliance Certificate: a certificate, in the form of Exhibit D with such changes as may be agreed to by North American Loan Party Agent and Agent, by which the Borrowers certify to the matters set forth in Section 10.1.1(e).

Confidential Information Memorandum: the Confidential Information Memorandum of the Borrowers dated February 2012, delivered to the Lenders in connection with this Agreement, and the financial statements and other attachments delivered to the Lenders in connection therewith.

Consolidated EBITDA: shall mean, for any period, Consolidated Net Income for such period, plus:

(a) without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i) total interest expense and to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations, and costs of surety bonds in connection with financing activities,

(ii) provision for taxes based on income, profits or capital of the Borrowers and the Restricted Subsidiaries (or so long as Parent is a Passive Entity, Parent and the Restricted Subsidiaries), including state, franchise and similar taxes and foreign withholding taxes paid or accrued during such period,

(iii) depreciation and amortization,

(iv) (a) losses on asset sales (other than asset sales in the Ordinary Course of Business), disposals or abandonments, (b) any impairment charge or asset write-off related to intangible assets (including good-will), long-lived assets, and investments in debt and equity securities pursuant to GAAP, (c) all losses from investments recorded using the equity method, (d) stock-based awards compensation expense, and (e) other non-cash charges (provided that if any non-cash charges referred to in this clause (e) represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period),

(v) extraordinary losses and unusual or non-recurring charges, severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans,

(vi) restructuring charges or reserves (including restructuring costs related to acquisitions after the date hereof and to closure and/or consolidation of facilities),

(vii) any deductions attributable to minority interests (including the minority interest portion of the Initial Canadian Borrower’s employee profit sharing plans),

(viii) the amount, if any, of management, monitoring, consulting and advisory fees and related expenses paid to the Sponsor,

(ix) LIFO expense, and

(x) any costs or expenses incurred by any Borrower or a Restricted Subsidiary (or so long as Parent is a Passive Entity, Parent or any Restricted Subsidiary) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the applicable Person or net cash proceeds of an issuance of Stock or Stock Equivalents of the applicable Person, less

(b) without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i) extraordinary gains and unusual or non-recurring gains,

(ii) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income in any prior period),

(iii) gains on asset sales (other than asset sales in the Ordinary Course of Business),

(iv) any net after-tax income from the early extinguishment of Indebtedness or hedging obligations or other derivative instruments,

(v) LIFO income, and

(vi) all gains from investments recorded using the equity method,

in each case, as determined on a consolidated basis for the Borrowers and the Restricted Subsidiaries (or so long as Parent is a Passive Entity, Parent and the Restricted Subsidiaries) in accordance with GAAP; provided that, to the extent included in Consolidated Net Income,

(A) there shall be excluded in determining Consolidated EBITDA currency translation gains and losses related to currency remeasurements of Indebtedness or intercompany balances (including the net loss or gain resulting from Hedge Agreements for currency exchange risk),

(B) there shall be excluded in determining Consolidated EBITDA for any period any adjustments resulting from the application of Statement of Financial Accounting Standards No. 133, and

(C) there shall be included in determining Consolidated EBITDA for any period, without duplication, (1) the Acquired EBITDA of any Person, property, business or asset acquired by any Borrower or any Restricted Subsidiary since the beginning of such period to the extent not subsequently sold, transferred, abandoned or otherwise disposed by such Borrower or such Restricted Subsidiary (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”) and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary since the beginning of such period (each, a “Converted Restricted Subsidiary”), based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion), (2) an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business acquired since the beginning of such period (including the portion thereof occurring prior to such acquisition) as specified in a Pro Forma Adjustment Certificate and delivered to the Lenders and the Agent, and (3) there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) sold, transferred, abandoned or otherwise disposed of, closed or classified as discontinued operations by any Borrower or any Restricted Subsidiary since the beginning of such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”), and the Acquired EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”) based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer or disposition or conversion).

Consolidated Fixed Charge Coverage Ratio: for any Test Period, the ratio of (a) Consolidated EBITDA for such Test Period to (b) Consolidated Fixed Charges for such Test Period.

Consolidated Fixed Charges: for any period, the sum, without duplication, of (a) Consolidated Interest Expense, (b) scheduled payments of principal on Consolidated Total Debt, (c) the aggregate of all unfinanced capital expenditures of Borrowers and their respective Restricted Subsidiaries (or so long as Parent is a Passive Entity, Parent and the Restricted Subsidiaries) during such period determined on a consolidated basis and (d) the portion of taxes attributable to Borrowers and their respective Restricted Subsidiaries (or so long as Parent is a Passive Entity, Parent and the Restricted Subsidiaries) based on income actually paid in cash and provisions for cash income taxes.

Consolidated Interest Expense: for any period, the sum of (i) the cash interest expense (including that attributable to Capital Leases in accordance with GAAP), net of cash interest income, of the Borrowers and the Restricted Subsidiaries (or so long as Parent is a Passive Entity, Parent and the Restricted Subsidiaries) on a consolidated basis in accordance with GAAP with respect to all outstanding Indebtedness of the Borrowers and the Restricted Subsidiaries (or so long as Parent is a Passive Entity, Parent and the Restricted Subsidiaries), including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Hedge Agreements (other than currency swap agreements, currency future or option contracts and other similar agreements) and (ii) any cash payments made during such period in respect of obligations referred to in clause (b) below relating to Funded Debt that were amortized or accrued in a previous period (other than any such obligations resulting from the discounting of Indebtedness in connection with the application of purchase accounting in connection with any Permitted Acquisition), but excluding, however, (a) amortization of deferred financing costs and any other amounts of non-cash interest, (b) the accretion or accrual of discounted liabilities during such period, and (c) all non-recurring cash interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations and financing fees, all as calculated on a consolidated basis in accordance with GAAP and excluding, for the avoidance of doubt, any interest in respect of items excluded from

Indebtedness in the proviso to the definition thereof, provided that (x) except as provided in clause (y) below, there shall be excluded from Consolidated Interest Expense for any period the cash interest expense (or cash interest income) of all Unrestricted Subsidiaries for such period to the extent otherwise included in Consolidated Interest Expense, (y) there shall be included in determining Consolidated Interest Expense for any Test Period the cash interest expense (or income) of any Acquired Entity or Business acquired since the beginning of such Test Period and of any Converted Restricted Subsidiary converted since the beginning of such Test Period, in each case based on the cash interest expense (or income) of such Acquired Entity or Business or Converted Restricted Subsidiary for such Test Period (including the portion thereof occurring prior to such acquisition or conversion) assuming any Indebtedness incurred or repaid in connection with any such acquisition or conversion had been incurred or prepaid on the first day of such Test Period, and (z) there shall be excluded from determining Consolidated Interest Expense for any Test Period the cash interest expense (or income) of any Sold Entity or Business disposed of since the beginning of such Test Period, based on the cash interest expense (or income) relating to any Indebtedness relieved, retired or repaid in connection with any such disposition of such Sold Entity or Business for such Test Period (including the portion thereof occurring prior to such disposal) assuming such debt relieved, retired or repaid in connection with such disposition had been relieved, retired or repaid on the first day of such Test Period.

Consolidated Net Income: for any period, the net income (loss) of the Borrowers and the Restricted Subsidiaries (or so long as Parent is a Passive Entity, Parent and the Restricted Subsidiaries) for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication, (a) extraordinary items for such period, (b) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income, (c) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, recapitalization, asset disposition, issuance or repayment of debt, issuance of equity securities (including any Qualified IPO or any underwritten sale to the public of MRC’s, Parent’s or any direct or indirect parent of Parent’s (or its successor’s) Stock pursuant to an effective registration statement filed with the SEC on Form S-1 or Form S-3 (or any successor forms adopted by the SEC) following a Qualified IPO), refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction and (d) any income (loss) for such period attributable to the early extinguishment of Indebtedness. There shall be excluded from Consolidated Net Income for any period the purchase accounting effects of adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrowers and the Restricted Subsidiaries), as a result of any acquisition whether consummated before or after the Closing Date, any Permitted Acquisition or other Investment, or the amortization or write-off of any amounts hereof.

Consolidated Secured Debt: as of any date of determination, (a) the aggregate principal amount of Indebtedness of the Borrowers and the Restricted Subsidiaries (or so long as Parent is a Passive Entity, Parent and the Restricted Subsidiaries) outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of

Indebtedness resulting from the application of purchase accounting in connection with any Permitted Acquisition), consisting of Indebtedness for borrowed money, Capitalized Lease Obligations and debt obligations evidenced by promissory notes or similar instruments, in each case secured by Liens, minus (b) the aggregate amount of cash and Permitted Investments held in accounts on the consolidated balance sheet of the Borrowers and the Restricted Subsidiaries (or so long as Parent is a Passive Entity, Parent and the Restricted Subsidiaries) as at such date to the extent the use thereof for application to payment of Indebtedness is not prohibited by law or any contract to which any such Person is a party.

Consolidated Total Assets: as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the Borrowers and the Restricted Subsidiaries at such date.

Consolidated Total Debt: as of any date of determination, (a) the aggregate principal amount of Indebtedness of the Borrowers and the Restricted Subsidiaries (or so long as Parent is a Passive Entity, Parent and the Restricted Subsidiaries) outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with any Permitted Acquisition), consisting of Indebtedness for borrowed money, Capitalized Lease Obligations and debt obligations evidenced by promissory notes or similar instruments, minus (b) the aggregate amount of cash and Permitted Investments held in accounts on the consolidated balance sheet of the Borrowers and the Restricted Subsidiaries (or so long as Parent is a Passive Entity, Parent and the Restricted Subsidiaries) as at such date to the extent the use thereof for application to payment of Indebtedness is not prohibited by law or any contract to which any such Person is a party.

Consolidated Total Debt to Consolidated EBITDA Ratio: as of any date of determination, the ratio of (a) Consolidated Total Debt as of the last day of the most recent Test Period for which financial statements have been delivered pursuant to clause (a) or (b) of Section 10.1.1 to (b) Consolidated EBITDA for such Test Period.

Continuing Director: at any date, an individual (a) who is a member of the board of directors of MRC on the date hereof, (b) who, as at such date, has been a member of such board of directors for at least the twelve preceding months, (c) who has been nominated to be a member of such board of directors, directly or indirectly, by Sponsor or Persons nominated by Sponsor or (d) who has been nominated to be a member of such board of directors by a majority of the other Continuing Directors then in office.

Contribution Notice: a contribution notice issued by the Pensions Regulator in the UK under section 38 or section 47 of the Pensions Act 2004.

Converted Restricted Subsidiary: as defined in the term “Consolidated EBITDA”.

Converted Unrestricted Subsidiary: as defined in the term “Consolidated EBITDA”.

Cost: with respect to Inventory, the weighted average cost thereof, as determined in the same manner and consistent with the most recent Inventory Appraisal which has been received and approved by Agent in its reasonable discretion.

Credit Documents: the Loan Documents and the Bank Product Documents.

Credit Party: Agent, a Lender or any Fronting Bank; and “Credit Parties” means Agent, Lenders and Fronting Banks.

Creditor Representative: under any Applicable Law, a receiver, manager, controller, interim receiver, receiver and manager, trustee (including any trustee in bankruptcy), custodian, conservator, administrator, examiner, sheriff, monitor, assignee, liquidator, provisional liquidator, sequestrator, administrative receiver, judicial manager, statutory manager or similar officer or fiduciary.

CTA: the Corporation Tax Act 2009.

Currency Agreement: any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with any Borrower’s and its Subsidiaries’ operations and not for speculative purposes.

Default: an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

Default Rate: for any Obligation (including, to the extent permitted by law, interest not paid when due), 2.00% plus the interest rate otherwise applicable thereto, or if such Obligation does not bear interest, a rate equal to the U.S. Base Rate plus 2.00%.

Defaulting Lender: any Lender that, as reasonably determined by the Agent, (a) has failed to perform any funding obligations hereunder, and such failure is not cured within three Business Days, unless such Lender notifies the Agent and the relevant Loan Party Agent in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable Default, if any, shall be specifically identified in such writing) have not been satisfied; (b) has notified the Agent or any Borrower that such Lender does not intend to comply with its funding obligations hereunder or has made a public statement to the effect that it does not intend to comply with its funding obligations hereunder or generally under other credit facilities (unless such notice or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding cannot be satisfied); (c) has failed, within three Business Days following written request by the Agent, to confirm in a manner reasonably satisfactory to the Agent that such Lender will comply with its funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt by the Agent of such confirmation); or (d) has, or has a direct or indirect parent company that has, become the subject of an Insolvency Proceeding or taken any action in furtherance thereof; provided, however, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority’s ownership of an equity interest in such Lender or parent company.

Deposit Account: (i) any “deposit account” as such term is defined in Article 9 of the UCC and in any event shall include all accounts and sub-accounts relating to any of the foregoing and (ii) with respect to any such Deposit Account located outside of the U.S., any bank account with a deposit function.

Deposit Account Control Agreements: the deposit account control agreements (whether in the form of an agreement, notice and acknowledgement or like instrument), in form and substance reasonably satisfactory to Agent and the relevant Loan Party Agent, executed by each lockbox servicer and financial institution maintaining a lockbox and/or Deposit Account other than an Excluded Deposit Account for a Loan Party, in favor of Agent or a Security Trustee, for the benefit of the Secured Parties, as security for the Secured Obligations.

Designated Non-Cash Consideration: the fair market value of non-cash consideration received by any Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 10.2.4(b) and Section 10.2.4(c) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Senior Officer of the relevant Loan Party Agent, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition).

Disposed EBITDA: with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to the Borrowers and the Restricted Subsidiaries in the definition of Consolidated EBITDA were references to such Sold Entity or Business or Converted Unrestricted Subsidiary and its Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or Converted Unrestricted Subsidiary.

Disqualified Lender: each of the Persons designated in writing by the North American Loan Party Agent to the Agent as Disqualified Lenders prior to the Closing Date or, subject to Agent’s approval in its discretion, after the Closing Date. A list of Disqualified Lenders (if any have been named and so approved) will be provided by the Agent to any Lender upon request.

Disposition: as defined in Section 10.2.4(b).

dividends: as defined in Section 10.2.6.

Document: as defined in the UCC (and/or with respect to any Document of a Canadian Domiciled Loan Party, New Zealand Domiciled Loan Party or Australian Domiciled Loan Party, a “document of title” as defined in the PPSA, the PPSA New Zealand or the PPSA Australia) or any other Applicable Law, as applicable.

Dollar Equivalent: on any date, with respect to any amount denominated in Dollars, such amount in Dollars, and with respect to any stated amount in a currency other than Dollars, the amount of Dollars that Agent determines (which determination shall be conclusive and binding absent manifest error) would be necessary to be sold on such date at the applicable Exchange Rate to obtain the stated amount of the other currency.

Dollars or $: lawful money of the United States.

Domestic Subsidiary: each U.S. Subsidiary.

Dominion Account: with respect to (a) the Australian Domiciled Loan Parties, each Australian Dominion Account, (b) the Belgian Domiciled Loan Parties, each Belgian Dominion Account, (c) the Canadian Domiciled Loan Parties, each Canadian Dominion Account, (d) the Dutch Domiciled Loan Parties, each Dutch Dominion Account, (e) the New Zealand Domiciled Loan Parties, each New Zealand Dominion Account, (f) the Singapore Domiciled Loan Parties, each Singapore Dominion Account, (g) the UK Domiciled Loan Parties, each UK Dominion Account, and (h) the U.S. Domiciled Loan Parties, each U.S. Dominion Account.

Dutch Allocated U.S. Availability: U.S. Availability designated by the North American Loan Party Agent for application to clause (c) of a Dutch Borrowing Base.

Dutch Availability: as of any date of determination, (a) the lesser of (i) the Dutch Revolver Commitments minus all Dutch LC Obligations as of such date of determination and (ii) the Total Dutch Borrowing Base as of such date of determination, minus (b) the Dollar Equivalent of the principal balance of all Dutch Revolver Loans.

Dutch Availability Reserves: the sum (without duplication) of (a) the aggregate amount of the Dutch Rent Reserve, if any, established pursuant to clause (h) of the definition of Dutch Eligible Inventory; (b) the Dutch LC Reserve; (c) the Dutch Bank Product Reserve; (d) the Dutch Priority Payables Reserve; and (e) such additional reserves, in such amounts and with respect to such matters, as the Agent may establish in its Permitted Discretion.

Dutch Bank Product Reserve: the aggregate amount of reserves, as established by the Agent from time to time in its Permitted Discretion and in consultation with the European Loan Party Agent, to reflect the reasonably anticipated liabilities in respect of the then outstanding Secured Bank Product Obligations of the Dutch Domiciled Loan Parties.

Dutch Base Rate Loan: a Dutch Revolver Loan, or portion thereof, funded in Euros or Dollars and bearing interest calculated by reference to the Eurasian Base Rate.

Dutch Borrowers: (a) the Initial Dutch Borrowers and (b) each other Dutch Subsidiary that, after the date hereof, has executed a supplement or joinder to this Agreement in accordance with Section 10.1.13 and has satisfied the other requirements set forth in Section 10.1.13 in order to become a Dutch Borrower.

Dutch Borrowing Base: at any time, with respect to the Applicable Dutch Borrower, an amount equal to the sum (expressed in Dollars, based on the Dollar Equivalent thereof) of, without duplication:

(a) the book value of Dutch Eligible Accounts of the Applicable Dutch Borrower multiplied by the advance rate of 85%, plus

(b) the lesser of (i) 70% of the net book value of Dutch Eligible Inventory of the Applicable Dutch Borrower and (ii) 85% of the Net Orderly Liquidation Value of Dutch Eligible Inventory of the Applicable Dutch Borrower (which shall be (A) net of the current monthly shrinkage reserve calculated in accordance with GAAP and (B) valued at Cost), plus

(c) Dutch Allocated U.S. Availability for such Applicable Dutch Borrower, minus

(d) subject to Section 7.5, effective (i) immediately upon or (ii) five (5) Business Days after, in the case of Dutch Availability Reserves allocable to the Applicable Dutch Borrower which would cause the aggregate amount of the Dutch Revolver Loans allocable to the Applicable Dutch Borrower at such time to exceed the lesser of the Applicable Dutch Borrower’s Applicable Dutch Borrower Commitment and the Applicable Dutch Borrower’s Dutch Borrowing Base then in effect, in each case, notification thereof to the European Loan Party Agent by the Agent, any and all such Dutch Availability Reserves.

The Dutch Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Agent with such adjustments as the Agent deems appropriate in its Permitted Discretion to assure that the Dutch Borrowing Base is calculated in accordance with the terms of this Agreement.

Dutch Cash Collateral Account: a demand deposit, money market or other account established by Agent at Bank of America (London) or such other financial institution as Agent may select in its discretion with the consent of European Loan Party Agent (not to be unreasonably withheld or delayed), which account shall be for the benefit of the Dutch Facility Secured Parties and shall be subject to Agent’s or European Security Trustee’s Liens securing the Dutch Facility Secured Obligations; provided that the foregoing consent of European Loan Party Agent to the selection by Agent in its discretion of a financial institution other than Bank of America (London) shall not be required if an Event of Default has occurred and is continuing.

Dutch Domiciled Loan Party: any Dutch Borrower and each Dutch Subsidiary now or hereafter party hereto as a Loan Party, and “Dutch Domiciled Loan Parties” means all such Persons, collectively.

Dutch Dominion Account: each special account established by the Dutch Domiciled Loan Parties at Bank of America (London) (or, subject to Section 8.1.4, HSBC), over which Agent or European Security Trustee has springing control for withdrawal purposes.

Dutch Eligible Accounts: at any time, the Accounts of the Applicable Dutch Borrower at such date except any Account:

(a) which is not subject to a valid Lien in favor of the Agent or European Security Trustee (including under the relevant laws of the Account Debtor’s jurisdiction of organization);

(b) which is subject to any Lien (including Liens permitted by Section 10.2.2) other than (i) a Lien in favor of the Agent or European Security Trustee and (ii) a Permitted Lien which does not have priority over the Lien in favor of the Agent; provided that, with respect to any tax Lien having such priority, eligibility of Accounts shall be reduced by the amount of such tax Lien having such priority;

(c) owing by any Account Debtor with respect to which more than 120 days have elapsed since the date of the original invoice therefor or which is more than 60 days past the due date for payment;

(d) which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible pursuant to clause (c) above;

(e) which is owing by any Account Debtor to the extent the aggregate amount of otherwise Dutch Eligible Accounts owing from such Account Debtor and its Affiliates to Dutch Borrowers exceeds 20% of the aggregate Dutch Eligible Accounts (or such higher percentage as the Agent may establish for the Account Debtor from time to time), in each case, only to the extent of such excess;

(f) with respect to which any covenant, representation, or warranty relating to such Account contained in this Agreement or a Security Document has been breached or is not true in any material respect;

(g) which (i) does not arise from the sale of goods or performance of services in the Ordinary Course of Business, (ii) is not evidenced by an invoice, or other documentation satisfactory to the Agent, which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon the Applicable Dutch Borrower’s completion of any further performance, or (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment which is billed prior to actual sale to the end user, cash-on-delivery or any other repurchase or return basis, except with respect to up to $15,000,000 of such Accounts in the aggregate for all Borrowing Bases on a combined basis;

(h) for which the goods giving rise to such Account (other than Accounts described in the foregoing paragraph (g)(v)) have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by the Applicable Dutch Borrower;

(i) with respect to which any check or other instrument of payment has been returned uncollected for any reason;

(j) which is owed by an Account Debtor in respect of which an Insolvency Proceeding has been commenced or which is otherwise a debtor or a debtor in possession under any bankruptcy law or any other federal, state or foreign (including any province or territory) receivership, insolvency relief or other law or laws for the relief of debtors, including the Dutch Bankruptcy Code (Fallissementswet), unless the payment of Accounts from such Account Debtor is secured by assets of, or guaranteed by, in either case, in a manner reasonably satisfactory to the Agent, a Person that is reasonably acceptable to the Agent or, if the Account from such Account Debtor arises subsequent to a decree or order for relief with respect to such Account Debtor under the Dutch Bankruptcy Code (Fallissementswet), as now or hereafter in effect, the Agent shall have reasonably determined that the timely payment and collection of such Account will not be impaired;

(k) which is owed by an Account Debtor which has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs or is not Solvent;

(l) which is owed by an Account Debtor which is not organized under the applicable law of an Eligible Account Debtor Jurisdiction unless such Account is backed by a letter of credit or other credit support reasonably acceptable to the Agent and which is in the possession of the Agent;

(m) which is owed in any currency other than an Eligible Account Currency;

(n) which is owed by any Governmental Authority, unless (i) such Account is backed by a letter of credit reasonably acceptable to the Agent and which is in the possession of the Agent or (ii) Agent otherwise approves;

(o) which is owed by any Affiliate, employee, director, or officer of any Loan Party; provided that portfolio companies of the Sponsor that do business with the Applicable Dutch Borrower in the Ordinary Course of Business will not be treated as Affiliates for purposes of this clause (o);

(p) which is owed by an Account Debtor or any Affiliate of such Account Debtor which is the holder of Indebtedness issued or incurred by any Loan Party; provided, that any such Account shall only be ineligible as to that portion of such Account which is less than or equal to the amount owed by the Loan Party to such Person;

(q) which is subject to any counterclaim, deduction, defense, setoff, right of compensation or dispute, but only to the extent of the amount of such counterclaim, deduction, defense, setoff, right of compensation or dispute, unless (i) the Agent, in its Permitted Discretion, has established Dutch Availability Reserves and determines to include such Account as a Dutch Eligible Account or (ii) such Account Debtor has entered into an agreement reasonably acceptable to the Agent to waive such rights;

(r) which is evidenced by any promissory note, Chattel Paper or Instrument (in each case, other than any such items that are delivered to the Agent or the European Security Trustee);

(s) which is owed by an Account Debtor located in any jurisdiction that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless the Applicable Dutch Borrower has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent the Applicable Dutch Borrower may qualify subsequently as a foreign entity authorized to transact business in such jurisdiction and gain access to such courts, without incurring any cost or penalty reasonably viewed by the Agent to be material in amount, and such later qualification cures any access to such courts to enforce payment of such Account;

(t) with respect to which the Applicable Dutch Borrower has made any agreement with the Account Debtor for any reduction thereof, but only to the extent of such reduction, other than discounts and adjustments given in the Ordinary Course of Business; or

(u) which the Agent determines is ineligible in its Permitted Discretion.

Subject to Sections 14.1 and 7.5 and the definition of Dutch Borrowing Base, the Agent may modify the foregoing criteria in its Permitted Discretion.

Dutch Eligible Inventory: at any date of determination thereof, the aggregate amount of all Inventory owned by the Applicable Dutch Borrower at such date except any Inventory:

(a) which is not subject to a valid Lien in favor of the Agent or European Security Trustee;

(b) which is subject to any Lien (including Liens permitted by Section 10.2.2) other than (i) a Lien in favor of the Agent or European Security Trustee and (ii) a Permitted Lien which does not have priority over the Lien in favor of the Agent or European Security Trustee (other than any bailee, warehouseman, landlord or similar non-consensual Liens having priority by operation of law to the extent either subclause (i) or (ii) of clauses (h) or (i) below of Dutch Eligible Inventory is satisfied with respect to the relevant Inventory); provided that, with respect to any tax Lien having such priority, eligibility of Inventory shall be reduced by the amount of such tax Lien having such priority;

(c) which is, in the Agent’s Permitted Discretion, slow moving, obsolete, unmerchantable, defective, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the Ordinary Course of Business or unacceptable due to age, type, category and/or quantity;

(d) with respect to which any covenant, representation or warranty contained in this Agreement or any Security Document has been breached or is not true in any material respect;

(e) which does not conform in all material respects to all standards imposed by any applicable Governmental Authority (except that any standard that is qualified as to “materiality” shall have been conformed to in all respects);

(f) which constitutes packaging and shipping material, manufacturing supplies, display items, bill-and-hold goods (other than bill-and-hold goods, the sale of which has been excluded from Dutch Eligible Accounts pursuant to clause (g)(v) of the definition thereof), returned or repossessed goods (other than goods that are undamaged and able to be resold in the Ordinary Course of Business), defective goods, goods held on consignment, goods to be returned to the Applicable Dutch Borrower’s suppliers or goods which are not of a type held for sale in the Ordinary Course of Business;

(g) which is not located in the Netherlands or is not at a location listed on Schedule 8.4.1 (as updated from time to time in accordance with the provisions hereof) other than goods in transit between locations of the Dutch Domiciled Loan Parties;

(h) which is located, at any time after the Temporary Eligibility Period, in any location leased by the Applicable Dutch Borrower unless (i) the lessor has delivered to the Agent a Collateral Access Agreement or (ii) a Dutch Rent Reserve has been established by the Agent;

(i) which is located, at any time after the Temporary Eligibility Period, in any third party warehouse or is in the possession of a bailee, processor or other Person and is not evidenced by a Document, unless (i) such warehouseman, bailee, processor or other Person has delivered to the Agent a Collateral Access Agreement and/or such other documentation as the Agent may reasonably require or (ii) appropriate Dutch Availability Reserves have been established by the Agent in its Permitted Discretion;

(j) which is the subject of a consignment by the Applicable Dutch Borrower as consignor;

(k) which is perishable as determined in accordance with GAAP;

(l) which contains or bears any intellectual property rights licensed to the Applicable Dutch Borrower unless the Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor in any material respect or (ii) incurring any material liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement; or

(m) which constitutes movable assets as set out in section 21 paragraph 2 in conjunction with section 22 paragraph 3 of the Dutch Tax Collection Act (Invorderingswer 1990).

Subject to Sections 14.1 and 7.5 and the definition of Dutch Borrowing Base, the Agent may modify the foregoing criteria in its Permitted Discretion.

Dutch Facility Collateral: Collateral that now or hereafter secures (or is intended to secure) any of the Dutch Facility Secured Obligations, including Property of the U.S. Domiciled Loan Parties pledged to secure the Dutch Facility Secured Obligations under their guarantee of the Secured Obligations.

Dutch Facility Guarantor: each U.S. Borrower, each U.S. Facility Guarantor and each other Person (if any) who guarantees payment and performance of any Dutch Facility Secured Obligations.

Dutch Facility Loan Party: a Dutch Borrower or a Dutch Facility Guarantor.

Dutch Facility Obligations: all Obligations of the Dutch Facility Loan Parties, including, following the Foreign Cross-Guarantee Date for any Dutch Facility Loan Party, the other Foreign Facility Obligations that are the subject of such Foreign Cross-Guarantee (but excluding, for the avoidance of doubt, the Obligations of the U.S. Domiciled Loan Parties as guarantors of any U.S. Facility Obligations).

Dutch Facility Secured Obligations: all Secured Obligations of the Dutch Facility Loan Parties, including, following the Foreign Cross-Guarantee Date for any Dutch Facility Loan Party, the other Foreign Facility Secured Obligations that are the subject of such Foreign Cross-Guarantee (but excluding, for the avoidance of doubt, the Obligations of the U.S. Domiciled Loan Parties as guarantors of any U.S. Facility Secured Obligations).

Dutch Facility Secured Parties: Agent, European Security Trustee, any Dutch Fronting Bank, Dutch Lenders and Secured Bank Product Providers of Bank Products to Dutch Domiciled Loan Parties, and, following the Foreign Cross-Guarantee Date for any Dutch Domiciled Loan Party, the other Secured Parties that are the beneficiaries of such Foreign Cross-Guarantee.

Dutch Fronting Bank: (a) Bank of America (London) or any Affiliate thereof that agrees to issue Dutch Letters of Credit, (b) if reasonably acceptable to European Loan Party Agent, any other Dutch Lender or Affiliate thereof that agrees to issue Dutch Letters of Credit, or (c) if requested by European Loan Party Agent and subject to Section 2.10, a Non-Lender Fronting Bank that agrees to issue Dutch Letters of Credit.

Dutch Fronting Bank Indemnitees: any Dutch Fronting Bank and its officers, directors, employees, Affiliates and agents.

Dutch LC Application: an application by any Dutch Borrower on behalf of itself or any other Dutch Borrower to a Dutch Fronting Bank for issuance of an Dutch Letter of Credit, in form and substance reasonably satisfactory to such Dutch Fronting Bank.

Dutch LC Conditions: the following conditions necessary for issuance of a Dutch Letter of Credit: (a) each of the conditions set forth in Section 6 being satisfied or waived; (b) after giving effect to such issuance, the total Ex-NA LC Obligations do not exceed the Ex-NA Letter of Credit Sublimit, no Dutch Overadvance exists or would result therefrom and, in the case of any Dutch Borrower, Section 2.11 is satisfied; (c) the expiration date of such Dutch Letter of Credit is (i) no more than 365 days from issuance (provided that each Dutch Letter of Credit may, upon the request of the Applicable Dutch Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of twelve (12) months or less (but no later than 20 Business Days prior to the Facility Termination Date)), and (ii) unless the applicable Dutch Fronting Bank and the Agent otherwise consent (subject to the satisfaction of the Cash Collateral requirements set forth in Section 2.5.3), at least 20 Business Days prior to the Facility Termination Date; (d) the Dutch Letter of Credit and payments thereunder are denominated in Euros or Dollars; (e) the form of the proposed Dutch Letter of Credit is reasonably satisfactory to the Agent and the applicable Dutch Fronting Bank; and (f) the proposed use of the Dutch Letter of Credit is for a lawful purpose.

Dutch LC Documents: all documents, instruments and agreements (including Dutch LC Requests and Dutch LC Applications) delivered by any Dutch Borrower or by any other Person to a Dutch Fronting Bank or the Agent in connection with issuance, amendment or renewal of, or payment under, any Dutch Letter of Credit.

Dutch LC Obligations: with respect to the Applicable Dutch Borrower, the Dollar Equivalent of the sum (without duplication) of (a) all amounts owing by such Applicable Dutch Borrower for any drawings under Dutch Letters of Credit; (b) the stated amount of all outstanding Dutch Letters of Credit issued for the account of such Applicable Dutch Borrower; and (c) all fees and other amounts owing with respect to such Dutch Letters of Credit.

Dutch LC Request: a request for issuance of a Dutch Letter of Credit, to be provided by a Dutch Borrower to a Dutch Fronting Bank, in form reasonably satisfactory to Agent and such Dutch Fronting Bank.

Dutch LC Reserve: with respect to the Applicable Dutch Borrower, the aggregate of all Dutch LC Obligations of such Applicable Dutch Borrower, other than (a) those that have been Cash Collateralized and (b) if no Event of Default exists, those constituting charges owing to any Dutch Fronting Bank.

Dutch Lenders: Bank of America (London) and each other Lender that has issued a Dutch Revolver Commitment (provided that such Person or an Affiliate of such Person also has a U.S. Revolver Commitment).

Dutch Letter of Credit: any standby or documentary letter of credit issued by a Dutch Fronting Bank for the account of a Dutch Borrower, or any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support issued by Agent or a Dutch Fronting Bank for the benefit of a Dutch Borrower.

Dutch Overadvance: as defined in Section 2.1.5(d).

Dutch Overadvance Loan: a Loan made to a Dutch Borrower when a Dutch Overadvance exists or is caused by the funding thereof.

Dutch Overadvance Loan Balance: on any date, the Dollar Equivalent of the amount by which the aggregate Dutch Revolver Loans of the Applicable Dutch Borrower or all Dutch Borrowers, as the case may be, exceed the amount of the Dutch Borrowing Base of such Applicable Dutch Borrower or the Total Dutch Borrowing Base, as applicable, on such date.

Dutch Priority Payables Reserve: on any date of determination, a reserve in such amount as Agent may determine in its Permitted Discretion which reflects amounts secured by any Liens, choate or inchoate, which rank or are capable of ranking in priority to the Agent’s and/or the Secured Parties’ Liens and/or for amounts which may represent costs relating to the enforcement of the Agent’s or European Security Trustee’s Liens.

Dutch Protective Advances: as defined in Section 2.1.6(d).

Dutch Reimbursement Date: as defined in Section 2.5.2(a).

Dutch Rent Reserve: the aggregate of (a) all past due rent and other past due charges owing by any Dutch Borrower to any landlord or other Person who possesses any Dutch Facility Collateral or could assert a Lien on such Dutch Facility Collateral; plus (b) a reserve in an amount not to exceed rent and other charges that could be payable to any such Person for the time period used to determine the Net Orderly Liquidation Value of Dutch Facility Collateral.

Dutch Revolver Commitment: for any Dutch Lender, its obligation to make Dutch Revolver Loans and to issue Dutch Letters of Credit, in the case of any Dutch Fronting Bank, or participate in Dutch LC Obligations, in the case of the other Dutch Lenders, to the Dutch Borrowers up to the maximum principal amount shown on Schedule 2.1.1(d), or as hereafter determined pursuant to each Assignment and Acceptance to which it is a party, as such Dutch Revolver Commitment may be adjusted from time to time in accordance with the provisions of Sections 2.1.4, 2.1.7 or 11.1. “Dutch Revolver Commitments” means the aggregate amount of such commitments of all Dutch Lenders.

Dutch Revolver Commitment Increase: as defined in Section 2.1.7(d).

Dutch Revolver Commitment Termination Date: the earliest of (a) the U.S. Revolver Commitment Termination Date (without regard to the reason therefor), (b) the date on which the European Loan Party Agent terminates or reduces to zero all of the Dutch Revolver Commitments pursuant to Section 2.1.4, and (c) the date on which the Dutch Revolver Commitments are terminated pursuant to Section 11.1. From and after the Dutch Revolver Commitment Termination Date, the Dutch Borrowers shall no longer be entitled to request a Dutch Revolver Commitment Increase pursuant to Section 2.1.7 hereof.

Dutch Revolver Exposure: on any date, the Dollar Equivalent of an amount equal to the sum of (a) the Dutch Revolver Loans outstanding on such date and (b) the Dutch LC Obligations on such date.

Dutch Revolver Loan: a Revolver Loan made by Dutch Lenders to a Dutch Borrower pursuant to Section 2.1.1(d), which Revolver Loan shall be denominated in Dollars or Euros and either a LIBOR Loan or a Dutch Base Rate Loan, in each case as selected by Applicable Dutch Borrower, and including any Dutch Swingline Loan, Dutch Overadvance Loan or Dutch Protective Advance.

Dutch Revolver Notes: the promissory notes, if any, executed by Dutch Borrowers in favor of each Dutch Lender to evidence the Dutch Revolver Loans funded from time to time by such Dutch Lender, which shall be in the form of Exhibit C-4 to this Agreement, together with any replacement or successor notes therefor.

Dutch Security Agreements: each pledge (including, without limitation, each pledge over movable assets (undisclosed and non-possessory) and each pledge of receivables) or security agreement among any Dutch Domiciled Loan Party and Agent or the European Security Trustee.

Dutch Subsidiary: Each Wholly-Owned Subsidiary of MRC incorporated or organized under the laws of the Netherlands or any province or territory of the Netherlands.

Dutch Swingline Commitment: $4,500,000.

Dutch Swingline Commitment Termination Date: with respect to any Dutch Swingline Loan, the date that is five Business Days prior to the Dutch Revolver Commitment Termination Date.

Dutch Swingline Lender: Bank of America (London) or an Affiliate of Bank of America (London).

Dutch Swingline Loan: a Swingline Loan made by the Dutch Swingline Lender to a Dutch Borrower pursuant to Section 2.1.8(d), which Swingline Loan shall be a Dutch Base Rate Loan.

Eligible Account Currencies: Australian Dollars, Canadian Dollars, Dollars, Euros, New Zealand Dollars, Singapore Dollars, Sterling, Yen and such other currencies determined by Agent in its discretion.

Eligible Account Debtor Jurisdictions: Australia, Canada, Hong Kong, Japan, New Zealand, Norway, any member state of the European Union prior to May 2004, South Korea, Switzerland, Singapore, the U.S. and such other jurisdictions determined by Agent in its discretion, in each case together with any state or province thereof (as applicable); provided, however, that Agent may from time to time, in its Permitted Discretion, designate any of the foregoing jurisdictions, including any jurisdiction previously determined by Agent in its discretion to be an Eligible Account Debtor Jurisdiction, to no longer be an eligible jurisdiction for Account Debtors (other than Australia, Canada, Belgium, the Netherlands, the UK and the U.S.).

Eligible Accounts: the (a) Australian Eligible Accounts, (b) Belgian Eligible Accounts, (c) Canadian Eligible Accounts, (d) Dutch Eligible Accounts, (e) New Zealand Eligible Accounts, (f) Singapore Eligible Accounts, (g) UK Eligible Accounts, and/or (h) U.S. Eligible Accounts, as the context requires.

Eligible Assignee: subject to the requirements of Section 13.3.3, a Person that is (a) a Lender or an Affiliate of a U.S. based Lender; (b) if such Person is to hold U.S. Facility Obligations, an Approved Fund; (c) if such Person is to hold Foreign Facility Obligations, a Person who holds or is acquiring, or whose Affiliate holds or is acquiring, a U.S. Revolver Commitment; (d) any other financial institution approved by Agent and North American Loan Party Agent (which approval by North American Loan Party Agent may be withheld in the sole discretion of North American Loan Party Agent in the case of any financial institution which is a Disqualified Lender and which approval shall not otherwise be unreasonably withheld or delayed, and shall be deemed given if no objection is made within five Business Days after notice of the proposed assignment), that is organized, registered or incorporated under the laws of Australia, a Participating Member State, Canada, New Zealand, Singapore, the United Kingdom or the United States or any state, province or district thereof, extends asset-based lending facilities in its Ordinary Course of Business and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of the Code or any other Applicable Law, or would, immediately following any such assignment, result in increased costs or Taxes payable by the Loan Parties pursuant to Section 5.8; and (e) during any Event of Default, any Person acceptable to Agent in its discretion, which acceptance shall not be unreasonably withheld or delayed.

Eligible Inventory: the (a) Australian Eligible Inventory, (b) Belgian Eligible Inventory, (c) Canadian Eligible Inventory, (d) Dutch Eligible Inventory, (e) New Zealand Eligible Inventory, (f) Singapore Eligible Inventory, (g) UK Eligible Inventory, and/or (h) U.S. Eligible Inventory, as the context requires.

Enforcement Action: any action to enforce any Obligations or Loan Documents or to exercise any rights or remedies relating to any Collateral (whether by judicial action, self-help, notification of Account Debtors, exercise of setoff or recoupment, exercise of any right or vote to act in a Loan Party’s Insolvency Proceeding, or otherwise).

Environmental Claims: any and all actions, suits, orders, decrees, demands, demand letters, claims, liens, notices of noncompliance, violation or potential responsibility or investigation (other than internal reports prepared by any Borrower or any of the Subsidiaries (a) in the ordinary course of such Person’s business or (b) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law, including, (i) any and all such claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all such claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief relating to the presence, release or threatened release of Hazardous Materials or arising from alleged injury or threat of injury to health or safety (to the extent relating to human exposure to Hazardous Materials), or the environment including, ambient air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands.

Environmental Law: any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, relating to the protection of environment, including, ambient air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands, or human health or safety (to the extent relating to human exposure to Hazardous Materials), or Hazardous Materials.

ERISA: the Employee Retirement Income Security Act of 1974.

ERISA Affiliate: any trade or business (whether or not incorporated) under common control with a Loan Party or treated as a single employer with a Loan Party, in each case within the meaning of Section 414 of the Code.

Eurasian Base Rate: with respect to Dollars funded outside of Canada and the U.S. and with respect to Australian Dollars, Euros, New Zealand Dollars, Sterling and Singapore Dollars (and such other currencies as may be funded under the UK Alternate Swingline Loan), a fluctuating rate of interest per annum equal to the rate of interest in effect for such day as announced from time to time by the local branch of Bank of America in the jurisdiction in which such currency is funded as its “base rate” with respect to such currency. Any change in such rate shall take effect at the opening of business on the day of such change.

Euro: the single currency of the Participating Member States which have adopted the euro unit as their single currency pursuant to the Treaty of Rome of March 25, 1957, establishing the European Community.

European Loan Party Agent: as defined in Section 4.4.2.

European Secured Parties: the Belgian Facility Secured Parties, the Dutch Facility Secured Parties and the UK Facility Secured Parties.

European Security Agreements: the Belgian Security Agreements, the Dutch Security Agreements and the UK Security Agreements.

European Security Trustee: Bank of America (London) or any successor security trustee appointed in accordance with Section 12.2.

Event of Default: as defined in Section 11.1.

Ex-NA LC Obligations: the Australian LC Obligations, the Belgian LC Obligations, the Dutch LC Obligations, the New Zealand LC Obligations, the Singapore LC Obligations and the UK LC Obligations.

Ex-NA Letter of Credit Sublimit: $50,000,000.

Excess Availability: as of any date of determination, an amount equal to (a) the lesser of (i) the Commitments minus all LC Obligations and (ii) the sum of the (1) Total Australian Borrowing Base, (2) Total Belgian Borrowing Base, (3) the Total Canadian Borrowing Base, (4) the Total Dutch Borrowing Base, (5) the Total New Zealand Borrowing Base, (6) the Total Singapore Borrowing Base, (7) the Total UK Borrowing Base and (8) the U.S. Borrowing Base, minus (b) the Dollar Equivalent of the principal balance of all Revolver Loans; provided, that the amount attributable to clause (a) above from the non-U.S. Revolver Commitments or the non-U.S. Borrowing Bases (as applicable) may not exceed 50% of clause (a).

Exchange Rate: the exchange rate, as determined by Agent, applicable to conversion of a currency into Dollars that is (a) reported by Bloomberg (or other commercially available source designated by Agent) as of the end of the preceding Business Day in the financial market for such currency; or (b) if such report is unavailable for any reason, the spot rate for the purchase of such currency with Dollars through Agent’s principal foreign exchange trading office for the currency during such office’s preceding Business Day.

Excluded Deposit Accounts: (a) Deposit Accounts that are zero balance disbursement accounts, (b) Deposit Accounts used solely to fund payroll, payroll taxes and similar employment taxes or employee benefits in the Ordinary Course of Business, (c) other Deposit Accounts with an amount on deposit of less than $5,000,000 at any time in the aggregate for all such Deposit Accounts and (d) the Net Available Cash Account.

Excluded Loan Party: (a) each Loan Party that is a “controlled foreign corporation” within the meaning of Section 957 of the Code; (b) any direct or indirect Subsidiary of a Person described in clause (a) of this definition; and (c) any U.S. Subsidiary, substantially all of the direct or indirect assets of which are Stock of one or more “controlled foreign corporations” within the meaning of Section 957 of the Code.

Excluded Subsidiary: (a) each U.S. Subsidiary listed on Schedule 9.1.12 hereto as an Excluded Subsidiary, (b) any Subsidiary that is not a Wholly-Owned Subsidiary, (c) any Subsidiary that is prohibited by any Applicable Law from guaranteeing the Secured Obligations, (d) in respect of the U.S. Domiciled Loan Parties, (i) any direct or indirect Subsidiary of a non-U.S. Subsidiary (that is a “controlled foreign corporation” within the meaning of Section 957 of the Code) and (ii) any U.S. Subsidiary, substantially all of the direct or indirect assets of which are Stock of one or more “controlled foreign corporations” within the meaning of Section 957 of the Code, (e) any Restricted Subsidiary acquired pursuant to a Permitted Acquisition financed with secured Indebtedness incurred pursuant to Section 10.2.1(b)(ix) or Section 10.2.1(b)(x) and each Restricted Subsidiary thereof that guarantees such Indebtedness to the extent and so long as the financing documentation relating to such Permitted Acquisition to which such Restricted Subsidiary is a party prohibits such Restricted Subsidiary from guaranteeing, or granting a Lien on any of its assets to secure, the Secured Obligations; provided that after such time that such prohibitions on guarantees or granting of Liens lapses or terminates, such Restricted Subsidiary shall no longer be an Excluded Subsidiary, (f) any other Subsidiary with respect to which, in the reasonable judgment of the Agent (confirmed in writing by notice to the applicable Borrower), the cost or other consequences (including any adverse tax consequences) of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (g) each Unrestricted Subsidiary and (h) any Restricted Subsidiary that the North American Loan Party Agent elects by notice to the Agent to treat as an Excluded Subsidiary pursuant to this clause (h), provided that (i) any such Restricted Subsidiary shall cease to be so treated as an Excluded Subsidiary pursuant to this clause (h) upon written notice from the North American Loan Party Agent to the Agent, and (ii) at any time, the total assets of all Restricted Subsidiaries that are Excluded Subsidiaries solely as a result of this clause (h), as reflected on their most recent balance sheets prepared in accordance with GAAP, do not in the aggregate at any time exceed $5,000,000, and (iii) the total revenues of all Restricted Subsidiaries that are Excluded Subsidiaries solely as a result of this clause (h) for the twelve-month period ending on the last day of the most recent Test Period for which financial statements have been delivered pursuant to clause (a) or (b) of Section 10.1.1 do not in the aggregate exceed $5,000,000.

Excluded Tax: with respect to Agent, any Lender, any Fronting Bank, any Security Trustee or any other recipient of a payment to be made by or on behalf of any Loan Party on account of any Obligation, (a) taxes imposed on or measured by its net income (however denominated), and franchise taxes imposed on it (i) by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located or (ii) as the result of any other present or former connection between such recipient and the jurisdiction imposing such tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document); (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which such recipient has a branch; (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender pursuant to laws in force at the time such Foreign Lender becomes a Lender (or designates a new Lending Office) hereunder, or any additional withholding tax that is imposed on amounts payable to a Foreign Lender after the time such Foreign Lender becomes a Lender (or designates a new Lending Office) hereunder, except that taxes in this clause (c) shall not include (i) additional withholding tax that may be imposed on amounts payable to a Foreign Lender after the time such Foreign Lender becomes a party to the Agreement (or designates a new Lending Office), as a result of a Change in Tax Law after such time and (ii) any amount with respect to withholding tax that such Foreign Lender (or its assignor, if any) was previously entitled to receive pursuant to Section 5.8 of this Agreement, if any, with respect to such withholding tax at the time such Foreign Lender designates a new Lending Office (or at the time of the assignment); (d) any United States withholding tax imposed under FATCA; or (e) any withholding tax that is attributable to such recipient’s failure or inability (other than as a result of a Change in Tax Law) to comply with Section 5.9.

Existing U.S. Letters of Credit: the letters of credit designated as such on Schedule 1.1(a).

Existing Loan Agreement: as defined in the recitals to this Agreement.

Extraordinary Expenses: all costs, expenses or advances that Agent and Security Trustees may incur during an Event of Default, or during the pendency of any Insolvency Proceeding of any Borrower or any Subsidiary, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Agent, any Security Trustee, any Fronting Bank, any Lender, any Loan Party, any representative of creditors of any Loan Party or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Agent’s or any Security Trustee’s Liens with respect to any Collateral), Loan Documents, Letters of Credit or Obligations, including any lender liability or other Claims; (c) the exercise, protection or enforcement of any rights or remedies of Agent in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations; and (g) Protective Advances. Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Loan Party or independent contractors in liquidating any Collateral, travel expenses, receivers’ and managers’ fees and legal fees (which shall be limited to the reasonable fees, disbursements and other charges of one primary counsel and one local counsel in each relevant state or foreign jurisdiction for the Agent and the Lenders (unless there is an actual or perceived conflict of interest or the availability of different claims or defenses in which case the Agent may retain its own counsel)).

Facility Termination Date: the earlier of (a) March 27, 2017 and (b) the 90th day prior to the scheduled maturity date for the Senior Secured Notes unless, on or prior to such 90th day, either (i) all of the Senior Secured Notes shall have been repaid in full or (ii) the scheduled maturity date for the Senior Secured Notes shall have been extended to June 30, 2017 or later.

FATCA: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended version that is substantively comparable), and any current or future regulations or official interpretations thereof.

FCCR Test Event: the occurrence of any one of the following events: (i) Excess Availability shall be less than the greater of (A) 10% of the Commitments or (B) $95,000,000 or (ii) an Event of Default shall have occurred and be continuing; provided, that, to the extent that the FCCR Test Event has occurred due to clause (i) of this definition, if Excess Availability shall have exceeded the greater of (x) 10% of the Commitments and (y) $95,000,000 for at least thirty (30) consecutive days, the FCCR Test Event shall be deemed to be over.

Federal Funds Rate: (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on the applicable Business Day (or on the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the average rate (rounded up, if necessary, to the nearest 1/8 of 1%) charged to Bank of America on the applicable day on such transactions, as determined by Agent.

Fee Letter: the fee letter agreement among Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, MRC and the Initial Canadian Borrower dated as of February 10, 2012.

Financial Administration Act: Financial Administration Act (Canada) and all regulations and schedules thereunder.

Financial Support Direction: a financial support direction issued by the Pensions Regulator in the UK under Section 43 of the Pensions Act 2004.

Floating Rate Loan: a Base Rate Loan or a Canadian Prime Rate Loan.

FLSA: the Fair Labor Standards Act of 1938.

Foreign Allocated U.S. Availability Reserve: the aggregate amount of the U.S. Borrowing Base allocated by North American Loan Party Agent for inclusion by any Foreign Borrowers in their respective Borrowing Bases.

Foreign Borrower Group: a group consisting of (a) the Australian Borrowers, (b) the Belgian Borrowers, (c) the Canadian Borrowers, (d) the Dutch Borrowers, (e) the New Zealand Borrowers, (f) the Singapore Borrowers or (g) the UK Borrowers, as the context requires.

Foreign Borrowers: the Australian Borrowers, Belgian Borrowers, Canadian Borrowers, Dutch Borrowers, New Zealand Borrowers, Singapore Borrowers and UK Borrowers.

Foreign Cross-Guarantee: as defined in Section 5.10.6.

Foreign Cross-Guarantee Date: with respect to any Foreign Borrower, the date on which such Foreign Borrower enters into an effective Foreign Cross-Guarantee.

Foreign Domiciled Loan Parties: the Australian Domiciled Loan Parties, the Belgian Domiciled Loan Parties, the Canadian Domiciled Loan Parties, the Dutch Domiciled Loan Parties, the New Zealand Domiciled Loan Parties, the Singapore Domiciled Loan Parties and the UK Domiciled Loan Parties.

Foreign Facility Obligations: the Australian Facility Obligations, the Belgian Facility Obligations, the Canadian Facility Obligations, the Dutch Facility Obligations, the New Zealand Facility Obligations, the Singapore Facility Obligations and the UK Facility Obligations.

Foreign Facility Secured Obligations: the Australian Facility Secured Obligations, the Belgian Facility Secured Obligations, the Canadian Facility Secured Obligations, the Dutch Facility Secured Obligations, the New Zealand Facility Secured Obligations, the Singapore Facility Secured Obligations and the UK Facility Secured Obligations.

Foreign Lender: (a) with respect to each Borrower that is a U.S. Person, each Lender or Fronting Bank that is not a U.S. Person, and (b) with respect to each Borrower that is not a U.S. Person, each Lender or Fronting Bank that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.

Foreign Plan: any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by a Borrower or any of its Subsidiaries with respect to employees employed outside of the United States or Canada, other than any state social security arrangements.

Foreign Revolver Commitments: the Australian Revolver Commitment, the Belgian Revolver Commitment, the Canadian Revolver Commitment, the Dutch Revolver Commitment, the New Zealand Revolver Commitment, the Singapore Revolver Commitment and/or the UK Revolver Commitment, as the context requires.

Foreign Subsidiary: a Subsidiary of a Borrower that is not a Domestic Subsidiary.

Fronting Bank: (a) an Australian Fronting Bank, (b) a Belgian Fronting Bank, (c) a Canadian Fronting Bank, (d) a Dutch Fronting Bank, (e) a New Zealand Fronting Bank, (f) a Singapore Fronting Bank, (g) a UK Fronting Bank, and/or (h) a U.S. Fronting Bank, as the context requires.

Fronting Bank Indemnitees: (a) Australian Fronting Bank Indemnitees, (b) Belgian Fronting Bank Indemnitees, (c) Canadian Fronting Bank Indemnitees, (d) Dutch Fronting Bank Indemnitees (e) New Zealand Fronting Bank Indemnitees, (f) Singapore Fronting Bank Indemnitees, (g) UK Fronting Bank Indemnitees, and/or (h) U.S. Fronting Bank Indemnitees, as the context requires.

FSCO: The Financial Services Commission of Ontario or like body in Canada or in any other province or territory or jurisdiction of Canada with whom a Canadian Pension Plan is required to be registered in accordance with Applicable Law and any other Governmental Authority succeeding to the functions thereof.

Full Payment: with respect to any Obligations (other than unasserted contingent indemnity claims), (a) the full cash payment thereof in the applicable currency required hereunder, including any interest and documented fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); (b) if such Obligations are LC Obligations, Bank Product Debt or inchoate or contingent in nature, Cash Collateralization thereof (or delivery of a standby letter of credit acceptable to Agent in its discretion, in the amount of required Cash Collateral); and (c) a release of any Claims of Loan Parties against Agent, Security Trustees, Lenders and any Fronting Bank arising on or before the payment date. No Loans shall be deemed to have been paid in full until all Commitments related to such Loans have expired or been terminated.

Funded Debt: all consolidated indebtedness of the Borrowers and the Restricted Subsidiaries (or so long as Parent is a Passive Entity, Parent and the Restricted Subsidiaries) for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of any such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all amounts of Funded Debt required to be paid or prepaid within one year from the date of its creation and, in the case of the Borrowers, Indebtedness in respect of the Loans.

GAAP: generally accepted accounting principles in effect in the United States, from time to time, applied consistently, subject to Section 1.2 hereof; provided that capital leases and operating leases shall be subject to generally accepted accounting principles in effect in the United States on the date hereof.

General Intangibles: as defined in the UCC (and/or with respect to any General Intangible of a Canadian Domiciled Loan Party or New Zealand Domiciled Loan Party, an “intangible” as defined in the PPSA or the PPSA New Zealand, and/or with respect to any General Intangible of an Australian Domiciled Loan Party, “intangible property” as defined in the PPSA Australia) or any other Applicable Law, as applicable.

Governmental Approval: all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

Governmental Authority: any federal, state, provincial, municipal, foreign or other governmental department, agency, commission, board, bureau, court, tribunal, instrumentality, political subdivision, authority, corporation or body, regulatory or self-regulatory organization or other entity or officer exercising executive, legislative, judicial, statutory, regulatory or administrative functions for or pertaining to any government or court (including any supranational bodies such as the European Union), in each case whether it is or is not associated with Australia, Belgium, Canada, the Netherlands, New Zealand, Singapore, the United Kingdom, the United States or any state, province, district or territory thereof, or any other foreign entity or government.

GST Group: has the meaning given to it in the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

Guarantee: each guarantee agreement (including this Agreement) executed by a Guarantor in favor of Agent guaranteeing all or any portion of the Secured Obligations.

Guarantee Obligations: as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (d) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided, however, that the term “Guarantee Obligations” shall not include endorsements of instruments for deposit or collection in the Ordinary Course of Business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

Guarantor Payment: as defined in Section 5.10.3(b).

Guarantors: Australian Facility Guarantors, Belgian Facility Guarantors, Canadian Facility Guarantors, Dutch Facility Guarantors, New Zealand Facility Guarantors, Singapore Facility Guarantors, UK Facility Guarantors, U.S. Facility Guarantors, and each other Person who guarantees payment or performance of any Secured Obligations.

Hazardous Materials: (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, or “pollutants”, or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, which is prohibited, limited or regulated by any Environmental Law.

Hedge Agreement: an Interest Rate Agreement, Currency Agreement or Commodity Agreement entered into in the ordinary course of any Borrower’s or any of its Subsidiaries’ businesses.

Historical Financial Statements: as of the Closing Date, (a) the audited consolidated financial statements of the Parent and its Subsidiaries for the fiscal year ended December 31, 2011, (b) the unaudited consolidated financial statements of the Parent and its Subsidiaries for the fiscal quarter ended September 30, 2011 and (c) the unaudited consolidated financial statements of the Parent and its Subsidiaries for the fiscal month ended January 31, 2012.

HSBC: HSBC Bank plc.

HSBC Credit Agreement: that certain €60,000,000 Term and Revolving Facility Agreement dated as of 17 September 2010 (as amended), among MRC Transmark Group B.V. and Holdings UK, as borrowers, and HSBC.

IFRS: International Financial Reporting Standards.

Increase Date: as defined in Section 2.1.7(i).

Indebtedness: with respect to any Person shall mean (a) all indebtedness of such Person for borrowed money, (b) the deferred purchase price of assets or services that in accordance with GAAP would be included as liabilities in the balance sheet of such Person, (c) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (d) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed, (e) all Capitalized Lease Obligations of such Person, (f) all obligations of such Person under interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity price protection agreements or other commodity price hedging agreements and other similar agreements (but taking into account only the mark-to-market value or, if any actual amount is due as a result of the termination or close-out of such transaction, that amount) and (g) without duplication, all Guarantee Obligations of such Person, provided that Indebtedness shall not include (i) trade payables and accrued expenses, in each case payable directly or through a bank clearing arrangement and arising in the Ordinary Course of Business, (ii) deferred or prepaid revenue, (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller and (iv) all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the Ordinary Course of Business.

Indemnified Taxes: Taxes other than Excluded Taxes and Other Taxes.

Indemnitees: Agent Indemnitees, Lender Indemnitees, Fronting Bank Indemnitees and Bank of America Indemnitees.

Information: as defined on Section 14.12.

Initial Australian Borrowers: as defined in the preamble to this Agreement.

Initial Belgian Borrower: as defined in the preamble to this Agreement.

Initial Canadian Borrower: as defined in the preamble to this Agreement.

Initial Dutch Borrowers: as defined in the preamble to this Agreement.

Initial UK Borrowers: as defined in the preamble to this Agreement.

Initial U.S. Borrowers: as defined in the preamble to this Agreement.

Insolvency Proceeding: any case or proceeding, application, meeting convened, resolution passed, proposal, corporate action or any other proceeding commenced by or against a Person under any state, provincial, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the U.S. Bankruptcy Code, or any other insolvency, debtor relief, bankruptcy, receivership, debt adjustment law or other similar law (whether state, provincial, federal or foreign), including the Bankruptcy and Insolvency Act (Canada), the CCAA, the Singapore Companies Act, Chapter 50 and the Singapore Bankruptcy Act, Chapter 20, Bankruptcy Act 1966 (Cth), the Corporations Act 2001 (Cth), the Companies Act 1993 (New Zealand), the Belgian bankruptcy law of 8 August 1997 and the Belgian law on the continuity of enterprises of 31 January 2009; (b) the appointment of a Creditor Representative or other custodian for such Person or any part of its Property; (c) an assignment or trust mortgage for the benefit of creditors; (d) the winding up or strike off the Person; (e) the proposal or implementation of a scheme of arrangement; (f) a suspension of payment, moratorium of any debts, official assignment, composition or arrangement with a Person’s creditors; (g) in the case of an Australian Domiciled Loan Party, any writ of execution, garnishee order, notice under section 120 of the PPSA Australia, mareva injunction or similar order, attachment, distress or other process is made, levied or issued against it or its assets, or such other step is taken in relation to it being adjudicated or found unable to pay its debts when they fall due or it is (or states that it is) an insolvent under administration or insolvent (each as defined in the Corporations Act 2001 (Cth)); or (h) in the case of a UK Domiciled Loan Party, any corporate action, legal proceedings or other procedure commenced or other step taken (including the making of an application, the presentation of a petition, the filing or service of a notice or the passing of a resolution) in relation to (i) such UK Domiciled Loan Party being adjudicated or found insolvent, (ii) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of such UK Domiciled Loan Party other than a solvent liquidation or reorganization of such UK Domiciled Loan Party, the terms of which have been previously approved in writing by the Agent, (iii) a composition, assignment or arrangement with any class of creditors of such UK Domiciled Loan Party or (iv) the appointment of a liquidator, supervisor, receiver, administrator, administrative receiver, compulsory manager, trustee or other similar officer in respect of such UK Domiciled Loan Party or any of its assets; provided, that clause (g) and (h) shall not apply to (A) any winding-up petition which is frivolous or vexatious or which is being contested in good faith and, in each case, is discharged, stayed or dismissed within 21 days of commencement, or (B) any solvent reorganization contemplated or permitted by Section 10.2.3.

Insolvency Regulation: the Council Regulation (EC) No. 1346/2000 29 May 2000 on Insolvency Proceedings.

Insurance Assignment: each collateral assignment of insurance pursuant to which a Loan Party assigns to the Agent, for the benefit of the Secured Parties, such Loan Party’s rights under business interruption policies, as security for the Secured Obligations.

Intercreditor Agreement: that certain Second Amended and Restated Intercreditor Agreement dated as of December 21, 2009, among MRC, certain of its subsidiaries, The CIT Group/Business Credit, Inc., as co-collateral agent for the Revolving Credit Lenders (as defined therein), Bank of America, N.A., as co-collateral agent for the Revolving Credit Lenders, and U.S. Bank National Association, as collateral trustee for itself and the Senior Secured Notes Secured Parties (as defined therein), the Additional Senior Secured Notes Secured Parties (as defined therein) and the Subordinated Lien Secured Parties (as defined therein), as the same may be amended, supplemented or otherwise modified from time to time.

Interest Period: as defined in Section 3.1.7.

Interest Period Loan: an Australian Bank Bill Rate Loan, a Canadian BA Rate Loan, a LIBOR Loan, a New Zealand Bank Bill Rate Loan or a SIBOR Loan.

Interest Rate Agreement: any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with any Borrower’s and its Subsidiaries’ operations and not for speculative purposes.

Inventory: as defined in the UCC, the PPSA, the PPSA Australia, the PPSA New Zealand or any other Applicable Law, as applicable, including all goods intended for sale, lease, display or demonstration; all goods provided under a contract for services; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, transformation, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in a Borrower’s business (but excluding Equipment).

Inventory Appraisal: (a) on the Closing Date, the appraisals prepared by HILCO Appraisal Services, LLC dated February 29, 2012 and (b) thereafter, the most recent inventory appraisal conducted by an independent appraisal firm and delivered pursuant to Section 10.1.15 hereof.

Investment: for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of Stock, Stock Equivalents, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 364 days arising in the Ordinary Course of Business; or (c) the entering into of any guarantee of, or other contingent obligation with respect to, Indebtedness.

IRS: the United States Internal Revenue Service.

ITA: the Income Tax Act 2007.

ITSA: an agreement between the members of a GST Group which takes effect as an indirect tax sharing agreement under section 444-90 of Schedule 1 of the Taxation Administration Act 1953 (Cth) and complies with the Taxation Administration Act 1953 (Cth) and the A New Tax System (Goods and Services Tax) Act 1999 (Cth) as well as any applicable law, official directive, request, guideline or policy (whether or not having the force of law) issued in connection with the Taxation Administration Act 1953 (Cth).

Joint Lead Arrangers: Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Bank PLC, and Wells Fargo Capital Finance, LLC.

LC Document: any of the Australian LC Documents, Belgian LC Documents, Canadian LC Documents, Dutch LC Documents, New Zealand LC Documents, Singapore LC Documents, UK LC Documents, and/or the U.S. LC Documents, as the context requires.

LC Obligations: the Australian LC Obligations, the Belgian LC Obligations, the Canadian LC Obligations, Dutch LC Obligations, the New Zealand LC Obligations, the Singapore LC Obligations, the UK LC Obligations and/or the U.S. LC Obligations, as the context requires.

LC Reserve: the Australian LC Reserve, the Belgian LC Reserve, the Canadian LC Reserve, Dutch LC Reserve, the New Zealand LC Reserve, the Singapore LC Reserve, the UK LC Reserve and/or the U.S. LC Reserve, as the context requires.

Lender Indemnitees: Lenders, Affiliates of Lenders and their respective officers, directors, members, partners, employees and agents.

Lenders: as defined in the preamble to this Agreement, including (a) Bank of America and its Affiliates in their respective capacities as the Australian Swingline Lender, the Belgian Swingline Lender, the Canadian Swingline Lender, the Dutch Swingline Lender, the New Zealand Swingline Lender, the Singapore Swingline Lender, the UK Swingline Lender and the U.S. Swingline Lender, (b) the Australian Lenders, (c) the Belgian Lenders, (d) the Canadian Lenders, (e) the Dutch Lenders, (f) the New Zealand Lenders, (g) the Singapore Lenders, (h) the UK Lenders, (i) the U.S. Lenders and (j) their respective permitted successors and assigns and, where applicable, any Fronting Bank, and any other Person who hereafter becomes a “Lender” pursuant to an Assignment and Acceptance.

Lending Office: the office designated as such by the Applicable Lender at the time it becomes party to this Agreement or thereafter by notice to Agent and the relevant Loan Party Agent.

Letter-of-Credit Right: as defined in the UCC, and in any event shall mean a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment of performance.

Letters of Credit: the Australian Letters of Credit, the Belgian Letters of Credit, the Canadian Letters of Credit, the Dutch Letters of Credit, the New Zealand Letters of Credit, the Singapore Letters of Credit, the UK Letters of Credit and/or the U.S. Letters of Credit, as the context requires. Letters of Credit includes the Existing U.S. Letters of Credit.

LIBOR: for any Interest Period with respect to a LIBOR Loan, the per annum rate of interest (rounded up, if necessary, to the nearest 1/8th of 1%), determined by Agent at approximately 11:00 a.m. (London time) two Business Days prior to commencement of such Interest Period (but in the case of a LIBOR Loan denominated in Sterling, Agent may determine LIBOR on the first day of the Interest Period), for a term comparable to such Interest Period, equal to (a) the British Bankers Association LIBOR Rate (“BBA LIBOR”) for the relevant currency, as published by Reuters (or other commercially available source designated by Agent); or (b) if BBA LIBOR is not available for any reason, the interest rate at which deposits in the relevant currency and approximate amount of the LIBOR Loan would be offered by Bank of America’s London branch to major banks in the London interbank market. If the Board of Governors imposes a Reserve Percentage with respect to LIBOR deposits in Dollars, then LIBOR for Dollars shall be the foregoing rate, divided by 1 minus the Reserve Percentage.

LIBOR Loan: each set of LIBOR Revolver Loans having a common currency, length and commencement of Interest Period.

LIBOR Revolver Loan: a Revolver Loan that bears interest based on LIBOR; provided, however, that a Canadian Base Rate Loan bearing interest as set forth in clause (c) of the definition of Canadian Base Rate, or a U.S. Base Rate Loan bearing interest as set forth in clause (c) of the definition of U.S. Base Rate, shall not constitute a LIBOR Revolver Loan.

Lien: any mortgage, pledge (including, without limitation, disclosed, undisclosed, possessory and non-possessory), security interest, hypothecation, assignment, statutory trust, deemed trust, privilege, lien, charge, bailment or similar encumbrance, whether statutory, based on common law, contract or otherwise, and including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any reservation of ownership or any lease in the nature thereof.

Loan: a Revolver Loan.

Loan Account: as defined in Section 5.7.1.

Loan Documents: this Agreement, the Other Agreements and the Security Documents.

Loan Parties: the Australian Facility Loan Parties, the Belgian Facility Loan Parties, the Canadian Facility Loan Parties, the Dutch Facility Loan Parties, the New Zealand Facility Loan Parties, the Singapore Facility Loan Parties, the UK Facility Loan Parties and the U.S. Facility Loan Parties, collectively, and “Loan Party” means any of the Loan Parties, individually.

Loan Party Agent: the Asian Loan Party Agent, the European Loan Party Agent and/or the North American Loan Party Agent, as the context requires.

Loan Party Group: a group consisting of (a) the Australian Facility Loan Parties, (b) the Belgian Facility Loan Parties, (c) the Canadian Facility Loan Parties, (d) the Dutch Facility Loan Parties, (e) the New Zealand Facility Loan Parties, (f) the Singapore Facility Loan Parties, (g) the UK Facility Loan Parties or (h) the U.S. Facility Loan Parties, as the context requires.

Loan Party Group Obligations: with respect to (a) the Australian Facility Loan Parties, the Australian Facility Obligations, (b) the Belgian Facility Loan Parties, the Belgian Facility Obligations, (c) the Canadian Facility Loan Parties, the Canadian Facility Obligations, (d) the Dutch Facility Loan Parties, the Dutch Facility Obligations, (e) the New Zealand Facility Loan Parties, the New Zealand Facility Obligations, (f) the Singapore Facility Loan Parties, the Singapore Facility Obligations, (g) the UK Facility Loan Parties, the UK Facility Obligations, and (h) the U.S. Facility Loan Parties, U.S. Facility Obligations.

Local Time: with respect to (a) Australian Revolver Loans and New Zealand Revolver Loans, prevailing time in Sydney, Australia, (b) Belgian Revolver Loans, Dutch Revolver Loans and UK Revolver Loans, prevailing time in London, England, (c) Canadian Revolver Loans and U.S. Revolver Loans, Central time in the United States, and (d) Singapore Revolver Loans, prevailing time in Singapore.

Mandatory Costs Rate: as defined in Schedule 3.8.

Material Adverse Change: any event or circumstance which has resulted or is reasonably likely to result in a material adverse change in the business, assets, operations, properties or financial condition of MRC and its Subsidiaries, taken as a whole or that would materially adversely affect the ability of the Loan Parties, taken as a whole, to perform their respective payment obligations under this Agreement or any of the other Loan Documents.

Material Adverse Effect: a circumstance or condition affecting the business, assets, operations, properties or financial condition of MRC and its Subsidiaries, taken as a whole, that would materially adversely affect (a) the business, assets, operations, properties, or financial condition of the Borrowers and their Subsidiaries, taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform their respective payment obligations under this Agreement or any of the other Loan Documents or (c) the rights and remedies of the Agent, the Security Trustees and the Lenders under this Agreement or any of the other Loan Documents.

Material Subsidiary: at any date of determination, each Restricted Subsidiary of MRC (a) whose total assets at the last day of the Test Period ending on the last day of the most recent fiscal period for which financial statements have been delivered pursuant to clause (a) or (b) of Section 10.1.1 were equal to or greater than 5% of the Consolidated Total Assets of MRC and its Restricted Subsidiaries at such date or (b) whose gross revenues for such Test Period were equal to or greater than 5% of the consolidated gross revenues of MRC and its Restricted Subsidiaries for such period, in each case determined in accordance with GAAP.

Maximum Australian Facility Amount: on any date of determination, the lesser of (a) the Australian Revolver Commitments on such date and (b) $52,000,000 (or such greater or lesser amount after giving effect to any reductions in the Australian Revolver Commitments pursuant to Section 2.1.4 and/or to any Australian Revolver Commitment Increase made pursuant to and in accordance with Section 2.1.7).

Maximum Belgian Facility Amount: on any date of determination, the lesser of (a) the Belgian Revolver Commitments on such date and (b) $7,000,000 (or such greater or lesser amount after giving effect to any reductions in the Belgian Revolver Commitments pursuant to Section 2.1.4 and/or to any Belgian Revolver Commitment Increase made pursuant to and in accordance with Section 2.1.7).

Maximum Canadian Facility Amount: on any date of determination, the lesser of (a) the Canadian Revolver Commitments on such date and (b) $145,000,000 (or such greater or lesser amount after giving effect to any reductions in the Canadian Revolver Commitments pursuant to Section 2.1.4 and/or to any Canadian Revolver Commitment Increase made pursuant to and in accordance with Section 2.1.7).

Maximum Dutch Facility Amount: on any date of determination, the lesser of (a) the Dutch Revolver Commitments on such date and (b) $9,000,000 (or such greater or lesser amount after giving effect to any reductions in the Dutch Revolver Commitments pursuant to Section 2.1.4 and/or to any Dutch Revolver Commitment Increase made pursuant to and in accordance with Section 2.1.7).

Maximum Facility Amount: the sum of the (a) Maximum Australian Facility Amount, (b) Maximum Belgian Facility Amount, (c) Maximum Canadian Facility Amount, (d) Maximum Dutch Facility Amount, (e) Maximum New Zealand Facility Amount, (f) Maximum Singapore Facility Amount, (g) Maximum UK Facility Amount, and (h) Maximum U.S. Facility Amount but, in any event, not to exceed $1,550,000,000.

Maximum Foreign Facility Amount: the Maximum Australian Facility Amount, the Maximum Belgian Facility Amount, the Maximum Canadian Facility Amount, the Maximum Dutch Facility Amount, the Maximum New Zealand Facility Amount, the Maximum Singapore Facility Amount and/or the Maximum UK Facility Amount, as the case may be.

Maximum New Zealand Facility Amount: on any date of determination, the lesser of (a) the New Zealand Revolver Commitments on such date and (b) $0 (or such greater amount after giving effect to any New Zealand Revolver Commitment Increase made pursuant to and in accordance with Section 2.1.7).

Maximum Singapore Facility Amount: on any date of determination, the lesser of (a) the Singapore Revolver Commitments on such date and (b) $0 (or such greater amount after giving effect to any Singapore Revolver Commitment Increase made pursuant to and in accordance with Section 2.1.7).

Maximum UK Facility Amount: on any date of determination, the lesser of (a) the UK Revolver Commitments on such date and (b) $12,000,000 (or such greater or lesser amount after giving effect to any reductions in the UK Revolver Commitments pursuant to Section 2.1.4 and/or to any UK Revolver Commitment Increase made pursuant to and in accordance with Section 2.1.7).

Maximum U.S. Facility Amount: on any date of determination, the lesser of (a) the U.S. Revolver Commitments on such date and (b) $1,025,000,000 (or such greater or lesser amount after giving effect to any reductions in the U.S. Revolver Commitments pursuant to Section 2.1.4 and/or to any U.S. Revolver Commitment Increase made pursuant to and in accordance with Section 2.1.7).

Moody’s: Moody’s Investors Service, Inc., and its successors.

MRC: as defined in the preamble to this Agreement.

Multiemployer Plan: any employee benefit plan of the type described in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA, to which any U.S. Domiciled Loan Party or ERISA Affiliate domiciled in the U.S. makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions with respect to employees in the U.S.

Net Available Cash Account: as defined in Section 8.3.

Net Orderly Liquidation Value: the orderly liquidation value (net of costs and expenses estimated to be incurred in connection with such liquidation) of the Eligible Inventory that is estimated to be recoverable in an orderly liquidation of such Eligible Inventory, as determined from time to time by reference to the most recent Inventory Appraisal.

New Lender: each Lender that becomes a party to this Agreement after the Closing Date.

New Loan Party: Any Person that executes a supplement or joinder to this Agreement substantially in the form of Exhibit I and becomes a Loan Party under this Agreement pursuant to Sections 10.1.13(a) or (b), Sections 10.2.1(b)(ix) or (x) or Section 10.2.3(b).

New Zealand Allocated U.S. Availability: U.S. Availability designated by the North American Loan Party Agent for application to clause (c) of a New Zealand Borrowing Base.

New Zealand Applicable Margin: with respect to any LIBOR Loan to the New Zealand Borrowers, any New Zealand Bank Bill Rate Loan or any New Zealand Base Rate Loan, a rate per annum specified in the joinder documentation for the initial New Zealand Lenders (which rate shall apply to all New Zealand Lenders).

New Zealand Availability: as of any date of determination, (a) the lesser of (i) the New Zealand Revolver Commitments minus all New Zealand LC Obligations as of such date of determination and (ii) the Total New Zealand Borrowing Base as of such date of determination, minus (b) the Dollar Equivalent of the principal balance of all New Zealand Revolver Loans.

New Zealand Availability Reserves: the sum (without duplication) of (a) the aggregate amount of the New Zealand Rent Reserve, if any, established pursuant to clause (h) of the definition of New Zealand Eligible Inventory; (b) the New Zealand LC Reserve; (c) the New Zealand Bank Product Reserve; (d) the New Zealand Priority Payables Reserve; and (e) such additional reserves, in such amounts and with respect to such matters, as the Agent may establish in its Permitted Discretion.

New Zealand Bank Bill Rate: with respect to each Interest Period for a New Zealand Bank Bill Rate Loan, the rate (expressed as a percentage per annum) that the Agent ascertains is the average bid rate (rounded up, if necessary, to the nearest four decimal places) displayed at or about 11:00 a.m. (Auckland, New Zealand time) on the first day of that Interest Period on page BKBM (or its successor page) on the Reuters Monitor Screen for a term equivalent or closest to the Interest Period.

New Zealand Bank Bill Rate Loan: a New Zealand Revolver Loan, or portion thereof, funded in New Zealand Dollars and bearing interest calculated by reference to the New Zealand Bank Bill Rate.

New Zealand Bank Product Reserve: the aggregate amount of reserves, as established by the Agent from time to time in its Permitted Discretion and in consultation with the Asian Loan Party Agent, to reflect the reasonably anticipated liabilities in respect of the then outstanding Secured Bank Product Obligations of the New Zealand Domiciled Loan Parties.

New Zealand Base Rate Loan: a New Zealand Revolver Loan, or portion thereof, funded in New Zealand Dollars, Dollars or Euros and bearing interest calculated by reference to the Eurasian Base Rate.

New Zealand Borrowers: each New Zealand Subsidiary that, after the date hereof, has executed a supplement or joinder to this Agreement in accordance with Section 10.1.13 and has satisfied the other requirements set forth in Section 10.1.13 in order to become a New Zealand Borrower.

New Zealand Borrowing Base: at any time, with respect to the Applicable New Zealand Borrower, an amount equal to the sum (expressed in Dollars, based on the Dollar Equivalent thereof) of, without duplication:

(a) the book value of New Zealand Eligible Accounts of the Applicable New Zealand Borrower multiplied by the advance rate of 85%, plus

(b) the lesser of (i) 70% of the net book value of New Zealand Eligible Inventory of the Applicable New Zealand Borrower and (ii) 85% of the Net Orderly Liquidation Value of New Zealand Eligible Inventory of the Applicable New Zealand Borrower (which shall be (A) net of the current monthly shrinkage reserve calculated in accordance with GAAP and (B) valued at Cost), plus

(c) New Zealand Allocated U.S. Availability for such Applicable New Zealand Borrower, minus

(d) subject to Section 7.5, effective (i) immediately upon or (ii) five (5) Business Days after, in the case of New Zealand Availability Reserves allocable to the Applicable New Zealand Borrower which would cause the aggregate amount of the New Zealand Revolver Loans allocable to the Applicable New Zealand Borrower at such time to exceed the lesser of the Applicable New Zealand Borrower’s Applicable New Zealand Borrower Commitment and the Applicable New Zealand Borrower’s New Zealand Borrowing Base then in effect, in each case, notification thereof to the Asian Loan Party Agent by the Agent, any and all such New Zealand Availability Reserves.

The New Zealand Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Agent with such adjustments as the Agent deems appropriate in its Permitted Discretion to assure that the New Zealand Borrowing Base is calculated in accordance with the terms of this Agreement.

New Zealand Cash Collateral Account: a demand deposit, money market or other account established by Agent at Bank of America (Australia) or such other financial institution as Agent may select in its discretion with the consent of Asian Loan Party Agent (not to be unreasonably withheld or delayed), which account shall be for the benefit of the New Zealand Facility Secured Parties and shall be subject to Agent’s or AUS-NZ Security Trustee’s Liens securing the New Zealand Facility Secured Obligations; provided that the foregoing consent of Asian Loan Party Agent to the selection by Agent in its discretion of a financial institution other than Bank of America (Australia) shall not be required if an Event of Default has occurred and is continuing.

New Zealand Dollar: the lawful currency of New Zealand.

New Zealand Domiciled Loan Party: any New Zealand Borrower and each New Zealand Subsidiary now or hereafter party hereto as a Loan Party, and “New Zealand Domiciled Loan Parties” means all such Persons, collectively.

New Zealand Dominion Account: each special account established by the New Zealand Domiciled Loan Parties at Bank of America (Australia) over which Agent or AUS-NZ Security Trustee has exclusive control for withdrawal purposes.

New Zealand Eligible Accounts: at any time, the Accounts of the Applicable New Zealand Borrower at such date except any Account:

(a) which is not subject to a valid Lien in favor of the Agent or AUS-NZ Security Trustee (including under the relevant laws of the Account Debtor’s jurisdiction of organization or incorporation);

(b) which is subject to any Lien (including Liens permitted by Section 10.2.2) other than (i) a Lien in favor of the Agent or AUS-NZ Security Trustee and (ii) a Permitted Lien which does not have priority over the Lien in favor of the Agent; provided that, with respect to any tax Lien having such priority, eligibility of Accounts shall be reduced by the amount of such tax Lien having such priority;

(c) owing by any Account Debtor with respect to which more than 120 days have elapsed since the date of the original invoice therefor or which is more than 60 days past the due date for payment;

(d) which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible pursuant to clause (c) above;

(e) which is owing by any Account Debtor to the extent the aggregate amount of otherwise New Zealand Eligible Accounts owing from such Account Debtor and its Affiliates to New Zealand Borrowers exceeds 20% of the aggregate New Zealand Eligible Accounts (or such higher percentage as the Agent may establish for the Account Debtor from time to time), in each case, only to the extent of such excess;

(f) with respect to which any covenant, representation, or warranty relating to such Account contained in this Agreement or a Security Document has been breached or is not true in any material respect;

(g) which (i) does not arise from the sale of goods or performance of services in the Ordinary Course of Business, (ii) is not evidenced by an invoice, or other documentation satisfactory to the Agent, which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon the Applicable New Zealand Borrower’s completion of any further performance, or (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment which is billed prior to actual sale to the end user, cash-on-delivery or any other repurchase or return basis, except with respect to up to $15,000,000 of such Accounts in the aggregate for all Borrowing Bases on a combined basis;

(h) for which the goods giving rise to such Account (other than Accounts described in the foregoing paragraph (g)(v)) have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by the Applicable New Zealand Borrower;

(i) with respect to which any check or other instrument of payment has been returned uncollected for any reason;

(j) which is owed by an Account Debtor in respect of which an Insolvency Proceeding has been commenced or which is otherwise a debtor or a debtor in possession under any bankruptcy law or any other federal, state or foreign (including any province or territory) receivership, insolvency relief or other law or laws for the relief of debtors, including the Companies Act 1993 and/or the Receiverships Act 1993, unless the payment of Accounts from such Account Debtor is secured by assets of, or guaranteed by, in either case, in a manner reasonably satisfactory to the Agent, a Person that is reasonably acceptable to the Agent or, if the Account from such Account Debtor arises subsequent to a decree or order for relief with respect to such Account Debtor under the Companies Act 1993 and/or the Receiverships Act 1993, as now or hereafter in effect, the Agent shall have reasonably determined that the timely payment and collection of such Account will not be impaired;

(k) which is owed by an Account Debtor which has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs or is not Solvent;

(l) which is owed by an Account Debtor which is not organized under the applicable law of an Eligible Account Debtor Jurisdiction unless such Account is backed by a letter of credit or other credit support reasonably acceptable to the Agent and which is in the possession of the Agent;

(m) which is owed in any currency other than an Eligible Account Currency;

(n) which is owed by any Governmental Authority (other than a Governmental Authority in New Zealand), unless (i) such Account is backed by a letter of credit reasonably acceptable to the Agent and which is in the possession of the Agent or (ii) Agent otherwise approves;

(o) which is owed by any Affiliate, employee, director, or officer of any Loan Party; provided that portfolio companies of the Sponsor that do business with the Applicable New Zealand Borrower in the Ordinary Course of Business will not be treated as Affiliates for purposes of this clause (o);

(p) which is owed by an Account Debtor or any Affiliate of such Account Debtor which is the holder of Indebtedness issued or incurred by any Loan Party; provided, that any such Account shall only be ineligible as to that portion of such Account which is less than or equal to the amount owed by the Loan Party to such Person;

(q) which is subject to any counterclaim, deduction, defense, setoff, right of compensation or dispute, but only to the extent of the amount of such counterclaim, deduction, defense, setoff, right of compensation or dispute, unless (i) the Agent, in its Permitted Discretion, has established New Zealand Availability Reserves and determines to include such Account as a New Zealand Eligible Account or (ii) such Account Debtor has entered into an agreement reasonably acceptable to the Agent to waive such rights;

(r) which is evidenced by any promissory note, Chattel Paper or Instrument (in each case, other than any such items that are delivered to the Agent or the AUS-NZ Security Trustee);

(s) which is owed by an Account Debtor located in any jurisdiction that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless the Applicable New Zealand Borrower has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent the Applicable New Zealand Borrower may qualify subsequently as a foreign entity authorized to transact business in such jurisdiction and gain access to such courts, without incurring any cost or penalty reasonably viewed by the Agent to be material in amount, and such later qualification cures any access to such courts to enforce payment of such Account;

(t) with respect to which the Applicable New Zealand Borrower has made any agreement with the Account Debtor for any reduction thereof, but only to the extent of such reduction, other than discounts and adjustments given in the Ordinary Course of Business; or

(u) which the Agent determines is ineligible in its Permitted Discretion.

Subject to Sections 14.1 and 7.5 and the definition of New Zealand Borrowing Base, the Agent may modify the foregoing criteria in its Permitted Discretion.

New Zealand Eligible Inventory: at any date of determination thereof, the aggregate amount of all Inventory owned by the Applicable New Zealand Borrower at such date except any Inventory:

(a) which is not subject to a valid Lien in favor of the Agent or AUS-NZ Security Trustee;

(b) which is subject to any Lien (including Liens permitted by Section 10.2.2) other than (i) a Lien in favor of the Agent or AUS-NZ Security Trustee and (ii) a Permitted Lien which does not have priority over the Lien in favor of the Agent or AUS-NZ Security Trustee (other than any bailee, warehouseman, landlord or similar non-consensual Liens having priority by operation of law to the extent either subclause (i) or (ii) of clauses (h) or (i) below of New Zealand Eligible Inventory is satisfied with respect to the relevant Inventory); provided that, with respect to any tax Lien having such priority, eligibility of Inventory shall be reduced by the amount of such tax Lien having such priority;

(c) which is, in the Agent’s Permitted Discretion, slow moving, obsolete, unmerchantable, defective, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the Ordinary Course of Business or unacceptable due to age, type, category and/or quantity;

(d) with respect to which any covenant, representation or warranty contained in this Agreement or any Security Document has been breached or is not true in any material respect;

(e) which does not conform in all material respects to all standards imposed by any applicable Governmental Authority (except that any standard that is qualified as to “materiality” shall have been conformed to in all respects);

(f) which constitutes packaging and shipping material, manufacturing supplies, display items, bill-and-hold goods (other than bill-and-hold goods, the sale of which has been excluded from New Zealand Eligible Accounts pursuant to clause (g)(v) of the definition thereof), returned or repossessed goods (other than goods that are undamaged and able to be resold in the Ordinary Course of Business), defective goods, goods held on consignment, goods to be returned to the Applicable New Zealand Borrower’s suppliers or goods which are not of a type held for sale in the Ordinary Course of Business;

(g) which is not located in New Zealand or is not at a location listed on Schedule 8.4.1 (as updated from time to time in accordance with the provisions hereof) other than goods in transit between locations of the New Zealand Domiciled Loan Parties;

(h) which is located in any location leased by the Applicable New Zealand Borrower unless (i) the lessor has delivered to the Agent a Collateral Access Agreement or (ii) a New Zealand Rent Reserve has been established by the Agent;

(i) which is located in any third party warehouse or is in the possession of a bailee, processor or other Person and is not evidenced by a Document, unless (i) such warehouseman, bailee, processor or other Person has delivered to the Agent a Collateral Access Agreement and/or such other documentation as the Agent may reasonably require or (ii) appropriate New Zealand Availability Reserves have been established by the Agent in its Permitted Discretion;

(j) which is the subject of a consignment by the Applicable New Zealand Borrower as consignor unless (i) a protective PPSA New Zealand financing statement has been properly filed against the consignee (as assigned to the Agent or the AUS-NZ Security Trustee), and (ii) there is a written agreement acknowledging that such Inventory is held on consignment, that the Applicable New Zealand Borrower retains title to such Inventory, that no Lien arising by, through or under such consignment has attached or will attach to such Inventory (and proceeds thereof) and requiring consignee to segregate the consigned Inventory from the consignee’s other personal or movable property;

(k) which is perishable as determined in accordance with GAAP; or

(l) which contains or bears any intellectual property rights licensed to the Applicable New Zealand Borrower unless the Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor in any material respect or (ii) incurring any material liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement.

Subject to Sections 14.1 and 7.5 and the definition of New Zealand Borrowing Base, the Agent may modify the foregoing criteria in its Permitted Discretion.

New Zealand Facility Collateral: Collateral that now or hereafter secures (or is intended to secure) any of the New Zealand Facility Secured Obligations, including Property of the U.S. Domiciled Loan Parties pledged to secure the New Zealand Facility Secured Obligations under their guarantee of the Secured Obligations.

New Zealand Facility Guarantor: each U.S. Borrower, each U.S. Facility Guarantor and each other Person (if any) who guarantees payment and performance of any New Zealand Facility Secured Obligations.

New Zealand Facility Loan Party: a New Zealand Borrower or a New Zealand Facility Guarantor.

New Zealand Facility Obligations: all Obligations of the New Zealand Facility Loan Parties, including, following the Foreign Cross-Guarantee Date for any New Zealand Facility Loan Party, the other Foreign Facility Obligations that are the subject of such Foreign Cross-Guarantee (but excluding, for the avoidance of doubt, the Obligations of the U.S. Domiciled Loan Parties as guarantors of any U.S. Facility Obligations).

New Zealand Facility Secured Obligations: all Secured Obligations of the New Zealand Facility Loan Parties, including, following the Foreign Cross-Guarantee Date for any New Zealand Facility Loan Party, the other Foreign Facility Secured Obligations that are the subject of such Foreign Cross-Guarantee (but excluding, for the avoidance of doubt, the Obligations of the U.S. Domiciled Loan Parties as guarantors of any U.S. Facility Secured Obligations.)

New Zealand Facility Secured Parties: Agent, AUS-NZ Security Trustee, any New Zealand Fronting Bank, New Zealand Lenders and Secured Bank Product Providers of Bank Products to New Zealand Domiciled Loan Parties, and, following the Foreign Cross-Guarantee Date for any New Zealand Domiciled Loan Party, the other Secured Parties that are the beneficiaries of such Foreign Cross-Guarantee.

New Zealand Fronting Bank: (a) Bank of America (Australia) or any Affiliate thereof that agrees to issue New Zealand Letters of Credit, (b) if reasonably acceptable to Asian Loan Party Agent, any other New Zealand Lender or Affiliate thereof that agrees to issue New Zealand Letters of Credit, or (c) if requested by Asian Loan Party Agent and subject to Section 2.10, a Non-Lender Fronting Bank that agrees to issue New Zealand Letters of Credit.

New Zealand Fronting Bank Indemnitees: any New Zealand Fronting Bank and its officers, directors, employees, Affiliates and agents.

New Zealand LC Application: an application by any New Zealand Borrower on behalf of itself or any other New Zealand Borrower to a New Zealand Fronting Bank for issuance of a New Zealand Letter of Credit, in form and substance reasonably satisfactory to such New Zealand Fronting Bank.

New Zealand LC Conditions: the following conditions necessary for issuance of a New Zealand Letter of Credit: (a) each of the conditions set forth in Section 6 being satisfied or waived; (b) after giving effect to such issuance, the total Ex-NA LC Obligations do not exceed the Ex-NA Letter of Credit Sublimit, no New Zealand Overadvance exists or would result therefrom and, in the case of any New Zealand Borrower, Section 2.11 is satisfied; (c) the expiration date of such New Zealand Letter of Credit is (i) no more than 365 days from issuance (provided that each New Zealand Letter of Credit may, upon the request of the Applicable New Zealand Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of twelve (12) months or less (but no later than 20 Business Days prior to the Facility Termination Date)), and (ii) unless the applicable New Zealand Fronting Bank and the Agent otherwise consent (subject to the satisfaction of the Cash Collateral requirements set forth in Section 2.6.3), at least 20 Business Days prior to the Facility Termination Date; (d) the New Zealand Letter of Credit and payments thereunder are denominated in New Zealand Dollars, Dollars or Euros; (e) the form of the proposed New Zealand Letter of Credit is reasonably satisfactory to the Agent and the applicable New Zealand Fronting Bank; and (f) the proposed use of the New Zealand Letter of Credit is for a lawful purpose.

New Zealand LC Documents: all documents, instruments and agreements (including New Zealand LC Requests and New Zealand LC Applications) delivered by any New Zealand Borrower or by any other Person to a New Zealand Fronting Bank or the Agent in connection with issuance, amendment or renewal of, or payment under, any New Zealand Letter of Credit.

New Zealand LC Obligations: with respect to the Applicable New Zealand Borrower, the Dollar Equivalent of the sum (without duplication) of (a) all amounts owing by such Applicable New Zealand Borrower for any drawings under New Zealand Letters of Credit; (b) the stated amount of all outstanding New Zealand Letters of Credit issued for the account of such Applicable New Zealand Borrower; and (c) all fees and other amounts owing with respect to such New Zealand Letters of Credit.

New Zealand LC Request: a request for issuance of a New Zealand Letter of Credit, to be provided by a New Zealand Borrower to a New Zealand Fronting Bank, in form reasonably satisfactory to Agent and such New Zealand Fronting Bank.

New Zealand LC Reserve: with respect to the Applicable New Zealand Borrower, the aggregate of all New Zealand LC Obligations of such Applicable New Zealand Borrower, other than (a) those that have been Cash Collateralized and (b) if no Event of Default exists, those constituting charges owing to any New Zealand Fronting Bank.

New Zealand Lenders: each Lender that has issued a New Zealand Revolver Commitment (provided that such Person or an Affiliate of such Person also has a U.S. Revolver Commitment).

New Zealand Letter of Credit: any standby or documentary letter of credit issued by a New Zealand Fronting Bank for the account of a New Zealand Borrower, or any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support issued by Agent or a New Zealand Fronting Bank for the benefit of a New Zealand Borrower.

New Zealand Overadvance: as defined in Section 2.1.5(e).

New Zealand Overadvance Loan: a Loan made to a New Zealand Borrower when a New Zealand Overadvance exists or is caused by the funding thereof.

New Zealand Overadvance Loan Balance: on any date, the Dollar Equivalent of the amount by which the aggregate New Zealand Revolver Loans of the Applicable New Zealand Borrower or all New Zealand Borrowers, as the case may be, exceed the amount of the New Zealand Borrowing Base of such Applicable New Zealand Borrower or the Total New Zealand Borrowing Base, as applicable, on such date.

New Zealand Priority Payables Reserve: on any date of determination, a reserve in such amount as Agent may determine in its Permitted Discretion which reflects amounts secured by any Liens, choate or inchoate, which rank or are capable of ranking in priority to the Agent’s and/or the Secured Parties’ Liens and/or for amounts which may represent costs relating to the enforcement of the Agent’s or AUS-NZ Security Trustee’s Liens including, without limitation, any preferential claims as set out in the Companies Act 1993 or amounts currently or past due and not paid for realty, municipal or similar taxes (to the extent impacting any New Zealand Facility Collateral).

New Zealand Protective Advances: as defined in Section 2.1.6(e).

New Zealand Reimbursement Date: as defined in Section 2.6.2(a).

New Zealand Rent Reserve: the aggregate of (a) all past due rent and other past due charges owing by any New Zealand Borrower to any landlord or other Person who possesses any New Zealand Facility Collateral or could assert a Lien on such New Zealand Facility Collateral; plus (b) a reserve in an amount not to exceed rent and other charges that could be payable to any such Person for the time period used to determine the Net Orderly Liquidation Value of New Zealand Facility Collateral.

New Zealand Revolver Commitment: for any New Zealand Lender, its obligation to make New Zealand Revolver Loans and to issue New Zealand Letters of Credit, in the case of any New Zealand Fronting Bank, or participate in New Zealand LC Obligations, in the case of the other New Zealand Lenders, to the New Zealand Borrowers up to the maximum principal amount shown in the joinder documentation for such New Zealand Lender or as thereafter determined pursuant to each Assignment and Acceptance to which it is a party, as such New Zealand Revolver Commitment may be adjusted from time to time in accordance with the provisions of Sections 2.1.4, 2.1.7 or 11.1. “New Zealand Revolver Commitments” means the aggregate amount of such commitments of all New Zealand Lenders. As of the Closing Date, the New Zealand Revolver Commitments are $0.

New Zealand Revolver Commitment Increase: as defined in Section 2.1.7(e).

New Zealand Revolver Commitment Termination Date: the earliest of (a) the U.S. Revolver Commitment Termination Date (without regard to the reason therefor), (b) the date on which the Asian Loan Party Agent terminates or reduces to zero all of the New Zealand Revolver Commitments pursuant to Section 2.1.4, and (c) the date on which the New Zealand Revolver Commitments are terminated pursuant to Section 11.1. From and after the New Zealand Revolver Commitment Termination Date, the New Zealand Borrowers shall no longer be entitled to request a New Zealand Revolver Commitment Increase pursuant to Section 2.1.7 hereof.

New Zealand Revolver Exposure: on any date, the Dollar Equivalent of an amount equal to the sum of (a) the New Zealand Revolver Loans outstanding on such date and (b) the New Zealand LC Obligations on such date.

New Zealand Revolver Loan: a Revolver Loan made by New Zealand Lenders to a New Zealand Borrower pursuant to Section 2.1.1(e), which Revolver Loan shall, if denominated in New Zealand Dollars, be either a New Zealand Bank Bill Rate Loan or a New Zealand Base Rate Loan and, if denominated in Dollars or Euros, shall be either a LIBOR Loan or a New Zealand Base Rate Loan, in each case as selected by Applicable New Zealand Borrower, and including any New Zealand Swingline Loan, New Zealand Overadvance Loan or New Zealand Protective Advance.

New Zealand Revolver Notes: the promissory notes, if any, executed by New Zealand Borrowers in favor of each New Zealand Lender to evidence the New Zealand Revolver Loans funded from time to time by such New Zealand Lender, which shall be in the form of Exhibit C-5 to this Agreement, together with any replacement or successor notes therefor.

New Zealand Security Agreements: each security agreement among any New Zealand Domiciled Loan Party and Agent or the AUS-NZ Security Trustee.

New Zealand Subsidiary: Each Wholly-Owned Subsidiary of MRC incorporated or organized under the laws of New Zealand.

New Zealand Swingline Commitment: for the New Zealand Swingline Lender, the maximum principal amount shown in the joinder documentation for the New Zealand Swingline Lender up to which it may make New Zealand Swingline Loans.

New Zealand Swingline Commitment Termination Date: with respect to any New Zealand Swingline Loan, the date that is five Business Days prior to the New Zealand Revolver Commitment Termination Date.

New Zealand Swingline Lender: Bank of America (Australia) or an Affiliate of Bank of America (Australia).

New Zealand Swingline Loan: a Swingline Loan made by the New Zealand Swingline Lender to a New Zealand Borrower pursuant to Section 2.1.8(e), which Swingline Loan shall be a New Zealand Base Rate Loan.

Non-Bank Certificate: as defined in Section 5.9.2.

Non-Core Assets: the assets described on Schedule 10.2.4.

Non-Lender Fronting Bank: a financial institution that is not a Lender or an Affiliate of a Lender and is permitted by Agent to issue Letters of Credit for the benefit of certain Foreign Borrowers (other than the Canadian Borrowers) in accordance with the terms of Section 2.10.

North American Loan Party Agent: as defined in Section 4.4.1.

Notes: each Revolver Note or other promissory note executed by a Borrower to evidence any Obligations.

Notes Priority Lien Collateral: as defined in the Intercreditor Agreement.

Notes Priority Lien Debt: as defined in the Intercreditor Agreement.

Notes Priority Liens: as defined in the Intercreditor Agreement.

Notice of Borrowing: a Notice of Borrowing to be provided by the relevant Loan Party Agent to request a Borrowing of Loans, in the form attached hereto as Exhibit E or otherwise in form reasonably satisfactory to Agent and such Loan Party Agent.

Notice of Conversion/Continuation: a Notice of Conversion/Continuation to be provided by the relevant Loan Party Agent to request a conversion or continuation of any Loans as Australian Bank Bill Rate Loans, Canadian BA Rate Loans, LIBOR Loans, New Zealand Bank Bill Rate Loans or SIBOR Loans, in the form attached hereto as Exhibit F or otherwise in form reasonably satisfactory to Agent and such Loan Party Agent.

Obligations: all (a) principal of and premium, if any, on the Loans, (b) LC Obligations and other obligations of the Loan Parties with respect to Letters of Credit, (c) interest, expenses, fees, indemnification obligations, Extraordinary Expenses and other amounts payable by the Loan Parties under the Loan Documents and (d) other Indebtedness, obligations and liabilities of any kind owing by the Loan Parties pursuant to the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guarantee, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.

Ordinary Course of Business: with respect to any Person, the ordinary course of business of such Person, consistent with past practices or, with respect to actions taken by such Person for which no past practice exists, consistent with past practices of similarly situated companies, and, in each case, undertaken in good faith.

Organic Documents: with respect to any Person, its charter, certificate or articles of incorporation, continuation or amalgamation, bylaws, articles of organization, coordinated articles of association, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, memorandum or articles of association, constitution, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

Other Agreement: each: Note; LC Document; Fee Letter; Intercreditor Agreement; Borrowing Base Certificate; Compliance Certificate; Subordination Agreement; or other document, instrument, certificate, notice, report or agreement (other than this Agreement or a Security Document) now or hereafter delivered by or on behalf of a Loan Party to Agent, a Security Trustee, a Fronting Bank or a Lender in connection with any transactions relating hereto.

Other Taxes: all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

Overadvance: an Australian Overadvance, a Belgian Overadvance, a Canadian Overadvance, a Dutch Overadvance, a New Zealand Overadvance, a Singapore Overadvance, a UK Overadvance or a U.S. Overadvance, as the context requires.

Overadvance Loan: an Australian Overadvance Loan, a Belgian Overadvance Loan, a Canadian Overadvance Loan, a Dutch Overadvance Loan, a New Zealand Overadvance Loan, a Singapore Overadvance Loan, a UK Overadvance Loan and/or a U.S. Overadvance Loan, as the context requires.

Parent: MRC Global Inc. (formerly McJunkin Red Man Holding Corporation), a Delaware corporation.

Participant: as defined in Section 13.2.1.

Participant Register: as defined in Section 13.2.1.

Participating Member State: any member state of the European Communities that adopts or has adopted the Euro as its lawful currency in accordance with the legislation of the European Community relating to the Economic and Monetary Union.

Passive Entity: a Person that conducts no business activity other than the ownership of Stock and has no Indebtedness other than Guarantee Obligations relating to its Subsidiaries.

Patriot Act: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

Payment Item: each check, draft or other item of payment payable to a Loan Party, including those constituting proceeds of any Collateral.

PBA: the Pensions Benefits Act (Ontario) or any other Canadian federal or provincial or territorial pension benefit standards legislation pursuant to which any Canadian Pension Plan is required to be registered.

PBGC: the Pension Benefit Guaranty Corporation.

Pensions Regulator: the body corporate in the UK called the Pensions Regulator established under Part I of the Pensions Act 2004.

Perfection Certificate: shall mean a certificate disclosing information regarding the Loan Parties in the form of Exhibit G or any other form approved by the Agent.

Permitted Acquisition: the acquisition, by merger or otherwise, by any Borrower or any of the Restricted Subsidiaries of assets constituting all or substantially all of a division, line of business or assets of another Person or Persons or Stock or Stock Equivalents, so long as (a) such acquisition and all transactions related thereto shall be consummated in accordance with Applicable Law; (b) such acquisition shall result in the issuer of such Stock or Stock Equivalents becoming a Restricted Subsidiary and a Guarantor, to the extent required by Section 10.1.13; (c) such acquisition shall result in the Agent or a Security Trustee, for the benefit of the Secured Parties, being granted a Lien in any Stock, Stock Equivalent or any assets so acquired, to the extent required by Sections 10.1.13 and/or 10.1.16; (d) after giving pro forma effect to such acquisition as of the closing of such acquisition, no Default or Event of Default shall have occurred and be continuing; (e) after giving pro forma effect to such acquisition as of the closing of such acquisition, either (1) both (A) Excess Availability shall be greater than the higher of (x)

10% of the Commitments and (y) $95,000,000 and (B) the Consolidated Fixed Charge Coverage Ratio determined as of the most recent Test Period for which financial statements have been delivered pursuant to clause (a) or (b) of Section 10.1.1 shall be greater than 1.0 to 1.0 or (2) Excess Availability shall be greater than the higher of (x) 15% of the Commitments and (y) $150,000,000 and (f) any Indebtedness incurred to finance the acquisition is permitted to be incurred by the Senior Secured Notes Indenture (except to the extent the Indebtedness thereunder has been discharged in full); provided, that if (x) such acquisition satisfies all of the conditions set forth above except for the conditions set forth in clause (e) above and (y) after giving pro forma effect to such acquisition as of the closing of such acquisition, either (1) Excess Availability is greater than the higher of (A) 10% of the Commitments and (B) $95,000,000 or (2) the Consolidated Fixed Charge Coverage Ratio as of the most recent Test Period for which financial statements have been delivered pursuant to clause (a) or (b) of Section 10.1.1 shall be greater than 1.0 to 1.0, such acquisition shall be permitted provided that it, together with all other acquisitions permitted under this proviso, do not exceed $50,000,000 in the aggregate.

Notwithstanding the respective Borrowing Base definitions, in connection with and subsequent to any Permitted Acquisition, the Accounts and Inventory acquired by the Borrowers, or, subject to compliance with Section 10.1.13 of this Agreement, of the Person so acquired, may be included in the calculation of the Borrowing Base and thereafter if all criteria set forth in the definitions of Eligible Accounts and Eligible Inventory have been satisfied and, if the aggregate value (or Cost in the case of Inventory) of such Accounts and Inventory is in excess of $40,000,000 in the case of a Permitted Acquisition by any U.S. Borrower or, in the case of a Permitted Acquisition by a member of any Foreign Borrower Group, ten percent (10%) of the Borrower Group Commitments of such Foreign Borrower Group, and only to the extent reasonably requested by the Agent, the Agent shall have received a collateral audit and appraisal of such Accounts and Inventory acquired by the applicable Borrower or Borrowers or owned by such Person acquired by the applicable Borrower or Borrowers which shall be reasonably satisfactory in scope, form and substance to the Agent; provided, that if no collateral audit and appraisal is delivered to and approved by the Agent with respect to such Accounts and Inventory, then the lowest recovery rates from the current Inventory Appraisal shall apply to such Accounts and Inventory.

Permitted Additional Debt: senior unsecured or subordinated Indebtedness issued by a Borrower or a Guarantor and, to the extent permitted by Section 10.2.1(b)(x), any Indebtedness incurred by any other Restricted Subsidiary of MRC, (a) the terms of which (i) do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the date that is 180 days following the U.S. Revolver Commitment Termination Date (other than customary offers to purchase upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default) and (ii) to the extent subordinated provide for customary subordination to the Obligations under the Loan Documents, (b) the covenants, events of default, guarantees and other terms of which (other than interest rate and redemption premiums), taken as a whole, are not more restrictive to such Borrower and the Subsidiaries than those in this Agreement or the Senior Secured Notes Indenture (except to the extent the Indebtedness thereunder has been discharged in full); provided that a certificate of a Senior Officer of such Borrower is delivered to the Agent at least five Business Days (or such shorter period as the Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that such Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Agent notifies such Borrower within such period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees), and (c) of which, except to the extent permitted by Section 10.2.1(b)(x), no Subsidiary of MRC (other than a Loan Party) is an obligor.

Permitted Discretion: a determination made by Agent, in the exercise of its reasonable credit judgment (from the perspective of a secured asset-based lender), exercised in good faith and subject to Section 7.5.

Permitted Investments: shall mean:

(a) securities issued or unconditionally guaranteed by the Australian, Belgian, Canadian, Dutch, New Zealand, Singapore, UK or U.S. government or any agency or instrumentality thereof, in each case having maturities of not more than 12 months from the date of acquisition thereof;

(b) securities issued by any state of the United States of America or any province or territory of Australia, Belgium, Canada, the Netherlands, New Zealand, Singapore, the United Kingdom, or any political subdivision of any such state, province or territory, or any public instrumentality thereof or any political subdivision of any such state, province or territory, or any public instrumentality thereof having maturities of not more than 12 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from another nationally recognized rating service);

(c) commercial paper issued by any Lender or any bank holding company owning any Lender;

(d) commercial paper maturing no more than 12 months after the date of creation thereof and, at the time of acquisition, having a rating of at least A or A2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(e) domestic and LIBOR certificates of deposit or bankers’ acceptances maturing no more than two years after the date of acquisition thereof issued by any Lender or any other bank having combined capital and surplus of not less than $250,000,000 in the case of domestic banks;

(f) repurchase agreements with a term of not more than 30 days for underlying securities of the type described in clauses (a), (b) and (e) above entered into with any bank meeting the qualifications specified in clause (e) above or securities dealers of recognized national standing;

(g) marketable short-term money market and similar funds (x) either having assets in excess of $250,000,000 or (y) having a rating of at least A-1 or P-1 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(h) shares of investment companies that are registered under the Investment Company Act of 1940 and substantially all the investments of which are one or more of the types of securities described in clauses (a) through (g) above; and

(i) in the case of Investments by any Restricted Foreign Subsidiary (other than the Foreign Borrowers) or Investments made in a country outside Australia, Belgium, Canada, the Netherlands, New Zealand, Singapore, the UK and the U.S., Permitted Investments shall also include (i) direct obligations of the sovereign nation (or any agency thereof) in which such Restricted Foreign Subsidiary is organized and is conducting business or where such Investment is made, or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), in each case maturing within a two years after such date and having, at the time of the acquisition thereof, a rating equivalent to at least A-1 from S&P and at least P-1 from Moody’s, (ii) investments of the type and maturity described in clauses (a) through (h) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies, (iii) shares of money market mutual or similar funds which invest exclusively in assets otherwise satisfying the requirements of this definition (including this proviso) and (iv) other short-term investments utilized by such Restricted Foreign Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (a) through (i).

Permitted Liens: shall mean:

(a) Liens for taxes, assessments or governmental charges or claims not yet due or which are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP;

(b) Liens in respect of property or assets of any Borrower or any of the Subsidiaries arising by operation of law, including carriers’, warehousemen’s and mechanics’ Liens and other similar Liens arising in the Ordinary Course of Business, in each case so long as such Liens arise in the Ordinary Course of Business and do not individually or in the aggregate have a Material Adverse Effect;

(c) Liens arising from judgments or decrees in circumstances not constituting an Event of Default under Section 11.1;

(d) Liens incurred or deposits made in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory or regulatory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the Ordinary Course of Business or otherwise constituting Investments permitted by Section 10.2.5;

(e) ground leases in respect of real property on which facilities owned or leased by a Borrower or any of its Subsidiaries are located;

(f) easements, rights-of-way, servitudes, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of any Borrower and its Subsidiaries, taken as a whole;

(g) any interest or title of a lessee, licensee, lessor or licensor or secured by a lessee’s, licensee’s, lessor’s or licensor’s interest under any lease permitted by this Agreement;

(h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(i) Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of a Borrower or any of its Subsidiaries, provided that such Lien secures only the obligations of such Borrower or such Subsidiaries in respect of such letter of credit to the extent permitted under Section 10.2.1(b);

(j) licenses, sublicenses, leases or subleases granted to others not interfering in any material respect with the business of any Borrower and its Subsidiaries, taken as a whole;

(k) Liens arising from precautionary Uniform Commercial Code financing statements, PPSA financing statements or similar filings made in respect of operating leases entered into by any Borrower or any of its Subsidiaries; and

(l) Liens created in the Ordinary Course of Business in favor of banks and other financial institutions over credit balances of any bank accounts of any Restricted Subsidiary that is not a Loan Party held at such banks or financial institutions, as the case may be, to facilitate the operation of cash pooling and/or interest set-off arrangements in respect of such bank accounts in the Ordinary Course of Business.

Permitted Sale Leaseback: (a) any Sale Leaseback consummated by any Borrower or any of the Restricted Subsidiaries after the Closing Date, provided that any such Sale Leaseback not between a Borrower and any Guarantor or any Guarantor and another Guarantor is consummated for fair value as determined at the time of consummation in good faith by such Borrower or such Restricted Subsidiary and, in the case of any Sale Leaseback (or series of related Sales Leasebacks) the aggregate proceeds of which exceed $25,000,000, the board of directors of such Borrower or such Restricted Subsidiary (which such determination may take into account any retained interest or other Investment of such Borrower or such Restricted Subsidiary in connection with, and any other material economic terms of, such Sale Leaseback) and (b) the sale and leaseback of the property located at Rohwedderstrasse 6, D-44369 Dortmund, Germany owned by MRC Transmark DRW GmbH.

Person: any individual, corporation, limited liability company, unlimited liability company, partnership, joint venture, joint stock company, land trust, business trust, unincorporated organization, Governmental Authority or other entity.

Pledged Collateral: collectively, the Pledged Debt and Pledged Stock.

Pledged Debt: the Indebtedness owed to a Foreign Borrower by MRC or any of its Restricted Subsidiaries and the promissory notes and other instruments evidencing such Indebtedness that are pledged to secure the Secured Obligations pursuant to the Security Documents.

Pledged Stock: the Stock now owned or at any time hereafter acquired by a Foreign Borrower that is pledged to secure the Secured Obligations pursuant to the Security Documents.

Post-Acquisition Period: with respect to any Permitted Acquisition, the period beginning on the date such Permitted Acquisition is consummated and ending on the last day of the fourth full consecutive fiscal quarter immediately following the date on which such Permitted Acquisition is consummated.

PPSA: the Personal Property Security Act (Alberta), (or any successor statute) and the regulations thereunder; provided, however, if validity, perfection and effect of perfection and non-perfection and opposability of the Agent’s security interest in and Lien on any Canadian Facility Collateral of any Canadian Domiciled Loan Party are governed by the personal property security laws of any jurisdiction other than Alberta, PPSA shall mean those personal property security laws (including the Civil Code) in such other jurisdiction for the purposes of the provisions hereof relating to such validity, perfection, and effect of perfection and non-perfection and for the definitions related to such provisions, as from time to time in effect.

PPSA Australia: the Personal Property Security Act 2009 (Cth), (or any successor statute) and the regulations thereunder.

PPSA New Zealand: the Personal Property Securities Act 1999 (New Zealand) (or any successor statute) and the regulations thereunder.

Proceeds of Crime Act: the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (or any successor statute), as amended from time to time, and includes all regulations thereunder.

Pro Forma Adjustment: for any Test Period that includes all or any part of a fiscal quarter ending prior to the end of any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or the Consolidated EBITDA of the Borrowers, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by the Borrowers in good faith as a result of (a) actions taken or expected to be taken during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable cost savings or (b) any additional costs incurred during such Post-Acquisition Period, in each case in connection with the combination of the operations of such Acquired Entity or Business with the operations of the Borrowers and the Restricted Subsidiaries; provided that, so long as such actions are taken or expected to be taken during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, it may be assumed, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that such cost savings will be realizable during the entirety of such Test Period, or such additional costs, as applicable, will be incurred during the entirety of such Test Period; provided further that any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such Test Period.

Pro Forma Adjustment Certificate: any certificate of a Senior Officer of the North American Loan Party Agent delivered pursuant to Section 10.1.1(e).

Pro Forma Basis and Pro Forma Compliance: with respect to compliance with any test or covenant hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a sale, transfer or other disposition of all or substantially all Stock in any Subsidiary of any Loan Party or any division, product line, or facility used for operations of any Loan Party or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction”, shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by any Loan Party or any of the Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to (A) above, the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Loan Parties and the Restricted Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of Pro Forma Adjustment.

Pro Forma Consolidated Fixed Charge Coverage Ratio: with respect to compliance with any covenant or test hereunder, the Consolidated Fixed Coverage Ratio as calculated on the assumption that (a) all dividends and payments in respect of Subordinated Indebtedness during the Test Period were included as Consolidated Fixed Charges, and (b) the contemplated dividend or payment in respect of Subordinated Indebtedness was also included as one of the Consolidated Fixed Charges.

Pro Forma Entity: as defined in “Acquired EBITDA”.

Property: any interest in any kind of property or asset, whether real (immovable), personal (movable) or mixed, or tangible (corporeal) or intangible (incorporeal).

Pro Rata: (a) when used with reference to a Lender’s (i) share on any date of the total Borrower Group Commitments to a Borrower Group, (ii) participating interest in LC Obligations (if applicable) to the members of such Borrower Group, (iii) share of payments made by the members of such Borrower Group with respect to such Borrower Group’s Obligations, (iv) increases or reductions to the Borrower Group Commitments pursuant to Section 2.1.4 or 2.1.7, and (v) obligation to pay or reimburse Agent for Extraordinary Expenses owed by or in respect of such Borrower Group or to indemnify any Indemnitees for Claims relating to such

Borrower Group, a percentage (expressed as a decimal, rounded to the ninth decimal place) derived by dividing the amount of the Borrower Group Commitment of such Lender to such Borrower Group on such date by the aggregate amount of the Borrower Group Commitments of all Lenders to such Borrower Group on such date (or if such Borrower Group Commitments have been terminated, by reference to the respective Borrower Group Commitments as in effect immediately prior to the termination thereof) or (b) when used for any other reason, a percentage (expressed as a decimal, rounded to the ninth decimal place) derived by dividing the aggregate amount of the Lender’s Commitments on such date by the aggregate amount of the Commitments of all Lenders on such date (or if any such Commitments have been terminated, such Commitments as in effect immediately prior to the termination thereof).

Protective Advances: Australian Protective Advances, Belgian Protective Advances, Canadian Protective Advances, Dutch Protective Advances, New Zealand Protective Advances, Singapore Protective Advances, UK Protective Advances and/or U.S. Protective Advances, as the context requires.

Qualified IPO: any underwritten sale to the public of MRC’s, Parent’s or any direct or indirect parent of Parent’s (or its successor’s) Stock pursuant to an effective registration statement filed with the SEC on Form S-l or Form S-3 (or any successor forms adopted by the SEC) after which MRC’s, Parent’s or any direct or indirect parent of Parent’s (or its successor’s) Stock is listed on a United States national securities exchange or the NASDAQ stock market; provided that a Qualified IPO shall not include any issuance of Stock in any merger or other business combination, and shall not include any registration of the issuance of Stock to existing securityholders or employees of MRC, Parent or any direct or indirect parent of Parent and their respective Subsidiaries on Form S-4 or Form S-8 (or any successor form adopted by the SEC).

Qualified Receivables Transaction: any transaction or series of transactions that may be entered into by a Restricted Subsidiary that is not a Loan Party and is domiciled outside of Australia, Belgium, Canada, the Netherlands, New Zealand, Singapore, the UK and the U.S. pursuant to which such Subsidiary may sell, assign, convey, participate, contribute to capital or otherwise transfer to (a) a Receivables Entity (in the case of a transfer by such Subsidiary) or (b) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in or pledge, any Accounts or interests therein (whether now existing or arising in the future) of such Subsidiary, and any assets related thereto (other than any Inventory or Equipment) including, without limitation, all collateral securing such Accounts, all contracts and contract rights, purchase orders, security interests, financing statements or other documentation in respect of such Accounts and all guarantees, indemnities, warranties or other documentation or other obligations in respect of such Accounts, any other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving receivables similar to such Accounts and any collections or proceeds of any of the foregoing (the “Related Assets”).

Real Estate: as defined in Section 10.1.1(i).

Receivables Entity: (a) any existing Subsidiary or other Investment which is listed on Schedule 1.1(b) or (b) any Wholly-Owned Subsidiary (or another Person in which such Subsidiary makes an Investment and to which such Subsidiary transfers Accounts and Related

Assets) formed after the Closing Date, in each such case, which (i) is not a Loan Party and is domiciled outside of Australia, Belgium, Canada, the Netherlands, New Zealand, Singapore, the UK and the U.S., (ii) engages in no activities other than in connection with the financing of Accounts or interests therein and Related Assets and any business or activities incidental or related to such business, (iii) is designated by the board of directors of MRC (as provided below) as a Receivables Entity, (iv) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (A) is guaranteed by any Loan Party; (B) is recourse to or obligates any Loan Party in any way; or (C) subjects any property or asset of any Loan Party, directly or indirectly, contingently or otherwise, to the satisfaction thereof; (v) with which no Loan Party has any material contract, agreement, arrangement or understanding; and (vi) to which neither any Loan Party nor any of its Subsidiaries has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Records: as defined in the UCC, and in any event means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form, including, all books and records, customer lists, files, correspondence, tapes, computer programs, print outs and computer records.

Register: as defined in Section 13.1.

Regulation: as defined in Section 10.1.17.

Related Asset: as defined in “Qualified Receivables Transaction”.

Report: as defined in Section 12.4.3.

Reportable Event: the occurrence of any of the events set forth in Section 4043(b) or (c) of ERISA and regulations thereunder with respect to a U.S. Employee Plan (other than an event for which the 30-day notice period is waived).

Required Borrower Group Lenders: at any date of determination thereof, Lenders having Borrower Group Commitments to a Borrower Group representing more than 50% of the aggregate Borrower Group Commitments to such Borrower Group at such time; provided, however, that if and for so long as any such Lender shall be a Defaulting Lender, the term “Required Borrower Group Lenders” shall mean Lenders (excluding such Defaulting Lender) having Borrower Group Commitments to such Borrower Group representing more than 50% of the aggregate Borrower Group Commitments to such Borrower Group (excluding the Borrower Group Commitments of each Defaulting Lender) at such time; provided further, however, that if all of the Borrower Group Commitments to such Borrower Group have been terminated, the term “Required Borrower Group Lenders” shall mean Lenders to such Borrower Group holding Revolver Loans to, and (if applicable) participating interest in LC Obligations owing by, such Borrower Group representing more than 50% of the aggregate outstanding principal amount of Revolver Loans and (if applicable) LC Obligations owing by such Borrower Group at such time.

Required Lenders: at any date of determination thereof, Lenders having Commitments representing more than 50% of the aggregate Commitments at such time; provided, however, that for so long as any Lender shall be a Defaulting Lender, the term “Required Lenders” shall mean Lenders (excluding such Defaulting Lender) having Commitments representing more than 50%

of the aggregate Commitments (excluding the Commitments of each Defaulting Lender) at such time; provided further, however, that if any of the Commitments have been terminated, the term “Required Lenders” shall be calculated based on the Dollar Equivalent thereof using (a) in lieu of such Lender’s terminated Commitment, the outstanding principal amount of the Revolver Loans by such Lender to, and (if applicable) participation interests in LC Obligations owing by, all Borrowers and (b) in lieu of the aggregate Commitments to all Borrowers, the aggregate outstanding Revolver Loans to, and (if applicable) LC Obligations owing by all Borrowers.

Reserves: Australian Availability Reserves, Belgian Availability Reserves, Canadian Availability Reserves, Dutch Availability Reserves, New Zealand Availability Reserves, Singapore Availability Reserves, UK Availability Reserves and/or U.S. Availability Reserves, as the context requires.

Restricted Foreign Subsidiary: a Foreign Subsidiary that is a Restricted Subsidiary.

Restricted Subsidiary: any Subsidiary of any Borrower or Parent other than an Unrestricted Subsidiary.

Reserve Percentage: the reserve percentage (expressed as a decimal, rounded up to the nearest 1/8th of 1%) applicable to member banks under regulations issued by the Board of Governors for determining the maximum reserve requirement for Eurocurrency liabilities.

Revolver Commitment Increase and Revolver Commitment Increases: as defined in Section 2.1.7(h).

Revolver Commitment Termination Date: the Australian Revolver Commitment Termination Date, the Belgian Revolver Commitment Termination Date, the Canadian Revolver Commitment Termination Date, the Dutch Revolver Commitment Termination Date, the New Zealand Revolver Commitment Termination Date, the Singapore Revolver Commitment Termination Date, the UK Revolver Commitment Termination Date and/or the U.S. Revolver Commitment Termination Date, as the context requires.

Revolver Loan: a loan made pursuant to Section 2.1.1, and any Overadvance Loan, Swingline Loan or Protective Advance.

Revolver Notes: collectively, the Australian Revolver Notes, the Belgian Revolver Notes, the Canadian Revolver Notes, the Dutch Revolver Notes, the New Zealand Revolver Notes, the Singapore Revolver Notes, the UK Revolver Notes and the U.S. Revolver Notes.

S&P: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

Sale Leaseback: any transaction or series of related transactions pursuant to which any Borrower or any of the Restricted Subsidiaries (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed.

SEC: the Securities and Exchange Commission or any successor thereto and, as the context may require, any analogous Governmental Authority in any other relevant jurisdiction of the Parent or any Subsidiary.

Secured Bank Product Obligations: Bank Product Debt owing to a Secured Bank Product Provider and evidenced by one or more Bank Product Documents that a Loan Party Agent, in a written notice to Agent, has expressly requested be treated as Secured Bank Product Obligations for purposes hereof, up to the maximum amount (in the case of any Secured Bank Product Provider other than Bank of America and its Affiliates) specified by such provider in writing to Agent, which amount may be established and increased or decreased by further written notice to Agent from time to time.

Secured Bank Product Provider: (a) Bank of America or any of its Affiliates; and (b) any other Lender or Affiliate of a Lender that is providing a Bank Product, provided that such provider shall deliver a written notice to Agent, in form and substance reasonably satisfactory to Agent and the relevant Loan Party Agent, by the later of the Closing Date or 10 Business Days (or such later time as Agent and such Loan Party Agent may agree in their reasonable discretion) following creation of the Bank Product, (i) describing the Bank Product and setting forth the maximum amount to be secured by the Collateral and the methodology to be used in calculating such amount, and (ii) if such provider is not a Lender, agreeing to be bound by Section 12.15.

Secured Leverage Ratio: as of any date of determination, the ratio of (a) Consolidated Secured Debt as of the most recent Test Period for which financial statements have been delivered pursuant to clause (a) or (b) of Section 10.1.1 to (b) Consolidated EBITDA for such Test Period.

Secured Obligations: Obligations and Secured Bank Product Obligations, including in each case those under all Credit Documents.

Secured Parties: Australian Facility Secured Parties, Belgian Facility Secured Parties, Canadian Facility Secured Parties, Dutch Facility Secured Parties, New Zealand Facility Secured Parties, Singapore Facility Secured Parties, UK Facility Secured Parties, U.S. Facility Secured Parties and Secured Bank Product Providers.

Securities Account Control Agreement: the securities account control agreements, in form and substance reasonably satisfactory to Agent and the relevant Loan Party Agent, executed by each financial institution maintaining a Securities Account for a Loan Party, in favor of Agent or a Security Trustee.

Securities Accounts: all present and future “securities accounts” (as defined in Article 8 of the UCC, the PPSA or the PPSA Australia, as applicable), including all monies, “uncertificated securities,” “securities entitlements” and other “financial assets” (as defined in Article 8 of the UCC or the PPSA, as applicable) and all “intermediated securities” and “financial products” (as defined in the PPSA Australia), contained therein.

Security Documents: this Agreement, the Guarantees, the Insurance Assignments, the Australian Security Agreements, the Belgian Security Agreements, the Canadian Security Agreements, the Dutch Security Agreements, the New Zealand Security Agreements, the

Singapore Security Agreements, the UK Security Agreements, the Deposit Account Control Agreements, the Securities Account Control Agreements and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Secured Obligations.

Security Trustee: the AUS-NZ Security Trustee, the European Security Trustee, the Singapore Security Trustee and/or any other security trustee appointed by the Agent from time to time, as the context requires.

Senior Officer: the President, the Chief Financial Officer, the Principal Accounting Officer, the Treasurer, the Controller or any other senior officer of a Person designated as such in writing to the Agent by such Person.

Senior Secured Notes: the senior secured notes of MRC issued from time to time pursuant to the Senior Secured Notes Indenture and any registered notes issued by MRC in exchange for, and as contemplated by, such notes with substantially identical terms as such notes, as any such notes may be amended, restated, supplemented, replaced, increased, refinanced or otherwise modified from time to time in accordance with the terms of the Intercreditor Agreement.

Senior Secured Notes Indenture: that certain Indenture, dated as of December 21, 2009, by and among MRC, Parent, the Credit Support Parties (as defined therein) party thereto, and U.S. Bank National Association, as trustee, as the same may be amended, restated, supplemented, replaced, increased, refinanced or otherwise modified from time to time in accordance with the terms of the Intercreditor Agreement.

Settlement Report: a report delivered by the Agent to the Applicable Lenders summarizing the Revolver Loans and, if applicable, participations in LC Obligations of the applicable Borrower Group outstanding as of a given settlement date, allocated to the Applicable Lenders on a Pro Rata basis in accordance with their Commitments.

SIBOR: for any Interest Period with respect to a SIBOR Revolver Loan: (a) the arithmetic average (rounded upwards to five decimal places) of the displayed rates for the relevant period appearing under the heading page “SIBOR” on the Reuters screen (the “Screen Rate”); or (b) if no Screen Rate is available for Singapore Dollars for the Interest Period of that Revolver Loan, the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to Agent at its request quoted by leading banks in the Singapore interbank market, appearing as of 11:00 a.m. (Local Time) two Business Days prior to the requested Revolver Loan for the offering of deposits in Singapore Dollars for a period comparable to the Interest Period for that Revolver Loan. If the agreed page is replaced or the service ceases to be available, Agent may specify another page or service displaying the appropriate rate after consultation with Singapore Borrowers.

SIBOR Loan: each set of SIBOR Revolver Loans having a common length and commencement of Interest Period.

SIBOR Revolver Loan: a Revolver Loan that bears interest based on SIBOR.

Singapore Allocated U.S. Availability: U.S. Availability designated by the North American Loan Party Agent for application to clause (c) of a Singapore Borrowing Base.

Singapore Applicable Margin: with respect to any LIBOR Loan to the Singapore Borrowers, any SIBOR Loan or any Singapore Base Rate Loan, a rate per annum specified in the joinder documentation for the initial Singapore Lenders (which rate shall apply to all Singapore Lenders).

Singapore Availability: as of any date of determination, (a) the lesser of (i) the Singapore Revolver Commitments minus all Singapore LC Obligations as of such date of determination and (ii) the Total Singapore Borrowing Base as of such date of determination, minus (b) the Dollar Equivalent of the principal balance of all Singapore Revolver Loans.

Singapore Availability Reserves: the sum (without duplication) of (a) the aggregate amount of the Singapore Rent Reserve, if any, established pursuant to clause (h) of the definition of Singapore Eligible Inventory; (b) the Singapore LC Reserve; (c) the Singapore Bank Product Reserve; (d) the Singapore Priority Payables Reserve; and (e) such additional reserves, in such amounts and with respect to such matters, as the Agent may establish in its Permitted Discretion.

Singapore Bank Product Reserve: the aggregate amount of reserves, as established by the Agent from time to time in its Permitted Discretion and in consultation with the Asian Loan Party Agent, to reflect the reasonably anticipated liabilities in respect of the then outstanding Secured Bank Product Obligations of the Singapore Domiciled Loan Parties.

Singapore Base Rate Loan: a Singapore Revolver Loan, or portion thereof, funded in Singapore Dollars, Dollars or Euros and bearing interest calculated by reference to the Eurasian Base Rate.

Singapore Borrowers: each Singapore Subsidiary that, after the date hereof, has executed a supplement or joinder to this Agreement in accordance with Section 10.1.13 and has satisfied the other requirements set forth in Section 10.1.13 in order to become a Singapore Borrower.

Singapore Borrowing Base: at any time, with respect to the Applicable Singapore Borrower, an amount equal to the sum (expressed in Dollars, based on the Dollar Equivalent thereof) of, without duplication:

(a) the book value of Singapore Eligible Accounts of the Applicable Singapore Borrower multiplied by the advance rate of 85%, plus

(b) the lesser of (i) 70% of the net book value of Singapore Eligible Inventory of the Applicable Singapore Borrower and (ii) 85% of the Net Orderly Liquidation Value of Singapore Eligible Inventory of the Applicable Singapore Borrower (which shall be (A) net of the current monthly shrinkage reserve calculated in accordance with GAAP and (B) valued at Cost), plus

(c) Singapore Allocated U.S. Availability for such Applicable Singapore Borrower, minus

(d) subject to Section 7.5, effective (i) immediately upon or (ii) five (5) Business Days after, in the case of Singapore Availability Reserves allocable to the Applicable Singapore Borrower which would cause the aggregate amount of the Singapore Revolver Loans allocable to the Applicable Singapore Borrower at such time to exceed the lesser of the Applicable Singapore Borrower’s Applicable Singapore Borrower Commitment and the Applicable Singapore Borrower’s Singapore Borrowing Base then in effect, in each case, notification thereof to the Asian Loan Party Agent by the Agent, any and all such Singapore Availability Reserves.

The Singapore Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Agent with such adjustments as the Agent deems appropriate in its Permitted Discretion to assure that the Singapore Borrowing Base is calculated in accordance with the terms of this Agreement.

Singapore Cash Collateral Account: a demand deposit, money market or other account established by Agent at Bank of America (Singapore) or such other financial institution as Agent may select in its discretion with the consent of Asian Loan Party Agent (not to be unreasonably withheld or delayed), which account shall be for the benefit of the Singapore Facility Secured Parties and shall be subject to Agent’s or Singapore Security Trustee’s Liens securing the Singapore Facility Secured Obligations; provided that the foregoing consent of Asian Loan Party Agent to the selection by Agent in its discretion of a financial institution other than Bank of America (Singapore) shall not be required if an Event of Default has occurred and is continuing.

Singapore Dollar: the lawful currency of Singapore.

Singapore Domiciled Loan Party: any Singapore Borrower and each Singapore Subsidiary now or hereafter party hereto as a Loan Party, and “Singapore Domiciled Loan Parties” means all such Persons, collectively.

Singapore Dominion Account: each special account established by the Singapore Domiciled Loan Parties at Bank of America (Singapore) over which Agent or Singapore Security Trustee has exclusive control for withdrawal purposes.

Singapore Eligible Accounts: at any time, the Accounts of the Applicable Singapore Borrower at such date except any Account:

(a) which is not subject to a valid Lien in favor of the Agent or Singapore Security Trustee (including under the relevant laws of the Account Debtor’s jurisdiction of organization);

(b) which is subject to any Lien (including Liens permitted by Section 10.2.2) other than (i) a Lien in favor of the Agent or Singapore Security Trustee and (ii) a Permitted Lien which does not have priority over the Lien in favor of the Agent; provided that, with respect to any tax Lien having such priority, eligibility of Accounts shall be reduced by the amount of such tax Lien having such priority;

(c) owing by any Account Debtor with respect to which more than 120 days have elapsed since the date of the original invoice therefor or which is more than 60 days past the due date for payment;

(d) which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible pursuant to clause (c) above;

(e) which is owing by any Account Debtor to the extent the aggregate amount of otherwise Singapore Eligible Accounts owing from such Account Debtor and its Affiliates to Singapore Borrowers exceeds 20% of the aggregate Singapore Eligible Accounts (or such higher percentage as the Agent may establish for the Account Debtor from time to time), in each case, only to the extent of such excess;

(f) with respect to which any covenant, representation, or warranty relating to such Account contained in this Agreement or a Security Document has been breached or is not true in any material respect;

(g) which (i) does not arise from the sale of goods or performance of services in the Ordinary Course of Business, (ii) is not evidenced by an invoice, or other documentation satisfactory to the Agent, which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon the Applicable Singapore Borrower’s completion of any further performance, or (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment which is billed prior to actual sale to the end user, cash-on-delivery or any other repurchase or return basis, except with respect to up to $15,000,000 of such Accounts in the aggregate for all Borrowing Bases on a combined basis;

(h) for which the goods giving rise to such Account (other than Accounts described in the foregoing paragraph (g)(v)) have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by the Applicable Singapore Borrower;

(i) with respect to which any check or other instrument of payment has been returned uncollected for any reason;

(j) which is owed by an Account Debtor in respect of which an Insolvency Proceeding has been commenced or which is otherwise a debtor or a debtor in possession under any bankruptcy law or any other federal, state or foreign (including any province or territory) receivership, insolvency relief or other law or laws for the relief of debtors, including the Singapore Companies Act, Chapter 50 and the Singapore Bankruptcy Act, Chapter 20, unless the payment of Accounts from such Account Debtor is secured by assets of, or guaranteed by, in either case, in a manner reasonably satisfactory to the Agent, a Person that is reasonably acceptable to the Agent or, if the Account from such Account Debtor arises subsequent to a decree or order for relief with respect to such Account Debtor under the Singapore Companies Act, Chapter 50 or the Singapore Bankruptcy Act, Chapter 20, as now or hereafter in effect, the Agent shall have reasonably determined that the timely payment and collection of such Account will not be impaired;

(k) which is owed by an Account Debtor which has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs or is not Solvent;

(l) which is owed by an Account Debtor which is not organized under the applicable law of an Eligible Account Debtor Jurisdiction unless such Account is backed by a letter of credit or other credit support reasonably acceptable to the Agent and which is in the possession of the Agent;

(m) which is owed in any currency other than an Eligible Account Currency;

(n) which is owed by any Governmental Authority, unless (i) such Account is backed by a letter of credit reasonably acceptable to the Agent and which is in the possession of the Agent or (ii) Agent otherwise approves;

(o) which is owed by any Affiliate, employee, director, or officer of any Loan Party; provided that portfolio companies of the Sponsor that do business with the Applicable Singapore Borrower in the Ordinary Course of Business will not be treated as Affiliates for purposes of this clause (o);

(p) which is owed by an Account Debtor or any Affiliate of such Account Debtor which is the holder of Indebtedness issued or incurred by any Loan Party; provided, that any such Account shall only be ineligible as to that portion of such Account which is less than or equal to the amount owed by the Loan Party to such Person;

(q) which is subject to any counterclaim, deduction, defense, setoff, right of compensation or dispute, but only to the extent of the amount of such counterclaim, deduction, defense, setoff, right of compensation or dispute, unless (i) the Agent, in its Permitted Discretion, has established Singapore Availability Reserves and determines to include such Account as a Singapore Eligible Account or (ii) such Account Debtor has entered into an agreement reasonably acceptable to the Agent to waive such rights;

(r) which is evidenced by any promissory note, Chattel Paper or Instrument (in each case, other than any such items that are delivered to the Agent or the Singapore Security Trustee);

(s) which is owed by an Account Debtor located in any jurisdiction that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless the Applicable Singapore Borrower has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent the Applicable Singapore Borrower may qualify subsequently as a foreign entity authorized to transact business in such jurisdiction and gain access to such courts, without incurring any cost or penalty reasonably viewed by the Agent to be material in amount, and such later qualification cures any access to such courts to enforce payment of such Account;

(t) with respect to which the Applicable Singapore Borrower has made any agreement with the Account Debtor for any reduction thereof, but only to the extent of such reduction, other than discounts and adjustments given in the Ordinary Course of Business; or

(u) which the Agent determines is ineligible in its Permitted Discretion.

Subject to Sections 14.1 and 7.5 and the definition of Singapore Borrowing Base, the Agent may modify the foregoing criteria in its Permitted Discretion.

Singapore Eligible Inventory: at any date of determination thereof, the aggregate amount of all Inventory owned by the Applicable Singapore Borrower at such date except any Inventory:

(a) which is not subject to a valid Lien in favor of the Agent or Singapore Security Trustee;

(b) which is subject to any Lien (including Liens permitted by Section 10.2.2) other than (i) a Lien in favor of the Agent or Singapore Security Trustee and (ii) a Permitted Lien which does not have priority over the Lien in favor of the Agent or Singapore Security Trustee (other than any bailee, warehouseman, landlord or similar non-consensual Liens having priority by operation of law to the extent either subclause (i) or (ii) of clauses (h) or (i) below of Singapore Eligible Inventory is satisfied with respect to the relevant Inventory); provided that, with respect to any tax Lien having such priority, eligibility of Inventory shall be reduced by the amount of such tax Lien having such priority;

(c) which is, in the Agent’s Permitted Discretion, slow moving, obsolete, unmerchantable, defective, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the Ordinary Course of Business or unacceptable due to age, type, category and/or quantity;

(d) with respect to which any covenant, representation or warranty contained in this Agreement or any Security Document has been breached or is not true in any material respect;

(e) which does not conform in all material respects to all standards imposed by any applicable Governmental Authority (except that any standard that is qualified as to “materiality” shall have been conformed to in all respects);

(f) which constitutes packaging and shipping material, manufacturing supplies, display items, bill-and-hold goods (other than bill-and-hold goods, the sale of which has been excluded from Singapore Eligible Accounts pursuant to clause (g)(v) of the definition thereof), returned or repossessed goods (other than goods that are undamaged and able to be resold in the Ordinary Course of Business), defective goods, goods held on consignment, goods to be returned to the Applicable Singapore Borrower’s suppliers or goods which are not of a type held for sale in the Ordinary Course of Business;

(g) which is not located in Singapore or is not at a location listed on Schedule 8.4.1 (as updated from time to time in accordance with the provisions hereof) other than goods in transit between locations of the Singapore Domiciled Loan Parties;

(h) which is located in any location leased by the Applicable Singapore Borrower unless (i) the lessor has delivered to the Agent a Collateral Access Agreement or (ii) a Singapore Rent Reserve has been established by the Agent;

(i) which is located in any third party warehouse or is in the possession of a bailee, processor or other Person and is not evidenced by a Document, unless (i) such warehouseman, bailee, processor or other Person has delivered to the Agent a Collateral Access Agreement and/or such other documentation as the Agent may reasonably require or (ii) appropriate Singapore Availability Reserves have been established by the Agent in its Permitted Discretion;

(j) which is the subject of a consignment by the Applicable Singapore Borrower as consignor;

(k) which is perishable as determined in accordance with GAAP; or

(l) which contains or bears any intellectual property rights licensed to the Applicable Singapore Borrower unless the Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor in any material respect or (ii) incurring any material liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement.

Subject to Sections 14.1 and 7.5 and the definition of Singapore Borrowing Base, the Agent may modify the foregoing criteria in its Permitted Discretion.

Singapore Facility Collateral: Collateral that now or hereafter secures (or is intended to secure) any of the Singapore Facility Secured Obligations, including Property of the U.S. Domiciled Loan Parties pledged to secure the Singapore Facility Secured Obligations under their guarantee of the Secured Obligations.

Singapore Facility Guarantor: each U.S. Borrower, each U.S. Facility Guarantor and each other Person (if any) who guarantees payment and performance of any Singapore Facility Secured Obligations.

Singapore Facility Loan Party: a Singapore Borrower or a Singapore Facility Guarantor.

Singapore Facility Obligations: all Obligations of the Singapore Facility Loan Parties, including, following the Foreign Cross-Guarantee Date for any Singapore Facility Loan Party, the other Foreign Facility Obligations that are the subject of such Foreign Cross-Guarantee (but excluding, for the avoidance of doubt, the Obligations of the U.S. Domiciled Loan Parties as guarantors of any U.S. Facility Obligations).

Singapore Facility Secured Obligations: all Secured Obligations of the Singapore Facility Loan Parties, including, following the Foreign Cross-Guarantee Date for any Singapore Facility Loan Party, the other Foreign Facility Secured Obligations that are the subject of such Foreign Cross-Guarantee (but excluding, for the avoidance of doubt, the Obligations of the U.S. Domiciled Loan Parties as guarantors of any U.S. Facility Secured Obligations).

Singapore Facility Secured Parties: Agent, Singapore Security Trustee, any Singapore Fronting Bank, Singapore Lenders and Secured Bank Product Providers of Bank Products to Singapore Domiciled Loan Parties, and, following the Foreign Cross-Guarantee Date for any Singapore Domiciled Loan Party, the other Secured Parties that are the beneficiaries of such Foreign Cross-Guarantee.

Singapore Fronting Bank: (a) Bank of America (Singapore) or any Affiliate thereof that agrees to issue Singapore Letters of Credit, (b) if reasonably acceptable to Asian Loan Party Agent, any other Singapore Lender or Affiliate thereof that agrees to issue Singapore Letters of Credit, or (c) if requested by Asian Loan Party Agent and subject to Section 2.10, a Non-Lender Fronting Bank that agrees to issue Singapore Letters of Credit.

Singapore Fronting Bank Indemnitees: any Singapore Fronting Bank and its officers, directors, employees, Affiliates and agents.

Singapore LC Application: an application by any Singapore Borrower on behalf of itself or any other Singapore Borrower to a Singapore Fronting Bank for issuance of a Singapore Letter of Credit, in form and substance reasonably satisfactory to such Singapore Fronting Bank.

Singapore LC Conditions: the following conditions necessary for issuance of a Singapore Letter of Credit: (a) each of the conditions set forth in Section 6 being satisfied or waived; (b) after giving effect to such issuance, the total Ex-NA LC Obligations do not exceed the Ex-NA Letter of Credit Sublimit, no Singapore Overadvance exists or would result therefrom and, in the case of any Singapore Borrower, Section 2.11 is satisfied; (c) the expiration date of such Singapore Letter of Credit is (i) no more than 365 days from issuance (provided that each Singapore Letter of Credit may, upon the request of the Applicable Singapore Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of twelve (12) months or less (but no later than 20 Business Days prior to the Facility Termination Date)), and (ii) unless the applicable Singapore Fronting Bank and the Agent otherwise consent (subject to the satisfaction of the Cash Collateral requirements set forth in Section 2.7.3), at least 20 Business Days prior to the Facility Termination Date; (d) the Singapore Letter of Credit and payments thereunder are denominated in Singapore Dollars, Dollars or Euros; (e) the form of the proposed Singapore Letter of Credit is reasonably satisfactory to the Agent and the applicable Singapore Fronting Bank; and (f) the proposed use of the Singapore Letter of Credit is for a lawful purpose.

Singapore LC Documents: all documents, instruments and agreements (including Singapore LC Requests and Singapore LC Applications) delivered by any Singapore Borrower or by any other Person to a Singapore Fronting Bank or the Agent in connection with issuance, amendment or renewal of, or payment under, any Singapore Letter of Credit.

Singapore LC Obligations: with respect to the Applicable Singapore Borrower, the Dollar Equivalent of the sum (without duplication) of (a) all amounts owing by such Applicable Singapore Borrower for any drawings under Singapore Letters of Credit; (b) the stated amount of all outstanding Singapore Letters of Credit issued for the account of such Applicable Singapore Borrower; and (c) all fees and other amounts owing with respect to such Singapore Letters of Credit.

Singapore LC Request: a request for issuance of a Singapore Letter of Credit, to be provided by a Singapore Borrower to a Singapore Fronting Bank, in form reasonably satisfactory to Agent and such Singapore Fronting Bank.

Singapore LC Reserve: with respect to the Applicable Singapore Borrower, the aggregate of all Singapore LC Obligations of such Applicable Singapore Borrower, other than (a) those that have been Cash Collateralized and (b) if no Event of Default exists, those constituting charges owing to any Singapore Fronting Bank.

Singapore Lenders: each Lender that has issued a Singapore Revolver Commitment (provided that such Person or an Affiliate of such Person also has a U.S. Revolver Commitment).

Singapore Letter of Credit: any standby or documentary letter of credit issued by a Singapore Fronting Bank for the account of a Singapore Borrower, or any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support issued by Agent or a Singapore Fronting Bank for the benefit of a Singapore Borrower.

Singapore Overadvance: as defined in Section 2.1.5(f).

Singapore Overadvance Loan: a Loan made to a Singapore Borrower when a Singapore Overadvance exists or is caused by the funding thereof.

Singapore Overadvance Loan Balance: on any date, the Dollar Equivalent of the amount by which the aggregate Singapore Revolver Loans of the Applicable Singapore Borrower or all Singapore Borrowers, as the case may be, exceed the amount of the Singapore Borrowing Base of such Applicable Singapore Borrower or the Total Singapore Borrowing Base, as applicable, on such date.

Singapore Priority Payables Reserve: on any date of determination, a reserve in such amount as Agent may determine in its Permitted Discretion which reflects amounts secured by any Liens, choate or inchoate, which rank or are capable of ranking in priority to the Agent’s and/or the Secured Parties’ Liens including, without limitation, all amounts deducted or withheld and not paid and remitted when due under the Singapore Income Tax Act, Chapter 134, amounts currently or past due and not paid for realty, municipal or similar taxes (to the extent impacting any Singapore Facility Collateral), all amounts currently or past due and not contributed, remitted or paid under the Singapore Central Provident Fund Act, Chapter 36.

Singapore Protective Advances: as defined in Section 2.1.6(f).

Singapore Reimbursement Date: as defined in Section 2.7.2(a).

Singapore Rent Reserve: the aggregate of (a) all past due rent and other past due charges owing by any Singapore Borrower to any landlord or other Person who possesses any Singapore Facility Collateral or could assert a Lien on such Singapore Facility Collateral; plus (b) a reserve in an amount not to exceed rent and other charges that could be payable to any such Person for the time period used to determine the Net Orderly Liquidation Value of Singapore Facility Collateral.

Singapore Revolver Commitment: for any Singapore Lender, its obligation to make Singapore Revolver Loans and to issue Singapore Letters of Credit, in the case of any Singapore Fronting Bank, or participate in Singapore LC Obligations, in the case of the other Singapore Lenders, to the Singapore Borrowers up to the maximum principal amount shown in the joinder documentation for such Singapore Lender or as thereafter determined pursuant to each Assignment and Acceptance to which it is a party, as such Singapore Revolver Commitment may be adjusted from time to time in accordance with the provisions of Sections 2.1.4, 2.1.7 or 11.1. “Singapore Revolver Commitments” means the aggregate amount of such commitments of all Singapore Lenders. As of the Closing Date, the Singapore Revolver Commitments are $0.

Singapore Revolver Commitment Increase: as defined in Section 2.1.7(f).

Singapore Revolver Commitment Termination Date: the earliest of (a) the U.S. Revolver Commitment Termination Date (without regard to the reason therefor), (b) the date on which the Asian Loan Party Agent terminates or reduces to zero all of the Singapore Revolver Commitments pursuant to Section 2.1.4, and (c) the date on which the Singapore Revolver Commitments are terminated pursuant to Section 11.1. From and after the Singapore Revolver Commitment Termination Date, the Singapore Borrowers shall no longer be entitled to request a Singapore Revolver Commitment Increase pursuant to Section 2.1.7 hereof.

Singapore Revolver Exposure: on any date, the Dollar Equivalent of an amount equal to the sum of (a) the Singapore Revolver Loans outstanding on such date and (b) the Singapore LC Obligations on such date.

Singapore Revolver Loan: a Revolver Loan made by Singapore Lenders to a Singapore Borrower pursuant to Section 2.1.1(f), which Revolver Loan shall, if denominated in Singapore Dollars, be either a SIBOR Loan or an Singapore Base Rate Loan and, if denominated in Dollars or Euros, shall be either a LIBOR Loan or a Singapore Base Rate Loan, in each case as selected by Applicable Singapore Borrower, and including any Singapore Swingline Loan, Singapore Overadvance Loan or Singapore Protective Advance.

Singapore Revolver Notes: the promissory notes, if any, executed by Singapore Borrowers in favor of each Singapore Lender to evidence the Singapore Revolver Loans funded from time to time by such Singapore Lender, which shall be in the form of

Exhibit C-6 to this Agreement, together with any replacement or successor notes therefor.

Singapore Security Agreements: each debenture or other document among any Singapore Domiciled Loan Party and Agent or the Singapore Security Trustee.

Singapore Security Trustee: Bank of America (Singapore) or any successor security trustee appointed by the Agent.

Singapore Subsidiary: Each Wholly-Owned Subsidiary of MRC incorporated or organized under the laws of Singapore.

Singapore Swingline Commitment: for the Singapore Swingline Lender, the maximum principal amount shown in the joinder documentation for the Singapore Swingline Lender up to which it may make Singapore Swingline Loans.

Singapore Swingline Commitment Termination Date: with respect to any Singapore Swingline Loan, the date that is five Business Days prior to the Singapore Revolver Commitment Termination Date.

Singapore Swingline Lender: Bank of America (Singapore) or an Affiliate of Bank of America (Singapore).

Singapore Swingline Loan: a Swingline Loan made by the Singapore Swingline Lender to a Singapore Borrower pursuant to Section 2.1.8(f), which Swingline Loan shall be a Singapore Base Rate Loan.

Sold Entity or Business: as defined in the definition of the term “Consolidated EBITDA”.

Solidary Claim: as defined in Section 12.1.1(b).

Solvent: as it relates to (a) the Loan Parties, taken as a whole, (i) are adequately capitalized (for purposes of all jurisdictions other than Australia, New Zealand, Singapore and the UK), (ii) own assets, the value of which, on a going concern basis, exceed their liabilities, (iii) will have sufficient working capital to pay their debts as they become due and (iv) have not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise), or made any conveyance in connection therewith, in each case, with actual intent to hinder, delay or defraud either present or future creditors of such Persons or any of their Affiliates; and (b) (i) as to any other Person (other than a Person incorporated or organized under the laws of Australia, Belgium, Canada, New Zealand, Singapore or the UK, or any province or territory of Canada or Singapore or any state or territory of Australia), such Person (1) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (2) owns Property whose present fair salable value (as defined below) is greater than the total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (3) is able to pay all of its debts as they mature or fall due in the normal course of business; (4) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (5) is not “insolvent” within the meaning of Section 101(32) of the U.S. Bankruptcy Code; and (6) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates, (ii) as to any other Person incorporated or organized under the laws of the Canada or any province or territory of Canada, is not an “insolvent person” as defined in the Bankruptcy and Insolvency Act (Canada), (iii) as to any other Person incorporated or organized under the laws of Singapore (1) is not presumed or deemed to be unable and does not admit inability to pay its debts as they fall due, does not suspend making payments on any of its debts and, by reason of actual or anticipated financial difficulties, does not commence negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness; (2) has assets with a value that is not less than its liabilities (taking into account contingent and prospective liabilities); (3) has not had a moratorium declared in respect of any of its indebtedness; and (4) has no expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affecting its asset or assets, (iv) as to any other Person incorporated, registered or organized under the laws of Australia or any state or territory thereof (1) does not become, does not admit in writing that it is, is not declared to be, or is not deemed under any Applicable Law to be, insolvent; (2) is able to pay its debts (as and when they become due and payable) and does not stop payments of its debts generally; (3) is not found or declared by a court to be insolvent, does not become insolvent within the meaning of section 95A(1) and (2) of the Corporations Act 2001 (Cth) or otherwise found or deemed to be insolvent by law or a court; and (4) complies with a statutory demand that has not been stayed or overturned within the meaning of section 459F(1) of the Corporations Act 2001 (Cth), (v) as to any other Person incorporated in the UK, is not or does not admit its inability to pay its debts as they fall due, does not suspend or threaten to suspend making payments on any of its debt, does not by reason of actual or anticipated financial difficulties, commence negotiations with its creditors with a view of rescheduling its indebtedness and no moratorium is declared in respect of its indebtedness; (vi) as to any other Person incorporated, registered or organized under the laws of New Zealand satisfies the “solvency test” within the meaning of Section 4 of the Companies Act 1993 (New Zealand), and (vii) as to any Person incorporated in Belgium, is not “insolvent” within the meaning of the Belgian bankruptcy law of 8 August 1997 and does not commence negotiations with its creditors with a view of rescheduling its indebtedness and does not apply for a judicial reorganisation under the law on the continuity of enterprises of 31 January 2009. “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.

Specified Revolving Credit Collateral: all Letter-of-Credit Rights, Chattel Paper, Instruments, Investment Property and General Intangibles pertaining to the property described in clauses (i) and (ii) of Section 7.1 of this Agreement.

Specified Subsidiary: at any date of determination (a) any Material Subsidiary or (b) any Unrestricted Subsidiary (i) whose total assets at the last day of the Test Period ending on the last day of the most recent fiscal period for which financial statements pursuant to clause (a) or (b) of Section 10.1.1 have been delivered were equal to or greater than 15% of the Consolidated Total Assets of the Parent and the Subsidiaries at such date or (ii) whose gross revenues for such Test Period were equal to or greater than 15% of the consolidated gross revenues of the Parent and the Subsidiaries for such period, in each case determined in accordance with GAAP and (c) each other Subsidiary that, when such Subsidiary’s total assets or gross revenues are aggregated with the total assets or gross revenues, as applicable, of each other Subsidiary that is the subject of an Event of Default described in Section 11.1.5 would constitute a Specified Subsidiary under clause (a) or (b) above.

Specified Transaction: with respect to any period, any Investment, sale, transfer or other disposition of assets, incurrence or repayment of Indebtedness, dividend, Subsidiary designation, Revolver Commitment Increase or other event that by the terms of this Agreement requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis.”

Sponsor: GS Capital Partners V Fund, L.P. and its respective Affiliates.

Stamp Act: as defined in Section 5.8.4(a).

Sterling: the lawful currency of the United Kingdom.

Stock: shares of capital stock or shares in the capital, as the case may be (whether denominated as common stock or preferred stock or ordinary shares or preferred shares, as the case may be), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

Stock Equivalents: all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

Subordinated Indebtedness: Indebtedness of any Loan Party that is expressly subordinate and junior in right of payment to the Obligations of such Loan Party under this Agreement and is on subordination terms no less favorable to the Lenders than as is customary for senior subordinated notes issued in a public or Rule 144A high yield debt offering, it being understood that delivery to the Agent at least ten Business Days prior to the incurrence of such Indebtedness of a certificate of a Senior Officer of a Borrower (together with a reasonably detailed description of the subordination terms and conditions of such Indebtedness or drafts of the documentation relating thereto) certifying that such Borrower has determined in good faith that such subordination terms and conditions satisfy the foregoing requirements shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Agent notifies such Borrower within such ten Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees)

Subordination Agreement: that certain Postponement and Subordination Agreement dated as of June 14, 2011, among McJunkin Red Man Canada Ltd., an Alberta corporation, Midfield Holdings (Alberta) Ltd., an Alberta corporation, the Initial Canadian Borrower and Bank of America, as Agent and Lender, as amended, restated, supplemented or otherwise modified from time to time.

Subsidiary: with respect to any Person shall mean and include (a) any corporation more than 50% of whose Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time Stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any partnership, limited liability company, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of any Borrower.

Successor Borrower: as defined in Section 10.2.3(a).

Super-Majority Borrower Group Lenders: at any date of determination thereof, Lenders having Borrower Group Commitments to a Borrower Group representing more than 75% of the aggregate Borrower Group Commitments to such Borrower Group at such time; provided, however, that if and for so long as any such Lender shall be a Defaulting Lender, the term “Super-Majority Borrower Group Lenders” shall mean Lenders (excluding such Defaulting Lender) having Borrower Group Commitments to such Borrower Group representing more than 75% of the aggregate Borrower Group Commitments to such Borrower Group (excluding the Borrower Group Commitments of each Defaulting Lender) at such time; provided further, however, that if all of the Borrower Group Commitments to such Borrower Group have been terminated, the term “Super-Majority Borrower Group Lenders” shall mean Lenders to such Borrower Group holding Revolver Loans to, and (if applicable) participating interests in LC Obligations owing by, such Borrower Group representing more than 75% of the aggregate outstanding principal amount of Revolver Loans and (if applicable) LC Obligations owing by such Borrower Group at such time.

Super-Majority Lenders: at any date of determination thereof, Lenders having Commitments representing more than 75% of the aggregate Commitments at such time; provided, however, that for so long as any Lender shall be a Defaulting Lender, the term “Super-Majority Lenders” shall mean Lenders (excluding such Defaulting Lender) having Commitments representing more than 75% of the aggregate Commitments (excluding the Commitments of each Defaulting Lender) at such time; provided further, however, that if any of the Commitments have been terminated, the term “Super-Majority Lenders” shall be calculated based on the Dollar Equivalent thereof using (a) in lieu of such Lender’s terminated Commitment, the outstanding principal amount of the Revolver Loans by such Lender to, and (if applicable) participation interests in LC Obligations owing by, all Borrowers and (b) in lieu of the aggregate Commitments to all Borrowers, the aggregate outstanding Revolver Loans to, and (if applicable) LC Obligations owing by all Borrowers.

Supporting Obligations: as defined in the UCC, and in any event means a Letter-of-Credit Right or secondary obligation that supports the payment or performance of an Account, Chattel Paper, Document, General Intangible, Instrument or Investment Property, including, but not limited to, securities, Investment Property, bills, notes, lien notes, judgments, chattel mortgages, mortgages, security interests, hypothecs, assignments, guarantees, suretyships, accessories, bills of exchange, negotiable instruments, invoices and all other rights, benefits and documents now or hereafter taken, vested in or held by a Person in respect of or as security for the same and the full benefit and advantage thereof, and all rights of action or claims which a Person now has or may at any time hereafter have against any other Person in respect thereof, including rights in its capacity as seller of any property or assets returned, repossessed or recovered, under an installment or conditional sale or otherwise.

Swingline Commitment: the Australian Swingline Commitment, the Belgian Swingline Commitment, the Canadian Swingline Commitment, the Dutch Swingline Commitment, the New Zealand Swingline Commitment, the Singapore Swingline Commitment, the UK Swingline Commitment and/or the U.S. Swingline Commitment, as the context requires.

Swingline Commitment Termination Date: the Australian Swingline Commitment Termination Date, the Belgian Swingline Commitment Termination Date, the Canadian Swingline Commitment Termination Date, the Dutch Swingline Commitment Termination Date, the New Zealand Swingline Commitment Termination Date, the Singapore Swingline Commitment Termination Date, the UK Swingline Commitment Termination Date and/or the U.S. Swingline Commitment Termination Date, as the context requires.

Swingline Lender: the Australian Swingline Lender, the Belgian Swingline Lender, the Canadian Swingline Lender, the Dutch Swingline Lender, the New Zealand Swingline Lender, the Singapore Swingline Lender, the UK Swingline Lender and/or the U.S. Swingline Lender, as the context requires.

Swingline Loan: a loan made pursuant to Section 2.1.8.

TARGET Day: any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by Agent to be a suitable replacement) is open for the settlement of payments in Euro.

Tax Credit: a credit against, relief or remission for, or refund or repayment of, any Taxes.

Tax Deduction: a deduction or withholding for or on account of Taxes from a payment under any Loan Document.

Tax Payment: either the increase in a payment made by a Relevant Borrower under Section 5.8.1, 5.8.5(c), 5.8.6(b), 5.8.8(b) or 5.8.9(b), as applicable, or a payment under Section 5.8.5(d), 5.8.6(c), 5.8.7(a), 5.8.8.(c) or 5.8.9(c), as applicable.

Taxes: all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other similar charges imposed in the nature of taxation by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Temporary Eligibility Period: in the case of an Australian Domiciled Loan Party, Belgian Domiciled Loan Party, Dutch Domiciled Loan Party or UK Domiciled Loan Party existing on the Closing Date, the period of sixty (60) days after the Closing Date, or such longer period as the Agent shall approve; provided, such period shall not exceed one hundred twenty (120) days after the Closing Date without the approval of the applicable Required Borrower Group Lenders.

Termination Event: (a) the voluntary full or partial wind up of a Canadian Pension Plan that is a registered pension plan by a Canadian Facility Loan Party; (b) the institution of proceedings by any Governmental Authority to terminate in whole or in part or have a trustee appointed to administer such a plan; or (c) any other event or condition which might constitute grounds for the termination of, winding up or partial termination of winding up or the appointment of trustee to administer, any such plan.

Test Period: for any determination under this Agreement, the four consecutive fiscal quarters of MRC then last ended.

Total Australian Borrowing Base: at any time, an amount equal to the sum (expressed in Dollars, based on the Dollar Equivalent thereof) of, without duplication:

(a) the book value of Australian Eligible Accounts of all Australian Borrowers multiplied by the advance rate of 85%, plus

(b) the lesser of (i) 70% of the net book value of Australian Eligible Inventory of all Australian Borrowers and (ii) 85% of the Net Orderly Liquidation Value of Australian Eligible Inventory of all Australian Borrowers (which shall be (A) net of the current monthly shrinkage reserve calculated in accordance with GAAP and (B) valued at Cost), plus

(c) Australian Allocated U.S. Availability for all Australian Borrowers, minus

(d) subject to Section 7.5, effective (i) immediately upon or (ii) five (5) Business Days after, in the case of Australian Availability Reserves which would cause the aggregate amount of the Australian Revolver Loans of all Australian Borrowers at such time to exceed the lesser of the Australian Revolver Commitments and the Total Australian Borrowing Base then in effect, in each case, notification thereof to the Australian Borrowers by the Agent, any and all Australian Availability Reserves.

The Total Australian Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Agent with such adjustments as the Agent deems appropriate in its Permitted Discretion to assure that the Total Australian Borrowing Base is calculated in accordance with the terms of this Agreement. Notwithstanding the foregoing, the Total Australian Borrowing Base will exclude clauses (a) and (b) thereof with respect to any Applicable Australian Borrower until such time as such Applicable Australian Borrower has complied with Section 8.1.4.

Total Belgian Borrowing Base: at any time, an amount equal to the sum (expressed in Dollars, based on the Dollar Equivalent thereof) of, without duplication:

(a) the book value of Belgian Eligible Accounts of all Belgian Borrowers multiplied by the advance rate of 85%, plus

(b) the lesser of (i) 70% of the net book value of Belgian Eligible Inventory of all Belgian Borrowers and (ii) 85% of the Net Orderly Liquidation Value of Belgian Eligible Inventory of all Belgian Borrowers (which shall be (A) net of the current monthly shrinkage reserve calculated in accordance with GAAP and (B) valued at Cost); provided, that the net book value of Belgian Eligible Inventory and Net Orderly Liquidation Value of Belgian Eligible Inventory shall be multiplied by 50% to the extent that such Belgian Eligible Inventory is, in either case, subject to a business pledge and not a possessory pledge, plus

(c) Belgian Allocated U.S. Availability for all Belgian Borrowers, minus

(d) subject to Section 7.5, effective (i) immediately upon or (ii) five (5) Business Days after, in the case of Belgian Availability Reserves which would cause the aggregate amount of the Belgian Revolver Loans of all Belgian Borrowers at such time to exceed the lesser of the Belgian Revolver Commitments and the Total Belgian Borrowing Base then in effect, in each case, notification thereof to the Belgian Borrowers by the Agent, any and all Belgian Availability Reserves.

The Total Belgian Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Agent with such adjustments as the Agent deems appropriate in its Permitted Discretion to assure that the Total Belgian Borrowing Base is calculated in accordance with the terms of this Agreement.

Total Canadian Borrowing Base: at any time, an amount equal to the sum (expressed in Dollars, based on the Dollar Equivalent thereof) of, without duplication:

(a) the book value of Canadian Eligible Accounts of all Canadian Borrowers multiplied by the advance rate of 85%, plus

(b) the lesser of (i) 70% of the net book value of Canadian Eligible Inventory of all Canadian Borrowers (adding back the LIFO reserve calculated in accordance with GAAP) and (ii) 85% of the Net Orderly Liquidation Value of Canadian Eligible Inventory of all Canadian Borrowers (which shall be (A) net of the current monthly shrinkage reserve calculated in accordance with GAAP and (B) valued at Cost), plus

(c) Canadian Allocated U.S. Availability for all Canadian Borrowers, minus

(d) subject to Section 7.5, effective (i) immediately upon or (ii) five (5) Business Days after, in the case of Canadian Availability Reserves which would cause the aggregate amount of the Canadian Revolver Loans of all Canadian Borrowers at such time to exceed the lesser of the Canadian Revolver Commitments and the Total Canadian Borrowing Base then in effect, in each case, notification thereof to the Canadian Borrowers by the Agent, any and all Canadian Availability Reserves.

The Total Canadian Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Agent with such adjustments as the Agent deems appropriate in its Permitted Discretion to assure that the Total Canadian Borrowing Base is calculated in accordance with the terms of this Agreement.

Total Dutch Borrowing Base: at any time, an amount equal to the sum (expressed in Dollars, based on the Dollar Equivalent thereof) of, without duplication:

(a) the book value of Dutch Eligible Accounts of all Dutch Borrowers multiplied by the advance rate of 85%, plus

(b) the lesser of (i) 70% of the net book value of Dutch Eligible Inventory of all Dutch Borrowers and (ii) 85% of the Net Orderly Liquidation Value of Dutch Eligible Inventory of all Dutch Borrowers (which shall be (A) net of the current monthly shrinkage reserve calculated in accordance with GAAP and (B) valued at Cost), plus

(c) Dutch Allocated U.S. Availability for all Dutch Borrowers, minus

(d) subject to Section 7.5, effective (i) immediately upon or (ii) five (5) Business Days after, in the case of Dutch Availability Reserves which would cause the aggregate amount of the Dutch Revolver Loans of all Dutch Borrowers at such time to exceed the lesser of the Dutch Revolver Commitments and the Total Dutch Borrowing Base then in effect, in each case, notification thereof to the Dutch Borrowers by the Agent, any and all Dutch Availability Reserves.

The Total Dutch Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Agent with such adjustments as the Agent deems appropriate in its Permitted Discretion to assure that the Total Dutch Borrowing Base is calculated in accordance with the terms of this Agreement.

Total New Zealand Borrowing Base: at any time, an amount equal to the sum (expressed in Dollars, based on the Dollar Equivalent thereof) of, without duplication:

(a) the book value of New Zealand Eligible Accounts of all New Zealand Borrowers multiplied by the advance rate of 85%, plus

(b) the lesser of (i) 70% of the net book value of New Zealand Eligible Inventory of all New Zealand Borrowers and (ii) 85% of the Net Orderly Liquidation Value of New Zealand Eligible Inventory of all New Zealand Borrowers (which shall be (A) net of the current monthly shrinkage reserve calculated in accordance with GAAP and (B) valued at Cost), plus

(c) New Zealand Allocated U.S. Availability for all New Zealand Borrowers, minus

(d) subject to Section 7.5, effective (i) immediately upon or (ii) five (5) Business Days after, in the case of New Zealand Availability Reserves which would cause the aggregate amount of the New Zealand Revolver Loans of all New Zealand Borrowers at such time to exceed the lesser of the New Zealand Revolver Commitments and the Total New Zealand Borrowing Base then in effect, in each case, notification thereof to the New Zealand Borrowers by the Agent, any and all New Zealand Availability Reserves.

The Total New Zealand Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Agent with such adjustments as the Agent deems appropriate in its Permitted Discretion to assure that the Total New Zealand Borrowing Base is calculated in accordance with the terms of this Agreement.

Total Revolver Exposure: as of any date of determination the sum of the Australian Revolver Exposure, the Belgian Revolver Exposure, the Canadian Revolver Exposure, the Dutch Revolver Exposure, the New Zealand Revolver Exposure, the Singapore Revolver Exposure, the UK Revolver Exposure and the U.S. Revolver Exposure on such date of determination.

Total Singapore Borrowing Base: at any time, an amount equal to the sum (expressed in Dollars, based on the Dollar Equivalent thereof) of, without duplication:

(a) the book value of Singapore Eligible Accounts of all Singapore Borrowers multiplied by the advance rate of 85%, plus

(b) the lesser of (i) 70% of the net book value of Singapore Eligible Inventory of all Singapore Borrowers and (ii) 85% of the Net Orderly Liquidation Value of Singapore Eligible Inventory of all Singapore Borrowers (which shall be (A) net of the current monthly shrinkage reserve calculated in accordance with GAAP and (B) valued at Cost), plus

(c) Singapore Allocated U.S. Availability for all Singapore Borrowers, minus

(d) subject to Section 7.5, effective (i) immediately upon or (ii) five (5) Business Days after, in the case of Singapore Availability Reserves which would cause the aggregate amount of the Singapore Revolver Loans of all Singapore Borrowers at such time to exceed the lesser of the Singapore Revolver Commitments and the Total Singapore Borrowing Base then in effect, in each case, notification thereof to the Singapore Borrowers by the Agent, any and all Singapore Availability Reserves.

The Total Singapore Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Agent with such adjustments as the Agent deems appropriate in its Permitted Discretion to assure that the Total Singapore Borrowing Base is calculated in accordance with the terms of this Agreement.

Total UK Borrowing Base: at any time, an amount equal to the sum (expressed in Dollars, based on the Dollar Equivalent thereof) of, without duplication:

(a) the book value of UK Eligible Accounts of all UK Borrowers multiplied by the advance rate of 85%, plus

(b) the lesser of (i) 70% of the net book value of UK Eligible Inventory of all UK Borrowers and (ii) 85% of the Net Orderly Liquidation Value of UK Eligible Inventory of all UK Borrowers (which shall be (A) net of the current monthly shrinkage reserve calculated in accordance with GAAP and (B) valued at Cost), plus

(c) UK Allocated U.S. Availability for all UK Borrowers, minus

(d) subject to Section 7.5, effective (i) immediately upon or (ii) five (5) Business Days after, in the case of UK Availability Reserves which would cause the aggregate amount of the UK Revolver Loans of all UK Borrowers at such time to exceed the lesser of the UK Revolver Commitments and the Total UK Borrowing Base then in effect, in each case, notification thereof to the UK Borrowers by the Agent, any and all UK Availability Reserves.

The Total UK Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Agent with such adjustments as the Agent deems appropriate in its Permitted Discretion to assure that the Total UK Borrowing Base is calculated in accordance with the terms of this Agreement. Notwithstanding the foregoing, the Total UK Borrowing Base will exclude clauses (a) and (b) thereof with respect to any Applicable UK Borrower until such time as such Applicable UK Borrower has complied with Section 8.1.4.

Transaction Expenses: any fees or expenses incurred or paid by any Borrower or any of its Subsidiaries in connection with this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby.

Transfer: as defined in Section 2.1.6(j).

Transfer Date: as defined in Section 2.1.6(j).

Transferee: any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.

Treaty Lender: for purposes of Section 5.8.5 a Foreign Lender (as defined in Section 5.8.5(a)), and for purposes of Sections 5.8.6, 5.8.8 and 5.8.9, a Lender which:

(a) is treated as a resident of a Treaty State for the purposes of the relevant Treaty;

(b) does not carry on a business in Australia, Belgium, Singapore or the United Kingdom, as applicable, through a permanent establishment with which that Lender’s participation in any advance is effectively connected; and

(c) meets all other conditions of the relevant Treaty for full exemption from Australian, Belgian, Singapore or the United Kingdom, as applicable, taxation on interest and other amounts which relate to the Lender (including, without limitation, its tax or other status, the manner in which or the period for which it holds any rights under this Agreement, the reasons or purposes for its acquisition of such rights and the nature of any arrangements by which it disposes of or otherwise turns to account such rights) under the Loan Documents. In this subclause (c), “conditions” shall mean conditions relating to an entity’s eligibility for full exemption under the relevant Treaty and shall not be treated as including any procedural formalities that need to be satisfied in relation to that Treaty.

“Treaty State” has the meaning given to it, in relation to Australian Tax matters, Belgian Tax matters, Singapore Tax matters and United Kingdom Tax matters in, respectively, Section 5.8.5, Section 5.8.6, Section 5.8.8 and Section 5.8.9.

Type: any type of a Loan (i.e., Base Rate Loan, LIBOR Loan, SIBOR Loan, Canadian BA Rate Loan, Canadian Prime Rate Loan, Australian Bank Bill Rate Loan, New Zealand Bank Bill Rate Loan) and which shall be either an Interest Period Loan or a Floating Rate Loan.

UCC: the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other U.S. state or territory govern the creation, perfection, priority or enforcement of any Lien, the Uniform Commercial Code of such state or territory.

UK or United Kingdom: the United Kingdom of Great Britain and Northern Ireland.

UK Allocated U.S. Availability: U.S. Availability designated by the North American Loan Party Agent for application to clause (c) of a UK Borrowing Base.

UK Alternate Swingline Commitment: $5,000,000.

UK Alternate Swingline Loan: a Swingline Loan made by the UK Swingline Lender to a UK Borrower pursuant to Section 2.1.8(g), which Swingline Loan shall be a UK Base Rate Loan.

UK Availability: as of any date of determination, (a) the lesser of (i) the UK Revolver Commitments minus all UK LC Obligations as of such date of determination and (ii) the Total UK Borrowing Base as of such date of determination, minus (b) the Dollar Equivalent of the principal balance of all UK Revolver Loans.

UK Availability Reserves: the sum (without duplication) of (a) the aggregate amount of the UK Rent Reserve, if any, established pursuant to clause (h) of the definition of UK Eligible Inventory; (b) the UK LC Reserve; (c) the UK Bank Product Reserve; (d) the UK Priority Payables Reserve; and (e) such additional reserves, in such amounts and with respect to such matters, as the Agent may establish in its Permitted Discretion.

UK Bank Product Reserve: the aggregate amount of reserves, as established by the Agent from time to time in its Permitted Discretion and in consultation with the European Loan Party Agent, to reflect the reasonably anticipated liabilities in respect of the then outstanding Secured Bank Product Obligations of the UK Domiciled Loan Parties.

UK Base Rate Loan: a UK Revolver Loan, or portion thereof, bearing interest calculated by reference to the Eurasian Base Rate.

UK Borrowers: (a) the Initial UK Borrowers and (b) each other UK Subsidiary that, after the date hereof, has executed a supplement or joinder to this Agreement in accordance with Section 10.1.13 and has satisfied the other requirements set forth in Section 10.1.13 in order to become a UK Borrower.

UK Borrowing Base: at any time, with respect to the Applicable UK Borrower, an amount equal to the sum (expressed in Dollars, based on the Dollar Equivalent thereof) of, without duplication:

(a) the book value of UK Eligible Accounts of the Applicable UK Borrower multiplied by the advance rate of 85%, plus

(b) the lesser of (i) 70% of the net book value of UK Eligible Inventory of the Applicable UK Borrower and (ii) 85% of the Net Orderly Liquidation Value of UK Eligible Inventory of the Applicable UK Borrower (which shall be (A) net of the current monthly shrinkage reserve calculated in accordance with GAAP and (B) valued at Cost), plus

(c) UK Allocated U.S. Availability for such Applicable UK Borrower, minus

(d) subject to Section 7.5, effective (i) immediately upon or (ii) five (5) Business Days after, in the case of UK Availability Reserves allocable to the Applicable UK Borrower which would cause the aggregate amount of the UK Revolver Loans allocable to the Applicable UK Borrower at such time to exceed the lesser of the Applicable UK Borrower’s Applicable UK Borrower Commitment and the Applicable UK Borrower’s UK Borrowing Base then in effect, in each case, notification thereof to the European Loan Party Agent by the Agent, any and all such UK Availability Reserves.

The UK Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Agent with such adjustments as the Agent deems appropriate in its Permitted Discretion to assure that the UK Borrowing Base is calculated in accordance with the terms of this Agreement. Notwithstanding the foregoing, (i) the Accounts and Inventory of SPF (UK) shall be ineligible until such time as Agent has received a satisfactory audit and appraisal for SPF (UK) and (ii) the UK Borrowing Base will exclude clauses (a) and (b) thereof until such time as the Applicable UK Borrower has complied with Sections 8.1.4.

UK Cash Collateral Account: a demand deposit, money market or other account established by Agent at Bank of America (London) or such other financial institution as Agent may select in its discretion with the consent of European Loan Party Agent (not to be unreasonably withheld or delayed), which account shall be for the benefit of the UK Facility Secured Parties and shall be subject to Agent’s or European Security Trustee’s Liens securing the UK Facility Secured Obligations; provided that the foregoing consent of European Loan Party Agent to the selection by Agent in its discretion of a financial institution other than Bank of America (London) shall not be required if an Event of Default has occurred and is continuing.

UK DB Pension Plan: an occupational pension scheme which is not a money purchase scheme (each as defined in Section 181 of the Pension Schemes Act 1993).

UK Domiciled Loan Party: any UK Borrower and each UK Subsidiary now or hereafter party hereto as a Loan Party, and “UK Domiciled Loan Parties” means all such Persons, collectively.

UK Dominion Account: each special account established by the UK Domiciled Loan Parties at Bank of America (London) (or, subject to Section 8.1.4, HSBC) over which Agent or European Security Trustee has exclusive control for withdrawal purposes.

UK Eligible Accounts: at any time, the Accounts of the Applicable UK Borrower at such date except any Account:

(a) which is not subject to a valid Lien in favor of the Agent or European Security Trustee (including under the relevant laws of the Account Debtor’s jurisdiction of organization);

(b) which is subject to any Lien (including Liens permitted by Section 10.2.2) other than (i) a Lien in favor of the Agent or European Security Trustee and (ii) a Permitted Lien which does not have priority over the Lien in favor of the Agent; provided that, with respect to any tax Lien having such priority, eligibility of Accounts shall be reduced by the amount of such tax Lien having such priority;

(c) owing by any Account Debtor with respect to which more than 120 days have elapsed since the date of the original invoice therefor or which is more than 60 days past the due date for payment;

(d) which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible pursuant to clause (c) above;

(e) which is owing by any Account Debtor to the extent the aggregate amount of otherwise UK Eligible Accounts owing from such Account Debtor and its Affiliates to UK Borrowers exceeds 20% of the aggregate UK Eligible Accounts (or such higher percentage as the Agent may establish for the Account Debtor from time to time), in each case, only to the extent of such excess;

(f) with respect to which any covenant, representation, or warranty relating to such Account contained in this Agreement or a Security Document has been breached or is not true in any material respect;

(g) which (i) does not arise from the sale of goods or performance of services in the Ordinary Course of Business, (ii) is not evidenced by an invoice, or other documentation satisfactory to the Agent, which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon the Applicable UK Borrower’s completion of any further performance, or (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment which is billed prior to actual sale to the end user, cash-on-delivery or any other repurchase or return basis, except with respect to up to $15,000,000 of such Accounts in the aggregate for all Borrowing Bases on a combined basis;

(h) for which the goods giving rise to such Account (other than Accounts described in the foregoing paragraph (g)(v)) have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by the Applicable UK Borrower;

(i) with respect to which any check or other instrument of payment has been returned uncollected for any reason;

(j) which is owed by an Account Debtor in respect of which an Insolvency Proceeding has been commenced or which is otherwise a debtor or a debtor in possession under any bankruptcy law or any other federal, state or foreign (including any province or territory) receivership, insolvency relief or other law or laws for the relief of debtors unless the payment of Accounts from such Account Debtor is secured by assets of, or guaranteed by, in either case, in a manner reasonably satisfactory to the Agent, a Person that is reasonably acceptable to the Agent or, if the Account from such Account Debtor arises subsequent to a decree or order for relief with respect to such Account Debtor, the Agent shall have reasonably determined that the timely payment and collection of such Account will not be impaired;

(k) which is owed by an Account Debtor which has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs or is not Solvent;

(l) which is owed by an Account Debtor which is not organized under the applicable law of an Eligible Account Debtor Jurisdiction unless such Account is backed by a letter of credit or other credit support reasonably acceptable to the Agent and which is in the possession of the Agent;

(m) which is owed in any currency other than an Eligible Account Currency;

(n) which is owed by any Governmental Authority, unless (i) such Account is backed by a letter of credit reasonably acceptable to the Agent and which is in the possession of the Agent or (ii) Agent otherwise approves;

(o) which is owed by any Affiliate, employee, director, or officer of any Loan Party; provided that portfolio companies of the Sponsor that do business with the Applicable UK Borrower in the Ordinary Course of Business will not be treated as Affiliates for purposes of this clause (o);

(p) which is owed by an Account Debtor or any Affiliate of such Account Debtor which is the holder of Indebtedness issued or incurred by any Loan Party; provided, that any such Account shall only be ineligible as to that portion of such Account which is less than or equal to the amount owed by the Loan Party to such Person;

(q) which is subject to any counterclaim, deduction, defense, setoff, right of compensation or dispute, but only to the extent of the amount of such counterclaim, deduction, defense, setoff, right of compensation or dispute, unless (i) the Agent, in its Permitted Discretion, has established UK Availability Reserves and determines to include such Account as a UK Eligible Account or (ii) such Account Debtor has entered into an agreement reasonably acceptable to the Agent to waive such rights;

(r) which is evidenced by any promissory note, Chattel Paper or Instrument (in each case, other than any such items that are delivered to the Agent or the European Security Trustee);

(s) which is owed by an Account Debtor located in any jurisdiction that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless the Applicable UK Borrower has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent the Applicable UK Borrower may qualify subsequently as a foreign entity authorized to transact business in such jurisdiction and gain access to such courts, without incurring any cost or penalty reasonably viewed by the Agent to be material in amount, and such later qualification cures any access to such courts to enforce payment of such Account;

(t) with respect to which the Applicable UK Borrower has made any agreement with the Account Debtor for any reduction thereof, but only to the extent of such reduction, other than discounts and adjustments given in the Ordinary Course of Business; or

(u) which the Agent determines is ineligible in its Permitted Discretion.

Subject to Sections 14.1 and 7.5 and the definition of UK Borrowing Base, the Agent may modify the foregoing criteria in its Permitted Discretion.

UK Eligible Inventory: at any date of determination thereof, the aggregate amount of all Inventory owned by the Applicable UK Borrower at such date except any Inventory:

(a) which is not subject to a valid Lien in favor of the Agent or European Security Trustee;

(b) which is subject to any Lien (including Liens permitted by Section 10.2.2) other than (i) a Lien in favor of the Agent or European Security Trustee and (ii) a Permitted Lien which does not have priority over the Lien in favor of the Agent or European Security Trustee (other than any bailee, warehouseman, landlord or similar non-consensual Liens having priority by operation of law to the extent either subclause (i) or (ii) of clauses (h) or (i) below of UK Eligible Inventory is satisfied with respect to the relevant Inventory); provided that, with respect to any tax Lien having such priority, eligibility of Inventory shall be reduced by the amount of such tax Lien having such priority;

(c) which is, in the Agent’s Permitted Discretion, slow moving, obsolete, unmerchantable, defective, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the Ordinary Course of Business or unacceptable due to age, type, category and/or quantity;

(d) with respect to which any covenant, representation or warranty contained in this Agreement or any Security Document has been breached or is not true in any material respect;

(e) which does not conform in all material respects to all standards imposed by any applicable Governmental Authority (except that any standard that is qualified as to “materiality” shall have been conformed to in all respects);

(f) which constitutes packaging and shipping material, manufacturing supplies, display items, bill-and-hold goods (other than bill-and-hold goods, the sale of which has been excluded from UK Eligible Accounts pursuant to clause (g)(v) of the definition thereof), returned or repossessed goods (other than goods that are undamaged and able to be resold in the Ordinary Course of Business), defective goods, goods held on consignment, goods to be returned to the Applicable UK Borrower’s suppliers or goods which are not of a type held for sale in the Ordinary Course of Business;

(g) which is not located in the UK or is not at a location listed on Schedule 8.4.1 (as updated from time to time in accordance with the provisions hereof) other than goods in transit between locations of the UK Domiciled Loan Parties;

(h) which is located, at any time after the Temporary Eligibility Period, in any location leased by the Applicable UK Borrower unless (i) the lessor has delivered to the Agent a Collateral Access Agreement or (ii) a UK Rent Reserve has been established by the Agent;

(i) which is located, at any time after the Temporary Eligibility Period, in any third party warehouse or is in the possession of a bailee, processor or other Person and is not evidenced by a Document, unless (i) such warehouseman, bailee, processor or other Person has delivered to the Agent a Collateral Access Agreement and/or such other documentation as the Agent may reasonably require or (ii) appropriate UK Availability Reserves have been established by the Agent in its Permitted Discretion;

(j) which is the subject of a consignment by the Applicable UK Borrower as consignor unless there is a written agreement acknowledging that such Inventory is held on consignment, that the Applicable UK Borrower retains title to such Inventory, that no Lien arising by, through or under such consignment has attached or will attach to such Inventory (and proceeds thereof) and requiring consignee to segregate the consigned Inventory from the consignee’s other personal or movable property;

(k) which is perishable as determined in accordance with GAAP; or

(l) which contains or bears any intellectual property rights licensed to the Applicable UK Borrower unless the Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor in any material respect or (ii) incurring any material liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement.

Subject to Sections 14.1 and 7.5 and the definition of UK Borrowing Base, the Agent may modify the foregoing criteria in its Permitted Discretion.

UK Facility Collateral: Collateral that now or hereafter secures (or is intended to secure) any of the UK Facility Secured Obligations, including Property of the U.S. Domiciled Loan Parties pledged to secure the UK Facility Secured Obligations under their guarantee of the Secured Obligations.

UK Facility Guarantor: each U.S. Borrower, each U.S. Facility Guarantor and each other Person (if any) who guarantees payment and performance of any UK Facility Secured Obligations.

UK Facility Loan Party: a UK Borrower or a UK Facility Guarantor.

UK Facility Obligations: all Obligations of the UK Facility Loan Parties, including, following the Foreign Cross-Guarantee Date for any UK Facility Loan Party, the other Foreign Facility Obligations that are the subject of such Foreign Cross-Guarantee (but excluding, for the avoidance of doubt, the Obligations of the U.S. Domiciled Loan Parties as guarantors of any U.S. Facility Obligations).

UK Facility Secured Obligations: all Secured Obligations of the UK Facility Loan Parties, including, following the Foreign Cross-Guarantee Date for any UK Facility Loan Party, the other Foreign Facility Secured Obligations that are the subject of such Foreign Cross-Guarantee (but excluding, for the avoidance of doubt, the Obligations of the U.S. Domiciled Loan Parties as guarantors of any U.S. Facility Secured Obligations).

UK Facility Secured Parties: Agent, European Security Trustee, any UK Fronting Bank, UK Lenders and Secured Bank Product Providers of Bank Products to UK Domiciled Loan Parties, and, following the Foreign Cross-Guarantee Date for any UK Domiciled Loan Party, the other Secured Parties that are the beneficiaries of such Foreign Cross-Guarantee.

UK Fronting Bank: (a) Bank of America (London) or any Affiliate thereof that agrees to issue UK Letters of Credit, (b) if reasonably acceptable to European Loan Party Agent, any other UK Lender or Affiliate thereof that agrees to issue UK Letters of Credit, or (c) if requested by European Loan Party Agent and subject to Section 2.10, a Non-Lender Fronting Bank that agrees to issue UK Letters of Credit.

UK Fronting Bank Indemnitees: any UK Fronting Bank and its officers, directors, employees, Affiliates and agents.

UK LC Application: an application by any UK Borrower on behalf of itself or any other UK Borrower to a UK Fronting Bank for issuance of a UK Letter of Credit, in form and substance reasonably satisfactory to such UK Fronting Bank.

UK LC Conditions: the following conditions necessary for issuance of a UK Letter of Credit: (a) each of the conditions set forth in Section 6 being satisfied or waived; (b) after giving effect to such issuance, the total Ex-NA LC Obligations do not exceed the Ex-NA Letter of Credit Sublimit, no UK Overadvance exists or would result therefrom and, in the case of any UK Borrower, Section 2.11 is satisfied; (c) the expiration date of such UK Letter of Credit is (i) no more than 365 days from issuance (provided that each UK Letter of Credit may, upon the request of the Applicable UK Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of twelve (12) months or less (but no later than 20 Business Days prior to the Facility Termination Date)), and (ii) unless the applicable UK Fronting Bank and the Agent otherwise consent (subject to the satisfaction of the Cash Collateral requirements set forth in Section 2.8.3), at least 20 Business Days prior to the Facility Termination Date; (d) the UK Letter of Credit and payments thereunder are denominated in Sterling, Dollars or Euros; (e) the form of the proposed UK Letter of Credit is reasonably satisfactory to the Agent and the applicable UK Fronting Bank; and (f) the proposed use of the UK Letter of Credit is for a lawful purpose.

UK LC Documents: all documents, instruments and agreements (including UK LC Requests and UK LC Applications) delivered by any UK Borrower or by any other Person to a UK Fronting Bank or the Agent in connection with issuance, amendment or renewal of, or payment under, any UK Letter of Credit.

UK LC Obligations: with respect to the Applicable UK Borrower, the Dollar Equivalent of the sum (without duplication) of (a) all amounts owing by such Applicable UK Borrower for any drawings under UK Letters of Credit; (b) the stated amount of all outstanding UK Letters of Credit issued for the account of such Applicable UK Borrower; and (c) all fees and other amounts owing with respect to such UK Letters of Credit.

UK LC Request: a request for issuance of a UK Letter of Credit, to be provided by a UK Borrower to a UK Fronting Bank, in form reasonably satisfactory to Agent and such UK Fronting Bank.

UK LC Reserve: with respect to the Applicable UK Borrower, the aggregate of all UK LC Obligations of such Applicable UK Borrower, other than (a) those that have been Cash Collateralized and (b) if no Event of Default exists, those constituting charges owing to any UK Fronting Bank.

UK Lenders: Bank of America (London) and each other Lender that has issued a UK Revolver Commitment (provided that such Person or an Affiliate of such Person also has a U.S. Revolver Commitment).

UK Letter of Credit: any standby or documentary letter of credit issued by a UK Fronting Bank for the account of a UK Borrower, or any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support issued by Agent or a UK Fronting Bank for the benefit of a UK Borrower.

UK Overadvance: as defined in Section 2.1.5.

UK Overadvance Loan: a Loan made to a UK Borrower when a UK Overadvance exists or is caused by the funding thereof.

UK Overadvance Loan Balance: on any date, the Dollar Equivalent of the amount by which the aggregate UK Revolver Loans of the Applicable UK Borrower or all UK Borrowers, as the case may be, exceed the amount of the UK Borrowing Base of such Applicable UK Borrower or the Total UK Borrowing Base, as applicable, on such date.

UK Priority Payables Reserve: on any date of determination, a reserve in such amount as Agent may determine in its Permitted Discretion (but not exceeding any statutory limit on any such amounts) which reflects the full amount of any liabilities or amounts which (by virtue of any Liens, choate or inchoate, or any statutory provision) rank or are capable of ranking in priority to the Agent’s and/or the Secured Parties’ Liens and/or for amounts which may represent costs relating to the enforcement of the Agent’s Liens including, without limitation, but only to the extent prescribed pursuant to English law and statute then in force, (i) amounts due to employees in respect of unpaid wages and holiday pay, (ii) the “prescribed part” of floating charge realisations held for unsecured creditors, (iii) the expenses and liabilities incurred by any administrator (or other insolvency officer) and any remuneration of such administrator (or other insolvency officer), and (iv) the amount of any unpaid contributions to occupational pension schemes and state scheme premiums.

UK Protective Advances: as defined in Section 2.1.6(g).

UK Reimbursement Date: as defined in Section 2.8.2(a).

UK Rent Reserve: the aggregate of (a) all (i) past due rent and other past due charges owing by any UK Borrower, and (ii) if required by the Agent (in its Permitted Discretion) the amount of rent next falling due from any UK Borrower, in each case, to any landlord or other Person who possesses any UK Facility Collateral or could assert a Lien on such UK Facility Collateral; plus (b) a reserve in an amount not to exceed rent and other charges that could be payable to any such Person for the time period used to determine the Net Orderly Liquidation Value of UK Facility Collateral.

UK Revolver Commitment: for any UK Lender, its obligation to make UK Revolver Loans and to issue UK Letters of Credit, in the case of any UK Fronting Bank, or participate in UK LC Obligations, in the case of the other UK Lenders, to the UK Borrowers up to the maximum principal amount shown on Schedule 2.1.1(e), or as hereafter determined pursuant to each Assignment and Acceptance to which it is a party, as such UK Revolver Commitment may be adjusted from time to time in accordance with the provisions of Sections 2.1.4, 2.1.7 or 11.1. “UK Revolver Commitments” means the aggregate amount of such commitments of all UK Lenders.

UK Revolver Commitment Increase: as defined in Section 2.1.7(g).

UK Revolver Commitment Termination Date: the earliest of (a) the U.S. Revolver Commitment Termination Date (without regard to the reason therefor), (b) the date on which the European Loan Party Agent terminates or reduces to zero all of the UK Revolver Commitments pursuant to Section 2.1.4, and (c) the date on which the UK Revolver Commitments are terminated pursuant to Section 11.1. From and after the UK Revolver Commitment Termination Date, the UK Borrowers shall no longer be entitled to request a UK Revolver Commitment Increase pursuant to Section 2.1.7 hereof.

UK Revolver Exposure: on any date, the Dollar Equivalent of an amount equal to the sum of (a) the UK Revolver Loans outstanding on such date and (b) the UK LC Obligations on such date.

UK Revolver Loan: a Revolver Loan made by UK Lenders to a UK Borrower pursuant to Section 2.1.1(g), which Revolver Loan shall be denominated in Sterling, Dollars or Euros (or such other currencies as may be provided under the UK Alternate Swingline Loans) and either a LIBOR Loan or a UK Base Rate Loan, in each case as selected by Applicable UK Borrower, and including any UK Alternate Swingline Loan, UK Swingline Loan, UK Overadvance Loan or UK Protective Advance.

UK Revolver Notes: the promissory notes, if any, executed by UK Borrowers in favor of each UK Lender to evidence the UK Revolver Loans funded from time to time by such UK Lender, which shall be in the form of Exhibit C-7 to this Agreement, together with any replacement or successor notes therefor.

UK Security Agreements: each debenture or other security agreement among any UK Domiciled Loan Party and Agent or European Security Trustee.

UK Subsidiary: each Wholly-Owned Subsidiary of MRC incorporated or organized under the laws of any legal jurisdiction of the United Kingdom.

UK Swingline Commitment: $6,000,000.

UK Swingline Commitment Termination Date: with respect to any UK Swingline Loan or UK Alternate Swingline Loan, the date that is five Business Days prior to the UK Revolver Commitment Termination Date.

UK Swingline Lender: Bank of America (London) or an Affiliate of Bank of America (London).

UK Swingline Loan: a Swingline Loan made by the UK Swingline Lender to a UK Borrower pursuant to Section 2.1.8(h), which Swingline Loan shall be a UK Base Rate Loan.

Unfunded Current Liability: of any (i) U.S. Employee Plan shall mean the amount, if any, by which the present value of the accrued benefits under the U.S. Employee Plan as of the close of its most recent plan year, determined in accordance with Statement of Financial Accounting Standards No. 87 as in effect on the date hereof, based upon the actuarial assumptions that would be used by the U.S. Employee Plan’s actuary in a termination of the U.S. Employee Plan, exceeds the fair market value of the assets allocable thereto, and (ii) Canadian Pension Plan shall mean the excess of the present value of the benefit liabilities determined on a plan termination basis in accordance with actuarial assumptions over the current value of the assets, and in any event includes any unfunded liability, solvency liability or wind up deficiency in respect of any Canadian Pension Plan.

Unrestricted Subsidiary: (a) any Subsidiary of any Borrower that is formed or acquired after the Closing Date, provided that at such time (or promptly thereafter) such Borrower designates such Subsidiary an Unrestricted Subsidiary in a written notice to the Agent, (b) any Restricted Subsidiary subsequently re-designated as an Unrestricted Subsidiary by the applicable Borrower in a written notice to the Agent, provided that in the case of (a) and (b), (x) such designation or re-designation shall be deemed to be an Investment on the date of such designation or re-designation in an Unrestricted Subsidiary in an amount equal to the sum of (i) such Borrower’s direct or indirect equity ownership percentage of the net worth of such designation or re-designated Restricted Subsidiary immediately prior to such designation or re-designation (such net worth to be calculated without regard to any guarantee provided by such designated or re-designated Restricted Subsidiary) and (ii) the aggregate principal amount of any

Indebtedness owed by such designated or re-designated Restricted Subsidiary to such Borrower or any other Restricted Subsidiary immediately prior to such designated or re-designation, all calculated, except as set forth in the parenthetical to clause (i), on a consolidated basis in accordance with GAAP and (y) no Default or Event of Default would result from such designation or re-designation and (c) each Subsidiary of an Unrestricted Subsidiary; provided, however, that at the time of any written designation or re-designation by the applicable Borrower to the Agent that any Unrestricted Subsidiary shall no longer constitute an Unrestricted Subsidiary, such Unrestricted Subsidiary shall cease to be an Unrestricted Subsidiary to the extent no Default or Event of Default would result from such designation or re-designation. On or promptly after the date of its formation, acquisition, designation or re-designation, as applicable, each Unrestricted Subsidiary (other than an Unrestricted Subsidiary that is (x) a Foreign Subsidiary, (y) any direct or indirect Domestic Subsidiary of a non-U.S. Subsidiary (that is a “controlled foreign corporation” within the meaning of Section 957 of the Code) or (z) any U.S. Subsidiary, substantially all of the direct or indirect assets of which are Stock of one or more “controlled foreign corporations” within the meaning of Section 957 of the Code) shall have entered into a tax sharing agreement containing terms that, in the reasonable judgment of the Agent, provide for an appropriate allocation of tax liabilities and benefits. An Unrestricted Subsidiary which has been re-designated as a Restricted Subsidiary may not be subsequently re-designated as an Unrestricted Subsidiary.

U.S.: the United States of America.

U.S. Assignment of Claims Act: Assignment of Claims Act of 1940, 31 U.S.C. § 3727, 41 U.S.C. § 15, as amended.

U.S. Availability: as of any date of determination, (a) the lesser of (i) the U.S. Revolver Commitments minus the sum of (1) all U.S. LC Obligations and (2) the Foreign Allocated U.S. Availability Reserve as of such date of determination and (ii) the U.S. Borrowing Base as of such date of determination, minus (b) the principal balance of all U.S. Revolver Loans.

U.S. Availability Reserves: the sum (without duplication) of (a) the aggregate amount of the U.S. Rent Reserve, if any, established pursuant to clause (h) of the definition of U.S. Eligible Inventory; (b) the Foreign Allocated U.S. Availability Reserve, (c) the U.S. LC Reserve, (d) the U.S. Bank Product Reserve; (e) the Australian Overadvance Loan Balance, the Belgian Overadvance Loan Balance, the Canadian Overadvance Loan Balance, the Dutch Overadvance Loan Balance, the New Zealand Overadvance Loan Balance, the Singapore Overadvance Loan Balance and the UK Overadvance Loan Balance, if any, outstanding on such date; and (f) such additional reserves, in such amounts and with respect to such matters, as Agent may establish in its Permitted Discretion.

U.S. Bank Product Reserve: the aggregate amount of reserves, as established by the Agent from time to time in its Permitted Discretion and in consultation with the North American Loan Party Agent, to reflect the reasonably anticipated liabilities in respect of the then outstanding Secured Bank Product Obligations of the U.S. Facility Loan Parties and their Domestic Restricted Subsidiaries.

U.S. Bankruptcy Code: Title 11 of the United States Code.

U.S. Base Rate: for any day, a per annum rate equal to the greater of (a) the U.S. Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) LIBOR for a 30 day interest period as determined on such day, plus 1.0%.

U.S. Base Rate Loan: any Loan that bears interest based on the U.S. Base Rate.

U.S. Borrowers: (a) the Initial U.S. Borrowers and (b) each other U.S. Subsidiary that, after the date hereof, has executed a supplement or joinder to this Agreement in accordance with Section 10.1.13 specifying that it wishes to be a U.S. Borrower.

U.S. Borrowing Base: at any time, an amount equal to the sum (expressed in Dollars) of, without duplication:

(a) the book value of U.S. Eligible Accounts multiplied by the advance rate of 85%, plus

(b) the lesser of (i) 70% of the net book value of U.S. Eligible Inventory (adding back the LIFO reserve calculated in accordance with GAAP) and (ii) 85% of the Net Orderly Liquidation Value of U.S. Eligible Inventory (which shall be (A) net of the current monthly shrinkage reserve calculated in accordance with GAAP and (B) valued at Cost), minus

(c) subject to Section 7.5, effective (i) immediately upon or (ii) five (5) Business Days after, in the case of U.S. Availability Reserves which would cause the aggregate amount of the U.S. Revolver Loans at such time to exceed the lesser of the U.S. Revolver Commitments and the U.S. Borrowing Base then in effect, in each case, notification thereof to the North American Loan Party Agent by the Agent, any and all U.S. Availability Reserves (provided, that the Foreign Allocated U.S. Availability Reserve and changes thereto will be effective immediately without notice to U.S. Borrowers).

The U.S. Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Agent with such adjustments as the Agent deems appropriate in its Permitted Discretion to assure that the U.S. Borrowing Base is calculated in accordance with the terms of this Agreement.

U.S. Cash Collateral Account: a demand deposit, money market or other account established by Agent at Bank of America or such other financial institution as Agent may select in its discretion with the consent of North American Loan Party Agent (not to be unreasonably withheld or delayed), which account shall be for the benefit of the U.S. Facility Secured Parties and shall be subject to Agent’s Liens securing the Secured Obligations; provided that the foregoing consent of North American Loan Party Agent to the selection by Agent in its discretion of a financial institution other than Bank of America shall not be required if an Event of Default has occurred and is continuing.

U.S. Domiciled Loan Party: any U.S. Borrower and each U.S. Facility Guarantor, and “U.S. Domiciled Loan Parties” means all such Persons, collectively.

U.S. Dominion Account: each special account established by the U.S. Facility Loan Parties at Bank of America or another bank acceptable to Agent, over which Agent has exclusive control for withdrawal purposes.

U.S. Eligible Accounts: at any time, the Accounts of the U.S. Borrowers at such date except any Account:

(a) which is not subject to a duly perfected security interest in favor of the Agent;

(b) which is subject to any Lien (including Liens permitted by Section 10.2.2) other than (i) a Lien in favor of the Agent and (ii) a Permitted Lien which does not have priority over the Lien in favor of the Agent; provided that, with respect to any tax Lien having such priority, eligibility of Accounts shall be reduced by the amount of such tax Lien having such priority;

(c) (i) owing by General Electric Company with respect to which more than 150 days have elapsed since the date of the original invoice therefor (provided, that the aggregate amount of all Accounts eligible under this clause (i) does not exceed $3,000,000 at any time) or (ii) owing by any other Account Debtor with respect to which more than 120 days have elapsed since the date of the original invoice therefor or which is more than 60 days past the due date for payment;

(d) which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible pursuant to clause (c) above;

(e) which is owing by an Account Debtor to the extent the aggregate amount of otherwise U.S. Eligible Accounts owing from such Account Debtor and its Affiliates to U.S. Borrowers exceeds 20% of the aggregate U.S. Eligible Accounts (or such higher percentage as the Agent may establish for the Account Debtor from time to time), in each case, only to the extent of such excess;

(f) with respect to which any covenant, representation, or warranty relating to such Account contained in this Agreement has been breached or is not true in any material respect;

(g) which (i) does not arise from the sale of goods or performance of services in the Ordinary Course of Business, (ii) is not evidenced by an invoice, or other documentation satisfactory to the Agent, which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon such U.S. Borrower’s completion of any further performance, or (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment which is billed prior to actual sale to the end user, cash-on-delivery or any other repurchase or return basis, except with respect to up to $15,000,000 of such Accounts in the aggregate for all Borrowing Bases on a combined basis;

(h) for which the goods giving rise to such Account (other than Accounts described in the foregoing paragraph (g)(v)) have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by such U.S. Borrower;

(i) with respect to which any check or other instrument of payment has been returned uncollected for any reason;

(j) which is owed by an Account Debtor in respect of which an Insolvency Proceeding has been commenced or which is otherwise a debtor or a debtor in possession under any bankruptcy law or any other federal, state or foreign (including any province or territory) receivership, insolvency relief or other law or laws for the relief of debtors, including the U.S. Bankruptcy Code, unless the payment of Accounts from such Account Debtor is secured by assets of, or guaranteed by, in either case in a manner reasonably satisfactory to the Agent, a Person that is reasonably acceptable to the Agent or, if the Account from such Account Debtor arises subsequent to a decree or order for relief with respect to such Account Debtor under the federal bankruptcy laws, as now or hereafter in effect, the Agent shall have reasonably determined that the timely payment and collection of such Account will not be impaired;

(k) which is owed by an Account Debtor which has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs or is not Solvent;

(l) which is owed by an Account Debtor which is not organized under the applicable law of the U.S. or Canada, any state of the U.S. or any province or territory of Canada and does not have its principal place of business in the U.S. or Canada unless such Account is backed by a letter of credit or other credit support reasonably acceptable to the Agent and which is in the possession of the Agent;

(m) which is owed in any currency other than Dollars or Canadian Dollars;

(n) which is owed by any Governmental Authority, unless (i) the Account Debtor is the United States or any department, agency or instrumentality thereof, and the Account has been assigned to the Agent in compliance with the U.S. Assignment of Claims Act, and any other steps necessary to perfect the Lien of the Agent in such Account have been complied with to the Agent’s reasonable satisfaction, (ii) the Account Debtor is the government of Canada or a province or territory thereof, and the Account has been assigned to the Agent in compliance with the Financial Administration Act (or similar Applicable Law of such province or territory), and any other steps necessary to perfect the Lien of the Agent in such Account have been complied with to the Agent’s reasonable satisfaction, or (iii) such Account is backed by a letter of credit reasonably acceptable to the Agent and which is in the possession of the Agent;

(o) which is owed by any Affiliate, employee, director, or officer of any Loan Party; provided that portfolio companies of the Sponsor that do business with a U.S. Borrower in the Ordinary Course of Business will not be treated as Affiliates for purposes of this clause (o);

(p) which is owed by an Account Debtor or any Affiliate of such Account Debtor which is the holder of Indebtedness issued or incurred by any Loan Party; provided, that any such Account shall only be ineligible as to that portion of such Account which is less than or equal to the amount owed by the Loan Party to such Person;

(q) which is subject to any counterclaim, deduction, defense, setoff or dispute, but only to the extent of the amount of such counterclaim, deduction, defense, setoff or dispute, unless (i) the Agent, in its Permitted Discretion, has established appropriate U.S. Availability Reserves and determines to include such Account as a U.S. Eligible Account or (ii) such Account Debtor has entered into an agreement reasonably acceptable to the Agent to waive such rights;

(r) which is evidenced by any promissory note, Chattel Paper, or instrument (in each case, other than any such items that are delivered to the Agent);

(s) which is owed by an Account Debtor located in any jurisdiction that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless such U.S. Borrower has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent such U.S. Borrower may qualify subsequently as a foreign entity authorized to transact business in such state or jurisdiction and gain access to such courts, without incurring any cost or penalty reasonably viewed by the Agent to be material in amount, and such later qualification cures any access to such courts to enforce payment of such Account;

(t) with respect to which such U.S. Borrower has made any agreement with the Account Debtor for any reduction thereof, but only to the extent of such reduction, other than discounts and adjustments given in the Ordinary Course of Business; or

(u) which the Agent determines is ineligible in its Permitted Discretion.

Subject to Sections 14.1 and 7.5 and the definition of U.S. Borrowing Base, the Agent may modify the foregoing criteria in its Permitted Discretion.

U.S. Eligible Inventory: at any date of determination thereof, the aggregate amount of all Inventory owned by U.S. Borrowers at such date except any Inventory:

(a) which is not subject to a duly perfected Lien in favor of the Agent;

(b) which is subject to any Lien (including Liens permitted by Section 10.2.2) other than (i) a Lien in favor of the Agent and (ii) a Permitted Lien which does not have priority over the Lien in favor of the Agent (other than any bailee, warehouseman, landlord or similar non-consensual Liens having priority of operation of law to the extent either subclause (i) or (ii) of clauses (h) or (i) below of U.S. Eligible Inventory is satisfied with respect to the relevant Inventory); provided that, with respect to any tax Lien having such priority, eligibility of Inventory shall be reduced by the amount of such tax Lien having such priority;

(c) which is, in the Agent’s Permitted Discretion, slow moving, obsolete, unmerchantable, defective, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the Ordinary Course of Business unacceptable due to age, type, category and/or quantity;

(d) with respect to which any covenant, representation or warranty contained in this Agreement has been breached or is not true in any material respect;

(e) which does not conform in all material respects to all standards imposed by any applicable Governmental Authority (except that any standard that is qualified as to “materiality” shall have been conformed to in all respects);

(f) which constitutes packaging and shipping material, manufacturing supplies, display items, bill-and-hold goods (other than bill-and-hold goods, the sale of which been excluded from U.S. Eligible Accounts, pursuant to clause (g)(v) of the definition thereof), returned or repossessed goods (other than goods that are undamaged and able to be resold in the Ordinary Course of Business), defective goods, goods held on consignment, goods to be returned to the such U.S. Borrower’s suppliers or goods which are not of a type held for sale in the Ordinary Course of Business;

(g) which is not located in the United States or Canada or is not at a location listed on Schedule 8.4.1 (as updated from time to time in accordance with the provisions hereof) other than goods in transit between locations of the U.S. Domiciled Loan Parties;

(h) which is located in any location leased by such U.S. Borrower unless (i) the lessor has delivered to the Agent a Collateral Access Agreement or (ii) a U.S. Rent Reserve has been established by the Agent;

(i) which is located in any third party warehouse or is in the possession of a bailee, processor or other Person and is not evidenced by a Document, unless (i) such warehouseman, bailee, processor or other Person has delivered to the Agent a Collateral Access Agreement and/or such other documentation as the Agent may reasonably require or (ii) appropriate U.S. Availability Reserves have been established by the Agent in its Permitted Discretion;

(j) which is the subject of a consignment by such U.S. Borrower as consignor unless (i) a protective UCC-1 financing statement has been properly filed against the consignee (as assigned to the Agent), and (ii) there is a written agreement acknowledging that such Inventory is held on consignment, that such U.S. Borrower retains title to such Inventory, that no Lien arising by, through or under such consignee has attached or will attach to such Inventory and requiring consignee to segregate the consigned Inventory from the consignee’s other personal or movable property and having other terms consistent with such U.S. Borrower’s past practices for consigned Inventory;

(k) which is perishable as determined in accordance with GAAP; or

(l) which contains or bears any intellectual property rights licensed to such U.S. Borrower unless the Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor in any material respect or (ii) incurring any material liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement.

Subject to Sections 14.1 and 7.5 and the definition of U.S. Borrowing Base, the Agent may modify the foregoing criteria in its Permitted Discretion.

U.S. Employee Plan: any “employee benefit plan” (as defined in Section 3(3) of ERISA), and any payroll practice and other employee benefit plan, policy, program, agreement or arrangement, including retirement, pension, profit sharing, employment, individual consulting or other compensation agreement, collective bargaining agreement, bonus or other incentive compensation, retention, stock purchase, equity or equity-based compensation, deferred compensation, change in control, severance, sick leave, vacation, loans, salary continuation, hospitalization, health, life insurance, educational assistance, or other fringe benefit or perquisite plan, policy, agreement which is or was sponsored, maintained or contributed to by, or required to be contributed to by, any U.S. Domiciled Loan Party or any of their ERISA Affiliates domiciled in the U.S. or with respect to which any U.S. Domiciled Loan Party or any of their ERISA Affiliates domiciled in the U.S. has or could have any obligation or liability, contingent or otherwise, but excluding, for greater clarity, and Foreign Plan or arrangement subject to the laws of a non-U.S. jurisdiction.

U.S. Facility Collateral: Collateral that now or hereafter secures (or is intended to secure) any of the U.S. Facility Secured Obligations.

U.S. Facility Guarantor: each U.S. Borrower and each U.S. Subsidiary that, after the date hereof, has executed a supplement or joinder to this Agreement in accordance with Section 10.1.13 specifying that it wishes to be a U.S. Facility Guarantor.

U.S. Facility Loan Party: a U.S. Borrower or a U.S. Facility Guarantor.

U.S. Facility Obligations: all Obligations of the U.S. Facility Loan Parties (including, for the avoidance of doubt, the Obligations of the U.S. Domiciled Loan Parties as guarantors of the Foreign Facility Obligations).

U.S. Facility Secured Obligations: all Secured Obligations of the U.S. Facility Loan Parties (including, for the avoidance of doubt, the Secured Obligations of the U.S. Domiciled Loan Parties as guarantors of the Foreign Facility Secured Obligations).

U.S. Facility Secured Parties: the Agent, any U.S. Fronting Bank, U.S. Lenders and Secured Bank Product Providers of Bank Products to U.S. Domiciled Loan Parties.

U.S. Fronting Bank: Bank of America or any Affiliate thereof that agrees to issue U.S. Letters of Credit or, if reasonably acceptable to North American Loan Party Agent, any other U.S. Lender or Affiliate thereof that agrees to issue U.S. Letters of Credit.

U.S. Fronting Bank Indemnitees: any U.S. Fronting Bank and its officers, directors, employees, Affiliates and agents.

U.S. LC Application: an application by North American Loan Party Agent on behalf of a U.S. Borrower or any Restricted Subsidiary to a U.S. Fronting Bank for issuance of a U.S. Letter of Credit, in form and substance reasonably satisfactory to such U.S. Fronting Bank.

U.S. LC Conditions: the following conditions necessary for issuance of a U.S. Letter of Credit: (a) each of the conditions set forth in Section 6 being satisfied or waived; (b) after giving effect to such issuance, total U.S. LC Obligations do not exceed the U.S. Letter of Credit Sublimit and no U.S. Overadvance exists or would result therefrom; (c) the expiration date of such U.S. Letter of Credit is (i) no more than 365 days from issuance (provided that each U.S. Letter of Credit may, upon request of the applicable U.S. Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of twelve (12) months or less (but no later than 20 Business Days prior to the Facility Terminations Date), and (ii) unless the applicable U.S. Fronting Bank and Agent otherwise consent (subject to the satisfaction of the Cash Collateral requirements set forth in Section 2.9.3), at least 20 Business Days prior to the Facility Termination Date; (d) the U.S. Letter of Credit and payments thereunder are denominated in Dollars or such other currency as may be agreed to by the applicable U.S. Fronting Bank; (e) the form of the proposed U.S. Letter of Credit is reasonably satisfactory to Agent and the applicable U.S. Fronting Bank; and (f) the proposed use of the U.S. Letter of Credit is for a lawful purpose.

U.S. LC Documents: all documents, instruments and agreements (including U.S. LC Requests and U.S. LC Applications) delivered by North American Loan Party Agent on behalf a U.S. Borrower or by any other Person to a U.S. Fronting Bank or Agent in connection with issuance, amendment or renewal of, or payment under, any U.S. Letter of Credit.

U.S. LC Obligations: the Dollar Equivalent of the sum (without duplication) of (a) all amounts owing for any drawings under U.S. Letters of Credit; (b) the stated amount of all outstanding U.S. Letters of Credit; and (c) all fees and other amounts owing with respect to U.S. Letters of Credit.

U.S. LC Request: a request for issuance of a U.S. Letter of Credit, to be provided by North American Loan Party Agent on behalf of a U.S. Borrower to a U.S. Fronting Bank, in form reasonably satisfactory to Agent and such U.S. Fronting Bank.

U.S. LC Reserve: the aggregate of all U.S. LC Obligations, other than (a) those that have been Cash Collateralized; and (b) if no Event of Default exists, those constituting charges owing to any U.S. Fronting Bank.

U.S. Lenders: Bank of America and each other Lender that has provided a U.S. Revolver Commitment.

U.S. Letter of Credit: any standby or documentary letter of credit issued by a U.S. Fronting Bank for the account of a U.S. Borrower or any Restricted Subsidiary, including any Existing U.S. Letter of Credit.

U.S. Letter of Credit Sublimit: $80,000,000.

U.S. Overadvance: as defined in Section 2.1.5(h).

U.S. Overadvance Loan: a U.S. Base Rate Loan made to a U.S. Borrower when a U.S. Overadvance exists or is caused by the funding thereof.

U.S. Person: any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

U.S. Prime Rate: the rate of interest announced by Bank of America from time to time as its prime rate. Such rate is set by Bank of America on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

U.S. Protective Advances: as defined in Section 2.1.6(h).

U.S. Reimbursement Date: as defined in Section 2.9.2(a).

U.S. Rent Reserve: the aggregate of (a) all past due rent and other past due charges owing by any U.S. Borrower to any landlord or other Person who possesses any U.S. Facility Collateral or could assert a Lien on any U.S. Facility Collateral; plus (b) a reserve in an amount not to exceed rent and other charges that could be payable to any such Person for the time period used to determine the Net Orderly Liquidation Value of U.S. Facility Collateral.

U.S. Revolver Commitment Increase: as defined in Section 2.1.7(h).

U.S. Revolver Commitment: for any U.S. Lender, its obligation to make U.S. Revolver Loans and to issue U.S. Letters of Credit, in the case of any U.S. Fronting Bank, or participate in U.S. LC Obligations, in the case of the other U.S. Lenders, to the U.S. Borrowers up to the maximum principal amount, in each case, shown on Schedule 2.1.1(f), or as hereafter determined pursuant to each Assignment and Acceptance to which it is a party, as such U.S. Revolver Commitment may be adjusted from time to time in accordance with the provisions of Section 2.1.4, 2.1.7 or 11.1. “U.S. Revolver Commitments” means the aggregate amount of such commitments of all U.S. Lenders.

U.S. Revolver Commitment Termination Date: the earliest of (a) the Facility Termination Date, (b) the date on which the North American Loan Party Agent terminates or reduces to zero the U.S. Revolver Commitments pursuant to Section 2.1.4, and (c) the date on which the U.S. Revolver Commitments are terminated pursuant to Section 11.1.

U.S. Revolver Exposure: on any date, an amount equal to the sum of the (a) U.S. Revolver Loans outstanding on such date and (b) U.S. LC Obligations on such date.

U.S. Revolver Loan: a Revolver Loan made by a U.S. Lender to a U.S. Borrower pursuant to Section 2.1.1(h), which Loan shall be denominated in Dollars and shall be either a U.S. Base Rate Loan or a LIBOR Loan, in each case as selected by North American Loan Party Agent, and including any U.S. Swingline Loan, U.S. Overadvance Loan or U.S. Protective Advance.

U.S. Revolver Notes: the promissory notes, if any, executed by U.S. Borrowers in favor of each U.S. Lender to evidence the U.S. Revolver Loans funded from time to time by such U.S. Lender, which shall be in the form of Exhibit C-8 to this Agreement, together with any replacement or successor notes therefor.

U.S. Subsidiary: a Wholly-Owned Subsidiary of any U.S. Borrower that is organized under the laws of the United States, any state of the United States or the District of Columbia.

U.S. Swingline Commitment: $75,000,000.

U.S. Swingline Commitment Termination Date: with respect to any U.S. Swingline Loan, the date that is five Business Days prior to the U.S. Revolver Commitment Termination Date.

U.S. Swingline Lender: Bank of America or an Affiliate of Bank of America.

U.S. Swingline Loan: a Swingline Loan made by the U.S. Swingline Lender to a U.S. Borrower pursuant to Section 2.1.8(i), which Swingline Loan shall be denominated in Dollars and shall be a U.S. Base Rate Loan.

VAT:

(a) any tax imposed in compliance with the Council Directive of 28 November 2006 or the common system of value added tax (EC Directive 2006/112); and

(b) any other tax of a similar nature, that is either (i) imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or (ii) imposed elsewhere.

Voting Stock: with respect to any Person, any class or classes of equity interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors of such Person.

Wholly-Owned: with respect to any Person at any time, any Subsidiary, 100% of whose Stock (other than, in the case of any Foreign Subsidiary, nominal directors’ qualifying shares) are at such time owned, directly or indirectly, by such Person.

Yen: the lawful currency of Japan.

1.2 Accounting Terms. Under the Loan Documents (except as otherwise specified herein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of the Loan Parties delivered to Agent before the Closing Date; provided, that the consolidating statements of Foreign

Subsidiaries delivered pursuant to Section 10.1.1(a) may be based on IFRS. In the event that any “Accounting Changes” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then at the North American Loan Party Agent’s request, Agent and the Lenders shall enter into negotiations with such Loan Party Agent in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the financial condition of the Loan Parties shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Loan Parties, the Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Changes” refers to changes in accounting principles (i) required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants or, if applicable, the SEC or (ii) otherwise proposed by the North American Loan Party Agent to, and approved by, Agent.

1.3 Uniform Commercial Code/PPSA. As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York from time to time: “Chattel Paper”, “Commercial Tort Claim”, “Equipment”, “Instrument”, “Investment Property” and: (a) as such terms relate to any such Property of any Canadian Domiciled Loan Party, such terms shall refer to such Property as defined in the PPSA to the extent applicable; (b) as such terms relate to any such Property of any Australian Domiciled Loan Party, “Chattel Paper,” shall refer to chattel paper as that term is defined in the PPSA Australia, “Equipment” shall refer to goods (other than goods that are consumer property or inventory) as those terms are defined in the PPSA Australia, “Instrument” shall refer to negotiable instrument as that term is defined in the PPSA Australia and “Investment Property” shall refer to investment instrument and intermediated security as those terms are defined in the PPSA Australia to the extent applicable; and (c) as such terms relate to any such Property of a New Zealand Domiciled Loan Party, “Chattel Paper” shall refer to chattel paper as that term is defined in the PPSA New Zealand, “Equipment” shall refer to equipment as that term is defined in the PPSA New Zealand, “Instrument” shall refer to negotiable instrument as that term is defined in the PPSA New Zealand and “Investment Property” shall refer to investment security as that term is defined in the PPSA New Zealand, to the extent applicable. In addition, other terms relating to Collateral used and not otherwise defined herein that are defined in the UCC, the PPSA, the PPSA Australia and/or the PPSA New Zealand shall have the meanings set forth in the UCC, the PPSA, the PPSA Australia and/or the PPSA New Zealand, as applicable and as the context requires.

1.4 Certain Matters of Construction. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.” The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document. All references to (a) laws or statutes include all related rules, regulations, interpretations, amendments and successor provisions; (b) any reference to any

Loan Document shall be deemed to include any amendments, restatements, waivers and other modifications, extensions or supplements to, or renewals of, such Loan Document; (c) section means, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person include successors, permitted transferees and permitted assigns of such Person; (f) time of day means time of day in Dallas, Texas (Central Time) unless otherwise specified herein; (g) discretion of the Agent, any Security Trustee, any Fronting Bank or any Lender means the sole and absolute discretion of such Person exercised in a manner consistent with its duties of good faith and fair dealing; or (h) “property” or “asset” includes any real or personal, present or future, tangible or intangible property or asset and any right, interest, revenue or benefit in, under or derived from the property or asset. To the extent not otherwise specified herein, Borrowing Base calculations for each Borrower shall be consistent with historical methods of valuation and calculation for such Borrower’s Borrowing Base, and otherwise reasonably satisfactory to Agent (and not necessarily calculated in accordance with GAAP). Loan Parties shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Agent, any Security Trustee, any Fronting Bank or any Lender under any Loan Documents. No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. Whenever any payment, certificate, notice or other delivery shall be stated to be due on a day other than a Business Day, the due date for such payment or delivery shall be extended to the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of any Interest Period Loan to be made in the next calendar month, such payment shall be made on the immediately preceding Business Day.

1.5 Currency Calculations. All references in the Loan Documents to Loans, Letters of Credit, Obligations and other amounts shall be denominated in Dollars, unless expressly provided otherwise. The Dollar Equivalent of any amounts denominated or reported under a Loan Document in a currency other than Dollars shall be determined by Agent on a daily basis based on the current Exchange Rate. Each Borrower shall report Cost and other Borrowing Base components to Agent in the currency shown in such Borrower’s financial records, and unless expressly provided otherwise, MRC shall deliver consolidated financial statements and calculate financial covenants in Dollars. Notwithstanding anything herein to the contrary, if any Obligation is funded and expressly denominated in a currency other than Dollars, Borrowers shall repay such Obligation in such other currency.

1.6 Interpretation (Quebec). For purposes of any Collateral located in the Province of Quebec or charged by any deed of hypothec (or any other Loan Document) and for all other purposes pursuant to which the interpretation or construction of a Loan Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Québec, (a) “personal property” shall be deemed to include “movable property”, (b) “real property” shall be deemed to include “immovable property”, (c) “tangible property” shall be deemed to include “corporeal property”, (d) “intangible property” shall be deemed to include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall be deemed to include a “hypothec”, “prior claim” and a “resolutory clause”, (f) all references to filing, registering or recording under the UCC or the PPSA shall be deemed to include publication under the Civil Code, (g) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to an “opposable” or “set up” Liens as against third parties, (h) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (i) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall be deemed to include a “mandatary”, (k) “construction liens” shall be deemed to include “legal hypothecs”, (l) “joint and several” shall be deemed to include “solidary”, (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (n) “beneficial ownership” shall be deemed to include “ownership on behalf of another as mandatary”, (o) “servitude” shall be deemed to include “easement”, (p) “priority” shall be deemed to include “prior claim”, (q) “survey” shall be deemed to include “certificate of location and plan”, and (r) “fee simple title” shall be deemed to include “absolute ownership”. The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only (except if another language is required under any Applicable Law) and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only. Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en la langue anglaise seulement (sauf si une autre langue est requise en vertu d’une Applicable Law).

SECTION 2. CREDIT FACILITIES

2.1 Commitment.

2.1.1 Revolver Loans.

(a) Australian Revolver Loans to Australian Borrowers. Each Australian Lender agrees, severally and not jointly with the other Australian Lenders, upon the terms and subject to the conditions set forth herein, to make Australian Revolver Loans to any of the Australian Borrowers on any Business Day during the period from the Closing Date to the Australian Revolver Commitment Termination Date, not to exceed in aggregate principal amount outstanding at any time (based on the Dollar Equivalent thereof), together with such Australian Lender’s portion of the Australian LC Obligations, such Australian Lender’s Australian Revolver Commitment at such time, which Australian Revolver Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, however, that Australian Lenders shall have no obligation to the Australian Borrowers whatsoever to honor any request for a Australian Revolver Loan on or after the Australian Revolver Commitment Termination Date or if the Dollar Equivalent of the amount of the proposed Australian Revolver Loan exceeds Australian Availability on the proposed funding date for such Australian Revolver Loan or, in the case of any Australian Borrower, the limit contained in Section 2.11. Each Borrowing of Australian Revolver Loans shall be funded by Australian Lenders on a Pro Rata basis. The Australian Revolver Loans shall bear interest as set forth in Section 3.1. Each Australian Revolver Loan shall, at the option of the Applicable Australian Borrower, be made or continued as, or converted into, part of one or more Borrowings that, unless specifically provided herein, shall consist entirely of Australian Bank Bill Rate Loans or Australian Base Rate Loans if denominated in Australian Dollars, or LIBOR Loans or Australian Base Rate Loans if

denominated in Dollars, Euros or Sterling. The Australian Revolver Loans shall be repaid in accordance with the terms of this Agreement. Each Australian Revolver Loan shall be funded in Australian Dollars or, at the option of the Applicable Australian Borrower, Dollars, Euros or Sterling and repaid in the same currency as the underlying Australian Revolver Loan was made.

(b) Belgian Revolver Loans to Belgian Borrowers. Each Belgian Lender agrees, severally and not jointly with the other Belgian Lenders, upon the terms and subject to the conditions set forth herein, to make Belgian Revolver Loans to any of the Belgian Borrowers on any Business Day during the period from the Closing Date to the Belgian Revolver Commitment Termination Date, not to exceed in aggregate principal amount outstanding at any time (based on the Dollar Equivalent thereof), together with such Belgian Lender’s portion of the Belgian LC Obligations, such Belgian Lender’s Belgian Revolver Commitment at such time, which Belgian Revolver Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, however, that Belgian Lenders shall have no obligation to the Belgian Borrowers whatsoever to honor any request for a Belgian Revolver Loan on or after the Belgian Revolver Commitment Termination Date or if the Dollar Equivalent of the amount of the proposed Belgian Revolver Loan exceeds Belgian Availability on the proposed funding date for such Belgian Revolver Loan or, in the case of any Belgian Borrower, the limit contained in Section 2.11. Each Borrowing of Belgian Revolver Loans shall be funded by Belgian Lenders on a Pro Rata basis. The Belgian Revolver Loans shall bear interest as set forth in Section 3.1. Each Belgian Revolver Loan shall, at the option of the Applicable Belgian Borrower, be made or continued as, or converted into, part of one or more Borrowings that, unless specifically provided herein, shall consist entirely of LIBOR Loans or Belgian Base Rate Loans. The Belgian Revolver Loans shall be repaid in accordance with the terms of this Agreement. Each Belgian Revolver Loan shall be funded in Euros or, at the option of the Applicable Belgian Borrower, Dollars and repaid in the same currency as the underlying Belgian Revolver Loan was made.

(c) Canadian Revolver Loans to Canadian Borrowers. Each Canadian Lender agrees, severally and not jointly with the other Canadian Lenders, upon the terms and subject to the conditions set forth herein, to make Canadian Revolver Loans to any of the Canadian Borrowers on any Business Day during the period from the Closing Date to the Canadian Revolver Commitment Termination Date, not to exceed in aggregate principal amount outstanding at any time (based on the Dollar Equivalent thereof), together with such Canadian Lender’s portion of the Canadian LC Obligations, such Canadian Lender’s Canadian Revolver Commitment at such time, which Canadian Revolver Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, however, that Canadian Lenders shall have no obligation to the Canadian Borrowers whatsoever to honor any request for a Canadian Revolver Loan on or after the Canadian Revolver Commitment Termination Date or if the Dollar Equivalent of the amount of the proposed Canadian Revolver Loan exceeds Canadian Availability on the proposed funding date for such Canadian Revolver Loan or, in the case of any Canadian Borrower, the limit contained in Section 2.11. Each Borrowing of Canadian Revolver Loans shall be funded by Canadian Lenders on a Pro Rata basis. The Canadian Revolver Loans shall bear interest as set forth in Section 3.1. Each Canadian Revolver Loan shall, at the option of the Applicable Canadian Borrower, be made or continued as, or converted into, part of one or more Borrowings that, unless specifically provided herein, shall consist entirely of Canadian Prime Rate Loans or Canadian BA Rate Loans if denominated in Canadian Dollars, or Canadian Base Rate Loans or LIBOR Loans if denominated in Dollars. The

Canadian Revolver Loans shall be repaid in accordance with the terms of this Agreement. Each Canadian Revolver Loan shall be funded in Canadian Dollars or, at the option of the Applicable Canadian Borrower, Dollars and repaid in the same currency as the underlying Canadian Revolver Loan was made.

(d) Dutch Revolver Loans to Dutch Borrowers. Each Dutch Lender agrees, severally and not jointly with the other Dutch Lenders, upon the terms and subject to the conditions set forth herein, to make Dutch Revolver Loans to any of the Dutch Borrowers on any Business Day during the period from the Closing Date to the Dutch Revolver Commitment Termination Date, not to exceed in aggregate principal amount outstanding at any time (based on the Dollar Equivalent thereof), together with such Dutch Lender’s portion of the Dutch LC Obligations, such Dutch Lender’s Dutch Revolver Commitment at such time, which Dutch Revolver Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, however, that Dutch Lenders shall have no obligation to the Dutch Borrowers whatsoever to honor any request for a Dutch Revolver Loan on or after the Dutch Revolver Commitment Termination Date or if the Dollar Equivalent of the amount of the proposed Dutch Revolver Loan exceeds Dutch Availability on the proposed funding date for such Dutch Revolver Loan or, in the case of any Dutch Borrower, the limit contained in Section 2.11. Each Borrowing of Dutch Revolver Loans shall be funded by Dutch Lenders on a Pro Rata basis. The Dutch Revolver Loans shall bear interest as set forth in Section 3.1. Each Dutch Revolver Loan shall, at the option of the Applicable Dutch Borrower, be made or continued as, or converted into, part of one or more Borrowings that, unless specifically provided herein, shall consist entirely of LIBOR Loans or Dutch Base Rate Loans. The Dutch Revolver Loans shall be repaid in accordance with the terms of this Agreement. Each Dutch Revolver Loan shall be funded in Euros or, at the option of the Applicable Dutch Borrower, Dollars and repaid in the same currency as the underlying Dutch Revolver Loan was made.

(e) New Zealand Revolver Loans to New Zealand Borrowers. Each New Zealand Lender agrees, severally and not jointly with the other New Zealand Lenders, upon the terms and subject to the conditions set forth herein, to make New Zealand Revolver Loans to any of the New Zealand Borrowers on any Business Day during the period from the Closing Date to the New Zealand Revolver Commitment Termination Date, not to exceed in aggregate principal amount outstanding at any time (based on the Dollar Equivalent thereof), together with such New Zealand Lender’s portion of the New Zealand LC Obligations, such New Zealand Lender’s New Zealand Revolver Commitment at such time, which New Zealand Revolver Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, however, that New Zealand Lenders shall have no obligation to the New Zealand Borrowers whatsoever to honor any request for a New Zealand Revolver Loan on or after the New Zealand Revolver Commitment Termination Date or if the Dollar Equivalent of the amount of the proposed New Zealand Revolver Loan exceeds New Zealand Availability on the proposed funding date for such New Zealand Revolver Loan or, in the case of any New Zealand Borrower, the limit contained in Section 2.11. Each Borrowing of New Zealand Revolver Loans shall be funded by New Zealand Lenders on a Pro Rata basis. The New Zealand Revolver Loans shall bear interest as set forth in Section 3.1. Each New Zealand Revolver Loan shall, at the option of the Applicable New Zealand Borrower, be made or continued as, or converted into, part of one or more Borrowings that, unless specifically provided herein, shall consist entirely of New Zealand Bank Bill Rate Loans or New Zealand Base Rate Loans if denominated in New Zealand Dollars, or LIBOR

Loans or New Zealand Base Rate Loans if denominated in Dollars or Euros. The New Zealand Revolver Loans shall be repaid in accordance with the terms of this Agreement. Each New Zealand Revolver Loan shall be funded in New Zealand Dollars or, at the option of the Applicable New Zealand Borrower, Dollars or Euros and repaid in the same currency as the underlying New Zealand Revolver Loan was made.

(f) Singapore Revolver Loans to Singapore Borrowers. Each Singapore Lender agrees, severally and not jointly with the other Singapore Lenders, upon the terms and subject to the conditions set forth herein, to make Singapore Revolver Loans to any of the Singapore Borrowers on any Business Day during the period from the Closing Date to the Singapore Revolver Commitment Termination Date, not to exceed in aggregate principal amount outstanding at any time (based on the Dollar Equivalent thereof), together with such Singapore Lender’s portion of the Singapore LC Obligations, such Singapore Lender’s Singapore Revolver Commitment at such time, which Singapore Revolver Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, however, that Singapore Lenders shall have no obligation to the Singapore Borrowers whatsoever to honor any request for a Singapore Revolver Loan on or after the Singapore Revolver Commitment Termination Date or if the Dollar Equivalent of the amount of the proposed Singapore Revolver Loan exceeds Singapore Availability on the proposed funding date for such Singapore Revolver Loan or, in the case of any Singapore Borrower, the limit contained in Section 2.11. Each Borrowing of Singapore Revolver Loans shall be funded by Singapore Lenders on a Pro Rata basis. The Singapore Revolver Loans shall bear interest as set forth in Section 3.1. Each Singapore Revolver Loan shall, at the option of the Applicable Singapore Borrower, be made or continued as, or converted into, part of one or more Borrowings that, unless specifically provided herein, shall consist entirely of SIBOR Loans or Singapore Base Rate Loans if denominated in Singapore Dollars, or LIBOR Loans or Singapore Base Rate Loans if denominated in Dollars or Euros. The Singapore Revolver Loans shall be repaid in accordance with the terms of this Agreement. Each Singapore Revolver Loan shall be funded in Singapore Dollars or, at the option of the Applicable Singapore Borrower, Dollars or Euros and repaid in the same currency as the underlying Singapore Revolver Loan was made.

(g) UK Revolver Loans to UK Borrowers. Each UK Lender agrees, severally and not jointly with the other UK Lenders, upon the terms and subject to the conditions set forth herein, to make UK Revolver Loans to any of the UK Borrowers on any Business Day during the period from the Closing Date to the UK Revolver Commitment Termination Date, not to exceed in aggregate principal amount outstanding at any time (based on the Dollar Equivalent thereof), together with such UK Lender’s portion of the UK LC Obligations, such UK Lender’s UK Revolver Commitment at such time, which UK Revolver Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, however, that UK Lenders shall have no obligation to the UK Borrowers whatsoever to honor any request for a UK Revolver Loan on or after the UK Revolver Commitment Termination Date or if the Dollar Equivalent of the amount of the proposed UK Revolver Loan exceeds UK Availability on the proposed funding date for such UK Revolver Loan or, in the case of any UK Borrower, the limit contained in Section 2.11. Each Borrowing of UK Revolver Loans shall be funded by UK Lenders on a Pro Rata basis. The UK Revolver Loans shall bear interest as set forth in Section 3.1. Each UK Revolver Loan shall, at the option of the Applicable UK Borrower, be made or continued as, or converted into, part of one or more Borrowings that, unless specifically provided herein, shall consist entirely of LIBOR Loans or UK Base Rate Loans. The UK Revolver Loans shall be repaid in accordance with the terms of this Agreement. Each UK Revolver Loan shall be funded in Sterling or, at the option of the Applicable UK Borrower, Dollars or Euros and repaid in the same currency as the underlying UK Revolver Loan was made.

(h) U.S. Revolver Loans to U.S. Borrowers. Each U.S. Lender agrees, severally and not jointly with the other U.S. Lenders, upon the terms and subject to the conditions set forth herein, to make U.S. Revolver Loans to any of the U.S. Borrowers on any Business Day during the period from the Closing Date to the U.S. Revolver Commitment Termination Date, not to exceed in aggregate principal amount outstanding at any time, together with such U.S. Lender’s portion of the U.S. LC Obligations, such U.S. Lender’s U.S. Revolver Commitment at such time, which U.S. Revolver Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, however, that such U.S. Lenders shall have no obligation to U.S. Borrowers whatsoever to honor any request for a U.S. Revolver Loan on or after the U.S. Revolver Commitment Termination Date or if the amount of the proposed U.S. Revolver Loan exceeds U.S. Availability on the proposed funding date for such U.S. Revolver Loan. Each Borrowing of U.S. Revolver Loans shall be funded by U.S. Lenders on a Pro Rata basis. The U.S. Revolver Loans shall bear interest as set forth in Section 3.1. Each U.S. Revolver Loan shall, at the option of the North American Loan Party Agent, be made or continued as, or converted into, part of one or more Borrowings that, unless specifically provided herein, shall consist entirely of U.S. Base Rate Loans or LIBOR Loans. The U.S. Revolver Loans shall be repaid in accordance with the terms of this Agreement and shall be secured by all of the U.S. Facility Collateral. U.S. Borrowers shall be jointly and severally liable to pay all of the U.S. Revolver Loans. Each U.S. Revolver Loan shall be funded and repaid in Dollars.

(i) Cap on Total Revolver Exposure. Notwithstanding anything to the contrary contained in this Section 2.1.1, in no event shall any Borrower be entitled to receive a Revolver Loan if at the time of the proposed funding of such Loan (and after giving effect thereto and all pending requests for Loans), the Total Revolver Exposure exceeds (or would exceed) the lesser of the (a) the Maximum Facility Amount and (b) the Commitments.

2.1.2 Revolver Notes. The Revolver Loans made by each Lender and interest accruing thereon shall be evidenced by the records of the Agent and such Lender. At the request of any Lender, the Borrowers within the Borrower Group to which such Lender has extended Commitments shall deliver a Revolver Note to such Lender in the amount of such Lender’s Commitment to such Borrower Group.

2.1.3 Use of Proceeds. The proceeds of Loans shall be used by Borrowers solely (a) to issue Letters of Credit, (b) to finance ongoing working capital needs and (c) for other general corporate purposes of the Borrowers and their Subsidiaries, including to fund permitted distributions.

2.1.4 Reduction or Termination of Commitments.

(a) Australian Revolver Commitments. Unless sooner terminated in accordance with this Agreement, (i) the Australian Revolver Commitments shall terminate on the Australian Revolver Commitment Termination Date and (ii) the Australian Swingline Commitment shall terminate at 5:00 p.m. (Local Time) on the Australian Swingline Commitment Termination Date. Upon at least 30 days’ prior written notice to the Agent from the Asian Loan Party Agent, Australian Borrowers may, at their option, terminate the Australian Revolver Commitments without premium or penalty (other than funding losses payable pursuant to Section 3.10). On the Australian Revolver Commitment Termination Date, the Australian Facility Loan Parties shall make Full Payment of all Australian Facility Obligations.

(b) Belgian Revolver Commitments. Unless sooner terminated in accordance with this Agreement, (i) the Belgian Revolver Commitments shall terminate on the Belgian Revolver Commitment Termination Date and (ii) the Belgian Swingline Commitment shall terminate at 5:00 p.m. (Local Time) on the Belgian Swingline Commitment Termination Date. Upon at least 30 days’ prior written notice to the Agent from the European Loan Party Agent, Belgian Borrowers may, at their option, terminate the Belgian Revolver Commitments without premium or penalty (other than funding losses payable pursuant to Section 3.10). On the Belgian Revolver Commitment Termination Date, the Belgian Facility Loan Parties shall make Full Payment of all Belgian Facility Obligations.

(c) Canadian Revolver Commitments. Unless sooner terminated in accordance with this Agreement, (i) the Canadian Revolver Commitments shall terminate on the Canadian Revolver Commitment Termination Date and (ii) the Canadian Swingline Commitment shall terminate at 5:00 p.m. (Local Time) on the Canadian Swingline Commitment Termination Date. Upon at least 30 days’ prior written notice to the Agent from the North American Loan Party Agent, Canadian Borrowers may, at their option, terminate the Canadian Revolver Commitments without premium or penalty (other than funding losses payable pursuant to Section 3.10). On the Canadian Revolver Commitment Termination Date, the Canadian Facility Loan Parties shall make Full Payment of all Canadian Facility Obligations.

(d) Dutch Revolver Commitments. Unless sooner terminated in accordance with this Agreement, (i) the Dutch Revolver Commitments shall terminate on the Dutch Revolver Commitment Termination Date and (ii) the Dutch Swingline Commitment shall terminate at 5:00 p.m. (Local Time) on the Dutch Swingline Commitment Termination Date. Upon at least 30 days’ prior written notice to the Agent from the European Loan Party Agent, Dutch Borrowers may, at their option, terminate the Dutch Revolver Commitments without premium or penalty (other than funding losses payable pursuant to Section 3.10). On the Dutch Revolver Commitment Termination Date, the Dutch Facility Loan Parties shall make Full Payment of all Dutch Facility Obligations.

(e) New Zealand Revolver Commitments. Unless sooner terminated in accordance with this Agreement, (i) the New Zealand Revolver Commitments shall terminate on the New Zealand Revolver Commitment Termination Date and (ii) the New Zealand Swingline Commitment shall terminate at 5:00 p.m. (Local Time) on the New Zealand Swingline Commitment Termination Date. Upon at least 30 days’ prior written notice to the Agent from the Asian Loan Party Agent, New Zealand Borrowers may, at their option, terminate the New Zealand Revolver Commitments without premium or penalty (other than funding losses payable pursuant to Section 3.10). On the New Zealand Revolver Commitment Termination Date, the New Zealand Facility Loan Parties shall make Full Payment of all New Zealand Facility Obligations.

(f) Singapore Revolver Commitments. Unless sooner terminated in accordance with this Agreement, (i) the Singapore Revolver Commitments shall terminate on the Singapore Revolver Commitment Termination Date and (ii) the Singapore Swingline Commitment shall terminate at 5:00 p.m. (Local Time) on the Singapore Swingline Commitment Termination Date. Upon at least 30 days’ prior written notice to the Agent from the Asian Loan Party Agent, Singapore Borrowers may, at their option, terminate the Singapore Revolver Commitments without premium or penalty (other than funding losses payable pursuant to Section 3.10). On the Singapore Revolver Commitment Termination Date, the Singapore Facility Loan Parties shall make Full Payment of all Singapore Facility Obligations.

(g) UK Revolver Commitments. Unless sooner terminated in accordance with this Agreement, (i) the UK Revolver Commitments shall terminate on the UK Revolver Commitment Termination Date and (ii) the UK Swingline Commitment shall terminate at 5:00 p.m. (Local Time) on the UK Swingline Commitment Termination Date. Upon at least 30 days’ prior written notice to the Agent from the European Loan Party Agent, UK Borrowers may, at their option, terminate the UK Revolver Commitments without premium or penalty (other than funding losses payable pursuant to Section 3.10). On the UK Revolver Commitment Termination Date, the UK Facility Loan Parties shall make Full Payment of all UK Facility Obligations.

(h) U.S. Revolver Commitments. Unless sooner terminated in accordance with this Agreement, (i) the U.S. Revolver Commitments shall terminate on the U.S. Revolver Commitment Termination Date and (ii) the U.S. Swingline Commitment shall terminate at 5:00 p.m. on the U.S. Swingline Commitment Termination Date. Upon at least 30 days’ prior written notice to the Agent from the North American Loan Party Agent, U.S. Borrowers may, at their option, terminate the U.S. Revolver Commitments without premium or penalty (other than funding losses payable pursuant to Section 3.10). If the U.S. Borrowers elect to reduce to zero or terminate the U.S. Revolver Commitments pursuant to the previous sentence, the Foreign Revolver Commitments shall automatically terminate concurrently with the termination of the U.S. Revolver Commitments. On the U.S. Revolver Commitment Termination Date, the U.S. Facility Loan Parties shall make Full Payment of all U.S. Facility Obligations.

(i) Notices Irrevocable. Any notice of termination given by the Borrowers pursuant to this Section 2.1.4 shall be irrevocable; provided, however, that notice may be contingent on the occurrence of a financing or refinancing or the consummation of a sale, transfer, lease or other disposition of assets or the occurrence of a Change of Control and may be revoked or the termination date deferred if the financing or refinancing or sale, transfer, lease or other disposition of assets or Change of Control does not occur.

(j) Partial Reductions. So long as no Default or Event of Default then exists or would result therefrom and after giving effect thereto, a Loan Party Agent may permanently and irrevocably reduce the Maximum Facility Amount by giving the Agent at least 10 Business Days’ prior irrevocable written notice thereof (or such lesser time as Agent may consent to) from a Senior Officer of such Loan Party Agent, which notice shall (1) specify the date (which shall be a Business Day) and amount of such reduction (which shall, in the case of the Maximum U.S. Facility Amount, be in a minimum amount of $10,000,000 and increments of $10,000,000 in excess thereof and, in the case of a Maximum Foreign Facility Amount, be in a minimum amount of $1,000,000 and increments of $1,000,000 in excess thereof), and (2) specify the allocation of such reduction to, and the corresponding reductions of, each Maximum Foreign Facility Amount and/or the Maximum U.S. Facility Amount (and the respective Foreign Revolver Commitments and the U.S. Revolver Commitments in respect thereof, each of which shall be allocated to the Lenders among the Borrower Groups on a Pro Rata basis at the time of such reduction). Without limiting the foregoing, (i) each reduction in the Maximum Australian Facility Amount may not exceed Australian Availability, (ii) each reduction in the Maximum Belgian Facility Amount may not exceed Belgian Availability, (iii) each reduction in the Maximum Canadian Facility Amount may not exceed Canadian Availability, (iv) each reduction in the Maximum Dutch Facility Amount may not exceed Dutch Availability, (v) each reduction in the Maximum New Zealand Facility Amount may not exceed New Zealand Availability, (vi) each reduction in the Maximum Singapore Facility Amount may not exceed Singapore Availability, (vii) each reduction in the Maximum UK Facility Amount may not exceed UK Availability, and (viii) each reduction in the Maximum U.S. Facility Amount may not exceed U.S. Availability.

2.1.5 Overadvances.

(a) Australian Overadvance. If at any time the Dollar Equivalent of the aggregate principal balance of all Australian Revolver Loans owing by an Australian Borrower exceeds the Australian Borrowing Base of such Australian Borrower (an “Australian Overadvance”), the excess amount shall, subject to Section 5.2, be payable by the Applicable Australian Borrower on demand by Agent. All Australian Overadvance Loans shall constitute Australian Facility Obligations secured by the Australian Facility Collateral and shall be entitled to all benefits of the Loan Documents.

(b) Belgian Overadvance. If at any time the Dollar Equivalent of the aggregate principal balance of all Belgian Revolver Loans owing by a Belgian Borrower exceeds the Belgian Borrowing Base of such Belgian Borrower (a “Belgian Overadvance”), the excess amount shall, subject to Section 5.2, be payable by the Applicable Belgian Borrower on demand by Agent. All Belgian Overadvance Loans shall constitute Belgian Facility Obligations secured by the Belgian Facility Collateral and shall be entitled to all benefits of the Loan Documents.

(c) Canadian Overadvance. If at any time the Dollar Equivalent of the aggregate principal balance of all Canadian Revolver Loans owing by a Canadian Borrower exceeds the Canadian Borrowing Base of such Canadian Borrower (a “Canadian Overadvance”), the excess amount shall, subject to Section 5.2, be payable by the Applicable Canadian Borrower on demand by Agent. All Canadian Overadvance Loans shall constitute Canadian Facility Obligations secured by the Canadian Facility Collateral and shall be entitled to all benefits of the Loan Documents.

(d) Dutch Overadvance. If at any time the Dollar Equivalent of the aggregate principal balance of all Dutch Revolver Loans owing by a Dutch Borrower exceeds the Dutch Borrowing Base of such Dutch Borrower (a “Dutch Overadvance”), the excess amount shall, subject to Section 5.2, be payable by the Applicable Dutch Borrower on demand by Agent. All Dutch Overadvance Loans shall constitute Dutch Facility Obligations secured by the Dutch Facility Collateral and shall be entitled to all benefits of the Loan Documents.

(e) New Zealand Overadvance. If at any time the Dollar Equivalent of the aggregate principal balance of all New Zealand Revolver Loans owing by a New Zealand Borrower exceeds the New Zealand Borrowing Base of such New Zealand Borrower (a “New Zealand Overadvance”), the excess amount shall, subject to Section 5.2, be payable by the Applicable New Zealand Borrower on demand by Agent. All New Zealand Overadvance Loans shall constitute New Zealand Facility Obligations secured by the New Zealand Facility Collateral and shall be entitled to all benefits of the Loan Documents.

(f) Singapore Overadvance. If at any time the Dollar Equivalent of the aggregate principal balance of all Singapore Revolver Loans owing by a Singapore Borrower exceeds the Singapore Borrowing Base of such Singapore Borrower (a “Singapore Overadvance”), the excess amount shall, subject to Section 5.2, be payable by the Applicable Singapore Borrower on demand by Agent. All Singapore Overadvance Loans shall constitute Singapore Facility Obligations secured by the Singapore Facility Collateral and shall be entitled to all benefits of the Loan Documents.

(g) UK Overadvance. If at any time the Dollar Equivalent of the aggregate principal balance of all UK Revolver Loans owing by a UK Borrower exceeds the UK Borrowing Base of such UK Borrower (a “UK Overadvance”), the excess amount shall, subject to Section 5.2, be payable by the Applicable UK Borrower on demand by Agent. All UK Overadvance Loans shall constitute UK Facility Obligations secured by the UK Facility Collateral and shall be entitled to all benefits of the Loan Documents.

(h) U.S. Overadvance. If at any time the aggregate principal balance of all U.S. Revolver Loans exceeds the U.S. Borrowing Base (a “U.S. Overadvance”), the excess amount shall, subject to Section 5.2, be payable by the U.S. Borrowers on demand by Agent. All U.S. Overadvance Loans shall constitute U.S. Facility Obligations secured by the U.S. Facility Collateral and shall be entitled to all benefits of the Loan Documents.

(i) Funding of Overadvance Loans. Agent may require Applicable Lenders to honor requests for Overadvance Loans and to forbear from requiring the applicable Borrower(s) to cure an Overadvance, (i) when no other Event of Default is known to Agent, as long as (1) such Overadvance does not continue for more than 30 consecutive days (and no Overadvance may exist for at least five consecutive days thereafter before further Overadvance Loans are required), (2) such Overadvance is not known by Agent to exceed ten percent (10%) of the (A) Total Australian Borrowing Base, with respect to all Australian Borrowers, (B) Total Belgian Borrowing Base, with respect to all Belgian Borrowers, (C) Total Canadian Borrowing Base, with respect to all Canadian Borrowers, (D) Total Dutch Borrowing Base, with respect to all Dutch Borrowers, (E) Total New Zealand Borrowing Base, with respect to all New Zealand Borrowers, (F) Total Singapore Borrowing Base, with respect to all Singapore Borrowers, (G) Total UK Borrowing Base, with respect to all UK Borrowers, or (H) the U.S. Borrowing Base, with respect to U.S. Borrowers and (3) the aggregate amount of the Overadvances existing at any time, together with the Protective Advances outstanding at any time pursuant to Section 2.1.6 below, do not exceed fifteen percent (15%) of the Commitments then in effect; and (ii) regardless of whether an Event of Default exists, if Agent discovers an Overadvance not previously known by it to exist, as long as from the date of such discovery the Overadvance does not continue for more than 30 consecutive days. In no event shall Overadvance Loans be required that would cause (I) the Australian Revolver Exposure to exceed the aggregate Australian Revolver Commitments, (II) the Belgian Revolver Exposure to exceed the aggregate Belgian Revolver Commitments, (III) the Canadian Revolver Exposure to exceed the aggregate Canadian Revolver Commitments, (IV) the Dutch Revolver Exposure to exceed the aggregate Dutch Revolver Commitments, (V) the New Zealand Revolver Exposure to exceed the aggregate New Zealand Revolver Commitments, (VI) the Singapore Revolver Exposure to exceed the aggregate Singapore Revolver Commitments, (VII) the UK Revolver Exposure to exceed the aggregate UK Revolver Commitments or (VIII) the U.S. Revolver Exposure to exceed the aggregate U.S. Revolver Commitments. Required Borrower Group Lenders may at any time revoke Agent’s authority to make further Overadvance Loans to the Borrower or Borrowers of the applicable Borrower Group by written notice to the Agent. Any funding of an Overadvance Loan or sufferance of an Overadvance shall not constitute a waiver by Agent or Lenders of the Event of Default caused thereby. In no event shall any Borrower or other Loan Party be deemed a beneficiary of this Section 2.1.5 nor authorized to enforce any of its terms.

2.1.6 Protective Advances.

(a) Australian Protective Advances. The Agent shall be authorized by each Australian Borrower and the Australian Lenders, from time to time in the Agent’s sole discretion (but shall have absolutely no obligation to), to make Australian Base Rate Loans to the Australian Borrowers on behalf of the Australian Lenders (any of such Loans are herein referred to as “Australian Protective Advances”) which the Agent, in its Permitted Discretion, deems necessary or desirable to (i) preserve or protect Australian Facility Collateral or any portion thereof or (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Australian Revolver Loans and other Australian Facility Obligations; provided that no Australian Protective Advance shall cause the aggregate amount of the Australian Revolver Exposure at such time to exceed the Australian Revolver Commitments (or the Australian Revolver Exposure allocable to an Applicable Australian Borrower to exceed the Applicable Australian Borrower’s Applicable Australian Borrower Commitment) then in effect. All Australian Protective Advances made by the Agent with respect to each Australian Facility Loan Party shall be Australian Facility Obligations of such Australian Facility Loan Party, secured by the applicable Australian Facility Collateral and shall be treated for all purposes as Australian Base Rate Loans.

(b) Belgian Protective Advances. The Agent shall be authorized by each Belgian Borrower and the Belgian Lenders, from time to time in the Agent’s sole discretion (but shall have absolutely no obligation to), to make Belgian Base Rate Loans to the Belgian Borrowers on behalf of the Belgian Lenders (any of such Loans are herein referred to as “Belgian Protective Advances”) which the Agent, in its Permitted Discretion, deems necessary or desirable to (i) preserve or protect Belgian Facility Collateral or any portion thereof or (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Belgian Revolver Loans and other Belgian Facility Obligations; provided that no Belgian Protective Advance shall cause the aggregate amount of the Belgian Revolver Exposure at such time to exceed the Belgian Revolver Commitments (or the Belgian Revolver Exposure allocable to an Applicable Belgian

Borrower to exceed the Applicable Belgian Borrower’s Applicable Belgian Borrower Commitment) then in effect. All Belgian Protective Advances made by the Agent with respect to each Belgian Facility Loan Party shall be Belgian Facility Obligations of such Belgian Facility Loan Party, secured by the applicable Belgian Facility Collateral and shall be treated for all purposes as Belgian Base Rate Loans.

(c) Canadian Protective Advances. The Agent shall be authorized by each Canadian Borrower and the Canadian Lenders, from time to time in the Agent’s sole discretion (but shall have absolutely no obligation to), to make Canadian Base Rate Loans or Canadian Prime Rate Loans to any Canadian Borrower on behalf of the Canadian Lenders (any of such Loans are herein referred to as “Canadian Protective Advances”) which the Agent, in its Permitted Discretion, deems necessary or desirable to (i) preserve or protect Canadian Facility Collateral or any portion thereof or (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Canadian Revolver Loans and other Canadian Facility Obligations; provided that no Canadian Protective Advance shall cause the aggregate amount of the Canadian Revolver Exposure at such time to exceed the Canadian Revolver Commitments (or the Canadian Revolver Exposure allocable to an Applicable Canadian Borrower to exceed the Applicable Canadian Borrower’s Applicable Canadian Borrower Commitment) then in effect. All Canadian Protective Advances made by the Agent with respect to each Canadian Facility Loan Party shall be Canadian Facility Obligations of such Canadian Facility Loan Party, secured by the applicable Canadian Facility Collateral and, if denominated in Canadian Dollars, shall be treated for all purposes as a Canadian Prime Rate Loan or, if denominated in Dollars, shall be treated for all purposes as a Canadian Base Rate Loan.

(d) Dutch Protective Advances. The Agent shall be authorized by each Dutch Borrower and the Dutch Lenders, from time to time in the Agent’s sole discretion (but shall have absolutely no obligation to), to make Dutch Base Rate Loans to the Dutch Borrowers on behalf of the Dutch Lenders (any of such Loans are herein referred to as “Dutch Protective Advances”) which the Agent, in its Permitted Discretion, deems necessary or desirable to (i) preserve or protect Dutch Facility Collateral or any portion thereof or (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Dutch Revolver Loans and other Dutch Facility Obligations; provided that no Dutch Protective Advance shall cause the aggregate amount of the Dutch Revolver Exposure at such time to exceed the Dutch Revolver Commitments (or the Dutch Revolver Exposure allocable to an Applicable Dutch Borrower to exceed the Applicable Dutch Borrower’s Applicable Dutch Borrower Commitment) then in effect. All Dutch Protective Advances made by the Agent with respect to each Dutch Facility Loan Party shall be Dutch Facility Obligations of such Dutch Facility Loan Party, secured by the applicable Dutch Facility Collateral and shall be treated for all purposes as Dutch Base Rate Loans.

(e) New Zealand Protective Advances. The Agent shall be authorized by each New Zealand Borrower (after one day’s notice being delivered to them) and the New Zealand Lenders, from time to time in the Agent’s sole discretion (but shall have absolutely no obligation to), to make New Zealand Base Rate Loans to the New Zealand Borrowers on behalf of the New Zealand Lenders (any of such Loans are herein referred to as “New Zealand Protective Advances”) which the Agent, in its Permitted Discretion, deems necessary or desirable to (i) preserve or protect New Zealand Facility Collateral or any portion thereof or (ii) to enhance the likelihood of, or maximize the amount of, repayment of the New Zealand Revolver Loans and other New Zealand Facility Obligations; provided that no New Zealand Protective Advance shall be made if the New Zealand Borrower gives notice that making such New Zealand Protective Advance will cause such Borrower or its directors to breach any Applicable Law (including any law applicable to a New Zealand Borrower) and/or shall cause the aggregate amount of the New Zealand Revolver Exposure at such time to exceed the New Zealand Revolver Commitments (or the New Zealand Revolver Exposure allocable to an Applicable New Zealand Borrower to exceed the Applicable New Zealand Borrower’s Applicable New Zealand Borrower Commitment) then in effect. All New Zealand Protective Advances made by the Agent with respect to each New Zealand Facility Loan Party shall be New Zealand Facility Obligations of such New Zealand Facility Loan Party, secured by the applicable New Zealand Facility Collateral and shall be treated for all purposes as New Zealand Base Rate Loans.

(f) Singapore Protective Advances. The Agent shall be authorized by each Singapore Borrower and the Singapore Lenders, from time to time in the Agent’s sole discretion (but shall have absolutely no obligation to), to make Singapore Base Rate Loans to the Singapore Borrowers on behalf of the Singapore Lenders (any of such Loans are herein referred to as “Singapore Protective Advances”) which the Agent, in its Permitted Discretion, deems necessary or desirable to (i) preserve or protect Singapore Facility Collateral or any portion thereof or (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Singapore Revolver Loans and other Singapore Facility Obligations; provided that no Singapore Protective Advance shall cause the aggregate amount of the Singapore Revolver Exposure at such time to exceed the Singapore Revolver Commitments (or the Singapore Revolver Exposure allocable to an Applicable Singapore Borrower to exceed the Applicable Singapore Borrower’s Applicable Singapore Borrower Commitment) then in effect. All Singapore Protective Advances made by the Agent with respect to each Singapore Facility Loan Party shall be Singapore Facility Obligations of such Singapore Facility Loan Party, secured by the applicable Singapore Facility Collateral and shall be treated for all purposes as Singapore Base Rate Loans.

(g) UK Protective Advances. The Agent shall be authorized by each UK Borrower and the UK Lenders, from time to time in the Agent’s sole discretion (but shall have absolutely no obligation to), to make UK Base Rate Loans to the UK Borrowers on behalf of the UK Lenders (any of such Loans are herein referred to as “UK Protective Advances”) which the Agent, in its Permitted Discretion, deems necessary or desirable to (i) preserve or protect UK Facility Collateral or any portion thereof or (ii) to enhance the likelihood of, or maximize the amount of, repayment of the UK Revolver Loans and other UK Facility Obligations; provided that no UK Protective Advance shall cause the aggregate amount of the UK Revolver Exposure at such time to exceed the UK Revolver Commitments (or the UK Revolver Exposure allocable to an Applicable UK Borrower to exceed the Applicable UK Borrower’s Applicable UK Borrower Commitment) then in effect. All UK Protective Advances made by the Agent with respect to each UK Facility Loan Party shall be UK Facility Obligations of such UK Facility Loan Party, secured by the applicable UK Facility Collateral and shall be treated for all purposes as UK Base Rate Loans.

(h) U.S. Protective Advances. The Agent shall be authorized by each U.S. Borrower and the U.S. Lenders, from time to time in the Agent’s sole discretion (but shall have absolutely no obligation to), to make U.S. Base Rate Loans to the U.S. Borrowers on behalf of the U.S. Lenders (any of such Loans are herein referred to as “U.S. Protective Advances”) which the Agent, in its Permitted Discretion, deems necessary or desirable to (i) preserve or protect U.S. Facility Collateral or any portion thereof or (ii) to enhance the likelihood of, or maximize the amount of, repayment of the U.S. Revolver Loans and other U.S. Facility Obligations; provided that no U.S. Protective Advance shall cause the aggregate amount of the U.S. Revolver Exposure at such time to exceed the U.S. Revolver Commitments then in effect. All U.S. Protective Advances made by the Agent with respect to U.S. Facility Loan Parties shall be U.S. Facility Obligations, secured by the U.S. Facility Collateral and shall be treated for all purposes as U.S. Base Rate Loans.

(i) Limitations on Protective Advances. The aggregate amount of Protective Advances outstanding at any time pursuant to this Section 2.1.6 shall not exceed seven and a half percent (7.5%) of the Commitments then in effect; provided that, the aggregate amount of Protective Advances outstanding at any time pursuant to this Section 2.1.6, together with the aggregate amount of Overadvances existing at any time pursuant to Section 2.1.5 above, shall not exceed fifteen percent (15%) of the Commitments then in effect. Protective Advances may be made even if the conditions set forth in Section 6 have not been satisfied. Each Applicable Lender shall participate in each Protective Advance on a Pro Rata basis. Required Borrower Group Lenders may at any time revoke Agent’s authority to make further Protective Advances to the Borrower or Borrowers of the applicable Borrower Group by written notice to the Agent. Absent such revocation, the Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive. At any time that there is sufficient Availability for the applicable Borrower Group and the conditions precedent set forth in Section 6 have been satisfied, the Agent may request the Applicable Lenders to make a Revolver Loan to repay a Protective Advance. At any other time, the Agent may require the Applicable Lenders to fund their risk participations described in Section 2.1.6(j).

(j) Transfers. Upon the making of a Protective Advance by the Agent (whether before or after the occurrence of a Default or Event of Default), each Applicable Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Agent without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to its Pro Rata share of such Protective Advance. Each Applicable Lender shall transfer (a “Transfer”) the amount of such Applicable Lender’s Pro Rata share of the outstanding principal amount of the applicable Protective Advance with respect to such purchased interest and participation promptly when requested to the Agent, to such account of the Agent as the Agent may designate, but in any case not later than 3:00 p.m. (Local Time) on the Business Day notified (if notice is provided by the Agent prior to 12:00 p.m. (Local Time) and otherwise on the immediately following Business Day (the “Transfer Date”). Transfers may occur during the existence of a Default or Event of Default and whether or not the applicable conditions precedent set forth in Section 6 have then been satisfied. Such amounts transferred to the Agent shall be applied against the amount of the Protective Advance and, together with Applicable Lender’s Pro Rata share of such Protective Advance, shall constitute Loans of such Applicable Lenders, respectively. If any such amount is not transferred to the Agent by any Applicable Lender on such Transfer Date, the Agent shall be entitled to recover such amount on demand from such Applicable Lender together with interest thereon as specified in Section 3.1. From and after the date, if any, on which any Applicable Lender is required to fund, and funds, its participation in any Protective Advance purchased hereunder, the Agent shall promptly distribute to such Applicable Lender, such Applicable Lender’s Pro Rata share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Protective Advance.

2.1.7 Increase in Revolver Commitments.

(a) Australian Revolver Commitment Increase. The Asian Loan Party Agent may by written notice to the Agent elect to increase the Maximum Australian Facility Amount then in effect (an “Australian Revolver Commitment Increase”) by increasing the Australian Revolver Commitment of an Australian Lender (with the consent of such Australian Lender) or by causing a Person reasonably acceptable to the Agent that at such time is not an Australian Lender to become an Australian Lender (an “Additional Australian Lender”). After giving effect to any Australian Revolver Commitment Increase, the Australian Revolver Commitment of each Australian Lender (and the percentage of each Australian Revolver Loan that each Participant must purchase an Australian Revolver Loan participation in) shall be equal to such Australian Lender’s (or Participant’s) Pro Rata share of the amount of the increased Australian Revolver Commitments.

(b) Belgian Revolver Commitment Increase. The European Loan Party Agent may by written notice to the Agent elect to increase the Maximum Belgian Facility Amount then in effect (a “Belgian Revolver Commitment Increase”) by increasing the Belgian Revolver Commitment of a Belgian Lender (with the consent of such Belgian Lender) or by causing a Person reasonably acceptable to the Agent that at such time is not a Belgian Lender to become a Belgian Lender (an “Additional Belgian Lender”). After giving effect to any Belgian Revolver Commitment Increase, the Belgian Revolver Commitment of each Belgian Lender (and the percentage of each Belgian Revolver Loan that each Participant must purchase a Belgian Revolver Loan participation in) shall be equal to such Belgian Lender’s (or Participant’s) Pro Rata share of the amount of the increased Belgian Revolver Commitments.

(c) Canadian Revolver Commitment Increase. The North American Loan Party Agent may by written notice to the Agent elect to increase the Maximum Canadian Facility Amount then in effect (a “Canadian Revolver Commitment Increase”) by increasing the Canadian Revolver Commitment of a Canadian Lender (with the consent of such Canadian Lender) or by causing a Person reasonably acceptable to the Agent that at such time is not a Canadian Lender to become a Canadian Lender (an “Additional Canadian Lender”). After giving effect to any Canadian Revolver Commitment Increase, the Canadian Revolver Commitment of each Canadian Lender (and the percentage of each Canadian Revolver Loan that each Participant must purchase a Canadian Revolver Loan participation in) shall be equal to such Canadian Lender’s (or Participant’s) Pro Rata share of the amount of the increased Canadian Revolver Commitments.

(d) Dutch Revolver Commitment Increase. The European Loan Party Agent may by written notice to the Agent elect to increase the Maximum Dutch Facility Amount then in effect (a “Dutch Revolver Commitment Increase”) by increasing the Dutch Revolver Commitment of a Dutch Lender (with the consent of such Dutch Lender) or by causing a Person reasonably acceptable to the Agent that at such time is not a Dutch Lender to become a Dutch Lender (an “Additional Dutch Lender”). After giving effect to any Dutch Revolver Commitment Increase, the Dutch Revolver Commitment of each Dutch Lender (and the percentage of each Dutch Revolver Loan that each Participant must purchase a Dutch Revolver Loan participation in) shall be equal to such Dutch Lender’s (or Participant’s) Pro Rata share of the amount of the increased Dutch Revolver Commitments.

(e) New Zealand Revolver Commitment Increase. The Asian Loan Party Agent may by written notice to the Agent elect to increase the Maximum New Zealand Facility Amount then in effect (a “New Zealand Revolver Commitment Increase”) by increasing the New Zealand Revolver Commitment of a New Zealand Lender (with the consent of such New Zealand Lender) or by causing a Person reasonably acceptable to the Agent that at such time is not a New Zealand Lender to become a New Zealand Lender (an “Additional New Zealand Lender”). After giving effect to any New Zealand Revolver Commitment Increase, the New Zealand Revolver Commitment of each New Zealand Lender (and the percentage of each New Zealand Revolver Loan that each Participant must purchase a New Zealand Revolver Loan participation in) shall be equal to such New Zealand Lender’s (or Participant’s) Pro Rata share of the amount of the increased New Zealand Revolver Commitments.

(f) Singapore Revolver Commitment Increase. The Asian Loan Party Agent may by written notice to the Agent elect to increase the Maximum Singapore Facility Amount then in effect (a “Singapore Revolver Commitment Increase”) by increasing the Singapore Revolver Commitment of a Singapore Lender (with the consent of such Singapore Lender) or by causing a Person reasonably acceptable to the Agent that at such time is not a Singapore Lender to become a Singapore Lender (an “Additional Singapore Lender”). After giving effect to any Singapore Revolver Commitment Increase, the Singapore Revolver Commitment of each Singapore Lender (and the percentage of each Singapore Revolver Loan that each Participant must purchase a Singapore Revolver Loan participation in) shall be equal to such Singapore Lender’s (or Participant’s) Pro Rata share of the amount of the increased Singapore Revolver Commitments.

(g) UK Revolver Commitment Increase. The European Loan Party Agent may by written notice to the Agent elect to increase the Maximum UK Facility Amount then in effect (a “UK Revolver Commitment Increase”) by increasing the UK Revolver Commitment of a UK Lender (with the consent of such UK Lender) or by causing a Person reasonably acceptable to the Agent that at such time is not a UK Lender to become a UK Lender (an “Additional UK Lender”). After giving effect to any UK Revolver Commitment Increase, the UK Revolver Commitment of each UK Lender (and the percentage of each UK Revolver Loan that each Participant must purchase a UK Revolver Loan participation in) shall be equal to such UK Lender’s (or Participant’s) Pro Rata share of the amount of the increased UK Revolver Commitments.

(h) U.S. Revolver Commitment Increase. The North American Loan Party Agent may by written notice to the Agent elect to increase the Maximum U.S. Facility Amount then in effect (a “U.S. Revolver Commitment Increase” and together with any Australian Revolver Commitment Increase, Belgian Revolver Commitment Increase, Canadian Revolver Commitment Increase, Dutch Revolver Commitment Increase, New Zealand Revolver Commitment Increase, Singapore Revolver Commitment Increase and UK Revolver Commitment Increase, “Revolver Commitment Increases”) by increasing the U.S. Revolver Commitment of a U.S. Lender (with the consent of such U.S. Lender) or by causing a Person reasonably acceptable to the Agent that at such time is not a U.S. Lender to become a U.S. Lender (an “Additional U.S. Lender” and together with any Additional Australian Lender, Additional Belgian Lender, Additional Canadian Lender, Additional Dutch Lender, Additional New Zealand Lender, Additional Singapore Lender and Additional UK Lender, “Additional Lenders”). After giving effect to any U.S. Revolver Commitment Increase, the U.S. Revolver Commitment of each U.S. Lender (and the percentage of each U.S. Revolver Loan that each Participant must purchase a U.S. Revolver Loan participation in) shall be equal to such U.S. Lender’s (or Participant’s) Pro Rata share of the amount of the increased U.S. Revolver Commitments.

(i) Terms of Revolver Commitment Increases. Each notice of an increase in any Borrower Group Commitment shall specify the proposed date (each, an “Increase Date”) for the effectiveness of the Revolver Commitment Increase, which date shall be not less than ten Business Days after the date on which such notice is delivered to Agent. Any such increase shall be subject to the following additional conditions: (i) no Default or Event of Default shall have occurred and be continuing as of the date of such notice or both immediately before and after giving effect thereto as of the Increase Date; (ii) no Lender shall be obligated or have a right to participate in the Revolver Commitment Increase by increasing its Commitment; (iii) the Revolver Commitment Increase shall be on the same terms and conditions as this Agreement (provided, that the New Zealand Applicable Margin, the Singapore Applicable Margin and any Letter of Credit and unused line fees for New Zealand Borrowers and Singapore Borrowers will be agreed to by the New Zealand Borrowers and the Singapore Borrowers (as applicable) and the relevant Additional Lender(s) pursuant to the joinder agreements referenced in clause (iv) below); (iv) the Revolver Commitment Increase, to the extent arising from the admission of an Additional Lender, shall be effected pursuant to one or more joinder agreements executed and delivered by the Applicable Borrowers, the Additional Lender(s) and the Agent, each of which shall be in form and substance reasonably satisfactory to the Agent; (v) the relevant Loan Party Agent shall deliver or cause to be delivered any officers’ certificates, board resolutions, legal opinions or other documents reasonably requested by Agent in connection with the Revolver Commitment Increase; (vi) the Borrowers shall pay all reasonable and documented fees and expenses in connection with the Revolver Commitment Increase, including payments required pursuant to Section 3.10 in connection with the Revolver Commitment Increase; (vii) such increase shall be in a minimum amount of $25,000,000 in the case of the U.S. Revolver Commitments or in a minimum amount of $5,000,000 in the case of each of the Foreign Revolver Commitments; and (viii) the Agent shall have received a certification from a Senior Officer of the North American Loan Party Agent, or other evidence reasonably satisfactory to the Agent, that such increase is permitted under the Senior Secured Notes Indenture (except to the extent the Indebtedness thereunder has been discharged in full). Notwithstanding the foregoing, (1) in no event shall the aggregate amount of all Revolver Commitment Increases made under this Section 2.1.7 exceed the sum of $300,000,000 plus the amount of any Foreign Revolver Commitments (other than Canadian Revolver Commitments) previously terminated or reduced voluntarily under Section 2.1.4 and (2) the Foreign Borrowers may not effect a reallocation of Foreign Revolver Commitments by terminations or reductions in one jurisdiction and increases in other jurisdictions more frequently than one time per calendar year.

(j) Increases Generally. The Agent shall promptly inform the Lenders of any request for a Revolver Commitment Increase made by a Loan Party Agent. If the conditions set forth in clause (i) above are not satisfied on the applicable Increase Date (or, to the extent such conditions relate to an earlier date, such earlier date), the Agent shall notify such Loan Party Agent in writing that the requested Revolver Commitment Increase will not be effectuated. On each Increase Date, the Agent shall notify the Lenders and the relevant Loan Party Agent, on or before 3:00 p.m., by telecopier, e-mail or telex, of the occurrence of the Revolver Commitment Increase to be effected on such Increase Date, the amount of Revolver Loans held by each Lender as a result thereof, the amount of the Commitment of each Lender (and the percentage of each Revolver Loan, if any, that each Participant must purchase a participation interest in) as a result thereof.

2.1.8 Swingline Loans.

(a) Australian Swingline Loans to Australian Borrowers. The Australian Swingline Lender shall make Australian Swingline Loans to any of the Australian Borrowers on any Business Day during the period from the Closing Date to the Australian Swingline Commitment Termination Date, not to exceed the Australian Swingline Commitment in aggregate principal amount outstanding at any time (based on the Dollar Equivalent thereof), which Australian Swingline Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, however, that the Australian Swingline Lender shall not honor any request for a Australian Swingline Loan on or after the Australian Swingline Commitment Termination Date, if the Dollar Equivalent of the amount of the proposed Australian Swingline Loan exceeds Australian Availability on the proposed funding date for such Australian Swingline Loan or if the requirements of Section 2.11 are not satisfied. The Australian Swingline Loans shall be Australian Base Rate Loans and bear interest as set forth in Section 3.1. Each Australian Swingline Loan shall constitute a Revolver Loan for all purposes except that payments thereon shall be made to the Australian Swingline Lender for its own account. The Australian Swingline Loans of each Australian Borrower shall be repaid in accordance with the terms of this Agreement and shall be secured by all of the Australian Facility Collateral of such Australian Borrower. Each Australian Swingline Loan shall be funded in Australian Dollars or, at the option of the Applicable Australian Borrower, Dollars and repaid in the same currency as the underlying Australian Swingline Loan was made.

(b) Belgian Swingline Loans to Belgian Borrowers. The Belgian Swingline Lender shall make Belgian Swingline Loans to any of the Belgian Borrowers on any Business Day during the period from the Closing Date to the Belgian Swingline Commitment Termination Date, not to exceed the Belgian Swingline Commitment in aggregate principal amount outstanding at any time (based on the Dollar Equivalent thereof), which Belgian Swingline Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, however, that the Belgian Swingline Lender shall not honor any request for a Belgian Swingline Loan on or after the Belgian Swingline Commitment Termination Date, if the Dollar Equivalent of the amount of the proposed Belgian Swingline Loan exceeds Belgian Availability on the proposed funding date for such Belgian Swingline Loan or if the requirements of Section 2.11 are not satisfied. The Belgian Swingline Loans shall be Belgian Base Rate Loans and bear interest as set forth in Section 3.1. Each Belgian Swingline Loan shall constitute a Revolver Loan for all purposes except that payments thereon shall be made to the Belgian Swingline Lender for its own account. The Belgian Swingline Loans of each Belgian Borrower shall be repaid in accordance with the terms of this Agreement and shall be secured by all of the Belgian Facility Collateral of such Belgian Borrower. Each Belgian Swingline Loan shall be funded in Euros or, at the option of the Applicable Belgian Borrower, Dollars and repaid in the same currency as the underlying Belgian Swingline Loan was made.

(c) Canadian Swingline Loans to Canadian Borrowers. The Canadian Swingline Lender shall make Canadian Swingline Loans to any of the Canadian Borrowers on any Business Day during the period from the Closing Date to the Canadian Swingline Commitment Termination Date, not to exceed the Canadian Swingline Commitment in aggregate principal amount outstanding at any time (based on the Dollar Equivalent thereof), which Canadian Swingline Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, however, that the Canadian Swingline Lender shall not honor any request for a Canadian Swingline Loan on or after the Canadian Swingline Commitment Termination Date, if the Dollar Equivalent of the amount of the proposed Canadian Swingline Loan exceeds Canadian Availability on the proposed funding date for such Canadian Swingline Loan or if the requirements of Section 2.11 are not satisfied. The Canadian Swingline Loans shall be Canadian Prime Rate Loans if denominated in Canadian Dollars and Canadian Base Rate Loans if denominated in Dollars and bear interest as set forth in Section 3.1. Each Canadian Swingline Loan shall constitute a Revolver Loan for all purposes except that payments thereon shall be made to the Canadian Swingline Lender for its own account. The Canadian Swingline Loans of each Canadian Borrower shall be repaid in accordance with the terms of this Agreement and shall be secured by all of the Canadian Facility Collateral of such Canadian Borrower. Each Canadian Swingline Loan shall be funded in Canadian Dollars or, at the option of the Applicable Canadian Borrower, Dollars and repaid in the same currency as the underlying Canadian Swingline Loan was made.

(d) Dutch Swingline Loans to Dutch Borrowers. The Dutch Swingline Lender shall make Dutch Swingline Loans to any of the Dutch Borrowers on any Business Day during the period from the Closing Date to the Dutch Swingline Commitment Termination Date, not to exceed the Dutch Swingline Commitment in aggregate principal amount outstanding at any time (based on the Dollar Equivalent thereof), which Dutch Swingline Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, however, that the Dutch Swingline Lender shall not honor any request for a Dutch Swingline Loan on or after the Dutch Swingline Commitment Termination Date, if the Dollar Equivalent of the amount of the proposed Dutch Swingline Loan exceeds Dutch Availability on the proposed funding date for such Dutch Swingline Loan or if the requirements of Section 2.11 are not satisfied. The Dutch Swingline Loans shall be Dutch Base Rate Loans and bear interest as set forth in Section 3.1. Each Dutch Swingline Loan shall constitute a Revolver Loan for all purposes except that payments thereon shall be made to the Dutch Swingline Lender for its own account. The Dutch Swingline Loans of each Dutch Borrower shall be repaid in accordance with the terms of this Agreement and shall be secured by all of the Dutch Facility Collateral of such Dutch Borrower. Each Dutch Swingline Loan shall be funded in Euros or, at the option of the Applicable Dutch Borrower, Dollars and repaid in the same currency as the underlying Dutch Swingline Loan was made.

(e) New Zealand Swingline Loans to New Zealand Borrowers. The New Zealand Swingline Lender shall make New Zealand Swingline Loans to any of the New Zealand Borrowers on any Business Day during the period from the Closing Date to the New Zealand Swingline Commitment Termination Date, not to exceed the New Zealand Swingline Commitment in aggregate principal amount outstanding at any time (based on the Dollar Equivalent thereof), which New Zealand Swingline Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, however, that the New Zealand Swingline Lender shall not honor any request for a New Zealand Swingline Loan on or after the New Zealand Swingline Commitment Termination Date, if the Dollar Equivalent of the amount of the proposed New Zealand Swingline Loan exceeds New Zealand Availability on the proposed funding date for such New Zealand Swingline Loan or if the requirements of Section 2.11 are not satisfied. The New Zealand Swingline Loans shall be New Zealand Base Rate Loans and bear interest as set forth in Section 3.1. Each New Zealand Swingline Loan shall constitute a Revolver Loan for all purposes except that payments thereon shall be made to the New Zealand Swingline Lender for its own account. The New Zealand Swingline Loans of each New Zealand Borrower shall be repaid in accordance with the terms of this Agreement and shall be secured by all of the New Zealand Facility Collateral of such New Zealand Borrower. Each New Zealand Swingline Loan shall be funded in New Zealand Dollars or, at the option of the Applicable New Zealand Borrower, Dollars and repaid in the same currency as the underlying New Zealand Swingline Loan was made.

(f) Singapore Swingline Loans to Singapore Borrowers. The Singapore Swingline Lender shall make Singapore Swingline Loans to any of the Singapore Borrowers on any Business Day during the period from the Closing Date to the Singapore Swingline Commitment Termination Date, not to exceed the Singapore Swingline Commitment in aggregate principal amount outstanding at any time (based on the Dollar Equivalent thereof), which Singapore Swingline Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, however, that the Singapore Swingline Lender shall not honor any request for a Singapore Swingline Loan on or after the Singapore Swingline Commitment Termination Date, if the Dollar Equivalent of the amount of the proposed Singapore Swingline Loan exceeds Singapore Availability on the proposed funding date for such Singapore Swingline Loan or if the requirements of Section 2.11 are not satisfied. The Singapore Swingline Loans shall be Singapore Base Rate Loans and bear interest as set forth in Section 3.1. Each Singapore Swingline Loan shall constitute a Revolver Loan for all purposes except that payments thereon shall be made to the Singapore Swingline Lender for its own account. The Singapore Swingline Loans of each Singapore Borrower shall be repaid in accordance with the terms of this Agreement and shall be secured by all of the Singapore Facility Collateral of such Singapore Borrower. Each Singapore Swingline Loan shall be funded in Singapore Dollars or, at the option of the Applicable Singapore Borrower, Dollars and repaid in the same currency as the underlying Singapore Swingline Loan was made.

(g) UK Alternate Swingline Loans to UK Borrowers. The UK Swingline Lender shall make UK Alternate Swingline Loans to any of the UK Borrowers on any Business Day during the period from the Closing Date to the UK Swingline Commitment Termination Date, not to exceed the UK Alternate Swingline Commitment in aggregate principal amount outstanding at any time (based on the Dollar Equivalent thereof), which UK Alternate Swingline Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, however, that the UK Swingline Lender shall not honor any request for a UK Alternate Swingline Loan on or after the UK Swingline Commitment Termination Date, if the Dollar Equivalent of the amount of the proposed UK Alternate Swingline Loan exceeds UK

Availability on the proposed funding date for such UK Alternate Swingline Loan or if the requirements of Section 2.11 are not satisfied. The UK Alternate Swingline Loans shall be UK Base Rate Loans and bear interest as set forth in Section 3.1. Each UK Alternate Swingline Loan shall constitute a Revolver Loan for all purposes except that payments thereon shall be made to the UK Alternate Swingline Lender for its own account. The UK Alternate Swingline Loans of each UK Borrower shall be repaid in accordance with the terms of this Agreement and shall be secured by all of the UK Facility Collateral of such UK Borrower. Each UK Alternate Swingline Loan shall be funded in Australian Dollars, New Zealand Dollars, Singapore Dollars and such other currencies as the UK Swingline Lender may agree and repaid in the same currency as the underlying UK Alternate Swingline Loan was made.

(h) UK Swingline Loans to UK Borrowers. The UK Swingline Lender shall make UK Swingline Loans to any of the UK Borrowers on any Business Day during the period from the Closing Date to the UK Swingline Commitment Termination Date, not to exceed the UK Swingline Commitment in aggregate principal amount outstanding at any time (based on the Dollar Equivalent thereof), which UK Swingline Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, however, that the UK Swingline Lender shall not honor any request for a UK Swingline Loan on or after the UK Swingline Commitment Termination Date, if the Dollar Equivalent of the amount of the proposed UK Swingline Loan exceeds UK Availability on the proposed funding date for such UK Swingline Loan or if the requirements of Section 2.11 are not satisfied. The UK Swingline Loans shall be UK Base Rate Loans and bear interest as set forth in Section 3.1. Each UK Swingline Loan shall constitute a Revolver Loan for all purposes except that payments thereon shall be made to the UK Swingline Lender for its own account. The UK Swingline Loans of each UK Borrower shall be repaid in accordance with the terms of this Agreement and shall be secured by all of the UK Facility Collateral of such UK Borrower. Each UK Swingline Loan shall be funded in Sterling or, at the option of the Applicable UK Borrower, Euros or Dollars and repaid in the same currency as the underlying UK Swingline Loan was made.

(i) U.S. Swingline Loans to U.S. Borrowers. The U.S. Swingline Lender shall make U.S. Swingline Loans to any of the U.S. Borrowers on any Business Day during the period from the Closing Date to the U.S. Swingline Commitment Termination Date, not to exceed the U.S. Swingline Commitment in aggregate principal amount outstanding at any time, which U.S. Swingline Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, however, that the U.S. Swingline Lender shall not honor any request for a U.S. Swingline Loan on or after the U.S. Swingline Commitment Termination Date or if the amount of the proposed U.S. Swingline Loan exceeds U.S. Availability on the proposed funding date for such U.S. Swingline Loan. The U.S. Swingline Loans shall be U.S. Base Rate Loans and bear interest as set forth in Section 3.1. Each U.S. Swingline Loan shall constitute a Revolver Loan for all purposes except that payments thereon shall be made to the U.S. Swingline Lender for its own account. The U.S. Swingline Loans shall be repaid in accordance with the terms of this Agreement and shall be secured by all of the U.S. Facility Collateral. The U.S. Borrowers shall be jointly and severally liable to pay all of the U.S. Swingline Loans. Each U.S. Swingline Loan shall be funded and repaid in Dollars.

(j) Swinglines Generally. The Swingline Loans made by each Swingline Lender and interest accruing thereon shall be evidenced by the records of the Agent and such Swingline Lender and need not be evidenced by any promissory note.

2.2 Australian Letters of Credit.

2.2.1 Issuance of Australian Letters of Credit. Each Australian Fronting Bank agrees to issue Australian Letters of Credit for the account of any Australian Borrower from time to time until the Facility Termination Date (or until the Australian Revolver Commitment Termination Date, if earlier), in Australian Dollars or, at the option of the Applicable Australian Borrower, Dollars, Euros or Sterling, on the terms set forth herein, including the following:

(a) Each Australian Borrower acknowledges that each Australian Fronting Bank’s willingness to issue any Australian Letter of Credit is conditioned upon such Australian Fronting Bank’s receipt of an Australian LC Application with respect to the requested Australian Letter of Credit, as well as such other instruments and agreements as such Australian Fronting Bank may customarily require for issuance of a letter of credit of similar type and amount. No Australian Fronting Bank shall have any obligation to issue any Australian Letter of Credit unless (i) such Australian Fronting Bank, Bank of America (Hong Kong) and Bank of America (Australia) receive an Australian LC Request and Australian LC Application at least three Business Days prior to the requested date of issuance; (ii) each Australian LC Condition is satisfied; and (iii) if a Defaulting Lender that is an Australian Lender exists, such Lender or Australian Borrowers have entered into arrangements reasonably satisfactory to Agent and such Australian Fronting Bank to eliminate any funding risk associated with such Defaulting Lender. If an Australian Fronting Bank receives written notice from an Australian Lender at least three Business Days before issuance of an Australian Letter of Credit that any Australian LC Condition has not been satisfied, such Australian Fronting Bank shall have no obligation to issue the requested Australian Letter of Credit (or any other) until such notice is withdrawn in writing by the Required Borrower Group Lenders or until the Required Borrower Group Lenders have waived such condition in accordance with this Agreement. Prior to receipt of any such notice, an Australian Fronting Bank shall not be deemed to have knowledge of any failure of Australian LC Conditions.

(b) The renewal or extension of any Australian Letter of Credit shall be treated as the issuance of a new Australian Letter of Credit, except that delivery of a new Australian LC Application shall be required at the discretion of the applicable Australian Fronting Bank. No Australian Fronting Bank shall renew or extend any Australian Letter of Credit if it receives written notice from the Agent or the Required Borrower Group Lenders of the existence of a Default or Event of Default.

(c) Australian Borrowers assume all risks of the acts, omissions or misuses of any Australian Letter of Credit by the beneficiary. In connection with issuance of any Australian Letter of Credit, none of Agent, any Australian Fronting Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any

Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in an Australian Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and an Australian Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Australian Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of any Australian Fronting Bank, Agent or any Australian Lender, including any act or omission of a Governmental Authority. The rights and remedies of each Australian Fronting Bank under the Loan Documents shall be cumulative. Each Australian Fronting Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Borrowers are discharged with proceeds of any Australian Letter of Credit issued by such Australian Fronting Bank.

(d) In connection with its administration of and enforcement of rights or remedies under any Australian Letters of Credit or Australian LC Documents, each Australian Fronting Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by such Australian Fronting Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. Each Australian Fronting Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. Each Australian Fronting Bank may employ agents and attorneys-in-fact in connection with any matter relating to Australian Letters of Credit or Australian LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

2.2.2 Australian LC Reimbursement; Australian LC Participations.

(a) If an Australian Fronting Bank honors any request for payment under an Australian Letter of Credit, the Applicable Australian Borrower shall pay to such Australian Fronting Bank, on the same day (“Australian Reimbursement Date”), the amount paid by such Australian Fronting Bank under such Letter of Credit, together with interest at the interest rate for Australian Base Rate Loans from the Australian Reimbursement Date until payment by the Applicable Australian Borrower. The obligation of the Applicable Australian Borrower to reimburse each Australian Fronting Bank for any payment made under an Australian Letter of Credit issued by such Australian Fronting Bank shall be absolute, unconditional, irrevocable, and shall be paid without regard to any lack of validity or enforceability of any Australian Letter of Credit or the existence of any claim, setoff, defense or other right that the Applicable Australian Borrower or Loan Parties may have at any time against the beneficiary. Whether or not the Applicable Australian Borrower submits a Notice of Borrowing, the Applicable Australian Borrower shall be deemed to have requested a Borrowing of Australian Base Rate Loans in an amount necessary to pay all amounts due to an Australian Fronting Bank in the currency in which the underlying Australian Letter of Credit was issued on any Australian Reimbursement Date and each Australian Lender agrees to fund its Pro Rata share of such Borrowing whether or not the Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

(b) Upon issuance of an Australian Letter of Credit, each Australian Lender shall be deemed to have irrevocably and unconditionally purchased from the Australian Fronting Bank that issued such Australian Letter of Credit, without recourse or warranty, an undivided Pro Rata interest and participation in all Australian LC Obligations relating to the Australian Letter of Credit. If the applicable Australian Fronting Bank makes any payment under an Australian Letter of Credit and the Applicable Australian Borrower does not reimburse such payment on the Australian Reimbursement Date, Agent shall promptly notify Australian Lenders and each Australian Lender shall promptly (within one Business Day) and unconditionally pay to Agent in the currency of the payment made under such Australian Letter of Credit, for the benefit of such Australian Fronting Bank, the Australian Lender’s Pro Rata share of such payment. Upon request by an Australian Lender, the applicable Australian Fronting Bank shall furnish copies of any Australian Letters of Credit and Australian LC Documents in its possession at such time.

(c) The obligation of each Australian Lender to make payments to Agent for the account of the applicable Australian Fronting Bank in connection with such Australian Fronting Bank’s payment under an Australian Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under an Australian Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Loan Party may have with respect to any Obligations. No Australian Fronting Bank assumes any responsibility for any failure or delay in performance or any breach by any Australian Borrower or other Person of any obligations under any Australian LC Documents. No Australian Fronting Bank makes any express or implied warranty, representation or guarantee to Australian Lenders with respect to the Australian Facility Collateral, the Australian LC Documents or any Australian Facility Loan Party. No Australian Fronting Bank shall be responsible to any Australian Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any Australian LC Documents; the validity, genuineness, enforceability, collectability, value or sufficiency of any Australian Facility Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Australian Facility Loan Party.

(d) No Australian Fronting Bank Indemnitee shall be liable to any Loan Party or other Person for any action taken or omitted to be taken in connection with any Australian LC Documents except as a result of such Australian Fronting Bank’s actual gross negligence, willful misconduct or bad faith, as determined by a final, nonappealable judgment of a court of competent jurisdiction. No Australian Fronting Bank shall have any liability to any Lender if such Australian Fronting Bank refrains from any action under any Australian Letter of Credit or Australian LC Documents until it receives written instructions from Required Borrower Group Lenders of Australian Borrowers.

2.2.3 Australian LC Cash Collateral. If any Australian LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that an Australian Overadvance exists, (c) after the Australian Revolver Commitment Termination Date, or (d) within five Business Days prior to the Facility Termination Date, then Australian Borrowers shall, within one Business Day of an Australian Fronting Bank’s or Agent’s request, Cash Collateralize the stated amount of all outstanding Australian Letters of Credit issued by such Australian Fronting Banks and pay to each Australian Fronting Bank the amount of all other Australian LC Obligations to such Australian Fronting Bank. Australian Borrowers shall, within one Business Day of demand by an Australian Fronting Bank’s or Agent from time to time, Cash Collateralize, with respect to the Australian Letters of Credit issued by such Australian Fronting Bank, the LC Obligations of any Defaulting Lender that is an Australian Lender. If Australian Borrowers fail to provide any Cash Collateral as required hereunder, Australian Lenders may (and shall upon direction of Agent) advance, as Australian Revolver Loans, the amount of the Cash Collateral required (whether or not the Australian Revolver Commitments have terminated, any Australian Overadvance exists or would result therefrom or the conditions in Section 6 are satisfied).

2.3 Belgian Letters of Credit.

2.3.1 Issuance of Belgian Letters of Credit. Each Belgian Fronting Bank agrees to issue Belgian Letters of Credit for the account of any Belgian Borrower from time to time until the Facility Termination Date (or until the Belgian Revolver Commitment Termination Date, if earlier), in Euros or, at the option of the Applicable Belgian Borrower, Dollars, on the terms set forth herein, including the following:

(a) Each Belgian Borrower acknowledges that each Belgian Fronting Bank’s willingness to issue any Belgian Letter of Credit is conditioned upon such Belgian Fronting Bank’s receipt of a Belgian LC Application with respect to the requested Belgian Letter of Credit, as well as such other instruments and agreements as such Belgian Fronting Bank may customarily require for issuance of a letter of credit of similar type and amount. No Belgian Fronting Bank shall have any obligation to issue any Belgian Letter of Credit unless (i) such Belgian Fronting Bank and Bank of America (London) receive a Belgian LC Request and Belgian LC Application at least three Business Days prior to the requested date of issuance; (ii) each Belgian LC Condition is satisfied; and (iii) if a Defaulting Lender that is a Belgian Lender exists, such Lender or Belgian Borrowers have entered into arrangements reasonably satisfactory to Agent and such Belgian Fronting Bank to eliminate any funding risk associated with such Defaulting Lender. If a Belgian Fronting Bank receives written notice from a Belgian Lender at least three Business Days before issuance of a Belgian Letter of Credit that any Belgian LC Condition has not been satisfied, such Belgian Fronting Bank shall have no obligation to issue the requested Belgian Letter of Credit (or any other) until such notice is withdrawn in writing by the Required Borrower Group Lenders or until the Required Borrower Group Lenders have waived such condition in accordance with this Agreement. Prior to receipt of any such notice, a Belgian Fronting Bank shall not be deemed to have knowledge of any failure of Belgian LC Conditions.

(b) The renewal or extension of any Belgian Letter of Credit shall be treated as the issuance of a new Belgian Letter of Credit, except that delivery of a new Belgian LC Application shall be required at the discretion of the applicable Belgian Fronting Bank. No Belgian Fronting Bank shall renew or extend any Belgian Letter of Credit if it receives written notice from the Agent or the Required Borrower Group Lenders of the existence of a Default or Event of Default.

(c) Belgian Borrowers assume all risks of the acts, omissions or misuses of any Belgian Letter of Credit by the beneficiary. In connection with issuance of any Belgian Letter of Credit, none of Agent, any Belgian Fronting Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Belgian Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a Belgian Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Belgian Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of any Belgian Fronting Bank, Agent or any Belgian Lender, including any act or omission of a Governmental Authority. The rights and remedies of each Belgian Fronting Bank under the Loan Documents shall be cumulative. Each Belgian Fronting Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Borrowers are discharged with proceeds of any Belgian Letter of Credit issued by such Belgian Fronting Bank.

(d) In connection with its administration of and enforcement of rights or remedies under any Belgian Letters of Credit or Belgian LC Documents, each Belgian Fronting Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by such Belgian Fronting Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. Each Belgian Fronting Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. Each Belgian Fronting Bank may employ agents and attorneys-in-fact in connection with any matter relating to Belgian Letters of Credit or Belgian LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

2.3.2 Belgian LC Reimbursement; Belgian LC Participations.

(a) If a Belgian Fronting Bank honors any request for payment under a Belgian Letter of Credit, the Applicable Belgian Borrower shall pay to such Belgian Fronting Bank, on the same day (“Belgian Reimbursement Date”), the amount paid by such Belgian Fronting Bank under such Letter of Credit, together with interest at the interest rate for Belgian Base Rate Loans from the Belgian Reimbursement Date until payment by the Applicable Belgian

Borrower. The obligation of the Applicable Belgian Borrower to reimburse each Belgian Fronting Bank for any payment made under a Belgian Letter of Credit issued by such Belgian Fronting Bank shall be absolute, unconditional, irrevocable, and shall be paid without regard to any lack of validity or enforceability of any Belgian Letter of Credit or the existence of any claim, setoff, defense or other right that the Applicable Belgian Borrower or Loan Parties may have at any time against the beneficiary. Whether or not the Applicable Belgian Borrower submits a Notice of Borrowing, the Applicable Belgian Borrower shall be deemed to have requested a Borrowing of Belgian Base Rate Loans in an amount necessary to pay all amounts due to a Belgian Fronting Bank in the currency in which the underlying Belgian Letter of Credit was issued on any Belgian Reimbursement Date and each Belgian Lender agrees to fund its Pro Rata share of such Borrowing whether or not the Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

(b) Upon issuance of a Belgian Letter of Credit, each Belgian Lender shall be deemed to have irrevocably and unconditionally purchased from the Belgian Fronting Bank that issued such Belgian Letter of Credit, without recourse or warranty, an undivided Pro Rata interest and participation in all Belgian LC Obligations relating to the Belgian Letter of Credit. If the applicable Belgian Fronting Bank makes any payment under a Belgian Letter of Credit and the Applicable Belgian Borrower does not reimburse such payment on the Belgian Reimbursement Date, Agent shall promptly notify Belgian Lenders and each Belgian Lender shall promptly (within one Business Day) and unconditionally pay to Agent in the currency of the payment made under such Belgian Letter of Credit, for the benefit of the Belgian Fronting Bank, the Belgian Lender’s Pro Rata share of such payment. Upon request by a Belgian Lender, the applicable Belgian Fronting Bank shall furnish copies of any Belgian Letters of Credit and Belgian LC Documents in its possession at such time.

(c) The obligation of each Belgian Lender to make payments to Agent for the account of the applicable Belgian Fronting Bank in connection with such Belgian Fronting Bank’s payment under a Belgian Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a Belgian Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Loan Party may have with respect to any Obligations. No Belgian Fronting Bank assumes any responsibility for any failure or delay in performance or any breach by any Belgian Borrower or other Person of any obligations under any Belgian LC Documents. No Belgian Fronting Bank makes any express or implied warranty, representation or guarantee to Belgian Lenders with respect to the Belgian Facility Collateral, the Belgian LC Documents or any Belgian Facility Loan Party. No Belgian Fronting Bank shall be responsible to any Belgian Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any Belgian LC Documents; the validity, genuineness, enforceability, collectability, value or sufficiency of any Belgian Facility Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Belgian Facility Loan Party.

(d) No Belgian Fronting Bank Indemnitee shall be liable to any Loan Party or other Person for any action taken or omitted to be taken in connection with any Belgian LC Documents except as a result of such Belgian Fronting Bank’s actual gross negligence, willful misconduct or bad faith, as determined by a final, nonappealable judgment of a court of competent jurisdiction. No Belgian Fronting Bank shall have any liability to any Lender if such Belgian Fronting Bank refrains from any action under any Belgian Letter of Credit or Belgian LC Documents until it receives written instructions from Required Borrower Group Lenders of Belgian Borrowers.

2.3.3 Belgian LC Cash Collateral. If any Belgian LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that a Belgian Overadvance exists, (c) after the Belgian Revolver Commitment Termination Date, or (d) within five Business Days prior to the Facility Termination Date, then Belgian Borrowers shall, within one Business Day of the Belgian Fronting Bank’s or Agent’s request, Cash Collateralize the stated amount of all outstanding Belgian Letters of Credit and pay to each Belgian Fronting Bank the amount of all other Belgian LC Obligations to such Belgian Fronting Bank. Belgian Borrowers shall, within one Business Day of demand by the Belgian Fronting Bank’s or Agent from time to time, Cash Collateralize the LC Obligations of any Defaulting Lender that is a Belgian Lender. If Belgian Borrowers fail to provide any Cash Collateral as required hereunder, Belgian Lenders may (and shall upon direction of Agent) advance, as Belgian Revolver Loans, the amount of the Cash Collateral required (whether or not the Belgian Revolver Commitments have terminated, any Belgian Overadvance exists or would result therefrom or the conditions in Section 6 are satisfied).

2.4 Canadian Letters of Credit.

2.4.1 Issuance of Canadian Letters of Credit. Each Canadian Fronting Bank agrees to issue Canadian Letters of Credit for the account of any Canadian Borrower from time to time until the Facility Termination Date (or until the Canadian Revolver Commitment Termination Date, if earlier), in Canadian Dollars or, at the option of the Applicable Canadian Borrower, Dollars, on the terms set forth herein, including the following:

(a) Each Canadian Borrower acknowledges that each Canadian Fronting Bank’s willingness to issue any Canadian Letter of Credit is conditioned upon such Canadian Fronting Bank’s receipt of a Canadian LC Application with respect to the requested Canadian Letter of Credit, as well as such other instruments and agreements as such Canadian Fronting Bank may customarily require for issuance of a letter of credit of similar type and amount. No Canadian Fronting Bank shall have any obligation to issue any Canadian Letter of Credit unless (i) such Canadian Fronting Bank and Agent receive a Canadian LC Request and Canadian LC Application at least three Business Days prior to the requested date of issuance; (ii) each Canadian LC Condition is satisfied; and (iii) if a Defaulting Lender that is a Canadian Lender exists, such Lender or Canadian Borrowers have entered into arrangements reasonably satisfactory to Agent and such Canadian Fronting Bank to eliminate any funding risk associated with such Defaulting Lender. If a Canadian Fronting Bank receives written notice from a Canadian Lender at least three Business Days before issuance of a Canadian Letter of Credit that any Canadian LC Condition has not been satisfied, such Canadian Fronting Bank shall have no obligation to issue the requested Canadian Letter of Credit (or any other) until such notice is withdrawn in writing by the Required Borrower Group Lenders or until the Required Borrower Group Lenders have waived such condition in accordance with this Agreement. Prior to receipt of any such notice, a Canadian Fronting Bank shall not be deemed to have knowledge of any failure of Canadian LC Conditions.

(b) The renewal or extension of any Canadian Letter of Credit shall be treated as the issuance of a new Canadian Letter of Credit, except that delivery of a new Canadian LC Application shall be required at the discretion of the applicable Canadian Fronting Bank. No Canadian Fronting Bank shall renew or extend any Canadian Letter of Credit if it receives written notice from the Agent or the Required Borrower Group Lenders of the existence of a Default or Event of Default.

(c) Canadian Borrowers assume all risks of the acts, omissions or misuses of any Canadian Letter of Credit by the beneficiary. In connection with issuance of any Canadian Letter of Credit, none of Agent, any Canadian Fronting Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Canadian Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a Canadian Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Canadian Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of any Canadian Fronting Bank, Agent or any Canadian Lender, including any act or omission of a Governmental Authority. The rights and remedies of each Canadian Fronting Bank under the Loan Documents shall be cumulative. Each Canadian Fronting Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Borrowers are discharged with proceeds of any Canadian Letter of Credit issued by such Canadian Fronting Bank.

(d) In connection with its administration of and enforcement of rights or remedies under any Canadian Letters of Credit or Canadian LC Documents, each Canadian Fronting Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by such Canadian Fronting Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. Each Canadian Fronting Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. Each Canadian Fronting Bank may employ agents and attorneys-in-fact in connection with any matter relating to Canadian Letters of Credit or Canadian LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

2.4.2 Canadian LC Reimbursement; Canadian LC Participations.

(a) If a Canadian Fronting Bank honors any request for payment under a Canadian Letter of Credit, the Applicable Canadian Borrower shall pay to such Canadian Fronting Bank, on the same day (“Canadian Reimbursement Date”), the amount paid by such Canadian Fronting Bank under such Letter of Credit, together with interest at the interest rate for Canadian Prime Rate Loans (if the Canadian Letter of Credit was denominated in Canadian Dollars) and Canadian Base Rate Loans (if the Canadian Letter of Credit was denominated in Dollars), in each case, from the Canadian Reimbursement Date until payment by Canadian Borrower. The obligation of the Applicable Canadian Borrower to reimburse each Canadian Fronting Bank for any payment made under a Canadian Letter of Credit issued by such Canadian Fronting Bank shall be absolute, unconditional, irrevocable, and shall be paid without regard to any lack of validity or enforceability of any Canadian Letter of Credit or the existence of any claim, setoff, defense or other right that the Applicable Canadian Borrower or Loan Parties may have at any time against the beneficiary. Whether or not the Initial Canadian Borrower submits a Notice of Borrowing, the Applicable Canadian Borrower shall be deemed to have requested a Borrowing of Canadian Prime Rate Loans or Canadian Base Rate Loans, as applicable, in an amount necessary to pay all amounts due to a Canadian Fronting Bank in the currency in which the underlying Canadian Letter of Credit was issued on any Canadian Reimbursement Date and each Canadian Lender agrees to fund its Pro Rata share of such Borrowing whether or not the Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

(b) Upon issuance of a Canadian Letter of Credit, each Canadian Lender shall be deemed to have irrevocably and unconditionally purchased from the Canadian Fronting Bank that issued such Canadian Letter of Credit, without recourse or warranty, an undivided Pro Rata interest and participation in all Canadian LC Obligations relating to the Canadian Letter of Credit. If the applicable Canadian Fronting Bank makes any payment under a Canadian Letter of Credit and the Applicable Canadian Borrower does not reimburse such payment on the Canadian Reimbursement Date, Agent shall promptly notify Canadian Lenders and each Canadian Lender shall promptly (within one Business Day) and unconditionally pay to Agent in the currency of the payment made under such Canadian Letter of Credit, for the benefit of the Canadian Fronting Bank, the Canadian Lender’s Pro Rata share of such payment. Upon request by a Canadian Lender, the applicable Canadian Fronting Bank shall furnish copies of any Canadian Letters of Credit and Canadian LC Documents in its possession at such time.

(c) The obligation of each Canadian Lender to make payments to Agent for the account of the applicable Canadian Fronting Bank in connection with such Canadian Fronting Bank’s payment under a Canadian Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a Canadian Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Loan Party may have with respect to any Obligations. No Canadian Fronting Bank assumes any responsibility for any failure or delay in performance or any breach by any Canadian Borrower or other Person of any obligations under any Canadian LC Documents. No Canadian Fronting Bank makes any express or implied warranty, representation or guarantee to Canadian Lenders with respect to the Canadian Facility Collateral, Canadian LC Documents or any Canadian Facility Loan Party. No Canadian Fronting Bank shall be responsible to any Canadian Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any Canadian LC Documents; the validity, genuineness, enforceability, collectability, value or sufficiency of any Canadian Facility Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Canadian Facility Loan Party.

(d) No Canadian Fronting Bank Indemnitee shall be liable to any Loan Party or other Person for any action taken or omitted to be taken in connection with any Canadian LC Documents except as a result of such Canadian Fronting Bank’s actual gross negligence, willful misconduct or bad faith, as determined by a final, nonappealable judgment of a court of competent jurisdiction. No Canadian Fronting Bank shall have any liability to any Lender if such Canadian Fronting Bank refrains from any action under any Canadian Letter of Credit or Canadian LC Documents until it receives written instructions from Required Borrower Group Lenders of Canadian Borrowers.

2.4.3 Canadian LC Cash Collateral. If any Canadian LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that a Canadian Overadvance exists, (c) after the Canadian Revolver Commitment Termination Date, or (d) within five Business Days prior to the Facility Termination Date, then Canadian Borrowers shall, within one Business Day of the Canadian Fronting Bank’s or Agent’s request, Cash Collateralize the stated amount of all outstanding Canadian Letters of Credit and pay to each Canadian Fronting Bank the amount of all other Canadian LC Obligations to such Canadian Fronting Bank. Canadian Borrowers shall, within one Business Day of demand by the Canadian Fronting Bank’s or Agent from time to time, Cash Collateralize the LC Obligations of any Defaulting Lender that is a Canadian Lender. If Canadian Borrowers fail to provide any Cash Collateral as required hereunder, Canadian Lenders may (and shall upon direction of Agent) advance, as Canadian Revolver Loans, the amount of the Cash Collateral required (whether or not the Canadian Revolver Commitments have terminated, any Canadian Overadvance exists or would result therefrom or the conditions in Section 6 are satisfied).

2.5 Dutch Letters of Credit.

2.5.1 Issuance of Dutch Letters of Credit. Each Dutch Fronting Bank agrees to issue Dutch Letters of Credit for the account of any Dutch Borrower from time to time until the Facility Termination Date (or until the Dutch Revolver Commitment Termination Date, if earlier), in Euros or, at the option of the Applicable Dutch Borrower, Dollars, on the terms set forth herein, including the following:

(a) Each Dutch Borrower acknowledges that each Dutch Fronting Bank’s willingness to issue any Dutch Letter of Credit is conditioned upon such Dutch Fronting Bank’s receipt of a Dutch LC Application with respect to the requested Dutch Letter of Credit, as well as such other instruments and agreements as such Dutch Fronting Bank may customarily require for issuance of a letter of credit of similar type and amount. No Dutch Fronting Bank shall have any obligation to issue any Dutch Letter of Credit unless (i) such Dutch Fronting Bank and Bank of America (London) receive a Dutch LC Request and Dutch LC Application at least three Business Days prior to the requested date of issuance; (ii) each Dutch LC Condition is satisfied; and (iii) if a Defaulting Lender that is a Dutch Lender exists, such Lender or Dutch Borrowers have entered into arrangements reasonably satisfactory to Agent and such Dutch Fronting Bank to eliminate any funding risk associated with such Defaulting Lender. If a Dutch Fronting Bank receives written notice from a Dutch Lender at least three Business Days before issuance of a Dutch Letter of Credit that any Dutch LC Condition has not been satisfied, such Dutch Fronting Bank shall have no obligation to issue the requested Dutch Letter of Credit (or any other) until such notice is withdrawn in writing by the Required Borrower Group Lenders or until the Required Borrower Group Lenders have waived such condition in accordance with this Agreement. Prior to receipt of any such notice, a Dutch Fronting Bank shall not be deemed to have knowledge of any failure of Dutch LC Conditions.

(b) The renewal or extension of any Dutch Letter of Credit shall be treated as the issuance of a new Dutch Letter of Credit, except that delivery of a new Dutch LC Application shall be required at the discretion of the applicable Dutch Fronting Bank. No Dutch Fronting Bank shall renew or extend any Dutch Letter of Credit if it receives written notice from the Agent or the Required Borrower Group Lenders of the existence of a Default or Event of Default.

(c) Dutch Borrowers assume all risks of the acts, omissions or misuses of any Dutch Letter of Credit by the beneficiary. In connection with issuance of any Dutch Letter of Credit, none of Agent, any Dutch Fronting Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Dutch Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a Dutch Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Dutch Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of any Dutch Fronting Bank, Agent or any Dutch Lender, including any act or omission of a Governmental Authority. The rights and remedies of each Dutch Fronting Bank under the Loan Documents shall be cumulative. Each Dutch Fronting Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Borrowers are discharged with proceeds of any Dutch Letter of Credit.

(d) In connection with its administration of and enforcement of rights or remedies under any Dutch Letters of Credit or Dutch LC Documents, each Dutch Fronting Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by such Dutch Fronting Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. Each Dutch Fronting Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. Each Dutch Fronting Bank may employ agents and attorneys-in-fact in connection with any matter relating to Dutch Letters of Credit or Dutch LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

2.5.2 Dutch LC Reimbursement; Dutch LC Participations.

(a) If a Dutch Fronting Bank honors any request for payment under a Dutch Letter of Credit, the Applicable Dutch Borrower shall pay to such Dutch Fronting Bank, on the same day (“Dutch Reimbursement Date”), the amount paid by such Dutch Fronting Bank under such Letter of Credit, together with interest at the interest rate for Dutch Base Rate Loans from the Dutch Reimbursement Date until payment by the Applicable Dutch Borrower. The obligation of the Applicable Dutch Borrower to reimburse each Dutch Fronting Bank for any payment made under a Dutch Letter of Credit issued by such Dutch Fronting Bank shall be absolute, unconditional, irrevocable, and shall be paid without regard to any lack of validity or enforceability of any Dutch Letter of Credit or the existence of any claim, setoff, defense or other right that the Applicable Dutch Borrower or Loan Parties may have at any time against the beneficiary. Whether or not the Applicable Dutch Borrower submits a Notice of Borrowing, the Applicable Dutch Borrower shall be deemed to have requested a Borrowing of Dutch Base Rate Loans in an amount necessary to pay all amounts due a Dutch Fronting Bank in the currency in which the underlying Dutch Letter of Credit was issued on any Dutch Reimbursement Date and each Dutch Lender agrees to fund its Pro Rata share of such Borrowing whether or not the Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

(b) Upon issuance of a Dutch Letter of Credit, each Dutch Lender shall be deemed to have irrevocably and unconditionally purchased from the Dutch Fronting Bank that issued such Dutch Letter of Credit, without recourse or warranty, an undivided Pro Rata interest and participation in all Dutch LC Obligations relating to the Dutch Letter of Credit. If the applicable Dutch Fronting Bank makes any payment under a Dutch Letter of Credit and the Applicable Dutch Borrower does not reimburse such payment on the Dutch Reimbursement Date, Agent shall promptly notify Dutch Lenders and each Dutch Lender shall promptly (within one Business Day) and unconditionally pay to Agent in the currency of the payment made under such Dutch Letter of Credit, for the benefit of the Dutch Fronting Bank, the Dutch Lender’s Pro Rata share of such payment. Upon request by a Dutch Lender, the applicable Dutch Fronting Bank shall furnish copies of any Dutch Letters of Credit and Dutch LC Documents in its possession at such time.

(c) The obligation of each Dutch Lender to make payments to Agent for the account of the applicable Dutch Fronting Bank in connection with such Dutch Fronting Bank’s payment under a Dutch Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a Dutch Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Loan Party may have with respect to any Obligations. No Dutch Fronting Bank assumes any responsibility for any failure or delay in performance or any breach by any Dutch Borrower or other Person of any obligations under any Dutch LC Documents. No Dutch Fronting Bank makes any express or implied warranty, representation or guarantee to Dutch Lenders with respect to the Dutch Facility Collateral, the Dutch LC Documents or any Dutch Facility Loan Party. No Dutch Fronting Bank shall be responsible to any Dutch Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any Dutch LC Documents; the validity, genuineness, enforceability, collectability, value or sufficiency of any Dutch Facility Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Dutch Facility Loan Party.

(d) No Dutch Fronting Bank Indemnitee shall be liable to any Loan Party or other Person for any action taken or omitted to be taken in connection with any Dutch LC Documents except as a result of each Dutch Fronting Bank’s actual gross negligence, willful misconduct or bad faith, as determined by a final, nonappealable judgment of a court of competent jurisdiction. No Dutch Fronting Bank shall have any liability to any Lender if such Dutch Fronting Bank refrains from any action under any Dutch Letter of Credit or Dutch LC Documents until it receives written instructions from Required Borrower Group Lenders of Dutch Borrowers.

2.5.3 Dutch LC Cash Collateral. If any Dutch LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that a Dutch Overadvance exists, (c) after the Dutch Revolver Commitment Termination Date, or (d) within five Business Days prior to the Facility Termination Date, then Dutch Borrowers shall, within one Business Day of the Dutch Fronting Bank’s or Agent’s request, Cash Collateralize the stated amount of all outstanding Dutch Letters of Credit and pay to each Dutch Fronting Bank the amount of all other Dutch LC Obligations to such Dutch Fronting Bank. Dutch Borrowers shall, within one Business Day of demand by the Dutch Fronting Bank’s or Agent from time to time, Cash Collateralize the LC Obligations of any Defaulting Lender that is a Dutch Lender. If Dutch Borrowers fail to provide any Cash Collateral as required hereunder, Dutch Lenders may (and shall upon direction of Agent) advance, as Dutch Revolver Loans, the amount of the Cash Collateral required (whether or not the Dutch Revolver Commitments have terminated, any Dutch Overadvance exists or would result therefrom or the conditions in Section 6 are satisfied).

2.6 New Zealand Letters of Credit.

2.6.1 Issuance of New Zealand Letters of Credit. Each New Zealand Fronting Bank agrees to issue New Zealand Letters of Credit for the account of any New Zealand Borrower from time to time until the Facility Termination Date (or until the New Zealand Revolver Commitment Termination Date, if earlier), in New Zealand Dollars or, at the option of the Applicable New Zealand Borrower, Dollars or Euros, on the terms set forth herein, including the following:

(a) Each New Zealand Borrower acknowledges that each New Zealand Fronting Bank’s willingness to issue any New Zealand Letter of Credit is conditioned upon such New Zealand Fronting Bank’s receipt of a New Zealand LC Application with respect to the requested New Zealand Letter of Credit, as well as such other instruments and agreements as such New Zealand Fronting Bank may customarily require for issuance of a letter of credit of similar type and amount. No New Zealand Fronting Bank shall have any obligation to issue any New Zealand Letter of Credit unless (i) such New Zealand Fronting Bank, Bank of America (Hong Kong) and Bank of America (Australia) receive a New Zealand LC Request and New Zealand LC Application at least three Business Days prior to the requested date of issuance; (ii) each New Zealand LC Condition is satisfied; and (iii) if a Defaulting Lender that is a New Zealand Lender exists, such Lender or New Zealand Borrowers have entered into arrangements reasonably satisfactory to Agent and such New Zealand Fronting Bank to eliminate any funding risk associated with such Defaulting Lender. If a New Zealand Fronting Bank receives written notice from a New Zealand Lender at least three Business Days before issuance of a New Zealand Letter of Credit that any New Zealand LC Condition has not been satisfied, such New Zealand Fronting Bank shall have no obligation to issue the requested New Zealand Letter of Credit (or any other) until such notice is withdrawn in writing by the Required Borrower Group Lenders or until the Required Borrower Group Lenders have waived such condition in accordance with this Agreement. Prior to receipt of any such notice, a New Zealand Fronting Bank shall not be deemed to have knowledge of any failure of New Zealand LC Conditions.

(b) The renewal or extension of any New Zealand Letter of Credit shall be treated as the issuance of a new New Zealand Letter of Credit, except that delivery of a new New Zealand LC Application shall be required at the discretion of the applicable New Zealand Fronting Bank. No New Zealand Fronting Bank shall renew or extend any New Zealand Letter of Credit if it receives written notice from the Agent or the Required Borrower Group Lenders of the existence of a Default or Event of Default.

(c) New Zealand Borrowers assume all risks of the acts, omissions or misuses of any New Zealand Letter of Credit by the beneficiary. In connection with issuance of any New Zealand Letter of Credit, none of Agent, any New Zealand Fronting Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a New Zealand Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a New Zealand Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any New Zealand Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of any New

Zealand Fronting Bank, Agent or any New Zealand Lender, including any act or omission of a Governmental Authority. The rights and remedies of each New Zealand Fronting Bank under the Loan Documents shall be cumulative. Each New Zealand Fronting Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Borrowers are discharged with proceeds of any New Zealand Letter of Credit issued by such New Zealand Fronting Bank.

(d) In connection with its administration of and enforcement of rights or remedies under any New Zealand Letters of Credit or New Zealand LC Documents, each New Zealand Fronting Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by such New Zealand Fronting Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. Each New Zealand Fronting Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. Each New Zealand Fronting Bank may employ agents and attorneys-in-fact in connection with any matter relating to New Zealand Letters of Credit or New Zealand LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

2.6.2 New Zealand LC Reimbursement; New Zealand LC Participations.

(a) If a New Zealand Fronting Bank honors any request for payment under a New Zealand Letter of Credit, the Applicable New Zealand Borrower shall pay to such New Zealand Fronting Bank, on the same day (“New Zealand Reimbursement Date”), the amount paid by such New Zealand Fronting Bank under such Letter of Credit, together with interest at the interest rate for New Zealand Base Rate Loans from the New Zealand Reimbursement Date until payment by the Applicable New Zealand Borrower. The obligation of the Applicable New Zealand Borrower to reimburse each New Zealand Fronting Bank for any payment made under a New Zealand Letter of Credit issued by such New Zealand Fronting Bank shall be absolute, unconditional, irrevocable, and shall be paid without regard to any lack of validity or enforceability of any New Zealand Letter of Credit or the existence of any claim, setoff, defense or other right that the Applicable New Zealand Borrower or Loan Parties may have at any time against the beneficiary. Whether or not the Applicable New Zealand Borrower submits a Notice of Borrowing, the Applicable New Zealand Borrower shall be deemed to have requested a Borrowing of New Zealand Base Rate Loans in an amount necessary to pay all amounts due a New Zealand Fronting Bank in the currency in which the underlying New Zealand Letter of Credit was issued on any New Zealand Reimbursement Date and each New Zealand Lender agrees to fund its Pro Rata share of such Borrowing whether or not the Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

(b) Upon issuance of a New Zealand Letter of Credit, each New Zealand Lender shall be deemed to have irrevocably and unconditionally purchased from the New Zealand Fronting Bank that issued such New Zealand Letter of Credit, without recourse or warranty, an undivided Pro Rata interest and participation in all New Zealand LC Obligations relating to the New Zealand Letter of Credit. If the applicable New Zealand Fronting Bank makes any payment under a New Zealand Letter of Credit and the Applicable New Zealand Borrower does not reimburse such payment on the New Zealand Reimbursement Date, Agent shall promptly notify New Zealand Lenders and each New Zealand Lender shall promptly (within one Business Day) and unconditionally pay to Agent in the currency of the payment made under such New Zealand Letter of Credit, for the benefit of the New Zealand Fronting Bank, the New Zealand Lender’s Pro Rata share of such payment. Upon request by a New Zealand Lender, the applicable New Zealand Fronting Bank shall furnish copies of any New Zealand Letters of Credit and New Zealand LC Documents in its possession at such time.

(c) The obligation of each New Zealand Lender to make payments to Agent for the account of the applicable New Zealand Fronting Bank in connection with such New Zealand Fronting Bank’s payment under a New Zealand Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a New Zealand Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Loan Party may have with respect to any Obligations. No New Zealand Fronting Bank assumes any responsibility for any failure or delay in performance or any breach by any New Zealand Borrower or other Person of any obligations under any New Zealand LC Documents. No New Zealand Fronting Bank makes any express or implied warranty, representation or guarantee to New Zealand Lenders with respect to the New Zealand Facility Collateral, the New Zealand LC Documents or any New Zealand Facility Loan Party. No New Zealand Fronting Bank shall be responsible to any New Zealand Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any New Zealand LC Documents; the validity, genuineness, enforceability, collectability, value or sufficiency of any New Zealand Facility Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any New Zealand Facility Loan Party.

(d) No New Zealand Fronting Bank Indemnitee shall be liable to any Loan Party or other Person for any action taken or omitted to be taken in connection with any New Zealand LC Documents except as a result of such New Zealand Fronting Bank’s actual gross negligence, willful misconduct or bad faith, as determined by a final, nonappealable judgment of a court of competent jurisdiction. No New Zealand Fronting Bank shall have any liability to any Lender if such New Zealand Fronting Bank refrains from any action under any New Zealand Letter of Credit or New Zealand LC Documents until it receives written instructions from Required Borrower Group Lenders of New Zealand Borrowers.

2.6.3 New Zealand LC Cash Collateral. If any New Zealand LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that a New Zealand Overadvance exists, (c) after the New Zealand Revolver Commitment Termination Date, or (d) within five Business Days prior to the Facility Termination Date, then New Zealand Borrowers shall, within one Business Day of the New Zealand Fronting Bank’s or Agent’s request, Cash Collateralize the stated amount of all outstanding New Zealand Letters of Credit and pay to each New Zealand Fronting Bank the amount of all other New Zealand LC Obligations to such New Zealand Fronting Bank. New Zealand Borrowers shall, within one Business Day of demand by the New Zealand Fronting Bank’s or Agent from time to time, Cash Collateralize the LC Obligations of any Defaulting Lender that is a New Zealand Lender. If New Zealand Borrowers fail to provide any Cash Collateral as required hereunder, New Zealand Lenders may (and shall upon direction of Agent) advance, as New Zealand Revolver Loans, the amount of the Cash Collateral required (whether or not the New Zealand Revolver Commitments have terminated, any New Zealand Overadvance exists or would result therefrom or the conditions in Section 6 are satisfied).

2.7 Singapore Letters of Credit.

2.7.1 Issuance of Singapore Letters of Credit. Each Singapore Fronting Bank agrees to issue Singapore Letters of Credit for the account of any Singapore Borrower from time to time until the Facility Termination Date (or until the Singapore Revolver Commitment Termination Date, if earlier), in Singapore Dollars or, at the option of the Applicable Singapore Borrower, Dollars or Euros, on the terms set forth herein, including the following:

(a) Each Singapore Borrower acknowledges that each Singapore Fronting Bank’s willingness to issue any Singapore Letter of Credit is conditioned upon such Singapore Fronting Bank’s receipt of a Singapore LC Application with respect to the requested Singapore Letter of Credit, as well as such other instruments and agreements as such Singapore Fronting Bank may customarily require for issuance of a letter of credit of similar type and amount. No Singapore Fronting Bank shall have any obligation to issue any Singapore Letter of Credit unless (i) such Singapore Fronting Bank, Bank of America (Hong Kong) and Bank of America (Singapore) receive a Singapore LC Request and Singapore LC Application at least three Business Days prior to the requested date of issuance; (ii) each Singapore LC Condition is satisfied; and (iii) if a Defaulting Lender that is a Singapore Lender exists, such Lender or Singapore Borrowers have entered into arrangements reasonably satisfactory to Agent and such Singapore Fronting Bank to eliminate any funding risk associated with such Defaulting Lender. If a Singapore Fronting Bank receives written notice from a Singapore Lender at least three Business Days before issuance of a Singapore Letter of Credit that any Singapore LC Condition has not been satisfied, such Singapore Fronting Bank shall have no obligation to issue the requested Singapore Letter of Credit (or any other) until such notice is withdrawn in writing by the Required Borrower Group Lenders or until the Required Borrower Group Lenders have waived such condition in accordance with this Agreement. Prior to receipt of any such notice, a Singapore Fronting Bank shall not be deemed to have knowledge of any failure of Singapore LC Conditions.

(b) The renewal or extension of any Singapore Letter of Credit shall be treated as the issuance of a new Singapore Letter of Credit, except that delivery of a new Singapore LC Application shall be required at the discretion of the applicable Singapore Fronting Bank. No Singapore Fronting Bank shall renew or extend any Singapore Letter of Credit if it receives written notice from the Agent or the Required Borrower Group Lenders of the existence of a Default or Event of Default.

(c) Singapore Borrowers assume all risks of the acts, omissions or misuses of any Singapore Letter of Credit by the beneficiary. In connection with issuance of any Singapore Letter of Credit, none of Agent, any Singapore Fronting Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Singapore Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a Singapore Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Singapore Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of any Singapore Fronting Bank, Agent or any Singapore Lender, including any act or omission of a Governmental Authority. The rights and remedies of each Singapore Fronting Bank under the Loan Documents shall be cumulative. Each Singapore Fronting Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Borrowers are discharged with proceeds of any Singapore Letter of Credit issued by such Singapore Fronting Bank.

(d) In connection with its administration of and enforcement of rights or remedies under any Singapore Letters of Credit or Singapore LC Documents, each Singapore Fronting Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by such Singapore Fronting Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. Each Singapore Fronting Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. Each Singapore Fronting Bank may employ agents and attorneys-in-fact in connection with any matter relating to Singapore Letters of Credit or Singapore LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

2.7.2 Singapore LC Reimbursement; Singapore LC Participations.

(a) If a Singapore Fronting Bank honors any request for payment under a Singapore Letter of Credit, the Applicable Singapore Borrower shall pay to such Singapore Fronting Bank, on the same day (“Singapore Reimbursement Date”), the amount paid by such Singapore Fronting Bank under such Letter of Credit, together with interest at the interest rate for Singapore Base Rate Loans from the Singapore Reimbursement Date until payment by the Applicable Singapore Borrower. The obligation of the Applicable Singapore Borrower to reimburse each Singapore Fronting Bank for any payment made under a Singapore Letter of Credit issued by such Singapore Fronting Bank shall be absolute, unconditional, irrevocable, and shall be paid without regard to any lack of validity or enforceability of any Singapore Letter of Credit or the existence of any claim, setoff, defense or other right that the Applicable Singapore Borrower or Loan Parties may have at any time against the beneficiary. Whether or not the Applicable Singapore Borrower submits a Notice of Borrowing, the Applicable Singapore

Borrower shall be deemed to have requested a Borrowing of Singapore Base Rate Loans in an amount necessary to pay all amounts due to a Singapore Fronting Bank in the currency in which the underlying Singapore Letter of Credit was issued on any Singapore Reimbursement Date and each Singapore Lender agrees to fund its Pro Rata share of such Borrowing whether or not the Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

(b) Upon issuance of a Singapore Letter of Credit, each Singapore Lender shall be deemed to have irrevocably and unconditionally purchased from the Singapore Fronting Bank that issued such Singapore Letter of Credit, without recourse or warranty, an undivided Pro Rata interest and participation in all Singapore LC Obligations relating to the Singapore Letter of Credit. If the applicable Singapore Fronting Bank makes any payment under a Singapore Letter of Credit and the Applicable Singapore Borrower does not reimburse such payment on the Singapore Reimbursement Date, Agent shall promptly notify Singapore Lenders and each Singapore Lender shall promptly (within one Business Day) and unconditionally pay to Agent in the currency of the payment made under such Singapore Letter of Credit, for the benefit of the Singapore Fronting Bank, the Singapore Lender’s Pro Rata share of such payment. Upon request by a Singapore Lender, the applicable Singapore Fronting Bank shall furnish copies of any Singapore Letters of Credit and Singapore LC Documents in its possession at such time.

(c) The obligation of each Singapore Lender to make payments to Agent for the account of the applicable Singapore Fronting Bank in connection with such Singapore Fronting Bank’s payment under a Singapore Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a Singapore Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Loan Party may have with respect to any Obligations. No Singapore Fronting Bank assumes any responsibility for any failure or delay in performance or any breach by any Singapore Borrower or other Person of any obligations under any Singapore LC Documents. No Singapore Fronting Bank makes any express or implied warranty, representation or guarantee to Singapore Lenders with respect to the Singapore Facility Collateral, the Singapore LC Documents or any Singapore Facility Loan Party. No Singapore Fronting Bank shall be responsible to any Singapore Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any Singapore LC Documents; the validity, genuineness, enforceability, collectability, value or sufficiency of any Singapore Facility Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Singapore Facility Loan Party.

(d) No Singapore Fronting Bank Indemnitee shall be liable to any Loan Party or other Person for any action taken or omitted to be taken in connection with any Singapore LC Documents except as a result of such Singapore Fronting Bank’s actual gross negligence, willful misconduct or bad faith, as determined by a final, nonappealable judgment of a court of competent jurisdiction. No Singapore Fronting Bank shall have any liability to any Lender if such Singapore Fronting Bank refrains from any action under any Singapore Letter of Credit or Singapore LC Documents until it receives written instructions from Required Borrower Group Lenders of Singapore Borrowers.

2.7.3 Singapore LC Cash Collateral. If any Singapore LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that a Singapore Overadvance exists, (c) after the Singapore Revolver Commitment Termination Date, or (d) within five Business Days prior to the Facility Termination Date, then Singapore Borrowers shall, within one Business Day of the Singapore Fronting Bank’s or Agent’s request, Cash Collateralize the stated amount of all outstanding Singapore Letters of Credit and pay to each Singapore Fronting Bank the amount of all other Singapore LC Obligations to such Singapore Fronting Bank. Singapore Borrowers shall, within one Business Day of demand by the Singapore Fronting Bank’s or Agent from time to time, Cash Collateralize the LC Obligations of any Defaulting Lender that is a Singapore Lender. If Singapore Borrowers fail to provide any Cash Collateral as required hereunder, Singapore Lenders may (and shall upon direction of Agent) advance, as Singapore Revolver Loans, the amount of the Cash Collateral required (whether or not the Singapore Revolver Commitments have terminated, any Singapore Overadvance exists or would result therefrom or the conditions in Section 6 are satisfied).

2.8 UK Letters of Credit.

2.8.1 Issuance of UK Letters of Credit. Each UK Fronting Bank agrees to issue UK Letters of Credit for the account of any UK Borrower from time to time until the Facility Termination Date (or until the UK Revolver Commitment Termination Date, if earlier), in Sterling or, at the option of the Applicable UK Borrower, Dollars or Euros, on the terms set forth herein, including the following:

(a) Each UK Borrower acknowledges that each UK Fronting Bank’s willingness to issue any UK Letter of Credit is conditioned upon such UK Fronting Bank’s receipt of a UK LC Application with respect to the requested UK Letter of Credit, as well as such other instruments and agreements as such UK Fronting Bank may customarily require for issuance of a letter of credit of similar type and amount. No UK Fronting Bank shall have any obligation to issue any UK Letter of Credit unless (i) such UK Fronting Bank and Bank of America (London) receive an UK LC Request and UK LC Application at least three Business Days prior to the requested date of issuance; (ii) each UK LC Condition is satisfied; and (iii) if a Defaulting Lender that is an UK Lender exists, such Lender or UK Borrowers have entered into arrangements reasonably satisfactory to Agent and such UK Fronting Bank to eliminate any funding risk associated with such Defaulting Lender. If an UK Fronting Bank receives written notice from an UK Lender at least three Business Days before issuance of an UK Letter of Credit that any UK LC Condition has not been satisfied, such UK Fronting Bank shall have no obligation to issue the requested UK Letter of Credit (or any other) until such notice is withdrawn in writing by the Required Borrower Group Lenders or until the Required Borrower Group Lenders have waived such condition in accordance with this Agreement. Prior to receipt of any such notice, an UK Fronting Bank shall not be deemed to have knowledge of any failure of UK LC Conditions.

(b) The renewal or extension of any UK Letter of Credit shall be treated as the issuance of a new UK Letter of Credit, except that delivery of a new UK LC Application shall be required at the discretion of the applicable UK Fronting Bank. No UK Fronting Bank shall renew or extend any UK Letter of Credit if it receives written notice from the Agent or the Required Borrower Group Lenders of the existence of a Default or Event of Default.

(c) UK Borrowers assume all risks of the acts, omissions or misuses of any UK Letter of Credit by the beneficiary. In connection with issuance of any UK Letter of Credit, none of Agent, any UK Fronting Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a UK Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a UK Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any UK Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of any UK Fronting Bank, Agent or any UK Lender, including any act or omission of a Governmental Authority. The rights and remedies of each UK Fronting Bank under the Loan Documents shall be cumulative. Each UK Fronting Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Borrowers are discharged with proceeds of any UK Letter of Credit issued by such UK Fronting Bank.

(d) In connection with its administration of and enforcement of rights or remedies under any UK Letters of Credit or UK LC Documents, each UK Fronting Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by such UK Fronting Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. Each UK Fronting Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. Each UK Fronting Bank may employ agents and attorneys-in-fact in connection with any matter relating to UK Letters of Credit or UK LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

2.8.2 UK LC Reimbursement; UK LC Participations.

(a) If an UK Fronting Bank honors any request for payment under a UK Letter of Credit, the Applicable UK Borrower shall pay to such UK Fronting Bank, on the same day (“UK Reimbursement Date”), the amount paid by such UK Fronting Bank under such Letter of Credit, together with interest at the interest rate for UK Base Rate Loans from the UK Reimbursement Date until payment by the Applicable UK Borrower. The obligation of the Applicable UK Borrower to reimburse each UK Fronting Bank for any payment made under a

UK Letter of Credit issued by such UK Fronting Bank shall be absolute, unconditional, irrevocable, and shall be paid without regard to any lack of validity or enforceability of any UK Letter of Credit or the existence of any claim, setoff, defense or other right that the Applicable UK Borrower or Loan Parties may have at any time against the beneficiary. Whether or not the Applicable UK Borrower submits a Notice of Borrowing, the Applicable UK Borrower shall be deemed to have requested a Borrowing of UK Base Rate Loans in an amount necessary to pay all amounts due an UK Fronting Bank in the currency in which the underlying UK Letter of Credit was issued on any UK Reimbursement Date and each UK Lender agrees to fund its Pro Rata share of such Borrowing whether or not the Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

(b) Upon issuance of a UK Letter of Credit, each UK Lender shall be deemed to have irrevocably and unconditionally purchased from the UK Fronting Bank that issued such UK Letter of Credit, without recourse or warranty, an undivided Pro Rata interest and participation in all UK LC Obligations relating to the UK Letter of Credit. If the applicable UK Fronting Bank makes any payment under a UK Letter of Credit and the Applicable UK Borrower does not reimburse such payment on the UK Reimbursement Date, Agent shall promptly notify UK Lenders and each UK Lender shall promptly (within one Business Day) and unconditionally pay to Agent in the currency of the payment made under such UK Letter of Credit, for the benefit of the UK Fronting Bank, the UK Lender’s Pro Rata share of such payment. Upon request by an UK Lender, the applicable UK Fronting Bank shall furnish copies of any UK Letters of Credit and UK LC Documents in its possession at such time.

(c) The obligation of each UK Lender to make payments to Agent for the account of the applicable UK Fronting Bank in connection with such UK Fronting Bank’s payment under a UK Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a UK Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Loan Party may have with respect to any Obligations. No UK Fronting Bank assumes any responsibility for any failure or delay in performance or any breach by any UK Borrower or other Person of any obligations under any UK LC Documents. No UK Fronting Bank makes any express or implied warranty, representation or guarantee to UK Lenders with respect to the UK Facility Collateral, the UK LC Documents or any UK Facility Loan Party. No UK Fronting Bank shall be responsible to any UK Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any UK LC Documents; the validity, genuineness, enforceability, collectability, value or sufficiency of any UK Facility Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any UK Facility Loan Party.

(d) No UK Fronting Bank Indemnitee shall be liable to any Loan Party or other Person for any action taken or omitted to be taken in connection with any UK LC Documents except as a result of such UK Fronting Bank’s actual gross negligence, willful misconduct or bad faith, as determined by a final, nonappealable judgment of a court of competent jurisdiction. No UK Fronting Bank shall have any liability to any Lender if such UK Fronting Bank refrains from any action under any UK Letter of Credit or UK LC Documents until it receives written instructions from Required Borrower Group Lenders of UK Borrowers.

2.8.3 UK LC Cash Collateral. If any UK LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that a UK Overadvance exists, (c) after the UK Revolver Commitment Termination Date, or (d) within five Business Days prior to the Facility Termination Date, then UK Borrowers shall, within one Business Day of the UK Fronting Bank’s or Agent’s request, Cash Collateralize the stated amount of all outstanding UK Letters of Credit and pay to each UK Fronting Bank the amount of all other UK LC Obligations to such UK Fronting Bank. UK Borrowers shall, within one Business Day of demand by the UK Fronting Bank’s or Agent from time to time, Cash Collateralize the LC Obligations of any Defaulting Lender that is a UK Lender. If UK Borrowers fail to provide any Cash Collateral as required hereunder, UK Lenders may (and shall upon direction of Agent) advance, as UK Revolver Loans, the amount of the Cash Collateral required (whether or not the UK Revolver Commitments have terminated, any UK Overadvance exists or would result therefrom or the conditions in Section 6 are satisfied).

2.9 U.S. Letters of Credit.

2.9.1 Issuance of U.S. Letters of Credit. Each U.S. Fronting Bank agrees to issue U.S. Letters of Credit for the account of any U.S. Borrower or its Restricted Subsidiaries (provided that each U.S. Borrower agrees that it is jointly and severally liable with respect to, and guarantees payment under Section 5.10.1 with respect to, any U.S. Letter of Credit issued for the account of a Restricted Subsidiary that is not a U.S. Borrower) from time to time until the Facility Termination Date (or until the U.S. Revolver Commitment Termination Date, if earlier), on the terms set forth herein, including the following:

(a) Each U.S. Borrower acknowledges that each U.S. Fronting Bank’s willingness to issue any U.S. Letter of Credit is conditioned upon such U.S. Fronting Bank’s receipt of a U.S. LC Application with respect to the requested U.S. Letter of Credit, as well as such other instruments and agreements as such U.S. Fronting Bank may customarily require for issuance of a letter of credit of similar type and amount. No U.S. Fronting Bank shall have any obligation to issue any U.S. Letter of Credit unless (i) such U.S. Fronting Bank and Agent receive a U.S. LC Request and U.S. LC Application at least three Business Days prior to the requested date of issuance; (ii) each U.S. LC Condition is satisfied; and (iii) if a Defaulting Lender that is a U.S. Lender exists, U.S. Borrowers have entered into arrangements reasonably satisfactory to Agent and such U.S. Fronting Bank to eliminate any funding risk associated with such Defaulting Lender. If a U.S. Fronting Bank receives written notice from a U.S. Lender at least three Business Days before issuance of a U.S. Letter of Credit that any U.S. LC Condition has not been satisfied, such U.S. Fronting Bank shall have no obligation to issue the requested U.S. Letter of Credit (or any other) until such notice is withdrawn in writing by the Required Borrower Group Lenders or until the Required Borrower Group Lenders have waived such condition in accordance with this Agreement. Prior to receipt of any such notice, a U.S. Fronting Bank shall not be deemed to have knowledge of any failure of U.S. LC Conditions. All Existing U.S. Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(b) The renewal or extension of any U.S. Letter of Credit shall be treated as the issuance of a new U.S. Letter of Credit, except that delivery of a new U.S. LC Application shall be required at the discretion of the applicable U.S. Fronting Bank. No U.S. Fronting Bank shall renew or extend any U.S. Letter of Credit if it receives written notice from the Agent or the Required Borrower Group Lenders of the existence of a Default or Event of Default.

(c) U.S. Borrowers assume all risks of the acts, omissions or misuses of any U.S. Letter of Credit by the beneficiary. In connection with issuance of any U.S. Letter of Credit, none of Agent, any U.S. Fronting Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a U.S. Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a U.S. Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any U.S. Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of any U.S. Fronting Bank, Agent or any U.S. Lender, including any act or omission of a Governmental Authority. The rights and remedies of each U.S. Fronting Bank under the Loan Documents shall be cumulative. Each U.S. Fronting Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Borrowers are discharged with proceeds of any U.S. Letter of Credit issued by such U.S. Fronting Bank.

(d) In connection with its administration of and enforcement of rights or remedies under any U.S. Letters of Credit or U.S. LC Documents, each U.S. Fronting Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by such U.S. Fronting Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. Each U.S. Fronting Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. Each U.S. Fronting Bank may employ agents and attorneys-in-fact in connection with any matter relating to U.S. Letters of Credit or U.S. LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

2.9.2 U.S. LC Reimbursement; U.S. LC Participations.

(a) If a U.S. Fronting Bank honors any request for payment under a U.S. Letter of Credit, U.S. Borrowers shall pay to such U.S. Fronting Bank, on the same day (“U.S. Reimbursement Date”), the amount paid by such U.S. Fronting Bank under such U.S. Letter of

Credit, together with interest at the interest rate for U.S. Base Rate Loans from the U.S. Reimbursement Date until payment by U.S. Borrowers. The obligation of U.S. Borrowers to reimburse each U.S. Fronting Bank for any payment made under a U.S. Letter of Credit issued by such U.S. Fronting Bank shall be absolute, unconditional, irrevocable, and joint and several among U.S. Borrowers, and shall be paid without regard to any lack of validity or enforceability of any U.S. Letter of Credit or the existence of any claim, setoff, defense or other right that U.S. Borrowers or Loan Parties may have at any time against the beneficiary. Whether or not the North American Loan Party Agent submits a Notice of Borrowing, U.S. Borrowers shall be deemed to have requested a Borrowing of U.S. Base Rate Loans in an amount necessary (based on the Dollar Equivalent thereof) to pay all amounts due to a U.S. Fronting Bank on any U.S. Reimbursement Date and each U.S. Lender agrees to fund its Pro Rata share of such Borrowing whether or not the Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

(b) Upon issuance of a U.S. Letter of Credit, each U.S. Lender shall be deemed to have irrevocably and unconditionally purchased from the U.S. Fronting Bank that issued such U.S. Letter of Credit, without recourse or warranty, an undivided Pro Rata interest and participation in all U.S. LC Obligations relating to the U.S. Letter of Credit. If the applicable U.S. Fronting Bank makes any payment under a U.S. Letter of Credit and U.S. Borrowers do not reimburse such payment on the U.S. Reimbursement Date, Agent shall promptly notify U.S. Lenders and each U.S. Lender shall promptly (within one Business Day) and unconditionally pay to Agent in Dollars, for the benefit of U.S. Fronting Bank, the U.S. Lender’s Pro Rata share of such payment (based on the Dollar Equivalent thereof). Upon request by a U.S. Lender, the applicable applicable U.S. Fronting Bank shall furnish copies of any U.S. Letters of Credit and U.S. LC Documents in its possession at such time.

(c) The obligation of each U.S. Lender to make payments to Agent for the account of the applicable U.S. Fronting Bank in connection with such U.S. Fronting Bank’s payment under a U.S. Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a U.S. Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Loan Party may have with respect to any Obligations. No U.S. Fronting Bank assumes any responsibility for any failure or delay in performance or any breach by any U.S. Borrower or other Person of any obligations under any U.S. LC Documents. No U.S. Fronting Bank makes any express or implied warranty, representation or guarantee to U.S. Lenders with respect to the U.S. Facility Collateral, U.S. LC Documents or any U.S. Facility Loan Party. No U.S. Fronting Bank shall be responsible to any U.S. Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any U.S. LC Documents; the validity, genuineness, enforceability, collectability, value or sufficiency of any U.S. Facility Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any U.S. Facility Loan Party.

(d) No U.S. Fronting Bank Indemnitee shall be liable to any Loan Party or other Person for any action taken or omitted to be taken in connection with any U.S. LC Documents except as a result of each U.S. Fronting Bank’s actual gross negligence, willful misconduct or bad faith, as determined by a final, nonappealable judgment of a court of competent jurisdiction. No U.S. Fronting Bank shall have any liability to any Lender if such U.S. Fronting Bank refrains from any action under any U.S. Letter of Credit or U.S. LC Documents until it receives written instructions from Required Borrower Group Lenders of the Borrower Group consisting of the U.S. Borrowers.

2.9.3 U.S. LC Cash Collateral. If any U.S. LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that a U.S. Overadvance exists, (c) after the U.S. Revolver Commitment Termination Date, or (d) within five Business Days prior to the Facility Termination Date, then U.S. Borrowers shall, within one Business Day of U.S. Fronting Bank’s or Agent’s request, Cash Collateralize the stated amount of all outstanding U.S. Letters of Credit (based on the Dollar Equivalent thereof) and pay to each U.S. Fronting Bank the amount of all other U.S. LC Obligations to such U.S. Fronting Bank. U.S. Borrowers shall, within one Business Day of demand by U.S. Fronting Bank’s or Agent from time to time, Cash Collateralize the U.S. LC Obligations of any Defaulting Lender that is a U.S. Lender. If U.S. Borrowers fail to provide any Cash Collateral as required hereunder, Lenders may (and shall upon direction of Agent) advance, as U.S. Revolver Loans, the amount of the Cash Collateral required (whether or not the U.S. Revolver Commitments have terminated, any U.S. Overadvance exists or would result therefrom or the conditions in Section 6 are satisfied).

2.10 Issuance of Letters of Credit by Non-Lender Fronting Banks. Foreign Borrowers (other than Canadian Borrowers) may request that Agent permit Non-Lender Fronting Banks to issue Letters of Credit hereunder for the account of such Foreign Borrowers; provided, that (a) the Dollar Equivalent of the aggregate amount of all such Letters of Credit may not exceed $45,000,000 at any time outstanding, (b) such Letters of Credit may only be issued to beneficiaries located outside of the United States and Canada, (c) prior to the issuance of any such Letter of Credit and a financial institution becoming a Non-Lender Fronting Bank hereunder, such financial institution shall enter into documentation and, to the extent such Letters of Credit to be issued by such Non-Lender Fronting Banks shall have the benefit of security, security arrangements satisfactory to Agent and the Required Lenders, and (d) each such Letter of Credit issued by a Non-Lender Fronting Bank shall be subject to the terms and conditions of this Agreement. Unless otherwise agreed pursuant to clause (c) above, Non-Lender Fronting Banks shall not be Secured Parties or have any rights to Collateral or distributions thereof (including under Section 5.5.1).

2.11 Applicable Foreign Borrower Sublimits. Notwithstanding anything to the contrary contained in this Section 2, in no event shall any Applicable Foreign Borrower be entitled to receive a Revolver Loan or the issuance of a Letter of Credit (and no Lender shall be required to make or support the same) if at the time of the proposed funding of such Revolver Loan or the issuance of such Letter of Credit (and after giving effect thereto and all pending requests for Revolver Loans and Letters of Credit by or on behalf of such Borrower), the sum of (a) the Dollar Equivalent of the outstanding amount of all Revolver Loans made to such Borrower on such date and (b) the LC Obligations of such Borrower on such date exceeds the lesser of such Borrower’s individual Borrowing Base (without giving effect to its allocable portion of any LC Reserve) or Applicable Foreign Borrower Commitment. If as a result of fluctuations in exchange rates or otherwise the Dollar Equivalent of the sum of all outstanding Revolver Loans made to an Applicable Foreign Borrower and the LC Obligations of such Borrower exceed such Borrower’s Applicable Foreign Borrower Commitment, the excess amount shall be payable by the Applicable Foreign Borrower within three Business Days following demand by Agent. In no event shall the aggregate Applicable Foreign Borrower Commitments for all members of a Foreign Borrower Group exceed the Foreign Revolver Commitments for such Foreign Borrower Group.

2.12 Obligations of the non-U.S. Loan Parties. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, except as otherwise expressly agreed by the Agent and the North American Loan Party Agent, no Excluded Loan Party shall be liable or in any manner responsible for, or be deemed to have guaranteed, directly or indirectly, whether as a primary obligor, guarantor, indemnitor, or otherwise, and none of their assets shall secure, directly or indirectly, any U.S. Facility Secured Obligations (including, without limitation, principal, interest, fees, penalties, premiums, expenses, charges, reimbursements, indemnities or any other U.S. Facility Secured Obligations) under this Agreement or any other Loan Document.

SECTION 3. INTEREST, FEES AND CHARGES

3.1 Interest.

3.1.1 Rates and Payment of Interest.

(a) The Obligations shall bear interest as follows:

(i) in the case of an Australian Bank Bill Rate Loan, at the Australian Bank Bill Rate in effect from time to time, plus the Applicable Margin for Australian Bank Bill Rate Loans;

(ii) in the case of a Base Rate Loan (other than a New Zealand Base Rate Loan and a Singapore Base Rate Loan), at the Base Rate in effect from time to time, plus the Applicable Margin for such Base Rate Loan;

(iii) in the case of a New Zealand Base Rate Loan, at the Base Rate in effect from time to time, plus the New Zealand Applicable Margin for New Zealand Base Rate Loans;

(iv) in the case of a Singapore Base Rate Loan, at the Base Rate in effect from time to time, plus the Singapore Applicable Margin for Singapore Base Rate Loans;

(v) in the case of a Canadian BA Rate Loan, at the Canadian BA Rate for the applicable Interest Period, plus the Applicable Margin for Canadian BA Rate Loans;

(vi) in the case of a Canadian Prime Rate Loan, at the Canadian Prime Rate in effect from time to time, plus the Applicable Margin for Canadian Prime Rate Loans;

(vii) in the case of a LIBOR Loan (other than a LIBOR Loan to New Zealand Borrowers and Singapore Borrowers), at LIBOR for the applicable Interest Period, plus the Applicable Margin for LIBOR Loans;

(viii) in the case of a LIBOR Loan to New Zealand Borrowers, at LIBOR for the applicable Interest Period, plus the New Zealand Applicable Margin for LIBOR Loans;

(ix) in the case of a LIBOR Loan to Singapore Borrowers, at LIBOR for the applicable Interest Period, plus the Singapore Applicable Margin for LIBOR Loans;

(x) in the case of a New Zealand Bank Bill Rate Loan, at the New Zealand Bank Bill Rate for the applicable Interest Period, plus the New Zealand Applicable Margin for New Zealand Bank Bill Rate Loans;

(xi) in the case of a SIBOR Loan, at SIBOR for the applicable Interest Period, plus the Singapore Applicable Margin for SIBOR Loans;

(xii) in the case of any other Australian Facility Obligation, Belgian Facility Obligation, Dutch Facility Obligation, UK Facility Obligation or U.S. Facility Obligation that is then due and payable (including, to the extent permitted by law, interest not paid when due), at the Base Rate in effect from time to time, plus the Applicable Margin for the related Base Rate Loans;

(xiii) in the case of any other Canadian Facility Obligation that is then due and payable (including, to the extent permitted by law, interest not paid when due), at the Canadian Prime Rate in effect from time to time, plus the Applicable Margin for Canadian Prime Rate Loans;

(xiv) in the case of any other New Zealand Facility Obligation that is then due and payable (including, to the extent permitted by law, interest not paid when due), at the Base Rate in effect from time to time, plus the New Zealand Applicable Margin for New Zealand Base Rate Loans; and

(xv) in the case of any other Singapore Facility Obligation that is then due and payable (including, to the extent permitted by law, interest not paid when due), at the Base Rate in effect from time to time, plus the Singapore Applicable Margin for Singapore Base Rate Loans.

Interest shall accrue from the date the Loan is advanced or the Obligation becomes payable, until paid by the Applicable Borrower(s). If a Loan is repaid on the same day made, one day’s interest shall accrue.

(b) Interest on the Revolver Loans shall be payable in the currency of the underlying Revolver Loan.

(c) If all or a portion of (i) the principal amount of any Loan or (ii) any interest payable thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest (including post-petition interest during the pendency of any Insolvency Proceeding) at a rate per annum that is (x) in the case of overdue principal, the Default Rate or (y) in the case of any overdue interest, to the extent permitted by applicable law, the Default Rate from and including the date of such non-payment to but excluding the date on which such amount is paid in full (after as well as before judgment). Payment or acceptance of the increased rates of interest provided for in this Section 3.1.1 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Agent, any Security Trustee or any Lender.

(d) Interest accrued on the Loans shall be due and payable in arrears, (i) for any Base Rate Loan or Canadian Prime Rate Loan, quarterly on the first day of each January, April, July and October; (ii) for any Interest Period Loan, on the last day of its Interest Period (and, if its Interest Period exceeds three months, at the end of each period of three months) and (iii) on any date of prepayment, with respect to the principal amount of Loans being prepaid. In addition, interest accrued on the (1) Australian Revolver Loans shall be due and payable in arrears on the Australian Revolver Commitment Termination Date, (2) Belgian Revolver Loans shall be due and payable in arrears on the Belgian Revolver Commitment Termination Date, (3) Canadian Revolver Loans shall be due and payable in arrears on the Canadian Revolver Commitment Termination Date, (4) Dutch Revolver Loans shall be due and payable in arrears on the Dutch Revolver Commitment Termination Date, (5) New Zealand Revolver Loans shall be due and payable in arrears on the New Zealand Revolver Commitment Termination Date, (6) Singapore Revolver Loans shall be due and payable in arrears on the Singapore Revolver Commitment Termination Date, (7) UK Revolver Loans shall be due and payable in arrears on the UK Revolver Commitment Termination Date, and (8) U.S. Revolver Loans shall be due and payable in arrears on the U.S. Revolver Commitment Termination Date. Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on demand. Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.

3.1.2 Application of LIBOR to Outstanding Loans.

(a) Borrowers may on any Business Day, subject to delivery of a Notice of Conversion/Continuation and the other terms hereof, elect to convert any portion of any Base Rate Loan funded in Dollars, Euros or Sterling (as applicable) to, or to continue any LIBOR Loan at the end of its Interest Period as, a LIBOR Loan. During any Event of Default, Agent may (and shall at the direction of Required Borrower Group Lenders of the applicable Borrower Group) declare that no Loan may be made, converted or continued as a LIBOR Loan.

(b) Whenever Borrowers within a Borrower Group desire to convert or continue Loans as LIBOR Loans, the relevant Loan Party Agent shall give Agent (and in the case of any such request by (i) Australian Borrowers or New Zealand Borrowers, Bank of

America (Australia) and Bank of America (Hong Kong), (ii) Belgian Borrowers, Dutch Borrowers or UK Borrowers, Bank of America (London), or (iii) Singapore Borrowers, Bank of America (Singapore) and Bank of America (Hong Kong)) a Notice of Conversion/Continuation, no later than 11:00 a.m. (Local Time) (or 1:00 p.m. (Local Time) in the case of a request on behalf of Canadian Borrowers or U.S. Borrowers) at least three Business Days prior to the requested conversion or continuation date. Promptly after receiving any such notice, Agent shall notify each Applicable Lender thereof. Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be 30 days if not specified). If, upon the expiration of any Interest Period in respect of any LIBOR Loans, the relevant Loan Party Agent shall have failed to deliver a Notice of Conversion/Continuation with respect thereto as required above, Borrowers shall be deemed to have elected to convert such Loans into Base Rate Loans.

3.1.3 Application of Australian Bank Bill Rate to Outstanding Loans.

(a) The Applicable Australian Borrower may on any Business Day, subject to delivery of a Notice of Conversion/Continuation and the other terms hereof, elect to convert any portion of the Australian Base Rate Loans funded in Australian Dollars, or to continue any Australian Bank Bill Rate Loan at the end of its Interest Period as an Australian Bank Bill Rate Loan; provided, however, that such Australian Bank Bill Rate Loans may only be so converted at the end of the Interest Period applicable thereto. During any Event of Default, Agent may (and shall at the direction of Required Borrower Group Lenders of the Borrower Group that consists of the Australian Borrowers) declare that no Loan may be made, converted or continued as an Australian Bank Bill Rate Loan.

(b) Whenever the Applicable Australian Borrower desires to convert or continue Loans as Australian Bank Bill Rate Loans, Asian Loan Party Agent shall give Agent, Bank of America (Australia) and Bank of America (Hong Kong) a Notice of Conversion/Continuation, no later than 11:00 a.m. (Local Time) at least three Business Days prior to the requested conversion or continuation date. Promptly after receiving any such notice, Agent shall notify each Australian Lender thereof. Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be 30 days if not specified). If, upon the expiration of any Interest Period in respect of any Australian Bank Bill Rate Loans, Asian Loan Party Agent shall have failed to deliver a Notice of Conversion/Continuation with respect thereto as required above, the Applicable Australian Borrower shall be deemed to have elected to convert such Loans into Base Rate Loans.

3.1.4 Application of Canadian BA Rate to Outstanding Loans.

(a) The Applicable Canadian Borrower may on any Business Day, subject to delivery of a Notice of Conversion/Continuation and the other terms hereof, elect to convert any portion of the Canadian Prime Rate Loans, or to continue any Canadian BA Rate Loan at the end of its Interest Period as a Canadian BA Rate Loan; provided, however, that such Canadian BA Rate Loans may only be so converted at the end of the Interest Period applicable thereto. During any Event of Default, Agent may (and shall at the direction of Required Borrower Group Lenders of the Borrower Group that consists of the Canadian Borrowers) declare that no Loan may be made, converted or continued as a Canadian BA Rate Loan.

(b) Whenever the Applicable Canadian Borrower desires to convert or continue Loans as Canadian BA Rate Loans, North American Loan Party Agent shall give Agent a Notice of Conversion/Continuation, no later than 1:00 p.m. at least three Business Days prior to the requested conversion or continuation date. Promptly after receiving any such notice, Agent shall notify each Canadian Lender thereof. Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be one month if not specified). If, upon the expiration of any Interest Period in respect of any Canadian BA Rate Loans, North American Loan Party Agent shall have failed to deliver a Notice of Conversion/Continuation with respect thereto as required above, the Initial Canadian Borrower shall be deemed to have elected to convert such Loans into Canadian Prime Rate Loans.

3.1.5 Application of New Zealand Bank Bill Rate to Outstanding Loans.

(a) The Applicable New Zealand Borrower may on any Business Day, subject to delivery of a Notice of Conversion/Continuation and the other terms hereof, elect to convert any portion of the New Zealand Base Rate Loans funded in New Zealand Dollars, or to continue any New Zealand Bank Bill Rate Loan at the end of its Interest Period as a New Zealand Bank Bill Rate Loan; provided, however, that such New Zealand Bank Bill Rate Loans may only be so converted at the end of the Interest Period applicable thereto. During any Event of Default, Agent may (and shall at the direction of Required Borrower Group Lenders of the Borrower Group that consists of the New Zealand Borrowers) declare that no Loan may be made, converted or continued as a New Zealand Bank Bill Rate Loan.

(b) Whenever the Applicable New Zealand Borrower desires to convert or continue Loans as New Zealand Bank Bill Rate Loans, Asian Loan Party Agent shall give Agent, Bank of America (Australia) and Bank of America (Hong Kong) a Notice of Conversion/Continuation, no later than 11:00 a.m. (Local Time) at least three Business Days prior to the requested conversion or continuation date. Promptly after receiving any such notice, Agent shall notify each New Zealand Lender thereof. Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be one month if not specified). If, upon the expiration of any Interest Period in respect of any New Zealand Bank Bill Rate Loans, Asian Loan Party Agent shall have failed to deliver a Notice of Conversion/Continuation with respect thereto as required above, the Applicable New Zealand Borrower shall be deemed to have elected to convert such Loans into Base Rate Loans.

3.1.6 Application of SIBOR to Outstanding Loans.

(a) The Applicable Singapore Borrower may on any Business Day, subject to delivery of a Notice of Conversion/Continuation and the other terms hereof, elect to convert any portion of any Singapore Base Rate Loan funded in Singapore Dollars to, or to continue any SIBOR Loan at the end of its Interest Period as, a SIBOR Loan; provided, that such SIBOR Loan may only be so converted at the end of the Interest Period applicable thereto. During any Event of Default, Agent may (and shall at the direction of Required Borrower Group Lenders of the applicable Borrower Group that consists of the Singapore Borrowers) declare that no Loan may be made, converted or continued as a SIBOR Loan.

(b) Whenever the Applicable Singapore Borrower desires to convert or continue Loans as SIBOR Loans, the Asian Loan Party Agent shall give Agent, Bank of America (Singapore) and Bank of America (Hong Kong) a Notice of Conversion/Continuation, no later than 11:00 a.m. (Local Time) at least three Business Days prior to the requested conversion or continuation date. Promptly after receiving any such notice, Agent shall notify each Singapore Lender thereof. Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be one month if not specified). If, upon the expiration of any Interest Period in respect of any SIBOR Loans, the Asian Loan Party Agent shall have failed to deliver a Notice of Conversion/Continuation with respect thereto as required above, the Applicable Singapore Borrower shall be deemed to have elected to convert such Loans into Singapore Base Rate Loans.

3.1.7 Interest Periods. In connection with the making, conversion or continuation of any Interest Period Loans, the relevant Loan Party Agent, on behalf of the applicable Borrower(s), shall select an interest period to apply (the “Interest Period”), which interest period shall be a one, two, three, six (or if available to all Applicable Lenders as determined by such Applicable Lenders in good faith based upon prevailing market conditions) nine or twelve month period (or, in the case of Australian Bank Bill Rate Loans only, seven or fourteen days); provided, however, that:

(a) the Interest Period shall commence on the date the Loan is made or continued as, or converted into, an Interest Period Loan, and shall expire on the numerically corresponding day in the calendar month at its end;

(b) if any Interest Period commences on a day for which there is no corresponding day in the calendar month at its end or if such corresponding day falls after the last Business Day of such month, then the Interest Period shall expire on the last Business Day of such month;

(c) if any Interest Period would expire on a day that is not a Business Day, the period shall expire on the next Business Day; and

(d) no Interest Period shall extend beyond the Facility Termination Date (or, in the case of any Loan owing by (i) any Australian Borrower, the Australian Revolver Commitment Termination Date, (ii) any Belgian Borrower, the Belgian Revolver Commitment Termination Date, (iii) any Canadian Borrower, the Canadian Revolver Commitment Termination Date, (iv) any Dutch Borrower, the Dutch Revolver Commitment Termination Date, (v) any New Zealand Borrower, the New Zealand Revolver Commitment Termination Date, (vi)

any Singapore Borrower, the Singapore Revolver Commitment Termination Date, (vii) any UK Borrower, the UK Revolver Commitment Termination Date or (viii) any U.S. Borrower, the U.S. Revolver Commitment Termination Date, in each case if earlier).

3.2 Fees.

3.2.1 Unused Line Fee.

(a) Australian Unused Line Fee. Australian Borrowers shall pay to Agent, for the Pro Rata benefit of Australian Lenders, a fee equal to 0.375% per annum times the average daily amount by which the Australian Revolver Commitments exceed the Australian Revolver Exposure during any month; provided, that such fee shall reduce to 0.25% per annum for any month during which the average daily amount of the Australian Revolver Exposure exceeded 50% of the Australian Revolver Commitments. Such fee shall be payable in arrears, on the first day of each month and on the Australian Revolver Commitment Termination Date.

(b) Belgian Unused Line Fee. Belgian Borrowers shall pay to Agent, for the Pro Rata benefit of Belgian Lenders, a fee equal to 0.375% per annum times the average daily amount by which the Belgian Revolver Commitments exceed the Belgian Revolver Exposure during any month; provided, that such fee shall reduce to 0.25% per annum for any month during which the average daily amount of the Belgian Revolver Exposure exceeded 50% of the Belgian Revolver Commitments. Such fee shall be payable in arrears, on the first day of each month and on the Belgian Revolver Commitment Termination Date.

(c) Canadian Unused Line Fee. Canadian Borrowers shall pay to Agent, for the Pro Rata benefit of Canadian Lenders, a fee equal to 0.375% per annum times the average daily amount by which the Canadian Revolver Commitments exceed the Canadian Revolver Exposure during any month; provided, that such fee shall reduce to 0.25% per annum for any month during which the average daily amount of the Canadian Revolver Exposure exceeded 50% of the Canadian Revolver Commitments. Such fee shall be payable in arrears, on the first day of each month and on the Canadian Revolver Commitment Termination Date.

(d) Dutch Unused Line Fee. Dutch Borrowers shall pay to Agent, for the Pro Rata benefit of Dutch Lenders, a fee equal to 0.375% per annum times the average daily amount by which the Dutch Revolver Commitments exceed the Dutch Revolver Exposure during any month; provided, that such fee shall reduce to 0.25% per annum for any month during which the average daily amount of the Dutch Revolver Exposure exceeded 50% of the Dutch Revolver Commitments. Such fee shall be payable in arrears, on the first day of each month and on the Dutch Revolver Commitment Termination Date.

(e) New Zealand Unused Line Fee. New Zealand Borrowers shall pay to Agent, for the Pro Rata benefit of New Zealand Lenders, an unused line fee at a rate per annum specified in the joinder documentation for the New Zealand Lenders. Such fee shall be payable in arrears, on the first day of each month and on the New Zealand Revolver Commitment Termination Date.
(f) Singapore Unused Line Fee. Singapore Borrowers shall pay to Agent, for the Pro Rata benefit of Singapore Lenders, an unused line fee at a rate per annum specified in the joinder documentation for the Singapore Lenders. Such fee shall be payable in arrears, on the first day of each month and on the Singapore Revolver Commitment Termination Date.

(g) UK Unused Line Fee. UK Borrowers shall pay to Agent, for the Pro Rata benefit of UK Lenders, a fee equal to 0.375% per annum times the average daily amount by which the UK Revolver Commitments exceed the UK Revolver Exposure during any month; provided, that such fee shall reduce to 0.25% per annum for any month during which the average daily amount of the UK Revolver Exposure exceeded 50% of the UK Revolver Commitments. Such fee shall be payable in arrears, on the first day of each month and on the UK Revolver Commitment Termination Date.

(h) U.S. Unused Line Fee. U.S. Borrowers shall pay to Agent, for the Pro Rata benefit of U.S. Lenders, a fee equal to 0.375% per annum times the average daily amount by which the U.S. Revolver Commitments exceed the U.S. Revolver Exposure during any month; provided, that such fee shall reduce to 0.25% per annum for any month during which the average daily amount of the U.S. Revolver Exposure exceeded 50% of the U.S. Revolver Commitments. Such fee shall be payable in arrears, on the first day of each month and on the U.S. Revolver Commitment Termination Date.

3.2.2 Australian Letters of Credit Fees. Each Applicable Australian Borrower shall pay (a) to Agent, for the Pro Rata benefit of Australian Lenders, a fee equal to the per annum rate of the Applicable Margin in effect for Australian Bank Bill Rate Loans times the average daily stated amount of such Applicable Australian Borrower’s Australian Letters of Credit, which fee shall be payable monthly in arrears, on the first day of each month; (b) to Australian Fronting Bank, for its own account, a fronting fee equal to 0.125% per annum on the stated amount of each Australian Letter of Credit issued by it, which fee shall be payable upon the issuance of such Australian Letter of Credit and at the time of each renewal or extension of each Australian Letter of Credit; and (c) to Australian Fronting Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Australian Letters of Credit issued by it, which charges shall be paid as and when incurred.

3.2.3 Belgian Letters of Credit Fees. Each Applicable Belgian Borrower shall pay (a) to Agent, for the Pro Rata benefit of Belgian Lenders, a fee equal to the per annum rate of the Applicable Margin in effect for LIBOR Loans times the average daily stated amount of such Applicable Belgian Borrower’s Belgian Letters of Credit, which fee shall be payable monthly in arrears, on the first day of each month; (b) to Belgian Fronting Bank, for its own account, a fronting fee equal to 0.125% per annum on the stated amount of each Belgian Letter of Credit issued by it, which fee shall be payable upon the issuance of such Belgian Letter of Credit and at the time of each renewal or extension of each Belgian Letter of Credit; and (c) to Belgian Fronting Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Belgian Letters of Credit issued by it, which charges shall be paid as and when incurred.

3.2.4 Canadian Letters of Credit Fees. Each Applicable Canadian Borrower shall pay (a) to Agent, for the Pro Rata benefit of Canadian Lenders, a fee equal to the per annum rate of the Applicable Margin in effect for Canadian BA Rate Loans times the average daily stated amount of such Applicable Canadian Borrower’s Canadian Letters of Credit, which fee shall be payable monthly in arrears, on the first day of each month; (b) to Canadian Fronting Bank, for its own account, a fronting fee equal to 0.125% per annum on the stated amount of each Canadian Letter of Credit issued by it, which fee shall be payable upon the issuance of such Canadian Letter of Credit and at the time of each renewal or extension of each Canadian Letter of Credit; and (c) to Canadian Fronting Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Canadian Letters of Credit issued by it, which charges shall be paid as and when incurred.

3.2.5 Dutch Letters of Credit Fees. Each Applicable Dutch Borrower shall pay (a) to Agent, for the Pro Rata benefit of Dutch Lenders, a fee equal to the per annum rate of the Applicable Margin in effect for LIBOR Loans times the average daily stated amount of such Applicable Dutch Borrower’s Dutch Letters of Credit, which fee shall be payable monthly in arrears, on the first day of each month; (b) to Dutch Fronting Bank, for its own account, a fronting fee equal to 0.125% per annum on the stated amount of each Dutch Letter of Credit issued by it, which fee shall be payable upon the issuance of such Dutch Letter of Credit and at the time of each renewal or extension of each Dutch Letter of Credit; and (c) to Dutch Fronting Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Dutch Letters of Credit issued by it, which charges shall be paid as and when incurred.

3.2.6 New Zealand Letters of Credit Fees. Each Applicable New Zealand Borrower shall pay (a) to Agent, for the Pro Rata benefit of New Zealand Lenders, a fee equal to the per annum rate of the New Zealand Applicable Margin in effect for New Zealand Bank Bill Rate Loans times the average daily stated amount of such Applicable New Zealand Borrower’s New Zealand Letters of Credit, which fee shall be payable monthly in arrears, on the first day of each month; (b) to New Zealand Fronting Bank, for its own account, a fronting fee in an amount agreed to in the joinder documentation for the New Zealand Fronting Bank on the stated amount of each New Zealand Letter of Credit issued by it, which fee shall be payable upon the issuance of such New Zealand Letter of Credit and at the time of each renewal or extension of each New Zealand Letter of Credit; and (c) to New Zealand Fronting Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of New Zealand Letters of Credit issued by it, which charges shall be paid as and when incurred.

3.2.7 Singapore Letters of Credit Fees. Each Applicable Singapore Borrower shall pay (a) to Agent, for the Pro Rata benefit of Singapore Lenders, a fee equal to the per annum rate of the Singapore Applicable Margin in effect for SIBOR Loans times the average daily stated amount of such Applicable Singapore Borrower’s Singapore Letters of Credit, which fee shall be payable monthly in arrears, on the first day of each month; (b) to Singapore Fronting Bank, for its own account, a fronting fee in an amount agreed to in the joinder documentation for the Singapore Fronting Bank on the stated amount of each Singapore Letter of Credit issued by it, which fee shall be payable upon the issuance of such Singapore Letter of Credit and at the time of each renewal or extension of each Singapore Letter of Credit; and (c) to Singapore Fronting Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Singapore Letters of Credit issued by it, which charges shall be paid as and when incurred.

3.2.8 UK Letters of Credit Fees. Each Applicable UK Borrower shall pay (a) to Agent, for the Pro Rata benefit of UK Lenders, a fee equal to the per annum rate of the Applicable Margin in effect for LIBOR Loans times the average daily stated amount of such Applicable UK Borrower’s UK Letters of Credit, which fee shall be payable monthly in arrears, on the first day of each month; (b) to UK Fronting Bank, for its own account, a fronting fee equal to 0.125% per annum on the stated amount of each UK Letter of Credit issued by it, which fee shall be payable upon the issuance of such UK Letter of Credit and at the time of each renewal or extension of each UK Letter of Credit; and (c) to UK Fronting Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of UK Letters of Credit issued by it, which charges shall be paid as and when incurred.

3.2.9 U.S. Letters of Credit Fees. U.S. Borrowers shall pay (a) to Agent, for the Pro Rata benefit of U.S. Lenders, a fee equal to the per annum rate of the Applicable Margin in effect for LIBOR Loans times the average daily stated amount of U.S. Letters of Credit (based on the Dollar Equivalent thereof), which fee shall be payable monthly in arrears, on the first day of each month; (b) to U.S. Fronting Bank, for its own account, a fronting fee equal to 0.125% per annum on the stated amount of each U.S. Letter of Credit issued by it, which fee shall be payable upon the issuance of such U.S. Letter of Credit and at the time of each renewal or extension of each U.S. Letter of Credit; and (c) to U.S. Fronting Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of U.S. Letters of Credit issued by it, which charges shall be paid as and when incurred.

3.2.10 Other Fees. MRC and the Initial Canadian Borrower shall pay such other fees as described in the Fee Letter.

3.3 Computation of Interest, Fees, Yield Protection. All interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 360 days, or, in the case of interest based on Loans denominated in Australian Dollars, Canadian Dollars, New Zealand Dollars and Sterling, on the basis of a 365 day year. Each determination by Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error. All fees shall be fully earned when due and shall not be subject to rebate, refund or proration. All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money, except to the extent such treatment is inconsistent with any Applicable Law. A certificate setting forth in reasonable detail amounts payable by any Borrower under Section 3.4, 3.7, 3.8 or 3.10 and the basis therefor, submitted to a Loan Party Agent by Agent or the affected Lender or Fronting Bank shall be final, conclusive and binding for all purposes, absent manifest error, and Borrowers shall pay such amounts to the appropriate party within 10 Business Days following receipt of the certificate. For the purposes of the Interest Act (Canada), the yearly rate of interest to which any rate calculated on the basis of a period of time different from the actual number of days in the year (360 days, for example) is equivalent is the stated rate multiplied by the actual number of days in the year (365 or 366, as applicable) and divided by the number of days in the shorter period (360 days, in the example), and the parties hereto acknowledge that there is a material distinction between the nominal and effective rates of interest and that they are capable of making the calculations necessary to compare such rates and that the calculations herein are to be made using the nominal rate method and not on any basis that gives effect to the principle of deemed reinvestment of interest.

3.4 Reimbursement Obligations. Borrowers within each Borrower Group shall reimburse Agent and Security Trustees for all Extraordinary Expenses incurred by Agent and Security Trustees in reference to such Borrower Group or its related Loan Party Group Obligations or Collateral of its related Loan Party Group. In addition to such Extraordinary Expenses, such Borrowers shall also reimburse Agent and Security Trustees for all reasonable and documented legal, accounting, appraisal, and other reasonable and documented fees, costs and expenses, without duplication, incurred by them in connection with (a) negotiation and preparation of any Loan Documents, including any amendment or other modification thereof; (b) administration of and actions relating to any Collateral, including any actions taken to perfect or maintain priority of Agent’s or any Security Trustee’s Liens on any such Collateral, to maintain any insurance required hereunder or to verify such Collateral; and (c) each inspection, audit or appraisal with respect to any Loan Party within such Borrowers’ related Loan Party Group or Collateral securing such Loan Party Group’s Obligations, whether prepared by Agent’s personnel or a third party (subject to the limitations of Section 10.1.15). All legal and accounting fees incurred by Agent Professionals or any applicable Security Trustee in reference to a Borrower’s related Loan Party Group or its related Loan Party Group Obligations or Collateral of such Borrower’s related Loan Party Group shall be charged to Borrowers within such Borrower Group at the actual rate charged by such Agent Professionals or such Security Trustee; provided that Borrowers’ obligation to reimburse Agent and Security Trustees for legal fees shall be limited to the reasonable and documented legal fees and expenses of Vinson & Elkins LLP, U.S. counsel to Agent, the Norton Rose Group, as foreign counsel to Agent and Security Trustees (other than in Belgium and New Zealand), LYDIAN, Belgian counsel to Agent and Security Trustees, and Bell Gully, New Zealand counsel to Agent and Security Trustees and, if necessary, of one local counsel in each other relevant jurisdiction (which may include a local counsel acting in multiple jurisdictions). In addition to the Extraordinary Expenses of Agent and Security Trustees, upon the occurrence and during the continuance of an Event Default, Borrowers shall reimburse Fronting Banks and Lenders for the reasonable and documented fees, charges and disbursements of one counsel for the Fronting Banks and Lenders, as a whole, in connection with the enforcement, collection or protection of their respective rights under the Loan Documents, including all such expenses incurred during any workout, restructuring or Insolvency Proceeding. If, for any reason (including inaccurate reporting on financial statements), it is determined that a higher Applicable Margin (or New Zealand Applicable Margin or Singapore Applicable Margin) should have applied to a period than was actually applied, then the proper margin shall be applied retroactively and Borrowers shall pay to Agent, for the Pro Rata benefit of Lenders, an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid. All amounts payable by Borrowers under this Section 3.4 shall be due and payable in accordance with Section 3.3.

3.5 Illegality. If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Interest Period Loans, or to determine or charge interest rates based upon the Australian Bank Bill Rate, the Canadian BA Rate, LIBOR, the New Zealand Bank Bill Rate or SIBOR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell bills of exchange denominated in, or to take deposits of, Australian Dollars or New Zealand Dollars, a currency in the London interbank market, Canadian Dollars through bankers’ acceptances or Singapore Dollars in the Singapore interbank market then, on notice thereof by such Lender to Agent, any obligation of such Lender to make or continue affected Interest Period Loans or to convert Floating Rate Loans to affected Interest Period Loans shall be suspended until such Lender notifies Agent that the circumstances giving rise to such determination no longer exist. Upon delivery of such notice, Borrowers of the affected Borrower Group shall prepay or, if applicable, convert all affected Interest Period Loans of such Lender to Floating Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Interest Period Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Interest Period Loans. Upon any such prepayment or conversion, Borrowers of the affected Borrower Group shall also pay accrued interest on the amount so prepaid or converted. If any Lender invokes this Section 3.5, such Lender shall use reasonable efforts to notify a Loan Party Agent and Agent when the conditions giving rise to such action no longer exists, provided, however, that such Lender shall have no liability to Borrowers or to any other Person for its failure to provide such notice.

3.6 Inability to Determine Rates. If Required Lenders notify Agent for any reason in connection with a request for a Borrowing of, or conversion to or continuation of, an Interest Period Loan that (a) deposits or bankers’ acceptances are not being offered to (i) with respect to LIBOR, banks in the London interbank market, (ii) with respect to Canadian BA Rate, Persons in Canada, (iii) with respect to the Australian Bank Bill Rate, Persons in Australia, (iv) with respect to the New Zealand Bank Bill Rate, Persons in New Zealand, or (v) with respect to SIBOR, banks in the Singapore interbank market, in each case for the applicable amount and Interest Period of such Loan, (b) adequate and reasonable means do not exist for determining the Australian Bank Bill Rate, the New Zealand Bank Bill Rate, LIBOR, the Canadian BA Rate or SIBOR for the requested Interest Period, or (c) the Australian Bank Bill Rate, the New Zealand Bank Bill Rate, LIBOR, the Canadian BA Rate or SIBOR for the requested Interest Period does not adequately and fairly reflect the cost to such Lenders of funding such Loan, then Agent will promptly so notify a Loan Party Agent and each Applicable Lender. Thereafter, the obligation of the Applicable Lenders to make or maintain affected Interest Period Loans shall be suspended until Agent (upon instruction by Required Lenders) revokes such notice. Upon receipt of such notice, a Loan Party Agent may revoke any pending request for a Borrowing of, conversion to or continuation of an Interest Period Loan or, failing that, will be deemed to have submitted a request for a Floating Rate Loan. If any Lender invokes this Section 3.6, such Lender shall use reasonable efforts to notify the relevant Loan Party Agent and Agent when the conditions giving rise to such action no longer exists, provided, however, that such Lender shall have no liability to Borrowers or to any other Person for its failure to provide such notice.

3.7 Increased Costs; Capital Adequacy.

3.7.1 Change in Law. If any Change in Law shall:

(a) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Australian Bank Bill Rate, Canadian BA Rate, LIBOR, the New Zealand Bank Bill Rate or SIBOR) or Fronting Bank; or

(b) impose on any Lender or Fronting Bank or the London interbank market, the Singapore interbank market or the New Zealand, Australian or Canadian market any other condition, cost or expense affecting any Loan, Loan Document, Letter of Credit or participation in LC Obligations;

and the result thereof shall be to increase the cost to such Lender of making or maintaining any Interest Period Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or Fronting Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or Fronting Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or Fronting Bank, the Borrower Group to which such Lender or Fronting Bank has a Commitment shall pay to such Lender or Fronting Bank such additional amount or amounts as will compensate such Lender or Fronting Bank for such additional costs incurred or reduction suffered, in each case, in accordance with Section 3.3. For the avoidance of doubt, this Section 3.7.1 shall not apply (i) to any Taxes or (ii) to the extent that any amount is compensated for by the payment of any amount pursuant to Section 3.8.

3.7.2 Capital Adequacy. If any Lender or Fronting Bank determines that any Change in Law affecting such Lender or Fronting Bank or any Lending Office of such Lender or such Lender’s or Fronting Bank’s holding company, if any, regarding capital, liquidity or leverage requirements has or would have the effect of reducing the rate of return on such Lender’s, Fronting Bank’s or holding company’s capital as a consequence of this Agreement, or such Lender’s or Fronting Bank’s Commitments, Loans, Letters of Credit or participations in LC Obligations to a level below that which such Lender, Fronting Bank or holding company could have achieved but for such Change in Law (taking into consideration such Lender’s, Fronting Bank’s and holding company’s policies with respect to capital adequacy), then from time to time the Borrower Group to which such Lender or Fronting Bank has a Commitment will pay to such Lender or Fronting Bank, as the case may be, such additional amount or amounts as will compensate it or its holding company for any such reduction suffered, in each case, in accordance with Section 3.3.

3.7.3 Compensation. Failure or delay on the part of any Lender or Fronting Bank to demand compensation pursuant to this Section 3.7 shall not constitute a waiver of its right to demand such compensation, but Borrowers of a Borrower Group shall not be required to compensate a Lender to such Borrower Group or Fronting Bank for any increased costs incurred or reductions suffered more than six months prior to the date that the Lender or Fronting Bank notifies a Loan Party Agent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Fronting Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six month period referred to above shall be extended to include the period of retroactive effect thereof).

3.8 Additional Reserve Costs.

(a) If and so long as any Lender is required by the Bank of England, the European Central Bank or the Financial Services Authority or any other monetary or other authority of the UK to make special deposits, to maintain reserve asset ratios or to pay fees, in each case in respect of such Lender’s LIBOR Loans, such Lender may require the Borrower in respect of such Loans to pay, contemporaneously with each payment of interest on each of such Loans, additional interest on such Loan at a rate per annum equal to the Mandatory Costs Rate calculated in accordance with the formula and in the manner set forth in Schedule 3.8.

(b) Any additional cost owed pursuant to Section 3.8(a) above shall be payable to the Agent by the applicable Borrower for the account of such Lender on each date on which interest is payable for such Loan.

3.9 Mitigation. If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7 or 3.8, or if any Borrower is required to pay additional amounts or indemnity payments with respect to a Lender under Section 5.8, then such Lender shall use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate the need for such notice or reduce amounts payable or to be withheld in the future, as applicable; and (b) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender or unlawful. The Borrower or Borrowers of each affected Borrower Group shall pay all reasonable costs and expenses incurred by any Lender that has issued a Commitment to such Borrower Group in connection with any such designation or assignment.

3.10 Funding Losses. If for any reason (other than default by a Lender) (a) any Borrowing of, or conversion to or continuation of, an Interest Period Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (b) any repayment or conversion of an Interest Period Loan occurs on a day other than the end of its Interest Period, or (c) any Borrower of either Borrower Group fails to repay an Interest Period Loan when required hereunder, then Borrowers of such Borrower Group shall pay to Agent its customary administrative charge and to each Lender all losses and expenses that it sustains as a consequence thereof, including any loss or expense arising from liquidation or redeployment of funds or from fees payable to terminate deposits of matching funds, but excluding loss of margin. All amounts payable by Borrowers under this Section 3.10 shall be due and payable in accordance with Section 3.3. Lenders shall not be required to purchase deposits in the London interbank market or any other applicable market to fund any Interest Period Loan, but the provisions hereof shall be deemed to apply as if each Lender had purchased such deposits to fund such Loans.

3.11 Maximum Interest. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (“maximum rate”). If Agent or any Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations of the Borrower Group to which such excess interest relates or, if it exceeds such unpaid principal, refunded to such Borrower Group. In determining whether the interest contracted for, charged or received by Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder. Without limiting the generality of the foregoing provisions of Section 3.11, if any provision of any of the Loan Documents would obligate any Canadian Domiciled Loan Party to make any payment of interest with respect to the Canadian Facility Obligations in an amount or calculated at a rate which would be prohibited by Applicable Law or would result in the receipt of interest with respect to the Canadian Facility Obligations at a criminal rate (as such terms are construed under the Criminal Code (Canada)), then notwithstanding such provision, such amount or rates shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the applicable recipient of interest with respect to the Canadian Facility Obligations at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (i) first, by reducing the amount or rates of interest required to be paid by the Canadian Facility Loan Parties to the applicable recipient under the Loan Documents; and (ii) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid by the Canadian Facility Loan Parties to the applicable recipient which would constitute interest with respect to the Canadian Facility Obligations for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if the applicable recipient shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), then Canadian Facility Loan Parties shall be entitled, by notice in writing to Agent, to obtain reimbursement from the applicable recipient in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by the applicable recipient to the applicable Canadian Facility Loan Party. Any amount or rate of interest with respect to the Canadian Facility Obligations referred to in this Section 3.11 shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that any Canadian Revolver Loans to any Canadian Borrower remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro rated over that period of time and otherwise be pro rated over the period from the Closing Date to the date of Full Payment of the Canadian Facility Obligations, and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Agent shall be conclusive for the purposes of such determination.

SECTION 4. LOAN ADMINISTRATION

4.1 Manner of Borrowing and Funding Loans.

4.1.1 Notices of Borrowing.

(a) North American Revolver Loans. Whenever any Canadian Borrower or U.S. Borrower desires funding of a Borrowing of Revolver Loans, the North American Loan Party Agent shall give Agent a Notice of Borrowing. Such notice must be received by Agent no later than 11:00 a.m. (i) on the Business Day of the requested funding date, in the case of Floating Rate Loans and (ii) at least three Business Days prior to the requested funding date, in the case of Interest Period Loans. Notices received after 11:00 a.m. shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify (A) the amount of the Borrowing, (B) the requested funding date (which must be a Business Day), (C) whether the Borrowing is to be made as a U.S. Base Rate Loan or a LIBOR Revolver Loan, in the case of a U.S. Borrower, or a Canadian Base Rate Loan, LIBOR Loan, Canadian Prime Rate Loan or Canadian BA Rate Loan, in the case of a Canadian Borrower, (D) in the case of Interest Period Loans, the duration of the applicable Interest Period (which shall be deemed to be one month if not specified) and (E) the Borrower Group Commitment under which such Borrowing is proposed to be made and, if such Borrowing is requested for a Canadian Borrower, the name of the Applicable Canadian Borrower and whether such Loan is to be denominated in Dollars or Canadian Dollars.

(b) European Revolver Loans. Whenever any Belgian Borrower, Dutch Borrower or UK Borrower desires funding of a Borrowing of Revolver Loans, the European Loan Party Agent shall give Agent and Bank of America (London) a Notice of Borrowing. Such notice must be received by Agent and Bank of America (London) no later than 11:00 a.m. (Local Time) (i) at least two Business Days prior to the requested funding date, in the case of Floating Rate Loans and (ii) at least three Business Days prior to the requested funding date, in the case of Interest Period Loans. Notices received after 11:00 a.m. (Local Time) shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify (A) the amount of the Borrowing, (B) the requested funding date (which must be a Business Day), (C) whether the Borrowing is to be made as a Base Rate Loan or a LIBOR Loan, (D) in the case of Interest Period Loans, the duration of the applicable Interest Period (which shall be deemed to be one month if not specified), (E) the Borrower Group Commitment under which such Borrowing is proposed to be made and the name of the Applicable Foreign Borrower and (F) the currency in which such Loan will be denominated (which must be a currency permitted under this Agreement for such Loan).

(c) Asian Revolver Loans.

(i) Australia. Whenever any Australian Borrower desires funding of a Borrowing of Revolver Loans, the Asian Loan Party Agent shall give Agent, Bank of America (Australia) and Bank of America (Hong Kong) a Notice of Borrowing. Such notice must be received by Agent, Bank of America (Australia) and Bank of America (Hong Kong) no later than 10:00 a.m. (Local Time) (A) at least two Business Days prior to the requested funding date, in the case of Floating Rate Loans (provided, that a Notice of Borrowing that requests a Revolver Loan (x) denominated other than in Australian Dollars or (y) in excess of AUS$30,000,000 (or such lesser amount as Agent may require in its discretion) must be received no later than 10:00 a.m. (Local Time) three Business Days prior to the requested funding date (or such shorter time as may be agreed to by Agent and Australian Lenders)) and (B) at least three Business Days prior to the requested funding date in the case of Interest Period Loans. Notices received after 10:00 a.m. (Local Time) shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify (1) the amount of the Borrowing, (2) the requested funding date (which must be a Business Day), (3) whether the Borrowing is to be made as an Australian Bank Bill Rate Loan, an Australian Base Rate Loan or a LIBOR Loan, (4) in the case of Interest Period Loans, the duration of the applicable Interest Period (which shall be deemed to be one month if not specified), (5) the name of the Applicable Foreign Borrower and (6) the currency in which such Loan will be denominated (which must be a currency permitted under this Agreement for such Loan).

(ii) New Zealand. Whenever any New Zealand Borrower desires funding of a Borrowing of Revolver Loans, the Asian Loan Party Agent shall give Agent, Bank of America (Australia) and Bank of America (Hong Kong) a Notice of Borrowing. Such notice must be received by Agent, Bank of America (Australia) and Bank of America (Hong Kong) no later than 10:00 a.m. (Local Time) (A) at least two Business Days prior to the requested funding date, in the case of Floating Rate Loans (provided, that a Notice of Borrowing that requests a Revolver Loan denominated other than in New Zealand Dollars must be received no later than 10:00 a.m. (Local Time) three Business Days prior to the requested funding date (or such shorter time as may be agreed to by Agent and New Zealand Lenders)) and (B) at least three Business Days prior to the requested funding date in the case of Interest Period Loans. Notices received after 10:00 a.m. (Local Time) shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify (1) the amount of the Borrowing, (2) the requested funding date (which must be a Business Day), (3) whether the Borrowing is to be made as a New Zealand Bank Bill Rate Loan, a New Zealand Base Rate Loan or a LIBOR Loan, (4) in the case of Interest Period Loans, the duration of the applicable Interest Period (which shall be deemed to be one month if not specified), (5) the name of the Applicable Foreign Borrower and (6) the currency in which such Loan will be denominated (which must be a currency permitted under this Agreement for such Loan).

(iii) Singapore. Whenever any Singapore Borrower desires funding of a Borrowing of Revolver Loans, the Asian Loan Party Agent shall give Agent, Bank of America (Singapore) and Bank of America (Hong Kong) a Notice of Borrowing. Such notice must be received by Agent, Bank of America (Singapore) and Bank of America (Hong Kong) no later than 11:00 a.m. (Local Time) (i) at least two Business Days prior to the requested funding date, in the case of Floating Rate Loans (provided, that a Notice of Borrowing that requests a Revolver Loan denominated other than in Singapore Dollars must be received no later than 11:00 a.m. (Local Time) three Business Days prior to the requested funding date (or such shorter time as may be agreed to by Agent and Singapore Lenders)) and (ii) at least three Business Days prior to the requested funding date in the case of Interest Period Loans. Notices received after 11:00 a.m. (Local Time) shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify (A) the amount of the Borrowing, (B) the requested funding date (which must be a Business Day), (C) whether the Borrowing is to be made as a Singapore Base Rate Loan, a LIBOR Loan or a SIBOR Loan, (D) in the case of Interest Period Loans, the duration of the applicable Interest Period (which shall be deemed to be one month if not specified), (E) the name of the Applicable Foreign Borrower and (F) the currency in which such Loan will be denominated (which must be a currency permitted under this Agreement for such Loan).

(d) North American Swingline Loans. Whenever any Canadian Borrower or U.S. Borrower desires funding of a Borrowing of Swingline Loans, the North American Loan Party Agent shall give the Agent a Notice of Borrowing. Such notice must be received by the Agent no later than 11:00 a.m. on the Business Day of the requested funding date. Notices received after 11:00 a.m. shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify (A) the amount of the Borrowing, (B) the requested funding date (which must be a Business Day), (C) whether the Borrowing is to be made as a Canadian Base Rate Loan or Canadian Prime Rate Loan, in the case of a Canadian Borrower, and (D) the Borrower Group Commitment under which such Borrowing is proposed to be made and, if such Borrowing is requested for a Canadian Borrower, the name of the Applicable Canadian Borrower and whether such Loan is to be denominated in Dollars or Canadian Dollars.

(e) European Swingline Loans. Whenever any Belgian Borrower, Dutch Borrower or UK Borrower desires funding of a Borrowing of Swingline Loans, the European Loan Party Agent shall give the Agent and Bank of America (London) a Notice of Borrowing. Such notice must be received by the Agent no later than 11:00 a.m. (London time) on the Business Day of the requested funding date other than in the case of UK Alternate Swingline Loans and no later than 11:00 a.m. (London time) three Business Days prior to the requested funding date in the case of UK Alternate Swingline Loans. Notices received after 11:00 a.m. (London time) shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify (A) the amount of the Borrowing, (B) the requested funding date (which must be a Business Day), (C) the Borrower Group Commitment under which such Borrowing is proposed to be made and the name of the Applicable Foreign Borrower and (D) the currency in which such Loan will be denominated (which must be a currency permitted under this Agreement for such Loan).

(f) Asian Swingline Loans. Whenever any Australian Borrower, New Zealand Borrower or Singapore Borrower desires funding of a Borrowing of Swingline Loans, the Asian Loan Party Agent shall give the Agent, Bank of America (Australia) and Bank of America (Hong Kong) (in the case of a request by Australian Borrowers and New Zealand Borrowers) or Bank of America (Singapore) and Bank of America (Hong Kong) (in the case of a request by Singapore Borrowers) a Notice of Borrowing. Such notice must be received by the Agent and Bank of America (Australia) or Bank of America (Singapore), as applicable, and Bank of America (Hong Kong) no later than 10:00 a.m. (Local Time) on the Business Day of the requested funding date (provided, that a Notice of Borrowing that requests a Swingline Loan denominated in Dollars must be received no later than 10:00 a.m. (Local Time) three Business Days prior to the requested funding date (or such shorter time as may be agreed to by Agent)). Notices received after 10:00 a.m. (Local Time) shall be deemed received on the next Business

Day. Each Notice of Borrowing shall be irrevocable and shall specify (A) the amount of the Borrowing, (B) the requested funding date (which must be a Business Day), (C) the Borrower Group Commitment under which such Borrowing is proposed to be made and the name of the Applicable Foreign Borrower and (D) the currency in which such Loan will be denominated (which must be a currency permitted under this Agreement for such Loan).

(g) Deemed Requests for Revolver Loans. Unless payment is otherwise timely made by each Borrower within a Borrower Group, the becoming due of any amount required to be paid with respect to any of the Obligations of the Loan Party Group to which such Borrower Group belongs (whether principal, interest, fees or other charges, including Extraordinary Expenses, LC Obligations and Cash Collateral) shall be deemed to be a request for Revolver Loans by such Borrower Group on the due date, in the amount of such Obligations and shall bear interest at the per annum rate applicable hereunder to Base Rate Loans, in the case of such Obligations owing by any Loan Party (other than a Canadian Domiciled Loan Party), or to Canadian Prime Rate Loans, in the case of such Obligations owing by a Canadian Domiciled Loan Party. The proceeds of such Revolver Loans shall be disbursed as direct payment of the relevant Obligation.

(h) Controlled Disbursement Accounts. If any Borrower within a Borrower Group establishes a controlled disbursement account with Bank of America or any branch or Affiliate of Bank of America, then the presentation for payment of any check, ACH or electronic debit or other payment item drawn on such account at a time when there are insufficient funds to cover it shall be deemed to be a request for Revolver Loans by such Borrower Group on the date of such presentation, in the amount of such payment item, and shall bear interest at the per annum rate applicable hereunder to Base Rate Loans, in the case of insufficient funds owing by any Loan Party (other than a Canadian Facility Loan Party), or to Canadian Prime Rate Loans, in the case of insufficient funds owing by a Canadian Facility Loan Party. The proceeds of such Revolver Loans may be disbursed directly to the controlled disbursement account or other appropriate account.

4.1.2 Fundings by Lenders; Settlement.

(a) Each Applicable Lender shall timely honor its Borrower Group Commitment by funding its Pro Rata share of each Borrowing of Revolver Loans under such Borrower Group Commitment that is properly requested hereunder; provided, however, that no Lender shall be required to honor its Borrower Group Commitment by funding its Pro Rata share of any Borrowing that would cause the Revolver Loans to a Borrower Group to exceed the aggregate Borrowing Base for such Borrower Group or, with respect to any Applicable Foreign Borrower, the limit contained in Section 2.11. Agent shall endeavor to notify the Applicable Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by (i) 12:00 noon (Local Time) on the proposed funding date for Floating Rate Loans to U.S. Borrowers or Canadian Borrowers, (ii) 12:00 noon (Local Time) two Business Days before any proposed funding date for Floating Rate Loans to Foreign Borrowers (other than Canadian Borrowers), or (iii) 11:00 a.m. (Local Time) at least two Business Days before any proposed funding of Interest Period Loans. Each Applicable Lender shall fund to Agent such Lender’s Pro Rata share of the Borrowing to the account specified by Agent in immediately available funds not later than 2:00 p.m. (Local Time) on the requested funding date, unless Agent’s notice is received after the times provided above, in which event each Applicable Lender shall fund its Pro Rata share by 11:00 a.m. (Local Time) on the next Business Day. Subject to its receipt of such amounts from the Applicable Lenders, Agent shall disburse the proceeds of the Revolver Loans as directed by the applicable Loan Party Agent. Unless Agent shall have received (in sufficient time to act) written notice from an Applicable Lender that it does not intend to fund its Pro Rata share of a Borrowing, Agent may assume that such Applicable Lender has deposited or promptly will deposit its share with Agent, and Agent may disburse a corresponding amount to the Borrower or Borrowers within such Borrower Group. If an Applicable Lender’s share of any Borrowing is not received by Agent, then the Borrower or Borrowers within the Borrower Group agree to repay to Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to such Borrowing. Notwithstanding the foregoing, the Agent may, in its discretion, fund any request for a Borrowing of Revolver Loans as Swingline Loans.

(b) To facilitate administration of the Revolver Loans, the Lenders, the Swingline Lenders and the Agent agree (which agreement is solely among them, and not for the benefit of or enforceable by any Borrower or any other Loan Party) that settlement among them with respect to Swingline Loans and other Revolver Loans may take place on a date determined from time to time by the Agent, which shall occur at least once every (i) five (5) Business Days with respect to U.S. Swingline Loans, Canadian Swingline Loans and any other Revolver Loans (excluding other Swingline Loans) and (ii) ten (10) Business Days with respect to Australian Swingline Loans, Belgian Swingline Loans, Dutch Swingline Loans, New Zealand Swingline Loans, Singapore Swingline Loans and UK Swingline Loans; provided, that UK Alternate Swingline Loans will not be subject to regular periodic settlement. On each settlement date, settlement shall be made with each Lender in accordance with the Settlement Report delivered by the Agent to the Lenders. Between settlement dates, the Agent may in its discretion (but is not obligated to) apply payments on Revolver Loans to Swingline Loans, regardless of any designation by a Loan Party Agent or any Borrower or any provision herein to the contrary. Each Lender’s obligation to make settlements with the Agent is absolute and unconditional, without offset, counterclaim or other defense, and whether or not the Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied. If, due to an Insolvency Proceeding with respect to any Borrower or any other Loan Party or otherwise, any Swingline Loan may not be settled among the Lenders hereunder, then each Applicable Lender shall be deemed to have purchased from the applicable Swingline Lender a Pro Rata participation in each unpaid Swingline Loan and shall transfer the amount of such participation to the applicable Swingline Lender, in immediately available funds, within one Business Day after the Agent’s request therefor.

4.1.3 Notices. Each Borrower authorizes the Agent and Lenders to extend Loans, convert or continue Revolver Loans, effect selections of interest rates, and transfer funds to or on behalf of applicable Borrowers based on telephonic or e-mailed instructions by Loan Party Agents to the Agent. Each Loan Party Agent shall confirm each such request by reasonably prompt delivery to the Agent of a Notice of Borrowing or Notice of Conversion/Continuation, if applicable, but if it differs in any material respect from the action taken by the Agent or Lenders, the records of the Agent and Lenders shall govern. Neither the Agent nor any Lender shall have any liability for any loss suffered by a Borrower as a result of the Agent or any Lender acting upon its understanding of telephonic or e-mailed instructions from a person believed in good faith by the Agent or any Lender to be a person authorized to give such instructions on a Loan Party Agent’s behalf.

4.2 Defaulting Lender.

4.2.1 Reallocation of Pro Rata Share; Amendments. For purposes of determining Lenders’ obligations to fund or participate in Loans or Letters of Credit, the Agent may exclude the Commitments and Loans of any Defaulting Lender from the calculation of Pro Rata shares. A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Loan Document, except as provided in Section 14.1.1(c).

4.2.2 Payments; Fees. The Agent may, in its discretion, receive and retain any amounts payable to a Defaulting Lender under the Loan Documents, and a Defaulting Lender shall be deemed to have assigned to the Agent such amounts until all Obligations owing to the Agent, non-Defaulting Lenders and other Secured Parties have been paid in full. The Agent may apply such amounts to the Defaulting Lender’s defaulted obligations, use the funds to Cash Collateralize such Lender’s LC Obligations, or readvance the amounts to Borrowers hereunder. A Lender shall not be entitled to receive any fees accruing hereunder during the period in which it is a Defaulting Lender, and the unfunded portion of its Commitment shall be disregarded for purposes of calculating the unused line fee under Section 3.2.1. If any LC Obligations owing to a Defaulting Lender are reallocated to other Lenders, fees attributable to such LC Obligations under Sections 3.2.2, 3.2.3, 3.2.4, 3.2.5, 3.2.6, 3.2.7, 3.2.8, or 3.2.9 shall be paid to such Lenders. Notwithstanding anything to the contrary in this Section 4.2.2, the LC Obligations owing to a Defaulting Lender may be reallocated to the other Lenders only to the extent that such reallocation does not cause the Total Revolver Exposure of any non-Defaulting Lender to exceed such non-Defaulting Lender’s Commitment. The Agent shall be paid all fees attributable to LC Obligations that are not reallocated.

4.2.3 Cure. Borrowers, the Agent and each Fronting Bank may agree in writing that a Lender is no longer a Defaulting Lender. At such time, Pro Rata shares shall be reallocated without exclusion of such Lender’s Commitment and Loans, and all outstanding Revolver Loans, LC Obligations and other exposures under the Commitments shall be reallocated among Lenders and settled by the Agent (with appropriate payments by the reinstated Lender) in accordance with the readjusted Pro Rata shares. Unless expressly agreed by Borrowers, the Agent and each Fronting Bank, no reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender. The failure of any Lender to fund a Loan, to make a payment in respect of LC Obligations or otherwise to perform its obligations hereunder shall not relieve any other Lender of its obligations, and no Lender shall be responsible for default by another Lender.

4.3 Number and Amount of Interest Period Loans; Determination of Rate. For ease of administration, all Interest Period Loans of the same Type to a Borrower Group having the same length and beginning date of their Interest Periods and the same currency shall be aggregated together, and such Loans shall be allocated among the Applicable Lenders on a Pro Rata basis. With respect to any Borrower Group, no more than six (6) Borrowings of Interest Period Loans may be outstanding at any time, and each Borrowing of Interest Period Loans when made, continued or converted shall be in a minimum amount of $1,000,000, or an increment of

$100,000 in excess thereof. Upon determining Australian Bank Bill Rate, Canadian BA Rate, LIBOR, New Zealand Bank Bill Rate or SIBOR for any Interest Period requested by Borrowers within a Borrower Group, Agent shall promptly notify the applicable Loan Party Agent thereof by telephone or electronically and, if requested by such Loan Party Agent, shall confirm any telephonic notice in writing.

4.4 Loan Party Agents.

4.4.1 North American Loan Party Agent. Each Canadian Domiciled Loan Party and each U.S. Domiciled Loan Party hereby designates MRC (“North American Loan Party Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, preparation and delivery of any Borrowing Base and financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Agent, any Fronting Bank or any Lender. North American Loan Party Agent hereby accepts such appointment.

4.4.2 European Loan Party Agent. Each Belgian Domiciled Loan Party, each Dutch Domiciled Loan Party and each UK Domiciled Loan Party hereby designates Holdings UK (“European Loan Party Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, preparation and delivery of any Borrowing Base and financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Agent, European Security Trustee, any Fronting Bank or any Lender. European Loan Party Agent hereby accepts such appointment.

4.4.3 Asian Loan Party Agent. Each Australian Domiciled Loan Party, each New Zealand Domiciled Loan Party and each Singapore Domiciled Loan Party hereby designates Transmark Australia (“Asian Loan Party Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, preparation and delivery of any Borrowing Base and financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Agent, any Security Trustee, any Fronting Bank or any Lender. Asian Loan Party Agent hereby accepts such appointment.

4.4.4 Loan Party Agents Generally. Agent, each Security Trustee, each Fronting Bank and each Lender shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any Notice of Borrowing) delivered by a Loan Party Agent on behalf of any Loan Party. Agent, any Security Trustee, any Fronting Bank and any Lender may give any notice or communication with a Loan Party hereunder to a Loan Party Agent on behalf of such Loan Party. Each of Agent, any Security Trustee, any Fronting Bank and any Lender shall have the right, in its discretion, to deal exclusively with a Loan Party Agent for any or all purposes under the Loan Documents. Each Loan Party agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by the applicable Loan Party Agent shall be binding upon and enforceable against it.

4.5 One Obligation. Without in any way limiting any Guarantee of the Secured Obligations, the U.S. Facility Secured Obligations owing by each U.S. Facility Loan Party shall constitute one general obligation of the U.S. Facility Loan Parties and (unless otherwise expressly provided in any Credit Document) shall be secured by Agent’s Lien upon all Collateral of each U.S. Facility Loan Party; provided, however, that each Credit Party shall be deemed to be a creditor of, and the holder of a separate claim against, each U.S. Facility Loan Party to the extent of any U.S. Facility Secured Obligations owed by such U.S. Facility Loan Party to such Credit Party.

4.6 Effect of Termination. On the effective date of termination of the Commitments, all Obligations shall be immediately due and payable, and any Lender may terminate its and its Affiliates’ Bank Products (including, only with the consent of Agent, any Cash Management Services). All undertakings of Loan Parties contained in the Loan Documents shall survive, and Agent and Security Trustees shall retain their Liens in the Collateral and all of their rights and remedies under the Loan Documents until Full Payment of the Secured Obligations. Notwithstanding Full Payment of the Secured Obligations, Agent and Security Trustees shall not be required to terminate their Liens in any Collateral unless, with respect to any damages Agent may incur as a result of the dishonor or return of Payment Items applied to Secured Obligations, Agent receives (a) a written agreement, executed by the relevant Loan Party Agent and any Person whose advances are used in whole or in part to satisfy the Secured Obligations, indemnifying Agent and Lenders from any such damages; or (b) such Cash Collateral as Agent, in its reasonable discretion, deems necessary to protect against any such damages. Sections 2.2, 2.3, 2.4. 2.5, 2.6, 2.7, 2.8, 2.9, 3.4, 3.6, 3.7, 3.10, 5.4, 5.8, 5.9, 12, 14.2 and this Section 4.6, and the obligation of each Loan Party and Lender with respect to each indemnity given by it in any Loan Document, shall survive Full Payment of the Secured Obligations and any release relating to this credit facility.

SECTION 5. PAYMENTS

5.1 General Payment Provisions. All payments of Obligations shall be made without offset, counterclaim or defense of any kind, and in immediately available funds, not later than 1:00 p.m. (Local Time) on the due date. Any payment after such time shall be deemed made on the next Business Day. If any payment under the Loan Documents shall be stated to be due on a day other than a Business Day, the due date shall be extended to the next Business Day and such extension of time shall be included in any computation of interest and fees. Any payment of an Interest Period Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Section 3.10. Any prepayment of Loans to a Borrower Group shall be applied first to costs and expenses of Agent and Security Trustees (including any Extraordinary Expenses) relating to such Borrower Group, second to Floating Rate Loans (and Agent may, in its discretion, apply such prepayment to Swingline Loans before other Revolver Loans) of such Borrower Group, and then to Interest Period Loans of such Borrower Group; provided, however, that as long as no Default or Event of Default exists, prepayments of Interest Period Loans may, at the option of Borrowers of the applicable Borrower Group and Agent, be held by Agent as Cash Collateral and applied to such Loans at the end of their Interest Periods (in which case no compensation under Section 3.10 hereof shall be payable with respect to such prepayment). All payments with respect to any U.S. Facility Obligations shall be made in Dollars (other than under Sections 2.9.2(a) and 3.2.9(b)) and all payments with respect to any other Obligation shall be made in the currency of the underlying Obligation. Any payment made contrary to the requirements of the preceding sentence shall be subject to the terms of Section 5.11.

5.2 Repayment of Obligations. All (a) Australian Facility Obligations shall be immediately due and payable in full on the Australian Revolver Commitment Termination Date, (b) Belgian Facility Obligations shall be immediately due and payable in full on the Belgian Revolver Commitment Termination Date, (c) Canadian Facility Obligations shall be immediately due and payable in full on the Canadian Revolver Commitment Termination Date, (d) Dutch Facility Obligations shall be immediately due and payable in full on the Dutch Revolver Commitment Termination Date, (e) New Zealand Facility Obligations shall be immediately due and payable in full on the New Zealand Revolver Commitment Termination Date, (f) Singapore Facility Obligations shall be immediately due and payable in full on the Singapore Revolver Commitment Termination Date, (g) UK Facility Obligations shall be immediately due and payable in full on the UK Revolver Commitment Termination Date, and (h) U.S. Facility Obligations shall be immediately due and payable in full on the U.S. Revolver Commitment Termination Date, in each case, unless payment of such Obligations is sooner required hereunder. Revolver Loans may be prepaid from time to time, without penalty or premium, subject to, in the case of Interest Period Loans, the payment of costs set forth in Section 3.10 (except to the extent provided in Section 5.1). Notwithstanding anything herein to the contrary, if an Overadvance exists, Borrowers of the Borrower Group owing such Overadvance shall, on the sooner of Agent’s demand or the first Business Day after any Borrower of such Borrower Group has knowledge thereof, repay the outstanding Loans in an amount sufficient to reduce the principal balance of the related Overadvance Loan to zero. If as a result of fluctuations in exchange rates or otherwise the sum of all outstanding U.S. Revolver Loans and U.S. LC Obligations exceeds the U.S. Revolver Commitments, the excess amount shall be payable by the U.S. Borrowers within three Business Days following demand by Agent.

5.3 Payment of Other Obligations. Obligations shall be paid by Borrowers as provided in the Loan Documents or, if no payment date is specified, within 10 Business Days of demand by Agent therefor.

5.4 Marshaling; Payments Set Aside. None of Agent, Security Trustees, Fronting Banks or Lenders shall be under any obligation to marshal any assets in favor of any Loan Party or against any Obligations. If any payment by or on behalf of any Borrower or Borrowers is made to Agent, any Security Trustee, any Fronting Bank, or any Lender, or Agent, any applicable Security Trustee, any Fronting Bank or any Lender exercises a right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent, such Security Trustee, such Fronting Bank or such Lender in its discretion) to be repaid to a Creditor Representative or any other Person, then to the extent of such recovery, the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

5.5 Post-Default Allocation of Payments.

5.5.1 Allocation. Notwithstanding anything herein to the contrary, during an Event of Default, monies to be applied to the Secured Obligations, whether arising from payments by or on behalf of any Loan Party, realization on Collateral, setoff or otherwise, shall be allocated as follows:

(a) with respect to monies, payments, Property or Collateral of or from any U.S. Facility Loan Parties:

(i) first, to all costs and expenses, including Extraordinary Expenses, owing to Agent, to the extent owing by any U.S. Domiciled Loan Party;

(ii) second, to all amounts owing to U.S. Swingline Lender on U.S. Swingline Loans;

(iii) third, to all amounts owing to any U.S. Fronting Bank on U.S. LC Obligations;

(iv) fourth, to all U.S. Facility Obligations constituting fees owing by the U.S. Facility Loan Parties (exclusive of any Foreign Facility Obligations which are guaranteed by the U.S. Domiciled Loan Parties);

(v) fifth, to all U.S. Facility Obligations constituting interest owing by the U.S. Facility Loan Parties (exclusive of any Foreign Facility Obligations which are guaranteed by the U.S. Domiciled Loan Parties);

(vi) sixth, to Cash Collateralization of U.S. LC Obligations;

(vii) seventh, to all U.S. Revolver Loans;

(viii) eighth, to all other U.S. Facility Secured Obligations (exclusive of any Foreign Facility Secured Obligations which are guaranteed by the U.S. Domiciled Loan Parties); and

(ix) ninth, to be applied ratably to clauses (b) through (h) below, to the extent there are insufficient funds for the Full Payment of all Secured Obligations under any such clauses.

(b) with respect to monies, payments, Property or Collateral of or from any Australian Domiciled Loan Party, together with any allocations (I) prior to the Foreign Cross-Guarantee Date, pursuant to Section 5.5.1(a)(ix), and (II) thereafter, pursuant to subclause (ix) of any clause of this Section 5.5.1:

(i) first, to all costs and expenses, including Extraordinary Expenses, owing to Agent and the AUS-NZ Security Trustee, to the extent owing by such Australian Domiciled Loan Party;

(ii) second, to all amounts owing to Australian Swingline Lender on Australian Swingline Loans to such Australian Domiciled Loan Party;

(iii) third, to all amounts owing by such Australian Domiciled Loan Party to any Australian Fronting Bank on Australian LC Obligations of such Australian Domiciled Loan Party;

(iv) fourth, to all Australian Facility Obligations of such Australian Domiciled Loan Party constituting fees (exclusive of any other Foreign Facility Obligations which are guaranteed by such Australian Domiciled Loan Party);

(v) fifth, to all Australian Facility Obligations of such Australian Domiciled Loan Party constituting interest (exclusive of any other Foreign Facility Obligations which are guaranteed by such Australian Domiciled Loan Party);

(vi) sixth, to Cash Collateralization of Australian LC Obligations of such Australian Domiciled Loan Party;

(vii) seventh, to all Australian Revolver Loans of such Australian Domiciled Loan Party;

(viii) eighth, to all other Australian Facility Secured Obligations of such Australian Domiciled Loan Party (exclusive of any other Foreign Facility Secured Obligations which are guaranteed by such Australian Domiciled Loan Party); and

(ix) ninth, following the Foreign Cross-Guarantee Date for such Australian Domiciled Loan Party, to be applied ratably to the Foreign Facility Secured Obligations of other Foreign Domiciled Loan Parties that are the subject of such Foreign Cross-Guarantee in accordance with this Section 5.5.1 to the extent there are insufficient funds for the Full Payment of all such Foreign Facility Secured Obligations.

(c) with respect to monies, payments, Property or Collateral of or from any Belgian Domiciled Loan Party, together with any allocations (I) prior to the Foreign Cross-Guarantee Date, pursuant to Section 5.5.1(a)(ix), and (II) thereafter, pursuant to subclause (ix) of any clause of this Section 5.5.1:

(i) first, to all costs and expenses, including Extraordinary Expenses, owing to Agent and the European Security Trustee, to the extent owing by such Belgian Domiciled Loan Party;

(ii) second, to all amounts owing by such Belgian Domiciled Loan Party to Belgian Swingline Lender on Belgian Swingline Loans of such Belgian Domiciled Loan Party;

(iii) third, to all amounts owing by such Belgian Domiciled Loan Party to any Belgian Fronting Bank on Belgian LC Obligations of such Belgian Domiciled Loan Party;

(iv) fourth, to all Belgian Facility Obligations of such Belgian Domiciled Loan Party constituting fees (exclusive of any other Foreign Facility Obligations which are guaranteed by such Belgian Domiciled Loan Party);

(v) fifth, to all Belgian Facility Obligations of such Belgian Domiciled Loan Party constituting interest (exclusive of any other Foreign Facility Obligations which are guaranteed by such Belgian Domiciled Loan Party);

(vi) sixth, to Cash Collateralization of Belgian LC Obligations of such Belgian Domiciled Loan Party;

(vii) seventh, to all Belgian Revolver Loans of such Belgian Domiciled Loan Party;

(viii) eighth, to all other Belgian Facility Secured Obligations of such Belgian Domiciled Loan Party (exclusive of any other Foreign Facility Secured Obligations which are guaranteed by such Belgian Domiciled Loan Party); and

(ix) ninth, following the Foreign Cross-Guarantee Date for such Belgian Domiciled Loan Party, to be applied ratably to the Foreign Facility Secured Obligations of other Foreign Domiciled Loan Parties that are the subject of such Foreign Cross-Guarantee in accordance with this Section 5.5.1 to the extent there are insufficient funds for the Full Payment of all such Foreign Facility Secured Obligations.

(d) with respect to monies, payments, Property or Collateral of or from any Canadian Domiciled Loan Party, together with any allocations (I) prior to the Foreign Cross-Guarantee Date, pursuant to Section 5.5.1(a)(ix), and (II) thereafter, pursuant to subclause (ix) of any clause of this Section 5.5.1:

(i) first, to all costs and expenses, including Extraordinary Expenses, owing to Agent, to the extent owing by such Canadian Domiciled Loan Party;

(ii) second, to all amounts owing to Canadian Swingline Lender on Canadian Swingline Loans to such Canadian Domiciled Loan Party;

(iii) third, to all amounts owing by such Canadian Domiciled Loan Party to any Canadian Fronting Bank on Canadian LC Obligations of such Canadian Domiciled Loan Party;

(iv) fourth, to all Canadian Facility Obligations of such Canadian Domiciled Loan Party constituting fees (exclusive of any other Foreign Facility Obligations which are guaranteed by such Canadian Domiciled Loan Party);

(v) fifth, to all Canadian Facility Obligations of such Canadian Domiciled Loan Party constituting interest (exclusive of any other Foreign Facility Obligations which are guaranteed by such Canadian Domiciled Loan Party);

(vi) sixth, to Cash Collateralization of Canadian LC Obligations of such Canadian Domiciled Loan Party;

(vii) seventh, to all Canadian Revolver Loans of such Canadian Domiciled Loan Party;

(viii) eighth, to all other Canadian Facility Secured Obligations of such Canadian Domiciled Loan Party (exclusive of any other Foreign Facility Secured Obligations which are guaranteed by such Canadian Domiciled Loan Party); and

(ix) ninth, following the Foreign Cross-Guarantee Date for such Canadian Domiciled Loan Party, to be applied ratably to the Foreign Facility Secured Obligations of other Foreign Domiciled Loan Parties that are the subject of such Foreign Cross-Guarantee in accordance with this Section 5.5.1 to the extent there are insufficient funds for the Full Payment of all such Foreign Facility Secured Obligations.

(e) with respect to monies, payments, Property or Collateral of or from any Dutch Domiciled Loan Party, together with any allocations (I) prior to the Foreign Cross-Guarantee Date, pursuant to Section 5.5.1(a)(ix), and (II) thereafter, pursuant to subclause (ix) of any clause of this Section 5.5.1:

(i) first, to all costs and expenses, including Extraordinary Expenses, owing to Agent and the European Security Trustee, to the extent owing by such Dutch Domiciled Loan Party;

(ii) second, to all amounts owing to Dutch Swingline Lender on Dutch Swingline Loans to such Dutch Domiciled Loan Party;

(iii) third, to all amounts owing by such Dutch Domiciled Loan Party to any Dutch Fronting Bank on Dutch LC Obligations of such Dutch Domiciled Loan Party;

(iv) fourth, to all Dutch Facility Obligations of such Dutch Domiciled Loan Party constituting fees (exclusive of any other Foreign Facility Obligations which are guaranteed by such Dutch Domiciled Loan Party);

(v) fifth, to all Dutch Facility Obligations of such Dutch Domiciled Loan Party constituting interest (exclusive of any other Foreign Facility Obligations which are guaranteed by such Dutch Domiciled Loan Party);

(vi) sixth, to Cash Collateralization of Dutch LC Obligations of such Dutch Domiciled Loan Party;

(vii) seventh, to all Dutch Revolver Loans of such Dutch Domiciled Loan Party;

(viii) eighth, to all other Dutch Facility Secured Obligations of such Dutch Domiciled Loan Party (exclusive of any other Foreign Facility Secured Obligations which are guaranteed by such Dutch Domiciled Loan Party); and

(ix) ninth, following the Foreign Cross-Guarantee Date for such Dutch Domiciled Loan Party, to be applied ratably to the Foreign Facility Secured Obligations of other Foreign Domiciled Loan Parties that are the subject of such Foreign Cross-Guarantee in accordance with this Section 5.5.1 to the extent there are insufficient funds for the Full Payment of all such Foreign Facility Secured Obligations.

(f) with respect to monies, payments, Property or Collateral of or from any New Zealand Domiciled Loan Party, together with any allocations (I) prior to the Foreign Cross-Guarantee Date, pursuant to Section 5.5.1(a)(ix), and (II) thereafter, pursuant to subclause (ix) of any clause of this Section 5.5.1:

(i) first, to all costs and expenses, including Extraordinary Expenses, owing to Agent and the AUS-NZ Security Trustee, to the extent owing by such New Zealand Domiciled Loan Party;

(ii) second, to all amounts owing to New Zealand Swingline Lender on New Zealand Swingline Loans to such New Zealand Domiciled Loan Party;

(iii) third, to all amounts owing by such New Zealand Domiciled Loan Party to any New Zealand Fronting Bank on New Zealand LC Obligations of such New Zealand Domiciled Loan Party;

(iv) fourth, to all New Zealand Facility Obligations of such New Zealand Domiciled Loan Party constituting fees (exclusive of any other Foreign Facility Obligations which are guaranteed by such New Zealand Domiciled Loan Party);

(v) fifth, to all New Zealand Facility Obligations of such New Zealand Domiciled Loan Party constituting interest (exclusive of any other Foreign Facility Obligations which are guaranteed by such New Zealand Domiciled Loan Party);

(vi) sixth, to Cash Collateralization of New Zealand LC Obligations of such New Zealand Domiciled Loan Party;

(vii) seventh, to all New Zealand Revolver Loans of such New Zealand Domiciled Loan Party;

(viii) eighth, to all other New Zealand Facility Secured Obligations of such New Zealand Domiciled Loan Party (exclusive of any other Foreign Facility Secured Obligations which are guaranteed by such New Zealand Domiciled Loan Party); and

(ix) ninth, following the Foreign Cross-Guarantee Date for such New Zealand Domiciled Loan Party, to be applied ratably to the Foreign Facility Secured Obligations of other Foreign Domiciled Loan Parties that are the subject of such Foreign Cross-Guarantee in accordance with this Section 5.5.1 to the extent there are insufficient funds for the Full Payment of all such Foreign Facility Secured Obligations.

(g) with respect to monies, payments, Property or Collateral of or from any Singapore Domiciled Loan Party, together with any allocations (I) prior to the Foreign Cross-Guarantee Date, pursuant to Section 5.5.1(a)(ix), and (II) thereafter, pursuant to subclause (ix) of any clause of this Section 5.5.1:

(i) first, to all costs and expenses, including Extraordinary Expenses, owing to Agent and the Singapore Security Trustee, to the extent owing by such Singapore Domiciled Loan Party;

(ii) second, to all amounts owing to Singapore Swingline Lender on Singapore Swingline Loans to such Singapore Domiciled Loan Party;

(iii) third, to all amounts owing by such Singapore Domiciled Loan Party to any Singapore Fronting Bank on Singapore LC Obligations of such Singapore Domiciled Loan Party;

(iv) fourth, to all Singapore Facility Obligations of such Singapore Domiciled Loan Party constituting fees (exclusive of any other Foreign Facility Obligations which are guaranteed by such Singapore Domiciled Loan Party);

(v) fifth, to all Singapore Facility Obligations of such Singapore Domiciled Loan Party constituting interest (exclusive of any other Foreign Facility Obligations which are guaranteed by such Singapore Domiciled Loan Party);

(vi) sixth, to Cash Collateralization of Singapore LC Obligations of such Singapore Domiciled Loan Party;

(vii) seventh, to all Singapore Revolver Loans of such Singapore Domiciled Loan Party;

(viii) eighth, to all other Singapore Facility Secured Obligations of such Singapore Domiciled Loan Party (exclusive of any other Foreign Facility Secured Obligations which are guaranteed by such Singapore Domiciled Loan Party); and

(ix) ninth, following the Foreign Cross-Guarantee Date for such Singapore Domiciled Loan Party, to be applied ratably to the Foreign Facility Secured Obligations of other Foreign Domiciled Loan Parties that are the subject of such Foreign Cross-Guarantee in accordance with this Section 5.5.1 to the extent there are insufficient funds for the Full Payment of all such Foreign Facility Secured Obligations.

(h) with respect to monies, payments, Property or Collateral of or from any UK Domiciled Loan Party, together with any allocations (I) prior to the Foreign Cross-Guarantee Date, pursuant to Section 5.5.1(a)(ix), and (II) thereafter, pursuant to subclause (ix) of any clause of this Section 5.5.1:

(i) first, to all costs and expenses, including Extraordinary Expenses, owing to Agent and the European Security Trustee, to the extent owing by such UK Domiciled Loan Party;

(ii) second, to all amounts owing to UK Swingline Lender on UK Swingline Loans to such UK Domiciled Loan Party;

(iii) third, to all amounts owing by such UK Domiciled Loan Party to any UK Fronting Bank on UK LC Obligations of such UK Domiciled Loan Party;

(iv) fourth, to all UK Facility Obligations of such UK Domiciled Loan Party constituting fees (exclusive of any other Foreign Facility Obligations which are guaranteed by such UK Domiciled Loan Party);

(v) fifth, to all UK Facility Obligations of such UK Domiciled Loan Party constituting interest (exclusive of any other Foreign Facility Obligations which are guaranteed by such UK Domiciled Loan Party);

(vi) sixth, to Cash Collateralization of UK LC Obligations of such UK Domiciled Loan Party;

(vii) seventh, to all UK Revolver Loans of such UK Domiciled Loan Party;

(viii) eighth, to all other UK Facility Secured Obligations of such UK Domiciled Loan Party (exclusive of any other Foreign Facility Secured Obligations which are guaranteed by such UK Domiciled Loan Party); and

(ix) ninth, following the Foreign Cross-Guarantee Date for such UK Domiciled Loan Party, to be applied ratably to the Foreign Facility Secured Obligations of other Foreign Domiciled Loan Parties that are the subject of such Foreign Cross-Guarantee in accordance with this Section 5.5.1 to the extent there are insufficient funds for the Full Payment of all such Foreign Facility Secured Obligations.

Amounts shall be applied to each category of Secured Obligations set forth within subsection (a) through (h) above, as applicable, until Full Payment thereof and then to the next category. If amounts are insufficient to satisfy a category, they shall be applied on a pro rata basis among the Secured Obligations in the category. Amounts distributed with respect to any Secured Bank Product Obligations shall be the lesser of the maximum Secured Bank Product Obligations last reported to Agent or the actual Secured Bank Product Obligations as calculated by the methodology reported to Agent for determining the amount due. Agent shall have no obligation to calculate the amount to be distributed with respect to any Secured Bank Product Obligations, and may request a reasonably detailed calculation of such amount from the applicable Secured Party. If a Secured Party fails to deliver such calculation within five days following request by Agent, Agent may assume the amount to be distributed is zero. The allocations set forth in this Section 5.5.1 are solely to determine the rights and priorities of Agent and Secured Parties as among themselves, and any allocation within subsection (a) through (h) of proceeds of the realization of Collateral may be changed by agreement among them without the consent of any Loan Party; provided that, so long as the Senior Secured Notes Indenture is in effect no change to such provisions will be made which would have the effect of requiring any Foreign Borrowers to also guarantee the Senior Secured Notes. This Section 5.5.1 is not for the benefit of or enforceable by any Borrower. Notwithstanding the preceding two sentences and anything else to the contrary set forth in any of the Loan Documents, (i) all payments by or on behalf of any Foreign Facility Loan Party shall be applied first to the Foreign Facility Secured Obligations of such Foreign Facility Loan Party then due until paid in full and then, following the Foreign Cross-Guarantee Date with respect to such Foreign Facility Loan Party, to all other Secured Obligations that are the subject of its Foreign Cross-Guarantee until paid in full and (ii) all payments by or on behalf of any U.S. Facility Loan Party or in respect of any U.S. Facility Secured Obligations shall be applied first to U.S. Facility Secured Obligations then due until paid in full and then to all other Secured Obligations until paid in full.

5.5.2 Erroneous Application. Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been made shall be to recover the amount from the Person that actually received it (and, if such amount was received by any Lender, such Lender hereby agrees to return it).

5.6 Application of Payments. The ledger balance in the Dominion Accounts of each Borrower Group as of the end of a Business Day shall be applied to the Loan Party Group Obligations of such Borrower Group at the beginning of the next Business Day during the existence of any Cash Dominion Event; provided, that Agent may, in its discretion, apply the ledger balance in any Dominion Account of any Australian Borrower, New Zealand Borrower, Singapore Borrower or UK Borrower to the respective Loan Party Group Obligations of such Borrower Group whether or not a Cash Dominion Event exists. If, as a result of such application, a credit balance exists, the balance shall not accrue interest in favor of Borrowers and shall be made available to Borrowers of the applicable Borrower Group as long as no Event of Default exists. Each Borrower irrevocably waives the right to direct the application of any payments or Collateral proceeds, and agrees that Agent shall have the continuing, exclusive right to apply and reapply same against the Obligations, in such manner as Agent deems advisable; provided, however, that, unless an Event of Default has occurred and is continuing, Agent shall not apply any payments to any Interest Period Loans prior to the last day of the applicable Interest Period.

5.7 Loan Account; Account Stated.

5.7.1 Loan Account. Agent shall maintain in accordance with its usual and customary practices an account or accounts (“Loan Account”) evidencing the Obligations of Borrowers within each Borrower Group resulting from each Loan made to such Borrowers or issuance of a Letter of Credit for the account of Borrowers from time to time. Any failure of Agent to record anything in the Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of any Borrower to pay any amount owing hereunder. With respect to U.S. Borrowers, Agent may maintain a single Loan Account in the name of the North American Loan Party Agent, and each U.S. Borrower confirms that such arrangement shall have no effect on the joint and several character of its liability for the Secured Obligations including its guarantee of the Secured Obligations of the Foreign Borrowers.

5.7.2 Entries Binding. Entries made in the Loan Account shall constitute presumptive evidence of the information contained therein. If any information contained in the Loan Account is provided to or inspected by any Person, then such information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies Agent in writing within 45 days after receipt or inspection that specific information is subject to dispute.

5.8 Taxes.

For purposes of this Section 5.8, the term “Lender” includes any Fronting Bank.

5.8.1 Payments Free of Taxes. All payments by or on behalf of any Loan Party of Obligations shall be free and clear of and without deduction or withholding for any Taxes, unless required by Applicable Law. If Applicable Law requires any Loan Party or Agent to withhold or deduct any Taxes, the withholding or deduction shall be based on Applicable Law and the information provided pursuant to this Section 5.8 and Section 5.9, and the applicable Loan Party or Agent shall pay the amount withheld or deducted to the relevant Governmental Authority. If the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by Borrowers shall be increased so that the applicable Credit Parties and Security Trustees receive an amount equal to the sum they would have received if no such withholding or deduction (including deductions applicable to additional sums payable under this Section 5.8.1) had been made. Without limiting the foregoing, Borrowers shall timely pay all Other Taxes to the relevant Governmental Authorities.

5.8.2 Payment. Borrowers shall indemnify, hold harmless and reimburse each Credit Party and each Security Trustee for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes and Other Taxes attributable to amounts payable under this Section 5.8.2) paid by such Credit Party or such Security Trustee, with respect to any Obligations of such Borrower’s Borrower Group, whether or not such Taxes were properly asserted by the relevant Governmental Authority, and including all penalties, interest and reasonable expenses relating thereto. A certificate setting forth in reasonable detail the amount and basis for calculation of any such payment or liability delivered to a Loan Party Agent by a Credit Party or a Security Trustee (with a copy to Agent), shall be conclusive, absent manifest error and all amounts payable by Borrowers under this Section 5.8.2 shall be due in accordance with Section 5.3. As soon as reasonably practicable after any payment of Indemnified Taxes or Other Taxes by a Borrower, the relevant Loan Party Agent shall deliver to Agent a receipt from the Governmental Authority or other evidence of payment reasonably satisfactory to Agent.

5.8.3 Treatment of Certain Refunds. If any Credit Party or any Security Trustee shall become aware that it is entitled to claim a refund or credit from a Governmental Authority in respect of any Indemnified Tax or Other Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section 5.8, such Credit Party or such Security Trustee shall promptly notify such Borrower of the availability of such refund claim and, if such Credit Party or such Security Trustee determines in good faith that making a claim for refund will not have a material adverse effect on its Taxes or business operations, shall, within 60 days after receipt of a request by such Borrower, make a claim to such Governmental Authority for such refund. If a Credit Party or a Security Trustee determines, in its sole discretion, that it has received a refund of any Indemnified Tax or Other Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section 5.8, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrowers under this Section 5.8 with respect to the Indemnified Tax or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Credit Party or such Security Trustee, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that Borrowers agree in writing to repay the amount paid over to Borrowers (plus interest attributable to the period during which the Borrowers held such funds) to such Credit Party or such Security Trustee in the event that such Credit Party or such Security Trustee is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require any Credit Party or any Security Trustee to make available its tax returns (or any other information relating to its taxes) to any Borrower or any other Person.

5.8.4 New Zealand Tax Matters. The provisions of Section 5.8. (other than Sections 5.8.1, 5.8.2, 5.8.3 and this Section 5.8.4) shall not apply to any advance under any Loan Document to any New Zealand Borrower or any other Borrower required to withhold tax in accordance with New Zealand law (each a “Relevant Borrower” for purposes of this Section 5.8.4).

(a) Each Relevant Borrower must:

(i) elect to register as an “approved issuer” (as defined in section YA 1 of the Income Tax Act 2007 (NZ)) and register the facilities under this Agreement with the Commissioner of Inland Revenue under section 86H of the Stamp and Cheque Duties Act 1971 (NZ) (the “Stamp Act”) in each case by not later than 10 working days after the date of this Agreement (or, alternatively, where applicable, such later date as the Relevant Borrower becomes a Relevant Borrower under this Agreement) and maintain such registrations at all times thereafter (provided it is lawfully able to do so); and

(ii) in respect of any payment of interest (or payment deemed by law to be interest) to Lenders who are not resident in New Zealand for taxation purposes, and who are not engaged in business in New Zealand through a fixed establishment in New Zealand, make by not later than the due date thereof the relevant payment of approved issuer levy (as defined in section 86F of the Stamp Act) in accordance with section 86K of the Stamp Act in order to reduce (to the extent permitted by law) the applicable level of non-resident withholding tax to zero percent.

(b) Where a Relevant Borrower makes a payment of interest to which clause 5.8.4(a)(ii) applies the Relevant Borrower shall be entitled to deduct from that payment of interest an amount equal to the amount of approved issuer levy which is payable in relation to that interest payment.

5.8.5 Australia Tax Matters. The provisions of Section 5.8 (other than this Section 5.8.5) shall not apply, and instead the provisions of this Section 5.8.5 shall apply, to any advance under any Loan Document to any Australian Borrower or any other Borrower required to withhold tax in accordance with Australian law (each a “Relevant Borrower” for purposes of this Section 5.8.5).

(a) In respect of any advance under any Loan Document to a Relevant Borrower, the definition of “Foreign Lender” as otherwise provided in this Agreement is hereby modified for all purposes of this Agreement to include an Australian resident entity’s branch outside of Australia.

(b) Definitions. Solely for purposes of this Section 5.8.5, the following terms shall have the following meanings:

“GST” has the meaning given to it in the Australian A New Tax System (Goods and Services) Tax Act 1999 (Cth), as shall any other term used in Section 5.8.5(j) which is defined for purposes of that Act.

“Qualifying Lender” means, in relation to a Relevant Borrower, a Foreign Lender which:

(i) derives all interest on and all fees payable in connection with any Loan Document in carrying on business in Australia at or through a “permanent establishment” in Australia for the purposes of the Australian Income Tax Assessment Act 1936 (Cth), other than as a limited partner in a VCLP, ESVCLP or AFOF (as those terms are defined for the purposes of that Act); or

(ii) is a Treaty Lender with respect to taxes imposed in or under the laws of Australia.

“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with Australia in force in accordance with the Australian International Tax Agreements Act 1953 (Cth), which makes provision for full exemption from tax withheld on interest paid by an Australian resident to a Treaty Lender.

(c) Tax Gross-up. Save to the extent required under any applicable law, all payments to be made by a Relevant Borrower to any Foreign Lender hereunder or under any Loan Document shall be made free and clear of and without deduction or withholding for or on account of Taxes. If a Relevant Borrower is required to deduct or withhold any Taxes, or an amount for or on account of any Taxes from any payment made hereunder or under the Loan Documents to any Foreign Lender, the sum payable by such Relevant Borrower (in respect of which such deduction or withholding is required to be made) shall be increased to the extent necessary to ensure that such Foreign Lender receives a sum equal to the sum that such Foreign Lender would have received if no such deduction or withholding (including deductions or withholdings applicable to any additional amounts paid under this Section 5.8.5(c)) had been made; provided, that this Section 5.8.5(c) shall not apply to the extent that such deduction or withholding would not have arisen if the relevant Foreign Lender had complied with its obligations under Section 5.8.5(f) (Foreign Lender’s Status), or Section 5.8.5(g) (Double Taxation Relief) or Subdivision 12-E of Schedule 1 to the Australian Taxation Administration Act 1953 (Cth) to the extent the Foreign Lender is required to have a TFN or ABN (as defined for purposes of those provisions) under Australian law, as the case may be.

(d) Tax Indemnity.

(i) The Relevant Borrowers shall (within three Business Days of demand by the Agent) pay to a Lender an amount equal to the loss, liability or cost which that Lender determines will be or has been (directly or indirectly) suffered for or on account of Taxes by that Lender in respect of a Loan Document.

(ii) Clause (d)(i) above shall not apply:

(A) with respect to any Taxes assessed on a Lender:

(1) under the law of the jurisdiction in which such Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which such Lender is treated as resident for tax purposes; or

(2) under the law of the jurisdiction in which such Lender’s Lending Office is located in respect of amounts received or receivable in such jurisdiction,

if such Taxes are imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by such Lender; or

(B) to the extent a loss, liability or cost:

(1) is compensated for by an increased payment under Section 5.8.5(c) (Tax Gross-up); or

(2) would have been compensated for by an increased payment under Section 5.8.5(c) (Tax Gross-up) but was not so compensated solely because one of the exclusions in that Section 5.8.5(c) (Tax Gross-up) applied.

(iii) A Lender making, or intending to make a claim under Section 5.8.5(d)(i) above shall promptly notify Agent of the event which will give, or has given, rise to the claim, following which Agent shall notify the Borrowers.

(iv) A Lender shall, on receiving a payment from the Relevant Borrowers under this Section 5.8.5(d), notify Agent.

(e) Tax Credit. If a Relevant Borrower makes a Tax Payment and the relevant Lender determines that:

(i) a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

(ii) that Lender has obtained, utilized and retained that Tax Credit.

the Lender shall as soon as reasonably practicable following receipt of such Tax Credit pay an amount to the Relevant Borrower which that Lender determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Relevant Borrower.

(f) Foreign Lender’s Status.

Each Foreign Lender certifies to the Agent and the Relevant Borrowers (on the date hereof or, in the case of a Foreign Lender which becomes a party hereto pursuant to a transfer or assignment, on the date on which the relevant transfer or assignment becomes effective) that it is a Qualifying Lender and each Foreign Lender shall promptly notify the Agent if there is any change in its position from that set out above. Upon receipt of any such notification from a Foreign Lender, the Agent shall promptly notify the Relevant Borrowers thereof. If any Foreign Lender is not or ceases to be a Qualifying Lender or does not comply with or perform the formalities required to be a Qualifying Lender (except by reason of any Change in Tax Law after the date the Foreign Lender becomes a party to this agreement) the Relevant Borrower shall not be liable pursuant to this Section 5.8.5 to pay with respect to the Foreign Lender any amount greater than the amount which the Relevant Borrower would have been liable to pay pursuant to this Section 5.8.5 with respect to that Foreign Lender if that Foreign Lender had been, or had not ceased to be on that date, a Qualifying Lender and had complied with or had performed the formalities required to be a Qualifying Lender.

(g) Double Taxation Relief.

If, and to the extent that, the effect of Section 5.8.5(c) (Tax Gross-up) or Section 5.8.5(d) (Tax Indemnity) can be mitigated by virtue of the provisions of any applicable double taxation agreement or any applicable tax law (whether by a claim to repayment of any taxes referred to in Section 5.8.5(c) (Tax Gross-up) or Section 5.8.5(d) (Tax Indemnity) or otherwise) the relevant Foreign Lender shall co-operate with the Relevant Borrower with a view to ensuring the application of such double taxation agreement or applicable tax law so far as relevant.

(h) Notification of Requirement to Deduct Tax.

If, at any time, a Relevant Borrower is required by law to make any deduction or withholding from any sum payable by it hereunder or under the other Loan Documents (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), such Relevant Borrower shall promptly notify Agent.

(i) Evidence of Payment of Tax.

If a Relevant Borrower makes any payment hereunder or under the other Loan Documents in respect of which it is required to make any deduction or withholding, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall, as promptly as reasonably practicable thereafter, deliver to the Agent on behalf of the Foreign Lenders to which such payment was made evidence of payment as is reasonably satisfactory to Agent.

(j) Goods and Services Tax.

(i) All amounts set out or expressed in a Loan Document to be payable by any party to any Lender which (in whole or in part) constitute the consideration for a taxable supply or taxable supplies for GST purposes shall be deemed to be exclusive of GST and the party liable to make that payment shall pay to the Lender (in addition to and at the same time as paying any consideration for such supply) an amount equal to the GST payable on that supply, subject to receiving a valid tax invoice from the supplier of that supply.

(ii) Where a Loan Document requires any party to reimburse or indemnify a Lender for any cost or expense the reimbursement or indemnity (as the case may be) shall be reduced by the amount of any input tax credit that the Lender (or representative member of the GST Group of which the Lender is a member) is entitled to.

(k) Stamp Taxes.

The Borrowers shall:

(i) pay all stamp duty, registration and other similar Taxes payable in respect of any Loan Document; and

(ii) within three Business Days of demand, indemnify each Lender against any cost, loss or liability that Lender incurs in relation to any stamp duty, registration or other similar Tax paid or payable in respect of any Loan Document.

5.8.6 Belgium Tax Matters. The provisions of Section 5.8 (other than this Section 5.8.6) shall not apply, and instead the provisions of this Section 5.8.6 shall apply, to any advance under any Loan Document to any Belgian Borrower or any other Borrower that is required to make a Tax Deduction in accordance with the relevant provisions of Belgian law (each a “Relevant Borrower” for the purposes of this Section 5.8.6).

(a) Definitions. Solely for purposes of this Section 5.8.6, the following terms shall have the following meanings:

“Qualifying Lender” means a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document and is:

(a) pursuant to article 107, §2, 5°, a) second dash of the Royal Decree implementing the Belgian Income Tax Code:

(i) a tax resident within the European Economic Area or in a jurisdiction having a double taxation agreement with Belgium; and

(ii) a credit institution, i.e. an undertaking whose activity consists of:

(A) receiving deposits or other repayable funds from the public and granting credits for its own account; or

(B) issuing electronic payment instruments; or

(b) a Treaty Lender.

“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with Belgium which makes provision for full exemption from tax withheld on interest paid by a Belgian tax resident to a Treaty Lender.

(b) Tax Gross-up.

(i) Each Relevant Borrower shall make all payments to be made by it under any Loan Document without any Tax Deduction unless a Tax Deduction is required by law.

(ii) A Relevant Borrower shall, promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify Agent accordingly. Similarly, a Lender shall promptly notify Agent on becoming so aware in respect of a payment payable to that Lender. If Agent receives such notification from a Lender it shall notify the Relevant Borrower.

(iii) If a Tax Deduction is required by law to be made by a Relevant Borrower, the amount of the payment due from that Relevant Borrower shall be increased to an amount which (after making any Tax Deduction) is equal to the payment which would have been made by the Relevant Borrower if no Tax Deduction had been required.

(iv) A payment shall not be increased under clause (iii) above by reason of a Tax Deduction on account of Taxes imposed by Belgium if, on the date on which the payment falls due:

(A) the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender was not or had ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or

(B) the relevant Lender is a Qualifying Lender and the payment to the relevant Lender could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under clause (vii) below.

(v) If a Relevant Borrower is required to make a Tax Deduction, that Relevant Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(vi) Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Relevant Borrower making that Tax Deduction shall deliver to Agent for the benefit of the Lender entitled to the payment an evidence reasonably satisfactory to that Lender that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(vii) A Qualifying Lender and each Relevant Borrower which makes a payment to which that Qualifying Lender is entitled shall, within the applicable statutory period under Belgian law, complete any procedural formalities necessary for that Relevant Borrower to obtain authorization to make that payment without a Tax Deduction.

(c) Tax Indemnity.

(i) The Relevant Borrowers shall (within three Business Days of demand by the Agent) pay to a Lender an amount equal to the loss, liability or cost which that Lender determines will be or has been (directly or indirectly) suffered for or on account of Taxes by that Lender in respect of a Loan Document.

(ii) Clause (c)(i) above shall not apply:

(A) with respect to any Taxes assessed on a Lender:

(1) under the law of the jurisdiction in which such Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which such Lender is treated as resident for tax purposes; or

(2) under the law of the jurisdiction in which such Lender’s Lending Office is located in respect of amounts received or receivable in such jurisdiction,

if such Taxes are imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by such Lender; or

(B) to the extent a loss, liability or cost:

(1) is compensated for by an increased payment under Section 5.8.6(b)(iii) (Tax Gross-up); or

(2) would have been compensated for by an increased payment under Section 5.8.6(b)(iii) (Tax Gross-up) but was not so compensated solely because one of the exclusions in Section 5.8.6(b)(iv) (Tax Gross-up) applied.

(iii) A Lender making, or intending to make a claim under Section 5.8.6(c)(i) above shall promptly notify Agent of the event which will give, or has given, rise to the claim, following which Agent shall notify the Borrowers.

(iv) A Lender shall, on receiving a payment from the Relevant Borrowers under this Section 5.8.6(c), notify Agent.

(d) Tax Credit. If a Relevant Borrower makes a Tax Payment and the relevant Lender determines that:

(i) a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

(ii) that Lender has obtained, utilized and retained that Tax Credit,

the Lender shall (to the extent that it can do so without prejudice to the retention of such Tax Credit and to the extent that it is lawful for it to do so) as soon as reasonably practicable following receipt of such Tax Credit pay an amount to the Relevant Borrower which that Lender determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Relevant Borrower.

(e) Lender Status Confirmation. Each New Lender shall indicate, in the Assignment and Acceptance which it executes on becoming a party, and for the benefit of Agent and the Relevant Borrowers and without liability to any Relevant Borrower, which of the following categories it falls within:

(i) not a Qualifying Lender;

(ii) a Qualifying Lender (other than a Treaty Lender); or

(iii) a Treaty Lender.

If a New Lender fails to indicate its status in accordance with this Section 5.8.6(e), then such New Lender or Lender (as appropriate) shall be treated for the purposes of this Agreement (including by each Relevant Borrower) as if it is not a Qualifying Lender until such time as it notifies Agent which category of Qualifying Lender applies (and Agent, upon receipt of such notification, shall inform the Relevant Borrower). For the avoidance of doubt, an Assignment and Acceptance shall not be invalidated by any failure of a New Lender to comply with this Section 5.8.6(e).

(f) Value Added Tax.

(i) All amounts set out or expressed in a Loan Document to be payable by any party to any Lender which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to clause (ii) below, if VAT is or becomes chargeable on any supply made by any Lender to any party under a Loan Document, that party shall pay to the Lender (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Lender shall promptly provide an appropriate VAT invoice to such party).

(ii) If VAT is or becomes chargeable on any supply made by any Lender (the “Supplier”) to any other Lender (the “Recipient”) under a Loan Document, and any party other than the Recipient (the “Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration),

(A) (where the Supplier is the person required to account to the relevant tax authority for the VAT), the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of VAT; the Recipient must (where this subsection (ii)(A) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(B) (where the Recipient is the person required to account to the relevant tax authority for the VAT), the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply. The Recipient must (where this subsection (ii)(B) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment obtained by the Recipient from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply.

(iii) Where a Loan Document requires any party to reimburse or indemnify a Lender for any cost or expense incurred in connection with such Loan Document, the reimbursement or indemnity (as the case may be) shall be for the full amount of cost or expense including such part thereof as represents VAT, save to the extent that such Lender reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(iv) Any reference in this Section 5.8.6 to any party shall, at any time when such party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Belgium Value Added Tax Code).

(v) In relation to any supply made by a Lender to any party under a Loan Document, if reasonably requested by such Lender, that party must as promptly as reasonably practicable provide such Lender with details of that party’s VAT registration and such other information as is reasonably requested in connection with such Lender’s VAT reporting requirements in relation to such supply.

(vi) Except as otherwise expressly provided in Section 5.8.6, a reference to “determines” or “determined” in connection with tax provisions contained in Section 5.8.6 means a determination made in the absolute discretion of the person making the determination, acting reasonably.

5.8.7 Dutch Tax Matters. The provisions of Sections 5.8.2 and 5.8.3 shall not apply. Instead of Sections 5.8.2 and 5.8.3, and in addition to Section 5.8.1, the provisions of this Section 5.8.7 shall apply to any advance under any Loan Document to any Dutch Borrower or any other Borrower that is required to make a Tax Deduction in accordance with the relevant provisions of Dutch law (each a “Relevant Borrower” for the purposes of this Section 5.8.7).

(a) Tax Indemnity.

(i) The Relevant Borrowers shall (within three Business Days of demand by the Agent) pay to a Lender an amount equal to the loss, liability or cost which that Lender determines will be or has been (directly or indirectly) suffered for or on account of Taxes by that Lender in respect of a Loan Document.

(ii) Clause (a)(i) above shall not apply:

(A) with respect to any Taxes assessed on a Lender:

(1) under the law of the jurisdiction in which such Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which such Lender is treated as resident for tax purposes; or

(2) under the law of the jurisdiction in which such Lender’s Lending Office is located in respect of amounts received or receivable in such jurisdiction,

if such Taxes are imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by such Lender; or

(B) to the extent a loss, liability or cost is compensated for by an increased payment under Section 5.8.1.

(iii) A Lender making, or intending to make a claim under Section 5.8.7(a)(i) above shall promptly notify Agent of the event which will give, or has given, rise to the claim, following which Agent shall notify the Borrowers.

(iv) A Lender shall, on receiving a payment from the Relevant Borrowers under this Section 5.8.7(a), notify Agent.

(b) Tax Credit. If a Relevant Borrower makes a Tax Payment and the relevant Lender determines that:

(i) a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

(ii) that Lender has obtained, utilized and retained that Tax Credit,

the Lender shall promptly following receipt of such Tax Credit pay an amount to the Relevant Borrower which that Lender determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Relevant Borrower.

(c) Value Added Tax.

(i) All amounts set out or expressed in a Loan Document to be payable by any party to any Lender which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to clause (ii) below, if VAT is or becomes chargeable on any supply made by any Lender to any party under a Loan Document, that party shall pay to the Lender (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Lender shall promptly provide an appropriate VAT invoice to such party).

(ii) If VAT is or becomes chargeable on any supply made by any Lender (the “Supplier”) to any other Lender (the “Recipient”) under a Loan Document, and any party other than the Recipient (the “Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration),

(A) (where the Supplier is the person required to account to the relevant tax authority for the VAT), the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of VAT; the Recipient must (where this subsection (ii)(A) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(B) (where the Recipient is the person required to account to the relevant tax authority for the VAT), the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply. The Recipient must (where this subsection (ii)(B) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply.

(iii) Where a Loan Document requires any party to reimburse or indemnify a Lender for any cost or expense incurred in connection with such Loan Document, the reimbursement or indemnity (as the case may be) shall be for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Lender reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(iv) Any reference in this Section 5.8.7 to any party shall, at any time when such party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Dutch Value Added Tax Code).

(v) In relation to any supply made by a Lender to any party under a Loan Document, if reasonably requested by such Lender, that party must as promptly as reasonably practicable provide such Lender with details of that party’s VAT registration and such other information as is reasonably requested in connection with such Lender’s VAT reporting requirements in relation to such supply.

(vi) Except as otherwise expressly provided in Section 5.8.7, a reference to “determines” or “determined” in connection with tax provisions contained in Section 5.8.7 means a determination made in the absolute discretion of the person making the determination, acting reasonably.

5.8.8 Singapore Tax Matters. The provisions of Section 5.8 (other than this Section 5.8.8) shall not apply, and instead the provisions of this Section 5.8.8 shall apply, to any advance under any Loan Document to any Singapore Borrower or any other Borrower that is required to make a Tax Deduction in accordance with the relevant provisions of Singapore law (each a “Relevant Borrower” for the purposes of this Section 5.8.8). Except as otherwise expressly provided in this Section 5.8.8, a reference to “determines” or “determined” in connection with tax provisions contained in this Section 5.8.8 means a determination made in the absolute discretion of the Person making the determination, acting reasonably.

(a) Definitions. Solely for purposes of this Section 5.8.8, the following terms shall have the following meanings:

“Qualifying Lender” means:

(a) a Lender which is making an advance under a Loan Document and is beneficially entitled to interest payable to that Lender in respect of an advance and is a Person:

(i) which has been granted a waiver by the Inland Revenue Authority of Singapore from compliance with Sections 45 and/or 45A of the Singapore Income Tax Act, Chapter 134; or

(ii) in respect of whose income the Minister for Finance of Singapore has granted a full exemption from tax under Section 13(4) of the Singapore Income Tax Act, Chapter 134 or under Sections 59 and/or 60 of the Singapore Economic Expansion Incentives (Relief from Income Tax) Act, Chapter 86;

(b) a Treaty Lender; or

(c) a Lender which is a Person resident in Singapore for Singapore tax purposes.

“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with Singapore which makes provision for full exemption from tax withheld on interest paid by a Singapore tax resident to a Treaty State resident.

“GST” means any goods and services, value-added or any other Tax of a similar nature, wherever imposed.

(b) Tax Gross-up.

(i) Each Relevant Borrower shall make all payments required to be made by it to any Lender under any Loan Document without any Tax Deduction unless a Tax Deduction is required by law.

(ii) Each Relevant Borrower shall promptly upon becoming aware that a Relevant Borrower must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify Agent accordingly. Similarly, a Lender shall notify Agent on becoming so aware in respect of a payment payable to that Lender. If Agent receives such notification from a Lender it shall notify the Relevant Borrower.

(iii) If a Tax Deduction is required by law to be made by a Relevant Borrower, the amount of the payment due from that Relevant Borrower shall be increased to an amount which (after making any Tax Deduction) is equal to the payment which would have been made by the Relevant Borrower if no Tax Deduction had been required.

(iv) A payment shall not be increased under clause (iii) above by reason of a Tax Deduction on account of Taxes imposed by Singapore if, on the date on which the payment falls due:

(A) the payment could have been made to the relevant Lender without the relevant Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender was not or had ceased to be a Qualifying Lender (other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or

(B) the relevant Lender is a Qualifying Lender and the Relevant Borrower making the payment is able to demonstrate that the payment could have been made to the Lender without a Tax Deduction had that Lender complied with its obligations under clause (vii) below.

(v) If a Relevant Borrower is required to make a Tax Deduction, that Relevant Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(vi) Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Relevant Borrower making that Tax Deduction shall deliver to Agent for the benefit of the Lender entitled to the payment an evidence reasonably satisfactory to that Lender that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(vii) A Qualifying Lender and each Relevant Borrower which makes a payment to which that Qualifying Lender is entitled shall, within any applicable period stipulated under Singapore law, cooperate to ensure compliance with any procedural formalities necessary, if any, in order for that payment to be lawfully made to that Qualifying Lender by the Relevant Borrower without a Tax Deduction.

(c) Tax Indemnity.

(i) The Relevant Borrowers shall (within three Business Days of demand by the Agent) pay to a Lender an amount equal to the loss, liability or cost which that Lender determines will be or has been (directly or indirectly) suffered for or on account of Taxes by that Lender in respect of a Loan Document.

(ii) Clause (c)(i) above shall not apply:

(A) with respect to any Taxes assessed on a Lender:

(1) under the law of the jurisdiction in which such Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which such Lender is treated as resident for tax purposes; or

(2) under the law of the jurisdiction in which such Lender’s Lending Office is located in respect of amounts received or receivable in such jurisdiction,

if such Taxes are imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by such Lender; or

(B) to the extent a loss, liability or cost:

(1) is compensated for by an increased payment under Section 5.8.8(b)(iii) (Tax Gross-up); or

(2) would have been compensated for by an increased payment under Section 5.8.8(b)(iii) (Tax Gross-up) but was not so compensated solely because one of the exclusions in Section 5.8.8(b)(iv) (Tax Gross-up) applied.

(iii) A Lender intending to make a claim under Section 5.8.8(c)(i) above shall notify the Agent of the event giving rise to the claim, whereupon the Agent shall notify the Borrower thereof.

(iv) A Lender shall, on receiving a payment from the Relevant Borrowers under this Section 5.8.8(c), notify the Agent.

(d) Tax Credit. If a Relevant Borrower makes a Tax Payment and the relevant Lender determines that:

(i) a Tax Credit is attributable to that Tax Payment; and

(ii) that Lender has obtained, utilised and retained that Tax Credit,

the Lender shall as soon as reasonably practicable following receipt of such Tax Credit pay an amount to the Relevant Borrower which that Lender determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Relevant Borrower.

(e) Lender Status Confirmation. Each New Lender shall indicate, in the Assignment and Acceptance which it executes on becoming a party, and for the benefit of Agent, which of the following categories it falls within:

(i) not a Qualifying Lender;

(ii) a Qualifying Lender (other than a Treaty Lender); or

(iii) a Treaty Lender.

The failure of a New Lender to comply with its obligations under this Section 5.8.8(e) shall not affect its entitlement to a Tax Payment under Section 5.8.8(b) (Tax Gross-up) or 5.8.8(c) (Tax Indemnity) above.

(f) Stamp Taxes. The Borrowers shall:

(i) pay all stamp duty, registration and other similar Taxes payable in respect of any Loan Document; and

(ii) within three Business Days of demand, indemnify each Lender against any cost, loss or liability that Lender incurs in relation to any stamp duty, registration or other similar Tax paid or payable in respect of any Loan Document.

(g) Goods and Services Tax.

(i) All amounts set out or expressed in a Loan Document to be payable by any party to a Lender shall be deemed to be exclusive of any GST. If any goods and services tax is chargeable on any supply made by any Lender to any party in connection with a Loan Document, that party shall pay to the Lender (in addition to and at the same time as paying the consideration) an amount equal to the amount of the GST (and such Lender shall promptly provide a tax invoice complying with the Goods and Services Tax Act Chapter 117A of Singapore to such party).

(ii) Where a Loan Document requires any party to reimburse a Lender for any costs or expenses, that party shall also at the same time pay and indemnify the Lender against all GST incurred by that Lender.

5.8.9 United Kingdom Tax Matters. The provisions of Section 5.8 (other than this Section 5.8.9) shall not apply, and instead the provisions this Section 5.8.9 shall apply, to any advance under any Loan Document to any UK Borrower or any other Borrower to whom the provisions of Section 874 ITA would apply (ignoring any exceptions) on the payment of any amount of interest (each a “Relevant Borrower” for the purposes of this Section 5.8.9) to any Lender.

(a) Solely for the purposes of this Section 5.8.9, the following terms shall have the following meanings:

“Qualifying Lender” means:

(a) a Lender (other than a Lender within clause (b) of the definition of Qualifying Lender) which is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document and is:

(i) a Lender;

(A) that is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Loan Document; or

(B) in respect of an advance under a Loan Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that such advance under a Loan Document was made,

and, in each case, which is within the charge to United Kingdom corporation tax with respect to any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from Section 18A of the CTA; or

(ii) a Lender which is:

(A) a company resident in the United Kingdom for United Kingdom tax purposes;

(B) a partnership, each member of which is:

(1) A company so resident in the United Kingdom; or

(2) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(C) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or

(iii) a Treaty Lender; or

(b) a building society (as defined for the purposes of section 880 of the ITA) making an advance.

“Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document is either:

(a) a company resident in the United Kingdom for United Kingdom tax purposes; or

(b) a partnership each member of which is:

(i) a company so resident in the United Kingdom; or

(ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(iii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

“UK Non-Bank Lender” means:

(a) a Lender (which falls within clause (a)(ii) of the definition of Qualifying Lender) which is a party to this Agreement and which has provided a Tax Confirmation to the Agent; and

(b) where a Lender becomes a party after the Closing Date, an Assignee which gives a Tax Confirmation in the Assignment and Acceptance Agreement which it executes on becoming a party.

(b) Tax Gross-up.

(i) Each Relevant Borrower shall make all payments to be made by it under any Loan Document without any Tax Deduction unless a Tax Deduction is required by law.

(ii) A Relevant Borrower shall, promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall promptly notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Relevant Borrower.

(iii) If a Tax Deduction is required by law to be made by a Relevant Borrower, the amount of the payment due from that Relevant Borrower shall be increased to an amount which (after making any Tax Deduction) is equal to the payment which would have been made by the Relevant Borrower if no Tax Deduction had been required.

(iv) A payment shall not be increased under clause (iii) above by reason of a Tax Deduction on account of Taxes imposed by the United Kingdom if, on the date on which the payment falls due:

(A) the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or

(B) the relevant Lender is a Qualifying Lender solely by virtue of clause (a)(ii) of the definition of Qualifying Lender, and:

(1) an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Lender has received from the Relevant Borrower making the payment a certified copy of that Direction; and

(2) the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or

(C) the relevant Lender is a Qualifying Lender solely by virtue of clause (a)(ii) of the definition of Qualifying Lender and:

(1) the relevant Lender has not given a Tax Confirmation to the Relevant Borrower; and

(2) the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Relevant Borrower, on the basis that the Tax Confirmation would have enabled the Relevant Borrower to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or

(D) the relevant Lender is a Treaty Lender and the Relevant Borrower making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under clause (b)(vii), (b)(xi) or (f)(i) (as applicable) below.

(v) If a Relevant Borrower is required to make a Tax Deduction, that Relevant Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(vi) Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Relevant Borrower making that Tax Deduction shall deliver to Agent for the benefit of the Lender entitled to the payment a statement under section 975 of the ITA or other evidence reasonably satisfactory to that Lender that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(vii) A Treaty Lender and each Relevant Borrower which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Relevant Borrower to obtain authorization to make that payment without a Tax Deduction.

(viii) Nothing in clause (b)(vii) above shall require a Treaty Lender to:

(A) register under the HMRC DT Treaty Passport scheme;

(B) apply the HMRC DT Treaty Passport scheme to any advance if it has so registered; or

(C) file Treaty forms if it has included an indication to the effect that it wishes the HMRC DT Treaty Passport Scheme to apply to this Agreement in accordance with subsections (b)(xi) or (f)(i) (HMRC DT Treaty Passport scheme confirmation) and the Relevant Borrower making that payment has not complied with its obligations under subsections (b)(xii) or (f)(ii) (HMRC DT Treaty Passport scheme confirmation).

(ix) A UK Non-Bank Lender which becomes a party on the day on which this Agreement is entered into gives a Tax Confirmation to Agent by entering into this Agreement.

(x) A UK Non-Bank Lender shall promptly notify Agent if there is any change in the position from that set out in the Tax Confirmation.

(xi) A Treaty Lender which becomes a party on the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall include an indication to that effect (for the benefit of Agent and without liability to any Relevant Borrower) by notifying Agent of its scheme reference number and its jurisdiction of tax residence.

(xii) Where a Lender notifies Agent as described in clause (b)(xi) above each Relevant Borrower shall file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 days of the date of this Agreement and shall promptly provide the Lender with a copy of that filing.

(xiii) If a Lender has not included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with clause (b)(xi) above or clause (f)(i) (HMRC DT Treaty Passport scheme confirmation), no Relevant Borrower shall file any form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s advance or its participation in any advance.

(c) Tax Indemnity.

(i) The Relevant Borrowers shall (within three Business Days of demand by the Agent) pay to a Lender an amount equal to the loss, liability or cost which that Lender determines will be or has been (directly or indirectly) suffered for or on account of Taxes by that Lender in respect of a Loan Document.

(ii) Clause (c)(i) above shall not apply:

(A) with respect to any Taxes assessed on a Lender:

(1) under the law of the jurisdiction in which such Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which such Lender is treated as resident for tax purposes; or

(2) under the law of the jurisdiction in which such Lender’s Lending Office is located in respect of amounts received or receivable in such jurisdiction,

if such Taxes are imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by such Lender; or

(B) to the extent a loss, liability or cost:

(1) is compensated for by an increased payment under Section 5.8.9(b)(iii) (Tax Gross-up); or

(2) would have been compensated for by an increased payment under Section 5.8.9(b)(iii) (Tax Gross-up) but was not so compensated solely because one of the exclusions in Section 5.8.9(b)(iv) (Tax Gross-up) applied.

(iii) A Lender making, or intending to make a claim under Section 5.8.9(c)(i) above shall promptly notify Agent of the event which will give, or has given, rise to the claim, following which Agent shall notify the Borrowers.

(iv) A Lender shall, on receiving a payment from the Relevant Borrowers under this Section 5.8.9(c), notify Agent.

(d) Tax Credit. If a Relevant Borrower makes a Tax Payment and the relevant Lender determines that:

(i) a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

(ii) that Lender has obtained, utilized and retained that Tax Credit.

the Lender shall as soon as reasonably practicable following receipt of such Tax Credit pay an amount to the Relevant Borrower which that Lender determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Relevant Borrower.

(e) Lender Status Confirmation. Each New Lender shall indicate, in the Assignment and Acceptance which it executes on becoming a party, and for the benefit of Agent and without liability to any Relevant Borrower, which of the following categories it falls within:

(i) not a Qualifying Lender;

(ii) a Qualifying Lender (other than a Treaty Lender); or

(iii) a Treaty Lender.

If a New Lender fails to indicate its status in accordance with this Section 5.8.9(e), then such New Lender or Lender (as appropriate) shall be treated for the purposes of this Agreement (including by each Relevant Borrower) as if it is not a Qualifying Lender until such time as it notifies Agent which category of Qualifying Lender applies (and Agent, upon receipt of such notification, shall inform the Relevant Borrower). For the avoidance of doubt, an Assignment and Acceptance shall not be invalidated by any failure of a New Lender to comply with this Section 5.8.9(e).

(f) HMRC DT Treaty Passport Scheme Confirmation.

(i) A New Lender that is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall include an indication to that effect (for the benefit of Agent and without liability to any Relevant Borrower) in the Assignment and Acceptance which it executes by including its scheme reference number and its jurisdiction of tax residence in that Assignment and Acceptance.

(ii) Where an Assignment and Acceptance includes the indication described in clause (f)(i) above in the relevant Assignment and Acceptance, each Relevant Borrower which is a party as a Borrower as at the date that the relevant Assignment and Acceptance Agreement is executed (the “Transfer Date”) shall file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 days of that Transfer Date and shall promptly provide the Lender with a copy of that filing.

(g) Stamp Taxes. The Relevant Borrowers shall pay and, within three Business Days of demand, indemnify each Lender against any cost, loss or liability that Lender incurs in relation to all stamp duties, registration or other similar Taxes payable in respect of any Loan Document.

(h) Value Added Tax.

(i) All amounts set out or expressed in a Loan Document to be payable by any party to any Lender which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to clause (ii) below, if VAT is or becomes chargeable on any supply made by any Lender to any party under a Loan Document, that party shall pay to the Lender (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Lender shall promptly provide an appropriate VAT invoice to such party).

(ii) If VAT is or becomes chargeable on any supply made by any Lender (the “Supplier”) to any other Lender (the “Recipient”) under a Loan Document, and any party other than the Recipient (the “Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration,

(A) (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of VAT. The Recipient must (where this subsection (ii)(A) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(B) (where the Recipient is the person required to account to the relevant tax authority for the VAT), the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply. The Recipient must (where this subsection (ii)(B) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply.

(iii) Where a Loan Document requires any party to reimburse or indemnify a Lender for any cost or expense in connection with such Loan Document, the reimbursement or indemnity (as the case may be) shall be for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Lender reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority).

(iv) Any reference in this Section 5.8.9 to any party shall, at any time when such party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the United Kingdom Value Added Tax Act 1994).

(v) In relation to any supply made by a Lender to any party under a Loan Document, if reasonably requested by such Lender, that party must as promptly as reasonably practicable provide such Lender with details of that party’s VAT registration and such other information as is reasonably requested in connection with such Lender’s VAT reporting requirements in relation to such supply.

Except as otherwise expressly provided in this Section 5.8.9, a reference to “determines” or “determined” in connection with tax provisions contained in Section 5.8.9 means a determination made in the absolute discretion of the person making the determination, acting reasonably.

5.9 Lender Tax Information.

For purposes of this Section 5.9, the term “Lender” includes any Fronting Bank.

5.9.1 Generally. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a relevant Loan Party is resident for tax purposes, or under any treaty to which such jurisdiction is a party, with respect to payments under any Loan Document shall deliver to Agent and the relevant Loan Party Agent, at the time or times prescribed by Applicable Law or reasonably requested by Agent or the relevant Loan Party Agent, such properly completed and executed documentation or such other evidence as prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition and only to the extent applicable, any Lender, if requested by Agent or a Loan Party Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Agent or such Loan Party Agent as will enable Agent and such Loan Party Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

5.9.2 U.S. Borrowers. If a Borrower is a U.S. Person, any Lender that is a U.S. Person shall deliver to Agent and North American Loan Party Agent IRS Form W-9 or such other documentation or information prescribed by Applicable Law or reasonably requested by Agent or North American Loan Party Agent to determine whether such Lender is subject to information reporting requirements and to establish that such Lender is not subject to backup withholding. If any Foreign Lender is entitled to any exemption from or reduction of U.S. withholding tax for payments with respect to the U.S. Facility Obligations, it shall deliver to

Agent and North American Loan Party Agent, on or prior to the date on which it becomes a U.S. Lender or U.S. Fronting Bank hereunder (and from time to time thereafter upon request by Agent or North American Loan Party Agent, but only if such Foreign Lender is legally entitled to do so) two original executed copies of, (a) IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party; (b) IRS Form W-8ECI; (c) IRS Form W-8IMY and all required supporting documentation (including, a certificate in the form of Exhibit J-2 (a “Non-Bank Certificate”) applicable to a partnership, if applicable); (d) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 871(h) or section 881(c) of the Code, IRS Form W-8BEN and a Non-Bank Certificate in the form of Exhibit J-1 or Exhibit J-2, as applicable; and/or (e) any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. withholding tax, together with such supplementary documentation as may be necessary to allow Agent and U.S. Borrowers to determine the withholding or deduction required to be made.

5.9.3 Lender Obligations. Each Lender shall promptly notify the relevant Loan Party Agent and Agent of any change in circumstances that would change any claimed Tax exemption or reduction. Each Lender, severally and not jointly with any other Lender, shall indemnify, hold harmless and reimburse (within 10 days after demand therefor) affected Borrowers of the Borrower Group to which such Lender has issued a Commitment and Agent for any Taxes, losses, claims, liabilities, penalties, interest and expenses (including reasonable and documented attorneys’ fees limited to the fees, disbursements and other charges or one primary counsel and one local counsel in each relevant jurisdiction) incurred by or asserted against such affected Borrower of such Borrower Group or Agent by any Governmental Authority due to such Lender’s failure to deliver, or inaccuracy or deficiency in, any documentation required to be delivered by it pursuant to Section 5.8 or this Section 5.9. Each Lender authorizes Agent to set off any amounts due to Agent under this Section against any amounts payable to such Lender under any Loan Document. If a payment made to Agent or a Lender under any Loan Document would be subject to United States withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA, Agent or such Lender shall deliver to the Borrowers and the Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrowers or Agent such documentation prescribed by Applicable Law and such additional documentation reasonably requested by the Borrowers or Agent as may be necessary for the Borrowers and Agent to comply with their obligations under FATCA and to determine that such Lender has complied with its obligations under such sections, or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 5.9.3, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

5.10 Guarantees.

5.10.1 Joint and Several Liability of U.S. Domiciled Loan Parties. Each U.S. Domiciled Loan Party agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and the other Secured Parties the prompt payment and performance of, all Secured Obligations and all agreements of each other Loan Party under the Credit Documents. Each U.S. Domiciled Loan Party agrees that its guarantee obligations as a Guarantor of the Secured Obligations hereunder constitute a continuing guarantee of payment and not of collection, that such guarantee obligations shall not be discharged until Full Payment of the Secured Obligations, and that such guarantee obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Secured Obligations or Credit Document, or any other document, instrument or agreement to which any Loan Party is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section 5.10) or any other Credit Document, or any waiver, consent or indulgence of any kind by Agent or any other Secured Party with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guarantee for the Secured Obligations or any action, or the absence of any action, by Agent or any other Secured Party in respect thereof (including the release of any security or guarantee); (d) the insolvency of any Loan Party; (e) any election by Agent or any other Secured Party in an Insolvency Proceeding for the application of Section 1111(b)(2) of the U.S. Bankruptcy Code; (f) any borrowing or grant of a Lien by any other Loan Party, as debtor-in-possession under Section 364 of the U.S. Bankruptcy Code or otherwise; (g) the disallowance of any claims of Agent or any other Secured Party against any Loan Party for the repayment of any Secured Obligations under Section 502 of the U.S. Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of all Secured Obligations.

5.10.2 Waivers by U.S. Domiciled Loan Parties.

(a) Each U.S. Domiciled Loan Party hereby expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent or the other Secured Parties to marshal assets or to proceed against any Loan Party, other Person or security for the payment or performance of any Secured Obligations before, or as a condition to, proceeding against such Loan Party. To the extent permitted by Applicable Law, each U.S. Domiciled Loan Party waives all defenses available to a surety, guarantor or accommodation co-obligor other than Full Payment of all Secured Obligations. It is agreed among each U.S. Domiciled Loan Party, Agent and the other Secured Parties that the provisions of this Section 5.10 are of the essence of the transaction contemplated by the Credit Documents and that, but for such provisions, Agent, Fronting Banks and Lenders would decline to make Loans and issue Letters of Credit. Each U.S. Domiciled Loan Party acknowledges that its guarantee pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

(b) Agent and the other Secured Parties may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon the Collateral by judicial foreclosure or non-judicial sale or enforcement, to the extent permitted under Applicable Law, without affecting any rights and remedies under this Section 5.10. If, in taking any action in connection with the exercise of any rights or remedies, Agent or any other Secured Party shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any U.S. Domiciled Party or other Person, whether because of any Applicable Laws pertaining to “election of remedies” or otherwise, each U.S. Domiciled Loan Party consents to such action and, to the extent permitted under Applicable Law, waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any U.S. Domiciled Loan Party might otherwise have had. To the extent permitted under Applicable Law, any election of remedies that results in denial or impairment of the right of Agent or any other Secured Party to seek a deficiency judgment against any U.S. Domiciled Loan Party shall not impair any other U.S. Domiciled Loan Party’s obligation to pay the full amount of the Secured Obligations. To the extent permitted under Applicable Law, each U.S. Domiciled Loan Party waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for the Secured Obligations, even though that election of remedies destroys such U.S. Domiciled Loan Party’s rights of subrogation against any other Person. To the extent permitted under Applicable Law, Agent may bid all or a portion of the Secured Obligations at any foreclosure or trustee’s sale or at any private sale, and the amount of such bid need not be paid by Agent but shall be credited against the Secured Obligations in accordance with the terms of this Agreement. To the extent permitted under Applicable Law, the amount of the successful bid at any such sale, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Secured Obligations shall be conclusively deemed to be the amount of the Secured Obligations guaranteed under this Section 5.10, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Agent or any other Secured Party might otherwise be entitled but for such bidding at any such sale.

5.10.3 Extent of Liability of U.S. Domiciled Loan Parties; Contribution.

(a) Notwithstanding anything herein to the contrary, each U.S. Domiciled Loan Party’s liability under this Section 5.10 shall be limited to the greater of (i) all amounts for which such U.S. Domiciled Loan Party is primarily liable, as described below, and (ii) such U.S. Domiciled Loan Party’s Allocable Amount.

(b) If any U.S. Domiciled Loan Party makes a payment under this Section 5.10 of any Secured Obligations (other than amounts for which such U.S. Domiciled Loan Party is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other U.S. Domiciled Loan Party, exceeds the amount that such U.S. Domiciled Loan Party would otherwise have paid if each U.S. Domiciled Loan Party had paid the aggregate Secured Obligations satisfied by such Guarantor Payments in the same proportion that such U.S. Domiciled Loan Party’s Allocable Amount bore to the total Allocable Amounts of all U.S. Domiciled Loan Parties, then such U.S. Domiciled Loan Party shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other U.S. Domiciled Loan Party for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. The “Allocable Amount” for any U.S. Domiciled Loan Party shall be the maximum amount that could then be recovered from such U.S. Domiciled Loan Party under this Section 5.10 without rendering such payment voidable under Section 548 of the U.S. Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.

(c) Nothing contained in this Section 5.10 shall limit the liability of any Loan Party to pay Loans made directly or indirectly to that Loan Party (including Loans advanced to any other Loan Party and then re-loaned or otherwise transferred to, or for the benefit of, such Loan Party), LC Obligations relating to Letters of Credit issued to support such Loan Party’s business, and all accrued interest, fees, expenses and other related Secured Obligations with respect thereto, for which such Loan Party shall be primarily liable for all purposes hereunder.

5.10.4 Joint Enterprise. Each Borrower has requested that Agent, Fronting Banks and Lenders make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers’ business most efficiently and economically. Borrowers and Guarantors make up a related organization of various entities constituting a single economic and business enterprise so that Borrowers and Guarantors share an identity of interests such that any benefit received by any one of them benefits the others. Borrowers and Guarantors render services to or for the benefit of the other Borrowers and/or Guarantors, as the case may be, purchase or sell and supply goods to or from or for the benefit of the others, make loans, advances and provide other financial accommodations to or for the benefit of the other Borrowers and Guarantors (including inter alia, the payment by Borrowers and Guarantors of creditors of the other Borrowers or Guarantors and guarantees by Borrowers and Guarantors of indebtedness of the other Borrowers and Guarantors and provide administrative, marketing, payroll and management services to or for the benefit of the other Borrowers and Guarantors). Borrowers and Guarantors have centralized accounting and legal services, certain common officers and directors and generally do not provide consolidating financial statements to creditors. Borrowers acknowledge and agree that Agent’s, Fronting Banks’ and Lenders’ willingness to extend credit to Borrowers and to administer the Collateral on a combined basis, as set forth herein, is done solely as an accommodation to Borrowers and at Borrowers’ request.

5.10.5 Subordination. Each Loan Party hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Loan Party, howsoever arising, to the Full Payment of all Secured Obligations.

5.10.6 Foreign Cross-Guarantee. Promptly following the date on which a guarantee by a Foreign Borrower of the Secured Obligations of other Foreign Borrowers would not also require such Foreign Borrower to guarantee the Senior Secured Notes (including as a result of a repayment or refinancing of the Senior Secured Notes) and except as set forth below, each Foreign Borrower shall guarantee the Secured Obligations of other Foreign Borrowers pursuant to customary guarantee documentation in form and substance reasonably satisfactory to North American Loan Party Agent and Agent (each, a “Foreign Cross-Guarantee”); provided, that (a) neither Holdings UK nor any Australian Borrower shall guarantee or be required to guarantee the Secured Obligations of any other Foreign Borrowers unless the Agent first requests in writing that the Applicable Foreign Borrower provide such guarantee, (b) no Foreign Borrower (that is a “controlled foreign corporation within the meaning of Section 957 of the Code) shall be required to guarantee any Secured Obligations of any other Foreign Borrower that is disregarded as separate from any U.S. Subsidiary for U.S. federal income tax purposes and (c) no Foreign Cross-Guarantee shall be required in the event such Foreign Cross-Guarantee would be unenforceable or violate Applicable Law.

5.11 Currency Matters. Dollars are the currency of account and payment for each and every sum at any time due from Borrowers hereunder unless otherwise specifically provided in this Agreement, any other Loan Document or otherwise agreed to by Agent; provided, that

(a) each repayment of a Revolver Loan, LC Obligation or a part thereof shall be made in the currency in which such Revolver Loan or LC Obligation is denominated at the time of that repayment;

(b) each payment of interest shall be made in the currency in which the principal or other sum in respect of which such interest is denominated;

(c) each payment of fees pursuant to Section 3.2.1 shall be in Dollars;

(d) each payment of fees pursuant to Sections 3.2.2 through 3.2.9 (other than Section 3.2.9(a)) shall be in the currency of the underlying Letter of Credit; and

(e) each payment in respect of Extraordinary Expenses and any other costs, expenses and indemnities shall be made in the currency in which the same were incurred by the party to whom payment is to be made.

No payment to any Credit Party or any Security Trustee (whether under any judgment or court order or otherwise) shall discharge the obligation or liability of the Loan Party in respect of which it was made unless and until such Credit Party or such Security Trustee shall have received Full Payment in the currency in which such obligation or liability is payable pursuant to the above provisions of this Section 5.11. Agent has the right, at the expense of the applicable Loan Party, to convert any payment made in an incorrect currency into the applicable currency required under this Agreement. To the extent that the amount of any such payment shall, on actual conversion into such currency, fall short of such obligation or liability actual or contingent expressed in that currency, such Loan Party (together with the other Loan Parties within its Loan Party Group or other obligors pursuant to any Guarantee of the Obligations of such Loan Party Group) agrees to indemnify and hold harmless such Credit Party or such Security Trustee, with respect to the amount of the shortfall with respect to amounts payable by such Loan Party hereunder, with such indemnity surviving the termination of this Agreement and any legal proceeding, judgment or court order pursuant to which the original payment was made which resulted in the shortfall. To the extent that the amount of any such payment to a Credit Party or a Security Trustee shall, upon an actual conversion into such currency, exceed such obligation or liability, actual or contingent, expressed in that currency, such Credit Party or such Security Trustee shall return such excess to the members of the affected Borrower Group.

SECTION 6. CONDITIONS PRECEDENT

6.1 Conditions Precedent to Initial Loans. In addition to the conditions set forth in Section 6.2, Lenders and Fronting Banks shall not be required to fund any requested Loan, issue any Letter of Credit, or otherwise extend credit to Borrowers hereunder, until the date (“Closing Date”) on which each of the following conditions has been satisfied (and with respect to deliveries of Loan Documents, each such delivery shall be fully-executed (where applicable) and in form and substance reasonably satisfactory to the Agent and its counsel):

(a) Loan Documents. Notes shall have been executed by each Borrower within a Borrower Group and delivered to each Applicable Lender that requests issuance of a Note at least three Business Days prior to the Closing Date. Each other Loan Document shall have been duly executed (where applicable) by each of the signatories thereto (including, without limitation, each lender party to the Existing Loan Agreement that is continuing as a Lender hereunder) and delivered to the Agent, and each Loan Party shall be in compliance with all terms thereof.

(b) Deposit Account Control Agreements. Subject to Schedule 10.1.16, Agent shall have received evidence of the establishment of each Dominion Account and related lockboxes, together with fully-executed Deposit Account Control Agreements with respect thereto and covering the other Deposit Accounts listed on Schedule 5 to the Perfection Certificate (other than Excluded Deposit Accounts).

(c) Securities Account Control Agreements. Agent shall have received fully-executed Securities Account Control Agreements covering the Securities Accounts listed on Schedule 5 to the Perfection Certificate.

(d) Joinder to Intercreditor Agreement. The Agent shall have entered into a notice of amendment and confirmation of joinder to the Intercreditor Agreement with the trustee for the Senior Secured Notes, in form and substance reasonably satisfactory to the Agent, and the Intercreditor Agreement shall be in full force and effect.

(e) Perfected First-Priority Liens. The Agent shall have received (i) reasonably satisfactory evidence that the Agent and/or Security Trustees shall have a valid and perfected first priority (except as otherwise permitted hereunder) Lien, security interest and hypothecation in the Collateral (including acknowledgments of all filings or recordations necessary to perfect its Liens in the Collateral) and (ii) releases, satisfactions and payoff letters terminating all Liens on the Collateral arising under the HSBC Credit Agreement and all other Liens not permitted under Section 10.2.2.

(f) Lien Searches. The Agent shall have received UCC, PPSA, PPSA Australia, title and Lien searches and other evidence reasonably satisfactory to Agent that its and/or Security Trustees’ Liens are the only Liens upon the Collateral, except Liens permitted under Section 10.2.2 and Liens being terminated under Section 6.1(e).

(g) Payment of Recording Costs. All filing and recording fees and taxes shall have been duly paid or arrangements reasonably satisfactory to the Agent shall have been made for the payment thereof.

(h) Closing Certificates. The Agent shall have received a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit H-1 with respect to the Australian Facility Loan Parties, Exhibit H-2 with respect to the Belgian Facility Loan Parties, Exhibit H-3 with respect to the Canadian Facility Loan Parties, Exhibit H-4 with respect to the Dutch Facility Loan Parties, Exhibit H-5 with respect to the UK Facility Loan Parties and Exhibit H-6 with respect to the U.S. Facility Loan Parties, in each case with appropriate insertions, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Loan Party, and attaching the documents referred to in Section 6.1(i).

(i) Organic Documents; Incumbency. The Agent shall have received a copy of (i) each Organic Document of each Loan Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority, (ii) signature and incumbency certificates of the Senior Officers of each Loan Party executing the Loan Documents to which it is a party; (iii) in respect of a Belgian Domiciled Loan Party, a KBO certificate and a non-insolvency certificate, each not older than 10 Business Days from the Closing Date; (iv) resolutions of the Board of Directors or similar governing body of each Loan Party (A) approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) in the case of each Borrower, the extensions of credit contemplated hereunder, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment and (C) in respect of a Belgian Domiciled Loan Party, setting out the reasons why the board of directors of that Belgian Domiciled Loan Party considered that the entry into this Agreement, any Guarantee (as the case may be) and the Belgian Security Agreements to which it is proposed to be a party, is of benefit to that Belgian Domiciled Loan Party; (v) a good standing certificate (or other similar instrument) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation (to the extent a good standing certificate or similar instrument may be obtained in such jurisdiction); and (vi) in respect of a Belgian Domiciled Loan Party, a resolution of the shareholders meeting or a written resolution of all shareholders of that Belgian Domiciled Loan Party approving the provisions of the Loan Documents to which it is proposed to be a party in accordance with article 556 of the Belgian Companies Code (evidence that an extract of such resolution has been filed with the clerk of the commercial court of the judicial district of that Belgian Domiciled Loan Party in accordance with Article 556 of the Belgian Companies Code shall be provided to the Agent within 15 Business Days from the Closing Date).

(j) Fees. Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Agent shall have received the fees to be received on the Closing Date set forth in the Fee Letter. The Lenders shall have received the fees in the amounts previously agreed in writing by the Agent, MRC and such Lenders to be received on the Closing Date, and all reasonable and documented out-of-pocket expenses of the Agent and Security Trustees (including the reasonable and documented fees, disbursements and other charges of counsel (which shall be limited to the reasonable and documented out-of-pocket legal fees and expenses of Vinson & Elkins LLP, U.S. counsel to Agent and Security Trustees, the Norton Rose Group, foreign counsel to Agent and Security Trustees (other than in Belgium and New Zealand), LYDIAN, Belgian counsel to Agent and Security Trustees, Bell Gully, New Zealand counsel to Agent and Security Trustees, and, if necessary, of one local counsel in each other relevant jurisdiction (which may include a local counsel acting in multiple jurisdictions)) for which invoices have been presented prior to the Closing Date shall have been paid.

(k) Solvency Certificate. On the Closing Date, the Agent shall have received a certificate from a Senior Officer of the North American Loan Party Agent, with appropriate attachments and demonstrating that after giving effect to the consummation of the transactions contemplated by this Agreement, the Borrowers and the Guarantors, taken as a whole, are Solvent.

(l) Historical Financial Statements. Lenders shall have received the Historical Financial Statements.

(m) Financial Projections. The Agent shall have received financial projections of the Borrowers, which shall be reasonably acceptable to the Agent (and the Agent hereby acknowledges that it has received the same prior to the date hereof).

(n) Insurance. Certificates of insurance evidencing the existence of insurance to be maintained by the Loan Parties pursuant to Section 10.1.5 and, if applicable, the designation of the Agent or a Security Trustee as loss payee as its interest may appear thereunder, in each case, in form and substance satisfactory to the Agent.

(o) Borrowing Base Certificate. The Agent shall have received Borrowing Base Certificates setting forth each Borrowing Base, in each case, effective as of February 29, 2012.

(p) Perfection Certificate. Each Loan Party shall deliver to the Agent a completed Perfection Certificate, executed and delivered by a Senior Officer of such Loan Party, together with all attachments contemplated thereby.

(q) Legal Opinions. The Agent shall have received reasonably satisfactory opinions of counsel to the Loan Parties, in each case, customary for transactions of this type (which shall cover, among other things, authority, legality, validity, binding effect and enforceability of the Loans and the creation and perfection of Liens in the Collateral) and of appropriate local counsel (including Australian, Belgian, Canadian, Dutch and UK counsel).

(r) No Material Adverse Change. There shall not have occurred since December 31, 2011 any Material Adverse Change or any event or condition that has had or could be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect.

(s) Excess Availability. Upon giving effect to the initial funding of Loans and issuance of Letters of Credit, and the payment by the Borrowers of all fees and expenses incurred in connection herewith and due on the Closing Date, as well as the amount of any payables stretched beyond their customary payment practices, Excess Availability shall be at least $300,000,000.

(t) No Litigation. There shall be no action, suit, investigation litigation or proceeding pending or threatened in any court or before any arbitrator or Governmental Authority that could reasonably be expected to have a Material Adverse Effect or to materially and adversely affect this Agreement (or the transactions contemplated hereby).

(u) Third-Party Consents. The Agent shall have received a certificate of a Senior Officer of each Loan Party either (i) attaching copies of all consents, licenses and approvals required or appropriate to be obtained from any Governmental Authority or other third-party in connection with the execution, delivery and performance by and the validity against each Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (ii) stating that no such consents, licenses or approvals are so required.

(v) Payment of Existing Indebtedness. All Indebtedness arising under the HSBC Credit Agreement shall have been repaid in full, and the Agent shall have received payoff letters or similar agreements which evidence the foregoing.

(w) Due Diligence. Agent and Joint Lead Arrangers shall have satisfactorily completed their due diligence, including such collateral reviews, field examinations, audits, appraisals, assessments and other reviews as Agent and Joint Lead Arrangers deem appropriate.

(x) Know Your Customer. Any information reasonably required by a Lender and any other Secured Party to enable it to meet its internal “know your customer” compliance requirements and normal operating procedures shall have been delivered.

6.2 Conditions Precedent to All Credit Extensions. The Agent, Fronting Banks and Lenders shall not be required to fund any Loans, arrange for issuance of any Letters of Credit or grant any other accommodation to or for the benefit of Borrowers (including the initial Loans on the Closing Date), unless the following conditions are satisfied:

(a) No Default or Event of Default shall exist at the time of, or result from, such funding, issuance or grant;

(b) The representations and warranties of each Loan Party in the Loan Documents shall be true and correct in all material respects (or, with respect to representations and warranties qualified by materiality, in all respects) as of the date of such extension of credit (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date);

(c) Availability of not less than the amount of the proposed Borrowing shall exist;

(d) Both immediately before and immediately after giving effect thereto, no Overadvance shall exist or would result therefrom and the Total Revolver Exposure would not exceed the Maximum Facility Amount;

(e) With respect to the issuance of a Letter of Credit, the applicable LC Conditions shall be satisfied; and

(f) With respect to the funding of any Revolver Loan or arrangement for issuance of any Letter of Credit to a Foreign Borrower, or grant of any other accommodation to or for the benefit of any Foreign Borrower, the requirements of Section 2.11 are satisfied.

Each request (or any deemed request, except a deemed request in connection with a Protective Advance or pursuant to Sections 2.2.2(a), 2.3.2(a), 2.4.2(a), 2.5.2(a), 2.6.2(a), 2.7.2(a), 2.8.2(a), or 2.9.2(a)) by a Loan Party Agent or any Borrower for funding of a Loan, issuance of a Letter of Credit or grant of an accommodation shall constitute a representation by all Borrowers that the foregoing conditions are satisfied on the date of such request and on the date of such funding, issuance or grant.

Upon satisfaction on the Closing Date of all the conditions specified in Sections 6.1 and 6.2, (i) the Existing Loan Agreement will be amended and restated by this Agreement (with all loans outstanding thereunder and the Existing U.S. Letters of Credit being renewed and continued) and all Liens securing obligations under the Existing Loan Agreement shall be automatically continued and (ii) such adjustments shall be made as Agent shall specify so that the outstanding Revolver Loans and LC Obligations applicable to each Lender equals its Pro Rata share thereof (after giving effect to this Agreement).

SECTION 7. COLLATERAL

7.1 Grant of Security Interest. To secure the prompt payment and performance of (a) all Secured Obligations (including all Secured Obligations of the Guarantors) whether arising under the Credit Documents or otherwise, each U.S. Domiciled Loan Party hereby grants to the Agent (or confirms that the Agent already possesses), for the benefit of the Secured Parties, and (b) its Applicable Canadian Borrower Secured Obligations, each Canadian Domiciled Loan Party hereby grants to the Agent (or confirms that the Agent already possesses), for the benefit of the Canadian Facility Secured Parties, in each case, a continuing security interest in and Lien upon all of the following Property of such Loan Party, whether now owned or hereafter acquired, and wherever located:

(i) all Accounts;

(ii) all Inventory or Documents, customs receipts, insurance certificates, shipping documents and other written materials related to the purchase or import of any Inventory;

(iii) all Specified Revolving Credit Collateral;

(iv) all Deposit Accounts (other than the Net Available Cash Account, to the extent that it constitutes a Deposit Account) and Securities Accounts (other than the Net Available Cash Account, to the extent it constitutes a Securities Account), including all cash, marketable securities, securities entitlements, financial assets and other funds held in or on deposit in any of the foregoing;

(v) monies, cash and deposits;

(vi) all Records, Supporting Obligations and related Letter-of-Credit Rights, Commercial Tort Claims or other claims and causes of action, in each case, to the extent not primarily related to Notes Priority Lien Collateral; and

(vii) to the extent not otherwise included, all substitutions, replacements, accessions, products and proceeds (including, insurance proceeds, investment property, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing.

7.2 Lien on Deposit Accounts; Cash Collateral.

7.2.1 Deposit Accounts. Each Loan Party hereby authorizes and directs each bank or other depository to deliver to the Agent and the Security Trustees, upon request, all balances (other than the minimum balances required to be retained therein by the related depository bank and agreed to by the Agent) in any Deposit Account and Dominion Account maintained by such Loan Party, without inquiry into the authority or right of Agent or any Security Trustee to make such request.

7.2.2 Cash Collateral. Any Cash Collateral may be invested, at Agent’s discretion, in Permitted Investments, but Agent shall have no duty to do so, regardless of any agreement or course of dealing with any Loan Party, and shall have no responsibility for any investment or loss. To further secure the prompt payment and performance of all (a) Secured Obligations, each U.S. Domiciled Loan Party hereby grants to Agent, for the benefit of the Secured Parties, and (b) Canadian Facility Secured Obligations, each Canadian Domiciled Loan Party hereby grants to Agent, for the benefit of the Canadian Facility Secured Parties, in each case, a continuing security interest in and Lien on all Cash Collateral of such Loan Party from time to time and all proceeds thereof, whether such Cash Collateral is held in a Cash Collateral Account or otherwise. Loan Parties organized or incorporated outside of the U.S. and Canada shall grant Liens to the applicable Security Trustee on Cash Collateral pursuant to the relevant Security Documents. Agent and each Security Trustee may apply Cash Collateral of (i) a U.S. Domiciled Loan Party to the payment of any Secured Obligations, (ii) an Australian Domiciled Loan Party to the payment of any Australian Facility Secured Obligations, (iii) a Belgian Domiciled Loan Party to the payment of any Belgian Facility Secured Obligations, (iv) a Canadian Domiciled Loan Party to the payment of any Canadian Facility Secured Obligations, (v) a Dutch Domiciled Loan Party to the payment of any Dutch Facility Secured Obligations, (vi) a New Zealand Domiciled Loan Party to the payment of any New Zealand Facility Secured Obligations, (vii) a Singapore Domiciled Loan Party to the payment of any Singapore Facility Secured Obligations, and (viii) a UK Domiciled Loan Party to the payment of any UK Facility Secured Obligations, in each case, in such order as Agent may elect, as they become due and payable. Each Cash Collateral Account and all Cash Collateral shall be under the sole dominion and control of Agent and the Security Trustees. No U.S. Domiciled Loan Party or other Person claiming through or on behalf of any U.S. Domiciled Loan Party shall have any right to any Cash Collateral, until Full Payment of all Secured Obligations. No Australian Domiciled Loan Party or other Person claiming through or on behalf of any Australian Domiciled Loan Party shall have any right to any Cash Collateral, until Full Payment of all Australian Facility Secured Obligations. No Belgian Domiciled Loan Party or other Person claiming through or on behalf of any Belgian Domiciled Loan Party shall have any right to any Cash Collateral, until Full Payment of all Belgian Facility Secured Obligations. No Canadian Domiciled Loan Party or other Person claiming through or on behalf of any Canadian Domiciled Loan Party shall have any right to any Cash Collateral, until Full Payment of all Canadian Facility Secured Obligations. No Dutch Domiciled Loan Party or other Person claiming through or on behalf of any Dutch Domiciled Loan Party shall have any right to any Cash Collateral, until Full Payment of all Dutch Facility Secured Obligations. No New Zealand Domiciled Loan Party or other Person claiming through or on behalf of any New Zealand Domiciled Loan Party shall have any right to any Cash Collateral, until Full Payment of all New Zealand Facility Secured Obligations. No Singapore Domiciled Loan Party or other Person claiming through or on behalf of any Singapore

Domiciled Loan Party shall have any right to any Cash Collateral, until Full Payment of all Singapore Facility Secured Obligations. No UK Domiciled Loan Party or other Person claiming through or on behalf of any UK Domiciled Loan Party shall have any right to any Cash Collateral, until Full Payment of all UK Facility Secured Obligations.

7.3 Pledged Collateral.

7.3.1 Pledge and Delivery of the Pledged Collateral.

(a) Each Foreign Borrower (under its respective Security Document) shall, except as otherwise agreed by Agent, pledge all of such Foreign Borrower’s right, title and interest in, to and under (i) the Stock now owned or at any time hereafter acquired by such Foreign Borrower (except for any Stock which such Foreign Borrower owns in an entity that is (1) not a Wholly Owned Restricted Subsidiary of such Foreign Borrower or (2) not organized under the laws of Australia, Belgium, Canada, the Netherlands, New Zealand, Singapore, the United Kingdom, the U.S. or any state, province or territory thereof), including the Stock set forth opposite the name of such Foreign Borrower on Schedule 7.3, and all certificates and other instruments representing such Stock; and (ii) the Indebtedness owed to such Foreign Borrower by MRC and its Restricted Subsidiaries now owned or at any time hereafter acquired by such Foreign Borrower, including the Indebtedness set forth opposite the name of such Foreign Borrower on Schedule 7.3, and all promissory notes and other instruments evidencing such Indebtedness, in each case, to secure the Secured Obligations of such Foreign Borrower; provided, however, that no Foreign Borrower shall pledge or grant a security interest in, and the definitions of “Pledged Debt”, “Pledged Stock”, “Pledged Collateral” and “Collateral” shall not include, any Stock or Indebtedness if the pledge of such Stock or Indebtedness or the granting of a security interest therein would result in adverse tax consequences under Section 956 of the Code.

(b) Each Foreign Borrower will cause all Indebtedness of MRC and its Restricted Subsidiaries in a principal amount of $10,000,000 or more that, in each case, is owing to such Foreign Borrower to be evidenced by a duly executed promissory note or intercompany loan agreement that is pledged and delivered to Agent or its applicable Security Trustee pursuant to the terms of the Security Documents.

(c) Each Foreign Borrower agrees to deliver or cause to be delivered to the Agent or its applicable Security Trustee any and all Pledged Collateral at every time owned by such Foreign Borrower promptly following its acquisition thereof.

(d) Upon delivery to Agent or its applicable Security Trustee, (i) any Pledged Stock shall be accompanied by undated stock powers duly executed by the Applicable Foreign Borrower in blank or other instruments of transfer satisfactory to Agent and such Security Trustee and by such other instruments and documents as they may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by undated proper instruments of assignment duly executed by the Applicable Foreign Borrower in blank and by such other instruments and documents as Agent or the applicable Security Trustee may reasonably request. Each delivery of Pledged Collateral after the date hereof shall be accompanied by a schedule describing the Pledged Collateral so delivered, which schedule shall be attached to Schedule 7.3 and made a part hereof; provided that failure to attach any such schedule hereto or any error in a schedule so attached shall not affect the validity of the pledge of any Pledged Collateral.

(e) To the extent that, in the reasonable judgment of the Agent (confirmed in writing by notice to the applicable Foreign Borrower), the cost or other consequences (including any adverse tax consequences) of obtaining a pledge of or security interest in any Stock or Indebtedness shall be excessive in view of the benefits to be obtained by the Applicable Lenders therefrom, such pledge shall not be required and/or shall be released.

(f) This Section 7.3.1 shall be subject to Section 2.12.

(g) This Section 7.3.1 is not intended to, and does not create, a Lien under the PPSA Australia. Any such Lien under the PPSA Australia is created under the Australian Security Agreements.

(h) This Section 7.3.1 and Sections 7.3.4(a)(iii), 7.3.4(b) and 8.1.5 are not intended to, and do not create, a Lien under Section 131 of the Companies Act, Chapter 50 Singapore. Any such Lien under Section 131 of the Companies Act, Chapter 50 Singapore is created under the Singapore Security Agreements.

7.3.2 Pledge Related Representations, Warranties and Covenants. Each Foreign Borrower hereby represents, warrants and covenants to the Agent and the Secured Parties that:

(a) Schedule 7.3 sets forth a true and complete list of (i) all the Stock owned by such Foreign Borrower and the percentage of the issued and outstanding units of each class of the Stock of the issuer thereof represented by the Stock owned by such Foreign Borrower and required to be pledged hereunder or pursuant to the Security Documents and (ii) all Indebtedness owned by such Foreign Borrower, and all promissory notes and other instruments evidencing such Indebtedness which are required to be pledged hereunder or pursuant to the Security Documents. Notwithstanding the foregoing, the Foreign Borrowers shall have a period not to exceed 60 days following any Permitted Acquisition to update Schedule 7.3 in order to reflect the Stock and Indebtedness required to be described on such Schedule 7.3 as a result of such Permitted Acquisition, and, during such period, the Foreign Borrowers shall be deemed not to have breached a representation for failure to describe on Schedule 7.3 such Stock and Indebtedness so acquired.

(b) The Pledged Stock and Pledged Debt have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock, are fully paid and nonassessable and (ii) in the case of Pledged Debt, are legal, valid and binding obligations of the issuers thereof, subject to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance and transfer, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law).

(c) Each Foreign Borrower has the power and authority to pledge the Pledged Collateral pledged by it pursuant to the Security Documents in the manner hereby done or contemplated.

(d) No Governmental Approval or any other action by any Governmental Authority and no consent or approval of any securities exchange or any other person (including stockholders, partners, members or creditors of the Applicable Foreign Borrower) is or will be required for the validity of the pledge effected pursuant to the Security Documents (other than such as have been obtained (or will be obtained at the time of the original pledge) and are, or will be, in full force and effect).

(e) By virtue of, or at the time of, the execution and delivery by each Foreign Borrower of the Security Documents (or a supplement or joinder to the Security Documents), or, when any Pledged Collateral of such Foreign Borrower is delivered to Agent or a Security Trustee (or its bailee) in accordance with the Security Documents, Agent and such Security Trustee will obtain in accordance with Applicable Law a valid lien upon and security interest (or pledge) in such Pledged Collateral as security for the payment and performance of its Applicable Foreign Borrower Secured Obligations.

7.3.3 Registration in Nominee Name; Denominations. Agent and each Security Trustee shall have the right (in its sole and absolute discretion) to hold the Pledged Collateral in its own name as pledgee, in the name of its nominee (as pledgee or as sub-agent) or in the name of the Applicable Foreign Borrower, endorsed or assigned in blank or in favor of Agent or its applicable Security Trustee. Agent and the Security Trustees shall at all times have the right to exchange the certificates representing Pledged Collateral for certificates of smaller or larger denominations for any purpose consistent with the Security Documents.

7.3.4 Voting Rights; Dividends and Interest.

(a) Unless and until an Event of Default shall have occurred and be continuing and Agent or a Security Trustee shall have notified the Applicable Foreign Borrower that its rights under this Section are being suspended:

(i) The Applicable Foreign Borrower shall be entitled to exercise any and all voting and other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement and the other Loan Documents; provided that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Collateral or the rights and remedies of Agent, the Security Trustees or any other Secured Party under this Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(ii) Agent and the applicable Security Trustee shall execute and deliver to the Applicable Foreign Borrower, or cause to be executed and delivered to the Applicable Foreign Borrower, all such proxies, powers of attorney and other instruments as the Applicable Foreign Borrower may reasonably request for the purpose of enabling the Applicable Foreign Borrower to exercise the voting and other consensual rights and powers it is entitled to exercise pursuant to paragraph (i) above.

(iii) The Applicable Foreign Borrower shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of its Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of this Agreement, the other Loan Documents and Applicable Laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Stock or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Stock of the issuer of any Pledged Collateral or received in exchange for Pledged Collateral or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral and, if received by the Applicable Foreign Borrower, shall be held in trust for the benefit of the Agent and the Security Trustees, shall be segregated from other property or funds of the Applicable Foreign Borrower and shall be forthwith delivered to the Agent or the applicable Security Trustee upon demand in the same form as so received (with any necessary endorsement).

(b) Upon the occurrence and during the continuance of an Event of Default, after Agent or a Security Trustee shall have notified the Applicable Foreign Borrower of the suspension of its rights under paragraph (a)(iii) of this Section, all rights of the Applicable Foreign Borrower to dividends, interest, principal or other distributions that the Applicable Foreign Borrower is authorized to receive pursuant to paragraph (a)(iii) of this Section shall cease, and all such rights shall thereupon become vested in Agent and its applicable Security Trustee, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by the Applicable Foreign Borrower contrary to the provisions of this Section shall be held in trust for the benefit of Agent and the applicable Security Trustee, shall be segregated from other property or funds of the Applicable Foreign Borrower and shall be forthwith delivered to Agent or a Security Trustee upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by Agent or a Security Trustee pursuant to the provisions of this paragraph shall be retained by Agent or such Security Trustee in an account to be established by Agent or such Security Trustee upon receipt of such money or other property, shall be held as security for the Applicable Foreign Borrower Secured Obligations and shall be applied in accordance with the provisions of Section 5.6. After all Events of Default have been cured or waived and Agent shall have received a certificate from a Senior Officer of Asian Loan Party Agent, European Loan Party Agent (as applicable) or North American Loan Party Agent (in the case of Canada) to that effect, Agent or the applicable Security Trustee shall promptly remit to the Applicable Foreign Borrower (without interest) all dividends, interest, principal or other distributions that the Applicable Foreign Borrower would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default, after Agent or a Security Trustee shall have notified the Applicable Foreign Borrower of the suspension of its rights under paragraph (a)(i) of this Section, all rights of the Applicable Foreign Borrower to exercise the voting and other consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section, and the obligations of Agent and the Security Trustees under paragraph (a)(ii) of this Section, shall cease, and all such rights shall thereupon become vested in Agent and the Security Trustees, which shall have the sole and exclusive right and authority to exercise such voting and other consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, Agent and the Security Trustees shall have the right from time to time, in its sole discretion, notwithstanding the continuance of an Event of Default, to permit the Applicable Foreign Borrower to exercise such rights and powers.

7.4 Other Collateral.

7.4.1 Commercial Tort Claims. North American Loan Party Agent shall, within 10 days of a Senior Officer becoming aware thereof, notify Agent in writing if any U.S. Facility Loan Party has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, Commercial Tort Claims reasonably expected to result in awarded damages (net of anticipated legal expenses relating thereto) of less than $2,000,000 in aggregate) and, upon Agent’s request, shall promptly take such actions as Agent deems appropriate to confer upon Agent (for the benefit of Secured Parties) a duly perfected, first priority Lien upon such claim.

7.4.2 Certain After-Acquired Collateral. If any assets are acquired by any Loan Party after the Closing Date (other than assets constituting Collateral under the Security Documents that become subject to the perfected or valid Lien of the Security Documents upon acquisition thereof) that are of the nature secured by the Security Documents, the applicable Loan Party Agent will notify the Agent, and, if requested by the Agent, such Loan Party will cause such assets to be subjected to a Lien securing the applicable Secured Obligations and will take, and cause the other Loan Parties to take, such actions as shall be necessary or reasonably requested by the Agent to grant and perfect such Liens consistent with the applicable requirements of the Security Documents, including actions described in Section 7.7, all at the expense of the Loan Parties. Without limiting the foregoing, a Loan Party Agent shall notify Agent in writing within 30 days if, after the Closing Date, any Loan Party obtains any interest in any Property consisting of (a) Deposit Accounts other than Excluded Deposit Accounts, (b) Chattel Paper, (c) negotiable Documents, (d) promissory notes and other Instruments (other than checks) or (d) Investment Property consisting of any Securities Account and, upon Agent’s reasonable request, shall promptly take such actions as Agent or its Security Trustee reasonably deems appropriate to effect a duly perfected, first priority Lien upon such Collateral (so long as it does not constitute Notes Priority Lien Collateral), including obtaining any appropriate possession, control agreement or lien waiver (it being understood that there shall be no requirement to obtain lien waivers not obtainable with commercially reasonable efforts), as appropriate and/or executing such additional Security Documents as may be reasonably requested by Agent or a Security Trustee. If any Collateral is in the possession of a third party, at Agent’s request, the applicable Loan Party having rights in such Collateral shall use commercially reasonable efforts to obtain a Collateral Access Agreement in favor of the Agent and the applicable Security Trustee in each case to the extent the Cost of Inventory held by such third person exceeds the lesser of (i) $2,000,000 and (ii) five percent (5%) of the Borrower Group Commitments of the applicable Borrower Group.

7.5 Limitation on Permitted Discretion.

(a) The Agent shall have the right to establish, modify or eliminate Reserves against Eligible Accounts and Eligible Inventory from time to time in its Permitted Discretion. In addition, the Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the applicable criteria, to establish new criteria and to adjust advance rates with respect to Eligible Accounts and Eligible Inventory, in its Permitted Discretion, subject to Section 14.1.1.

(b) Notwithstanding the foregoing or any provision in this Agreement to the contrary, circumstances, conditions, events or contingencies arising prior to the Closing Date and disclosed to the Agent prior to the Closing Date shall not be the basis for any establishment or modification of Reserves, eligibility criteria or advance rates unless (i) in the case of Reserves and eligibility criteria, such Reserves or eligibility criteria were established on the Closing Date or (ii) such circumstances, conditions, events or contingencies shall have changed in any material respect since the Closing Date.

(c) Any exercise of Permitted Discretion with respect to Reserves shall be based on a good faith reasonable determination of the Agent that (i) the circumstances, conditions, events or contingencies giving rise thereto will or reasonably could be expected to adversely affect a material portion of the value of the Eligible Accounts or Eligible Inventory in any Borrowing Base, the enforceability or priority of the Agent’s or a Security Trustee’s Liens thereon or the amount the Secured Parties would likely receive in the liquidation of any material portion of Eligible Accounts or Eligible Inventory in any Borrowing Base and (ii) the proposed action to be taken by the Agent to mitigate the effects described in clause (i) (including the amount of any Reserves) bears a reasonable relationship to the circumstance, condition, event or other contingency that is the basis therefor.

(d) Upon delivery of notice to a Loan Party Agent by the Agent of its intent to establish or increase Reserves, the Agent shall be available to discuss the proposed Reserves or increase, and Borrowers may take such action as may be required so that the circumstance, condition, event or other contingency that is the basis for such Reserves or increase no longer exists, in a manner and to the extent reasonably satisfactory to the Agent in the exercise of its Permitted Discretion. In no event shall such notice and opportunity limit the right of the Agent to establish or change such Reserves, unless the Agent shall have determined in its Permitted Discretion that the circumstance, condition, event or other contingency that is the basis for such new Reserves or such change no longer exists or has otherwise been adequately addressed by Borrowers.

7.6 No Assumption of Liability. The Lien on Collateral granted hereunder is given as security only and shall not subject Agent, any Security Trustee or any Lender to, or in any way modify, any obligation or liability of Loan Parties relating to any Collateral.

7.7 Further Assurances. Each Borrower will, and will cause each other Loan Party to promptly execute any and all further documents, financing statements, agreements, title certificates, assignments and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), which may be required under any Applicable Law, or which the Agent, any Security Trustee or the Required Borrower Group Lenders may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the Liens created or intended to be created by the Security Documents, or otherwise to give effect to the intent of this Agreement, all at the expense of the Loan Parties.

SECTION 8. COLLATERAL ADMINISTRATION

8.1 Administration of Accounts.

8.1.1 Records and Schedules of Accounts. Each Loan Party shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to Agent sales, collection, reconciliation and other reports in form reasonably satisfactory to Agent in accordance with Section 10.1.1(g). If the collectability of Accounts of all Borrowers in an aggregate face amount exceeding $10,000,000 is impaired, then a Loan Party Agent shall notify Agent of such occurrence promptly (and in any event within one Business Day) after any Loan Party has knowledge thereof.

8.1.2 Taxes. If an Account of any Loan Party includes a charge for any Taxes, Agent is authorized, in its discretion, if the applicable Loan Party has not paid such Taxes when due, to pay the amount thereof to the proper Governmental Authority for the account of such Loan Party and to charge the Loan Parties therefor; provided, however, that neither Agent nor any other Secured Party shall be liable for any Taxes that may be due from the Loan Parties or with respect to any Collateral.

8.1.3 Account Verification. During a Default, Event of Default or Cash Dominion Event, Agent shall have the right, in the name of Agent, any designee of Agent or any Loan Party, to verify the validity, amount or any other matter relating to any Accounts of the Loan Parties by mail, telephone or otherwise. Loan Parties shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

8.1.4 Maintenance of Dominion Accounts. Borrowers shall maintain Dominion Accounts pursuant to lockbox or other arrangements reasonably acceptable to Agent. Borrowers shall obtain a Deposit Account Control Agreement from each lockbox servicer and Dominion Account bank, establishing Agent’s (or a Security Trustee’s) control over and Lien in the lockbox or Dominion Account, requiring immediate deposit of all remittances received in the lockbox to a Dominion Account and waiving offset rights of such servicer or bank, except for customary administrative charges. Subject to Schedule 10.1.16, Dominion Accounts for Belgian Borrowers and Dutch Borrowers must be maintained exclusively at Bank of America. Subject to Schedule 10.1.16, Dominion Accounts for Australian Borrowers, New Zealand Borrowers, Singapore Borrowers and UK Borrowers must be maintained exclusively at Bank of America and shall be under the sole dominion and exclusive control of Agent (or its Security Trustee) whether or not a Cash Dominion Event exists; provided, that (a) collected funds will be disbursed from such Dominion Accounts in the discretion of Agent and (b) during any period that Dominion Accounts for such Foreign Borrowers are not maintained at Bank of America in accordance with Schedule 10.1.16, such Dominion Accounts not maintained at Bank of America shall be fully blocked in favor of Agent (or its Security Trustee) and all cash receipts therein shall be transferred on a daily basis to Dominion Accounts maintained at Bank of America. If a Dominion Account for Canadian Borrowers or U.S. Borrowers is not maintained with Bank of America, Agent (or its Security Trustee) may, during the existence of any Cash Dominion Event, require immediate transfer of all cash receipts in such account to a Dominion Account maintained with Bank of America. Agent, Security Trustees and Lenders assume no responsibility to Borrowers for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.

8.1.5 Proceeds of Collateral. Borrowers shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts or otherwise relating to Collateral are made directly to a Dominion Account (or a lockbox relating to a Dominion Account). If any Borrower or Subsidiary receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for Agent and the Security Trustees and within one (1) Business Day deposit same into a Dominion Account. Foreign Borrowers may not participate in any cash pooling arrangements.

8.2 Administration of Inventory.

8.2.1 Records and Reports of Inventory. Each Loan Party shall keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions, and shall submit to Agent inventory and reconciliation reports (which reports shall set forth the Inventory information by location) in form reasonably satisfactory to Agent in accordance with Section 10.1.1(g).

8.2.2 Returns of Inventory. No Loan Party shall return any Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is in the Ordinary Course of Business; (b) no Default, Event of Default or Overadvance exists or would result therefrom; (c) Agent is promptly notified if the aggregate value of all Inventory returned in any month exceeds $35,000,000 in the aggregate for all Borrowers; and (d) any payment received by a Loan Party for a return is promptly remitted to Agent for application to the Obligations in accordance with Section 5.5 or 5.6, as applicable.

8.2.3 Storage and Maintenance. Loan Parties shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity in all material respects with all Applicable Law, including the FLSA, if applicable, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations where any Collateral is located.

8.3 Administration of Deposit Accounts. Schedule 8.3 sets forth all Deposit Accounts maintained by Borrowers as of the date hereof, including all Dominion Accounts. Subject to Schedule 10.1.16, each Borrower shall take all actions necessary to establish Agent’s (or its Security Trustee’s) control of each such Deposit Account through a Deposit Account Control Agreement (other than Excluded Deposit Accounts). A Borrower shall be the sole account holder of each Deposit Account and shall not allow any other Person (other than Agent or a Security Trustee) to have control over a Deposit Account or any Property deposited therein. Notwithstanding the preceding sentence, a U.S. Facility Loan Party may establish a deposit account that does not contain proceeds of Loans, Inventory, Accounts or Specified Revolving Credit Collateral, which deposit account shall be (a) identified as such in writing to the Agent and (b) solely for the deposit of proceeds from the sale of Notes Priority Lien Collateral pending final application thereof to the Senior Secured Notes (such account, the “Net Available Cash Account”). A Loan Party Agent shall promptly notify Agent of any opening or closing of a Deposit Account and will amend Schedule 8.3 to reflect same.

8.4 General Provisions.

8.4.1 Location of Collateral. (a) All tangible items of Collateral, other than Inventory in transit, shall at all times be kept by Loan Parties at the Borrowers’ business locations set forth in Schedule 8.4.1, except that Loan Parties may (i) make sales or other dispositions of Collateral in accordance with Section 10.2.4; (ii) in the case of any U.S. Facility Loan Party, move Collateral to another location in the United States; (iii) in the case of any UK Domiciled Loan Party, move Collateral to another location in the United Kingdom; (iv) in the case of a Canadian Domiciled Loan Party, move Collateral to another location in Canada set forth on Schedule 8.4.1 or, (1) upon 15 Business Days prior written notice to Agent, and (2) so long as all actions shall have been taken prior to such move to ensure that the Agent has a perfected first priority security interest in and Lien on such Collateral, any other location in Canada; (v) in the case of any Australian Domiciled Loan Party, move Collateral to another location in Australia; (vi) in the case of any Belgian Domiciled Loan Party, move Collateral to another location in Belgium; (vii) in the case of any Dutch Domiciled Loan Party, move Collateral to another location in the Netherlands; (viii) in the case of any New Zealand Domiciled Loan Party, move Collateral to another location in New Zealand; and (ix) in the case of any Singapore Domiciled Loan Party, move Collateral to another location in Singapore.

(b) Each Borrower shall maintain insurance with respect to the Collateral, covering casualty, hazard, theft, malicious mischief, flood and other risks, in amounts, with endorsements and with insurers (having a Best’s Financial Strength Rating of at least VII, unless otherwise approved by Agent) as are reasonably satisfactory to Agent. From time to time upon request, Borrowers shall deliver to Agent the originals or certified copies of their insurance policies. Unless Agent shall agree otherwise (giving due consideration to what is commercially available in the insurance market for the applicable jurisdiction), each policy shall include satisfactory endorsements (i) showing Agent (or its Security Trustee) as loss payee, as appropriate; (ii) requiring at least 10 days’ prior written notice to Agent (or such shorter period as agreed to by Agent) in the event of cancellation of the policy for any reason whatsoever; and (iii) specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of any Borrower or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy. If any Borrower fails to provide and pay for any insurance, Agent may, at its option, but shall not be required to, procure the insurance and charge such Borrower therefor. Each Borrower agrees to deliver to Agent, promptly upon the request of Agent, copies of all reports made to insurance companies. While no Event of Default exists, Borrowers may settle, adjust or compromise any insurance claim, as long as the proceeds are delivered to Agent. If an Event of Default has occurred and is continuing, only Agent shall be authorized to settle, adjust and compromise such claims.

8.4.2 Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral of a Loan Party Group, all Taxes payable with respect to any Collateral of a Loan Party Group (including any sale thereof), and all other payments required to be made by Agent or a Security Trustee to any Person to realize upon any Collateral of a Loan Party Group, shall be borne and paid by Loan Parties of such Loan Party Group. Neither Agent nor any Security Trustee shall be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent’s or such Security Trustee’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Loan Parties’ sole risk.

8.4.3 Defense of Title to Collateral. Each Loan Party shall at all times (a) defend its title to Collateral and Agent’s or Security Trustees’ Liens therein against all Persons, claims and demands whatsoever, except Permitted Liens.

8.5 Power of Attorney. Each of the Canadian Domiciled Loan Parties and U.S. Domiciled Loan Parties hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as such Loan Party’s true and lawful attorney (and agent-in-fact), coupled with an interest, for the purposes provided in this Section. Agent, or Agent’s designee, may, without notice and in either its or a Loan Party’s name, but at the cost and expense of such Loan Parties within such Loan Party’s Loan Party Group:

(a) Endorse a Canadian Domiciled Loan Party’s or a U.S. Domiciled Loan Party’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Agent’s possession or control; and

(b) During the continuance of an Event of Default, (i) notify any Account Debtors of a Canadian Domiciled Loan Party or a U.S. Domiciled Loan Party of the assignment of their Accounts, demand and enforce payment of such Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to such Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral of the Canadian Domiciled Loan Parties or the U.S. Domiciled Loan Parties, or any legal proceedings brought to collect Accounts or Collateral of the Canadian Domiciled Loan Parties or the U.S. Domiciled Loan Parties; (iii) sell or assign any Accounts and other Collateral of the Canadian Domiciled Loan Parties or the U.S. Domiciled Loan Parties upon such terms, for such amounts and at such times as Agent deems advisable; (iv) collect, liquidate and receive balances in Deposit Accounts or Securities Accounts of the Canadian Domiciled Loan Parties or the U.S. Domiciled Loan Parties, and take control, in any manner, of proceeds of Collateral of the Canadian Domiciled Loan Parties or the U.S. Domiciled Loan Parties; (v) prepare, file and sign a Canadian Domiciled Loan Party’s or a U.S. Domiciled Loan Party’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to a Canadian Domiciled Loan Party or a U.S. Domiciled Loan Party, and notify postal authorities to deliver any such mail to an address designated by Agent; (vii) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Accounts, Inventory or other Collateral of the Canadian Domiciled Loan Parties or the U.S. Domiciled Loan Parties; (viii) use a Canadian Domiciled Loan Party’s or a U.S. Domiciled Loan Party’s stationery and sign its name to verifications of Accounts and notices to Account Debtors of the Canadian Domiciled Loan Parties or the U.S. Domiciled Loan Parties; (ix) use information contained in any data processing, electronic or information systems relating to Collateral of the Canadian Domiciled Loan Parties or the U.S. Domiciled Loan Parties; (x) make and adjust claims under insurance policies of the Canadian Domiciled Loan Parties or the U.S. Domiciled Loan Parties; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which a Canadian Domiciled Loan Party or a U.S. Domiciled Loan Party is a beneficiary; and (xii) take all other actions as Agent reasonably deems appropriate to fulfill any Canadian Domiciled Loan Party’s or U.S. Domiciled Loan Party’s obligations under the Loan Documents.

SECTION 9. REPRESENTATIONS AND WARRANTIES

9.1 General Representations and Warranties. In order to induce the Lenders to enter into this Agreement, to make the Loans and issue or participate in Letters of Credit as provided for herein, each Borrower (with respect to itself and its Subsidiaries) makes the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit:

9.1.1 Corporate Status. Each Borrower and each Material Subsidiary (a) is a duly organized or incorporated and validly existing corporation or other entity in good standing under the laws of the jurisdiction of its organization or incorporation (to the extent such jurisdiction provides for the designation of entities organized or incorporated thereunder as existing in good standing) and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and (b) has duly qualified and is authorized to do business and in good standing in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

9.1.2 Corporate Power and Authority. Each Loan Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Loan Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. Each Loan Party has duly executed and delivered and has stamped or will stamp within the appropriate time frame (where applicable) each Loan Document to which it is a party and each such Loan Document constitutes the legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity. Each Loan Party is in compliance with all laws, orders, writs and injunctions except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

9.1.3 No Violation. Neither the execution, delivery or performance by any Loan Party of the Loan Documents to which it is a party nor compliance with the terms and provisions thereof nor the consummation of the transactions contemplated hereby or thereby will (a) contravene any material provision of any Applicable Law applicable to such Loan Party (including without limitation in respect of the Australian Borrowers, section 260B of the Corporations Act (Cth) (2001)), (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Loan Party or any of the Restricted Subsidiaries (other than Liens created under the Loan Documents) pursuant to, the terms of any material indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other material instrument to which such Loan Party or any of the Restricted Subsidiaries is a party or by which it or any of its property or assets is bound or (c) violate any provision of the Organic Documents of such Loan Party or any of the Restricted Subsidiaries.

9.1.4 Litigation. There are no actions, suits, arbitrations or proceedings (including Environmental Claims) pending or, to the knowledge of such Borrower, threatened with respect to such Borrower or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect or a Material Adverse Change.

9.1.5 Margin Regulations. Neither such Borrower nor any of its Subsidiaries is engaged principally, as one or more of its important activities, in the business of extending credit for the purpose of purchasing any “margin stock” as defined in Regulation U. Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, U or X of the Board of Governors.

9.1.6 Governmental Approvals. The execution, delivery and performance of each Loan Document does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (a) such as have been obtained or made and are in full force and effect, (b) filings and recordings in respect of the Liens created pursuant to the Loan Documents and (c) such licenses, approvals, authorizations or consents the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect.

9.1.7 Investment Company Act. No Loan Party (i) is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended, and (ii) has a license pursuant to the Dutch Financial Supervision Act.

9.1.8 True and Complete Disclosure.

(a) None of the factual information and data (taken as a whole) heretofore or contemporaneously furnished by or on behalf of such Borrower, any of such Borrower’s Subsidiaries or any of their respective authorized representatives in writing to the Agent and/or any Lender on or before the Closing Date (including (i) the Confidential Information Memorandum and (ii) all information contained in the Loan Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein contained any untrue statement of or omitted to state any material fact necessary to make such information and data

(taken as a whole) not misleading at such time in light of the circumstances under which such information or data was furnished, it being understood and agreed that for purposes of this Section 9.1.8(a), such factual information and data shall not include projections and pro forma financial information.

(b) The projections and pro forma financial information contained in the information and data referred to in paragraph (a) above were based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may materially differ from the projected results.

9.1.9 Financial Condition; Financial Statements. The (a) unaudited historical consolidated financial information of the Parent as set forth in the Confidential Information Memorandum, (b) Historical Financial Statements and (c) the consolidated financial statements delivered pursuant to Section 10.1.1, in each case present or will, when provided, present fairly in all material respects the consolidated financial position of the Parent and its Subsidiaries at the respective dates of said information, statements and the consolidated results of operations for the respective periods covered thereby. The financial statements referred to in clauses (b) and (c) of this Section 9.1.9 have been prepared in accordance with GAAP, consistently applied (except to the extent provided in the notes to said financial statements), and the audit reports accompanying such financial statements delivered pursuant to Section 10.1.1(a) are not subject to any qualification as to the scope of the audit or the status of the Parent as a going concern. There has been no Material Adverse Change since December 31, 2011.

9.1.10 Tax Returns; Payments; Australian GST Group; UK Charges.

(a) Such Borrower and each of its Subsidiaries have filed all federal and provincial income tax returns and all other material tax returns, domestic and foreign, required to be filed by any of them and have paid all income and other material Taxes payable by them that have become due, other than those (i) not yet delinquent or (ii) contested in good faith as to which adequate reserves have been provided in accordance with GAAP and which could not reasonably be expected to result in a Material Adverse Effect. Such Borrower and each of its Subsidiaries have paid, or have provided adequate reserves (in the good faith judgment of the management of such Borrower) in accordance with GAAP for the payment of, all material federal, state, provincial and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to the Closing Date.

(b) As of the Closing Date, each Australian Facility Loan Party is not, nor has it ever been, a member of a GST Group.

(c) Under the law of each Loan Party’s jurisdiction of incorporation it is not necessary that any UK Security Agreement be filed, recorded on enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to any UK Security Agreement or the transactions contemplated by any UK Security Agreement, except (A) registration of particulars of each UK Security Agreement at the Companies Registration Office in England and Wales in accordance with Part 25 (Company Charges) of the

Companies Act 2006 or any regulations relating to the registration of charges made under, or applying the provisions of, the Companies Act 2006 (B) filing, registration or recordation on a voluntary basis or as required in order to perfect the security interest created by any UK Security Agreement in any relevant jurisdiction and (C) in each case, payment of associated fees, stamp taxes or mortgage duties.

9.1.11 Employee Benefit Plans.

(a) Compliance with ERISA. Each U.S. Employee Plan is in compliance with ERISA, the Code and any Applicable Law; no Reportable Event has occurred (or is reasonably likely to occur) with respect to any U.S. Employee Plan; no U.S. Employee Plan is insolvent or in reorganization (or is reasonably likely to be insolvent or in reorganization), and no written notice of any such insolvency or reorganization has been given to such Borrower, any Subsidiary or any ERISA Affiliate; no U.S. Employee Plan (other than a multiemployer plan) has an accumulated or waived funding deficiency (or is reasonably likely to have such a deficiency); none of such Borrower, any Subsidiary or any ERISA Affiliate has incurred (or is reasonably likely expected to incur) any liability to or on account of a U.S. Employee Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code or has been notified in writing that it will incur any liability under any of the foregoing Sections with respect to any U.S. Employee Plan; no proceedings have been instituted (or are reasonably likely to be instituted) to terminate or to reorganize any U.S. Employee Plan or to appoint a trustee to administer any U.S. Employee Plan, and no written notice of any such proceedings has been given to such Borrower, any Subsidiary or any ERISA Affiliate; and no lien imposed under the Code or ERISA on the assets of such Borrower or any Subsidiary or any ERISA Affiliate exists (or is reasonably likely to exist) nor has such Borrower, any Subsidiary or any ERISA Affiliate been notified in writing that such a lien will be imposed on the assets of such Borrower, any Subsidiary or any ERISA Affiliate on account of any U.S. Employee Plan, except to the extent that a breach of any of the representations, warranties or agreements in this Section 9.1.11 would not result, individually or in the aggregate, in an amount of liability that would be reasonably likely to have a Material Adverse Effect. No U.S. Employee Plan (other than a Multiemployer Plan) has an Unfunded Current Liability that would, individually or when taken together with any other liabilities referenced in this Section 9.1.11, be reasonably likely to have a Material Adverse Effect. With respect to U.S. Employee Plans that are Multiemployer Plans, the representations and warranties in this Section 9.1.11(a), other than any made with respect to (i) liability under Section 4201 or 4204 of ERISA or (ii) liability for termination or reorganization of such U.S. Employee Plans under ERISA, are made to the best knowledge of such Borrower.

(b) Canadian Employee Plans.

(i) No Canadian Employee Plan enacted or adopted after the Closing Date provides for medical, life or other welfare benefits (through insurance or otherwise), with respect to any current or former employee of any Canadian Domiciled Loan Party or any Affiliate thereof after retirement or other termination of service (other than coverage mandated by Requirements of Law or coverage provided through the end of the month containing the date of termination from service or otherwise where part of a severance package or with respect to injured or disabled employees). Except as could not reasonably be expected to give rise, individually or in the aggregate, to Material Adverse Effect (it being acknowledged that, for purposes of this Section 9.1.11(b), funding deficiencies, other benefit liabilities and events, conditions and circumstances that could give rise to liabilities, as such deficiencies, liabilities and circumstances exist as of the Closing Date, to the extent that they remain applicable at the relevant determination date, and any future obligations arising therefrom shall be included or considered in the determination of whether as of any date a Material Adverse Effect has occurred, exists or could reasonably be expected to occur):

(ii) Canadian Domiciled Loan Parties are in compliance in all material respects with the requirements of the PBA and any binding FSCO requirements of general application with respect to each Canadian Pension Plan and in compliance with any FSCO directive or order directed specifically at a Canadian Pension Plan. No Canadian Pension Plan has any Unfunded Current Liability. No fact or situation that may reasonably be expected to result in a Material Adverse Effect exists in connection with any Canadian Pension Plan. No Canadian Domiciled Loan Party or Subsidiary contributes to or participates in a Canadian Multi-Employer Plan. No Canadian Domiciled Loan Party or an Affiliate thereof maintains, contributes or has any liability with respect to a Canadian Pension Plan which provides benefits on a defined benefit basis. No Termination Event has occurred. All contributions required to be made by any Canadian Domiciled Loan Party or Subsidiary to any Canadian Pension Plan have been made in a timely fashion in accordance with the terms of such Canadian Pension Plan and the PBA. No Lien has arisen, choate or inchoate, in respect of any Canadian Domiciled Loan Party or their property in connection with any Canadian Pension Plan (save for contribution amounts not yet due).

(c) Foreign Plans. All Foreign Plans are in compliance with, and have been established, administered and operated in accordance with, the terms of such Foreign Plans and applicable law, except for any failure to so comply, establish, administer or operate the Foreign Plans as would not reasonably be expected to have a Material Adverse Effect. All contributions or other payments which are due with respect to each Foreign Plan have been made in full and there are no funding deficiencies thereunder, except to the extent any such events would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d) UK DB Pension Plan.

(i) No UK Domiciled Loan Party (A) is an employer (as defined for the purposes of sections 38 to 51 of the Pensions Act 2004) in respect of any UK DB Pension Plan or (B) is or has at any time been “connected” with or an “associate” (as those terms are used in sections 38 and 43 of the Pensions Act 2004) of such an employer, except to the extent any such events would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii) No UK Domiciled Loan Party has been issued with a Financial Support Direction or Contribution Notice in respect of any UK DB Pension Plan which Financial Support Direction or Contribution Notice will or would be reasonably likely to have a Material Adverse Effect.

9.1.12 Subsidiaries. Schedule 9.1.12 lists each Subsidiary of such Borrower (and the direct and indirect ownership interest of such Borrower therein), in each case existing on the Closing Date. To the knowledge of such Borrower, after due inquiry, each Material Subsidiary as of the Closing Date has been so designated on Schedule 9.1.12.

9.1.13 Intellectual Property. Such Borrower and each of the Restricted Subsidiaries have obtained all rights to intellectual property, free from burdensome restrictions, that are necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, except where the failure to obtain any such rights could not reasonably be expected to have a Material Adverse Effect.

9.1.14 Environmental Laws.

(a) Except as could not reasonably be expected to have a Material Adverse Effect: (i) such Borrower and each of the Subsidiaries and all Real Estate are, and have been, in compliance with, and possess all permits, licenses and registrations required pursuant to, all Environmental Laws; (ii) neither such Borrower, nor any of the Subsidiaries is subject to any Environmental Claim or any other liability under any Environmental Law; (iii) such Borrower and its Subsidiaries are not conducting, or required to conduct, any investigation, removal, remedial or other corrective action pursuant to any Environmental Law at any location, including any Real Estate currently owned or leased by such Borrower or any of its Subsidiaries, and any real property to which such Borrower or any of its Subsidiaries may have sent Hazardous Materials; and (iv) no underground storage tank or related piping, or any impoundment or other disposal area containing Hazardous Materials is located at, on or under any Real Estate currently owned or leased by such Borrower or any of its Subsidiaries.

(b) Neither such Borrower, nor any of the Subsidiaries has treated, stored, transported, released or disposed or arranged for disposal or transport for disposal of Hazardous Materials at, on, under or from any currently or formerly owned or leased Real Estate or facility in a manner that could reasonably be expected to have a Material Adverse Effect.

9.1.15 Properties. Such Borrower and each of the Subsidiaries have good and marketable title to or leasehold interest in all properties that are necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, free and clear of all Liens (other than any Liens permitted by this Agreement or the Senior Secured Notes Indenture) and except where the failure to have such good title or such leasehold interest could not reasonably be expected to have a Material Adverse Effect. All Liens of Agent or a Security Trustee in the Collateral are duly perfected, opposable and first priority Liens (or in the case of Foreign Borrowers valid and first priority Liens), subject only to Liens permitted pursuant to Section 10.2.2 that are expressly allowed to have priority over Agent’s or a Security Trustee’s Liens.

9.1.16 Solvency. On the Closing Date, immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loans, the Borrowers and the Guarantors, taken as a whole, are Solvent.

9.1.17 Accounts. Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrowers with respect thereto. Each Borrower warrants with respect to each of its Accounts at the time it is shown as an Eligible Account in a Borrowing Base Certificate, that, to such Borrower’s knowledge, in all material respects:

(a) it is genuine and what it purports to be, and is not evidenced by a judgment;

(b) it arises out of a completed, bona fide sale and delivery of goods or rendition of services in the Ordinary Course of Business, and substantially in accordance with any purchase order, contract or other document relating thereto;

(c) it is for a sum certain, maturing as stated in the invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Agent on request;

(d) it is not subject to any offset, Lien (other than those Liens permitted pursuant to Section 10.2.2), deduction, defense, dispute, counterclaim or other adverse condition except as arising in the Ordinary Course of Business and disclosed to Agent; and it is absolutely owing by the Account Debtor, without contingency in any respect;

(e) no purchase order, agreement, document or Applicable Law restricts assignment of the Account to Agent (regardless of whether, under the UCC, the PPSA, the Civil Code or other Applicable Law, the restriction is ineffective), and the applicable Borrower is the sole payee or remittance party shown on the invoice;

(f) no extension, compromise, settlement, modification, credit, deduction or return has been authorized with respect to the Account, except discounts or allowances granted in the Ordinary Course of Business for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to Agent hereunder; and

(g) (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectability of such Account; (ii) the Account Debtor had the capacity to contract when the Account arose, continues to meet the applicable Borrower’s customary credit standards, is Solvent, is not contemplating or subject to an Insolvency Proceeding, and has not failed, or suspended or ceased doing business; and (iii) there are no proceedings or actions threatened or pending against any Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor’s financial condition.

9.1.18 Australian Facility Loan Parties. If it is an Australian Facility Loan Party, (a) the entering into and performance by it of its obligations under the Loan Documents to which it is expressed to be a party are for its commercial benefit and are in its commercial interests; and (b) the entry into and performance by it of its obligations under the Loan Documents to which it is a party do not contravene Part 2J.3 or Part 2E of the Corporations Act 2001 (Cth).

9.1.19 Pari passu ranking. Each UK Borrower’s payment obligations under the Loan Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

9.1.20 Ranking. Each UK Security Agreement has or will have the ranking in priority which it is expressed to have in the relevant UK Security Agreement and, other than as permitted under or contemplated by the Loan Documents, it is not subject to any prior ranking or pari passu ranking Lien.

9.1.21 Belgian Financial Assistance. The Loans have not been and will not be used to finance or refinance the acquisition of or subscription for shares in any Belgian Domiciled Loan Party (unless carried out in accordance with the Belgian Companies Code) and no security interests created under the Security Documents and Guarantees will be used in breach of article 329/629 of the Belgian Companies Code.

9.1.22 OFAC. No Loan Party (a) is a Person whose Property or interest in Property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (b) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such Person in any manner violative of Section 2, or (c) is a Person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

9.1.23 Patriot Act. Each Loan Party is in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001). No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

SECTION 10. COVENANTS AND CONTINUING AGREEMENTS

10.1 Affirmative Covenants. The Borrowers, jointly and severally, hereby covenant and agree that on the Closing Date and thereafter, until the Commitments, the Swingline Commitments and each Letter of Credit have terminated and the Loans, together with interest, Fees and all other Obligations (other than contingent indemnification obligations for which no claim has been identified), are paid in full:

10.1.1 Financial and Other Information. The Borrowers will furnish to the Agent:

(a) as soon as available and in any event on or before the date on which such financial statements are required to be filed with the SEC (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 105 days after the end of each such fiscal year), (i) the consolidated balance sheet of MRC and its Subsidiaries (or, so long as the Parent is a Passive Entity which owns MRC, the Parent and its Subsidiaries) as at the end of such fiscal year, and the related consolidated statement of operations and consolidated statement of cash flows for such fiscal year, setting forth comparative consolidated figures for the preceding fiscal year, and certified by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit or as to the status of MRC or the Parent, as applicable, or any of the Material Subsidiaries (or group of Subsidiaries that together would constitute a Material Subsidiary) as a going concern, together in any event with a certificate of such accounting firm stating that in the course of its regular audit of the business of MRC or the Parent, as applicable, and the Material Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of any Default or Event of Default that has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof which shall be certified by a Senior Officer of MRC or the Parent, as applicable, and (ii) the unaudited consolidating financial statements of MRC and its Subsidiaries (or, so long as the Parent is a Passive Entity which owns MRC, the Parent and its Subsidiaries) containing a balance sheet as of the end of such fiscal year and a statement of operations for such fiscal year prepared in reasonable detail;

(b) as soon as available and in any event on or before the date on which such financial statements are required to be filed with the SEC with respect to each of the first three quarterly accounting periods in each fiscal year of MRC (or, if such financial statements are not required to be filed with the SEC, on or before the date that is sixty (60) days after the end of each such quarterly accounting period), the consolidated balance sheet of MRC and its Restricted Subsidiaries (or, so long as the Parent is a Passive Entity which owns MRC, Parent and the Restricted Subsidiaries), in each case as at the end of such quarterly period and the related consolidated statement of operations for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and the related consolidated statement of cash flows for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and setting forth comparative consolidated figures for the related periods in the prior fiscal year or, in the case of such consolidated balance sheet, for the last day of the prior fiscal year, all of which shall be certified by a Senior Officer of MRC or the Parent, as applicable, subject to changes resulting from audit and normal year-end audit adjustments;

(c) as soon as available and in any event on or before the date that is thirty (30) days after the end of each fiscal month of MRC, the consolidated balance sheet of MRC and its Restricted Subsidiaries (or, so long as the Parent is a Passive Entity which owns MRC, the Parent and the Restricted Subsidiaries), in each case as at the end of such fiscal month and the related consolidated statement of operations for such fiscal month and for the elapsed portion of the fiscal year ended with the last day of such fiscal month, and the related consolidated statement of cash flows for the elapsed portion of the fiscal year ended with the last day of such fiscal month, and setting forth comparative consolidated figures for the related periods in the prior fiscal year or, in the case of such consolidated balance sheet, for the last day of the prior fiscal year, all of which shall be certified by a Senior Officer of MRC or the Parent, as applicable, subject to changes resulting from audit and normal year-end audit adjustments;

(d) not more than sixty (60) days after the commencement of each fiscal year of MRC, a budget of MRC and its Restricted Subsidiaries in reasonable detail for such fiscal year on a quarterly basis and as customarily prepared by management of MRC for their internal use consistent in scope with the financial statements provided pursuant to Section 10.1.1(a), setting forth the material assumptions upon which such budgets are based;

(e) at the time of the delivery of the financial statements provided for in Sections 10.1.1(a) and (b), a Compliance Certificate of a Senior Officer of MRC to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth (i) the Consolidated Fixed Charge Coverage Ratio (and accompanying calculations) as at the end of such fiscal year or period, as the case may be, (ii) a specification of any change in the identity of the Restricted Subsidiaries and Unrestricted Subsidiaries as at the end of such fiscal year or period, as the case may be, from the Restricted Subsidiaries and Unrestricted Subsidiaries, respectively, provided to the Lenders on the Closing Date or the most recent fiscal year or period, as the case may be, (iii) the then applicable level of the Applicable Margin and (iv) the amount of any Pro Forma Adjustment not previously set forth in a Pro Forma Adjustment Certificate or any change in the amount of a Pro Forma Adjustment set forth in any Pro Forma Adjustment Certificate previously provided and, in either case, in reasonable detail, the calculations and basis therefor. At the time of the delivery of the financial statements provided for in Section 10.1.1(a), a certificate of a Senior Officer of each Loan Party Agent setting forth certain information required pursuant to Sections 1 and 2 of the Perfection Certificate or confirming that there has been no change in such information since the Closing Date or the date of the most recent certificate delivered pursuant to this subsection (e), as the case may be;

(f) as soon as available but in any event within twenty-five (25) days of the end of each calendar month, a Borrowing Base Certificate (which shall be calculated in a consistent manner with the most recently delivered Borrowing Base Certificate) covering each Borrower and supporting information in connection therewith, provided that (i) the Borrowers will be required to furnish a Borrowing Base Certificate and supporting information in connection therewith within four (4) days of the end of each calendar week as of the end of such calendar week during which a FCCR Test Event is continuing, (ii) the North American Loan Party Agent may deliver updates to the Foreign Allocated U.S. Availability component of any Foreign Borrower’s Borrowing Base (A) when no FCCR Test Event is continuing, once per calendar week and (B) at such other times as Agent may agree in its discretion and (iii) the Borrowers may not reallocate the Foreign Allocated U.S. Availability component of any Foreign Borrower’s Borrowing Base if such reallocation would result in an Overadvance for such Foreign Borrower;

(g) as soon as available but in any event within twenty-five (25) days of the end of each calendar month (or, if requested by Agent, on a weekly basis if a FCCR Test Event has occurred and is continuing), in each case, as of the period then ended:

(i) a schedule detailing the Borrowers’ Inventory, in form reasonably satisfactory to Agent, (1) by Borrower and by location (showing Inventory located with a third party under any consignment, bailee arrangement, or warehouse agreement, in each case, to the extent the Cost of Inventory at such location exceeds (A) $1,000,000 in the aggregate with respect to Canadian Borrowers and U.S. Borrowers and (B) $500,000 in the aggregate with respect to any other Borrower Group), (2) including a report of material variances or other results of Inventory counts performed by the Borrowers since the last Inventory schedule and (3) reconciled to the Borrowing Base Certificate delivered as of such date.

(ii) a worksheet of calculations prepared by the Borrowers to determine Eligible Accounts and Eligible Inventory, such worksheets detailing the Accounts and Inventory excluded from Eligible Accounts and Eligible Inventory and the reason for such exclusion;

(iii) a schedule and aging of each Borrower’s and each Guarantor’s accounts payable presented at the vendor level; and

(iv) a detailed aged trial balance of all Accounts of each Borrower as of the end of the preceding month (or shorter applicable period), specifying each Account’s Account Debtor name and address (if requested), amount, invoice date and due date and, at the Agent’s reasonable request, showing any discount, allowance, credit, authorized return or dispute, and including such proof of delivery, copies of invoices and invoice registers, copies of related documents, repayment histories, status reports and other information as Agent may reasonably request.

(h) promptly after a Senior Officer of any Borrower or any Subsidiary obtains knowledge thereof, notice of (i) the occurrence of any event that constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the applicable Borrower proposes to take with respect thereto and (ii) any litigation or governmental proceeding pending against any Borrower or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect or a Material Adverse Change;

(i) any Borrower will promptly advise the Agent in writing after obtaining knowledge of any one or more of the following environmental matters, unless such environmental matters could not, individually or when aggregated with all other such matters, be reasonably expected to result in a Material Adverse Effect:

(i) Any pending or threatened Environmental Claim against any Loan Party or any current or former Real Estate;

(ii) Any condition or occurrence on or otherwise related to any current or former Real Estate that (A) could reasonably be expected to result in noncompliance by any Loan Party with any applicable Environmental Law or (B) could reasonably be anticipated to form the basis of an Environmental Claim against any Loan Party or any current or former Real Estate;

(iii) Any condition or occurrence on or otherwise related to any current or former Real Estate that could reasonably be anticipated to cause such Real Estate to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Estate under any Environmental Law; and

(iv) The conduct of, or need to conduct, any investigation, or any removal, remedial or other corrective action in response to the actual or alleged presence, release or threatened release of any Hazardous Material on, at, under or from any current or former Real Estate or otherwise related to Environmental Law.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the response thereto. The term “Real Estate” shall mean land, buildings and improvements owned or leased by any Loan Party, but excluding all operating fixtures and equipment, whether or not incorporated into improvements.

(j) promptly upon filing thereof, copies of any filings (including on Form 10-K, 10-Q or 8-K) or registration statements with, and reports to, the SEC or any analogous Governmental Authority in any relevant jurisdiction by the Parent or any Subsidiary (other than amendments to any registration statement (to the extent such registration statement, in the form it becomes effective, is delivered to the Lenders and the Agent), exhibits to any registration statement and, if applicable, any registration statements on Form S-8) and copies of all financial statements, proxy statements, notices and reports that the Parent or any Subsidiary shall send to the holders of any publicly issued debt of the Parent and/or any Subsidiary in their capacity as such holders (in each case to the extent not theretofore delivered to the Lenders and the Agent pursuant to this Agreement) and, with reasonable promptness, such other information (financial or otherwise) as the Agent on its own behalf or on behalf of any Lender (acting through the Agent) may reasonably request in writing from time to time;

(k) not later than any date on which financial statements are delivered with respect to any Test Period in which a Pro Forma Adjustment is made as a result of the consummation of the acquisition of any Acquired Entity or Business by any Borrower or any Restricted Subsidiary for which there shall be a Pro Forma Adjustment, a Pro Forma Adjustment Certificate;

(l) reasonably promptly but not later than sixty (60) days following the occurrence of any change referred to in subclauses (i) through (iv) below, written notice of any change (i) in the legal name of any Loan Party, (ii) in the jurisdiction of organization or location of any Loan Party for purposes of the Uniform Commercial Code, PPSA Australia, PPSA New Zealand or PPSA, (iii) in the identity or type of organization of any Loan Party or (iv) in the Federal Taxpayer Identification Number (or the equivalent identifier in any other jurisdiction including tax file numbers) or organizational or corporate identification number (including any Australian business numbers) of any Loan Party, provided that, notwithstanding the foregoing, with respect to any Loan Party incorporated in New Zealand or any Loan Party who has granted a security interest over any Property which is subject to the terms of the PPSA New Zealand, at least fourteen (14) days’ prior written notice of any change in the legal name of any such Loan Party must be provided. The applicable Borrower or Borrowers shall also promptly provide the Agent with certified Organic Documents reflecting any of the changes described in the first sentence of this clause (l).

(m) promptly after the sending or filing thereof, copies of any annual information report (including all actuarial reports and other schedules and attachments thereto) required to be filed with a Governmental Authority in connection with each U.S. Employee Plan, any Foreign Plan that is required by Applicable Law to be funded or any Canadian Pension Plan; promptly upon receipt, copies of any notice, demand, inquiry or subpoena received in connection with any U.S. Employee Plan or Canadian Pension Plan from a Governmental Authority (other than routine inquiries in the course of application for a favorable IRS determination letter); and at Agent’s request, copies of any annual report required to be filed with a Governmental Authority in connection with any other U.S. Employee Plan or Canadian Pension Plan.

(n) promptly following receipt, a copy of any notice from the Pensions Regulator in which it proposes to take action which may result in the issuance of a Contribution Notice or Financial Support Direction in respect of any UK DB Pension Plan.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 10.1.1 may be satisfied with respect to financial information of the Parent and the Subsidiaries by furnishing (A) the applicable financial statements of any direct or indirect parent of the Parent or (B) the Parent’s (or any direct or indirect parent thereof’s), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC (provided that, to the extent such information relates to a parent of the Parent, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Parent and the Restricted Subsidiaries, taken together on a standalone basis, on the other hand); and any documentation required to be delivered pursuant to this Section 10.1.1 may be delivered electronically and if so delivered, shall be deemed to be delivered on the date (i) on which the North American Loan Party Agent posts the materials containing such documents or information, or provides a link thereto, on the North American Loan Party Agent’s website on the Internet, or (ii) on which such documents are posted on an Internet or intranet website, if any, to which each Lender and Agent have access (including www.sec.gov (or other website of the SEC), a commercial third-party website or a website sponsored by Agent), provided that, in any case, the Loan Party Agent shall provide written notice to Agent of any documents being delivered in accordance with clauses (i) or (ii) above on the date such documents are posted, and paper copies of such documents shall be delivered to Agent upon its written request.

10.1.2 Books, Records and Inspections. The Borrowers will, and will cause each of their respective Subsidiaries to, permit officers and designated representatives of the Agent or the Required Lenders to visit and inspect any of their properties or assets in whomsoever’s possession to the extent that it is within such party’s control to permit such inspection, and to examine their books and records and discuss their affairs, finances and accounts with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Agent or the Required Lenders may desire (upon reasonable advance notice to the applicable Loan Party Agent); provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Agent (or any of its representatives or independent contractors) on behalf of the Required Lenders may exercise rights of the Agent and the Lenders under this Section 10.1.2 and the Agent shall not exercise such rights more often than two times during any calendar year absent the existence of an Event of Default and only one such time shall be at the Borrowers’ expense unless Excess Availability is less than the greater of 15% of the Commitments or $150,000,000, in which case the second time shall also be at the Borrowers’ expense; provided further that when an Event of Default exists, the Agent (or any of its representatives or independent contractors) or any representative of the Required Lenders may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and upon reasonable advance notice. The Agent and the Required Lenders shall give any Borrower the opportunity to participate in any discussions with such Borrower’s independent public accountants.

10.1.3 Collateral Access Agreements. Each Borrower and each Guarantor shall use commercially reasonable efforts to obtain a Collateral Access Agreement with respect to Inventory which is located in any location leased by such Loan Party, located in any third-party warehouse or otherwise in the possession of a bailee or other third-party, in each case, to the extent the Cost of Inventory at such location, or held by such bailee or third person exceeds the lesser of (i) $2,000,000 and (ii) five percent (5%) of the Borrower Group Commitments of the applicable Borrower Group. For purposes of determining Australian Eligible Inventory, Belgian Eligible Inventory, Dutch Eligible Inventory and UK Eligible Inventory under the Borrowing Base, until the expiration of the Temporary Eligibility Period, the Borrowers shall be deemed to have obtained such Collateral Access Agreements at all such locations.

10.1.4 Payment of Taxes; Australian Tax Consolidation.

(a) Each Loan Party will pay and discharge, and will cause each Subsidiary to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful material claims that, if unpaid, could reasonably be expected to become a material Lien (other than a Permitted Lien) upon any properties of such Loan Party or any Restricted Subsidiary, provided that no Loan Party, nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of the management of such Loan Party) with respect thereto in accordance with GAAP and the failure to pay could not reasonably be expected to result in a Material Adverse Effect.

(b) Each Australian Domiciled Loan Party must ensure that (i) so long as it is a member of a consolidated group for tax purposes there is at all times a valid tax sharing agreement for that consolidated group in form and substance reasonably satisfactory to the Agent; (ii) the tax sharing agreement is amended or replaced to the extent necessary to ensure that it remains a valid tax sharing agreement (having regard to changes in the composition or activities of the consolidated group); and (iii) it is not at any time liable for group liability (as such term is defined in Section 721-10 of the Income Tax Assessment Act 1997 (Cth)) other than in respect of its own assets and activities (including as a result of tax consolidation or any tax sharing agreement), in each case except to the extent such Loan Party is maintaining adequate reserves (in the good faith judgment of the management of such Loan Party) with respect thereto and the failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

(c) Each Australian Facility Loan Party must ensure that it will not become a member of a GST Group unless the GST Group of which the Australian Facility Loan Party becomes a member has at all times while the Australian Facility Loan Party is a member a valid ITSA for that GST Group in a form and substance reasonably satisfactory to Agent, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

10.1.5 Maintenance of Insurance. The Borrowers will, and will cause each Material Subsidiary to, at all times maintain in full force and effect, with insurance companies that each Borrower believes (in the good faith judgment of the management of such Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which such Borrower believes (in the good faith judgment of management of such Borrower) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as such Borrower believes (in the good faith judgment of management of such Borrower) is reasonable and prudent in light of the size and nature of its business; and will furnish to the Agent (for delivery to the Lenders), upon written request from the Agent, information presented in reasonable detail as to the insurance so carried.

10.1.6 Consolidated Corporate Franchises. Each Borrower will do, and will cause each Material Subsidiary to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, corporate rights and authority, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided, however, that any Borrower and its Subsidiaries may consummate any transaction permitted under Section 10.2.3, 10.2.4 or 10.2.5.

10.1.7 Compliance with Statutes, Regulations, etc. Each Borrower will, and will cause each Subsidiary to, comply with all applicable laws, rules, regulations and orders applicable to it or its property, including all governmental approvals or authorizations required to conduct its business, and to maintain all such governmental approvals or authorizations in full force and effect, in each case except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

10.1.8 ERISA. Promptly after any Borrower or any Subsidiary or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following events that, individually or in the aggregate (including in the aggregate such events previously disclosed or exempt from disclosure hereunder, to the extent the liability therefor remains outstanding), would be reasonably likely to have a Material Adverse Effect, the North American Loan Party Agent will deliver to each Lender a certificate of a Senior Officer of the applicable Borrower setting forth details as to such occurrence and the action, if any, that such Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices (required, proposed or otherwise) given to or filed with or by such Borrower, such Subsidiary, such ERISA Affiliate, the PBGC, a U.S. Employee Plan participant (other than notices relating to an individual participant’s benefits) or the U.S. Employee Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application is to be made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a U.S. Employee Plan; that a U.S. Employee Plan having an Unfunded Current Liability has been or is to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA (including the giving of written notice thereof); that a U.S. Employee Plan has an Unfunded Current Liability that has or will result in a lien under ERISA or the Code; that proceedings will be or have been instituted to terminate a U.S. Employee Plan having an Unfunded Current Liability (including the giving of written notice thereof); that a proceeding has been instituted against a Borrower, a Subsidiary or an ERISA Affiliate pursuant to Section 515 of ERISA to collect a delinquent contribution to a U.S. Employee Plan; that the PBGC has notified any Borrower, any Subsidiary or any ERISA Affiliate of its intention to appoint a trustee to administer any U.S. Employee Plan; that any Borrower, any Subsidiary or any ERISA Affiliate has failed to make a required installment or other payment pursuant to Section 412 of the Code with respect to a U.S. Employee Plan; or that any Borrower, any Subsidiary or any ERISA Affiliate has incurred or will incur (or has been notified in writing that it will incur) any liability (including any contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code.

10.1.9 Canadian Pension Plans and UK DB Pension Plans.

(a) Promptly after any Canadian Domiciled Loan Party or any Subsidiary or any Affiliate knows or has reason to know of the occurrence of any of the following events, the applicable Canadian Domiciled Loan Party will deliver to the Agent a certificate of a Senior Officer of the applicable Canadian Domiciled Loan Party setting forth details as to such occurrence and the action, if any, that such Canadian Domiciled Loan Party, such Subsidiary or such Affiliate is required or proposes to take, together with any notices (required, proposed or otherwise) given to or filed with or by such Canadian Domiciled Loan Party, such Subsidiary, such Affiliate, the FSCO, a Canadian Employee Plan participant (other than notices relating to an individual participant’s benefits) or the Canadian Employee Plan administrator with respect thereto: any violation or asserted violation of any Applicable Law (including PBA), for which there is a reasonable likelihood that there will be an adverse determination, and such adverse determination would have or could reasonably be expected to have a Material Adverse Effect; the occurrence of any Termination Event.

(b) Each Canadian Domiciled Loan Party’s and its Subsidiaries’ Canadian Pension Plans shall be duly registered and administered in all respects in material compliance with, as applicable, the PBA, the Income Tax Act (Canada) and all other Applicable Law (including regulations, orders and directives), and the terms of the Canadian Pension Plans and any agreements relating thereto. Each Canadian Domiciled Loan Party shall ensure that it and its Subsidiaries: (i) has no Unfunded Current Liability in respect of any Canadian Pension Plan, including any Canadian Pension Plan to be established and administered by it or them; (ii) pay all amounts required to be paid by it or them in respect of such Canadian Pension Plan when due; (iii) has no Lien on any of its or their property that arises or exists in respect of any Canadian Pension Plan except as disclosed in Schedule 10.2.2; (iv) do not engage in a prohibited transaction or breach any applicable laws with respect to any Canadian Pension Plan that could reasonably be expected to result in a Material Adverse Effect in respect of such Canadian Pension Plan; (v) do not permit to occur or continue any Termination Event; and (vi) not maintain, contribute or have any liability in respect of a Canadian Pension Plan which provides benefits on a defined benefit basis during the term of this Agreement.

(c) Each UK Domiciled Loan Party shall ensure that in respect of all UK DB Pension Plans operated by or maintained for the benefit of the UK Domiciled Loan Parties no action or omission is taken in relation to such a pension scheme which has or is reasonably likely to have a Material Adverse Effect (including the termination or commencement of winding-up proceedings of any UK DB Pension Plan or any UK DB Pension Plan ceasing to employ any member of such a pension scheme).

(d) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Loan Party shall ensure that no UK Domiciled Loan Party is or has been at any time an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993) or “connected” with or an “associate” of (as those terms are defined in sections 38 or 43 of the Pensions Act 2004) such an employer without the Loan Party disclosing that the UK Domiciled Loan Party is or was an employer or “connected” with or an “associate” of an employer (“employer”, “connected” and “associated” all as defined previously in this clause) to the Agent promptly upon the Loan Party becoming aware of this and in advance of any acquisition unless the Loan Party having made reasonable due diligence inquiries in this regard does not become aware of this until after any acquisition.

10.1.10 Maintenance of Properties. Each Borrower will, and will cause each Restricted Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear, casualty and condemnation excepted, except to the extent that the failure to do so could reasonably be expected to have a Material Adverse Effect.

10.1.11 Transactions with Affiliates. Each Borrower will conduct, and cause each Restricted Subsidiary to conduct, all transactions with any of its Affiliates (other than the Borrowers or the Restricted Subsidiaries) on terms that are substantially as favorable to such Borrower or such Restricted Subsidiary as it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate, provided that the foregoing restrictions shall not apply to (a) the payment of customary investment banking fees paid to the Sponsor for services rendered to the Borrowers and the Subsidiaries in connection with divestitures, acquisitions, financings and other transactions, (b) transactions permitted by Section 10.2.6, (c) Transaction Expenses, (d) the issuance of Stock or Stock Equivalents of any Borrower to the management of such Borrower (or any direct or indirect parent thereof) or any of its Subsidiaries pursuant to arrangements described in clause (f) of this Section 10.1.11, (e) loans and other transactions by the Borrowers and the Restricted Subsidiaries to the extent permitted under Section 10.2, (f) employment and severance arrangements between the Borrowers and the Restricted Subsidiaries and their respective officers and employees in the Ordinary Course of Business, (g) payments by any Borrower (and any direct or indirect parent thereof) and the Restricted Subsidiaries pursuant to the tax sharing agreements among such Borrower (and any such parent)

and the Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of such Borrower and the Restricted Subsidiaries, (h) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, managers, consultants, officers and employees of the Borrowers and the Restricted Subsidiaries in the Ordinary Course of Business to the extent attributable to the ownership or operation of the Borrowers and the Restricted Subsidiaries, (i) transactions pursuant to permitted agreements in existence on the Closing Date and set forth on Schedule 10.1.11 or any amendment thereto to the extent such an amendment is not adverse, taken as a whole, to the Lenders in any material respect, and (j) customary payments by any Borrower and any Restricted Subsidiary to the Sponsor made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved by the majority of the members of the board of directors or a majority of the disinterested members of the board of directors of such Borrower (or any direct or indirect parent thereof), in good faith.

10.1.12 End of Fiscal Years; Fiscal Quarters. Each Borrower will, for financial reporting purposes, cause (a) each of Parent’s, its, and each of its Subsidiaries’, fiscal years to end on December 31 of each year and (b) each of Parent’s, its, and each of its Subsidiaries’, fiscal quarters to end on dates consistent with such fiscal year-end and such Borrower’s past practice; provided, however, that such Borrower may, upon written notice to the Agent, change the financial reporting convention specified above to any other financial reporting convention reasonably acceptable to the Agent, in which case such Borrower and the Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting.

10.1.13 Additional Loan Parties.

(a) Any Subsidiary organized under the laws of Australia, Belgium, Canada, the Netherlands, New Zealand, Singapore or the United Kingdom may, at the election of the North American Loan Party Agent, become a Foreign Borrower hereunder within the applicable Foreign Borrower Group for its jurisdiction of organization upon (i) the execution and delivery to Agent and/or Security Trustees (A) by such Subsidiary of a supplement or joinder to this Agreement, substantially in the form of Exhibit I, (B) by such Subsidiary of Security Documents in form and substance reasonably satisfactory to Agent and the relevant Security Trustee as may be required for the relevant jurisdiction (provided, that any such new Security Document shall be in substantially the same form as the comparable Security Documents to which the existing Loan Parties of the Loan Party Group of the New Loan Party (if any) are party and, in any event, shall not be more onerous with respect to the obligations of such New Loan Party than those contained in the Security Documents to which the other members of such New Loan Party’s Loan Party Group (if any) are party), and (C) by a Senior Officer of the applicable Loan Party Agent for such Subsidiary, of a (1) Borrowing Base Certificate for such Subsidiary effective as of not more than 25 days preceding the date on which such Subsidiary becomes a Foreign Borrower and (2) written notice of such Subsidiary’s Applicable Foreign Borrower Commitment, and (ii) the completion of Agent’s due diligence to its reasonable satisfaction and of compliance procedures for applicable “know your customer” and anti-money laundering rules; provided that, prior to permitting such Subsidiary to borrow any Revolver Loans or obtain the issuance of any Letters of Credit hereunder, the Agent, in its discretion, shall have the right to conduct an appraisal and field examination with respect to such Subsidiary, including, without limitation, of (x) such Subsidiary’s practices in the computation of its Borrowing Base and (y) the assets included in such Subsidiary’s Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves, in each case, prepared on a basis reasonably satisfactory to Agent and at the sole expense of such Subsidiary.

(b) Except as set forth in Section 10.2.1(b)(ix) and 10.2.1(b)(x) and subject to any applicable limitations set forth in the Security Documents, each U.S. Borrower will cause each direct or indirect U.S. Subsidiary of MRC (other than any Excluded Subsidiary) formed or otherwise purchased or acquired after the date hereof (including pursuant to a Permitted Acquisition) or that has ceased to be an Excluded Subsidiary pursuant to clause (e), (f) or (h) of the definition of Excluded Subsidiary, in each case within 30 days of such date, to execute a supplement or joinder to this Agreement, substantially in the form of Exhibit I, in order for such Subsidiary to become a U.S. Borrower and/or a U.S. Facility Guarantor under Section 5.10 and a grantor under Section 7.1 or, to the extent reasonably requested by the Agent, enter into a new Security Document in form and substance reasonably satisfactory to the Agent and North American Loan Party Agent.

10.1.14 Use of Proceeds.

(a) The Borrowers will use the proceeds of all Revolver Loans made on the Closing Date to (a) refinance Indebtedness under the HSBC Credit Agreement and (b) pay Transaction Expenses.

(b) The Borrowers will use Letters of Credit and the proceeds of all other Revolver Loans and Swingline Loans (a) to finance ongoing working capital needs, (b) for other general corporate purposes of any Borrower, including to fund permitted distributions and Permitted Acquisitions and (c) to pay Transaction Expenses.

10.1.15 Appraisals; Field Examinations. At any time that the Agent reasonably requests, each Borrower will, and will cause each Guarantor to, permit the Agent or professionals (including consultants, accountants, lawyers and appraisers) retained by the Agent, on reasonable prior notice and during normal business hours and with reasonable frequency, to conduct appraisals and commercial finance examinations or updates thereof including, without limitation, of (a) such Borrower’s practices in the computation of the Borrowing Base and (b) the assets included in the Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves, in each case, prepared on a basis reasonably satisfactory to the Agent and at the sole expense of the Borrowers; provided, however, if no Default or Event of Default shall have occurred and be continuing, only one (1) such appraisal and one (1) such examination or update per fiscal year shall be conducted at the Borrowers’ expense (exclusive of any appraisals and field examinations conducted pursuant to Section 10.1.13); provided, further, however, that if Excess Availability is less than 15% of the Commitments or $150,000,000, one (1) additional appraisal and one (1) additional examination or update per fiscal year may be conducted at the Borrowers’ expense (exclusive of any appraisals and field examinations conducted pursuant to Section 10.1.13). The foregoing shall not limit the Agent’s ability to perform additional appraisals, examinations and updates at the sole expense of the Borrowers upon the occurrence and continuance of a Default or Event of Default.

10.1.16 Post-Closing Matters. Each Borrower agrees that it will, or will cause its relevant Subsidiaries to, complete each of the actions described on Schedule 10.1.16 as soon as commercially reasonable and by no later than the date set forth in Schedule 10.1.16 with respect to such action or such later date as the Agent may reasonably agree.

10.1.17 Centre of Main Interests and Establishments. For the purposes of The Council of the European Union regulation No. 1346/2000 on Insolvency proceedings (the “Regulation”), each of the Belgian Domiciled Loan Parties’, Dutch Domiciled Loan Parties’ and UK Domiciled Loan Parties’ centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in its jurisdiction of incorporation and none of them have an “establishment” (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction.

10.2 Negative Covenants. The Borrowers (for themselves and each of their respective Restricted Subsidiaries), jointly and severally, hereby covenant and agree that on the Closing Date and thereafter, until the Commitments, the Swingline Commitment and each Letter of Credit have terminated and the Loans, together with interest, fees and all other Obligations (other than contingent indemnification obligations for which no claim has been identified), are paid in full:

10.2.1 Limitation on Indebtedness.

(a) The Borrowers will not, and will not permit any of the Restricted Subsidiaries to, incur, create, assume or permit to exist, directly or indirectly (collectively, “incur” and collectively, an “incurrence”), any Indebtedness; provided, however, that the Borrowers and the Restricted Subsidiaries will be entitled to incur Indebtedness if the Consolidated Total Debt to Consolidated EBITDA Ratio at the time such additional Indebtedness is incurred would have been no greater than 5.50 to 1.0 determined on a Pro Forma Basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred and the application of proceeds therefrom had occurred at the beginning of the most recent Test Period for which financial statements have been delivered pursuant to clause (a) or (b) of Section 10.1.1; provided, that such additional Indebtedness shall not be secured Indebtedness unless (i) the Secured Leverage Ratio at the time such additional Indebtedness is incurred would have been no greater than 5.0 to 1.0, determined on a Pro Forma Basis in the manner set forth above, (ii) such secured Indebtedness has a final maturity date no earlier than the date that is 180 days following the Facility Termination Date and (iii) the Liens (A) of any U.S. Domiciled Loan Party securing such Indebtedness shall constitute Notes Priority Liens for purposes of the Intercreditor Agreement and (B) of any Restricted Subsidiary other than a U.S. Domiciled Loan Party securing such Indebtedness shall not be extended to cover any property constituting Collateral.

(b) The limitation set forth in clause (a) of this Section 10.2.1 will not prohibit any of the following:

(i) (A) Indebtedness arising under the Loan Documents and (B) Indebtedness arising under the Senior Secured Notes Indenture; provided, however, that with respect to any such Indebtedness specified in this subclause (i)(B) that is incurred after the Closing Date, such Indebtedness satisfies the terms set forth in the proviso at the end of Section 10.2.1(a);

(ii) Indebtedness of (A) any Loan Party owing to any Borrower or any Restricted Subsidiary, (B) any Subsidiary who is not a Loan Party owing to any other Subsidiary who is not a Loan Party (including Indebtedness incurred in connection with customary cash pooling and cash management practices) and (C) subject to compliance with Section 10.2.5 at the time of the incurrence thereof, any Subsidiary who is not a Loan Party owing to any Loan Party;

(iii) Indebtedness in respect of any bankers’ acceptance, bank guarantees, letter of credit, warehouse receipt or similar facilities entered into in the Ordinary Course of Business (including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims);

(iv) subject to compliance with Section 10.2.5 at the time of incurrence, Guarantee Obligations incurred by (A) Restricted Subsidiaries in respect of Indebtedness of any Borrower or other Restricted Subsidiaries that is permitted to be incurred under this Agreement and (B) any Borrower in respect of Indebtedness of Restricted Subsidiaries that is permitted to be incurred under this Agreement, provided that, except as provided in clauses (ix) and (x) below, there shall be no Guarantee (1) by a Restricted Subsidiary that is not a Guarantor of any Indebtedness of any Borrower and (2) in respect of any Permitted Additional Debt, unless such Guarantee is made by a Guarantor and, in the case of Permitted Additional Debt that is subordinated, is subordinated;

(v) Guarantee Obligations (A) incurred in the Ordinary Course of Business in respect of obligations of (or to) suppliers, customers, franchisees, lessors and licensees or (B) otherwise constituting Investments permitted by Section 10.2.5;

(vi) (A) Indebtedness incurred within 270 days of the acquisition, construction or improvement of fixed or capital assets to finance the acquisition, construction or improvement of such fixed or capital assets, (B) Indebtedness arising under Capital Leases entered into in connection with Permitted Sale Leasebacks and (C) Indebtedness arising under Capital Leases, other than Capital Leases in effect on the date hereof and Capital Leases entered into pursuant to subclauses (A) and (B) above, provided, that the aggregate amount of Indebtedness incurred pursuant to this subclause (C) shall not exceed $20,000,000 at any time outstanding, and (D) any modification, replacement, refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (A), (B) or (C) above, provided that, except to the extent otherwise expressly permitted hereunder, the principal amount thereof (including pursuant to clause (C)) does not exceed the principal amount thereof outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension, except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable amounts paid and fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension;

(vii) Indebtedness outstanding on the date hereof (A) listed on Schedule 10.2.1 and any modification, replacement, refinancing, refunding, renewal or extension thereof, provided that, except to the extent otherwise expressly permitted hereunder, (1) the principal amount thereof does not exceed the principal amount thereof outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension, except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable amounts paid and fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension plus an amount equal to any existing commitment unutilized and letters of credit undrawn thereunder and (2) the direct and contingent obligors with respect to such Indebtedness are not changed and (B) owing by any Borrower to any Restricted Subsidiary or by any Restricted Subsidiary to any Borrower or any other Restricted Subsidiary;

(viii) Indebtedness in respect of Hedge Agreements;

(ix) (A) Indebtedness of a Person or Indebtedness attaching to assets of a Person that, in either case, becomes a Restricted Subsidiary (or is a Restricted Subsidiary that survives a merger with such Person) or Indebtedness attaching to assets that are acquired by any Borrower or any Restricted Subsidiary, in each case, after the Closing Date as the result of a Permitted Acquisition, provided, that (1) such Indebtedness existed at the time such Person became a Restricted Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation thereof, (2) such Indebtedness is not guaranteed in any respect by any Borrower or any Restricted Subsidiary (other than by any such Person that so becomes a Restricted Subsidiary or is the survivor of a merger with such Person and any of its Subsidiaries) and (3) to the extent required under Section 10.1.13, such Person executes a supplement or joinder to this Agreement, substantially in the form of Exhibit I, in order to become a Loan Party, a Guarantor under Section 5.10 (if applicable) and a grantor under Section 7.1 (or with respect to a Foreign Subsidiary, enters into a new Security Document in form and substance reasonably satisfactory to the Agent and the applicable Loan Party Agent), provided that the requirements of this subclause (3) shall not apply to (I) an aggregate amount at any time outstanding of up to the greater of (A) $300,000,000 or (B) 10% of Consolidated Total Assets at the time of the incurrence of such Indebtedness (less all Indebtedness as to which the proviso to clause (x)(A)(2) below then applies) at such time of such Indebtedness (and modifications, replacements, refinancings, refundings, renewals and extensions thereof pursuant to subclause (B) below) and (II) any Indebtedness of the type that could have been incurred under Section 10.2.1(b)(vi), and (B) any modification, replacement, refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (A) above, provided that, except to the extent otherwise expressly permitted hereunder, (X) the principal amount of any such Indebtedness does not exceed the principal amount thereof outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable amounts paid and fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension plus an amount equal to any existing commitment unutilized and letters of credit undrawn thereunder and (Y) the direct and contingent obligors with respect to such Indebtedness are not changed;

(x) (A) Permitted Additional Debt of MRC or any Restricted Subsidiary incurred to finance a Permitted Acquisition, provided that (1) if such Indebtedness is incurred by a Restricted Subsidiary that is not a Guarantor, such Indebtedness is not guaranteed by any Loan Party unless such Guarantee, at the time of incurrence thereof, would be permitted at such time under Section 10.2.5(g) and (2) to the extent required under Section 10.1.13, such acquired Person executes a supplement or joinder to this Agreement, substantially in the form of Exhibit I, in order to become a Loan Party, a Guarantor under Section 5.10 (if applicable) and a grantor under Section 7.1 (or with respect to a Foreign Subsidiary, enters into a new Security Document in form and substance reasonably satisfactory to the Agent and the applicable Loan Party Agent), provided that the requirements of this subclause (2) shall not apply to an aggregate amount at any time outstanding of up to the greater of (A) $300,000,000 or (B) 10% of Consolidated Total Assets at the time of the incurrence of such Indebtedness (less all Indebtedness as to which clause (I) of the proviso to clause (ix)(A)(3) above then applies) at such time of the aggregate of such Indebtedness (and modifications, replacements, refinancings, refundings, renewals and extensions thereof pursuant to subclause (B) below), and (B) any modification, replacement, refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (A) above, provided that, except to the extent otherwise expressly permitted hereunder, (1) the principal amount of any such Indebtedness does not exceed the principal amount thereof outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable amounts paid and fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension plus an amount equal to any existing commitment unutilized and letters of credit undrawn thereunder and (2) the direct and contingent obligors with respect to such Indebtedness are not changed;

(xi) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations not in connection with money borrowed, in each case, provided in the Ordinary Course of Business, including those incurred to secure health, safety and environmental obligations in the Ordinary Course of Business;

(xii) (A) Indebtedness incurred in connection with any Permitted Sale Leaseback, provided that, with respect to any Permitted Sale Leaseback other than the Permitted Sale Leaseback identified in clause (b) of the definition of “Permitted Sale Leaseback”, the Net Cash Proceeds thereof are promptly applied to the prepayment of the Senior Secured Notes to the extent required by the Senior Secured Notes Indenture; and (B) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (A) above; provided further that, except to the extent otherwise permitted hereunder, (1) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension and (2) the direct and contingent obligors with respect to such Indebtedness are not changed;

(xiii) (A) additional Indebtedness of MRC and its Restricted Subsidiaries and (B) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (A) above; provided that the aggregate amount of Indebtedness incurred and remaining outstanding pursuant to this clause (xiii) shall not at any time exceed the greater of (1) $300,000,000 and (2) 10% of Consolidated Total Assets at the time of the incurrence of such Indebtedness; provided, however, not more than the greater of (X) $50,000,000 and (Y) 1.5% of Consolidated Total Assets at the time of the incurrence of such Indebtedness in aggregate principal amount of Indebtedness of any Borrower or any Guarantor incurred under this clause (xiii) shall be secured;

(xiv) Indebtedness in respect of Permitted Additional Debt to the extent that the Net Cash Proceeds therefrom are, immediately after the receipt thereof, applied to the prepayment of the Senior Secured Notes in accordance with the Senior Secured Notes Indenture;

(xv) Indebtedness in respect of overdraft facilities, employee credit card programs and other cash management arrangements in the Ordinary Course of Business and, with regard to Restricted Subsidiaries that are not Loan Parties, Indebtedness in respect of cash pooling arrangements in the Ordinary Course of Business;

(xvi) unsecured Indebtedness in respect of obligations of any Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services, provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms (which require that all such payments be made within 60 days after the incurrence of the related obligation) in the Ordinary Course of Business and not in connection with the borrowing of money or Hedge Agreements;

(xvii) Indebtedness arising from agreements of any Borrower or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, entered into in connection with Permitted Acquisitions, other Investments and the disposition of any business, assets or capital stock permitted hereunder, other than Guarantee Obligations incurred by any Person acquiring all or any portion of such business, assets or capital stock for the purpose of financing such acquisition, provided that (A) such Indebtedness is not reflected on the balance sheet of any Borrower or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)) and (B) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value), actually received by the Borrowers and the Restricted Subsidiaries in connection with such disposition;

(xviii) Indebtedness of any Borrower or any Restricted Subsidiary consisting of (A) obligations to pay insurance premiums or (B) take or pay obligations contained in supply agreements, in each case, arising in the Ordinary Course of Business and not in connection with the borrowing of money or Hedge Agreements;

(xix) Indebtedness representing deferred compensation, severance and health and welfare retirement benefits to current and former employees of the Borrowers (or any direct or indirect parent thereof) and the Restricted Subsidiaries incurred in the Ordinary Course of Business;

(xx) unsecured, Subordinated Indebtedness consisting of promissory notes in an aggregate principal amount of not more than $10,000,000 issued by any Borrower or any Guarantor to current or former officers, managers, consultants, directors and employees (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) to finance the purchase or redemption of Stock or Stock Equivalents of such Borrower (or any direct or indirect parent thereof) permitted by Section 10.2.6;

(xxi) Indebtedness consisting of obligations of the Borrowers or the Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with Permitted Acquisitions or any other Investment expressly permitted hereunder;

(xxii) cash management obligations and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with deposit accounts;

(xxiii) Indebtedness arising from advance payments received in the Ordinary Course of Business from customers for goods and services purchased or rented in the Ordinary Course of Business and not for borrowed money;

(xxiv) Indebtedness of any Receivables Entity in respect of any Qualified Receivables Transaction that is without recourse to any Loan Party or any of their respective assets; and

(xxv) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xxiv) above.

10.2.2 Limitation on Liens. The Borrowers will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of such Borrower or any Restricted Subsidiary, whether now owned or hereafter acquired, except:

(a) Liens arising under the Credit Documents;

(b) Permitted Liens;

(c) (i) Liens securing Indebtedness permitted pursuant to Section 10.2.1(b)(vi) (including, without limitation, any “purchase money security interest” defined under the PPSA Australia or the PPSA New Zealand entered into in the Ordinary Course of Business where the purchase price is paid within 60 days of supply), provided that (A) such Liens attach at all times only to the assets so financed except for accessions to such property and the proceeds and the products thereof and (B) that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender, and (ii) Liens on the assets of Restricted Subsidiaries that are not Loan Parties securing Indebtedness permitted pursuant to Section 10.2.1(b)(xiii) and 10.2.1(b)(xv);

(d) Liens existing on the date hereof and listed on Schedule 10.2.2;

(e) The replacement, extension or renewal of any Lien permitted by clauses (a) through (d) above and clause (f) of this Section 10.2.2 upon or in the same assets (other than after acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 10.2.1(b) and proceeds and products thereof) theretofore subject to such Lien or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor except to the extent otherwise permitted hereunder) of the Indebtedness secured thereby;

(f) Liens existing on the assets of any Person that becomes a Restricted Subsidiary (or is a Restricted Subsidiary that survives a merger with such Person), or existing on assets acquired, pursuant to a Permitted Acquisition or other Investment to the extent the Liens on such assets secure Indebtedness permitted by Section 10.2.1(b)(ix) or other obligations permitted by this Agreement, provided that such Liens attach at all times only to the same assets that such Liens (other than after acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 10.2.1(b) and proceeds and products thereof) attached to, and secure only the same Indebtedness or obligations (or any modifications, refinancings, extensions, renewals, refundings or replacements of such Indebtedness permitted by Section 10.2.1(b)) that such Liens secured, immediately prior to such Permitted Acquisition or other Investment, as applicable;

(g) (i) Liens placed upon the Stock and Stock Equivalents of any Restricted Subsidiary that is not a Loan Party acquired pursuant to a Permitted Acquisition to secure Indebtedness incurred pursuant to Section 10.2.1(b)(x) in connection with such Permitted Acquisition and (ii) Liens placed upon the assets of any Restricted Subsidiary that is not a Loan Party to secure a guarantee by, or Indebtedness of, such Restricted Subsidiary of any Indebtedness of any Borrower or any other Restricted Subsidiary incurred pursuant to Section 10.2.1(b)(x);

(h) Liens securing Indebtedness or other obligations of any Loan Party or a Subsidiary in favor of any Loan Party or any Subsidiary that is a Loan Party and Liens securing Indebtedness or other obligations of any Subsidiary that is not a Loan Party in favor of any Subsidiary that is not a Loan Party;

(i) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the Ordinary Course of Business; and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(j) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 10.2.5 to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction permitted under Section 10.2.4, in each case, solely to the extent such Investment or sale, disposition, transfer or lease, as the case may be, would have been permitted on the date of the creation of such Lien;

(k) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale and purchase of goods entered into by any Borrower or any Restricted Subsidiary in the Ordinary Course of Business permitted by this Agreement;

(l) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 10.2.5;

(m) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the Ordinary Course of Business and not for speculative purposes;

(n) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of any non-Loan Party to permit satisfaction of overdraft or similar obligations incurred in the Ordinary Course of Business of such non-Loan Party or (iii) relating to purchase orders and other agreements entered into with customers of any Borrower or any Restricted Subsidiary in the Ordinary Course of Business;

(o) Liens solely on any cash earnest money deposits made by any Borrower or any Restricted Subsidiary in connection with any letter of intent or purchase agreement permitted hereunder;

(p) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(q) Liens securing the Senior Secured Notes; provided, that with respect to any such Senior Secured Notes issued after December 21, 2009, such Indebtedness is permitted to be secured in accordance with the proviso at the end of Section 10.2.1(a);

(r) Liens securing Indebtedness permitted under Section 10.2.1(a), to the extent permitted in accordance with the proviso at the end of such Section 10.2.1(a);

(s) Liens securing obligations under Hedge Agreements that are not Secured Bank Product Obligations; provided, that such Liens constitute Notes Priority Liens for purposes of the Intercreditor Agreement;

(t) additional Liens so long as (i) the aggregate principal amount of the obligations so secured does not exceed the greater of (y) $50,000,000 at any time outstanding and (z) 1.5% of Consolidated Total Assets at the time of the incurrence of such obligations and (ii) to the extent such additional Liens attach to any Accounts or Inventory of any Borrower, such Liens are subordinated to the Lien of Agent, for the benefit of the Secured Parties, pursuant to an intercreditor agreement in form and substance reasonably satisfactory to Agent and North American Loan Party Agent;

(u) Liens on Stock in joint ventures held by any Borrower provided such joint venture is not a Guarantor;

(v) Liens (i) of a Restricted Subsidiary that is not a Loan Party arising from precautionary security filings regarding a “true sale” to a Receivables Entity pursuant to a Qualified Receivables Transaction and (ii) on Accounts and Related Assets of a Receivables Entity imposed in connection with a Qualified Receivables Transaction;

(w) Liens constituting deemed security interests under section 12(3) of the PPSA Australia or section 17(1)(b) of the PPSA New Zealand which do not secure payment or performance of an obligation and any equivalent arrangement entered into any other jurisdiction; and

(x) Liens on dedicated cash collateral accounts of Restricted Foreign Subsidiaries (other than Canadian Subsidiaries) and the deposits therein not to exceed $50,000,000 in the aggregate securing letters of credit issued for the account of a Foreign Borrower or any other Restricted Foreign Subsidiary (in each case other than a Canadian Borrower) by any financial institution (which financial institution for the avoidance of doubt shall not be required to be a Lender or Fronting Bank).

10.2.3 Limitation on Fundamental Changes. Except as expressly permitted by Section 10.2.4 or 10.2.5, each Borrower will not, and will not permit any of the Restricted Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all its business units, assets or other properties, except that:

(a) so long as no Default or Event of Default would result therefrom, any Subsidiary of any Borrower or any other Person may be merged or consolidated with or into a Borrower, provided that (i) a Borrower shall be the continuing or surviving entity or (ii) if the Person formed by or surviving any such merger, amalgamation or consolidation is not a Borrower (such Person, the “Successor Borrower”), (A)(1) in the case of a merger, amalgamation or consolidation by a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia, the Successor Borrower shall be an entity organized or existing under the laws of the United States, any state thereof or the District of

Columbia, (2) in the case of a merger, amalgamation or consolidation by a Person organized or existing under the laws of Canada or any province thereof, the Successor Borrower shall be an entity organized or existing under the laws of Canada or any province thereof, and (3) in the case of a merger, amalgamation or consolidation by a Person not organized or existing under the laws of the United States, any state thereof, the District of Columbia, Canada or any province thereof, the Successor Borrower shall be an entity organized or existing under the laws of the country in which the non-surviving Borrower was organized or existing or the laws of any state or province thereof, (B) the Successor Borrower shall expressly assume all the obligations of a Borrower under this Agreement and the other Loan Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Agent, (C) each applicable Guarantor, unless it is the other party to such merger, amalgamation or consolidation, shall have by a supplement hereto confirmed that its Guarantee shall apply to the Successor Borrower’s obligations under this Agreement, (D) each U.S. Domiciled Loan Party and each Foreign Domiciled Loan Party, as applicable, unless it is the other party to such merger or consolidation, shall have by a supplement to this Agreement confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, and (E) the Borrower shall have delivered to the Agent (1) an officer’s certificate stating that such merger, amalgamation or consolidation and such supplements to this Agreement and the other Loan Documents preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the Security Documents and (2) if reasonably requested by the Agent, an opinion of counsel to the effect that such merger, amalgamation or consolidation does not violate this Agreement or any other Loan Document, and provided further that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, such Borrower under this Agreement;

(b) any Subsidiary of a Borrower (other than another Borrower) or any other Person may be merged, amalgamated or consolidated with or into any one or more Subsidiaries of such Borrower, provided that (i) in the case of any merger, amalgamation or consolidation involving one or more Restricted Subsidiaries, (A) a Restricted Subsidiary shall be the continuing or surviving entity or (B) such Borrower shall take all steps necessary to cause the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Restricted Subsidiary) to become a Restricted Subsidiary, (ii) in the case of any merger, amalgamation or consolidation involving one or more Guarantors, a Guarantor shall be the continuing or surviving entity or the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Guarantor) shall execute a supplement or joinder to this Agreement, substantially in the form of Exhibit I, in order to become a Guarantor under Section 5.10 and a grantor under Section 7.1 (or in the case of a Guarantor not organized in the U.S. or Canada enter into other Security Documents) to the extent required under Section 10.1.13, (iii) no Default or Event of Default would result from the consummation of such merger, amalgamation or consolidation, (iv) any Indebtedness incurred to finance such merger, amalgamation or consolidation is permitted to be incurred by the Senior Secured Notes Indenture, and (v) such Borrower shall have delivered to the Agent an officer’s certificate stating that such merger, amalgamation or consolidation and such supplements and/or joinders to any Security Document preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the Security Documents;

(c) any Restricted Subsidiary that is not a Borrower or Guarantor may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any Borrower, a Guarantor or any other Restricted Subsidiary;

(d) any Guarantor may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any Borrower or any other Guarantor; and

(e) any Restricted Subsidiary may liquidate or dissolve if (i) the North American Loan Party Agent determines in good faith that such liquidation or dissolution is in the best interests of the Borrowers and is not materially disadvantageous to the Lenders and (ii) to the extent such Restricted Subsidiary is a Loan Party, any assets or business not otherwise disposed of or transferred in accordance with Section 10.2.4 or 10.2.5, or, in the case of any such business, discontinued, shall be transferred to, or otherwise owned or conducted by, another Loan Party after giving effect to such liquidation or dissolution.

10.2.4 Limitation on Sale of Assets. Each Borrower will not, and will not permit any of the Restricted Subsidiaries to, (x) convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including receivables and leasehold interests), whether now owned or hereafter acquired (other than any such sale, transfer, assignment or other disposition resulting from any casualty or condemnation, of any assets of such Borrower or the Restricted Subsidiaries) or (y) sell to any Person (other than a Borrower or a Guarantor) any shares owned by it of any Restricted Subsidiary’s Stock and Stock Equivalents, except that:

(a) any Borrower and the Restricted Subsidiaries may sell, transfer or otherwise dispose of (i) inventory in the Ordinary Course of Business, (ii) used or surplus equipment, vehicles and other assets in the Ordinary Course of Business and (iii) Permitted Investments;

(b) any Borrower and the Restricted Subsidiaries may sell, transfer or otherwise dispose of other assets (other than accounts receivable) (each a “Disposition”) for fair value, provided that:

(i) with respect to any Disposition pursuant to this clause (b) for a purchase price in excess of $10,000,000, such Borrower or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Permitted Investments; provided that for the purposes of this clause (i):

(A) any liabilities (as shown on such Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of such Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which such Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing,

(B) any securities received by such Borrower or such Restricted Subsidiary from such transferee that are converted by such Borrower or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable Disposition, and

(C) any Designated Non-Cash Consideration received by such Borrower or such Restricted Subsidiary in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this Section 10.2.4(b) and Section 10.2.4(c) that is at that time outstanding, not in excess of 6% of Consolidated Total Assets at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall in each case under this clause (i) be deemed to be cash; and

(ii) after giving effect to any such sale, transfer or disposition, no Default or Event of Default shall have occurred and be continuing;

(c) each Borrower and the Restricted Subsidiaries may make sales of assets to any Borrower or to any Restricted Subsidiary, provided that with respect to any such sales to Restricted Subsidiaries that are not Guarantors or Borrowers:

(i) such sale, transfer or disposition shall be for fair value;

(ii) with respect to any Disposition pursuant to this clause (c) for a purchase price in excess of $10,000,000, such Borrower or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Permitted Investments; provided that for the purposes of this clause (ii):

(A) any liabilities (as shown on such Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of such Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which such Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing,

(B) any securities received by such Borrower or such Restricted Subsidiary from such transferee that are converted by such Borrower or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable Disposition,

(C) any Designated Non-Cash Consideration received by such Borrower or such Restricted Subsidiary in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this Section 10.2.4(c) and Section 10.2.4(b) that is at that time outstanding, not in excess of 6% of Consolidated Total Assets at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall in each case under this clause (ii) be deemed to be cash.

(d) any Borrower and any Restricted Subsidiary may effect any transaction permitted by Section 10.2.2, 10.2.3, 10.2.5 or 10.2.6;

(e) in addition to selling or transferring accounts receivable pursuant to the other provisions hereof, MRC and the Restricted Subsidiaries may sell or discount without recourse accounts receivable arising in the Ordinary Course of Business in connection with the compromise or collection thereof consistent with such Person’s current credit and collection practices;

(f) any Borrower and any Restricted Subsidiary may lease, sublease, license or sublicense (on a non-exclusive basis with respect to any intellectual property) real, personal or intellectual property in the Ordinary Course of Business;

(g) any Borrower and any Restricted Subsidiary may make sales, transfers and other dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(h) any Borrower and any Restricted Subsidiary may make sales, transfers and other dispositions of property pursuant to Permitted Sale Leaseback transactions;

(i) any Borrower and any Restricted Subsidiary may make Dispositions of Non-Core Assets or any portion thereof;

(j) any Borrower and any Restricted Subsidiary may make sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements; and

(k) any Restricted Subsidiary that is not a Loan Party and is domiciled outside of Australia, Belgium, Canada, the Netherlands, New Zealand, Singapore, the UK and the U.S. may make Dispositions of Accounts and Related Assets to a Receivables Entity so long as the requirements included in the definition of Qualified Receivables Transaction have been satisfied.

10.2.5 Limitation on Investments. Each Borrower will not, and will not permit any of the Restricted Subsidiaries to, make any advance, loan, extensions of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets of, or make any other Investment in, any Person, except:

(a)	extensions of trade credit and asset purchases in the Ordinary Course of Business;

(b) Permitted Investments;

(c) loans and advances to officers, directors and employees of any Borrower (or any direct or indirect parent thereof) or any of its Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes (including employee payroll advances), (ii) in connection with such Person’s purchase of Stock or Stock Equivalents of such Borrower (or any direct or indirect parent thereof) to the extent that the amount of such loans and advances are contributed to such Borrower in cash and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding not to exceed $10,000,000;

(d) Investments existing on, or contemplated as of, the date hereof and listed on Schedule 10.2.5 and any extensions, renewals or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (d) is not increased at any time above the amount of such Investments existing on the date hereof;

(e) Investments received in connection with the bankruptcy or reorganization of suppliers or customers and in settlement of delinquent obligations of, and other disputes with, customers arising in the Ordinary Course of Business or upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(f) Investments to the extent that payment for such Investments is made solely with Stock or Stock Equivalents of any Borrower;

(g) Investments in (i) U.S. Domiciled Loan Parties and (ii) any other Persons provided that after giving effect to such Investments under this clause (g)(ii), either (A) both (1) Excess Availability is greater than the higher of (I) 10% of the Commitments and (II) $95,000,000 and (2) the Consolidated Fixed Charge Coverage Ratio for the most recent Test Period for which financial statements have been delivered pursuant to clause (a) or (b) of Section 10.1.1 is greater than 1.0 to 1.0 or (B) Excess Availability is greater than the higher of (1) 15% of the Commitments and (2) $150,000,000; provided that if the test set forth in clause (g)(ii)(A) or (g)(ii)(B) above is not satisfied, then any Borrower shall be permitted to make Investments in an amount not to exceed $60,000,000 in the aggregate (net of repayments) for all Borrowers since the last calculation date on which the Borrowers most recently met the test in clause (g)(ii)(A) or (g)(ii)(B) above if, after giving effect to such Investments, either (1) the Consolidated Fixed Charge Coverage Ratio for the most recent Test Period for which financial statements have been delivered pursuant to clause (a) or (b) of Section 10.1.1 is greater than 1.0 to 1.0 or (2) Excess Availability is greater than the higher of (x) 10% of the Commitments and (y) $95,000,000;

(h) Permitted Acquisitions;

(i) Investments constituting non-cash proceeds of sales, transfers and other dispositions of assets to the extent permitted by Section 10.2.4;

(j) Investments made to repurchase or retire Stock of any Borrower or any direct or indirect parent thereof owned by any employee stock ownership plan or key employee stock ownership plan of such Borrower (or any direct or indirect parent thereof);

(k) Investments permitted under Section 10.2.6;

(l) loans and advances to any direct or indirect parent of any Borrower in lieu of, and not in excess of the amount of, dividends to the extent permitted to be made to such parent in accordance with Section 10.2.6;

(m) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the Ordinary Course of Business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the Ordinary Course of Business;

(n) Investments in the Ordinary Course of Business consisting of Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices;

(o) advances of payroll payments to employees in the Ordinary Course of Business;

(p) Guarantee Obligations of any Borrower or any Restricted Subsidiary of leases (other than Capital Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the Ordinary Course of Business;

(q) Investments made to repurchase or retire equity interests of any Borrower (or any direct or indirect parent thereof) owned by any employee stock ownership plan or key employee stock ownership plan of any Borrower (or any direct or indirect parent thereof);

(r) Investments of a Restricted Subsidiary acquired after the Closing Date or of any Person merged into any Borrower or merged or consolidated with a Restricted Subsidiary in accordance with Section 10.2.3 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(s) Investments constituting Guarantee Obligations of Indebtedness permitted under Section 10.2.1; and

(t) Investments by any Restricted Subsidiary that is not a Loan Party in any other Restricted Subsidiary that is not a Loan Party or in a Receivables Entity pursuant to a Qualified Receivables Transaction.

10.2.6 Limitation on Dividends. MRC will not declare or pay any dividends (other than dividends payable solely in its Stock) or return any capital to its stockholders or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration, any shares of any class of its Stock or Stock Equivalents or the Stock or Stock Equivalents of any direct or indirect parent now or hereafter outstanding, or set aside any funds for any of the foregoing purposes, or permit any of its Restricted Subsidiaries to purchase or otherwise acquire for consideration (other than in connection with an Investment permitted by Section 10.2.5) any Stock or Stock Equivalents of MRC, now or hereafter outstanding (all of the foregoing “dividends”), provided that, so long as no Default or Event of Default exists or would exist after giving effect thereto:

(a) MRC may redeem in whole or in part any of its Stock or Stock Equivalents for another class of its Stock or Stock Equivalents or with proceeds from substantially concurrent equity contributions or issuances of new Stock or Stock Equivalents, provided that such new Stock or Stock Equivalents contain terms and provisions at least as advantageous to the Lenders in all respects material to their interests as those contained in the Stock or Stock Equivalents redeemed thereby;

(b) MRC may (or may make dividends to permit any direct or indirect parent thereof to) repurchase shares of its (or such parent’s) Stock or Stock Equivalents held by officers, directors and employees of MRC and its Subsidiaries, so long as such repurchase is pursuant to, and in accordance with the terms of, management and/or employee stock plans, stock subscription agreements or shareholder agreements; provided, that the aggregate amount of all cash paid in respect of all such shares so repurchased in any calendar year does not exceed the sum of (i) $10,000,000 plus (ii) all amounts obtained by MRC during such calendar year from the sale of such Stock or Stock Equivalents to other officers, directors and employees of MRC and its Subsidiaries in connection with any permitted compensation and incentive arrangements plus (iii) all amounts obtained from any key-man life insurance policies received during such calendar year; provided further that the aggregate amount permitted by the foregoing proviso with respect to any calendar year commencing with 2012 shall be increased by 100% of the amount of unused share repurchases for the immediately preceding year (such amount, a “carry-over amount”) without giving effect to any carryover amount that was added in such preceding calendar year and assuming any such carry-over amount is utilized first and so long as the aggregate amount of cash paid in respect of all such shares so repurchased in any calendar year does not exceed $20,000,000; and provided still further the aggregate amount of all cash paid in respect of all such shares so repurchased in any calendar year may exceed the aggregate amount permitted by the foregoing provisos if Excess Availability is not less than $100,000,000 after giving effect to such dividend, distribution or other return of capital;

(c) MRC may pay dividends on its Stock or Stock Equivalents, provided that after giving effect to such payment, either (i) both (A) Excess Availability is greater than the higher of (1) 15% of the Commitments and (2) $150,000,000 and (B) the Pro Forma Consolidated Fixed Charge Coverage Ratio for the most recent Test Period for which financial statements have been delivered pursuant to clause (a) or (b) of Section 10.1.1 is greater than 1.0 to 1.0 or (ii) Excess Availability is greater than the higher of (A) 20% of the Commitments and (B) $210,000,000, and provided further that the foregoing test shall not apply to any dividends paid with proceeds arising from a Qualified IPO; and

(d) MRC may pay dividends:

(i) to its direct or indirect parent in amounts sufficient for any such parent to pay its income tax obligations for so long as MRC or any Restricted Subsidiary is a member of a group filing a consolidated, combined, unitary, affiliated or other similar tax return with such parent; provided the amount of dividends paid under this clause (i) in respect of income tax obligations is limited to the extent such tax liability is directly attributable to the taxable income of MRC or its Subsidiaries (that are included in such consolidated, combined, unitary, affiliated or other similar tax return), determined as if MRC and such Subsidiaries filed a separate consolidated, combined, unitary, affiliated or other similar tax return as a stand-alone group and will be used to pay (or to make dividends to allow any direct or indirect parent to pay), within 30 days of the receipt thereof, the tax liability to each relevant jurisdiction in respect of such consolidated, combined, unitary, affiliated or other similar returns;

(ii) the proceeds of which shall be used to allow any direct or indirect parent of MRC to pay (A) its operating expenses incurred in the Ordinary Course of Business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the Ordinary Course of Business, in an aggregate amount not to exceed $15,000,000 in any fiscal year of MRC plus any reasonable and customary indemnification claims made by directors or officers of MRC (or any parent thereof) attributable to the ownership or operations of MRC and its Subsidiaries or (B) fees and expenses otherwise (1) due and payable by MRC or any of its Subsidiaries and (2) permitted to be paid by MRC or such Subsidiary under this Agreement;

(iii) without duplication of clause (i), above, the proceeds of which shall be used to pay franchise taxes and other fees, taxes and expenses required to maintain the corporate existence of any direct or indirect parent of MRC or its Restricted Subsidiaries, within thirty (30) days of the receipt thereof;

(iv) to any direct or indirect parent of MRC to finance any Investment permitted to be made pursuant to Section 10.2.5; provided that (A) such dividend shall be made substantially concurrently with the closing of such Investment and (B) such parent shall, immediately following the closing thereof, cause (1) all property acquired (whether assets, Stock or Stock Equivalents) to be contributed to MRC or its Restricted Subsidiaries or (2) the merger (to the extent permitted in Section 10.2.5) of the Person formed or acquired into MRC or its Restricted Subsidiaries in order to consummate such Permitted Acquisition; and

(v) constituting repurchases of Stock or Stock Equivalents upon the cashless exercise of stock options.

10.2.7 Limitations on Debt Payments and Amendments.

(a) Each Borrower will not, and will not permit any Restricted Subsidiary to, prepay, repurchase or redeem or otherwise defease any Subordinated Indebtedness held by a Person other than a Loan Party; provided, however, that so long as no Default or Event of Default shall have occurred and be continuing at the date of such prepayment, repurchase, redemption or other defeasance or would result after giving effect thereto, any Borrower or any Restricted Subsidiary may prepay, repurchase or redeem Subordinated Indebtedness if either (A) both (1) Excess Availability is greater than the higher of (x) 15% of the Commitments and (y) $150,000,000 and (2) the Pro Forma Consolidated Fixed Charge Coverage Ratio for the most recent Test Period for which financial statements have been delivered pursuant to clause (a) or

(b) of Section 10.1.1 is greater than 1.0 to 1.0 or (B) Excess Availability is greater than the higher of (1) 20% of the Commitments and (2) $210,000,000, in each case after giving effect to such prepayment, repurchase, redemption or other defeasance, with the proceeds of Subordinated Indebtedness that (A) is permitted by Section 10.2.1(b) (other than Section 10.2.1(b)(xiv)) and (B) has terms not materially less advantageous to the Lenders than those of such Subordinated Indebtedness being refinanced.

(b) Each Borrower will not waive, amend, modify, terminate or release any Subordinated Indebtedness to the extent that any such waiver, amendment, modification, termination or release would be adverse to the Lenders in any material respect.

(c) The Initial Canadian Borrower will not, and will not permit any Restricted Subsidiary to, make any payment with respect to the Subordinated Indebtedness covered by the Subordination Agreement except for the discharge of such Subordinated Indebtedness as permitted under the Subordination Agreement.

10.2.8 Limitations on Sale Leasebacks. Each Borrower will not, and will not permit any Restricted Subsidiary to, enter into or effect any Sale Leasebacks, other than Permitted Sale Leasebacks.

10.2.9 Changes in Business. The Borrowers and the Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by the Borrowers and the Subsidiaries, taken as a whole, on the Closing Date and other business activities incidental or related to any of the foregoing.

10.2.10 Burdensome Agreements. Each Borrower will not, and will not permit any Restricted Subsidiary to, enter into or permit to exist any contractual obligation (other than this Agreement or any other Loan Document) that limits the ability of (a) any Restricted Subsidiary that is not a Borrower or Guarantor to make dividends to any Borrower or any Guarantor or (b) such Borrower or any Guarantor to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to the Secured Obligations; provided that the foregoing clauses (a) and (b) shall not apply to contractual obligations which (i)(A) exist on the date hereof and (to the extent not otherwise permitted by this Section 10.2.10) are listed on Schedule 10.2.10 and (B) to the extent contractual obligations permitted by clause (A) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of such contractual obligation, (ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary of such Borrower, so long as such contractual obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary of such Borrower; (iii) represent Indebtedness of a Restricted Subsidiary of such Borrower which is not a Loan Party which is permitted by Section 10.2.1, (iv) arise in connection with any Disposition permitted by Section 10.2.4, (v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 10.2.5 and applicable solely to such joint venture entered into in the Ordinary Course of Business, (vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 10.2.1 but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness, (vii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto, (viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 10.2.1 to the extent that such restrictions apply only to the property or assets securing such Indebtedness or, in the case of secured Indebtedness incurred pursuant to Section 10.2.1(b)(ix) or Section 10.2.1(b)(x) only, to the Restricted Subsidiaries incurring or guaranteeing such Indebtedness, (ix) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of such Borrower or any Restricted Subsidiary, (x) are customary provisions restricting assignment of any agreement entered into in the Ordinary Course of Business, (xi) are restrictions on cash or other deposits imposed by customers under contracts entered into in the Ordinary Course of Business, and (xii) exist under the Senior Secured Notes Indenture or any documentation relating to such debt.

10.3 Financial Covenants. As long as any Commitments or Obligations are outstanding:

10.3.1 Consolidated Fixed Charge Coverage Ratio. MRC and its Restricted Subsidiaries (or so long as Parent is a Passive Entity, Parent and the Restricted Subsidiaries) shall maintain, as of the last day of each fiscal quarter during the occurrence and continuance of a FCCR Test Event, a Consolidated Fixed Charge Coverage Ratio of at least 1.0 to 1.0 for the Test Period ending on the last day of such fiscal quarter.

SECTION 11. EVENTS OF DEFAULT; REMEDIES ON DEFAULT

11.1 Events of Default. Upon the occurrence of any of the following specified events (each, an “Event of Default”), if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

11.1.1 Payments. Any Borrower shall (a) default in the payment when due of any principal of the Loans or (b) default in the payment when due of any interest on the Loans or any fees or any other amounts owing hereunder or under any other Loan Document and, so long as no Cash Dominion Event exists, such default shall continue for five or more days; or

11.1.2 Representations, etc. Any representation, warranty or statement made or deemed made by any Loan Party herein or in any Security Document or any certificate, statement, report or other document delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

11.1.3 Covenants. Any Loan Party shall:

(a) default in the due performance or observance by it of any term, covenant or agreement contained in Section 10.1.1(h), Section 10.1.14, Section 10.2 or Section 10.3;

(b) default in the due performance or observance by it of any term, covenant or agreement contained in Section 10.1.1(f) and such default shall continue unremedied for a period of at least ten (10) Business Days (which period is shortened to four (4) Business Days if an FCCR Test Event is continuing) after the earlier of the date on which a Senior Officer of such Loan Party has knowledge of such default and the date of receipt of written notice by such Loan Party from the Agent or the Required Lenders; or

(c) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 11.1.1 or 11.1.2 or clauses (a) or (b) of this Section 11.1.3) contained in this Agreement, any Security Document or the Fee Letter and such default shall continue unremedied for a period of at least thirty (30) days after receipt of written notice by such Loan Party from the Agent or the Required Lenders; or

11.1.4 Default Under Other Agreements. (a) Any of the Borrowers or any of the Restricted Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) in excess of $50,000,000 in the aggregate, for such Borrowers and such Restricted Subsidiaries, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist (other than, with respect to Indebtedness consisting of any Hedge Agreements, termination events or equivalent events pursuant to the terms of such Hedge Agreements), the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity; or (b) without limiting the provisions of clause (a) above, any such Indebtedness shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (and, with respect to Indebtedness consisting of any Hedge Agreements, other than due to a termination event or equivalent event pursuant to the terms of such Hedge Agreements), prior to the stated maturity thereof; or

11.1.5 Bankruptcy, etc. (a) Any Borrower or any Specified Subsidiary shall commence a voluntary Insolvency Proceeding; (b) any Foreign Subsidiary that is a Specified Subsidiary, shall commence a voluntary case, proceeding or action under domestic or foreign law relating to bankruptcy, judicial management, insolvency reorganization or relief of debtors legislation of its jurisdiction of incorporation, in each case as now or hereafter in effect, or any successor thereto; (c) an involuntary Insolvency Proceeding is commenced against any Borrower or any Specified Subsidiary and the petition is not controverted within 10 days after commencement thereof; (d) an involuntary Insolvency Proceeding is commenced against any Borrower or any Specified Subsidiary and the petition is not dismissed within 60 days after commencement thereof; (e) a Creditor Representative or similar Person is appointed for, or takes charge of, all or substantially all of the property of any Borrower or any Specified Subsidiary; (f) any Borrower or any Specified Subsidiary commences any other proceeding or action under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any Borrower or any Specified Subsidiary; (g) there is commenced against any Borrower or any Specified Subsidiary any such proceeding or action that remains undismissed for a period of 60 days; (h) any Borrower or any Specified Subsidiary is adjudicated insolvent or bankrupt; (i) any order of relief or other order approving any such case or proceeding or action is entered; (j) any Borrower or any Specified Subsidiary suffers any appointment of any Creditor Representative or the like for it or any substantial part of its Property to continue undischarged or unstayed for a period of 60 days; (k) any Borrower or any Specified Subsidiary makes a general assignment for the benefit of creditors; (l) any corporate action is taken by any Borrower or any Specified Subsidiary for the purpose of effecting any of the foregoing; (m) (i) any UK Borrower or Singapore Borrower, (1) is unable or admits inability to pay its debts as they fall due, (2) suspends making payments on any of its debts or (3) by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its Indebtedness; or (ii) in respect of any UK Borrower or Singapore Borrower, (1) the value of its assets is less than that of its liabilities (taking into account contingent and prospective liabilities) or (2) a moratorium or other protection from its creditors is declared or imposed in respect of any its Indebtedness; or (n) any Borrower or any Specified Subsidiary incorporated in New Zealand (or the New Zealand based assets or business of any other Borrower or Specified Subsidiary) is declared at risk pursuant to the Corporations (Investigation and Management) Act 1989 (New Zealand), or a statutory manager is appointed or any step taken with a view to any such appointment in respect of it or those assets or business under that Act; or

11.1.6 ERISA. (a) Any U.S. Employee Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code; any U.S. Employee Plan is or shall have been terminated or is the subject of termination proceedings under ERISA (including the giving of written notice thereof); an event shall have occurred or a condition shall exist in either case entitling the PBGC to terminate any U.S. Employee Plan or to appoint a trustee to administer any U.S. Employee Plan (including the giving of written notice thereof); any U.S. Employee Plan shall have an accumulated funding deficiency (whether or not waived); any Borrower or any Subsidiary or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a U.S. Employee Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code (including the giving of written notice thereof); (b) there could result from any event or events set forth in clause (a) of this Section 11.1.6 the imposition of a lien, the granting of a security interest, or a liability, or the reasonable likelihood of incurring a lien, security interest or liability; and (c) such lien, security interest or liability will or would be reasonably likely to have a Material Adverse Effect; or

11.1.7 Canadian Pension Plan and UK Pensions Regulator. (a) (i) A Termination Event shall occur or any Canadian Multi-Employer Plan shall be terminated, in each case, in circumstances which would result or could reasonably be expected to result in a Canadian Facility Loan Party being required to make a contribution to or in respect of a Canadian Pension Plan or a Canadian Multi-Employer Plan or results in the appointment, by FSCO, of an administrator to wind up a Canadian Pension Plan, (ii) any Canadian Domiciled Loan Party is in default with respect to any required contributions to a Canadian Pension Plan, or (iii) any Lien arises (save for contribution amounts not yet due) in connection with any Canadian Pension Plan, provided the events set forth in clauses (i), (ii) and (iii), individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect (it being acknowledged that, for purposes of this Section, funding deficiencies and other benefit liabilities existing as of the Closing Date shall be included in the determination of whether a Material Adverse Effect has occurred or exists); or

(b) The Pensions Regulator issues a Financial Support Direction or a Contribution Notice to any UK Domiciled Loan Party and such Financial Support Direction or Contribution Notice will or would be reasonably likely to have a Material Adverse Effect; or

11.1.8 Guarantee. Any Guarantee provided by any Material Subsidiary or any material provision thereof shall cease to be in full force or effect or any such Guarantor thereunder or any Loan Party shall deny or disaffirm in writing any such Guarantor’s obligations under the Guarantee (or any of the foregoing shall occur with respect to a Guarantee provided by a Subsidiary that is not a Material Subsidiary and shall continue unremedied for a period of at least 5 Business Days after receipt of written notice to the North American Loan Party Agent from the Agent or the Required Lenders); or

11.1.9 Security Documents. Any Security Document pursuant to which the assets of any Borrower or any Material Subsidiary are pledged as Collateral or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof or as a result of acts or omissions of the Agent, any Security Trustee or any Lender) or any grantor thereunder or any Loan Party shall deny or disaffirm in writing any grantor’s obligations under such Security Document (or any of the foregoing shall occur with respect to Collateral provided by a Subsidiary that is not a Material Subsidiary and shall continue unremedied for a period of at least 5 Business Days after receipt of written notice to the North American Loan Party Agent from the Agent or the Required Lenders); or

11.1.10 Judgments. One or more judgments or decrees shall be entered against any Borrower or any of the Restricted Subsidiaries involving a liability of $50,000,000 or more in the aggregate for all such judgments and decrees for the Borrowers and the Restricted Subsidiaries (to the extent not paid or fully covered by insurance provided by a carrier not disputing coverage) and any such judgments or decrees shall not have been satisfied, vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

11.1.11 Change of Control. A Change of Control shall occur; or

11.1.12 Intercreditor; Subordination. The Intercreditor Agreement shall be invalidated or otherwise cease to constitute the legal, valid and binding obligations of the Senior Secured Notes Secured Parties (as defined therein) and the Subordinated Lien Secured Parties (as defined therein), enforceable in accordance with its terms (to the extent that any Indebtedness held by such parties remains outstanding) or the subordination provisions of any document or instrument evidencing any Permitted Additional Debt or other Subordinated Indebtedness having a principal amount in excess of $15,000,000 that are subordinated shall be invalidated or otherwise cease to be legal, valid and binding obligations of the holders of such Permitted Additional Debt or other Subordinated Indebtedness, enforceable in accordance with their terms;

then, (1) upon the occurrence of any Event of Default described in Section 11.1.5, automatically, and (2) upon the occurrence of any other Event of Default, at the request of (or with the consent of) Required Lenders, upon notice to the Borrowers by the Agent, (A) the Commitment of each Lender and the obligation of any Fronting Bank to issue any Letter of Credit shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Loan Party: (I) the unpaid principal amount of and accrued interest on the Loans, (II) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (regardless of whether any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letters of Credit), and (III) all other Obligations; provided, the foregoing shall not affect in any way the obligations of Lenders under Sections 2.2.2, 2.3.2, 2.4.2, 2.5.2, 2.6.2, 2.7.2, 2.8.2, or 2.9.2; (C) the Agent and Security Trustees may enforce any and all Liens and security interests created pursuant to Security Documents; and (D) the Agent shall direct the Borrowers to pay (and each Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 11.1.5 to pay) to the Agent such additional amounts of cash as reasonably requested by any Fronting Bank, to be held as security for the Borrowers’ reimbursement Obligations in respect of Letters of Credit then outstanding.

11.2 License. Agent is hereby granted an irrevocable (during the continuance of an Event of Default), non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Loan Party) any or all intellectual property of Loan Parties, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral. Each Loan Party’s rights and interests under intellectual property shall inure to Agent’s benefit.

11.3 Setoff. At any time during the continuation of an Event of Default, each of the Agent, any Fronting Bank, any Lender, and any of their Affiliates is authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Agent, Fronting Bank, such Lender or such Affiliate to or for the credit or the account of a Loan Party against any Obligations, irrespective of whether or not the Agent, such Fronting Bank, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of the Agent, such Fronting Bank, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness. The rights of the Agent, each Fronting Bank, each Lender and each such Affiliate under this Section 11.3 are in addition to other rights and remedies (including other rights of setoff) that such Person may have.

11.4 Remedies Cumulative; No Waiver.

11.4.1 Cumulative Rights. All agreements, warranties, guaranties, indemnities and other undertakings of Loan Parties under the Credit Documents are cumulative and not in derogation of each other. The rights and remedies of the Agent and Lenders are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise. All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations.

11.4.2 Waivers. No waiver or course of dealing shall be established by (a) the failure or delay of the Agent or any Lender to require strict performance by Loan Parties with any terms of the Loan Documents, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Loan or issuance of any Letter of Credit during a Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by the Agent or any Lender of any payment or performance by a Loan Party under any Loan Documents in a manner other than that specified therein. It is expressly acknowledged by Loan Parties that any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

11.5 Judgment Currency. If, for the purpose of obtaining judgment in any court or obtaining an order enforcing a judgment, it becomes necessary to convert any amount due under this Agreement in any a currency (hereinafter in this Section 11.5 called the “first currency”) into any other currency (hereinafter in this Section 11.5 called the “second currency”), then the conversion shall be made at the Agent’s spot rate of exchange for buying the first currency with the second currency prevailing at the Agent’s close of business on the Business Day next preceding the day on which the judgment is given or (as the case may be) the order is made. Any payment made by an Loan Party to any Credit Party or any Security Trustee pursuant to this Agreement in the second currency shall constitute a discharge of the obligations of any applicable Loan Parties to pay to such Credit Party or such Security Trustee any amount originally due to the Credit Party or Security Trustee in the first currency under this Agreement only to the extent of the amount of the first currency which such Credit Party or such Security Trustee is able, on the date of the receipt by it of such payment in any second currency, to purchase, in accordance with such Credit Party’s or such Security Trustee’s normal banking procedures, with the amount of such second currency so received. If the amount of the first currency falls short of the amount originally due to such Credit Party or such Security Trustee in the first currency under this Agreement, Loan Parties agree that they will indemnify each Credit Party and each Security Trustee against and save such Credit Party and such Security Trustee harmless from any shortfall so arising. This indemnity shall constitute an obligation of each such Loan Party separate and independent from the other obligations contained in this Agreement, shall give rise to a separate and independent cause of action and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due to any Credit Party or any Security Trustee under any Loan Documents or under any such judgment or order. Any such shortfall shall be deemed to constitute a loss suffered by such Credit Party or such Security Trustee and Loan Parties shall not be entitled to require any proof or evidence of any actual loss. If the amount of the first currency exceeds the amount originally due to a Credit Party or a Security Trustee in the first currency under this Agreement, such Credit Party or such Security Trustee shall promptly remit such excess to Loan Parties. The covenants contained in this Section 11.5 shall survive the Full Payment of the Obligations under this Agreement.

SECTION 12. AGENT AND SECURITY TRUSTEES

12.1 Appointment, Authority and Duties of Agent.

12.1.1 Appointment and Authority.

(a) Each Secured Party appoints and designates Bank of America as the Agent under all Loan Documents. The Agent may, and each Secured Party authorizes the Agent to, enter into all Loan Documents to which the Agent is intended to be a party and accept all Security Documents, for the Agent’s benefit and the Pro Rata benefit of the Secured Parties. Each Secured Party agrees that any action taken by the Agent, Required Borrower Group Lenders or Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by the Agent or Required Lenders of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Secured Parties. Without limiting the generality of the foregoing, the Agent, together with the Security Trustees, as applicable, shall have the sole and exclusive authority to (i) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (ii) execute and deliver as the Agent each Loan Document, including any intercreditor or subordination agreement (or joinder thereto), and accept delivery of each Loan Document from any Loan Party or other Person; (iii) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (iv) manage, supervise or otherwise deal with Collateral; and (v) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral under the Loan Documents, Applicable Law or otherwise. The duties of the Agent shall be ministerial and administrative in nature, and the Agent shall not have a fiduciary relationship with any Secured Party, Participant or other Person, by reason of any Loan Document or any transaction relating thereto. The Agent alone shall be authorized to determine whether any Accounts or Inventory constitute Eligible Accounts or Eligible Inventory, whether to impose or release any reserve, or whether any conditions to funding or to issuance of a Letter of Credit have been satisfied, which determinations and judgments, if exercised in good faith, shall exonerate the Agent from liability to any Lender or other Person for any error in judgment.

(b) For the purposes of creating a solidarité active in accordance with Article 1541 of the Civil Code of Québec between each Secured Party, taken individually, on the one hand, and the Agent, on the other hand, each Loan Party and each such Secured Party acknowledge and agree with the Agent that such Secured Party and the Agent are hereby conferred the legal status of solidary creditors of each such Loan Party in respect of all Obligations owed by each such Loan Party to the Agent and such Secured Party hereunder and under the other Loan Documents (collectively, the “Solidary Claim”) and that, accordingly, but subject (for the avoidance of doubt) to Article 1542 of the Civil Code of Québec, each such Loan Party is irrevocably bound towards the Agent and each Secured Party in respect of the entire Solidary Claim of the Agent and such Secured Party. As a result of the foregoing, the parties hereto acknowledge that the Agent and each Secured Party shall at all times have a valid and effective right of action for the entire Solidary Claim of the Agent and such Secured Party and the right to give full acquittance for it. Accordingly, and without limiting the generality of the foregoing, the Agent, as solidary creditor with each Secured Party, shall at all times have a valid and effective right of action in respect of the Solidary Claim and the right to give a full acquittance for same. By its execution of the Loan Documents to which it is a party, each such Loan Party not a party hereto shall also be deemed to have accepted the stipulations hereinabove provided. The parties further agree and acknowledge that such Liens (hypothecs) under the Security Documents and the other Loan Documents shall be granted to the Agent, for its own benefit and for the benefit of the Secured Parties, as solidary creditor as hereinabove set forth.

12.1.2 Duties. The Agent shall not have any duties except those expressly set forth in the Loan Documents. The conferral upon the Agent of any right shall not imply a duty to exercise such right, unless instructed to do so by Lenders in accordance with this Agreement.

12.1.3 Agent Professionals. The Agent may perform its duties through agents and employees. The Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional. The Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.

12.1.4 Instructions of Required Lenders. The rights and remedies conferred upon the Agent under the Loan Documents may be exercised without the necessity of joinder of any other party, unless required by Applicable Law. The Agent may request instructions from Required Lenders, Required Borrower Group Lenders or other Secured Parties with respect to any act (including the failure to act) in connection with any Loan Documents, and may seek assurances to its satisfaction from the Secured Parties of their indemnification obligations against all Claims that could be incurred by the Agent in connection with any act. The Agent shall be entitled to refrain from any act until it has received such instructions or assurances, and the Agent shall not incur liability to any Person by reason of so refraining. Instructions of Required Lenders or Required Borrower Group Lenders shall be binding upon all Secured Parties, and no Secured Party shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting in accordance with the instructions of Required Lenders or Required Borrower Group Lenders. Notwithstanding the foregoing, instructions by and consent of specific parties shall be required to the extent provided in Section 14.1.1. In no event shall the Agent be required to take any action that, in its opinion, is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to personal liability.

12.2 European Security Trustee.

12.2.1 Appointment of the European Security Trustee.

(a) The European Secured Parties appoint the European Security Trustee to hold (i) any security interest created by any European Security Agreement; and (ii) the covenants and undertakings of the relevant European Security Agreements, with respect to any jurisdiction where the concept of trust is appropriate, on trust for the European Secured Parties and with respect to any jurisdiction where the concept of trust is not appropriate, as security agent for the European Secured Parties, and, in each case, the European Security Trustee accepts that appointment.

(b) The European Security Trustee, its subsidiaries and associated companies may each retain for its own account and benefit any fee, remuneration and profits paid to it in connection with (i) its activities under the Loan Documents and (ii) its engagement in any kind of banking or other business with any Loan Party.

12.2.2 Delegation. The European Security Trustee may delegate to any Person on such terms (which may include the power to sub-delegate) and subject to such conditions as it thinks fit, all or any of the rights, powers, authorities and discretions vested in it by any of the Loan Documents.

12.2.3 Separate Security Trustees.

(a) The European Security Trustee may (whether for the purpose of complying with any law or regulation of any overseas jurisdiction, or for any other reason) appoint any Person to act jointly with the European Security Trustee either as a separate trustee or as a co-trustee (each an “Appointee”) on such terms and subject to such conditions as the European Security Trustee thinks fit and with such of the rights, powers, authorities and discretions vested in the European Security Trustee by any Loan Document as may be conferred by the instrument of appointment of the Appointee.

(b) The European Security Trustee may pay reasonable remuneration to any Appointee, together with any costs and expenses (including legal fees) reasonably incurred by the Appointee in connection with its appointment. All such remuneration, costs and expenses shall be treated, for the purposes of this Agreement, as paid or incurred by the European Security Trustee.

12.2.4 The European Security Agreements.

(a) Each European Secured Party confirms its approval of the relevant European Security Agreements and of any security interest intended to be created under it, and authorizes and instructs the European Security Trustee to execute and deliver the relevant European Security Agreements.

(b) The European Security Trustee may accept without enquiry the title (if any) which any Person may have to any assets over which security interest is intended to be created by the relevant European Security Agreements, and shall not be liable to any other party for any defect in or failure of any such title.

(c) The European Security Trustee shall not be (i) liable or responsible to any European Secured Party for any failure to perfect, protect, register, make any filing or give notice in respect of the security interest intended to be created by the relevant European Security Agreements, unless that failure arises directly from its own gross negligence or wilful misconduct; (ii) obliged to insure any assets over which security interest is intended to be created by the relevant European Security Agreements, to require any other person to maintain any such insurance, or to make any enquiry or conduct any investigation into the legality, validity, effectiveness, adequacy or enforceability of any insurance existing over any such asset; or (iii) obliged to hold in its own possession the relevant European Security Agreements, title deed or other document relating to any assets over which security interest is intended to be created by the relevant European Security Agreements.

12.2.5 Security Trustee as Proprietor. Each European Secured Party confirms that it does not wish to be registered as a joint proprietor of any mortgage or charge created pursuant to the relevant European Security Agreements and accordingly (a) authorizes the European Security Trustee to hold such mortgages and charges in its sole name as trustee for the European Secured Parties; and (b) requests the Land Registry (or other relevant registry) to register the European Security Trustee as a sole proprietor (or heritable creditor, as the case may be) of any such mortgage or charge.

12.2.6 Investments. Except to the extent that a European Security Agreement otherwise requires, any moneys received by the European Security Trustee under or pursuant to a European Security Agreement may be (a) invested in any investments which it may select and which are authorized by Applicable Law; or (b) placed on deposit at any bank or institution (including itself) on such terms as it may think fit, in each case in the name or under the control of the European Security Trustee, and those moneys, together with any accrued income (net of any applicable Tax) shall be held by the European Security Trustee to the order of the Agent, and shall be payable to the Agent on demand.

12.2.7 European Secured Parties’ Indemnity to the European Security Trustee. Each European Secured Party shall indemnify the European Security Trustee, its delegates and sub-delegates and Appointees (each an “Indemnified Party”), within three Business Days of demand, against any cost, loss or liability incurred by the European Security Trustee or the relevant Indemnified Party (otherwise than by reason of the gross negligence or wilful misconduct of the European Security Trustee or that Indemnified Party) in acting as European Security Trustee or its delegate, sub-delegate or Appointee under the relevant European Security Agreements (except to the extent that the European Security Trustee, or the relevant Indemnified Party has been reimbursed by any Loan Party pursuant to the relevant European Security Agreements).

12.2.8 Conduct of business by the European Security Trustee. No provision of this Agreement will (a) interfere with the right of the European Security Trustee to arrange its affairs (tax or otherwise) in whatever manner it thinks fit; (b) oblige the European Security Trustee to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or (c) oblige the European Security Trustee to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of tax.

12.2.9 Liability of European Security Trustee.

(a) The European Security Trustee shall not nor shall any of its officers, employees or agents from time to time be responsible for: (i) the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by any Loan Party or any other person given in or in connection with the relevant European Security Agreements; or (ii) the legality, validity, effectiveness, adequacy or enforceability of the relevant European Security Agreements or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with the relevant European Security Agreements.

(b) Without limiting Section 12.2.9(a), the European Security Trustee shall not be liable for any action taken by it or not taken by it under or in connection with the relevant European Security Agreements, unless directly caused by its gross negligence or wilful misconduct.

(c) No party (other than the European Security Trustee) may take any proceedings against any officer, employee or agent of the European Security Trustee in respect of any claim it might have against the European Security Trustee or in respect of any act or omission of any kind by that officer, employee or agent in relation to the relevant European Security Agreements and any officer, employee or agent of the European Security Trustee may rely on this Clause 12.2.9 and the provisions of the Contracts (Rights of Third Parties) Act 1999.

(d) The European Security Trustee shall not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Loan Documents to be paid by the European Security Trustee, if the European Security Trustee has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognized clearing or settlement system used by the European Security Trustee for that purpose.

(e) Without affecting the responsibility of the Loan Parties for information supplied by them or on their behalf in connection with any Loan Document, each European Secured Party confirms to the European Security Trustee that it has been, and shall continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with the relevant European Security Agreements including but not limited to: (i) the financial condition, status and nature of the Loan Parties; (ii) the legality, validity, effectiveness, adequacy or enforceability of the relevant European Security Agreements and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with the relevant European Security Agreements; (iii) whether such European Secured Party has recourse, and the nature and extent of that recourse, against any party or any of its respective assets under or in connection with any Loan Document, the transactions contemplated by the European Security Agreements or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with the relevant European Security Agreements; and (iv) the adequacy, accuracy and/or completeness of any information provided by any person under or in connection with the relevant European Security Agreements, the transactions contemplated by the relevant European Security Agreements or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with the relevant European Security Agreements.

12.2.10 European Security Agreements.

(a) The European Security Trustee shall accept without investigation, requisition or objection, such title as any person may have to the assets which are subject to the relevant European Security Agreements and shall not (i) be bound or concerned to examine or enquire into the title of any person; (ii) be liable for any defect or failure in the title of any person, whether that defect or failure was known to the European Security Trustee or might have been discovered upon examination or enquiry and whether capable of remedy or not; or (iii) be liable for any failure on its part to give notice of the relevant European Security Agreements to any third party or otherwise perfect or register the security interests created by the relevant European Security Agreements (unless such failure arises directly from the European Security Trustee’s gross negligence or wilful misconduct).

(b) The European Security Trustee shall hold the relevant European Security Agreements and all proceeds of enforcement of them on trust for the European Secured Parties on the terms and conditions of this Agreement.

(c) The relevant European Security Agreements shall rank as continuing security interest for the discharge of the liabilities secured by it.

12.2.11 Disposals.

(a) Subject to Section 12.4.1, the Security Trustee is authorized by each of the European Secured Parties to execute on behalf of itself and each such European Secured Party without the need for any further referral to or authority from such European Secured Party, any release of the security interests created by the relevant European Security Agreements over that asset and, if such asset comprises all of the shares in any Loan Party, the European Security Trustee is further authorized, without the need for any further referral to or authority from such European Secured Party, to execute a release of any security interests granted by such Loan Party over its assets pursuant to any of the European Security Agreements provided that in each such case the proceeds are applied in the manner provided for in this Agreement as if they were realizations pursuant to the relevant European Security Agreements.

(b) Each European Secured Party undertakes to execute such releases and other documents as may be necessary to give effect to the releases specified in Section 12.2.11(a).

12.2.12 Trust. The perpetuity period for each trust created by this Agreement shall be 125 years.

12.2.13 Parallel Debt Obligations. In order to ensure the continuing validity of the security interests governed by Dutch law or Belgian law (a) each Dutch Domiciled Loan Party and each Belgian Domiciled Loan Party irrevocably and unconditionally undertakes (that undertaking in respect of any amount, a “Parallel Debt Obligation” and in respect of all of them, the “Parallel Debt Obligations”) to pay to the European Security Trustee an amount equal to and in the same currency as all amounts from time to time due and payable by that Loan Party to the Lenders under the Credit Documents (the obligations to the Lenders in respect of any amount and a certain currency, an “Original Obligation” and its obligations to the Lenders in respect of all of them, the “Original Obligations”); (b) the Parallel Debt Obligations shall be separate from and independent of the Original Obligations, so that the European Security Trustee will have an independent right to demand performance of any Parallel Debt Obligation; (c) the Parallel Debt Obligations shall be owed to the European Security Trustee in its own name and any European Security Agreement governed by Dutch law or Belgian law shall also be expanded to secure the Parallel Debt Obligations; (d) the Lenders, the Loan Parties and the European Security Trustee acknowledge that the European Security Trustee acts in its own name and not as an agent or representative of the Lenders and the security interests governed by Dutch law or Belgian law created in favor of the European Security Trustee will not be held on trust; (e) other than as set out in Section 12.2.13(f), the Parallel Debt Obligations shall not limit or affect the existence of the Original Obligations, for which the Lenders shall have an independent right to demand performance (to the extent permitted by this Agreement); (f) payment by the Loan Parties of any Parallel Debt Obligation shall to the same extent decrease and be a good discharge of the corresponding Original Obligation owing to the Lenders and payment by the Loan Parties of any Original Obligations to the Lenders shall to the same extent decrease and be a good discharge of the corresponding Parallel Debt Obligation owing by it to the European Security Trustee; and (g) without limiting or affecting the European Security Trustee’s right to protect, preserve or enforce its rights under any European Security Agreements governed by Dutch law or Belgian law, the European Security Trustee undertakes to the Lenders not to exercise its rights in respect of any Parallel Debt Obligation without the consent of the Agent. Notwithstanding clause (f) above, no Loan Party may pay any Parallel Debt Obligation other than at the instruction of, and in the manner determined by, the European Security Trustee. For the avoidance of doubt, the Parallel Debt Obligations will become due and payable (opeisbaar) at the same time as the corresponding Original Obligations.

12.2.14 Appointment and Retirement of European Security Trustee. The European Security Trustee (a) subject to the appointment of a successor (in consultation with the European Loan Party Agent) may, and must if the Agent requires, retire at any time from its position as European Security Trustee under the Loan Documents without assigning any reason, and (b) must give notice of its intention to retire by giving to the other European Secured Parties and the European Loan Party Agent not less than 30 days’ nor more than 60 days’ notice.

12.2.15 Appointment of Successor. The Agent may, with the approval of the European Loan Party Agent (such approval not to be unreasonably withheld) other than during the continuation of an Event of Default, appoint a successor to the European Security Trustee, during the period of notice in Section 12.2.14. If no successor is appointed by the Agent, the European Security Trustee may appoint (after consultation with the Agent and the European Loan Party Agent) its successor. The European Secured Parties shall promptly enter into any agreements that the successor may reasonably require to effect its appointment.

12.2.16 Discharge of European Security Trustee. From the date that the appointment of the successor is effected under Section 12.2.14, the retiring European Security Trustee must be discharged from any further obligations under the Loan Documents as European Security Trustee, and the successor to the European Security Trustee and each of the other European Secured Parties have the same rights and obligations between themselves as they would have had if the successor had been a party to those Loan Documents.

12.3 AUS-NZ Security Trustee

12.3.1 Appointment of AUS-NZ Security Trustee by Australian Facility Secured Parties. The AUS-NZ Security Trustee is (a) appointed by Australian Facility Secured Parties to act as trustee of the Australian Security Trust and as the AUS-NZ Security Trustee for the purpose of the Loan Documents; and (b) irrevocably authorised to enter into the Loan Documents in its capacity as trustee of the Australian Security Trust and to take the action on its behalf and to exercise the rights that are expressly or by implication delegated to the AUS-NZ Security Trustee by a Loan Document and any other action or rights that are reasonably incidental.

12.3.2 Additional Australian Facility Security Parties; Transfers by Australian Lenders. An Australian Lender must not assign, encumber, declare a trust over or otherwise deal with any of its rights or novate any of its rights and obligations under any of the Loan Documents to any person other than as permitted by this Agreement and the other Loan Documents.

12.3.3 Notice of Change: (a) An Australian Facility Secured Party must promptly notify the Agent of any assignment, encumbrance, declaration of trust over or other dealing with or novation of that Australian Facility Secured Party’s rights, benefits or obligations under any Credit Document; and (b) the AUS-NZ Security Trustee may treat each Australian Facility Secured Party (or any assignee or substitute Australian Facility Secured Party of which the AUS-NZ Security Trustee has actual notice) as the holder of the benefit of that Australian Facility Secured Party’s interests under the Credit Documents unless and until it receives notice under Section 12.3.3 to the contrary.

12.3.4 Distribution of Recoveries. If at any time the AUS-NZ Security Trustee receives money under a Loan Document that is available for distribution, whether or not it represents the proceeds of recovery action taken under any Loan Document, then the AUS-NZ Security Trustee must, subject to any Applicable Law to the contrary including section 140 of the PPSA Australia, distribute that money in accordance with this Agreement.

12.3.5 Included as money. Money referred to in Section 12.3.4 includes money that is received by the AUS-NZ Security Trustee before enforcement proceedings are commenced under a Loan Document in relation to any Australian Facility Collateral but which has not been distributed by that time.

12.3.6 Not included as money. Subject to a contrary decision by the Agent (acting on the instructions of the relevant Required Borrower Group Lenders), the money referred to in Section 12.3.4 does not constitute recovered money (being the aggregate amount received in accordance with Section 5.5 that has not been distributed under this Agreement) if the money is deposited in an interest bearing suspense account under a Loan Document.

12.3.7 Notices and Instructions. The AUS-NZ Security Trustee must: (a) promptly send to each Australian Facility Secured Party details of each communication and document received by it from the Agent or an Australian Domiciled Loan Party in connection with the Loan Documents, unless the details are of a purely routine or administrative nature; (b) subject to the other provisions of this Agreement, act in accordance with any instructions from the Agent (acting on the instructions of the relevant Required Borrower Group Lenders) or, if so instructed by them, refrain from exercising rights vested in it under the Loan Documents; and (c) promptly notify the Agent of any Event of Default of which the AUS-NZ Security Trustee, acting in its capacity as AUS-NZ Security Trustee, acquires actual knowledge and of which the Agent does not have actual knowledge.

12.3.8 Limitation on duties. The AUS-NZ Security Trustee has only those duties, obligations and responsibilities expressly specified in the Loan Documents.

12.3.9 Instructions, Powers and Discretion. Subject to the other provisions of this Section 12.3.9 and except in relation to amounts due to the AUS-NZ Security Trustee in its own right, the AUS-NZ Security Trustee agrees to act in accordance with the instructions of the Agent (acting on the instructions of the relevant Required Borrower Group Lenders) in exercising its rights under the Loan Documents.

12.3.10 Exercise of Rights. The AUS-NZ Security Trustee in its capacity as AUS-NZ Security Trustee must not, without the prior written instructions of the Agent, (a) exercise rights delegated to or conferred on it under the Loan Documents; or (b) waive any breach of or otherwise excuse performance of any obligation of an Australian Domiciled Loan Party under any Loan Document.

12.3.11 Instructions Binding. Any instruction given to or action taken by the AUS-NZ Security Trustee in accordance with this Agreement is binding on all Australian Facility Secured Parties and each Australian Facility Secured Party authorises the AUS-NZ Security Trustee to give any consent and do any other matter or thing necessary or appropriate to give effect to the instruction.

12.3.12 Instructions Given by Agent. The instructions referred to in this Section 12.3.12 (and any other provisions in this Section 12.3 requiring the Agent to seek or act in accordance with the Required Borrower Group Lenders’ or all Australian Lenders’ consent, authority or instructions) are deemed to be given in accordance with this Agreement, if the Agent communicates such consent, authority or instructions to the AUS-NZ Security Trustee and states that the consent, authority or instructions were given or obtained in accordance with this Agreement. In such event, the AUS-NZ Security Trustee need not enquire whether the Required Borrower Group Lenders or all Australian Lenders have given the requisite consent, authority or instructions to the Agent.

12.3.13 Australian Facility Secured Party Rights. If (in the reasonable opinion of the Agent) the AUS-NZ Security Trustee fails to act in accordance with any instructions given to it under this Agreement (and within a time deemed reasonable by the Agent), each Australian Facility Secured Party has a right to exercise the rights of the AUS-NZ Security Trustee to enable that instruction to be effected.

12.3.14 AUS-NZ Security Trustee’s Rights. The AUS-NZ Security Trustee may (a) perform any of its duties, obligations and responsibilities under the Loan Documents by or through its agents and representatives; (b) refrain from exercising any rights vested in it under the Loan Documents until it has received instructions from the Agent, as to whether (and, if it is to be exercised, the way in which) that right is to be exercised and in all cases will not incur any liability when (i) acting in accordance with those instructions or (ii) refraining from acting, either in accordance with those instructions or in the absence of those instructions; (c) refrain from doing anything that would or might in its opinion be contrary to any Applicable Law or directive or otherwise render it liable to any Person and may do anything which is, in its opinion, necessary to comply with any Applicable Law or directive; (d) assume that no Default or Event of Default has occurred unless the AUS-NZ Security Trustee acquires actual knowledge to the contrary; (e) refrain from taking any step (or further step) to protect or enforce the rights of any Australian Facility Secured Party under the Loan Documents until it has been indemnified or secured to its reasonable satisfaction against any and all Claims which it would or might sustain or incur as a result; (f) hold any of the Loan Documents and any other related documents with any financial institution or reputable Person whose business includes undertaking the safe custody of documents or any lawyer or firm of lawyers selected by the AUS-NZ Security Trustee, and the AUS-NZ Security Trustee is not responsible for any Claims incurred in connection with the deposit of those documents and may pay all sums required to be paid on account or in respect of any deposit of those documents; (g) in the conduct of any trust, instead of acting personally, employ and pay an agent, being a lawyer, or other professional person, to transact or conduct, or concur in doing all acts required to be done by the AUS-NZ Security Trustee (including the receipt and payment of money); and (h) appoint further or additional trustees for the purpose of giving valid receipts without being liable for the actions of those trustees.

12.3.15 Australian Facility Security Party to Provide Statement. The AUS-NZ Security Trustee may at any time request (through the Agent or directly) an Australian Facility Secured Party to provide a statement setting out (a) as at the date of the statement or any other relevant date specified by the AUS-NZ Security Trustee, the Australian Facility Secured Obligations owing to such Australian Facility Secured Party; (b) any other information (including documents) that the AUS-NZ Security Trustee may reasonably require in relation to the details and calculations of the amounts under this Section 12.3.15; (c) if the AUS-NZ Security Trustee requests an Australian Facility Secured Party to provide a statement under this Section 12.3.15 the Australian Facility Secured Party must provide that statement within a reasonable time; (d) The AUS-NZ Security Trustee, as between itself and the other Australian Facility Secured Parties, may rely on the statement referred to in this Section 12.3.15 as conclusive evidence of its contents, unless (i) the contrary is proved, or (ii) the AUS-NZ Security Trustee determines it is not reasonably satisfied as to the correctness of those amounts.

12.3.16 The AUS-NZ Security Trustee may Delegate. (a) If the AUS-NZ Security Trustee, in its sole discretion, considers that delegation is desirable in assisting the AUS-NZ Security Trustee to perform its functions under the Loan Documents, the AUS-NZ Security Trustee may delegate to any person or fluctuating body of persons all or any of the duties, trusts, powers, authorities and discretions vested in the AUS-NZ Security Trustee under or in connection with the Loan Documents; and (b) any delegation under this Section 12.3.16 may be (i) by power of attorney or in any other manner as the AUS-NZ Security Trustee may think fit; and (ii) made on the terms and conditions (including power to sub delegate) as the AUS-NZ Security Trustee may think fit (but the terms and conditions must not be inconsistent with any of the provision of the Loan Documents.

12.3.17 AUS-NZ Security Trustee’s Further Rights. The AUS-NZ Security Trustee may (a) rely on any communication or document believed by it to be genuine; (b) rely, as to any matter of fact that might reasonably be expected to be within the knowledge of a Loan Party, on a statement by or on their behalf; (c) obtain and pay for legal or other expert advice or services that may to it seem necessary or desirable and rely on that advice; (d) retain for its own benefit, and without liability to account, any fee or other sum receivable by it for its own account; and (e) accept deposits from, lend money to, provide any advisory or other services to or engage in any kind of banking or other business with any party to the Loan Documents and any Affiliates of any party (and, in each case, may do so without liability to account).

12.3.18 AUS-NZ Security Trustee as Australian Facility Secured Party. The AUS-NZ Security Trustee, in its capacity as a Credit Party (if applicable), has the same rights under this document as any other Credit Party and may exercise those rights as if it were not acting as AUS-NZ Security Trustee.

12.3.19 AUS-NZ Security Trustee’s Exoneration. The AUS-NZ Security Trustee is not (a) responsible for the adequacy, accuracy or completeness of any representation, warranty, statement or information in the Loan Documents or any notice or other document delivered under or referred to in the Loan Documents; (b) responsible for the execution, delivery, validity, legality, adequacy, enforceability or admissibility in evidence of the Loan Documents; (c) required to (i) take any action with respect to the PPSA Australia, other than as directed by the Agent; or (ii) monitor the PPSA Australia or the implementation of it; (c) obliged to enquire as to the occurrence or continuation of an Event of Default or Default; (d) under any obligations other than those for which express provision is made in a Loan Document to which it is a party; (e) liable for anything done or not done by it under or in connection with the Loan Documents except in the case of fraud gross negligence or wilful misconduct by the AUS-NZ Security Trustee or any of its agents or representatives; or (f) liable for anything done or not done by any receiver or manager under or in connection with the Australian Facility Collateral.

12.3.20 Capacity. This Agreement and the other Loan Documents only bind the AUS-NZ Security Trustee in its capacity as AUS-NZ Security Trustee and any obligation of the AUS-NZ Security Trustee under this Agreement or the other Loan Documents applies to the AUS-NZ Security Trustee in its capacity as AUS-NZ Security Trustee.

12.3.21 Limited on Liability. No Person to whom the AUS-NZ Security Trustee is liable under this Agreement or any other Loan Document is entitled to have recourse in satisfaction of such liability to any assets held by the AUS-NZ Security Trustee in its personal capacity or in its capacity as trustee of any trust other than the trust established under and pursuant to the this Agreement and the recourse of any such person is limited to the Australian Trust Fund. The AUS-NZ Security Trustee is not liable for any act (or omission) if it acts (or refrains from acting) in accordance with the instructions of Agent, provided that Agent is entitled to give those instructions under and in accordance with the Loan Documents. The provisions of this section 12.3.21 will not apply to any obligation or liability of the AUS-NZ Security Trustee to the extent that it is not satisfied because there is a reduction in the extent, or an extinguishment, of the AUS-NZ Security Trustee’s indemnification out of the assets of the Australian Security Trust, as a result of the AUS-NZ Security Trustee’s fraud, gross negligence or wilful default.

12.3.22 Exoneration. Neither the AUS-NZ Security Trustee nor any of its directors, officers, employees, agents, attorneys or Affiliates is responsible or liable to any person (a) because a Loan Party does not perform its obligations under the Credit Documents; (b) for the financial condition of the Loan Parties; (c) because any statement, representation or warranty in a Credit Document given by a party other than the AUS-NZ Security Trustee is incorrect or misleading; (d) for the effectiveness, genuineness, validity, admissibility in evidence or sufficiency of the Credit Documents or any document signed or delivered in connection with the Credit Documents; (e) for the enforceability of the Credit Documents or any other document signed or delivered in connection with the Credit Documents against any person (other than the AUS-NZ Security Trustee); (f) for any loss or damage occurring as a result of it exercising, failing to exercise or purporting to exercise any right or power under this Agreement or other Loan Documents; (g) subject to this Agreement; (i) for the default, negligence or fault of any directors, officers, employees, agents, delegates, attorneys or Affiliates of the AUS-NZ Security Trustee; (ii) for any mistake or omission made by it or any directors, officers, employees, agents, delegates, attorneys or Affiliates of the AUS-NZ Security Trustee; (iii) for any other matter or thing done, or not done, in relation to the Credit Documents; (h) for any absence of, or defect in title or for its inability to exercise any of its powers under the Loan Documents; (i) for any failure by a Loan Party to perform its obligations under any Credit Document; (j) for acting in accordance with the provisions of this Agreement; or (k) for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Credit Document or any certificate or document given under any of them; except to the extent that the act or omission amounts to fraud, gross negligence or wilful misconduct by the AUS-NZ Security Trustee or any directors, officers, employees, agents, delegates, attorneys or Affiliates of the AUS-NZ Security Trustee or a gross or wilful breach by it of its obligations under this Agreement. Without limiting this Section 12.3.22, the AUS-NZ Security Trustee is not responsible or liable to any Person for anything done or not done in connection with this Agreement by the AUS-NZ Security Trustee or its directors, officers, employees, agents, attorneys or Affiliates except to the extent that the act or omission amounts to fraud, gross negligence or wilful misconduct by the AUS-NZ Security Trustee or a gross or wilful breach by it of its obligations under this Agreement.

12.3.23 No Reliance on AUS-NZ Security Trustee. Each Australian Facility Secured Party confirms that it has itself been, is at all times and continues to be, solely responsible for making its own independent investigation and appraisal of the business, operations, financial condition, creditworthiness, status and affairs of the Loan Parties and has not relied, and will not at any time rely, on the AUS-NZ Security Trustee (a) to provide it with any information relating to the business, operations, financial condition, creditworthiness, status or affairs of the Loan Parties, or the condition, whether coming into its possession before or after providing financial accommodation or facilities to any of the Loan Parties; or (b) to check or enquire into the adequacy, accuracy or completeness of any information provided by the Loan Parties or any other Person under or in connection with the Loan Documents (whether or not the information has been or is at any time circulated to it by the AUS-NZ Security Trustee).

12.3.24 Appointment and Retirement of AUS-NZ Security Trustee. The AUS-NZ Security Trustee (a) subject to the appointment of a successor (in consultation with the Asian Loan Party Agent) may, and must if the Agent requires, retire at any time from its position as AUS-NZ Security Trustee under the Loan Documents without assigning any reason, and (b) must give notice of its intention to retire by giving to the other Australian Facility Secured Parties and the Asian Loan Party Agent not less than 30 days’ nor more than 60 days’ notice.

12.3.25 Appointment of Successor. The Agent may, with the approval of the Asian Loan Party Agent (such approval not to be unreasonably withheld) other than during the continuation of an Event of Default, appoint a successor to the AUS-NZ Security Trustee, during the period of notice in Section 12.3.24. If no successor is appointed by the Agent, the AUS-NZ Security Trustee (after consulting with Agent and the Asian Loan Party Agent) may appoint its successor. The Australian Facility Secured Parties shall promptly enter into any agreements that the successor may reasonably require to effect its appointment.

12.3.26 Discharge of AUS-NZ Security Trustee. From the date that the appointment of the successor is effected under Section 12.3.25, the retiring AUS-NZ Security Trustee must be discharged from any further obligations under the Loan Documents as AUS-NZ Security Trustee, and the successor to the AUS-NZ Security Trustee and each of the other Australian Facility Secured Parties have the same rights and obligations between themselves as they would have had if the successor had been a party to those Loan Documents.

12.3.27 Australian Facility Secured Parties to Indemnify AUS-NZ Security Trustee. To the extent that the Loan Parties do not do so on demand or are not obliged to do so, each Australian Facility Secured Party must on demand indemnify the AUS-NZ Security Trustee against any Claims sustained or incurred by the AUS-NZ Security Trustee in (a) complying with any instructions from the Agent or the Australian Facility Secured Parties; (b) otherwise sustained or incurred by it in connection with the Loan Documents or its duties, obligations and responsibilities under the Loan Documents; or (c) as a result of appointing a receiver or manager under any of the Australian Facility Collateral, except to the extent that the Claim is sustained or incurred as a result of the fraud, gross negligence or willful misconduct of the AUS-NZ Security Trustee or any of its representatives. When there are no Australian Facility Secured Obligations (including, anything that is reasonably foreseeable as falling within the definition of Australian Facility Secured Obligations) in relation to an Australian Facility Secured Party and the relevant Australian Facility Secured Party is not committed or obliged to make advances or provide any other financial accommodation to the Australian Domiciled Loan Parties, the relevant Australian Facility Secured Party ceases to be an Australian Facility Secured Party on notice in writing to that effect from the Agent and the AUS-NZ Security Trustee.

12.3.28 Australian Facility Secured Party Notice to Cease. An Australian Facility Secured Party may, by notice to that effect to the AUS-NZ Security Trustee, cease to be an Australian Facility Secured Party.

12.3.29 Waiver and Exercise of Rights: The AUS-NZ Security Trustee’s failure or delay to exercise a power or right does not operate as a waiver of that power or right and the exercise of a power or right does not preclude either its exercise in the future or the exercise of any other power or right. A waiver is not effective unless it is in writing and waiver of a power or right is effective only in respect of the specific instance to which it relates and for the specific purpose for which it is given.

12.4 Agreements Regarding Collateral and Field Examination Reports.

12.4.1 Lien Releases; Care of Collateral.

(a) Australian Facility Secured Parties authorize the Agent and AUS-NZ Security Trustee to release any Lien with respect to any Australian Facility Collateral (i) upon Full Payment of the Australian Facility Obligations; (ii) that the Asian Loan Party Agent certifies in writing to the Agent is subject to a disposal permitted under Section 10.2.4 or a Lien which the Asian Loan Party Agent certifies is permitted under Section 10.2.2 and entitled to priority over the Agent’s and AUS-Security Trustee’s Liens (and the Agent or the AUS-NZ Security Trustee, as applicable, may rely conclusively on any such certificate without further inquiry); (iii) that does not constitute a material part of the Australian Facility Collateral; (iv) following an Event of Default, in connection with an enforcement action and realization on Australian Facility Collateral; or (v) with the written consent of all Australian Lenders.

(b) Belgian Facility Secured Parties authorize the Agent and European Security Trustee to release any Lien with respect to any Belgian Facility Collateral (i) upon Full Payment of the Belgian Facility Obligations; (ii) that the European Loan Party Agent certifies in writing to the Agent is subject to a disposal permitted under Section 10.2.4 or a Lien which the European Loan Party Agent certifies is permitted under Section 10.2.2 and entitled to priority over the Agent’s and European Security Trustee’s Liens (and the Agent or the European Trustee, as applicable, may rely conclusively on any such certificate without further inquiry); (iii) that does not constitute a material part of the Belgian Facility Collateral; (iv) following an Event of Default, in connection with an enforcement action and realization on Belgian Facility Collateral; or (v) with the written consent of all Belgian Lenders.

(c) Canadian Facility Secured Parties authorize the Agent to release any Lien with respect to any Canadian Facility Collateral (i) upon Full Payment of the Canadian Facility Obligations; (ii) that the North American Loan Party Agent certifies in writing to the Agent is subject to a disposal permitted under Section 10.2.4 or a Lien which the North American Loan Party Agent certifies is permitted under Section 10.2.2 and entitled to priority over the Agent’s Liens (and the Agent may rely conclusively on any such certificate without further inquiry); (iii) that does not constitute a material part of the Canadian Facility Collateral; (iv) following an Event of Default, in connection with an enforcement action and realization on Canadian Facility Collateral; or (v) with the written consent of all Canadian Lenders.

(d) Dutch Facility Secured Parties authorize the Agent and European Security Trustee to release any Lien with respect to any Dutch Facility Collateral (i) upon Full Payment of the Dutch Facility Obligations; (ii) that the European Loan Party Agent certifies in writing to the Agent is subject to a disposal permitted under Section 10.2.4 or a Lien which the European Loan Party Agent certifies is permitted under Section 10.2.2 and entitled to priority over the Agent’s and European Security Trustee’s Liens (and the Agent or the European Trustee, as applicable, may rely conclusively on any such certificate without further inquiry); (iii) that does not constitute a material part of the Dutch Facility Collateral; (iv) following an Event of Default, in connection with an enforcement action and realization on Dutch Facility Collateral; or (v) with the written consent of all Dutch Lenders.

(e) New Zealand Facility Secured Parties authorize the Agent and AUS-NZ Security Trustee to release any Lien with respect to any New Zealand Facility Collateral (i) upon Full Payment of the New Zealand Facility Obligations; (ii) that the Asian Loan Party Agent certifies in writing to the Agent is subject to a disposal permitted under Section 10.2.4 or a Lien which the Asian Loan Party Agent certifies is permitted under Section 10.2.2 and entitled to priority over the Agent’s and AUS-NZ Security Trustee’s Liens (and the Agent or the AUS-NZ Security Trustee, as applicable, may rely conclusively on any such certificate without further inquiry); (iii) that does not constitute a material part of the New Zealand Facility Collateral; (iv) following an Event of Default, in connection with an enforcement action and realization on New Zealand Facility Collateral; or (v) with the written consent of all New Zealand Lenders.

(f) Singapore Facility Secured Parties authorize the Agent and Singapore Security Trustee to release any Lien with respect to any Singapore Facility Collateral (i) upon Full Payment of the Singapore Facility Obligations; (ii) that the Asian Loan Party Agent certifies in writing to the Agent is subject to a disposal permitted under Section 10.2.4 or a Lien which the Asian Loan Party Agent certifies is permitted under Section 10.2.2 and entitled to priority over the Agent’s and Singapore Security Trustee’s Liens (and the Agent or the Singapore Security Trustee, as applicable, may rely conclusively on any such certificate without further inquiry); (iii) that does not constitute a material part of the Singapore Facility Collateral; (iv) following an Event of Default, in connection with an enforcement action and realization on Singapore Facility Collateral; or (v) with the written consent of all Singapore Lenders.

(g) UK Facility Secured Parties authorize the Agent and European Security Trustee to release any Lien with respect to any UK Facility Collateral (i) upon Full Payment of the UK Facility Obligations; (ii) that the European Loan Party Agent certifies in writing to the Agent is subject to a disposal permitted under Section 10.2.4 or a Lien which the European Loan Party Agent certifies is permitted under Section 10.2.2 and entitled to priority over the Agent’s and European Security Trustee’s Liens (and the Agent or the European Trustee, as applicable, may rely conclusively on any such certificate without further inquiry); (iii) that does not constitute a material part of the UK Facility Collateral; (iv) following an Event of Default, in connection with an enforcement action and realization on UK Facility Collateral; or (v) with the written consent of all UK Lenders.

(h) U.S. Facility Secured Parties authorize the Agent to release any Lien with respect to any U.S. Facility Collateral (i) upon Full Payment of the U.S. Facility Obligations; (ii) that the North American Loan Party Agent certifies in writing to the Agent is subject to a disposal permitted under Section 10.2.4 or a Lien which the North American Loan Party Agent certifies is permitted to be sold under Section 10.2.2 and entitled to priority over the Agent’s Liens (and the Agent may rely conclusively on any such certificate without further inquiry); (iii) that does not constitute a material part of the U.S. Facility Collateral; (iv) following an Event of Default, in connection with an enforcement action and realization on U.S. Facility Collateral; or (v) with the written consent of all U.S. Lenders.

(i) The Agent shall have no obligation to assure that any Collateral exists or is owned by a Loan Party, or is cared for, protected or insured, nor to assure that the Agent’s or any Security Trustee’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

12.4.2 Possession of Collateral.

(a) The Agent and Australian Facility Secured Parties appoint each Australian Lender as agent (for the benefit of Australian Facility Secured Parties) for the purpose of perfecting Liens in any Australian Facility Collateral held or controlled by such Australian Lender, to the extent such Liens are perfected by possession or control.

(b) The Agent and Canadian Facility Secured Parties appoint each Canadian Lender as agent (for the benefit of Canadian Facility Secured Parties) for the purpose of perfecting Liens in any Canadian Facility Collateral held or controlled by such Canadian Lender, to the extent such Liens are perfected by possession or control.

(c) The Agent and New Zealand Facility Secured Parties appoint each New Zealand Lender as agent (for the benefit of New Zealand Facility Secured Parties) for the purpose of perfecting Liens in any New Zealand Facility Collateral held or controlled by such New Zealand Lender, to the extent such Liens are perfected by possession or control.

(d) The Agent and Singapore Facility Secured Parties appoint each Singapore Lender as agent (for the benefit of Singapore Facility Secured Parties) for the purpose of perfecting Liens in any Singapore Facility Collateral held or controlled by such Singapore Lender, to the extent such Liens are perfected by possession or control.

(e) The Agent and U.S. Facility Secured Parties appoint each U.S. Lender as agent (for the benefit of U.S. Facility Secured Parties) for the purpose of perfecting Liens in any U.S. Facility Collateral held or controlled by such U.S. Lender, to the extent such Liens are perfected by possession or control.

(f) If any Lender obtains possession or control of any Collateral, it shall notify the Agent thereof and, promptly upon the Agent’s request, deliver such Collateral to the Agent or the applicable Security Trustee or otherwise deal with it in accordance with the Agent’s instructions.

12.4.3 Reports. The Agent shall promptly forward to each Applicable Lender, when complete, copies of any field audit, examination or appraisal report prepared by or for the Agent with respect to any Loan Party or Collateral (“Report”). Each Lender agrees (a) that neither Bank of America nor the Agent makes any representation or warranty as to the accuracy or completeness of any Report, and shall not be liable for any information contained in or omitted from any Report; (b) that the Reports are not intended to be comprehensive audits or examinations, and that the Agent or any other Person performing any audit or examination will inspect only specific information regarding Obligations or the Collateral and will rely significantly upon the applicable Loan Parties’ books and records as well as upon representations of the applicable Loan Parties’ officers and employees; and (c) to keep all Reports confidential and strictly for such Lender’s internal use, and not to distribute any Report (or the contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants) or use any Report in any manner other than administration of the Loans and other Obligations. Each Lender shall indemnify and hold harmless the Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Report, as well as from any Claims arising as a direct or indirect result of the Agent furnishing a Report to such Lender.

12.5 Reliance By Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and upon the advice and statements of Agent Professionals. The Agent shall have a reasonable and practicable amount of time to act upon any instruction, notice or other communication under any Loan Document, and shall not be liable for any delay in acting.

12.6 Action Upon Default. The Agent shall not be deemed to have knowledge of any Default or Event of Default, or of any failure to satisfy any conditions in Section 6, unless it has received written notice from a Loan Party Agent, Required Lenders or Required Borrower Group Lenders specifying the occurrence and nature thereof. If any Lender acquires knowledge of a Default, Event of Default or of such conditions, it shall promptly notify the Agent and the other Lenders thereof in writing. Each Secured Party agrees that, except as otherwise provided in any Credit Documents or with the written consent of the Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations (other than Secured Bank Product Obligations), or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC or PPSA sales or other similar dispositions of Collateral or to assert any rights relating to any Collateral.

12.7 Ratable Sharing. If any Lender shall obtain any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its share of such Obligation, determined on a Pro Rata basis or in accordance with Section 5.5.1, as applicable, such Lender shall forthwith purchase from the Agent, any Fronting Bank (other than Non-Lender Fronting Banks) and the other Applicable Lenders such participations in the affected Obligation as are necessary to cause the purchasing Lender to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.5.1, as applicable. If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Notwithstanding the foregoing, if a Defaulting Lender obtains a payment or reduction of any Obligation, it shall immediately turn over the amount thereof to the Agent for application under Section 4.2 and it shall provide a written statement to the Agent describing the Obligation affected by such payment or reduction. No Lender shall setoff against any Dominion Account without the prior consent of the Agent.

12.8 Indemnification of Agent Indemnitees. EACH LENDER SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY LOAN PARTIES (BUT WITHOUT LIMITING THE INDEMNIFICATION OBLIGATIONS OF LOAN PARTIES UNDER ANY CREDIT DOCUMENTS), ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY SUCH AGENT INDEMNITEE, PROVIDED THE ANY CLAIM AGAINST AN AGENT INDEMNITEE RELATES TO OR ARISES FROM ITS ACTING AS OR FOR THE AGENT (IN THE CAPACITY OF THE AGENT). In no event shall any Lender have any obligation hereunder to indemnify or hold harmless an Agent Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Agent Indemnitee. In the Agent’s discretion, it may reserve for any Claims made against an Agent Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to the Secured Parties. If the Agent is sued by any Creditor Representative, debtor-in-possession or other Person for any alleged preference or fraudulent transfer, then any monies paid by the Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to the Agent by each Lender to the extent of its Pro Rata share.

12.9 Limitation on Responsibilities of Agent. The Agent shall not be liable to any Secured Party for any action taken or omitted to be taken under the Credit Documents, except for losses directly and solely caused by the Agent’s gross negligence or willful misconduct. The Agent does not assume any responsibility for any failure or delay in performance or any breach by any Loan Party, Lender or other Secured Party of any obligations under the Credit Documents. The Agent does not make any express or implied warranty, representation or guarantee to the Secured Parties with respect to any Obligations, Collateral, Credit Documents or Loan Party. No Agent Indemnitee shall be responsible to the Secured Parties for any recitals, statements, information, representations or warranties contained in any Credit Documents; the execution, validity, genuineness, effectiveness or enforceability of any Credit Documents; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Loan Party or Account Debtor. No Agent Indemnitee shall have any obligation to any Secured Party to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any Loan Party of any terms of the Credit Documents, or the satisfaction of any conditions precedent contained in any Credit Documents.

12.10 Successor Agent and Co-Agents.

12.10.1 Resignation; Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and the Loan Party Agents. Upon receipt of such notice, Required Lenders shall have the right to appoint a successor Agent which shall be (a) a U.S. Lender or an Affiliate of a U.S. Lender; or (b) a commercial bank that is organized under the laws of the United States or any state or district thereof, has a combined capital surplus of at least $200,000,000 and (provided no Event of Default exists) is reasonably acceptable to the Loan Party Agents. Upon acceptance by a successor Agent of an appointment to serve as the Agent hereunder, or upon appointment of Required Lenders as successor Agent, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act, and the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to have the benefits of the indemnification set forth in Sections 12.8 and 14.2. Notwithstanding any Agent’s resignation, the provisions of this Section 12 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while the Agent. Any successor to Bank of America by merger or acquisition of stock or this loan shall continue to be the Agent hereunder without further act on the part of the parties hereto, unless such successor resigns as provided above.

12.10.2 Separate Collateral Agent. It is the intent of the parties that there shall be no violation of any Applicable Law denying or restricting the right of financial institutions to transact business in any jurisdiction. If the Agent believes that it may be limited in the exercise of any rights or remedies under the Credit Documents due to any Applicable Law, the Agent

may appoint an additional Person who is not so limited, as a separate security trustee, collateral agent or co-collateral agent. If the Agent so appoints a security trustee, collateral agent or co-collateral agent, each right and remedy intended to be available to the Agent under the Credit Documents shall also be vested in such separate agent. The Secured Parties shall execute and deliver such documents as the Agent deems appropriate to vest any rights or remedies in such agent. If any security trustee, collateral agent or co-collateral agent shall die or dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of such agent, to the extent permitted by Applicable Law, shall vest in and be exercised by the Agent until appointment of a new agent.

12.11 Due Diligence and Non-Reliance. Each Lender acknowledges and agrees that it has, independently and without reliance upon the Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Loan Party and its own decision to enter into this Agreement and to fund Loans and participate in LC Obligations hereunder. Each Secured Party has made such inquiries as it deems necessary concerning the Credit Documents, the Collateral and each Loan Party. Each Secured Party further acknowledges and agrees that the other Secured Parties and the Agent have made no representations or warranties concerning any Loan Party, any Collateral or the legality, validity, sufficiency or enforceability of any Credit Documents or Obligations. Each Secured Party will, independently and without reliance upon any other Secured Party or the Agent, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and participating in LC Obligations, and in taking or refraining from any action under any Credit Documents. Except for notices, reports and other information expressly requested by a Lender, the Agent shall have no duty or responsibility to provide any Secured Party with any notices, reports or certificates furnished to the Agent by any Loan Party or any credit or other information concerning the affairs, financial condition, business or Properties of any Loan Party (or any of its Affiliates) which may come into possession of the Agent or any of Agent’s Affiliates.

12.12 Remittance of Payments and Collections.

12.12.1 Remittances Generally. All payments by any Lender to the Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds. If no time for payment is specified or if payment is due on demand by the Agent and request for payment is made by the Agent by 11:00 a.m. (Local Time) on a Business Day, payment shall be made by Lender not later than 2:00 p.m. (Local Time) on such day, and if request is made after 11:00 a.m. (Local Time), then payment shall be made by 11:00 a.m. (Local Time) on the next Business Day. Payment by the Agent to any Secured Party shall be made by wire transfer, in the type of funds received by the Agent. Any such payment shall be subject to the Agent’s right of offset for any amounts due from such payee under the Loan Documents.

12.12.2 Failure to Pay. If any Secured Party fails to pay any amount when due by it to the Agent pursuant to the terms hereof, such amount shall bear interest from the due date until paid at the rate determined by the Agent as customary in the banking industry for interbank compensation. In no event shall Loan Parties be entitled to receive credit for any interest paid by a Secured Party to the Agent, nor shall any Defaulting Lender be entitled to interest on any amounts held by Agent pursuant to Section 4.2.

12.12.3 Recovery of Payments. If the Agent pays any amount to a Secured Party in the expectation that a related payment will be received by the Agent from a Loan Party and such related payment is not received, then Agent may recover such amount from each Secured Party that received it. If the Agent determines at any time that an amount received under any Loan Document must be returned to a Loan Party or paid to any other Person pursuant to Applicable Law or otherwise, then, notwithstanding any other term of any Loan Document, the Agent shall not be required to distribute such amount to any Lender. If any amounts received and applied by the Agent to any Obligations are later required to be returned by the Agent pursuant to Applicable Law, each Lender shall pay to the Agent, on demand, such Lender’s Pro Rata share of the amounts required to be returned.

12.13 Agent in its Individual Capacity. As a Lender, Bank of America shall have the same rights and remedies under the other Credit Documents as any other Lender, and the terms “Lenders,” “Required Lenders”, “Required Borrower Group Lenders” or any similar term shall include Bank of America and its Affiliates in their capacities as Lenders. Each of Bank of America and its Affiliates may accept deposits from, lend money to, provide Bank Products to, act as financial or other advisor to, and generally engage in any kind of business with, the Loan Parties and their Affiliates, as if Bank of America was not Agent hereunder, without any duty to account therefor to Lenders. In their individual capacities, Bank of America and its Affiliates may receive information regarding the Loan Parties, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and each Secured Party agrees that Bank of America and its Affiliates shall be under no obligation to provide such information to any Secured Party, if acquired in such individual capacity.

12.14 Agent Titles. Each Lender, other than Bank of America, that is designated (on the cover page of this Agreement or otherwise) by Bank of America as an “Agent” or “Arranger” of any type shall not have any right, power, responsibility or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event be deemed to have any fiduciary relationship with any other Lender.

12.15 Bank Product Providers. Each Secured Bank Product Provider that is not a Lender, by delivery of a joinder agreement in form and substance reasonably satisfactory to Agent and the applicable Loan Party Agent, or as otherwise agreed by Agent and such Loan Party Agent, shall agree to be bound by Section 5.5 and this Section 12. Each Secured Bank Product Provider shall indemnify and hold harmless Agent Indemnitees, to the extent not reimbursed by Loan Parties, against all Claims that may be incurred by or asserted against any Agent Indemnitee in connection with such provider’s Secured Bank Product Obligations (except those Claims determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Agent Indemnitee).

12.16 No Third Party Beneficiaries. This Section 12 is an agreement solely among the Secured Parties and the Agent, and shall survive Full Payment of the Obligations. This Section 12 does not confer any rights or benefits upon Loan Parties or any other Person. As between Loan Parties and the Agent, any action that the Agent may take under any Credit Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by the Secured Parties.

SECTION 13. BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS

13.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Loan Parties, the Agent, Secured Parties, and their respective successors and assigns, except that (a) no Loan Party shall have the right to assign its rights or delegate its obligations under any Loan Documents; and (b) any assignment by a Lender must be made in compliance with Section 13.3. The Agent may treat the Person which made any Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 13.3. Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender. The Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and Fronting Banks, and the Commitments of, and principal amounts (and stated interest) of the Loans, Letters of Credit and other obligations owing to, each Lender or Fronting Bank pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error (provided, that a failure to make any such recordation, or any error in such recordation, shall not affect the Borrowers’ obligations in respect of such Loans, Letters of Credit or other obligations), and the Borrowers, the Agent, the Lenders and the Fronting Banks shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as the owner of the Commitments, Loans, Letters of Credit and other obligations recorded in the Register as owing to such Person, for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender or Fronting Bank, at any reasonable time and from time to time upon reasonable prior notice.

13.2 Participations.

13.2.1 Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with Applicable Law, at any time sell to a financial institution (“Participant”) a participating interest in the rights and obligations of such Lender under any Loan Documents. Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for performance of such obligations, such Lender shall remain the holder of its Loans and Borrower Group Commitments for all purposes, all amounts payable by Loan Parties within the applicable Loan Party Group shall be determined as if such Lender had not sold such participating interests, and Loan Parties within the applicable Loan Party Group and the Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents. Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and the Agent and the other Lenders shall not have any obligation or liability to any such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.8 unless Loan Party Agent agrees otherwise in writing. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the applicable Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans, Letters of Credit or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

13.2.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of any Loan Documents; provided, that a Lender may agree with its Participant that such Lender will not, without the consent of such Participant, consent to any amendment, waiver or other modification which (a) forgives principal, interest or fees, (b) reduces the stated interest rate or fees payable with respect to any Loan or Borrower Group Commitment in which such Participant has an interest, (c) postpones the Revolver Commitment Termination Date or the Swingline Commitment Termination Date in respect of a Borrower Group in which such Participant has an interest, or any date fixed for any regularly scheduled payment of principal, interest or fees on such Loan or Commitment, or (d) releases any Loan Party, Guarantor or substantial portion of the Collateral.

13.2.3 Benefit of Set-Off. Loan Parties agree that each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it. By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 12.7 as if such Participant were a Lender.

13.3 Assignments.

13.3.1 Permitted Assignments. Subject to Section 13.3.3 below, a Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents (unless otherwise agreed by the Agent) and, in the case of a partial assignment, is in a minimum principal amount of $5,000,000 (unless otherwise agreed by the Agent in its discretion) and integral multiples of $1,000,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender’s rights and obligations, the aggregate amount of the Commitments retained by the transferor Lender is at least $5,000,000 (unless otherwise agreed by the Agent in its discretion); and (c) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording, an Assignment and Acceptance. Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to (i) any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors and any Operating Circular issued by such Federal Reserve Bank, or (ii) counterparties to swap agreements relating to any Loans; provided, however, (1) such Lender shall remain the holder of its Loans and owner of its interest in any Letter of Credit for all purposes hereunder, (2) Borrowers, the Agent, the other Lenders and Fronting Bank shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, (3) any payment by Loan Parties to the assigning Lender in respect of any Obligations assigned as described in this sentence shall satisfy Loan Parties’ obligations hereunder to the extent of such payment, and (4) no such assignment shall release the assigning Lender from its obligations hereunder.

13.3.2 Effect; Effective Date. Upon delivery to the Agent of an assignment notice in the form of Exhibit A-2 and a processing fee of $3,500 (unless otherwise agreed by the Agent in its discretion), the assignment shall become effective as specified in the notice, if it complies with this Section 13.3.2. From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder. Upon consummation of an assignment, the transferor Lender, the Agent and Loan Parties shall make appropriate arrangements for issuance of replacement and/or new Notes, as applicable. The transferee Lender shall comply with Sections 5.8 and 5.9 and deliver, upon request, an administrative questionnaire satisfactory to Agent.

13.3.3 Certain Assignees. No assignment or participation may be made to any Borrower, Affiliate of any Borrower, Defaulting Lender or natural person except as described in Schedule 13.3.3. In connection with any assignment by a Defaulting Lender, such assignment shall be effective only upon payment by the Eligible Assignee or Defaulting Lender to the Agent of an aggregate amount sufficient, upon distribution (through direct payment, purchases of participations or other compensating actions as the Agent deems appropriate), (a) to satisfy all funding and payment liabilities then owing by the Defaulting Lender hereunder, and (b) to acquire its Pro Rata share of all Loans and LC Obligations. If an assignment by a Defaulting Lender shall become effective under Applicable Law for any reason without compliance with the foregoing sentence, then the assignee shall be deemed a Defaulting Lender for all purposes until such compliance occurs. Notwithstanding anything to the contrary in this Section 13.3.3, in order to comply with the Dutch Financial Supervision Act (Wet op het financieel toezicht), the amount transferred in respect of a Dutch Borrower shall in any case include an outstanding portion of at least €100,000 (or its equivalent in other currencies) per Dutch Lender or such other amount as may be required from time to time by the Dutch Financial Supervision Act (or implementing legislation) or, if less, the assignee Dutch Lender shall confirm in writing to the Dutch Borrowers that it is a professional market party within the meaning of the Dutch Financial Supervision Act.

13.3.4 Replacement of Certain Lenders. If (x) a Lender (a) fails to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented, (b) is a Defaulting Lender, or (c) gives a notice under Section 3.5 or requests compensation under Section 3.7 or 3.8, or (y) if any Borrower is required to pay additional amounts or indemnity payments with respect to a Lender under Section 5.8, then, in addition to any other rights and remedies that any Person may have, the Agent or a Loan Party Agent may, by notice to such Lender within 120 days after such event, require such Lender to assign all of its rights and obligations under the Loan Documents to one or more Eligible Assignees, pursuant to appropriate Assignment and Acceptances, within 20 days after the notice. The Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment and Acceptance if the Lender fails to execute it. Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents at par, including all principal, interest and fees through the date of assignment (but excluding any prepayment charge).

SECTION 14. MISCELLANEOUS

14.1 Consents, Amendments and Waivers.

14.1.1 Amendment. No modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of the Agent (with the consent of Required Lenders) and each Loan Party party to such Loan Document; provided, however, that:

(a) without the prior written consent of the Agent, no modification shall be effective with respect to any provision in a Loan Document that relates to any rights, duties or discretion of the Agent;

(b) (i) without the prior written consent of each U.S. Fronting Bank, no modification shall be effective with respect to any U.S. LC Obligations or Sections 2.9.1, 2.9.2 or 2.9.3 or any other provision in a Loan Document that relates to any rights, duties or discretion of any U.S. Fronting Bank, (ii) without the prior written consent of each Australian Fronting Bank, no modification shall be effective with respect to any Australian LC Obligations or Sections 2.2.1, 2.2.2 or 2.2.3 or any other provision in a Loan Document that relates to any rights, duties or discretion of the Australian Fronting Bank, (iii) without the prior written consent of each Belgian Fronting Bank, no modification shall be effective with respect to any Belgian LC Obligations or Sections 2.3.1, 2.3.2 or 2.3.3 or any other provision in a Loan Document that relates to any rights, duties or discretion of the Belgian Fronting Bank, (iv) without the prior written consent of each Canadian Fronting Bank, no modification shall be effective with respect to any Canadian LC Obligations or Sections 2.4.1, 2.4.2 or 2.4.3 or any other provision in a Loan Document that relates to any rights, duties or discretion of the Canadian Fronting Bank, (v) without the prior written consent of each Dutch Fronting Bank, no modification shall be effective with respect to any Dutch LC Obligations or Sections 2.5.1, 2.5.2 or 2.5.3 or any other provision in a Loan Document that relates to any rights, duties or discretion of the Dutch Fronting Bank, (vi) without the prior written consent of each New Zealand Fronting Bank, no modification shall be effective with respect to any New Zealand LC Obligations or Sections 2.6.1, 2.6.2 or 2.6.3 or any other provision in a Loan Document that relates to any rights, duties or discretion of the New Zealand Fronting Bank, (vii) without the prior written consent of each Singapore Fronting Bank, no modification shall be effective with respect to any Singapore LC Obligations or Sections 2.7.1, 2.7.2 or 2.7.3 or any other provision in a Loan Document that relates to any rights, duties or discretion of the Singapore Fronting Bank, and (viii) without the prior written consent of each UK Fronting Bank, no modification shall be effective with respect to any UK LC Obligations or Sections 2.8.1, 2.8.2 or 2.8.3 or any other provision in a Loan Document that relates to any rights, duties or discretion of the UK Fronting Bank; provided that, notwithstanding the foregoing, no Non-Lender Fronting Bank shall have any consent rights pursuant to this clause (b);

(c) without the prior written consent of each affected Lender, including a Defaulting Lender, no modification shall be effective that would (i) increase the Borrower Group Commitment of such Lender; (ii) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender (except as provided in Section 4.2); or (iii) increase the aggregate amount of all Commitments other than as provided in Section 2.1.7;

(d) without the prior written consent of all (i) Lenders (except any Defaulting Lender as provided in Section 4.2), no modification shall be effective that would (A) extend any Revolver Commitment Termination Date, any Swingline Commitment Termination Date or the Facility Termination Date; (B) alter Section 5.5; (C) amend the definitions of Pro Rata, Required Lenders, Required Borrower Group Lenders, Super-Majority Borrower Group Lenders or Super-Majority Lenders; (D) amend this Section 14.1.1; or (E) increase the Maximum Facility Amount; and (ii) U.S. Lenders and all Canadian Lenders (in each case except any Defaulting Lender as provided in Section 4.2), no modification shall be effective that would alter Section 7.1 (except to add Collateral);

(e) without the prior written consent of the Super-Majority Borrower Group Lenders having commitments to a Borrower Group, no amendment or waiver shall be effective that would:

(i) with respect to Lenders having Borrower Group Commitments to the Australian Borrowers, (A) amend the definitions of Australian Borrowing Base or Total Australian Borrowing Base (and the defined terms used in such definitions) if the effect of such amendment is to increase the advance rates contained therein, to make more credit available or to add new types of Collateral thereunder, (B) increase the advance rates applicable to the Australian Borrowers, (C) release a material portion (but less than all or substantially all) of the Australian Facility Collateral, except as currently contemplated by Section 12.4.1(a), provided that a release of all or substantially all of the Australian Facility Collateral requires the prior written consent of all Australian Lenders, (D) release any Australian Facility Loan Party from liability for any Australian Facility Obligations except as otherwise provided in this Agreement, (E) except as permitted under Section 10.2.2, subordinate Agent’s or AUS-NZ Security Trustee’s Lien on any Australian Facility Collateral or subordinate any Australian Facility Obligations in right of payment to any other Indebtedness or (F) amend the definition of Australian Availability;

(ii) with respect to Lenders having Borrower Group Commitments to the Belgian Borrowers, (A) amend the definitions of Belgian Borrowing Base or Total Belgian Borrowing Base (and the defined terms used in such definitions) if the effect of such amendment is to increase the advance rates contained therein, to make more credit available or to add new types of Collateral thereunder, (B) increase the advance rates applicable to the Belgian Borrowers, (C) release a material portion (but less than all or substantially all) of the Belgian Facility Collateral, except as currently contemplated by Section 12.4.1(b), provided that a release of all or substantially all of the Belgian Facility Collateral requires the prior written consent of all Belgian Lenders, (D) release any Belgian Facility Loan Party from liability for any Belgian Facility Obligations except as otherwise provided in this Agreement, (E) except as permitted under Section 10.2.2, subordinate Agent’s or European Security Trustee’s Lien on any Belgian Facility Collateral or subordinate any Belgian Facility Obligations in right of payment to any other Indebtedness or (F) amend the definition of Belgian Availability;

(iii) with respect to Lenders having Borrower Group Commitments to the Canadian Borrowers, (A) amend the definitions of Canadian Borrowing Base or Total Canadian Borrowing Base (and the defined terms used in such definitions) if the effect of such amendment is to increase the advance rates contained therein, to make more credit available or to add new types of Collateral thereunder, (B) increase the advance rates applicable to the Canadian Borrowers, (C) release a material portion (but less than all or substantially all) of the Canadian Facility Collateral, except as currently contemplated by Section 12.4.1(c), provided that a release of all or substantially all of the Canadian Facility Collateral requires the prior written consent of all Canadian Lenders, (D) release any Canadian Facility Loan Party from liability for any Canadian Facility Obligations except as otherwise provided in this Agreement, (E) except as permitted under Section 10.2.2, subordinate Agent’s Lien on any Canadian Facility Collateral or subordinate any Canadian Facility Obligations in right of payment to any other Indebtedness or (F) amend the definition of Canadian Availability;

(iv) with respect to Lenders having Borrower Group Commitments to the Dutch Borrowers, (A) amend the definitions of Dutch Borrowing Base or Total Dutch Borrowing Base (and the defined terms used in such definitions) if the effect of such amendment is to increase the advance rates contained therein, to make more credit available or to add new types of Collateral thereunder, (B) increase the advance rates applicable to the Dutch Borrowers, (C) release a material portion (but less than all or substantially all) of the Dutch Facility Collateral, except as currently contemplated by Section 12.4.1(d), provided that a release of all or substantially all of the Dutch Facility Collateral requires the prior written consent of all Dutch Lenders, (D) release any Dutch Facility Loan Party from liability for any Dutch Facility Obligations except as otherwise provided in this Agreement, (E) except as permitted under Section 10.2.2, subordinate Agent’s or European Security Trustee’s Lien on any Dutch Facility Collateral or subordinate any Dutch Facility Obligations in right of payment to any other Indebtedness or (F) amend the definition of Dutch Availability;

(v) with respect to Lenders having Borrower Group Commitments to the New Zealand Borrowers, (A) amend the definitions of New Zealand Borrowing Base or Total New Zealand Borrowing Base (and the defined terms used in such definitions) if the effect of such amendment is to increase the advance rates contained therein, to make more credit available or to add new types of Collateral thereunder, (B) increase the advance rates applicable to the New Zealand Borrowers, (C) release a material portion (but less than all or substantially all) of the New Zealand Facility Collateral, except as currently contemplated by Section 12.4.1(e), provided that a release of all or substantially all of the New Zealand Facility Collateral requires the prior written consent of all New Zealand Lenders, (D) release any New Zealand Facility Loan Party from liability for any New Zealand Facility Obligations except as otherwise provided in this Agreement, (E) except as permitted under Section 10.2.2, subordinate Agent’s or AUS-NZ Security Trustee’s Lien on any New Zealand Facility Collateral or subordinate any New Zealand Facility Obligations in right of payment to any other Indebtedness or (F) amend the definition of New Zealand Availability;

(vi) with respect to Lenders having Borrower Group Commitments to the Singapore Borrowers, (A) amend the definitions of Singapore Borrowing Base or Total Singapore Borrowing Base (and the defined terms used in such definitions) if the effect of such amendment is to increase the advance rates contained therein, to make more credit available or to add new types of Collateral thereunder, (B) increase the advance rates applicable to the Singapore Borrowers, (C) release a material portion (but less than all or substantially all) of the Singapore Facility Collateral, except as currently contemplated by Section 12.4.1(f), provided that a release of all or substantially all of the Singapore Facility Collateral requires the prior written consent of all Singapore Lenders, (D) release any Singapore Facility Loan Party from liability for any Singapore Facility Obligations except as otherwise provided in this Agreement, (E) except as permitted under Section 10.2.2, subordinate Agent’s or Singapore Security Trustee’s Lien on any Singapore Facility Collateral or subordinate any Singapore Facility Obligations in right of payment to any other Indebtedness or (F) amend the definition of Singapore Availability;

(vii) with respect to Lenders having Borrower Group Commitments to the UK Borrowers, (A) amend the definitions of UK Borrowing Base or Total UK Borrowing Base (and the defined terms used in such definitions) if the effect of such amendment is to increase the advance rates contained therein, to make more credit available or to add new types of Collateral thereunder, (B) increase the advance rates applicable to the UK Borrowers, (C) release a material portion (but less than all or substantially all) of the UK Facility Collateral, except as currently contemplated by Section 12.4.1(g), provided that a release of all or substantially all of the UK Facility Collateral requires the prior written consent of all UK Lenders, (D) release any UK Facility Loan Party from liability for any UK Facility Obligations except as otherwise provided in this Agreement, (E) except as permitted under Section 10.2.2, subordinate Agent’s or European Security Trustee’s Lien on any UK Facility Collateral or subordinate any UK Facility Obligations in right of payment to any other Indebtedness or (F) amend the definition of UK Availability; or

(viii) with respect to Lenders having Borrower Group Commitments to the U.S. Borrowers, (A) amend the definition of U.S. Borrowing Base (and the defined terms used in such definitions) if the effect of such amendment is to increase the advance rates contained therein, to make more credit available or to add new types of Collateral thereunder, (B) increase the advance rates applicable to the U.S. Borrowers, (C) release any material portion (but less than all or substantially all) of the U.S. Facility Collateral, except as currently contemplated by Section 12.4.1(h), provided that a release of all or substantially all of the U.S. Facility Collateral requires the prior written consent of all U.S. Lenders, (D) release any U.S. Facility Loan Party from liability for any U.S. Facility Obligations except as otherwise provided in this Agreement, (E) except as permitted under Section 10.2.2, subordinate Agent’s Lien on any U.S. Facility Collateral or subordinate any U.S. Facility Obligations in right of payment to any other Indebtedness or (F) amend the definition of U.S. Availability;

(f) without the prior written consent of the Super-Majority Lenders, no amendment or waiver shall be effective that would amend the definition of Excess Availability; and

(g) notwithstanding anything in this Section 14.1.1 to the contrary, if the Agent and the North American Loan Party Agent shall have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Agent and the North American Loan Party Agent shall be permitted to amend such provision, and, in each case, such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders to the Agent within ten Business Days following receipt of notice thereof.

14.1.2 Foreign Cross-Guarantee. Following the date on which a Foreign Borrower’s Obligations have been guaranteed by other Foreign Borrowers pursuant to an effective Foreign Cross-Guarantee, Agent will give favorable consideration on a case by case basis, taking into account financial assistance rules and other legal considerations, to recommending an amendment permitting such Foreign Borrower’s utilization of Availability from the other Foreign Borrowers that have guaranteed such Obligations in order to borrow amounts in excess of its individual Borrowing Base (but not to exceed the applicable Foreign Revolver Commitment amount for such Foreign Borrower’s jurisdiction) which utilization will reduce availability to such other Foreign Borrowers on a dollar for dollar basis. Promptly following the date on which a Foreign Borrower has entered into a Foreign Cross-Guarantee and unless otherwise agreed by such Foreign Borrower, the Agent and the relevant Security Trustees agree that they shall take any and all action reasonably necessary to effectuate the release of any security interests in or Liens on all Pledged Collateral of such Foreign Borrower created pursuant to any Security Documents and shall enter into such documentation as such Foreign Borrower may reasonably request to effectuate such release.

14.1.3 Limitations. The agreement of Loan Parties shall not be necessary to the effectiveness of any modification of a Loan Document that deals solely with the rights and duties of Lenders, the Agent, the Security Trustees and/or any Fronting Bank as among themselves. Only the consent of the parties to the Fee Letter or any agreement relating to a Bank Product shall be required for any modification of such agreement. Neither any Non-Lender Fronting Bank nor any non-Lender that is a party to a Bank Product agreement shall have any right to participate in any manner in modification of any Loan Document. The making of any Loans during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default, nor to establish a course of dealing. Any waiver or consent granted by the Agent or Lenders hereunder shall be effective only if in writing and only for the matter specified.

14.1.4 Payment for Consents. After the Closing Date, no Loan Party will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent.

14.2 Indemnity. IN ADDITION TO THE INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTION 5.8 OR ANY OTHER PROVISION OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, EACH LOAN PARTY SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ASSERTED BY ANY LOAN PARTY OR OTHER PERSON OR ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE. In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence, willful misconduct or bad faith of such Indemnitee, and no Loan Party shall have any obligation to indemnify or hold harmless an Indemnitee for disputes solely among Indemnitees and not relating to any act or omission of any Loan Party or its Affiliates (other than any action involving the Agent, any Security Trustee, any Fronting Bank or any Swingline Lender, in each case in its capacity as such, in which case this indemnity shall apply with respect to each such Person, as applicable, to the extent otherwise available). The indemnity under this Section 14.2 shall not apply to any Taxes, other than Taxes arising with respect to a non-Tax Claim.

14.3 Notices and Communications.

14.3.1 Notice Address. Subject to Section 4.4, all notices and other communications by or to a party hereto shall be in writing and shall be given to any Loan Party, at the applicable Loan Party Agent’s address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment and Acceptance), or at such other address as a party may hereafter specify by notice in accordance with this Section 14.3. Each such notice or other communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the local mail system of the recipient, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery (including overnight and courier service), when duly delivered to the notice address with receipt acknowledged. Notwithstanding the foregoing, no notice to Agent pursuant to Sections 2.1.4, 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, 3.1.1, 3.1.2 or 4.1.1 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent. Any written notice or other communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party. Any notice received by North American Loan Party Agent shall be deemed received by all Loan Parties.

14.3.2 Electronic Communications; Voice Mail. Electronic mail and internet websites may be used only for routine communications, such as financial statements, Borrowing Base Certificates and other information required by Section 10.1.1, administrative matters, distribution of Loan Documents for execution, and matters permitted under Section 4.1.3. The Agent and Lenders make no assurances as to the privacy and security of electronic communications. Electronic mail and voice mail may not be used as effective notice under the Loan Documents.

14.3.3 Non-Conforming Communications. The Agent and Lenders may rely upon any notices purportedly given by or on behalf of any Loan Party even if such notices were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation. Each Loan Party shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any telephonic communication purportedly given by or on behalf of a Loan Party.

14.4 Performance of Loan Parties’ Obligations. The Agent may, in its discretion at any time and from time to time, at the expense of the Loan Parties of the applicable Loan Party Group, pay any amount or do any act required of a Loan Party under any Loan Documents or otherwise lawfully requested by the Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of the Agent’s or any Security Trustee’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien. All payments, costs and expenses (including Extraordinary Expenses) of the Agent under this Section 14.4 shall be reimbursed to the Agent by Loan Parties, on demand, with interest from the date incurred to the date of payment thereof at the Default Rate applicable to U.S. Base Rate Loans. Any payment made or action taken by Agent under this Section 14.4 shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

14.5 Credit Inquiries. Each Loan Party hereby authorizes the Agent and Lenders (but they shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Loan Party or Subsidiary.

14.6 Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

14.7 Cumulative Effect; Conflict of Terms. The provisions of the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several limitations, tests or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

14.8 Counterparts. Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when the Agent has received counterparts bearing the signatures of all parties hereto. Delivery of a signature page of any Loan Document by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of such agreement.

14.9 Entire Agreement. Time is of the essence of the Loan Documents. The Loan Documents constitute the entire contract among the parties relating to the subject matter hereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

14.10 Relationship with Lenders. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitments of any other Lender. Amounts payable hereunder to each Lender shall be a separate and independent debt. It shall not be necessary for the Agent or any other Lender to be joined as an additional party in any proceeding for such purposes. Nothing in this Agreement and no action of the Agent, Lenders or any other Secured Party pursuant to the Credit Documents shall be deemed to constitute the Agent and any Secured Party to be a partnership, association, joint venture or any other kind of entity, nor to constitute control of any Loan Party.

14.11 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated by any Credit Document, Loan Parties acknowledge and agree that (a)(i) this credit facility and any related arranging or other services by the Agent, any Lender, any of their Affiliates or any arranger are arm’s-length commercial transactions between Loan Parties and such Person; (ii) Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) Loan Parties are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated by the Credit Documents; (b) each of the Agent, Lenders, their Affiliates and any arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Loan Parties, any of their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Credit Documents except as expressly set forth therein; and (c) the Agent, Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from those of Loan Parties and their Affiliates, and have no obligation to disclose any of such interests to Loan Parties or their Affiliates. To the fullest extent permitted by Applicable Law, each Loan Party hereby waives and releases any claims that it may have against the Agent, Lenders, their Affiliates and any arranger with respect to any breach of agency or fiduciary duty in connection with any transaction contemplated by a Loan Document.

14.12 Confidentiality.

14.12.1 General Provisions. Each of the Agent, Lenders and each Fronting Bank shall maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates, and to its and their partners, members, directors, officers, employees, agents, advisors and representatives (provided such Persons are informed of the confidential nature of the Information and instructed to keep it confidential); (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by Applicable Law or by any subpoena or other legal process; (d) to any other party hereto; (e) in connection with any action or proceeding, or other exercise of rights or remedies, relating to any Loan Documents or Obligations; (f) subject to an agreement containing provisions substantially the same (or at least as restrictive) as this Section 14.12, to any Transferee or any actual or prospective party (or its advisors) to any Bank Product; (g) with the consent of a Loan Party Agent; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 14.12 or (ii) is available to the Agent, any Lender, Fronting Bank or any of their Affiliates on a nonconfidential basis from a source other than Loan Parties or (i) on a confidential basis to any rating agency in connection with rating any Borrower or its Subsidiaries. Notwithstanding the foregoing, the Agent and Lenders may publish or disseminate general information describing this credit facility, including the names and addresses of Loan Parties and a general description of Loan Parties’ businesses, and may use Loan Parties’ logos, trademarks or product photographs in advertising materials. As used herein, “Information” means all information received from a Loan Party or Subsidiary relating to it or its business that is identified as confidential when delivered. Any Person required to maintain the confidentiality of Information pursuant to this Section 14.12 shall be deemed to have complied if it exercises the same degree of care that it accords its own confidential information. Each of the Agent, Lenders and each Fronting Bank acknowledges that (A) Information may include material non-public information concerning a Loan Party or Subsidiary; (B) it has developed compliance procedures regarding the use of material non-public information; (C) it will handle such material non-public information in accordance with Applicable Law, including federal, state, provincial and territorial securities laws; and (D) nothing herein, for purposes of the Singapore Loan Parties, shall be deemed to constitute an agreement by them, with such Singapore Loan Parties, to prescribe a higher degree of confidentiality than that contained in the Singapore Banking Act.

14.12.2 PPSA Australia. Nothing requires a Secured Party to disclose any information of the kind referred to in section 275(1) of the PPSA Australia. The Loan Parties agree that they will only authorize the disclosure of information under section 275(7)(c) or request information under section 275(7)(d) if the Agent approves.

14.13 Certifications Regarding Indentures. Borrowers certify to the Agent and Lenders that neither the execution or performance of the Loan Documents nor the incurrence of any Obligations by Borrowers violates the Senior Secured Notes Indenture. Borrowers further certify that the Commitments and Obligations constitute Permitted Debt under the Senior Secured Notes Indenture. Agent may condition Borrowings, Letters of Credit and other credit accommodations under the Loan Documents from time to time upon Agent’s receipt of evidence that the Commitments and Obligations continue to constitute Permitted Debt at such time.

14.14 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW AND FEDERAL LAWS RELATING TO NATIONAL BANKS).

14.15 Consent to Forum; Process Agent.

14.15.1 Forum. EACH PARTY HERETO HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER THE STATE OF NEW YORK, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND EACH LOAN PARTY AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH PARTY IRREVOCABLY WAIVES ALL

CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1. Nothing herein shall limit the right of the Agent, any Security Trustee or any Lender to bring proceedings against any Loan Party in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Agreement shall be deemed to preclude enforcement by the Agent or any Security Trustee of any judgment or order obtained in any forum or jurisdiction. Final judgment against a Loan Party in any action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction, including the country in which such Loan Party is domiciled, by suit on the judgment.

14.15.2 Process Agent. Without prejudice to any other mode of service allowed under any relevant law, each Foreign Borrower and each other Loan Party organized outside the U.S. (a) irrevocably appoints CT Corporation located at 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its agent for service of process in relation to any action or proceeding arising out of or relating to any Loan Documents, and (b) agrees that failure by a process agent to notify such Borrower or such Loan Party of any process will not invalidate the proceedings concerned. For purposes of clarity, nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

14.16 Waivers by Loan Parties. To the fullest extent permitted by Applicable Law, each Loan Party waives (a) the right to trial by jury (which the Agent, each Security Trustee and each Lender hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by the Agent on which a Loan Party may in any way be liable, and hereby ratifies anything the Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing the Agent or a Security Trustee to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof. Each Loan Party acknowledges that the foregoing waivers are a material inducement to the Agent, each Security Trustee, each Fronting Bank and Lenders entering into this Agreement and that the Agent, Security Trustees, each Fronting Bank and Lenders are relying upon the foregoing in their dealings with Loan Parties. Each Loan Party has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

14.17 Contracting out of PPSA Australia Provisions.

14.17.1 PPSA Notices. Neither a Secured Party nor any receiver or manager is obliged to give any notice under the PPSA Australia (including notice of a verification statement) unless the notice is required by the PPSA Australia and cannot be excluded. The Loan Parties consent to the waiver of the requirement for notice and waive any rights they have to receive a notice under sections 95, 118, 121(4), 130, 135 and 157 of the PPSA Australia.

14.17.2 Contracting Out. To the extent that Chapter 4 of the PPSA Australia would otherwise apply, the parties agree that the following provisions of the PPSA Australia are excluded: (a) to the extent permitted by section 115(1) of the PPSA Australia allows them to be excluded: sections 125, 132(3)(d), 132(4), 135, without limiting Section 12.3.1(a) 142 and 143 of the PPSA Australia; and (b) to the extent permitted by section 115(7) of the PPSA Australia allows them to be excluded: sections 129(2) and (3), 132, 133(1)(b) (as it relates to a Lien of a Secured Party), 134(2), 135, 136(3)(4) and (5). The Loan Parties consent to the waiver of the requirement for notice under any other provision of the PPSA Australia that a Secured Party may notify to a Loan Party after the date of this document and waives any rights it has to receive that notice.

14.18 Waiver of Rights (PPSA New Zealand). The Loan Parties:

(a) have no rights under, or by reference to, sections 114(1)(a), 133 and 134 of the PPSA New Zealand;

(b) waive their rights to:

(i) not have goods damaged if a Secured Party or a receiver removes an accession under section 125 of the PPSA New Zealand;

(ii) receive notice of the removal of an accession under section 129 of the PPSA New Zealand;

(iii) apply to the court for an order concerning the removal of an accession under section 131 of the PPSA New Zealand;

(iv) receive a statement of account under section 116 of the PPSA New Zealand;

(v) receive notice of any proposal of a Secured Party or a receiver to retain collateral under section 120(2) of the PPSA New Zealand; and

(vi) object to any proposal of a Secured Party or a receiver to retain collateral under section 121 of the PPSA New Zealand; and

(c) waive their rights under section 148 of the PPSA New Zealand to receive a copy of a verification statement in respect of any financing statement or financing change statement registered by a Secured Party in respect of any personal property.

14.19 Patriot Act Notice. The Agent and Lenders hereby notify Loan Parties that pursuant to the requirements of the Patriot Act, the Proceeds of Crime Act and other applicable anti-money laundering, anti-terrorist financing, economic or trade sanctions and “know your client” policies, regulations, laws or rules (the Proceeds of Crime Act and such other applicable policies, regulations, laws or rules, collectively, including any guidelines or orders thereunder, “AML Legislation”), the Agent and Lenders are required to obtain, verify and record certain information that identifies each Loan Party, including its legal name, address, tax ID number and other similar information that will allow the Agent and Lenders to identify it in accordance with the Patriot Act and the AML Legislation. The Agent and Lenders may require information regarding Loan Parties’ management and owners, such as legal name, address, social security number and date of birth. Each Loan Party shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or any prospective assignee or participant of a Lender, in order to comply with the Patriot Act and/or the AML Legislation.

14.20 Canadian Anti-Money Laundering Legislation. If the Agent has ascertained the identity of any Canadian Facility Loan Party or any authorized signatories of any Canadian Facility Loan Party for the purposes of applicable AML Legislation, then the Agent:

(a) shall be deemed to have done so as an agent for each Canadian Lender, and this Agreement shall constitute a “written agreement” in such regard between each Canadian Lender and the Agent within the meaning of the applicable AML Legislation; and

(b) shall provide to each Canadian Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Canadian Lenders agrees that the Agent has no obligation to ascertain the identity of the Canadian Facility Loan Parties or any authorized signatories of the Canadian Facility Loan Parties on behalf of any Canadian Lender, or to confirm the completeness or accuracy of any information it obtains from any Canadian Facility Loan Party or any such authorized signatory in doing so.

14.21 Know Your Customer. At the request of the Agent, the Borrowers shall promptly supply or procure the supply of documentation and other evidence as is reasonably requested by the Agent (on its behalf or for any Credit Party or prospective Credit Party) in order for a Credit Party to comply with all necessary AML Legislation in connection with the transactions contemplated in the Loan Documents.

14.22 Australian Anti-Money Laundering Provisions. The Australian Borrowers agree that the Agent may delay, block or refuse to process any request for a Borrowing or Australian Letter of Credit without incurring any liability if any Australian Lender reasonably suspects that:

(a) the transaction may breach any AML Legislation;

(b) the transaction involves any Person (natural, corporate or governmental) that is sanctioned under economic and trade sanctions imposed by the United States, the European Union or Australia; or

(c) the transaction may directly or indirectly involve the proceeds of, or be applied for the purposes of, conduct which is unlawful in Australia.

The Australian Borrowers must provide all information to the Agent which any Australian Lender reasonably requires in order to manage its money-laundering, terrorism-financing or economic and trade sanctions risk or to comply with any laws or regulations in Australia. The Australian Borrowers agree that the Agent may disclose any information concerning the Australian Borrowers to:

(i) any law enforcement, regulatory agency or court where required by any such law or regulations in Australia; and

(ii) any correspondent entity an Australian Lender uses to make the payment for the purpose of compliance with any such law or regulation.

Unless an Australian Borrower has disclosed that it is acting in a trustee capacity or on behalf of another party, the Australian Borrower warrants that it is acting on its own behalf in entering into this document.

Each Australian Borrower declares and undertakes to the Agent that the processing of any request for a Borrowing or Australian Letter of Credit by the Agent in accordance with an Australian Borrower’s instructions will not breach any laws or regulations in Australia.

14.23 Belgian Anti-Money Laundering Legislation. Each of the Belgian Lenders agrees that the Agent has no obligation to ascertain the identity of the Belgian Facility Loan Parties or any authorized signatories of the Belgian Facility Loan Parties on behalf of any Belgian Lender, or to confirm the completeness or accuracy of any information it obtains from any Belgian Facility Loan Party or any such authorized signatory in doing so.

14.24 “Know your customer” Checks. Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to comply with all necessary “know your customer” or other similar checks under all AML Legislation in connection with the transactions contemplated in the Loan Documents.

14.25 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Loan Party for liquidation or reorganization, should any Loan Party become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of such Loan Party’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to Applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

14.26 Nonliability of Lenders. Neither the Agent, any Fronting Bank nor any Lender undertakes any responsibility to any Loan Party to review or inform any Loan Party of any matter in connection with any phase of any Loan Party’s business or operations. Each Loan Party agrees, on behalf of itself and each other Loan Party, that neither the Agent, any Fronting Bank nor any Lender shall have liability to any Loan Party (whether sounding in tort, contract or otherwise) for losses suffered by any Loan Party in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence, willful misconduct or bad faith of the party from which recovery is sought. NO LENDER SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY OTHERS OF ANY INFORMATION OR OTHER MATERIALS OBTAINED THROUGH INTRALINKS OR OTHER SIMILAR INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT.

14.27 Ratification of Loan Documents. Each Borrower hereby ratifies and affirms its obligations under the Loan Documents (as amended, restated or otherwise modified on the Closing Date), each of which (as amended, restated or otherwise modified on the Closing Date) shall continue in full force and effect.

[Remainder of page intentionally left blank; signatures begin on following page]

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

MCJUNKIN RED MAN CORPORATION, as a U.S. Borrower and Guarantor

By:	/s/ James E. Braun
Name:	James E. Braun
Title:	Executive Vice President and Chief Financial Officer

2 Houston Center 909 Fannin, Suite 3100 Houston, TX 77010-1011 Attn: James E. Braun Telecopy: (832) 308-2876

GREENBRIER PETROLEUM CORPORATION, as a U.S. Borrower and Guarantor

By:	/s/ James E. Braun
Name:	James E. Braun
Title:	Executive Vice President and Chief Financial Officer

MCJUNKIN RED MAN DEVELOPMENT CORPORATION, as a U.S. Borrower and Guarantor

By:	/s/ James E. Braun
Name:	James E. Braun
Title:	Executive Vice President and Chief Financial Officer

MIDWAY – TRISTATE CORPORATION, as a U.S. Borrower and Guarantor

By:	/s/ James E. Braun
Name:	James E. Braun
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Amended and Restated Loan, Security and Guarantee Agreement]

MILTON OIL & GAS COMPANY, as a U.S. Borrower and Guarantor

By:	/s/ James E. Braun
Name:	James E. Braun
Title:	Executive Vice President and Chief Financial Officer

MRC MANAGEMENT COMPANY, as a U.S. Borrower and Guarantor

By:	/s/ James E. Braun
Name:	James E. Braun
Title:	Executive Vice President and Chief Financial Officer

RUFFNER REALTY COMPANY, as a U.S. Borrower and Guarantor

By:	/s/ James E. Braun
Name:	James E. Braun
Title:	Executive Vice President and Chief Financial Officer

THE SOUTH TEXAS SUPPLY COMPANY, INC. as a U.S. Borrower and Guarantor

By:	/s/ James E. Braun
Name:	James E. Braun
Title:	Executive Vice President and Chief Financial Officer

MIDFIELD SUPPLY ULC, as a Canadian Borrower

By:	/s/ James E. Braun
Name:	James E. Braun
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Amended and Restated Loan, Security and Guarantee Agreement]

MRC TRANSMARK HOLDINGS UK LIMITED, as a UK Borrower

By:	/s/ John Bowhay
Name:	John Bowhay
Title:	Managing Director

Heaton House, Riverside Drive, Hunsworth Lane Bradford BD19 4DH Attn: Senior Vice President International Finance and Administration Telecopy: +44 (0) 1274 700166

MRC TRANSMARK LIMITED, as a UK Borrower

By:	/s/ John Bowhay
Name:	John Bowhay
Title:	Managing Director

MRC TRANSMARK (DRAGON) LIMITED, as a UK Borrower

By:	/s/ John Bowhay
Name:	John Bowhay
Title:	Managing Director

MRC SPF SCANFIT LIMITED, as a UK Borrower

By:	/s/ John Bowhay
Name:	John Bowhay
Title:	Managing Director

MRC TRANSMARK NV, as a Belgian Borrower

By:
Name:
Title:

[Signature Page to Amended and Restated Loan, Security and Guarantee Agreement]

MRC TRANSMARK HOLDINGS UK LIMITED, as a UK Borrower

By:
Name:
Title:

Heaton House, Riverside Drive, Hunsworth Lane Bradford BD19 4DH Attn: Senior Vice President International Finance and Administration Telecopy: +44 (0) 1274 700166

MRC TRANSMARK LIMITED, as a UK Borrower

By:
Name:
Title:

MRC TRANSMARK (DRAGON) LIMITED, as a UK Borrower

By:
Name:
Title:

MRC SPF SCANFIT LIMITED, as a UK Borrower

By:
Name:
Title:

MRC TRANSMARK NV, as a Belgian Borrower

By:	/s/ Luc Belis
Name:	Luc Belis
Title:	Permanent Representative of L. Belis BVBA, Special Attorney

[Signature Page to Amended and Restated Loan, Security and Guarantee Agreement]

MRC TRANSMARK B.V., as a Dutch Borrower

By:	/s/ L. Meijer
Name:	L. Meijer
Title:	Attorney

MRC TRANSMARK INTERNATIONAL B.V., as a Dutch Borrower

By:	/s/ L. Meijer
Name:	L. Meijer
Title:	Attorney

[Signature Page to Amended and Restated Loan, Security and Guarantee Agreement]

MRC TRANSMARK PTY LTD, as an Australian Borrower

Signed for and on behalf of MRC Transmark Pty Ltd ACN 080 156 378 by attorney Dean DeGiorgio under power of attorney dated 23.03.12 and the attorney declares that the attorney has not received any notice of the revocation of such power of attorney, in the presence of:	/s/ Dean DeGiorgio

/s/ Hugh David Anderson
Signature of witness

HUGH DAVID ANDERSON
Name of witness (BLOCK LETTERS)

526 Collins Street, Melbourne An Australian Legal Practitioner within the meaning of the Legal Profession Act 2004	Heaton House, Riverside Drive, Hunsworth Lane Bradford BD19 4DH Attn: Senior Vice President International Finance and Administration Telecopy: +44 (0) 1274 700166
Address of witness

MRC SPF PTY LTD., as an Australian Borrower

Signed for and on behalf of MRC SPF Pty Ltd. ACN 088 104 410 by attorney Dean DeGiorgio .under power of attorney dated and the attorney declares that the attorney has not received any notice of the revocation of such power of attorney, in the presence of:	/s/ Dean DeGiorgio

/s/ Hugh David Anderson
Signature of witness

HUGH DAVID ANDERSON
Name of witness (BLOCK LETTERS)

526 Collins Street, Melbourne An Australian Legal Practitioner within the meaning of the Legal Profession Act 2004
Address of witness

[Signature Page to Amended and Restated Loan, Security and Guarantee Agreement]

AGENT AND LENDERS:

BANK OF AMERICA, N.A., as Agent and a U.S. Lender

By:	/s/ Mark Porter
Name:	Mark Porter
Title:	Senior Vice President

Bank of America, N.A. as Agent 901 Main Street, Floor 11 Mail Code TX1-492-11-23 Dallas, Texas 75202 Attn: Mark Porter Telecopy: 214-209-4766

[Signature Page to Amended and Restated Loan, Security and Guarantee Agreement]

BANK OF AMERICA, N.A. (acting through its Canada branch), as a Canadian Lender

By:	/s/ Medina Sales De Andrade
Name:	Medina Sales De Andrade
Title:	Vice President

Bank of America, N.A. as Agent 901 Main Street, Floor 11 Mail Code TX1-492-11-23 Dallas, Texas 75202 Attn: Medina Sales De Andrade Telecopy: 416-369-7647

[Signature Page to Amended and Restated Loan, Security and Guarantee Agreement]

BANK OF AMERICA, N.A. (acting through its London Branch), as European Security Trustee and as a Belgian Lender, a Dutch Lender and a UK Lender

By:	/s/ Mark Porter
Name:	Mark Porter
Title:	Senior Vice President

Attn:
Telecopy:

[Signature Page to Amended and Restated Loan, Security and Guarantee Agreement]

BANK OF AMERICA, N.A. (acting through its Australia Branch), as AUS-NZ Security Trustee and as an Australian Lender

By:	/s/ Mark Porter
Name:	Mark Porter
Title:	Senior Vice President

Attn:
Telecopy:

With a copy to:

Bank of America, N.A. (acting through its Hong Kong branch)
979 King’s Road
Level 14 Devon House
Quarry Bay
Hong Kong
Attn: Loan Agency

[Signature Page to Amended and Restated Loan, Security and Guarantee Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a U.S. Lender

By:	/s/ Brant Murdock
Name:	Brant Murdock
Title:	Authorized Signatory

301 South College Street, 22nd Floor Charlotte, NC 28202 Attn: Dave Warga Telecopy: 704-715-0016

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, as a Canadian Lender

By:
Name:
Title:

301 South College Street, 22nd Floor Charlotte, NC 28202 Attn: Dave Warga Telecopy: 704-715-0016

[Signature Page to Amended and Restated Loan, Security and Guarantee Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a U.S. Lender

By:
Name:	Brant Murdock
Title:	Authorized Signatory

301 South College Street, 22nd Floor Charlotte, NC 28202 Attn: Dave Warga Telecopy: 704-715-0016

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, as a Canadian Lender

By:	/s/ Domenic Cosentino
Name:	Domenic Cosentino
Title:	Authorized Signatory

301 South College Street, 22nd Floor Charlotte, NC 28202 Attn: Dave Warga Telecopy: 704-715-0016

[Signature Page to Amended and Restated Loan, Security and Guarantee Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, LONDON BRANCH, as an Australian Lender, a Belgian Lender and a Dutch Lender

By:	/s/ Anita Best
Name:	Anita Best
Title:	Senior Vice President

301 South College Street, 22nd Floor Charlotte, NC 28202 Attn: Dave Warga Telecopy: 704-715-0016

[Signature Page to Amended and Restated Loan, Security and Guarantee Agreement]

BARCLAYS BANK PLC, as a U.S. Lender, a Canadian Lender and an Australian Lender

By:	/s/ Michael J. Mozer
Name:	Michael J. Mozer
Title:	Vice President

745 Seventh Avenue New York, NY 10019 Attn: Michael Mozer Telecopy: 212-526-1456

BARCLAYS BANK PLC, a Belgian Lender and a Dutch Lender

By:	/s/ Michael J. Mozer
Name:	Michael J. Mozer
Title:	Vice President

745 Seventh Avenue New York, NY 10019 Attn: Michael Mozer Telecopy: 212-526-1456

[Signature Page to Amended and Restated Loan, Security and Guarantee Agreement]

GOLDMAN SACHS LENDING PARTNERS LLC, as a U.S. Lender and a Canadian Lender

By:	/s/ Mark Walton
Name:	Mark Walton
Title:	Authorized Signatory

Attn:
Telecopy:

[Signature Page to Amended and Restated Loan, Security and Guarantee Agreement]

U.S. BANK NATIONAL ASSOCIATION, as a U.S. Lender

By:	/s/ Kelli Stabenow
Name:	Kelli Stabenow
Title:	Assistant Vice President

209 South LaSalle Street, Suite 300 Chicago, IL 60604 Attn: Kelli Stabenow Telecopy: 312-325-8905

[Signature Page to Amended and Restated Loan, Security and Guarantee Agreement]

U.S. BANK NATIONAL ASSOCIATION, CANADA BRANCH, as a Canadian Lender

By:	/s/ Joseph Rauhala
Name:	Joseph Rauhala
Title:	Principal Officer

Attn:
Telecopy:

[Signature Page to Amended and Restated Loan, Security and Guarantee Agreement]

SUNTRUST BANK, as a U.S. Lender

By:	/s/ David Holland
Name:	David Holland
Title:	VP, Portfolio Manager

Attn:
Telecopy:

[Signature Page to Amended and Restated Loan, Security and Guarantee Agreement]

TD BANK, N.A., as a U.S. Lender

By:	/s/ Edward Behnen
Name:	Edward Behnen
Title:	Vice President

317 Madison Avenue New York, NY 10017 Attn: Edward Behnen Telecopy: (856) 533-7124

THE TORONTO-DOMINION BANK, as a Canadian Lender

By:
Name:
Title:

Attn:
Telecopy:

[Signature Page to Amended and Restated Loan, Security and Guarantee Agreement]

TD BANK, N.A., as a U.S. Lender

By:
Name:
Title:

Attn:
Telecopy:

THE TORONTO-DOMINION BANK, as a Canadian Lender

By:	/s/ Darcy Mack /s/ Michael Ho
Name:	Darcy Mack Michael Ho
Title:	Vice President Analyst

Attn: Michael Ho
Telecopy: 416-983-6522

[Signature Page to Amended and Restated Loan, Security and Guarantee Agreement]

CIT BANK., as a U.S. Lender

By:	/s/ Julie Patience
Name:	Julie Patience
Title:	Authorized Signatory

Attn:
Telecopy:

[Signature Page to Amended and Restated Loan, Security and Guarantee Agreement]

PNC BANK, NATIONAL ASSOCIATION, as a U.S. Lender

By:	/s/ Katheine M. Garland
Name:	Katheine M. Garland
Title:	Bank Officer

340 Madison Avenue, 11th Floor New York, NY 10173 Attn: Katherine Garland Telecopy: 212-303-0060

PNC BANK CANADA BRANCH, as a Canadian Lender

By:
Name:
Title:

Attn:
Telecopy:

[Signature Page to Amended and Restated Loan, Security and Guarantee Agreement]

PNC BANK, NATIONAL ASSOCIATION, as a U.S. Lender

By:
Name:
Title:

Attn:
Telecopy:

PNC BANK CANADA BRANCH, as a Canadian Lender

By:	/s/ Mike Danby
Name:	Mike Danby
Title:	Assistant Vice President

Attn: Account Officer
Telecopy: 416-361-0085

[Signature Page to Amended and Restated Loan, Security and Guarantee Agreement]

RBS CITIZENS BUSINESS CAPITAL, a division of RBS ASSET FINANCE, INC., a subsidiary of RBS CITIZENS, N.A., as a U.S. Lender

By:	/s/ Patrick Aarons
Name:	Patrick Aarons
Title:	Senior Vice President

100 Galleria Parkway, Suite 1100 Atlanta, Georgia 30339 Attn: Portfolio Manager Telecopy: 770-850-4895

[Signature Page to Amended and Restated Loan, Security and Guarantee Agreement]

RBS INVOICE FINANCE LIMITED, as a Belgian Lender, a Dutch Lender and a UK Lender

By:	/s/ Christopher Hawes
Name:	Christopher Hawes
Title:	Director, Corporate

280 Bishopsgate London EC2M 4RB Attn: Jessica Brown Telecopy: 0207 672 1356

RBS INVOICE FINANCE LIMITED, as an Australian Lender

By:	/s/ Christopher Hawes
Name:	Christopher Hawes
Title:	Director, Corporate

280 Bishopsgate London EC2M 4RB Attn: Jessica Brown Telecopy: 0207 672 1356

[Signature Page to Amended and Restated Loan, Security and Guarantee Agreement]

UNION BANK, N.A., as a U.S. Lender and an Australian Lender

By:	/s/ Mike Richman
Name:	Mike Richman
Title:	VP

445 S. Figueroa #13 LA, CA 90071 Attn: Mike Richman Telecopy: 215-236-6089

UNION BANK, CANADA BRANCH, as a Canadian Lender

By:	/s/ Anne Collins
Name:	Anne Collins
Title:	Vice President

730 – 440 2nd Ave. S.W. Calgary, Alberta, T2P 5E9 Attn: Anne Collins Telecopy: 403-264-2770

[Signature Page to Amended and Restated Loan, Security and Guarantee Agreement]

JPMORGAN CHASE BANK, N.A., as a U.S. Lender

By:	/s/ Dan Bueno
Name:	Dan Bueno
Title:	Vice President

270 Park Avenue, 44th Floor New York, NY 10017 Telecopy: 646-534-2274

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as a Canadian Lender

By:
Name:
Title:

__________________________
__________________________
Attn:
Telecopy:

JPMORGAN CHASE BANK, N.A., SYDNEY BRANCH (ABN 43 074 112 011), as an Australian Lender

By:
Name:
Title:

__________________________
__________________________
Attn:
Telecopy:

[Signature Page to Amended and Restated Loan, Security and Guarantee Agreement]

JPMORGAN CHASE BANK, N.A., as a U.S. Lender

By:
Name:
Title:

__________________________
__________________________
Attn:
Telecopy:

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as a Canadian Lender

By:	/s/ Agostino A. Marchetti
Name:	Agostino A. Marchetti
Title:	SVP

__________________________
__________________________
Attn:
Telecopy:

JPMORGAN CHASE BANK, N.A., SYDNEY BRANCH (ABN 43 074 112 011), as an Australian Lender

By:
Name:
Title:

__________________________
__________________________
Attn:
Telecopy:

[Signature Page to Amended and Restated Loan, Security and Guarantee Agreement]

JPMORGAN CHASE BANK, N.A., as a U.S. Lender

By:
Name:
Title:

__________________________
__________________________
Attn:
Telecopy:

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as a Canadian Lender

By:
Name:
Title:

__________________________
__________________________
Attn:
Telecopy:

JPMORGAN CHASE BANK, N.A., SYDNEY BRANCH (ABN 43 074 112 011), as an Australian Lender

By:	/s/ Lee Wilkinson
Name:	Lee Wilkinson
Title:	Executive Director

Level 32 Grosvenor Place 225 George Street, Sydney NSW 2000 Australia

Attn: Lee Wilkinson Telecopy: +612 9220 7803

[Signature Page to Amended and Restated Loan, Security and Guarantee Agreement]

THE HUNTINGTON NATIONAL BANK, as a U.S. Lender

By:	/s/ Derek Taylor
Name:	Derek Taylor
Title:	Vice President

310 Grant St., 5th Floor Pittsburgh, PA. 15219 Attn: Derek Taylor

[Signature Page to Amended and Restated Loan, Security and Guarantee Agreement]

FLAGSTAR BANK, FSB, as a U.S. Lender

By:	/s/ Willard D. Dickerson, Jr.
Name:	Willard D. Dickerson, Jr.
Title:	Senior Vice President

16 Chestnut Street Foxboro, MA 02035 Attn: Willard D. Dickerson, Jr. Telecopy: 617-543-1976

[Signature Page to Amended and Restated Loan, Security and Guarantee Agreement]

RAYMOND JAMES BANK, N.A., as a U.S. Lender

By:	/s/ James M. Armstrong
Name:	James M. Armstrong
Title:	Senior Vice President

Raymond James Bank, N.A. 710 Carillon Parkway St. Petersburg, FL 33716 Attn: James Armstrong Telecopy: (866) 205-1396

[Signature Page to Amended and Restated Loan, Security and Guarantee Agreement]

CITY NATIONAL BANK, as a U.S. Lender and a Canadian Lender

By:	/s/ Robert Yasuda
Name:	Robert Yasuda
Title:	Vice President

__________________________
__________________________
Attn:
Telecopy:

[Signature Page to Amended and Restated Loan, Security and Guarantee Agreement]

CAPITAL ONE LEVERAGE FINANCE CORP., as a U.S. Lender

By:	/s/ Michael Burns
Name:	Michael Burns
Title:	Senior Vice President

275 Broadhollow Road Melville, N.Y. 11747 Attn: Robert Wallace Telecopy: (800) 986-0323

[Signature Page to Amended and Restated Loan, Security and Guarantee Agreement]

BOKF, NA, as a U.S. Lender

By:	/s/ Ryan Kirk
Name:	Ryan Kirk
Title:	Commercial Banking Officer

One William Center, 8th Floor Tulsa, OK 74172 Attn: Ryan Kirk Telecopy: 918-280-3368

[Signature Page to Amended and Restated Loan, Security and Guarantee Agreement]

HSBC BANK USA, N.A., as a U.S. Lender

By:	/s/ Robert F. Mello
Name:	Robert F. Mello
Title:	Vice President

__________________________
__________________________
Attn:
Telecopy:

[Signature Page to Amended and Restated Loan, Security and Guarantee Agreement]

KEYBANK, N.A., as a U.S. Lender

By:	/s/ Andrew Ashley
Name:	Andrew Ashley
Title:	AVP

4900 Tiedeman Road OH-01-49-0114 Brooklyn, OH 44144-2303 Attn: Matt Schorgl Telecopy: 216-370-6001

KEYBANK, N.A., as a Canadian Lender

By:	/s/ Andrew Ashley
Name:	Andrew Ashley
Title:	AVP

4900 Tiedeman Road OH-01-49-0114 Brooklyn, OH 44144-2303 Attn: Matt Schorgl Telecopy: 216-370-6001

[Signature Page to Amended and Restated Loan, Security and Guarantee Agreement]

REGIONS BANK, as a U.S. Lender

By:	/s/ John Eckhouse
Name:	John Eckhouse
Title:	Vice President

__________________________
__________________________
Attn: Acct Mgr- McJunkin Telecopy: (205) 264-5282

REGIONS BANK, as a Dutch Lender

By:	/s/ John Eckhouse
Name:	John Eckhouse
Title:	Vice President

__________________________
__________________________
Attn: Acct Mgr- McJunkin Telecopy: (205) 264-5282

[Signature Page to Amended and Restated Loan, Security and Guarantee Agreement]

EXHIBIT A-1

to

Amended and Restated Loan, Security and Guarantee Agreement

FORM OF ASSIGNMENT AND ACCEPTANCE

Reference is made to that certain Amended and Restated Loan, Security and Guarantee Agreement dated as of March 27, 2012 (as the same may be amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among MCJUNKIN RED MAN CORPORATION, a Delaware corporation (“MRC”), GREENBRIER PETROLEUM CORPORATION, a West Virginia corporation (“Greenbrier”), MCJUNKIN RED MAN DEVELOPMENT CORPORATION, a Delaware corporation (“McJunkin Development”), MIDWAY – TRISTATE CORPORATION, a New York corporation (“Midway”), MILTON OIL & GAS COMPANY, a West Virginia corporation (“Milton”), MRC MANAGEMENT COMPANY, a Delaware corporation (“Management”), RUFFNER REALTY COMPANY, a West Virginia corporation (“Ruffner”), and THE SOUTH TEXAS SUPPLY COMPANY, INC., a Texas corporation (“South Texas” and together with MRC, Greenbrier, McJunkin Development, Midway, Milton, Management and Ruffner, the “Initial U.S. Borrowers”), MRC TRANSMARK PTY LTD., a company incorporated under the laws of the Commonwealth of Australia (“Transmark Australia”), and MRC SPF PTY LTD., a company incorporated under the laws of the Commonwealth of Australia (“SPF Australia” and together with Transmark Australia, the “Initial Australian Borrowers”), MRC TRANSMARK NV, a limited liability company organized under the laws of Belgium (the “Initial Belgian Borrower”), MIDFIELD SUPPLY ULC, an unlimited liability corporation organized under the laws of Alberta, Canada (the “Initial Canadian Borrower”), MRC TRANSMARK B.V., a limited company organized under the laws of the Netherlands (“Transmark Netherlands”), and MRC TRANSMARK INTERNATIONAL B.V., a limited company organized under the laws of the Netherlands (“International Netherlands” and together with Transmark Netherlands, the “Initial Dutch Borrowers”), MRC TRANSMARK HOLDINGS UK LIMITED, a company incorporated in England and Wales with company number 05436123 (“Holdings UK”), MRC TRANSMARK LIMITED, a company incorporated in England and Wales with company number 03471259 (“Transmark UK”), MRC TRANSMARK (DRAGON) LIMITED, a company incorporated in England and Wales with company number 03797606 (“Dragon UK”), and MRC SPF SCANFIT LIMITED, a company incorporated in England and Wales with company number 02299105 (“SPF UK” and together with Holdings UK, Transmark UK and Dragon UK, the “Initial UK Borrowers”; and collectively with any other UK Borrowers, any other Australian Borrowers, any other Belgian Borrowers, any other Canadian Borrowers, any other Dutch Borrowers, any New Zealand Borrowers, any Singapore Borrowers and any other U.S. Borrowers, the “Borrowers”), the Persons from time to time party to the Loan Agreement as Guarantors, the financial institutions party to the Loan Agreement from time to time as lenders (collectively, “Lenders”), BANK OF AMERICA, N.A., a national banking association, in its capacity as collateral agent and administrative agent for itself and the other Secured Parties (together with any successor agent appointed pursuant to Section 12.10 of the Loan Agreement, the “Agent”), and Barclays Capital, the investment banking division of Barclays Bank PLC, and Wells Fargo Capital Finance LLC, as Co-Syndication Agents. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Loan Agreement.

                     (“Assignor”) and                     (“Assignee”) agree as follows:

1. Assignor hereby assigns to Assignee and Assignee hereby purchases and assumes from Assignor:

[(a)	Australian facility:

(i)	a principal amount of $ of Assignor’s outstanding Australian Revolver Loans and $ of Assignor’s participations in Australian LC Obligations;

(ii)	the amount of $ of Assignor’s Australian Revolver Commitment (which represents % of the total Australian Revolver Commitments);

(b)	Belgian facility:

(i)	a principal amount of $ of Assignor’s outstanding Belgian Revolver Loans and $ of Assignor’s participations in Belgian LC Obligations;

(ii)	the amount of $ of Assignor’s Belgian Revolver Commitment (which represents % of the total Belgian Revolver Commitments);

(c)	Canadian facility:

(i)	a principal amount of $ of Assignor’s outstanding Canadian Revolver Loans and $ of Assignor’s participations in Canadian LC Obligations;

(ii)	the amount of $ of Assignor’s Canadian Revolver Commitment (which represents % of the total Canadian Revolver Commitments);

(d)	Dutch facility:

(i)	a principal amount of $ of Assignor’s outstanding Dutch Revolver Loans and $ of Assignor’s participations in Dutch LC Obligations;

(ii)	the amount of $ of Assignor’s Dutch Revolver Commitment (which represents % of the total Dutch Revolver Commitments);

(e)	New Zealand facility:

(i)	a principal amount of $ of Assignor’s outstanding New Zealand Revolver Loans and $ of Assignor’s participations in New Zealand LC Obligations;

(ii)	the amount of $ of Assignor’s New Zealand Revolver Commitment (which represents % of the total New Zealand Revolver Commitments);

(f)	Singapore facility:

(i)	a principal amount of $ of Assignor’s outstanding Singapore Revolver Loans and $ of Assignor’s participations in Singapore LC Obligations;

(ii)	the amount of $ of Assignor’s Singapore Revolver Commitment (which represents % of the total Singapore Revolver Commitments);

(g)	UK facility:

(i)	a principal amount of of Assignor’s outstanding UK Revolver Loans and $ of Assignor’s participations in UK LC Obligations;

(ii)	the amount of $ of Assignor’s UK Revolver Commitment (which represents % of the total UK Revolver Commitments); and

(h)	U.S. facility:

(i)	a principal amount of $ of Assignor’s outstanding U.S. Revolver Loans and $ of Assignor’s participations in U.S. LC Obligations; and

(ii)	the amount of $ of Assignor’s U.S. Revolver Commitment (which represents % of the total U.S. Revolver Commitments);][1]

(the foregoing items being, collectively, the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest. This Assignment and Acceptance shall be effective as of the date (“Effective Date”) indicated in the corresponding Assignment Notice delivered to Agent, provided such Assignment Notice is executed by Assignor, Assignee, Agent and, if applicable, North American Loan Party Agent. From and after the Effective Date, Assignee hereby expressly assumes, and undertakes to perform, all of Assignor’s obligations in respect of the Assigned Interest, and all principal, interest, fees and other amounts which would otherwise be payable to or for Assignor’s account in respect of the Assigned Interest shall be payable to or for Assignee’s account, to the extent such amounts accrue on or after the Effective Date.

2. Assignor (a) represents that as of the date hereof, prior to giving effect to this assignment:

[1]	Assignor and Assignee to select all applicable facilities.

[(i) Australian facility: its Australian Revolver Commitment is $            , the outstanding balance of its Australian Revolver Loans and participations in Australian LC Obligations is $            ,

(ii) Belgian facility: its Belgian Revolver Commitment is $            , the outstanding balance of its Belgian Revolver Loans and participations in Belgian LC Obligations is $            ,

(iii) Canadian facility: its Canadian Revolver Commitment is $            , the outstanding balance of its Canadian Revolver Loans and participations in Canadian LC Obligations is $            ,

(iv) Dutch facility: its Dutch Revolver Commitment is $            , the outstanding balance of its Dutch Revolver Loans and participations in Dutch LC Obligations is $            ,

(v) New Zealand facility: its New Zealand Revolver Commitment is $            , the outstanding balance of its New Zealand Revolver Loans and participations in New Zealand LC Obligations is $            ,

(vi) Singapore facility: its Singapore Revolver Commitment is $            , the outstanding balance of its Singapore Revolver Loans and participations in Singapore LC Obligations is $            ,

(vii) UK facility: its UK Revolver Commitment is $            , the outstanding balance of its UK Revolver Loans and participations in UK LC Obligations is $            , and

(viii) U.S. facility: its U.S. Revolver Commitment is $            , the outstanding balance of its U.S. Revolver Loans and participations in U.S. LC Obligations is $            ;]2

(b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto, other than that Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and

(c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance by Borrowers of their obligations under the Loan Documents. [Assignor is attaching the Revolver Note[s] held by it and requests that Agent exchange such Revolver Note[s] for new Revolver Notes payable to Assignee [and Assignor].]

[2]	Assignor to select all applicable facilities.

3. Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received copies of the Loan Agreement and such other Loan Documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it shall, independently and without reliance upon Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (d) confirms that it is an Eligible Assignee; (e) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to Agent by the terms thereof, together with such powers as are incidental thereto; [(f) appoints and authorizes European Security Trustee to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to European Security Trustee by the terms thereof, together with such powers as are incidental thereto;]3 [(g) appoints, pursuant to the terms of the Australian Security Trust Deed, and authorizes AUS-NZ Security Trustee to take such action as agent on its behalf and to exercise such powers under the Loan Agreement and the Australian Security Trust Deed as are delegated to AUS-NZ Security Trustee by the terms thereof, together with such powers as are incidental thereto;]4 (h) agrees that it will observe and perform all obligations that are required to be performed by it as a “Lender” under the Loan Documents; (i) agrees that it will execute and deliver to the Agent a joinder, or other writing acceptable to Agent, to the intercreditor agreement, dated as of the Closing Date, among Agent and Lenders establishing a mechanism for the allocation and exchange of interests in the Loans, participations in Letters of Credit and collections thereunder; (j) acknowledges receipt of a copy of such intercreditor agreement and, whether or not Assignee delivers a joinder thereto as required by the preceding clause, agrees to be bound by the terms and conditions of such intercreditor agreement as a result of Assignee entering into this Assignment and Acceptance; (k) represents and warrants that the assignment evidenced hereby will not result in a non-exempt “prohibited transaction” under Section 406 of ERISA; (l) agrees that it will execute and deliver to Agent and North American Loan Party Agent all applicable tax forms; [(m) confirms, in accordance with Section[s] [5.8.6(e)][5.8.8(e)][5.8.9(e)] of the Loan Agreement, for the benefit of Agent and the Relevant Borrowers (as defined therein) and without liability to any Relevant Borrower, that it is [not a Qualifying Lender / a Qualifying Lender (other than a Treaty Lender) / a Treaty Lender]5; [and] [(n) confirms, for the benefit of Agent and the Relevant Borrowers and without liability to any Relevant Borrower, that its HMRC DT Treaty Passport scheme reference number is [            ] and its jurisdiction of tax residence is [            ]]6.

4. This Assignment and Acceptance shall be governed by the laws of the State of New York. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Assignment and Acceptance shall remain in full force and effect.

[3]	Bracketed provision should only be included if Assignee will be a Belgian Lender, Dutch Lender and/or a UK Lender.
[4]	Bracketed provision should only be included if Assignee will be an Australian Lender, a New Zealand Lender and/or a Singapore Lender.
[5]	Bracketed provision should only be included if Assignee will be a Belgium Lender, a Singapore Lender and/or a UK Lender, respectively.
[6]	Bracketed provision should only be included if Assignee is a Treaty Lender and wants the HMRC DT Treaty Passport scheme to apply to the Loan Agreement.

5. Each notice or other communication hereunder shall be in writing, shall be sent by messenger, by telecopy or facsimile transmission, or by first-class mail, shall be deemed given when sent and shall be sent as follows:

(a)	If to Assignee, to the following address (or to such other address as Assignee may designate from time to time):

(b)	If to Assignor, to the following address (or to such other address as Assignor may designate from time to time):

Payments hereunder shall be made by wire transfer of immediately available Dollars as follows:

If to Assignee, to the following account (or to such other account as Assignee may designate from time to time):

ABA No.

Account No.

Reference:

If to Assignor, to the following account (or to such other account as Assignor may designate from time to time):

ABA No.

Account No.

Reference:

IN WITNESS WHEREOF, this Assignment and Acceptance is executed as of             , 20    .

(“Assignee”)

By
Title:

(“Assignor”)

By
Title:

EXHIBIT A-2

to

Amended and Restated Loan, Security and Guarantee Agreement

FORM OF ASSIGNMENT NOTICE

Reference is made to that certain (1) Amended and Restated Loan, Security and Guarantee Agreement dated as of March 27, 2012 (as the same may be amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among MCJUNKIN RED MAN CORPORATION, a Delaware corporation (“MRC”), GREENBRIER PETROLEUM CORPORATION, a West Virginia corporation (“Greenbrier”), MCJUNKIN RED MAN DEVELOPMENT CORPORATION, a Delaware corporation (“McJunkin Development”), MIDWAY – TRISTATE CORPORATION, a New York corporation (“Midway”), MILTON OIL & GAS COMPANY, a West Virginia corporation (“Milton”), MRC MANAGEMENT COMPANY, a Delaware corporation (“Management”), RUFFNER REALTY COMPANY, a West Virginia corporation (“Ruffner”), and THE SOUTH TEXAS SUPPLY COMPANY, INC., a Texas corporation (“South Texas” and together with MRC, Greenbrier, McJunkin Development, Midway, Milton, Management and Ruffner, the “Initial U.S. Borrowers”), MRC TRANSMARK PTY LTD, a company incorporated under the laws of the Commonwealth of Australia (“Transmark Australia”), and MRC SPF PTY LTD., a company incorporated under the laws of the Commonwealth of Australia (“SPF Australia” and together with Transmark Australia, the “Initial Australian Borrowers”), MRC TRANSMARK NV, a limited liability company organized under the laws of Belgium (the “Initial Belgian Borrower”), MIDFIELD SUPPLY ULC, an unlimited liability corporation organized under the laws of Alberta, Canada (the “Initial Canadian Borrower”), MRC TRANSMARK B.V., a limited company organized under the laws of the Netherlands (“Transmark Netherlands”), and MRC TRANSMARK INTERNATIONAL B.V., a limited company organized under the laws of the Netherlands (“International Netherlands” and together with Transmark Netherlands, the “Initial Dutch Borrowers”), MRC TRANSMARK HOLDINGS UK LIMITED, a company incorporated in England and Wales with company number 05436123 (“Holdings UK”), MRC TRANSMARK LIMITED, a company incorporated in England and Wales with company number 03471259 (“Transmark UK”), MRC TRANSMARK (DRAGON) LIMITED, a company incorporated in England and Wales with company number 03797606 (“Dragon UK”), and MRC SPF SCANFIT LIMITED, a company incorporated in England and Wales with company number 02299105 (“SPF UK” and together with Holdings UK, Transmark UK and Dragon UK, the “Initial UK Borrowers”; and collectively with any other UK Borrowers, any other Australian Borrowers, any other Belgian Borrowers, any other Canadian Borrowers, any other Dutch Borrowers, any New Zealand Borrowers, any Singapore Borrowers and any other U.S. Borrowers, the “Borrowers”), the Persons from time to time party to the Loan Agreement as Guarantors, the financial institutions party to the Loan Agreement from time to time as lenders (collectively, “Lenders”), BANK OF AMERICA, N.A., a national banking association, in its capacity as collateral agent and administrative agent for itself and the other Secured Parties (together with any successor agent appointed pursuant to Section 12.10 of the Loan Agreement, the “Agent”), and Barclays Capital, the investment banking division of Barclays Bank PLC, and Wells Fargo Capital Finance LLC, as Co-Syndication Agents; and (2) Assignment and Acceptance dated as of             , 20        (“Assignment Agreement”), between                     (“Assignor”) and                     (“Assignee”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Loan Agreement.

Assignor hereby notifies the Borrowers and Agent of Assignor’s intent to assign to Assignee pursuant to the Assignment Agreement:

[(a)	Australian facility:

(i)	a principal amount of $ of Assignor’s outstanding Australian Revolver Loans and $ of Assignor’s participations in Australian LC Obligations;

(ii)	the amount of $ of Assignor’s Australian Revolver Commitment (which represents % of the total Australian Revolver Commitments);

(b)	Belgian facility:

(i)	a principal amount of $ of Assignor’s outstanding Belgian Revolver Loans and $ of Assignor’s participations in Belgian LC Obligations;

(ii)	the amount of $ of Assignor’s Belgian Revolver Commitment (which represents % of the total Belgian Revolver Commitments);

(c)	Canadian facility:

(i)	a principal amount of $ of Assignor’s outstanding Canadian Revolver Loans and $ of Assignor’s participations in Canadian LC Obligations;

(ii)	the amount of $ of Assignor’s Canadian Revolver Commitment (which represents % of the total Canadian Revolver Commitments);

(d)	Dutch facility:

(i)	a principal amount of $ of Assignor’s outstanding Dutch Revolver Loans and $ of Assignor’s participations in Dutch LC Obligations;

(ii)	the amount of $ of Assignor’s Dutch Revolver Commitment (which represents % of the total Dutch Revolver Commitments);

(e)	New Zealand facility:

(i)	a principal amount of $ of Assignor’s outstanding New Zealand Revolver Loans and $ of Assignor’s participations in New Zealand LC Obligations;

(ii)	the amount of $ of Assignor’s New Zealand Revolver Commitment (which represents % of the total New Zealand Revolver Commitments);

(f)	Singapore facility:

(i)	a principal amount of $ of Assignor’s outstanding Singapore Revolver Loans and $ of Assignor’s participations in Singapore LC Obligations;

(ii)	the amount of $ of Assignor’s Singapore Revolver Commitment (which represents % of the total Singapore Revolver Commitments);

(g)	UK facility:

(i)	a principal amount of $ of Assignor’s outstanding UK Revolver Loans and $ of Assignor’s participations in UK LC Obligations;

(ii)	the amount of $ of Assignor’s UK Revolver Commitment (which represents % of the total UK Revolver Commitments); and

(h)	U.S. facility:

(i)	a principal amount of $ of Assignor’s outstanding U.S. Revolver Loans and $ of Assignor’s participations in U.S. LC Obligations; and

(ii)	the amount of $ of Assignor’s U.S. Revolver Commitment (which represents % of the total U.S. Revolver Commitments);][7]

(the foregoing items being, collectively, the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest. This Assignment Notice shall be effective as of the date (“Effective Date”) indicated below, provided this Assignment Notice is executed by Assignor, Assignee, Agent and, if applicable, North America Loan Party Agent. Pursuant to the Assignment Agreement, Assignee has expressly assumed all of Assignor’s obligations under the Loan Agreement to the extent of the Assigned Interest, as of the Effective Date.

For purposes of the Loan Agreement, Agent shall deem:

[7]	Assignor and Assignee to select all applicable facilities.

[(a)	Australian facility: Assignor’s Australian Revolver Commitment to be reduced by $ , and Assignee’s Australian Revolver Commitment to be increased by $ ,

(b)	Belgian facility: Assignor’s Belgian Revolver Commitment to be reduced by $ , and Assignee’s Belgian Revolver Commitment to be increased by $ ,

(c)	Canadian facility: Assignor’s Canadian Revolver Commitment to be reduced by $ , and Assignee’s Canadian Revolver Commitment to be increased by $ ,

(d)	Dutch facility: Assignor’s Dutch Revolver Commitment to be reduced by $ , and Assignee’s Dutch Revolver Commitment to be increased by $ ,

(e)	New Zealand facility: Assignor’s New Zealand Revolver Commitment to be reduced by $ , and Assignee’s New Zealand Revolver Commitment to be increased by $ ,

(f)	Singapore facility: Assignor’s Singapore Revolver Commitment to be reduced by $ , and Assignee’s Singapore Revolver Commitment to be increased by $ ,

(g)	UK facility: Assignor’s UK Revolver Commitment to be reduced by $ , Assignee’s UK Revolver Commitment to be increased by $ , and

(h)	U.S. facility: Assignor’s U.S. Revolver Commitment to be reduced by $ , and Assignee’s U.S. Revolver Commitment to be increased by $ .][8]

The address of Assignee to which notices and information are to be sent under the terms of the Loan Agreement is:

The address of Assignee to which payments are to be sent under the terms of the Loan Agreement is shown in the Assignment and Acceptance.

[8]	Assignor and Assignee to select all applicable facilities.

This Assignment Notice is being delivered to North American Loan Party Agent and Agent pursuant to Section 13.3 of the Loan Agreement. Please acknowledge your acceptance of this Assignment Notice by executing and returning to Assignee and Assignor a copy of this Assignment Notice.

IN WITNESS WHEREOF, this Assignment Notice is executed as of             , 20    .

(“Assignee”)

By
Title:

(“Assignor”)

By
Title:

ACKNOWLEDGED AND AGREED,

AS OF THE DATE SET FORTH ABOVE:

NORTH AMERICAN LOAN PARTY AGENT:*

MCJUNKIN RED MAN CORPORATION

By
Title:

*	No signature required if Assignee meets the requirements of clauses (a), (b), (c) or (e) of the definition of “Eligible Assignee” in the Loan Agreement.

BANK OF AMERICA, N.A.,
as Agent

By
Title:

EXHIBIT B-1

to

Amended and Restated Loan, Security and Guarantee Agreement

FORM OF AUSTRALIAN BORROWING BASE CERTIFICATE

Client Name: _____________9

Certificate Number: ________

Dates Covered: ____________

I. ACCOUNTS
Total Accounts:	AUS$_______________________
Total Ineligible Accounts:	AUS$_______________________
Total Eligible Accounts:	AUS$_______________________
Advance Rate:	_________________________85%
Accounts Portion of Borrowing Base:	AUS$_______________________
II. INVENTORY
Total Inventory:	AUS$_______________________
Total Ineligible Inventory:	AUS$_______________________
Total Eligible Inventory:	AUS$_______________________
Advance Rate:
a. 70% of the net book value of Eligible Inventory:	AUS$_______________________
b. 85% of the Net Orderly Liquidation Value of Eligible Inventory:	AUS$_______________________
Inventory Portion of Borrowing Base (lesser of (a) and (b) above):	AUS$_______________________
Australian Allocated U.S. Availability:	AUS$_______________________
III. RESERVES
Australian Rent Reserve:	AUS$_______________________
Australian LC Reserve:	AUS$_______________________
Australian Bank Product Reserve:	AUS$_______________________
Australian Priority Payables Reserve:	AUS$_______________________
Retention of title reserve:	AUS$_______________________
A/P to third party processors:	AUS$_______________________
Excess dilution reserve:	AUS$_______________________
[Other reserves:	AUS$_______________________][10]
Total Australian Availability Reserves:	AUS$_______________________
Australian Borrowing Base:	AUS$_______________________

[9]

All calculations are only with respect to the Accounts and Inventory of the named Australian Borrower and only with respect to the Australian Allocated U.S. Availability and Australian Availability Reserves allocated to the named Australian Borrower. Details of the ineligible Accounts and ineligible Inventory of the named Australian Borrower are attached.

[10]	Additional reserves may be established by the Agent in its Permitted Discretion. Any such reserves will be specifically itemized on this certificate at the time of delivery.

The foregoing information is delivered to Bank of America, N.A. in accordance with the Amended and Restated Loan, Security and Guarantee Agreement among MRC Transmark Pty Ltd (“Transmark Australia”) and MRC SPF PTY Ltd., as Australian Borrowers, certain other parties thereto and Bank of America, N.A., as Agent, dated March 27, 2012. In my capacity as a Senior Officer of Transmark Australia, in its capacity as Asian Loan Party Agent, I hereby certify that the information contained herein is true and correct as of the dates shown herein. Nothing contained herein shall constitute a waiver, modification, or limitation in any of the terms or conditions set forth in the referenced Amended and Restated Loan, Security and Guarantee Agreement.

Prepared by:
Title:
Date:

(Details follow this page)

EXHIBIT B-2

to

Amended and Restated Loan, Security and Guarantee Agreement

FORM OF BELGIAN BORROWING BASE CERTIFICATE

Client Name: ______________11

Certificate Number: _________

Dates Covered: _____________

I. ACCOUNTS
Total Accounts:	€________________________
Total Ineligible Accounts:	€________________________
Total Eligible Accounts:	€________________________
Advance Rate:	_____________________85%
Accounts Portion of Borrowing Base:	€________________________
II. INVENTORY
Total Inventory:	€________________________
Total Ineligible Inventory:	€________________________
Unadjusted Total Eligible Inventory:	€________________________
50% of Eligible Inventory subject to a business pledge:	€________________________
100% of Eligible Inventory subject to a possessory pledge:	€________________________
Total Eligible Inventory:	€________________________
Advance Rate:
a. 70% of the net book value of Eligible Inventory:	€________________________
b. 85% of the Net Orderly Liquidation Value of Eligible Inventory:	€________________________
Inventory Portion of Borrowing Base (lesser of (a) and (b) above):	€________________________
Belgian Allocated U.S. Availability:	€________________________
III. RESERVES
Belgian Rent Reserve:	€________________________
Belgian LC Reserve:	€________________________
Belgian Bank Product Reserve:	€________________________
Belgian Priority Payables Reserve:	€________________________
Retention of title reserve:	€________________________
Accrued tax reserve:	€________________________
Excess dilution reserve:	€________________________
[Other reserves:	€____________________][12]
Total Belgian Availability Reserves:	€________________________
Belgian Borrowing Base:	€________________________

[11]

All calculations are only with respect to the Accounts and Inventory of the named Belgian Borrower and only with respect to the Belgian Allocated U.S. Availability and Belgian Availability Reserves allocated to the named Belgian Borrower. Details of the ineligible Accounts and ineligible Inventory of the named Belgian Borrower are attached.

[12]	Additional reserves may be established by the Agent in its Permitted Discretion. Any such reserves will be specifically itemized on this certificate at the time of delivery.

The foregoing information is delivered to Bank of America, N.A. in accordance with the Amended and Restated Loan, Security and Guarantee Agreement among MRC Transmark NV, as Belgian Borrower, certain other parties thereto and Bank of America, N.A., as Agent, dated March 27, 2012. In my capacity as a Senior Officer of MRC Transmark Holdings UK Limited, in its capacity as European Loan Party Agent, I hereby certify that the information contained herein is true and correct as of the dates shown herein. Nothing contained herein shall constitute a waiver, modification, or limitation in any of the terms or conditions set forth in the referenced Amended and Restated Loan, Security and Guarantee Agreement.

Prepared by:
Title:
Date:

(Details follow this page)

EXHIBIT B-3

to

Amended and Restated Loan, Security and Guarantee Agreement

FORM OF CANADIAN BORROWING BASE CERTIFICATE

Client Name: _______________13

Certificate Number: __________

Dates Covered: ______________

I. ACCOUNTS
Total Accounts:	Cdn$_______________________
Total Ineligible Accounts:	Cdn$_______________________
Total Eligible Accounts:	Cdn$_______________________
Advance Rate:	________________________85%
Accounts Portion of Borrowing Base:	Cdn$_______________________
II. INVENTORY
Total Inventory:	Cdn$_______________________
Total Ineligible Inventory:	Cdn$_______________________
Total Eligible Inventory:	Cdn$_______________________
Advance Rate:
a. 70% of the net book value of Eligible Inventory:	Cdn$_______________________
b. 85% of the Net Orderly Liquidation Value of Eligible Inventory:	Cdn$_______________________
Inventory Portion of Borrowing Base (lesser of (a) and (b) above):	Cdn$_______________________
Canadian Allocated U.S. Availability:	Cdn$_______________________
III. RESERVES
Canadian Rent Reserve:	Cdn$_______________________
Canadian LC Reserve:	Cdn$_______________________
Canadian Bank Product Reserve:	Cdn$_______________________
Canadian Priority Payables Reserve:	Cdn$_______________________
Sales tax accrual:	Cdn$_______________________
Excess dilution reserve:	Cdn$_______________________
Wage Earner Protection Program:	Cdn$_______________________
Casing claim contingency:	Cdn$_______________________
A/P to third party yards:	Cdn$_______________________
[Other reserves:	Cdn$_______________________][14]
Total Canadian Availability Reserves:	Cdn$_______________________
Canadian Borrowing Base:	Cdn$_______________________

[13]

All calculations are only with respect to the Accounts and Inventory of the named Canadian Borrower and only with respect to the Canadian Allocated U.S. Availability and Canadian Availability Reserves allocated to the named Canadian Borrower. Details of the ineligible Accounts and ineligible Inventory of the named Canadian Borrower are attached.

[14]	Additional reserves may be established by the Agent in its Permitted Discretion. Any such reserves will be specifically itemized on this certificate at the time of delivery.

The foregoing information is delivered to Bank of America, N.A. in accordance with the Amended and Restated Loan, Security and Guarantee Agreement among Midfield Supply ULC, as Canadian Borrower, certain other parties thereto and Bank of America, N.A., as Agent, dated March 27, 2012. In my capacity as a Senior Officer of McJunkin Red Man Corporation, in its capacity as North American Loan Party Agent, I hereby certify that the information contained herein is true and correct as of the dates shown herein. Nothing contained herein shall constitute a waiver, modification, or limitation in any of the terms or conditions set forth in the referenced Amended and Restated Loan, Security and Guarantee Agreement.

Prepared by:
Title:
Date:

(Details follow this page)

EXHIBIT B-4

to

Amended and Restated Loan, Security and Guarantee Agreement

FORM OF DUTCH BORROWING BASE CERTIFICATE

Client Name:________________15

Certificate Number: ___________

Dates Covered: _______________

I. ACCOUNTS
Total Accounts:	€________________________
Total Ineligible Accounts:	€________________________
Total Eligible Accounts:	€________________________
Advance Rate:	_____________________85%
Accounts Portion of Borrowing Base:	€________________________
II. INVENTORY
Total Inventory:	€________________________
Total Ineligible Inventory:	€________________________
Total Eligible Inventory:	€________________________
Advance Rate:
a. 70% of the net book value of Eligible Inventory:	€________________________
b. 85% of the Net Orderly Liquidation Value of Eligible Inventory:	€________________________
Inventory Portion of Borrowing Base (lesser of (a) and (b) above):	€________________________
Dutch Allocated U.S. Availability:	€________________________
III. RESERVES
Dutch Rent Reserve:	€________________________
Dutch LC Reserve:	€________________________
Dutch Bank Product Reserve:	€________________________
Dutch Priority Payables Reserve:	€________________________
Retention of title reserve:	€________________________
Accrued tax reserve:	€________________________
Excess dilution reserve:	€________________________
[Other reserves:	€_______________________][16]
Total Dutch Availability Reserves:	€________________________
Dutch Borrowing Base:	€________________________

[15]

All calculations are only with respect to the Accounts and Inventory of the named Dutch Borrower and only with respect to the Dutch Allocated U.S. Availability and Dutch Availability Reserves allocated to the named Dutch Borrower. Details of the ineligible Accounts and ineligible Inventory of the named Dutch Borrower are attached.

[16]	Additional reserves may be established by the Agent in its Permitted Discretion. Any such reserves will be specifically itemized on this certificate at the time of delivery.

The foregoing information is delivered to Bank of America, N.A. in accordance with the Amended and Restated Loan, Security and Guarantee Agreement among MRC Transmark B.V. and MRC Transmark International B.V., as Dutch Borrowers, certain other parties thereto and Bank of America, N.A., as Agent, dated March 27, 2012. In my capacity as a Senior Officer of MRC Transmark Holdings UK Limited, in its capacity as European Loan Party Agent, I hereby certify that the information contained herein is true and correct as of the dates shown herein. Nothing contained herein shall constitute a waiver, modification, or limitation in any of the terms or conditions set forth in the referenced Amended and Restated Loan, Security and Guarantee Agreement.

Prepared by:
Title:
Date:

(Details follow this page)

EXHIBIT B-5

to

Amended and Restated Loan, Security and Guarantee Agreement

FORM OF UK BORROWING BASE CERTIFICATE

Client Name:                                   17

Certificate Number:

Dates Covered:

I. ACCOUNTS	£	_______________
Total Accounts:	£	_______________
Total Ineligible Accounts:	£	_______________
Total Eligible Accounts:	£	_______________
Advance Rate:		______________85%
Accounts Portion of Borrowing Base:	£	_______________
II. INVENTORY
Total Inventory:	£	_______________
Total Ineligible Inventory:	£	_______________
Total Eligible Inventory:	£	_______________
Advance Rate:
a. 70% of the net book value of Eligible Inventory:	£	_______________
b. 85% of the Net Orderly Liquidation Value of Eligible Inventory:	£	_______________
Inventory Portion of Borrowing Base (lesser of (a) and (b) above):	£	_______________
UK Allocated U.S. Availability:	£	_______________
III. RESERVES
UK Rent Reserve:	£	_______________
UK LC Reserve:	£	_______________
UK Bank Product Reserve:	£	_______________
UK Priority Payables Reserve:	£	_______________
Retention of title reserve:	£	_______________
Accrued tax reserve:	£	_______________
Excess dilution reserve:	£	_______________
[Other reserves:	£	_____________	][18]
Total UK Availability Reserves:	£	_______________
UK Borrowing Base:	£	_______________

[17]

All calculations are only with respect to the Accounts and Inventory of the named UK Borrower and only with respect to the UK Allocated U.S. Availability and UK Availability Reserves allocated to the named UK Borrower. Details of the ineligible Accounts and ineligible Inventory of the named UK Borrower are attached.

[18]	Additional reserves may be established by the Agent in its Permitted Discretion. Any such reserves will be specifically itemized on this certificate at the time of delivery.

The foregoing information is delivered to Bank of America, N.A. in accordance with the Amended and Restated Loan, Security and Guarantee Agreement among MRC Transmark Holdings UK Limited (“Holdings UK”), MRC Transmark Limited, MRC Transmark (Dragon) Limited and MRC SPF Scanfit Limited, as UK Borrowers, certain other parties thereto and Bank of America, N.A., as Agent, dated March 27, 2012. In my capacity as a Senior Officer of Holdings UK, in its capacity as European Loan Party Agent, I hereby certify that the information contained herein is true and correct as of the dates shown herein. Nothing contained herein shall constitute a waiver, modification, or limitation in any of the terms or conditions set forth in the referenced Amended and Restated Loan, Security and Guarantee Agreement.

Prepared by:
Title:
Date:

(Details follow this page)

EXHIBIT B-6

to

Amended and Restated Loan, Security and Guarantee Agreement

FORM OF U.S. BORROWING BASE CERTIFICATE

Client Name: McJunkin Red Man Corporation et al.19

Certificate Number:

Dates Covered:

I. ACCOUNTS
Total Accounts:	$	_______________
Total Ineligible Accounts:	$	_______________
Total Eligible Accounts:	$	_______________
Advance Rate:		_____________85%
Accounts Portion of Borrowing Base:	$	_______________
II. INVENTORY
Total Inventory:	$	_______________
Total Ineligible Inventory:	$	_______________
Total Eligible Inventory:	$	_______________
Advance Rate:
a. 70% of the net book value of Eligible Inventory:	$	_______________
b. 85% of the Net Orderly Liquidation Value of Eligible Inventory:	$	_______________
Inventory Portion of Borrowing Base (lesser of (a) and (b) above):	$	_______________
III. RESERVES
Foreign Allocated U.S. Availability Reserve:	$	_______________
Foreign Overadvance Loan Balance:	$	_______________
U.S. Rent Reserve:	$	_______________
U.S. LC Reserve:	$	_______________
U.S. Bank Product Reserve:	$	_______________
Sales tax accrual:	$	_______________
Excess dilution reserve:	$	_______________
Wage Earner Protection Program:	$	_______________
Casing claim contingency:	$	_______________
A/P to third party yards:	$	_______________
[Other reserves:	$	_______________	][20]
Total U.S. Availability Reserves:	$	_______________
U.S. Borrowing Base:	$	_______________

[19]

All calculations are with respect to the Accounts and Inventory of all U.S. Borrowers and with respect to the U.S. Availability Reserves of all U.S. Borrowers. Details of the ineligible Accounts and ineligible Inventory of the U.S. Borrowers are attached.

[20]	Additional reserves may be established by the Agent in its Permitted Discretion. Any such reserves will be specifically itemized on this certificate at the time of delivery.

The foregoing information is delivered to Bank of America, N.A. in accordance with the Amended and Restated Loan, Security and Guarantee Agreement among McJunkin Red Man Corporation (“MRC”), Greenbrier Petroleum Corporation, McJunkin Red Man Development Corporation, Midway-Tristate Corporation, Milton Oil & Gas Company, MRC Management Company, Ruffner Realty Company and The South Texas Supply Company, Inc., as U.S. Borrowers and Guarantors, certain other parties thereto and Bank of America, N.A., as Agent, dated March 27, 2012. In my capacity as a Senior Officer of MRC, in its capacity as North American Loan Party Agent, I hereby certify that the information contained herein is true and correct as of the dates shown herein. Nothing contained herein shall constitute a waiver, modification, or limitation in any of the terms or conditions set forth in the referenced Amended and Restated Loan, Security and Guarantee Agreement.

Prepared by:
Title:
Date:

(Details follow this page)

EXHIBIT C-1

to

Amended and Restated Loan, Security and Guarantee Agreement

FORM OF AUSTRALIAN REVOLVER NOTE

_______, 20__	$______________	[________________]

[BORROWER], a                     , (“Australian Borrower”), for value received, hereby unconditionally promises to pay to the order of                                          (“Australian Lender”), the principal sum of                  U.S. DOLLARS ($                ), or such lesser amount as may be advanced by Australian Lender as Australian Revolver Loans and owing as Australian LC Obligations from time to time under the Loan Agreement described below, together with all accrued and unpaid interest thereon. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Amended and Restated Loan, Security and Guarantee Agreement dated as of March 27, 2012 (as such agreement may be amended, modified, renewed or extended from time to time, the “Loan Agreement”), among Australian Borrower, certain affiliates of Australian Borrower, certain financial institutions party thereto as lenders and Bank of America, N.A., as collateral agent and administrative agent for itself and the Secured Parties.

Principal of and interest on this Note from time to time outstanding shall be due and payable as provided in the Loan Agreement. This Note is issued pursuant to and evidences Australian Revolver Loans and Australian LC Obligations under the Loan Agreement, to which reference is made for a statement of the rights and obligations of Australian Lender and the duties and obligations of Australian Borrower. The Loan Agreement contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events, and for the borrowing, prepayment and reborrowing of amounts upon specified terms and conditions.

The holder of this Note is hereby authorized by Australian Borrower to record on a schedule annexed to this Note (or on a supplemental schedule) the amounts owing with respect to Australian Revolver Loans and Australian LC Obligations, and the payment thereof. Failure to make any notation, however, shall not affect the rights of the holder of this Note or any obligations of Australian Borrower hereunder or under any other Loan Documents.

Time is of the essence of this Note. Australian Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Note, diligence in collecting, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payments, or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity. Australian Borrower agrees in accordance with the terms of the Loan Agreement to pay, and to save the holder of this Note harmless against, any liability for the payment of all costs and expenses (including without limitation reasonable and documented attorneys’ fees) if this Note is collected by or through an attorney-at-law.

In no contingency or event whatsoever shall the amount paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permitted under Applicable Law. If any such excess amount is inadvertently paid by Australian Borrower or inadvertently received by the holder of this Note, such excess shall be returned to Australian Borrower or credited as a payment of principal, in accordance with the Loan Agreement. It is the intent hereof that Australian Borrower not pay or contract to pay, and that holder of this Note not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Australian Borrower under Applicable Law.

This Note shall be governed by the laws of the State of New York, without giving effect to any conflict of law principles.

IN WITNESS WHEREOF, this Revolver Note is executed as of the date set forth above.

[AUSTRALIAN BORROWER]

Per:
Name:
Title:

EXHIBIT C-2

to

Amended and Restated Loan, Security and Guarantee Agreement

FORM OF BELGIAN REVOLVER NOTE

_______, 20__	$______________	[________________]

[BORROWER], a                      (“Belgian Borrower”), for value received, hereby unconditionally promises to pay to the order of                                               (“Belgian Lender”), the principal sum of                      U.S. DOLLARS ($                     ), or such lesser amount as may be advanced by Belgian Lender as Belgian Revolver Loans and owing as Belgian LC Obligations from time to time under the Loan Agreement described below, together with all accrued and unpaid interest thereon. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Amended and Restated Loan, Security and Guarantee Agreement dated as of March 27, 2012 (as such agreement may be amended, modified, renewed or extended from time to time, the “Loan Agreement”), among Belgian Borrower, certain affiliates of Belgian Borrower, certain financial institutions party thereto as lenders and Bank of America, N.A., as collateral agent and administrative agent for itself and the Secured Parties.

Principal of and interest on this Note from time to time outstanding shall be due and payable as provided in the Loan Agreement. This Note is issued pursuant to and evidences Belgian Revolver Loans and Belgian LC Obligations under the Loan Agreement, to which reference is made for a statement of the rights and obligations of Belgian Lender and the duties and obligations of Belgian Borrower. The Loan Agreement contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events, and for the borrowing, prepayment and reborrowing of amounts upon specified terms and conditions.

The holder of this Note is hereby authorized by Belgian Borrower to record on a schedule annexed to this Note (or on a supplemental schedule) the amounts owing with respect to Belgian Revolver Loans and Belgian LC Obligations, and the payment thereof. Failure to make any notation, however, shall not affect the rights of the holder of this Note or any obligations of Belgian Borrower hereunder or under any other Loan Documents.

Time is of the essence of this Note. Belgian Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Note, diligence in collecting, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payments, or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity. Belgian Borrower agrees in accordance with the terms of the Loan Agreement to pay, and to save the holder of this Note harmless against, any liability for the payment of all costs and expenses (including without limitation reasonable and documented attorneys’ fees) if this Note is collected by or through an attorney-at-law.

In no contingency or event whatsoever shall the amount paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permitted under Applicable Law. If any such excess amount is inadvertently paid by Belgian Borrower or inadvertently received by the holder of this Note, such excess shall be returned to Belgian Borrower or credited as a payment of principal, in accordance with the Loan Agreement. It is the intent hereof that Belgian Borrower not pay or contract to pay, and that holder of this Note not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Belgian Borrower under Applicable Law.

This Note shall be governed by the laws of the State of New York, without giving effect to any conflict of law principles.

IN WITNESS WHEREOF, this Revolver Note is executed as of the date set forth above.

[BELGIAN BORROWER]

Per:
Name:
Title:

EXHIBIT C-3

to

Amended and Restated Loan, Security and Guarantee Agreement

FORM OF CANADIAN REVOLVER NOTE

_______, 20__	$______________	[________________]

[BORROWER], a                      (“Canadian Borrower”), for value received, hereby unconditionally promises to pay to the order of                                               (“Canadian Lender”), the principal sum of                      U.S. DOLLARS ($                    ), or such lesser amount as may be advanced by Canadian Lender as Canadian Revolver Loans and owing as Canadian LC Obligations from time to time under the Loan Agreement described below, together with all accrued and unpaid interest thereon. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Amended and Restated Loan, Security and Guarantee Agreement dated as of March 27, 2012 (as such agreement may be amended, modified, renewed or extended from time to time, the “Loan Agreement”), among Canadian Borrower, certain affiliates of Canadian Borrower, certain financial institutions party thereto as lenders and Bank of America, N.A., as collateral agent and administrative agent for itself and the Secured Parties.

Principal of and interest on this Note from time to time outstanding shall be due and payable as provided in the Loan Agreement. This Note is issued pursuant to and evidences Canadian Revolver Loans and Canadian LC Obligations under the Loan Agreement, to which reference is made for a statement of the rights and obligations of Canadian Lender and the duties and obligations of Canadian Borrower. The Loan Agreement contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events, and for the borrowing, prepayment and reborrowing of amounts upon specified terms and conditions.

The holder of this Note is hereby authorized by Canadian Borrower to record on a schedule annexed to this Note (or on a supplemental schedule) the amounts owing with respect to Canadian Revolver Loans and Canadian LC Obligations, and the payment thereof. Failure to make any notation, however, shall not affect the rights of the holder of this Note or any obligations of Canadian Borrower hereunder or under any other Loan Documents.

Time is of the essence of this Note. Canadian Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Note, diligence in collecting, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payments, or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity. Canadian Borrower agrees in accordance with the terms of the Loan Agreement to pay, and to save the holder of this Note harmless against, any liability for the payment of all costs and expenses (including without limitation reasonable and documented attorneys’ fees) if this Note is collected by or through an attorney-at-law.

In no contingency or event whatsoever shall the amount paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permitted under Applicable Law. If any such excess amount is inadvertently paid by Canadian Borrower or inadvertently received by the holder of this Note, such excess shall be returned to Canadian Borrower or credited as a payment of principal, in accordance with the Loan Agreement. It is the intent hereof that Canadian Borrower not pay or contract to pay, and that holder of this Note not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Canadian Borrower under Applicable Law.

This Note shall be governed by the laws of the State of New York, without giving effect to any conflict of law principles.

IN WITNESS WHEREOF, this Revolver Note is executed as of the date set forth above.

[CANADIAN BORROWER]

Per:
Name:
Title:

EXHIBIT C-4

to

Amended and Restated Loan, Security and Guarantee Agreement

FORM OF DUTCH REVOLVER NOTE

_______, 20__	$______________	[________________]

[BORROWER], a                      (“Dutch Borrower”), for value received, hereby unconditionally promises to pay to the order of                                          (“Dutch Lender”), the principal sum of                      U.S. DOLLARS ($                    ), or such lesser amount as may be advanced by Dutch Lender as Dutch Revolver Loans and owing as Dutch LC Obligations from time to time under the Loan Agreement described below, together with all accrued and unpaid interest thereon. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Amended and Restated Loan, Security and Guarantee Agreement dated as of March 27, 2012 (as such agreement may be amended, modified, renewed or extended from time to time, the “Loan Agreement”), among Dutch Borrower, certain affiliates of Dutch Borrower, certain financial institutions party thereto as lenders and Bank of America, N.A., as collateral agent and administrative agent for itself and the Secured Parties.

Principal of and interest on this Note from time to time outstanding shall be due and payable as provided in the Loan Agreement. This Note is issued pursuant to and evidences Dutch Revolver Loans and Dutch LC Obligations under the Loan Agreement, to which reference is made for a statement of the rights and obligations of Dutch Lender and the duties and obligations of Dutch Borrower. The Loan Agreement contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events, and for the borrowing, prepayment and reborrowing of amounts upon specified terms and conditions.

The holder of this Note is hereby authorized by Dutch Borrower to record on a schedule annexed to this Note (or on a supplemental schedule) the amounts owing with respect to Dutch Revolver Loans and Dutch LC Obligations, and the payment thereof. Failure to make any notation, however, shall not affect the rights of the holder of this Note or any obligations of Dutch Borrower hereunder or under any other Loan Documents.

Time is of the essence of this Note. Dutch Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Note, diligence in collecting, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payments, or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity. Dutch Borrower agrees in accordance with the terms of the Loan Agreement to pay, and to save the holder of this Note harmless against, any liability for the payment of all costs and expenses (including without limitation reasonable and documented attorneys’ fees) if this Note is collected by or through an attorney-at-law.

In no contingency or event whatsoever shall the amount paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permitted under Applicable Law. If any such excess amount is inadvertently paid by Dutch Borrower or inadvertently received by the holder of this Note, such excess shall be returned to Dutch Borrower or credited as a payment of principal, in accordance with the Loan Agreement. It is the intent hereof that Dutch Borrower not pay or contract to pay, and that holder of this Note not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Dutch Borrower under Applicable Law.

This Note shall be governed by the laws of the State of New York, without giving effect to any conflict of law principles.

IN WITNESS WHEREOF, this Revolver Note is executed as of the date set forth above.

[DUTCH BORROWER]

Per:
Name:
Title:

EXHIBIT C-5

to

Amended and Restated Loan, Security and Guarantee Agreement

FORM OF NEW ZEALAND REVOLVER NOTE

_______, 20	$______________	[________________]

[BORROWER], a                                  (“New Zealand Borrower”), for value received, hereby unconditionally promises to pay to the order of                                                               (“New Zealand Lender”), the principal sum of                                  U.S. DOLLARS ($                        ), or such lesser amount as may be advanced by New Zealand Lender as New Zealand Revolver Loans and owing as New Zealand LC Obligations from time to time under the Loan Agreement described below, together with all accrued and unpaid interest thereon. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Amended and Restated Loan, Security and Guarantee Agreement dated as of March 27, 2012 (as such agreement may be amended, modified, renewed or extended from time to time, the “Loan Agreement”), among New Zealand Borrower, certain affiliates of New Zealand Borrower, certain financial institutions party thereto as lenders and Bank of America, N.A., as collateral agent and administrative agent for itself and the Secured Parties.

Principal of and interest on this Note from time to time outstanding shall be due and payable as provided in the Loan Agreement. This Note is issued pursuant to and evidences New Zealand Revolver Loans and New Zealand LC Obligations under the Loan Agreement, to which reference is made for a statement of the rights and obligations of New Zealand Lender and the duties and obligations of New Zealand Borrower. The Loan Agreement contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events, and for the borrowing, prepayment and reborrowing of amounts upon specified terms and conditions.

The holder of this Note is hereby authorized by New Zealand Borrower to record on a schedule annexed to this Note (or on a supplemental schedule) the amounts owing with respect to New Zealand Revolver Loans and New Zealand LC Obligations, and the payment thereof. Failure to make any notation, however, shall not affect the rights of the holder of this Note or any obligations of New Zealand Borrower hereunder or under any other Loan Documents.

Time is of the essence of this Note. New Zealand Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Note, diligence in collecting, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payments, or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity. New Zealand Borrower agrees in accordance with the terms of the Loan Agreement to pay, and to save the holder of this Note harmless against, any liability for the payment of all costs and expenses (including without limitation reasonable and documented attorneys’ fees) if this Note is collected by or through an attorney-at-law.

In no contingency or event whatsoever shall the amount paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permitted under Applicable Law. If any such excess amount is inadvertently paid by New Zealand Borrower or inadvertently received by the holder of this Note, such excess shall be returned to New Zealand Borrower or credited as a payment of principal, in accordance with the Loan Agreement. It is the intent hereof that New Zealand Borrower not pay or contract to pay, and that holder of this Note not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by New Zealand Borrower under Applicable Law.

This Note shall be governed by the laws of the State of New York, without giving effect to any conflict of law principles.

IN WITNESS WHEREOF, this Revolver Note is executed as of the date set forth above.

[NEW ZEALAND BORROWER]

Per:
Name:
Title:

EXHIBIT C-6

to

Amended and Restated Loan, Security and Guarantee Agreement

FORM OF SINGAPORE REVOLVER NOTE

_______, 20	$______________	[________________]

[BORROWER], a                                  (“Singapore Borrower”), for value received, hereby unconditionally promises to pay to the order of                                                               (“Singapore Lender”), the principal sum of                                  U.S. DOLLARS ($                        ), or such lesser amount as may be advanced by Singapore Lender as Singapore Revolver Loans and owing as Singapore LC Obligations from time to time under the Loan Agreement described below, together with all accrued and unpaid interest thereon. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Amended and Restated Loan, Security and Guarantee Agreement dated as of March 27, 2012 (as such agreement may be amended, modified, renewed or extended from time to time, the “Loan Agreement”), among Singapore Borrower, certain affiliates of Singapore Borrower, certain financial institutions party thereto as lenders and Bank of America, N.A., as collateral agent and administrative agent for itself and the Secured Parties.

Principal of and interest on this Note from time to time outstanding shall be due and payable as provided in the Loan Agreement. This Note is issued pursuant to and evidences Singapore Revolver Loans and Singapore LC Obligations under the Loan Agreement, to which reference is made for a statement of the rights and obligations of Singapore Lender and the duties and obligations of Singapore Borrower. The Loan Agreement contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events, and for the borrowing, prepayment and reborrowing of amounts upon specified terms and conditions.

The holder of this Note is hereby authorized by Singapore Borrower to record on a schedule annexed to this Note (or on a supplemental schedule) the amounts owing with respect to Singapore Revolver Loans and Singapore LC Obligations, and the payment thereof. Failure to make any notation, however, shall not affect the rights of the holder of this Note or any obligations of Singapore Borrower hereunder or under any other Loan Documents.

Time is of the essence of this Note. Singapore Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Note, diligence in collecting, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payments, or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity. Singapore Borrower agrees in accordance with the terms of the Loan Agreement to pay, and to save the holder of this Note harmless against, any liability for the payment of all costs and expenses (including without limitation reasonable and documented attorneys’ fees) if this Note is collected by or through an attorney-at-law.

In no contingency or event whatsoever shall the amount paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permitted under Applicable Law. If any such excess amount is inadvertently paid by Singapore Borrower or inadvertently received by the holder of this Note, such excess shall be returned to Singapore Borrower or credited as a payment of principal, in accordance with the Loan Agreement. It is the intent hereof that Singapore Borrower not pay or contract to pay, and that holder of this Note not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Singapore Borrower under Applicable Law.

This Note shall be governed by the laws of the State of New York, without giving effect to any conflict of law principles.

IN WITNESS WHEREOF, this Revolver Note is executed as of the date set forth above.

[SINGAPORE BORROWER]

Per:
Name:
Title:

EXHIBIT C-7

to

Amended and Restated Loan, Security and Guarantee Agreement

FORM OF UK REVOLVER NOTE

_______, 20	$______________	[________________]

[BORROWER], a                                  (“UK Borrower”), for value received, hereby unconditionally promises to pay to the order of                                                               (“UK Lender”), the principal sum of                                  U.S. DOLLARS ($                        ), or such lesser amount as may be advanced by UK Lender as UK Revolver Loans and owing as UK LC Obligations from time to time under the Loan Agreement described below, together with all accrued and unpaid interest thereon. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Amended and Restated Loan, Security and Guarantee Agreement dated as of March 27, 2012 (as such agreement may be amended, modified, renewed or extended from time to time, the “Loan Agreement”), among UK Borrower, certain affiliates of UK Borrower, certain financial institutions party thereto as lenders and Bank of America, N.A., as collateral agent and administrative agent for itself and the Secured Parties.

Principal of and interest on this Note from time to time outstanding shall be due and payable as provided in the Loan Agreement. This Note is issued pursuant to and evidences UK Revolver Loans and UK LC Obligations under the Loan Agreement, to which reference is made for a statement of the rights and obligations of UK Lender and the duties and obligations of UK Borrower. The Loan Agreement contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events, and for the borrowing, prepayment and reborrowing of amounts upon specified terms and conditions.

The holder of this Note is hereby authorized by UK Borrower to record on a schedule annexed to this Note (or on a supplemental schedule) the amounts owing with respect to UK Revolver Loans and UK LC Obligations, and the payment thereof. Failure to make any notation, however, shall not affect the rights of the holder of this Note or any obligations of UK Borrower hereunder or under any other Loan Documents.

Time is of the essence of this Note. UK Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Note, diligence in collecting, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payments, or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity. UK Borrower agrees in accordance with the terms of the Loan Agreement to pay, and to save the holder of this Note harmless against, any liability for the payment of all costs and expenses (including without limitation reasonable and documented attorneys’ fees) if this Note is collected by or through an attorney-at-law.

In no contingency or event whatsoever shall the amount paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permitted under Applicable Law. If any such excess amount is inadvertently paid by UK Borrower or inadvertently received by the holder of this Note, such excess shall be returned to UK Borrower or credited as a payment of principal, in accordance with the Loan Agreement. It is the intent hereof that UK Borrower not pay or contract to pay, and that holder of this Note not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by UK Borrower under Applicable Law.

This Note shall be governed by the laws of the State of New York, without giving effect to any conflict of law principles.

IN WITNESS WHEREOF, this Revolver Note is executed as of the date set forth above.

[UK BORROWER]

Per:
Name:
Title:

EXHIBIT C-8

to

Amended and Restated Loan, Security and Guarantee Agreement

FORM OF U.S. REVOLVER NOTE

_____ __, 20	$______________	New York City, New York

[BORROWER 1], a                                 , [BORROWER 2], a                                 , and [BORROWER 3], a                                 , (collectively, “Initial U.S. Borrowers”) and the other U.S. Borrowers party to the Loan Agreement described below from time to time (together with the Initial U.S. Borrowers, “U.S. Borrowers”), for value received, hereby unconditionally promise to pay, on a joint and several basis, to the order of                                                               (“U.S. Lender”), the principal sum of                                                               U.S. DOLLARS ($                        ), or such lesser amount as may be advanced by U.S. Lender as U.S. Revolver Loans and owing as U.S. LC Obligations from time to time under the Loan Agreement described below, together with all accrued and unpaid interest thereon. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Amended and Restated Loan, Security and Guarantee Agreement dated as of March 27, 2012 (as such agreement may be amended, modified, renewed or extended from time to time, the “Loan Agreement”), among Initial U.S. Borrowers, certain affiliates of Initial US Borrowers, certain financial institutions party thereto as lenders and Bank of America, N.A., as collateral agent and administrative agent for itself and the Secured Parties.

Principal of and interest on this Note from time to time outstanding shall be due and payable as provided in the Loan Agreement. This Note is issued pursuant to and evidences U.S. Revolver Loans and U.S. LC Obligations under the Loan Agreement, to which reference is made for a statement of the rights and obligations of U.S. Lender and the duties and obligations of U.S. Borrowers. The Loan Agreement contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events, and for the borrowing, prepayment and reborrowing of amounts upon specified terms and conditions.

The holder of this Note is hereby authorized by U.S. Borrowers to record on a schedule annexed to this Note (or on a supplemental schedule) the amounts owing with respect to U.S. Revolver Loans and U.S. LC Obligations, and the payment thereof. Failure to make any notation, however, shall not affect the rights of the holder of this Note or any obligations of U.S. Borrowers hereunder or under any other Loan Documents.

Time is of the essence of this Note. Each U.S. Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Note, diligence in collecting, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payments, or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity. U.S. Borrowers jointly and severally agree in accordance with the terms of the Loan Agreement to pay, and to save the holder of this Note harmless against, any liability for the payment of all costs and expenses (including without limitation reasonable and documented attorneys’ fees) if this Note is collected by or through an attorney-at-law.

In no contingency or event whatsoever shall the amount paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permitted under Applicable Law. If any such excess amount is inadvertently paid by U.S. Borrowers or inadvertently received by the holder of this Note, such excess shall be returned to U.S. Borrowers or credited as a payment of principal, in accordance with the Loan Agreement. It is the intent hereof that U.S. Borrowers not pay or contract to pay, and that holder of this Note not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by U.S. Borrowers under Applicable Law.

This Note shall be governed by the laws of the State of New York, without giving effect to any conflict of law principles (but giving effect to federal laws relating to national banks).

IN WITNESS WHEREOF, this Revolver Note is executed as of the date set forth above.

[INITIAL U.S. BORROWER 1]

By:

Name:

Title:

[INITIAL U.S. BORROWER 2]

By:

Name:

Title:

[INITIAL U.S. BORROWER 3]

By:

Name:

Title:

EXHIBIT D

to

Amended and Restated Loan, Security and Guarantee Agreement

FORM OF COMPLIANCE CERTIFICATE

Bank of America, N.A.

901 Main Street, 22nd Floor

Dallas, Texas 75202

Attn: Mark Porter

Telecopy: (214) 209-4766

This Compliance Certificate is furnished pursuant to that certain Amended and Restated Loan, Security and Guarantee Agreement dated as of March 27, 2012 (as the same may be amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among MCJUNKIN RED MAN CORPORATION, a Delaware corporation (“MRC”), GREENBRIER PETROLEUM CORPORATION, a West Virginia corporation (“Greenbrier”), MCJUNKIN RED MAN DEVELOPMENT CORPORATION, a Delaware corporation (“McJunkin Development”), MIDWAY – TRISTATE CORPORATION, a New York corporation (“Midway”), MILTON OIL & GAS COMPANY, a West Virginia corporation (“Milton”), MRC MANAGEMENT COMPANY, a Delaware corporation (“Management”), RUFFNER REALTY COMPANY, a West Virginia corporation (“Ruffner”), and THE SOUTH TEXAS SUPPLY COMPANY, INC., a Texas corporation (“South Texas” and together with MRC, Greenbrier, McJunkin Development, Midway, Milton, Management and Ruffner, the “Initial U.S. Borrowers”), MRC TRANSMARK PTY LTD, a company incorporated under the laws of the Commonwealth of Australia (“Transmark Australia”), and MRC SPF PTY LTD., a company incorporated under the laws of the Commonwealth of Australia (“SPF Australia” and together with Transmark Australia, the “Initial Australian Borrowers”), MRC TRANSMARK NV, a limited liability company organized under the laws of Belgium (the “Initial Belgian Borrower”), MIDFIELD SUPPLY ULC, an unlimited liability corporation organized under the laws of Alberta, Canada (the “Initial Canadian Borrower”), MRC TRANSMARK B.V., a limited company organized under the laws of the Netherlands (“Transmark Netherlands”), and MRC TRANSMARK INTERNATIONAL B.V., a limited company organized under the laws of the Netherlands (“International Netherlands” and together with Transmark Netherlands, the “Initial Dutch Borrowers”), MRC TRANSMARK HOLDINGS UK LIMITED, a company incorporated in England and Wales with company number 05436123 (“Holdings UK”), MRC TRANSMARK LIMITED, a company incorporated in England and Wales with company number 03471259 (“Transmark UK”), MRC TRANSMARK (DRAGON) LIMITED, a company incorporated in England and Wales with company number 03797606 (“Dragon UK”), and MRC SPF SCANFIT LIMITED, a company incorporated in England and Wales with company number 02299105 (“SPF UK” and together with Holdings UK, Transmark UK and Dragon UK, the “Initial UK Borrowers”; and collectively with any other UK Borrowers, any other Australian Borrowers, any other Belgian Borrowers, any other Canadian Borrowers, any other Dutch Borrowers, any New Zealand Borrowers, any Singapore Borrowers and any other U.S. Borrowers, the “Borrowers”), the Persons from time to time party to the Loan Agreement as Guarantors, the financial institutions party to the Loan Agreement from time to time as lenders (collectively, “Lenders”), and BANK OF AMERICA, N.A., a national banking association, in its capacity as collateral agent and administrative agent for itself and the other Secured Parties (together with any successor agent appointed pursuant to Section 12.10, the “Agent”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Loan Agreement.

THE UNDERSIGNED HEREBY CERTIFIES, ON BEHALF OF THE NORTH AMERICAN LOAN PARTY AGENT AND ON BEHALF OF THE BORROWERS, THAT:

1. I am the duly elected [                        ]21 of MRC.

2. I have reviewed the terms of the Loan Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of MRC and its Subsidiaries (or, so long as the Parent is a Passive Entity which owns MRC, the Parent and its Subsidiaries) during the accounting period covered by the financial statements attached hereto as Schedule I and such financial statements present fairly in all material respects the financial condition and results of operations of MRC and its Subsidiaries (or, so long as the Parent is a Passive Entity which owns MRC, the Parent and its Subsidiaries) on a consolidated basis in accordance with GAAP[, subject to normal year-end audit adjustments and the absence of footnotes.]22

3. Except as set forth below, no Default or Event of Default exists.

4. Schedule II attached hereto sets forth the Consolidated Fixed Charge Coverage Ratio (and accompanying calculations) as at the end of [the most recent fiscal quarter/fiscal year]. [However, compliance with this financial covenant is not required for the purposes of Section 10.3.1 of the Loan Agreement because no FCCR Test Event has occurred and is continuing. “FCCR Test Event” means the occurrence of any one of the following events: (i) Excess Availability shall be less than the greater of (A) 10% of the Commitments or (B) $95,000,000 or (ii) an Event of Default shall have occurred and be continuing; provided, that, to the extent that the FCCR Test Event has occurred due to clause (i) of this definition, if Excess Availability shall have exceeded the greater of (x) 10% of the Commitments and (y) $95,000,000 for at least thirty (30) consecutive days, the FCCR Test Event shall be deemed to be over.]

5. Schedule III attached hereto specifies any change in the identity of the Restricted Subsidiaries and/or Unrestricted Subsidiaries as at the end of [fiscal quarter/fiscal year] from the Restricted Subsidiaries and Unrestricted Subsidiaries, respectively, provided to the Lenders on [the Closing Date/                 , 20    ].

6. Schedule IV attached hereto sets forth sets forth the detailed computations necessary to determine the applicable level of the Applicable Margin to be effective as of the first day of the calendar month immediately following the Agent’s receipt of this Certificate.

7. Schedule V attached hereto sets forth the amount of any Pro Forma Adjustment not previously set forth in a Pro Forma Adjustment Certificate and/or any change in the amount of a Pro Forma Adjustment set forth in the Pro Forma Adjustment Certificate previously provided on [                , 20__] and, [in each case,] in reasonable detail, the calculations and basis therefor.

[21]	Certifying officer must be a Senior Officer.
[22]	For quarterly statements only.

8. [I hereby certify that no Loan Party has changed (i) its legal name, (ii) its organizational identification number, corporate access number, company’s registration number or other jurisdiction specific identifying number, if any, issued by the relevant regulatory authority or governmental body in the jurisdiction of organization or incorporation of such Loan Party, (iii) its chief executive office or registered office or (iv) its jurisdiction of incorporation or organization since [the Closing Date] [the date of the most recent Compliance Certificate delivered pursuant to Section 10.1.1(e) of the Loan Agreement.]23

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrowers have taken, are taking, or propose to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedules II, IV and V hereto and the financial statements attached hereto as Schedule I and in support hereof, are made and delivered this          day of                  , 20        .

MCJUNKIN RED MAN CORPORATION

By:

Name:

Title:

[23]	To be included only in Compliance Certificates delivered in connection with the fiscal year end financial statements provided for in Section 10.1.1(a).

EXHIBIT E

to

Amended and Restated Loan, Security and Guarantee Agreement

FORM OF NOTICE OF BORROWING

Reference is made to that certain Amended and Restated Loan, Security and Guarantee Agreement dated as of March 27, 2012 (as the same may be amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among MCJUNKIN RED MAN CORPORATION, a Delaware corporation (“MRC”), GREENBRIER PETROLEUM CORPORATION, a West Virginia corporation (“Greenbrier”), MCJUNKIN RED MAN DEVELOPMENT CORPORATION, a Delaware corporation (“McJunkin Development”), MIDWAY – TRISTATE CORPORATION, a New York corporation (“Midway”), MILTON OIL & GAS COMPANY, a West Virginia corporation (“Milton”), MRC MANAGEMENT COMPANY, a Delaware corporation (“Management”), RUFFNER REALTY COMPANY, a West Virginia corporation (“Ruffner”), and THE SOUTH TEXAS SUPPLY COMPANY, INC., a Texas corporation (“South Texas” and together with MRC, Greenbrier, McJunkin Development, Midway, Milton, Management and Ruffner, the “Initial U.S. Borrowers”), MRC TRANSMARK PTY LTD, a company incorporated under the laws of the Commonwealth of Australia (“Transmark Australia”), and MRC SPF PTY LTD., a company incorporated under the laws of the Commonwealth of Australia (“SPF Australia” and together with Transmark Australia, the “Initial Australian Borrowers”), MRC TRANSMARK NV, a limited liability company organized under the laws of Belgium (the “Initial Belgian Borrower”), MIDFIELD SUPPLY ULC, an unlimited liability corporation organized under the laws of Alberta, Canada (the “Initial Canadian Borrower”), MRC TRANSMARK B.V., a limited company organized under the laws of the Netherlands (“Transmark Netherlands”), and MRC TRANSMARK INTERNATIONAL B.V., a limited company organized under the laws of the Netherlands (“International Netherlands” and together with Transmark Netherlands, the “Initial Dutch Borrowers”), MRC TRANSMARK HOLDINGS UK LIMITED, a company incorporated in England and Wales with company number 05436123 (“Holdings UK”), MRC TRANSMARK LIMITED, a company incorporated in England and Wales with company number 03471259 (“Transmark UK”), MRC TRANSMARK (DRAGON) LIMITED, a company incorporated in England and Wales with company number 03797606 (“Dragon UK”), and MRC SPF SCANFIT LIMITED, a company incorporated in England and Wales with company number 02299105 (“SPF UK” and together with Holdings UK, Transmark UK and Dragon UK, the “Initial UK Borrowers”; and collectively with any other UK Borrowers, any other Australian Borrowers, any other Belgian Borrowers, any other Canadian Borrowers, any other Dutch Borrowers, any New Zealand Borrowers, any Singapore Borrowers and any other U.S. Borrowers, the “Borrowers” and each, a “Borrower”), the Persons from time to time party to the Loan Agreement as Guarantors, the financial institutions party to the Loan Agreement from time to time as lenders (collectively, “Lenders”), and BANK OF AMERICA, N.A., a national banking association, in its capacity as collateral agent and administrative agent for itself and the other Secured Parties (together with any successor agent appointed pursuant to Section 12.10 of the Loan Agreement, the “Agent”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Loan Agreement.

[The undersigned hereby gives irrevocable notice, pursuant to Section 4.1.1(a) of the Loan Agreement, of a request hereby for a Borrowing of Loans as follows:

Borrower Name:	___________________

Principal Amount of Borrowing:	$

Date of Borrowing:	, 20__

Type of Loan:

[U.S. Base Rate] [LIBOR] Loan

[Interest Period:	Months][24]

Borrower Group Commitment:	U.S. Revolver Commitments

Loan Denomination:	Dollars][25]

[The undersigned hereby gives irrevocable notice, pursuant to Section 4.1.1(a) of the Loan Agreement, of a request hereby for a Borrowing of Loans as follows:

Borrower Name:	___________________

Principal Amount of Borrowing:	[Cdn]$

Date of Borrowing:	, 20__

Type of Loan:

[Canadian Base Rate] [Canadian Prime Rate] [LIBOR] [Canadian BA Rate] Loan

[Interest Period:	Months][26]

Borrower Group Commitment:	Canadian Revolver Commitments

Loan Denomination:	[Canadian Dollars] [Dollars]][27]

[24]	Provide only if requested Borrowing is a LIBOR Loan.
[25]	Use this paragraph for Borrowings by U.S. Borrowers.
[26]	Provide only if requested Borrowing is not a Canadian Base Rate Loan.
[27]	Use this paragraph for Borrowings by Canadian Borrowers.

[The undersigned hereby gives irrevocable notice, pursuant to Section 4.1.1(b) of the Loan Agreement, of a request hereby for a Borrowing of Loans as follows:

Borrower Name:	___________________

Principal Amount of Borrowing:	[€][$]

Date of Borrowing:	, 20__

Type of Loan:

[Belgian Base Rate] [Dutch Base Rate] [LIBOR] Loan

[Interest Period:	Months][28]

Borrower Group Commitment:	[Belgian] [Dutch] Revolver Commitments

Loan Denomination:	[Euros] [Dollars]][29]

[The undersigned hereby gives irrevocable notice, pursuant to Section 4.1.1(b) of the Loan Agreement, of a request hereby for a Borrowing of Loans as follows:

Borrower Name:	___________________

Principal Amount of Borrowing:	[£][€][$]

Date of Borrowing:	, 20__

Type of Loan:

[UK Base Rate] [LIBOR] Loan

[Interest Period:	Months][30]

Borrower Group Commitment:	UK Revolver Commitments

Loan Denomination:	[Sterling] [Euros] [Dollars][insert other currency if applicable in connection with UK Alternate Swingline Loan][31]

[28]	Provide only if requested Borrowing is a LIBOR Loan.
[29]	Use this paragraph for Borrowings by Belgian or Dutch Borrowers.
[30]	Provide only if requested Borrowing is not a LIBOR Loan.
[31]	Use this paragraph for Borrowings by UK Borrowers.

[The undersigned hereby gives irrevocable notice, pursuant to Section 4.1.1(c)(i) of the Loan Agreement, of a request hereby for a Borrowing of Loans as follows:

Borrower Name:	___________________

Principal Amount of Borrowing:	[AUD$][$][€][£]

Date of Borrowing:	, 20__

Type of Loan:

[Australian Bank Bill Rate] [Australian Base Rate] [LIBOR] Loan

[Interest Period:	Months][32]

Borrower Group Commitment:	Australian Revolver Commitments

Loan Denomination:	[Australian Dollars] [Dollars] [Euros] [Sterling]][33]

[The undersigned hereby gives irrevocable notice, pursuant to Section 4.1.1(c)(ii) of the Loan Agreement, of a request hereby for a Borrowing of Loans as follows:

Borrower Name:	___________________

Principal Amount of Borrowing:	[NZD$][$][€]

Date of Borrowing:	, 20__

Type of Loan:

[New Zealand Bank Bill Rate] [New Zealand Base Rate] [LIBOR] Loan

[Interest Period:	Months][34]

Borrower Group Commitment:	New Zealand Revolver Commitments

Loan Denomination:	[New Zealand Dollars] [Dollars] [Euros]][35]

[32]	Provide only if requested Borrowing is not an Australian Base Rate Loan.
[33]	Use this paragraph for Borrowings by Australian Borrowers.
[34]	Provide only if requested Borrowing is not a New Zealand Base Rate Loan.
[35]	Use this paragraph for Borrowings by New Zealand Borrowers.

[The undersigned hereby gives irrevocable notice, pursuant to Section 4.1.1(c)(iii) of the Loan Agreement, of a request hereby for a Borrowing of Loans as follows:

Borrower Name:	___________________

Principal Amount of Borrowing:	[SGD$][$][€]

Date of Borrowing:	, 20__

Type of Loan:

[Singapore Base Rate] [LIBOR] [SIBOR] Loan

[Interest Period:	Months][36]

Borrower Group Commitment:	Singapore Revolver Commitments

Loan Denomination:	[Singapore Dollars] [Dollars] [Euros]][37]

The requested Borrowing of Loans is to be wired as follows:

[Name of Bank]

[City of Bank]

Beneficiary:

Account No.:

ABA No.:

Attn:

The undersigned hereby certifies that on the date hereof and on the Date of Borrowing set forth above, and after giving effect to the Borrowing requested hereby and any other Borrowing on such date: (i) there exists and there shall exist no Default or Event of Default; (ii) the representations and warranties of each Loan Party in the Loan Documents are true and correct in all material respects or, with respect to representations and warranties qualified by materiality, in all respects (except in the case of representations and warranties that relate by their terms to a specified date); (iii) Availability of not less than the amount of the proposed Borrowings exists; and (iv) no Overadvance exists or shall exist and the Total Revolver Exposure does not exceed the Maximum Facility Amount.

[Signature Page Follows]

[36]	Provide only if requested Borrowing is not a Singapore Base Rate Loan.
[37]	Use this paragraph for Borrowings by Singapore Borrowers.

IN WITNESS WHEREOF, [Asian/European/North American] Loan Party Agent has caused this Notice of Borrowing to be executed and delivered by its duly authorized officer to Agent as of the date first set forth above.

[APPLICABLE LOAN PARTY AGENT]

By:
Name:
Title:

EXHIBIT F

to

Amended and Restated Loan, Security and Guarantee Agreement

FORM OF NOTICE OF CONVERSION/CONTINUATION

Reference is made to that certain Amended and Restated Loan, Security and Guarantee Agreement dated as of March 27, 2012 (as the same may be amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among MCJUNKIN RED MAN CORPORATION, a Delaware corporation (“MRC”), GREENBRIER PETROLEUM CORPORATION, a West Virginia corporation (“Greenbrier”), MCJUNKIN RED MAN DEVELOPMENT CORPORATION, a Delaware corporation (“McJunkin Development”), MIDWAY – TRISTATE CORPORATION, a New York corporation (“Midway”), MILTON OIL & GAS COMPANY, a West Virginia corporation (“Milton”), MRC MANAGEMENT COMPANY, a Delaware corporation (“Management”), RUFFNER REALTY COMPANY, a West Virginia corporation (“Ruffner”), and THE SOUTH TEXAS SUPPLY COMPANY, INC., a Texas corporation (“South Texas” and together with MRC, Greenbrier, McJunkin Development, Midway, Milton, Management and Ruffner, the “Initial U.S. Borrowers”), MRC TRANSMARK PTY LTD, a company incorporated under the laws of the Commonwealth of Australia (“Transmark Australia”), and MRC SPF PTY LTD., a company incorporated under the laws of the Commonwealth of Australia (“SPF Australia” and together with Transmark Australia, the “Initial Australian Borrowers”), MRC TRANSMARK NV, a limited liability company organized under the laws of Belgium (the “Initial Belgian Borrower”), MIDFIELD SUPPLY ULC, an unlimited liability corporation organized under the laws of Alberta, Canada (the “Initial Canadian Borrower”), MRC TRANSMARK B.V., a limited company organized under the laws of the Netherlands (“Transmark Netherlands”), and MRC TRANSMARK INTERNATIONAL B.V., a limited company organized under the laws of the Netherlands (“International Netherlands” and together with Transmark Netherlands, the “Initial Dutch Borrowers”), MRC TRANSMARK HOLDINGS UK LIMITED, a company incorporated in England and Wales with company number 05436123 (“Holdings UK”), MRC TRANSMARK LIMITED, a company incorporated in England and Wales with company number 03471259 (“Transmark UK”), MRC TRANSMARK (DRAGON) LIMITED, a company incorporated in England and Wales with company number 03797606 (“Dragon UK”), and MRC SPF SCANFIT LIMITED, a company incorporated in England and Wales with company number 02299105 (“SPF UK” and together with Holdings UK, Transmark UK and Dragon UK, the “Initial UK Borrowers”; and collectively with any other UK Borrowers, any other Australian Borrowers, any other Belgian Borrowers, any other Canadian Borrowers, any other Dutch Borrowers, any New Zealand Borrowers, any Singapore Borrowers and any other U.S. Borrowers, the “Borrowers” and each, a “Borrower”), the Persons from time to time party to the Loan Agreement as Guarantors, the financial institutions party to the Loan Agreement from time to time as lenders (collectively, “Lenders”), and BANK OF AMERICA, N.A., a national banking association, in its capacity as collateral agent and administrative agent for itself and the other Secured Parties (together with any successor agent appointed pursuant to Section 12.10 of the Loan Agreement, the “Agent”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Loan Agreement.

[The undersigned hereby gives irrevocable notice, pursuant to Section 3.1.2 of the Loan Agreement, of a request hereby that the Loans set forth below be [continued as LIBOR Loans] [converted to LIBOR Loans] as follows:

Aggregate Principal Amount of Loans to be converted/continued:	$	__________
Date of Conversion/Continuation:		__________
Type of Loans:
[LIBOR] [[Australian/Belgian/Canadian/Dutch/New Zealand/Singapore/UK/U.S.] Base Rate] Loans
Interest Period:		__ Months	][38]

[The undersigned hereby gives irrevocable notice, pursuant to Section 3.1.3 of the Loan Agreement, of a request hereby that the Loans set forth below be [continued as Australian Bank Bill Rate Loans] [converted to Australian Bank Bill Rate Loans] as follows:

Aggregate Principal Amount of Loans to be converted/continued:	AUS$	__________
Date of Conversion/Continuation:		__________
Type of Loans:
[Australian Bank Bill Rate] [Australian Base Rate] Loans
Interest Period:		__ Months	][39]

[38]	Use this paragraph to (a) convert any Base Rate Loans to LIBOR Loans or (b) to continue any LIBOR Loans.
[39]	Use this paragraph to (a) convert any Australian Base Rate Loans funded in Australian Dollars to Australian Bank Bill Rate Loans or (b) to continue any Australian Bank Bill Rate Loans.

[The undersigned hereby gives irrevocable notice, pursuant to Section 3.1.4 of the Loan Agreement, of a request hereby that the Loans set forth below be [continued as Canadian BA Rate Loans] [converted to Canadian BA Rate Loans] as follows:

Aggregate Principal Amount of Loans to be converted/continued:	CDN$	__________
Date of Conversion/Continuation:		__________
Type of Loans:
[Canadian BA Rate] [Canadian Prime Rate] Loans
Interest Period:		__ Months	][40]

[The undersigned hereby gives irrevocable notice, pursuant to Section 3.1.5 of the Loan Agreement, of a request hereby that the Loans set forth below be [continued as New Zealand Bank Bill Rate Loans] [converted to New Zealand Bank Bill Rate Loans] as follows:

Aggregate Principal Amount of Loans to be converted/continued:	NZD$	__________
Date of Conversion/Continuation:		__________
Type of Loans:
[New Zealand Bank Bill Rate] [New Zealand Base Rate] Loans
Interest Period:		__ Months	][41]

[40]	Use this paragraph to (a) convert any Canadian Prime Rate Loans to Canadian BA Rate Loans or (b) to continue any Canadian Prime Rate Loans.
[41]	Use this paragraph to (a) convert any New Zealand Base Rate Loans funded in New Zealand Dollars to New Zealand Bank Bill Rate Loans or (b) to continue any New Zealand Bank Bill Rate Loans.

[The undersigned hereby gives irrevocable notice, pursuant to Section 3.1.6 of the Loan Agreement, of a request hereby that the Loans set forth below be [continued as SIBOR Loans] [converted to SIBOR Loans] as follows:

Aggregate Principal Amount of Loans to be converted/continued:	SGD$	__________
Date of Conversion/Continuation:		______
Type of Loans:
[SIBOR] [Singapore Base Rate] Loans
Interest Period:		__ Months	][42]

[Signature Page Follows]

[42]	Use this paragraph to (a) convert any Singapore Base Rate Loans funded in Singapore Dollars to SIBOR Loans or (b) to continue any SIBOR Loans.

IN WITNESS WHEREOF, the [Asian/European/North American] Loan Party Agent has caused this Notice of Conversion/Continuation to be executed and delivered by its duly authorized officer to the Agent as of the date first set forth above.

[APPLICABLE LOAN PARTY AGENT]

By:
Name:
Title:

EXHIBIT G

to

Amended and Restated Loan, Security and Guarantee Agreement

FORM OF PERFECTION CERTIFICATE

March 27, 2012

Reference is hereby made to that certain Amended and Restated Loan, Security and Guarantee Agreement dated as of the date hereof (the “Amended and Restated Loan Agreement”), among McJunkin Red Man Corporation as a U.S. Borrower, certain of its U.S. subsidiaries party thereto as U.S. Borrowers, Midfield Supply ULC, as Canadian Borrower, MRC Transmark Pty Ltd. and MRC SPF Pty Ltd. as Australian Borrowers, MRC Transmark NV as Belgian Borrower, MRC Transmark B.V. and MRC Transmark International B.V. as Netherlands Borrowers and MRC Transmark Holdings UK Limited, MRC Transmark Limited, MRC Transmark (Dragon) Limited and MRC SPF Scanfit Limited as U.K. Borrowers (each of the U.S. Borrowers, Belgian Borrower, Canadian Borrower, Australian Borrowers, Netherlands Borrowers and U.K. Borrowers, a “Loan Party” and collectively the “Loan Parties”), Bank of America, N.A., as Administrative Agent and Collateral Agent (in such capacity, the “Agent”), Bank of America, N.A. Australia Branch as Australian Security Trustee, Bank of America, N.A. London Branch as European Security Trustee, and the Lenders. Capitalized terms used but not defined herein have the meanings assigned in the Amended and Restated Loan Agreement.

Each of the undersigned hereby certifies to the Agent as follows:

1. Names. (a) The exact legal name of each Loan Party, as such name appears in its respective certificate of incorporation or formation (or equivalent), is as set forth on Schedule 1.

(b) To our knowledge, Schedule 1 contains a list of all other names (including trade names or similar appellations) used by each Loan Party or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years (including any name used by any other business or organization to which any Loan Party became the successor by merger, consolidation, acquisition, change in form or otherwise (such business or organization, the “Acquired Entity”)).

(c) Set forth on Schedule 1 is the Organizational Identification Number, corporate access number, company’s registration number or other jurisdiction specific identifying number, if any, issued by the relevant regulatory authority or governmental body in jurisdiction of organization or incorporation of each Loan Party.

(d) Set forth on Schedule 1 is the federal or other jurisdiction appropriate taxpayer identification number of each Loan Party, if any.

(e) Except as set forth on Schedule 1, no Loan Party has changed its jurisdiction of organization or incorporation at any time during the past twelve months.

2. Current Locations. (a) The chief executive office, the principal place of business, the registered head office and location of books and records of each Loan Party, as applicable, is located at the address set forth opposite its name on Schedule 2. Except as set forth on Schedule 2, no Loan Party has changed the location of its chief executive office, principal place of business, registered head office or location of books and records at any time during the past five years.

(a) The jurisdiction of organization or incorporation of each Loan Party is set forth opposite its name on Schedule 2.

(b) The jurisdiction of organization or incorporation of each Acquired Entity is set forth opposite such Acquired Entity’s name on Schedule 2.

(c) Set forth opposite the name of each Loan Party on Schedule 2(c) are (i) the names and addresses of all Persons, such as lessees, consignees, warehousemen or purchasers, that have possession of any tangible Collateral having an aggregate value in excess of $1,000,000 in respect of a U.S. Borrower and $500,000 in respect of a Foreign Borrower and (ii) all locations where records of Accounts and Inventory of any Loan Party are maintained.

3. Unusual Transactions. Except as described on Schedule 3, all Accounts have been originated by the Loan Party and all Inventory has been acquired by the Loan Party in the ordinary course of business (other than Accounts acquired in connection with a business acquisition).

4. Schedule of Filings. Set forth on Schedule 4 is the applicable registration or filing ministry (or other governmental or regulatory) office in the jurisdiction in which each Loan Party is organized or incorporated or maintains its chief executive office, principal place of business or registered head office, as applicable.

5. Deposit Accounts and Securities Accounts. Attached hereto as Schedule 5 is a schedule of all Deposit Accounts and Security Accounts maintained by each Loan Party, including the name of each institution where each such account is held, the name and account number of each such account and the name of each entity that holds each account.

6. Specified Revolving Credit Collateral. Attached hereto as Schedule 6 is a list of all Commercial Tort Claims, Chattel Paper, Instruments (other than checks to be deposited in the ordinary course of business), Letter of Credit Rights and Investment Property, in each case relating to Accounts or Inventory.

7. Equity Interests. Set forth on Schedule 7 is a list of the wholly owned subsidiaries owned by each Foreign Borrower and the intercompany debt instruments held by each Foreign Borrower, and, to the extent the equity interests of any entity listed on such schedule are required to be pledged pursuant to the Amended and Restated Loan Agreement, the certificate numbers (or equivalent), if any, representing such equity interests.43

[Signature Page Follows]

[43]	Note: all intercompany debt over $10,000,000 must be evidenced by a pledged instrument.

IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of the date first written above.

[ ]

By:
Name: Title:

EXHIBIT H-1

to

Amended and Restated Loan, Security and Guarantee Agreement

FORM OF AUSTRALIAN CLOSING CERTIFICATE

March 27, 2012

Reference is made to that certain Amended and Restated Loan, Security and Guarantee Agreement dated as of the date hereof (the “Amended and Restated Loan Agreement”), among MCJUNKIN RED MAN CORPORATION, a Delaware corporation, GREENBRIER PETROLEUM CORPORATION, a West Virginia corporation, MCJUNKIN RED MAN DEVELOPMENT CORPORATION, a Delaware corporation, MIDWAY – TRISTATE CORPORATION, a New York corporation, MILTON OIL & GAS COMPANY, a West Virginia corporation, MRC MANAGEMENT COMPANY, a Delaware corporation, RUFFNER REALTY COMPANY, a West Virginia corporation, THE SOUTH TEXAS SUPPLY COMPANY, INC., a Texas corporation, MRC TRANSMARK PTY LTD, a company incorporated under the laws of Australia, MRC SPF PTY LTD., a company incorporated under the laws of Australia, MRC TRANSMARK NV, a limited liability company organized under the laws of Belgium, MIDFIELD SUPPLY ULC, an unlimited liability corporation organized under the laws of Alberta, Canada, MRC TRANSMARK B.V., a limited company organized under the laws of Netherlands, MRC TRANSMARK INTERNATIONAL B.V., a limited company organized under the laws of Netherlands, MRC TRANSMARK HOLDINGS UK LIMITED., a company incorporated in England and Wales with company number 05436123, MRC TRANSMARK LIMITED, a company incorporated in England and Wales with company number 03471259, MRC TRANSMARK (DRAGON) LIMITED, a company incorporated in England and Wales with company number 03797606, MRC SPF SCANFIT LIMITED, a company incorporated in England and Wales with company number 02299105, the Persons party thereto as Guarantors (as defined therein), BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent, and the Lenders. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Amended and Restated Loan Agreement.

1. The undersigned [            ], a [            ] of [            ] (the “Certifying Loan Party”), hereby certifies, on behalf of the Certifying Loan Party, as follows:

(a) (i) The representations and warranties made by the Certifying Loan Party in each of the Loan Documents, in each case as they relate to the Certifying Loan Party on the Closing Date, are true and correct in all material respects (or, with respect to representations and warranties qualified by materiality, in all respects) on and as of the date hereof and (ii) no Default or Event of Default has occurred and is continuing as of the date hereof; and

(b) [Except as described on Schedule 1 hereto, no] [No] consents, licenses or approvals from any Governmental Authority or other third-party are required or appropriate to be obtained in connection with the execution, delivery and performance by and the validity against the Certifying Loan Party of the Loan Documents to which it is a party.

2. The undersigned [            ] of the Certifying Loan Party hereby certifies, on behalf of the Certifying Loan Party, as follows:

(a) There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Certifying Loan Party, nor to my knowledge has any other event occurred affecting or threatening the corporate existence of the Certifying Loan Party;

(b) The Certifying Loan Party is a company duly incorporated under the laws of the Commonwealth of Australia;

(c) Attached hereto as Exhibit A is a complete and correct copy of an extract of board minutes of the Board of Directors of the Certifying Loan Party on or before the date hereof approving and authorizing (i) the execution, delivery and performance of the Loan Documents (and any agreements relating thereto) to which it is a party and (ii) the extensions of credit contemplated by the Amended and Restated Loan Agreement; the extracts or relevant resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; and such resolutions are the only corporate proceedings of the Certifying Loan Party now in force relating to or affecting the matters referred to therein;

(d) Attached hereto as Exhibit B is a true and complete copy of the certificate of registration [together with certificates of registration on change of name] of the Certifying Loan Party, as in effect at all times since the date shown on the attached certificate of registration;

(e) Attached hereto as Exhibit C is a true and complete copy of the constitution of the Certifying Loan Party as in effect on and including the date hereof;

(f) Attached hereto as Exhibit D is a complete and correct copy of the extracts of shareholder resolutions duly signed by the sole shareholder of the Certifying Loan Party resolving to approve the Certifying Loan Party’s entry into and execution of the Loan Documents;

(g) Attached hereto as Exhibit E is a true and complete copy of the constitution of [            ] as in effect on and including the date hereof; and

(h) The following persons are now duly elected and qualified officers of the Certifying Loan Party holding the offices indicated next to their respective names below, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Certifying Loan Party each Loan Document to which it is a party and any certificate or other document to be delivered by the Certifying Loan Party pursuant to such Loan Documents.

Name	Office	Signature

IN WITNESS WHEREOF, the undersigned have hereto set their names as of the date first written above.

Name:
Title:

EXHIBIT H-2

to

Amended and Restated Loan, Security and Guarantee Agreement

FORM OF BELGIAN CLOSING CERTIFICATE

March 27, 2012

Reference is made to that certain Amended and Restated Loan, Security and Guarantee Agreement dated as of the date hereof (the “Amended and Restated Loan Agreement”), among MCJUNKIN RED MAN CORPORATION, a Delaware corporation, GREENBRIER PETROLEUM CORPORATION, a West Virginia corporation, MCJUNKIN RED MAN DEVELOPMENT CORPORATION, a Delaware corporation, MIDWAY – TRISTATE CORPORATION, a New York corporation, MILTON OIL & GAS COMPANY, a West Virginia corporation, MRC MANAGEMENT COMPANY, a Delaware corporation, RUFFNER REALTY COMPANY, a West Virginia corporation, THE SOUTH TEXAS SUPPLY COMPANY, INC., a Texas corporation, MRC TRANSMARK PTY LTD, a company incorporated under the laws of Australia, MRC SPF PTY LTD., a company incorporated under the laws of Australia, MRC TRANSMARK NV, a limited liability company organized under the laws of Belgium, MIDFIELD SUPPLY ULC, an unlimited liability corporation organized under the laws of Alberta, Canada, MRC TRANSMARK B.V., a limited company organized under the laws of Netherlands, MRC TRANSMARK INTERNATIONAL B.V., a limited company organized under the laws of Netherlands, MRC TRANSMARK HOLDINGS UK LIMITED., a company incorporated in England and Wales with company number 05436123, MRC TRANSMARK LIMITED, a company incorporated in England and Wales with company number 03471259, MRC TRANSMARK (DRAGON) LIMITED, a company incorporated in England and Wales with company number 03797606, MRC SPF SCANFIT LIMITED, a company incorporated in England and Wales with company number 02299105, the Persons party thereto as Guarantors (as defined therein), BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent, and the Lenders. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Amended and Restated Loan Agreement.

1. The undersigned [            ], the permanent representative of [            ], [            ] of [            ] (the “Certifying Loan Party”), hereby certifies as follows:

(a) (i) The representations and warranties made by the Certifying Loan Party in each of the Loan Documents, in each case as they relate to the Certifying Loan Party on the Closing Date, are true and correct in all material respects (or, with respect to representations and warranties qualified by materiality, in all respects) on and as of the date hereof and (ii) no Default or Event of Default has occurred and is continuing as of the date hereof; and

(b) No consents, licenses or approvals from any Governmental Authority or other third-party are required or appropriate to be obtained in connection with the execution, delivery and performance by and the validity against the Certifying Loan Party of the Loan Documents to which it is a party.

2. The undersigned [            ] of the Certifying Loan Party hereby certifies as follows:

(a) There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Certifying Loan Party, nor to my knowledge has any other event occurred affecting or threatening the corporate existence of the Certifying Loan Party;

(b) The Certifying Loan Party is a company duly incorporated under the laws of Belgium;

(c) Attached hereto as Exhibit A is a complete and correct copy of the resolutions duly adopted by the Board of Directors (or a duly authorized committee thereof) of the Certifying Loan Party on or before the date hereof approving and authorizing (i) the execution, delivery and performance of the Loan Documents (and any agreements relating thereto) to which it is a party and (ii) the extensions of credit contemplated by the Amended and Restated Loan Agreement; such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; and such resolutions are the only corporate proceedings of the Certifying Loan Party now in force relating to or affecting the matters referred to therein;

(d) Attached hereto as Exhibit B is a true and complete copy of the articles of association of the Certifying Loan Party as in effect at all times since the adoption thereof to and including the date hereof;

(e) Attached hereto as Exhibit C is a true and complete copy of the resolutions signed by all the holders of the issued shares in the Certifying Loan Party, adopted in accordance with clause 556 of the Belgian Company Code, approving the terms of, and the transactions contemplated by, the Transaction Documents to which the Certifying Loan Party is a party;

(f) Attached hereto as Exhibit D are true and complete copies of the Certificate of Non-Insolvency of the Certifying Loan Party issued by the Commercial Court of Antwerp and the KBO-Certificate, which are in effect to and including the date hereof; and

(g) The following persons are now duly elected and qualified officers of the Certifying Loan Party holding the offices indicated next to their respective names below, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Certifying Loan Party each Loan Document to which it is a party and any certificate or other document to be delivered by the Certifying Loan Party pursuant to such Loan Documents.

Name	Office	Signature

IN WITNESS WHEREOF, the undersigned have hereto set their names as of the date first written above.

Name:
Title:

EXHIBIT H-3

to

Amended and Restated Loan, Security and Guarantee Agreement

FORM OF CANADIAN CLOSING CERTIFICATE

TO:	Bank of America, N.A.

and such other financial institutions and other persons as may be Secured Parties under the Credit Agreement hereinafter defined (collectively, the “Secured Parties” and, individually, a “Secured Party”)

AND TO:	Bank of America, N.A., in its capacity as agent of the Secured Parties (the “Agent”)

AND TO:	McCarthy Tétrault LLP

RE:	Amended and restated loan, security and guarantee agreement (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of the date hereof among, inter alia, McJunkin Red Man Corporation and others as, U.S. borrowers, MRC Transmark Pty Ltd and MRC SPF Pty Ltd., as Australian borrowers, MRC Transmark NV, as Belgium borrower, MRC Transmark B.V. and MRC Transmark International B.V., as Dutch borrowers, MRC Transmark Holdings UK Limited and others, as U.K. borrowers, and Midfield Supply ULC (the “Borrower”), as Canadian Borrower, the Lenders, the Agent and the guarantors party thereto.

The undersigned, [            ], the [            ] of the Borrower, hereby certifies, on behalf of the Borrower as follows:

1.	Capitalized terms used and not expressly defined herein shall have the same respective meanings as are ascribed thereto in the Credit Agreement.

2.	I have made or have caused to be made such examinations or investigations as are necessary to make the statements below, and I have furnished this certificate with the intent that it may be relied upon as a basis for the consummation of the transactions contemplated in the Credit Agreement.

3.	Attached hereto as Exhibit A is a true and complete copy of the articles of the Borrower (and all amendments made thereto to the date hereof), which articles are in full force and effect and no proceedings have been taken or are pending to amend, surrender or cancel them.

4.	Attached hereto as Exhibit B is a true and complete copy of the by-laws of the Borrower (and all amendments made thereto to the date hereof), which by-laws are in full force and effect, without any modification or amendment thereto, and no proceedings have been taken or are pending to amend, supplement or repeal them.

5.	Attached hereto as Exhibit C is a complete and correct copy of the resolutions duly adopted by the Board of Directors (or a duly authorized committee thereof) of the Borrower on or before the date hereof approving and authorizing (i) the execution, delivery and performance of the Loan Documents (and any agreements relating thereto) to which it is a party entered into in connection with the Credit Agreement and (ii) the extensions of credit contemplated by the Credit Agreement; such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; and such resolutions are the only corporate proceedings of the Borrower now in force relating to or affecting the matters referred to therein;

6.	The following persons are now duly elected and qualified officers of the Borrower holding the offices indicated next to their respective names below, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Borrower each Loan Document to which it is a party and any certificate or other document to be delivered by the Borrower pursuant to such Loan Documents.

Name	Office	Signature
•	•

•	•

7.	Attached hereto as Exhibit D is a true and complete copy of a shareholder agreement and all amendments thereto (the “Shareholder Agreement”) in respect of the Borrower which shareholder agreement is in full force and effect, without any further modification or amendment thereto, and no proceedings have been taken or are pending to amend, supplement or cancel it. No shareholder declaration or other shareholder agreement or instrument has been executed, delivered or entered into which restricts, in any manner whatsoever, the powers and authority of the directors of the Borrower provided for in the Business Corporations Act (Alberta).

8.	The Borrower has not taken any steps to terminate its existence, to surrender or cancel its articles, to amalgamate, to continue in any other jurisdiction or to change its corporate existence in any way. The Borrower has not received any notice or other communication from any person or Governmental Authority indicating that there exists any situation which, unless remedied, could result in the dissolution or termination of the existence of the Borrower.

9.	The execution, delivery and performance by the Borrower of the Credit Agreement and the Loan Documents to which it is a party does not:

(a)	contravene any order, judgment, injunction, award or decree affecting the Borrower or its properties, assets and undertakings;

(b)	contravene or result in a breach of or a default under the terms, conditions or provisions of any agreement, instrument or indenture to which the Borrower is a party (including, without limitation to the Shareholder Agreement); or

(c)	result in the creation of, or the obligation to create, any Lien in or with respect to any of the property, assets or undertakings of the Borrower pursuant to any agreement, instrument or indenture to which it is a party.

10.	As at the date hereof:

(a)	there are no actions, suits, proceedings, litigation or investigations pending or threatened against or affecting the Borrower before or by any Governmental Authority which (i) could reasonably be expected to have a Material Adverse Effect or impair the Borrower’s ability to perform its obligations under the Credit Agreement or (ii) could reasonably be expected to materially and adversely affect the Credit Agreement, the Obligations or the transactions contemplated by the Credit Agreement; and

(b)	the Borrower is not in default of or has failed to satisfy the terms of any judgment or order binding upon it of any Governmental Authority.

11.	As of the date hereof, and after giving effect to the Loans and the transactions under the Credit Agreement and the other Loan Documents:

(a)	the Borrower is Solvent;

(b)	no Default or Event of Default has occurred and is continuing as of the date hereof;

(c)	the representations and warranties made by the Borrower in each of the Loan Documents, in each case as they relate to the Borrower on the Closing Date, are true and correct in all material respects (or, with respect to representations and warranties qualified by materiality, in all respects) on and as of the date hereof; and

(d)	the Borrower has complied with all agreements and conditions to be satisfied by in under the Loan Documents to which it is a party.

12.	No consents, licenses or approvals are required or appropriate to be obtained from any Governmental Authority or other third-party in connection with the execution, delivery and performance by and the validity against the Borrower of the Loan Documents to which it is a party.

13.	The chief executive office of the Borrower is located in the Province of Alberta.

14.	The share register of the Borrower contained in the minute books of the Borrower is true, correct and complete.

[the remainder of this page has been intentionally left blank]

I give this certificate on behalf of the Borrower, and in my capacity as an officer of the Borrower and no personal liability is assumed by or in respect of the giving of this certificate.

DATED as of March 27, 2012.

Name:
Title:

EXHIBIT H-4

to

Amended and Restated Loan, Security and Guarantee Agreement

FORM OF DUTCH CLOSING CERTIFICATE

March 27, 2012

Reference is made to that certain Amended and Restated Loan, Security and Guarantee Agreement dated as of the date hereof (the “Amended and Restated Loan Agreement”), among MCJUNKIN RED MAN CORPORATION, a Delaware corporation, GREENBRIER PETROLEUM CORPORATION, a West Virginia corporation, MCJUNKIN RED MAN DEVELOPMENT CORPORATION, a Delaware corporation, MIDWAY – TRISTATE CORPORATION, a New York corporation, MILTON OIL & GAS COMPANY, a West Virginia corporation, MRC MANAGEMENT COMPANY, a Delaware corporation, RUFFNER REALTY COMPANY, a West Virginia corporation, THE SOUTH TEXAS SUPPLY COMPANY, INC., a Texas corporation, MRC TRANSMARK PTY LTD, a company incorporated under the laws of Australia, MRC SPF PTY LTD., a company incorporated under the laws of Australia, MRC TRANSMARK NV, a limited liability company organized under the laws of Belgium, MIDFIELD SUPPLY ULC, an unlimited liability corporation organized under the laws of Alberta, Canada, MRC TRANSMARK B.V., a limited liability company organized under the laws of Netherlands and registered with the commercial register of the Chamber of Commerce (Kamer van Koophandel) for Gooi-, Eem- en Flevoland under number 3905435, MRC TRANSMARK INTERNATIONAL B.V., a limited liability company organized under the laws of Netherlands registered with the commercial register of the Chamber of Commerce (Kamer van Koophandel) for Gooi-, Eem- en Flevoland under number 52673669, MRC TRANSMARK HOLDINGS UK LIMITED., a company incorporated in England and Wales with company number 05436123, MRC TRANSMARK LIMITED, a company incorporated in England and Wales with company number 03471259, MRC TRANSMARK (DRAGON) LIMITED, a company incorporated in England and Wales with company number 03797606, MRC SPF SCANFIT LIMITED, a company incorporated in England and Wales with company number 02299105, the Persons party thereto as Guarantors (as defined therein), BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent, and the Lenders. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Amended and Restated Loan Agreement.

1. The undersigned [            ], director of [            ], as the corporate director of [            ] (the “Certifying Loan Party”), hereby certifies (without personal liability) as follows:

(a) (i) The representations and warranties made by the Certifying Loan Party in each of the Loan Documents, in each case as they relate to the Certifying Loan Party on the Closing Date, are true and correct in all material respects (or, with respect to representations and warranties qualified by materiality, in all respects) on and as of the date hereof and (ii) no Default or Event of Default has occurred and is continuing as of the date hereof; and

(b) No consents, licenses or approvals from any Governmental Authority or other third-party are required or appropriate to be obtained in connection with the execution, delivery and performance by and the validity against the Certifying Loan Party of the Loan Documents to which it is a party.

2. The undersigned director of [                    ], as the corporate director of the Certifying Loan Party hereby certifies (without personal liability) as follows:

(a) There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Certifying Loan Party, nor to my knowledge has any other event occurred affecting or threatening the corporate existence of the Certifying Loan Party;

(b) The Certifying Loan Party is a corporation duly organized and existing under the laws of the Netherlands;

(c) Attached hereto as Exhibit A is a complete and correct copy of the resolutions duly adopted by the Board of Directors (or a duly authorized committee thereof) of the Certifying Loan Party on or before the date hereof approving and authorizing (i) the execution, delivery and performance of the Loan Documents (and any agreements relating thereto) to which it is a party and (ii) the extensions of credit contemplated by the Amended and Restated Loan Agreement; such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; and such resolutions are the only corporate proceedings of the Certifying Loan Party now in force relating to or affecting the matters referred to therein;

(d) Attached hereto as Exhibit B is a true and complete copy of the deed of incorporation of the Certifying Loan Party, as in effect at all times since the date shown on the attached deed of incorporation;

(e) Attached hereto as Exhibit C is a true and complete copy of the articles of association of the Certifying Loan Party as in effect on and including the date hereof;

(f) Attached hereto as Exhibit D is a complete and correct copy of the resolutions duly signed by the shareholder of the Certifying Loan Party resolving to approve the Certifying Loan Party’s entry into and execution of the Loan Documents;

(g) Attached hereto as Exhibit E is a complete and correct copy of the Certifying Loan Party’s excerpt from the commercial register of the Chamber of Commerce; and

(h) The following persons are authorised to sign, on behalf of the Certifying Loan Party, holding the offices indicated next to their respective names below, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Certifying Loan Party each Loan Document to which it is a party and any certificate or other document to be delivered by the Certifying Loan Party pursuant to such Loan Documents.

Name	Office	Signature

IN WITNESS WHEREOF, the undersigned has hereto set his name as of the date first written above.

Name:
Title:

EXHIBIT H-5

to

Amended and Restated Loan, Security and Guarantee Agreement

FORM OF UK CLOSING CERTIFICATE

March 27, 2012

Reference is made to that certain Amended and Restated Loan, Security and Guarantee Agreement dated as of the date hereof (the “Amended and Restated Loan Agreement”), among MCJUNKIN RED MAN CORPORATION, a Delaware corporation, GREENBRIER PETROLEUM CORPORATION, a West Virginia corporation, MCJUNKIN RED MAN DEVELOPMENT CORPORATION, a Delaware corporation, MIDWAY – TRISTATE CORPORATION, a New York corporation, MILTON OIL & GAS COMPANY, a West Virginia corporation, MRC MANAGEMENT COMPANY, a Delaware corporation, RUFFNER REALTY COMPANY, a West Virginia corporation, THE SOUTH TEXAS SUPPLY COMPANY, INC., a Texas corporation, MRC TRANSMARK PTY LTD, a company incorporated under the laws of Australia, MRC SPF PTY LTD., a company incorporated under the laws of Australia, MRC TRANSMARK NV, a limited liability company organized under the laws of Belgium, MIDFIELD SUPPLY ULC, an unlimited liability corporation organized under the laws of Alberta, Canada, MRC TRANSMARK B.V., a limited company organized under the laws of Netherlands, MRC TRANSMARK INTERNATIONAL B.V., a limited company organized under the laws of Netherlands, MRC TRANSMARK HOLDINGS UK LIMITED., a company incorporated in England and Wales with company number 05436123, MRC TRANSMARK LIMITED, a company incorporated in England and Wales with company number 03471259, MRC TRANSMARK (DRAGON) LIMITED, a company incorporated in England and Wales with company number 03797606, MRC SPF SCANFIT LIMITED, a company incorporated in England and Wales with company number 02299105, the Persons party thereto as Guarantors (as defined therein), BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent, and the Lenders. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Amended and Restated Loan Agreement.

1. The undersigned [                ], a [                ] of [                    ] (the “Certifying Loan Party”), hereby certifies as follows:

(a) (i) The representations and warranties made by the Certifying Loan Party in each of the Loan Documents, in each case as they relate to the Certifying Loan Party on the Closing Date, are true and correct in all material respects (or, with respect to representations and warranties qualified by materiality, in all respects) on and as of the date hereof and (ii) no Default or Event of Default has occurred and is continuing as of the date hereof; and

(b) No consents, licenses or approvals from any Governmental Authority or other third-party are required or appropriate to be obtained in connection with the execution, delivery and performance by and the validity against the Certifying Loan Party of the Loan Documents to which it is a party.

2. The undersigned [            ] of the Certifying Loan Party hereby certifies as follows:

(a) There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Certifying Loan Party, nor to my knowledge has any other event occurred affecting or threatening the corporate existence of the Certifying Loan Party;

(b) The Certifying Loan Party is a company duly incorporated under the law of England and Wales;

(c) Attached hereto as Exhibit A is a complete and correct copy of the resolutions duly adopted by the Board of Directors (or a duly authorized committee thereof) of the Certifying Loan Party on or before the date hereof approving and authorizing (i) the execution, delivery and performance of the Loan Documents (and any agreements relating thereto) to which it is a party and (ii) the extensions of credit contemplated by the Amended and Restated Loan Agreement; such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; and such resolutions are the only corporate proceedings of the Certifying Loan Party now in force relating to or affecting the matters referred to therein;

(d) Attached hereto as Exhibit B is a true and complete copy of the certificate of incorporation [together with certificates of incorporation on change of name] of the Certifying Loan Party as of a recent date, as in effect at all times since the date shown on the attached certificate of incorporation;

(e) Attached hereto as Exhibit C is a true and complete copy of the [memorandum and articles of association] of the Certifying Loan Party as in effect on and including the date hereof;

(f) Attached hereto as Exhibit D is a complete and correct copy of the resolutions duly signed by the shareholder of the Certifying Loan Party resolving to approve the Certifying Loan Party’s entry into and execution of the Loan Documents; and

(g) The following persons are now duly elected and qualified officers of the Certifying Loan Party holding the offices indicated next to their respective names below, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Certifying Loan Party each Loan Document to which it is a party and any certificate or other document to be delivered by the Certifying Loan Party pursuant to such Loan Documents.

Name	Office	Signature

IN WITNESS WHEREOF, the undersigned have hereto set their names as of the date first written above.

Name:
Title:

EXHIBIT H-6

to

Amended and Restated Loan, Security and Guarantee Agreement

FORM OF U.S. CLOSING CERTIFICATE

March 27, 2012

Reference is made to that certain Amended and Restated Loan, Security and Guarantee Agreement dated as of the date hereof (the “Loan Agreement”), among MCJUNKIN RED MAN CORPORATION, a Delaware corporation, GREENBRIER PETROLEUM CORPORATION, a West Virginia corporation, MCJUNKIN RED MAN DEVELOPMENT CORPORATION, a Delaware corporation, MIDWAY – TRISTATE CORPORATION, a New York corporation, MILTON OIL & GAS COMPANY, a West Virginia corporation, MRC MANAGEMENT COMPANY, a Delaware corporation, RUFFNER REALTY COMPANY, a West Virginia corporation, THE SOUTH TEXAS SUPPLY COMPANY, INC., a Texas corporation, MRC TRANSMARK PTY LTD, a company incorporated under the laws of the Commonwealth of Australia, MRC SPF PTY LTD., a company incorporated under the laws of the Commonwealth of Australia, MRC TRANSMARK NV, a limited liability company organized under the laws of Belgium, MIDFIELD SUPPLY ULC, an unlimited liability corporation organized under the laws of Alberta, Canada, MRC TRANSMARK B.V., a limited company organized under the laws of Netherlands, MRC TRANSMARK INTERNATIONAL B.V., a limited company organized under the laws of Netherlands, MRC TRANSMARK HOLDINGS UK LIMITED, a company incorporated in England and Wales with company number 05436123, MRC TRANSMARK LIMITED, a company incorporated in England and Wales with company number 03471259, MRC TRANSMARK (DRAGON) LIMITED, a company incorporated in England and Wales with company number 03797606, MRC SPF SCANFIT LIMITED, a company incorporated in England and Wales with company number 02299105, the Persons party thereto as Guarantors (as defined therein), BANK OF AMERICA, N.A., as administrative agent and collateral agent, and the Lenders. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Loan Agreement.

1. The undersigned, [                    ]44 of the [certifying Loan Party] (the “Certifying Loan Party”) hereby certifies as follows:

(a) (i) The representations and warranties made by the Certifying Loan Party in each of the Loan Documents, in each case as they relate to the Certifying Loan Party on the Closing Date, are true and correct in all material respects (or, with respect to representations and warranties qualified by materiality, in all respects) on and as of the date hereof and (ii) no Default or Event of Default has occurred and is continuing as of the date hereof;

(b) [Except as attached as Schedule 1, no] [No] consents, licenses and approvals from any Governmental Authority or other third-party are required or appropriate to be obtained in connection with the execution, delivery and performance by and the validity against the Certifying Loan Party of the Loan Documents to which it is a party. [Each of the consents, licenses and approvals attached as Schedule 1 is in full force and effect.]; [and]45

[44]	Certifying officer must be a Senior Officer.
[45]	Bracketed paragraphs (c) and (d) to be included in the Closing Certificate for McJunkin Red Man Corporation only.

(c) [Upon giving effect to the initial funding of Loans and issuance of Letters of Credit, and the payment by the Borrowers of all fees and expenses incurred in connection therewith and due on the Closing Date, as well as the amount of any payables stretched beyond their customary payment practices, Excess Availability will be at least $300,000,000 as demonstrated on Exhibit E attached hereto.

(d) Based on my review of the Historical Financial Statements, the financial projections of the Borrowers and the other financial information provided by the Borrowers to Agent, including the Confidential Information Memorandum, I have concluded that after giving effect to the consummation of the transactions contemplated by the Loan Agreement, the Borrowers and the Guarantors, taken as a whole, are Solvent; and]

(e) [                    ] is the duly elected and qualified [President/Vice President/Secretary/Assistant Secretary] of the Certifying Loan Party and the signature set forth on the signature line for such officer below is such officer’s true and genuine signature, and such officer is duly authorized to execute and deliver on behalf of the Certifying Loan Party each Loan Document to which the Certifying Loan Party is a party and any certificate or other document to be delivered by the Certifying Loan Party pursuant to such Loan Documents;

The undersigned [President/Vice President/Secretary/Assistant Secretary] of the Certifying Loan Party hereby certifies as follows:

(a) There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Certifying Loan Party, nor to my knowledge has any other event occurred affecting or threatening the corporate existence of the Certifying Loan Party;

(b) The Certifying Loan Party is a corporation duly organized, validly existing and in good standing under the laws of the State of [                    ];

(c) Attached hereto as Exhibit A is a complete and correct copy of the resolutions duly adopted by the Board of Directors (or a duly authorized committee thereof) of the Certifying Loan Party on or before the date hereof approving and authorizing (i) the execution, delivery and performance of the Loan Documents (and any agreements relating thereto) to which it is a party and (ii) the extensions of credit contemplated by the Loan Agreement; such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; and such resolutions are the only corporate proceedings of the Certifying Loan Party now in force relating to or affecting the matters referred to therein;

(d) Attached hereto as Exhibit B is a true and complete copy of the certificate of incorporation of the Certifying Loan Party certified by the Secretary of State the State of [                    ] as of a recent date, as in effect at all times since the date shown on the attached certificate of incorporation;

(e) Attached hereto as Exhibit C is a true and complete copy of the by-laws of the Certifying Loan Party as in effect at all times since the adoption thereof to and including the date hereof;

(f) Attached hereto as Exhibit D is the [Certificate of Good Standing] [insert similar instrument] of the Certifying Loan Party issued by the Secretary of State of the State of [                    ]; and

(g) The following persons are now duly elected and qualified officers of the Certifying Loan Party holding the offices indicated next to their respective names below, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Certifying Loan Party each Loan Document to which it is a party and any certificate or other document to be delivered by the Certifying Loan Party pursuant to such Loan Documents:

Name	Office	Signature

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have hereto set our names as of the date first written above.

Name:	Name:
Title:	Title:

EXHIBIT I

to

Amended and Restated Loan, Security and Guarantee Agreement

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT (this “Agreement”) dated as of                  , 20    , is executed by the undersigned (the “New Loan Party”) for the benefit of BANK OF AMERICA, N.A., in its capacity as collateral agent and administrative agent for itself and the Secured Parties (“Agent”), and the financial institutions from time to time party to the Loan Agreement (“Lenders”) under that certain Amended and Restated Loan, Security and Guarantee Agreement dated as of March 27, 2012 (as the same may be amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among MCJUNKIN RED MAN CORPORATION, a Delaware corporation (“MRC”), GREENBRIER PETROLEUM CORPORATION, a West Virginia corporation (“Greenbrier”), MCJUNKIN RED MAN DEVELOPMENT CORPORATION, a Delaware corporation (“McJunkin Development”), MIDWAY – TRISTATE CORPORATION, a New York corporation (“Midway”), MILTON OIL & GAS COMPANY, a West Virginia corporation (“Milton”), MRC MANAGEMENT COMPANY, a Delaware corporation (“Management”), RUFFNER REALTY COMPANY, a West Virginia corporation (“Ruffner”), and THE SOUTH TEXAS SUPPLY COMPANY, INC., a Texas corporation (“South Texas” and together with MRC, Greenbrier, McJunkin Development, Midway, Milton, Management and Ruffner, the “Initial U.S. Borrowers”), MRC TRANSMARK PTY LTD, a company incorporated under the laws of the Commonwealth of Australia (“Transmark Australia”), and MRC SPF PTY LTD., a company incorporated under the laws of the Commonwealth of Australia (“SPF Australia” and together with Transmark Australia, the “Initial Australian Borrowers”), MRC TRANSMARK NV, a limited liability company organized under the laws of Belgium (the “Initial Belgian Borrower”), MIDFIELD SUPPLY ULC, an unlimited liability corporation organized under the laws of Alberta, Canada (the “Initial Canadian Borrower”), MRC TRANSMARK B.V., a limited company organized under the laws of the Netherlands (“Transmark Netherlands”), and MRC TRANSMARK INTERNATIONAL B.V., a limited company organized under the laws of the Netherlands (“International Netherlands” and together with Transmark Netherlands, the “Initial Dutch Borrowers”), MRC TRANSMARK HOLDINGS UK LIMITED, a company incorporated in England and Wales with company number 05436123 (“Holdings UK”), MRC TRANSMARK LIMITED, a company incorporated in England and Wales with company number 03471259 (“Transmark UK”), MRC TRANSMARK (DRAGON) LIMITED, a company incorporated in England and Wales with company number 03797606 (“Dragon UK”), and MRC SPF SCANFIT LIMITED, a company incorporated in England and Wales with company number 02299105 (“SPF UK” and together with Holdings UK, Transmark UK and Dragon UK, the “Initial UK Borrowers”; and collectively with any other UK Borrowers, any other Australian Borrowers, any other Belgian Borrowers, any other Canadian Borrowers, any other Dutch Borrowers, any New Zealand Borrowers, any Singapore Borrowers and any other U.S. Borrowers, the “Borrowers” and each, a “Borrower”), the Persons from time to time party to the Loan Agreement as Guarantors, the financial institutions party to the Loan Agreement from time to time as lenders (collectively, “Lenders”), and BANK OF AMERICA, N.A., a national banking association, in its capacity as collateral agent and administrative agent for itself and the other Secured Parties (together with any successor agent appointed pursuant to Section 12.10 of the Loan Agreement, the “Agent”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Loan Agreement.

WHEREAS, the Borrowers, the Lenders, and the Agent have entered into the Loan Agreement in order to induce the Lenders to make the Loans and the Fronting Banks to issue Letters of Credit to or for the benefit of the Borrowers.

WHEREAS, the New Loan Party is a Subsidiary of a Borrower and is either required or has agreed to execute this Agreement pursuant Section 10.1.13 of the Loan Agreement.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the New Loan Party hereby agrees as follows:

1. By its execution of this Agreement, the New Loan Party shall be deemed to be a party to the Loan Agreement and shall have all of the rights and obligations of a [“U.S. Borrower” and “U.S. Facility Guarantor”] / [“U.S. Facility Guarantor”] / [“[Australian / Belgian / Canadian / Dutch / New Zealand / Singapore / UK] Borrower”] under the Loan Agreement and agrees that it is a [“U.S. Borrower” and “U.S. Facility Guarantor”] / [“U.S. Facility Guarantor”] / [“[Australian / Belgian / Canadian / Dutch / New Zealand / Singapore / UK] Borrower”] and bound as a [“U.S. Borrower” and “U.S. Facility Guarantor”] / [“U.S. Facility Guarantor”] / [“[Australian / Belgian / Canadian / Dutch / New Zealand / Singapore / UK] Borrower”] under the terms of the Loan Agreement as if it had been an original signatory thereto. The New Loan Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Loan Agreement. [In furtherance of the foregoing, the New Loan Party hereby assigns, pledges and grants to the Agent a security interest in all of its right, title and interest in and to its Collateral [and Pledged Collateral]46 under the terms of the Loan Agreement.]47

2. Schedules [__] of the Loan Agreement are hereby amended to add the information relating to the New Loan Party set out on Schedules [__] hereof. The New Loan Party hereby confirms that the representations and warranties set forth in the Loan Agreement applicable to it and its Collateral are true and correct in all material respects as of the date hereof after giving effect to such amendment to the Schedules. The New Loan Party agrees that any phrase stating “as of the date hereof”, or any similar phrase in its representations and warranties set forth in the Loan Agreement, shall mean “as of the date of this Joinder Agreement”.

3. The New Loan Party hereby confirms that [(a) it has delivered on or prior to the date hereof to the Agent and the relevant Security Trustee, (i) all Security Documents required pursuant to Section 10.1.13(a)(i)(B) of the Loan Agreement in the jurisdiction where the New Loan Party is domiciled to grant a valid Lien in the New Loan Party’s Collateral to the Agent for the benefit of the applicable Secured Parties and (ii) any documentation reasonably required by

[46]	Bracketed phrase to be included only if the New Loan Party is joining as a Canadian Borrower.
[47]	Bracketed phrase to be included only if the New Loan Party is joining as a Canadian Borrower, U.S. Borrower and/or U.S. Facility Guarantor.

the Agent and the relevant Security Trustee in order for the Agent and such Security Trustee to complete their due diligence and compliance procedures for applicable “know your customer” and anti-money laundering rules, and (b) that a Senior Officer of the applicable Loan Party Agent has delivered to the Agent (i) a Borrowing Base Certificate for the New Loan Party Agent effective as of not more than 25 days preceding the date hereof and (ii) written notice of the New Loan Party’s Applicable Foreign Borrower Commitment.]48

4. In furtherance of its obligations under the Loan Agreement, the New Loan Party authorizes the filing of such financing or security statements (or equivalent in the relevant jurisdiction) naming it as debtor, the Agent and/or the relevant Security Trustee as secured party and describing its Collateral and such other documentation as the Agent and/or the relevant Security Trustee may require to evidence, protect and perfect the Liens created by the [Loan Agreement][Security Documents] to which it is a party.

5. This Agreement shall be deemed to be part of, and a modification to, the Loan Agreement and shall be governed by all the terms and provisions of the Loan Agreement, which terms are incorporated herein by reference, are ratified and confirmed and shall continue in full force and effect as valid and binding agreements of the New Loan Party enforceable against the New Loan Party in accordance with its terms. The New Loan Party hereby waives notice of the Agent’s or any other Secured Party’s acceptance of this Agreement.

IN WITNESS WHEREOF, the New Loan Party has executed this Agreement as of the day and year first written above.

“NEW LOAN PARTY”:
[________________________________________]

By:
Name:
Title:

[48]	Revise as appropriate depending on if the New Loan Party is U.S. or non-U.S. Person.

EXHIBIT J-1

to

Amended and Restated Loan, Security and Guarantee Agreement

FORM OF NON-BANK CERTIFICATE FOR NON-PARTNERSHIP

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Amended and Restated Loan, Security and Guarantee Agreement dated as of March 27, 2012 (as the same may be amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among MCJUNKIN RED MAN CORPORATION, a Delaware corporation (“MRC”), GREENBRIER PETROLEUM CORPORATION, a West Virginia corporation (“Greenbrier”), MCJUNKIN RED MAN DEVELOPMENT CORPORATION, a Delaware corporation (“McJunkin Development”), MIDWAY – TRISTATE CORPORATION, a New York corporation (“Midway”), MILTON OIL & GAS COMPANY, a West Virginia corporation (“Milton”), MRC MANAGEMENT COMPANY, a Delaware corporation (“Management”), RUFFNER REALTY COMPANY, a West Virginia corporation (“Ruffner”), and THE SOUTH TEXAS SUPPLY COMPANY, INC., a Texas corporation (“South Texas” and together with MRC, Greenbrier, McJunkin Development, Midway, Milton, Management and Ruffner, the “Initial U.S. Borrowers”), MRC TRANSMARK PTY LTD, a company incorporated under the laws of the Commonwealth of Australia (“Transmark Australia”), and MRC SPF PTY LTD., a company incorporated under the laws of the Commonwealth of Australia (“SPF Australia” and together with Transmark Australia, the “Initial Australian Borrowers”), MRC TRANSMARK NV, a limited liability company organized under the laws of Belgium (the “Initial Belgian Borrower”), MIDFIELD SUPPLY ULC, an unlimited liability corporation organized under the laws of Alberta, Canada (the “Initial Canadian Borrower”), MRC TRANSMARK B.V., a limited company organized under the laws of the Netherlands (“Transmark Netherlands”), and MRC TRANSMARK INTERNATIONAL B.V., a limited company organized under the laws of the Netherlands (“International Netherlands” and together with Transmark Netherlands, the “Initial Dutch Borrowers”), MRC TRANSMARK HOLDINGS UK LIMITED, a company incorporated in England and Wales with company number 05436123 (“Holdings UK”), MRC TRANSMARK LIMITED, a company incorporated in England and Wales with company number 03471259 (“Transmark UK”), MRC TRANSMARK (DRAGON) LIMITED, a company incorporated in England and Wales with company number 03797606 (“Dragon UK”), and MRC SPF SCANFIT LIMITED, a company incorporated in England and Wales with company number 02299105 (“SPF UK” and together with Holdings UK, Transmark UK and Dragon UK, the “Initial UK Borrowers”; and collectively with any other UK Borrowers, any other Australian Borrowers, any other Belgian Borrowers, any other Canadian Borrowers, any other Dutch Borrowers, any New Zealand Borrowers, any Singapore Borrowers and any other U.S. Borrowers, the “Borrowers” and each, a “Borrower”), the Persons from time to time party to the Loan Agreement as Guarantors, the financial institutions party to the Loan Agreement from time to time as lenders (collectively, “Lenders”), and BANK OF AMERICA, N.A., a national banking association, in its capacity as collateral agent and administrative agent for itself and the other Secured Parties (together with any successor agent appointed pursuant to Section 12.10 of the Loan Agreement, the “Agent”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Loan Agreement.

Pursuant to the provisions of Section 5.9.2 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loans and other Obligations (as well as any Notes evidencing such Loans and other Obligations) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any U.S. Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to any U.S. Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments on the Loans and other Obligations are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Agent and the North American Loan Party Agent with a certificate of its non-United States status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Agent and the North American Loan Party Agent, and (2) the undersigned shall have at all times furnished the Agent and the North American Loan Party Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature Page Follows]

[NAME OF LENDER]

By:
Name:
Title:

Date:                  , 20[    ]

EXHIBIT J-2

to

Amended and Restated Loan, Security and Guarantee Agreement

FORM OF NON-BANK CERTIFICATE FOR PARTNERSHIP

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Amended and Restated Loan, Security and Guarantee Agreement dated as of March 27, 2012 (as the same may be amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among MCJUNKIN RED MAN CORPORATION, a Delaware corporation (“MRC”), GREENBRIER PETROLEUM CORPORATION, a West Virginia corporation (“Greenbrier”), MCJUNKIN RED MAN DEVELOPMENT CORPORATION, a Delaware corporation (“McJunkin Development”), MIDWAY – TRISTATE CORPORATION, a New York corporation (“Midway”), MILTON OIL & GAS COMPANY, a West Virginia corporation (“Milton”), MRC MANAGEMENT COMPANY, a Delaware corporation (“Management”), RUFFNER REALTY COMPANY, a West Virginia corporation (“Ruffner”), and THE SOUTH TEXAS SUPPLY COMPANY, INC., a Texas corporation (“South Texas” and together with MRC, Greenbrier, McJunkin Development, Midway, Milton, Management and Ruffner, the “Initial U.S. Borrowers”), MRC TRANSMARK PTY LTD, a company incorporated under the laws of the Commonwealth of Australia (“Transmark Australia”), and MRC SPF PTY LTD., a company incorporated under the laws of the Commonwealth of Australia (“SPF Australia” and together with Transmark Australia, the “Initial Australian Borrowers”), MRC TRANSMARK NV, a limited liability company organized under the laws of Belgium (the “Initial Belgian Borrower”), MIDFIELD SUPPLY ULC, an unlimited liability corporation organized under the laws of Alberta, Canada (the “Initial Canadian Borrower”), MRC TRANSMARK B.V., a limited company organized under the laws of the Netherlands (“Transmark Netherlands”), and MRC TRANSMARK INTERNATIONAL B.V., a limited company organized under the laws of the Netherlands (“International Netherlands” and together with Transmark Netherlands, the “Initial Dutch Borrowers”), MRC TRANSMARK HOLDINGS UK LIMITED, a company incorporated in England and Wales with company number 05436123 (“Holdings UK”), MRC TRANSMARK LIMITED, a company incorporated in England and Wales with company number 03471259 (“Transmark UK”), MRC TRANSMARK (DRAGON) LIMITED, a company incorporated in England and Wales with company number 03797606 (“Dragon UK”), and MRC SPF SCANFIT LIMITED, a company incorporated in England and Wales with company number 02299105 (“SPF UK” and together with Holdings UK, Transmark UK and Dragon UK, the “Initial UK Borrowers”; and collectively with any other UK Borrowers, any other Australian Borrowers, any other Belgian Borrowers, any other Canadian Borrowers, any other Dutch Borrowers, any New Zealand Borrowers, any Singapore Borrowers and any other U.S. Borrowers, the “Borrowers” and each, a “Borrower”), the Persons from time to time party to the Loan Agreement as Guarantors, the financial institutions party to the Loan Agreement from time to time as lenders (collectively, “Lenders”), and BANK OF AMERICA, N.A., a national banking association, in its capacity as collateral agent and administrative agent for itself and the other Secured Parties (together with any successor agent appointed pursuant to Section 12.10 of the Loan Agreement, the “Agent”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Loan Agreement.

Pursuant to the provisions of Section 5.9.2 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loans and other Obligations (as well as any Notes evidencing such Loans and other Obligations) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loans and other Obligations (as well as any Notes evidencing such Loans and other Obligations), (iii) with respect to the extension of credit pursuant to this Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any U.S. Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any U.S. Borrower as described in Section 881(c)(3)(C) of the Code and (vi) the interest payments on the Loans and other Obligations are not effectively connected with the undersigned’s or its direct or indirect partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Agent and the North American Loan Party Agent with IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Agent and the North American Loan Party Agent, and (2) the undersigned shall have at all times furnished the Agent and the North American Loan Party Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature Page Follows]

[NAME OF LENDER]

By:
Name:
Title:

Date:                  , 20[    ]

SCHEDULES

Schedule 1.1(a)	Existing Letters of Credit
Schedule 1.1(b)	Existing Receivables Entities
Schedule 2.1.1(a)	Australian Revolver Commitment
Schedule 2.1.1(b)	Belgian Revolver Commitment
Schedule 2.1.1(c)	Canadian Revolver Commitment
Schedule 2.1.1(d)	Dutch Revolver Commitment
Schedule 2.1.1(e)	UK Revolver Commitment
Schedule 2.1.1(f)	U.S. Revolver Commitment
Schedule 3.8	Mandatory Costs Rate
Schedule 7.3	Pledged Stock/Pledged Debt
Schedule 8.3	Deposit Accounts
Schedule 8.4.1	Locations of Collateral
Schedule 9.1.12	Subsidiaries/Excluded Subsidiaries
Schedule 10.1.11	Permitted Transactions with Affiliates
Schedule 10.1.16	Post-Closing Actions
Schedule 10.2.1	Existing Indebtedness
Schedule 10.2.2	Existing Liens
Schedule 10.2.4	Non-Core Assets
Schedule 10.2.5	Permitted Investments
Schedule 10.2.10	Permitted Burdensome Agreements
Schedule 13.3.3	Permitted Assignees

Schedule 1.1(a)

Existing U.S. Letters of Credit

Principal	Beneficiary	Expiration Date	Currency	Available Amount	Issuing Bank
McJunkin Red Man Corporation	The Travelers Indemnity Company	05/01/2012	USD	4,284,000.00	JPMorgan Chase Bank, N.A.
McJunkin Red Man Corporation	Insurance Commissioner of West Virginia	01/31/2013	USD	250,000.00	Bank of America, N.A.
McJunkin Red Man Corporation	Sentry Insurance, A Mutual Company	10/21/2012	USD	75,000.00	Bank of America, N.A.
McJunkin Red Man Corporation	West Virginia Employers’ Mutual Insurance Company, d/b/a Brickstreet Mutual Insurance Co.	10/21/2012	USD	30,000.00	Bank of America, N.A.
McJunkin Red Man Corporation	Chu Kong Steel Pipe Group Co Ltd	7/10/2012	USD	5,017,593.00	Bank of America, N.A.
McJunkin Red Man Corporation	HSBC Bank PLC	3/26/2013	USD	13,620,680.77	Bank of America, N.A.

Schedule 1.1(b)

Existing Receivables Entities

None.

Schedule 2.1.1(a)

Australian Revolver Commitments

Australian Lender	Australian Revolver Commitment
Bank of America, N.A. (acting through its Australia Branch)	$10,000,000.00
RBS Invoice Finance Limited	$10,000,000.00
Wells Fargo Bank, National Association, London Branch	$10,000,000.00
Barclays Bank PLC	$9,500,000.00
JPMorgan Chase Bank, N.A., Sydney Branch (ABN 43 074 112 011)	$6,500,000.00
Union Bank, N.A.	$6,000,000.00

Total:	$52,000,000.00

Schedule 2.1.1(b)

Belgian Revolver Commitments

Belgian Lender	Belgian Revolver Commitment
RBS Invoice Finance Limited	$3,000,000.00
Bank of America, N.A. (acting through its London Branch)	$2,000,000.00
Barclays Bank PLC	$1,000,000.00
Wells Fargo Bank, National Association, London Branch	$1,000,000.00

Total:	$7,000,000.00

Schedule 2.1.1(c)

Canadian Revolver Commitments

Canadian Lender	Canadian Revolver Commitment
Bank of America, N.A. (acting through its Canada Branch)	$38,625,641.25
Wells Fargo Capital Finance Corporation Canada	$28,000,000.00
Barclays Bank PLC	$27,500,000.00
JPMorgan Chase Bank, N.A., Toronto Branch	$10,000,000.00
U.S. Bank National Association, Canada Branch	$7,435,897.43
Goldman Sachs Lending Partners LLC	$7,142,857.14
Union Bank, Canada Branch	$6,622,222.00
PNC Bank Canada Branch	$6,428,571.43
The Toronto-Dominion Bank	$6,428,571.43
City National Bank	$3,717,948.72
KeyBank, N.A.	$3,098,290.60

Total:	$145,000,000.00

Schedule 2.1.1(d)

Dutch Revolver Commitments

Dutch Lender	Dutch Revolver Commitment
RBS Invoice Finance Limited	$3,000,000.00
Regions Bank	$1,750,000.00
Bank of America, N.A. (acting through its London Branch)	$1,500,000.00
Wells Fargo Bank, National Association, London Branch	$1,400,000.00
Barclays Bank PLC	$1,350,000.00

Total:	$9,000,000.00

Schedule 2.1.1(e)

UK Revolver Commitments

UK Lender	UK Revolver Commitment
Bank of America, N.A. (acting through its London Branch)	$8,000,000.00
RBS Invoice Finance Limited	$4,000,000.00

Total:	$12,000,000.00

Schedule 2.1.1(f)

U.S. Revolver Commitments

U.S. Lender	U.S. Revolver Commitment
Bank of America, N.A.	$168,052,930.18
Wells Fargo Bank, National Association	$150,000,000.00
Barclays Bank PLC	$80,000,000.00
SunTrust Bank	$60,000,000.00
U.S. Bank National Association	$52,564,102.57
Regions Bank	$48,250,000.00
Union Bank, N.A.	$47,377,778.00
RBS Citizens Business Capital	$45,000,000.00
Goldman Sachs Lending Partners LLC	$42,857,142.86
CIT Bank	$38,571,428.57
PNC Bank, National Association	$38,571,428.57
TD Bank, N.A.	$38,571,428.57
Flagstar Bank, FSB	$35,000,000.00
HSBC Bank USA, N.A.	$31,000,000.00
City National Bank	$26,282,051.28
Raymond James Bank, N.A.	$25,000,000.00
The Huntington National Bank	$25,000,000.00
JPMorgan Chase Bank, N.A.	$23,500,000.00
KeyBank, N.A.	$21,901,709.40
Capital One Leverage Finance Corp.	$20,000,000.00
BOKF, NA	$7,500,000.00

Total:	$1,025,000,000.00

Schedule 3.8

Mandatory Costs Rate

1.	The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.	On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.	The Additional Cost Rate for any Lender lending from a Lending Office in a Participating Member State will be the percentage notified by that Lender to the Agent. This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from that Lending Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Lending Office.

4.	The Additional Cost Rate for any Lender lending from a Lending Office in the United Kingdom will be calculated by the Agent as follows:

(a)	in relation to a sterling Revolver Loan:

AB + C(B – D) + E x 0.01 per cent. per annum

            100 – (A+C)

(b)	in relation to a Revolver Loan in any currency other than sterling:

E x 0.01 per cent. per annum.

    300

Where:

A	is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B	is the percentage rate of interest (excluding the Margin and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in paragraph (c) of Section 3.1.1) payable for the relevant Interest Period on the Revolver Loan.

C	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D	is the percentage rate per annum payable by the Bank of England to the Agent on interest bearing Special Deposits.

E	is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by three leading banks in the London interbank market appointed by the Agent in consultation with the European Loan Party Agent (the “Reference Banks”) pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.	For the purposes of this Schedule:

(a)	“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)	“Fees Rules” means the rules on periodic fees contained in the Financial Services Authority Fees Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)	“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.	In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.	If requested by the Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

8.	Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a)	the jurisdiction of its Lending Office; and

(b)	any other information that the Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Agent of any change to the information provided by it pursuant to this paragraph.

9.	The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Lending Office in the same jurisdiction as its Lending Office.

10.	The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.	The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12.	Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

13.	The Agent may from time to time, after consultation with the European Loan Party Agent and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

Schedule 7.3

Pledged Stock/Pledged Debt Securities

(a)	Pledged Stock

See Annex 1.

(b)	Pledged Debt

Lender/Creditor	Borrower/Debtor	Outstanding Principal Amount	Documented (Y/N)

MRC Transmark B.V.	MRC Transmark International B.V.	EUR 700,000	N

MRC Transmark B.V.	MRC Transmark France SAS.	EUR 1,700,000	N

MRC Transmark B.V.	MRC Transmark Kazakhstan	EUR 380,000	N

MRC Transmark Holdings UK Limited	MRC Transmark International B.V.	GBP 678,000	N

MRC Transmark Holdings UK Limited	MRC Transmark Leymas Valve Co Ltd	GBP 8,000	N

MRC Transmark Holdings UK Limited	MRC Transmark Pty Ltd.	AUD 4,000,000 and EUR 4,631,500	Y

MRC Transmark Holdings UK Limited	MRC Transmark Limited	GBP 532,000	N

MRC Transmark Holdings UK Limited	MRC Transmark Middle East FZE	GBP 205,000	N

MRC Transmark Holdings UK Limited	MRC SPF Pty Ltd.	GBP 1,464,000	N

MRC SPF Pty Ltd.	MRC SPF Europe Ltd.	AUD 46,000	N

MRC SPF Pty Ltd.	MRC SPF Middle East Pty Ltd.	AUD 2,226,000	N

MRC SPF Pty Ltd.	MRC SPF Indonesia Pty Ltd.	AUD 1,000	N

MRC SPF Pty Ltd.	PT SPF Indonesia	AUD 332,000	N

MRC SPF Scanfit Limited	MRC SPF Pty Ltd.	GBP 736,000	N

MRC Transmark Dragon Ltd	MRC Transmark Limited	GBP 1,311,000	N

MRC Transmark Limited	MRC Transmark Holdings UK Limited	GBP 4,233,000	N

MRC Transmark Pty Ltd.	MRC SPF Pty Ltd.	AUD 6,258,760 and EUR 4,631,500	Y

MRC Transmark Pty Ltd.	MRC Transmark Holdings UK Limited	AUD 2,654,000	N

Schedule 8.3

Deposit Accounts

Holder	Institution	Account Number	Excluded Deposit Accounts Definition	Description
McJunkin Red Man Corporation	BB&T Corporation	5270852310	(c)	MRM Proof Of Delivery Account

McJunkin Red Man Corporation	JP Morgan Chase Bank, N.A.	631882040		Receivables Account

McJunkin Red Man Corporation	JP Morgan Chase Bank, N.A.	999500028	(c)	Main Disbursements Account

McJunkin Red Man Corporation	JP Morgan Chase Bank, N.A.	713421006	(b)	Flex Spending Account

McJunkin Red Man Corporation	JP Morgan Chase Bank, N.A.	625687249	(c)	Income, State, Use, FICA Tax Account

McJunkin Red Man Corporation	JP Morgan Chase Bank, N.A.	660063751	(c)	Petty Cash Account

McJunkin Red Man Corporation	JP Morgan Chase Bank, N.A.	720039205	(c)	Expense Reimbursement Account

McJunkin Red Man Corporation	PNC Bank, National Association	0001160241		MRM ZBA Lockbox Receipts Account

McJunkin Red Man Corporation	PNC Bank, National Association	1017296201		MRM Concentration Account

McJunkin Red Man Corporation	PNC Bank, National Association	1131299959	(c)	Disbursement Funding Account

McJunkin Red Man Corporation	PNC Bank, National Association	4239703662	(a), (b)	Payroll Account

McJunkin Red Man Corporation	PNC Bank, National Association	4239703638	(a)	Wire and Check Payment Account

MRC Management Company	PNC Bank, National Association	4239736421	(a)	Wire and Check Payment Account

MRC Management Company	PNC Bank, National Association	4239736448	(a),(b)	Payroll Account

McJunkin Red Man Corporation	PNC Bank, National Association	1013637515		ZBA Depository Account

Midfield Supply ULC	Bank of America	47402268	(b)	Payroll Account

Midfield Supply ULC	Bank of America	47402292	(c)	Disbursements Account

Midfield Supply ULC	Bank of America	47402200		Lock Box Account

Holder	Institution	Account Number	Excluded Deposit Accounts Definition	Description
MRC Transmark NV	KBC Bank NV	BE61409051155117	(c)	EUR operating account

MRC Transmark NV	KBC Bank NV	BE39409051155319	(a)	GBP operating account to pay foreign suppliers

MRC Transmark NV	KBC Bank NV	BE92409051155723	(a)	JPY operating account to pay foreign suppliers

MRC Transmark NV	KBC Bank NV	BE03414112418184	(a)	USD operating account to pay foreign suppliers

MRC Transmark NV	KBC Bank NV	BE03414112418184	(b)	EUR Salaries / petty cash

MRC Transmark NV	Bank van de Post	BE83000009226215	(a)	EUR operating account for franking machine

MRC Transmark NV	HSBC	401-000328-001		EUR Dominion account

MRC Transmark NV	HSBC	400515-70767038	(c)	EUR cash pool account (not in use)

MRC Transmark NV	HSBC	401-000328-102		GBP Dominion account

MRC Transmark NV	HSBC	402715-24606760	(c)	GBP cash pool account (not in use)

MRC Transmark NV	HSBC	401-000328-103		JPY Dominion account

MRC Transmark NV	HSBC	401-000328-101		USD Dominion account

MRC Transmark NV	HSBC	400515-70768541	(c)	USD cash pool account (not in use)

MRC Transmark NV	HSBC	401-004320-001	(a)	EUR Disbursement account

MRC Transmark NV	HSBC	401-004320-102	(a)	GBP Disbursement account

MRC Transmark NV	HSBC	401-004320-103	(a)	JPY Disbursement account

MRC Transmark NV	HSBC	401-004320-101	(a)	USD Disbursement account

MRC Transmark Pty Ltd.	Commonwealth Bank of Australia	3626 1018 0959	(a)	AUD FX Contract/creditor settlements

MRC Transmark Pty Ltd.	HSBC	001-288877-001		AUD Dominion account

MRC Transmark Pty Ltd.	HSBC	001-288877-163	(c)	AUD deposit account

MRC Transmark Pty Ltd.	HSBC	001-288877-900		EUR Dominion account

Holder	Institution	Account Number	Excluded Deposit Accounts Definition	Description
MRC Transmark Pty Ltd.	HSBC	001-288877-159		GBP Dominion account

MRC Transmark Pty Ltd.	HSBC	001-288877-160		USD Dominion account

MRC Transmark Pty Ltd.	HSBC	001-288877-004	(a)	AUD Disbursement account

MRC Transmark Pty Ltd.	HSBC	001-288877-909	(a)	EUR Disbursement account

MRC Transmark Pty Ltd.	HSBC	001-288877-907	(a)	GBP Disbursement account

MRC Transmark Pty Ltd.	HSBC	001-288877-908	(a)	USD Disbursement account

MRC Transmark Pty Ltd.	Bank of America Australia	5201-232001-15894081		GBP Dominion account

MRC Transmark Pty Ltd.	Bank of America Australia	5201-232001-15894073		EUR Dominion account

MRC Transmark Pty Ltd.	Bank of America Australia	5201-232001-15894065		USD Dominion account

MRC Transmark Pty Ltd.	Bank of America Australia	5201-232001-15894057		AUD Dominion account

MRC Transmark Limited	Bank of America London	52892017		GBP Dominion account

MRC Transmark Limited	Bank of America London	52892025		EUR Dominion account

MRC Transmark Limited	Bank of America London	52892033		USD Dominion account

MRC Transmark Limited	HSBC	400515-70682654	(a)	DKK Disbursement account

MRC Transmark Limited	HSBC	400515-70681800		EUR Dominion account

MRC Transmark Limited	HSBC	402715-04593715		GBP Dominion account

MRC Transmark Limited	HSBC	400515-70683516		USD Dominion account

MRC Transmark Limited	HSBC	402715-44721136	(a)	GBP Disbursement account

MRC Transmark Limited	HSBC	400515-71976066	(a)	EUR Disbursement account

MRC Transmark Limited	HSBC	400515-71976522	(a)	USD Disbursement account

MRC Transmark International B.V.	HSBC	421-008673-001		EUR Dominion account

MRC Transmark International B.V.	HSBC	421-008673-101		USD Dominion account

MRC Transmark International B.V.	HSBC	421-008673-102		GBP Dominion account

Holder	Institution	Account Number	Excluded Deposit Accounts Definition	Description
MRC Transmark International B.V.	HSBC	400515-71229130	(c)	USD cash pool account (not in use)

MRC Transmark International B.V.	HSBC	400515-71282757	(c)	EUR cash pool account (not in use)

MRC Transmark International B.V.	HSBC	402715-94656547	(c)	GBP cash pool account (not in use)

MRC Transmark International B.V.	HSBC	421-008673-002	(a)	EUR Disbursement account

MRC Transmark International B.V.	HSBC	421-008673-103	(a)	USD Disbursement account

MRC Transmark International B.V.	HSBC	421-008673-104	(a)	GBP Disbursement account

MRC Transmark Holdings UK Limited	HSBC	400515-70683508	(a)	AUD Disbursement account

MRC Transmark Holdings UK Limited	HSBC	400515-70681792	(a)	EUR Disbursement account

MRC Transmark Holdings UK Limited	HSBC	402715-04593707	(a)	GBP Disbursement account

MRC Transmark Holdings UK Limited	HSBC	400515-70683041	(a)	NZD Disbursement account

MRC Transmark Holdings UK Limited	HSBC	400515-70683481	(a)	SGD Disbursement account

MRC Transmark Holdings UK Limited	HSBC	400515-70682638	(a)	USD Disbursement account

MRC Transmark Holdings UK Limited	Bank of America London	52894013		GBP Dominion account

MRC Transmark Holdings UK Limited	Bank of America London	52894021		EUR Dominion account

MRC Transmark Holdings UK Limited	Bank of America London	52894039		USD Dominion account

MRC Transmark Holdings UK Limited	Bank of America London	52894055		AUD Dominion account

MRC Transmark Holdings UK Limited	Bank of America London	52894047		NZD Dominion account

MRC Transmark Holdings UK Limited	Bank of America London	52894063		SGD Dominion account

MRC Transmark B.V.	ABNAMRO EUR	43.29.51.407	(c)	EUR credit cards

MRC Transmark B.V.	ING EUR	P9100	(c)	EUR operating account to be closed

MRC Transmark B.V.	HSBC	421-007832-001		EUR Dominion account

MRC Transmark B.V.	HSBC	400515-70772540	(c)	EUR cash pool not in use

MRC Transmark B.V.	HSBC	421-007832-102		GBP Dominion account

Holder	Institution	Account Number	Excluded Deposit Accounts Definition	Description
MRC Transmark B.V.	HSBC	402715-44608127	(c)	GBP zero balance account

MRC Transmark B.V.	HSBC	421-007832-101		USD Dominion account

MRC Transmark B.V.	HSBC	400515-70770878	(c)	USD cash pool not in use

MRC Transmark B.V.	HSBC	421-007832-002	(a)	EUR Disbursement account

MRC Transmark B.V.	HSBC	421-007832-104	(a)	GBP Disbursement account

MRC Transmark B.V.	HSBC	421-007832-103	(a)	USD Disbursement account

MRC Transmark B.V.	Rabobank	1010.00.669		EUR Dominion account

MRC Transmark B.V.	Rabobank	1010.00.669	(c)	GBP account (not in use)

MRC Transmark B.V.	Rabobank	1010.00.669	(c)	USD account (not in use)

MRC Transmark B.V.	Rabobank	991209958	(b)	EUR G-account

MRC Transmark (Dragon) Limited	HSBC	402715-04593723		GBP Dominion account

MRC Transmark (Dragon) Ltd	HSBC	402715-94721101	(a)	GBP Disbursement account

MRC Transmark (Dragon) Ltd	Bank of America London	52893015		GBP Dominion account

MRC SPF Scanfit Limited	HSBC	402085-30011312		GBP Dominion account

MRC SPF Scanfit Limited	HSBC	400515-70211027		EUR Dominion account

MRC SPF Scanfit Limited	HSBC	400515-71975813	(a)	EUR Disbursement account

MRC SPF Scanfit Limited	HSBC	402085-80016179	(a)	GBP Disbursement account

MRC SPF Scanfit Limited	HSBC-DEPOSIT	402085-53000648	(c)	GBP Deposit account

MRC SPF Scanfit Limited	Bank of America London	52895029		EUR Dominion account

MRC SPF Scanfit Limited	Bank of America London	52895011		GBP Dominion account

MRC SPF Pty Ltd.	HSBC	021-291190-001		AUD Dominion account

MRC SPF Pty Ltd.	HSBC	021-291190-160		USD Dominion account

Holder	Institution	Account Number	Excluded Deposit Accounts Definition	Description
MRC SPF Pty Ltd.	HSBC	021-291190-900		EUR Dominion account

MRC SPF Pty Ltd.	HSBC	021-291190-159		GBP Dominion account

MRC SPF Pty Ltd.	HSBC	021-291190-163	(a)	AUD Disbursement account

MRC SPF Pty Ltd.	HSBC	021-291190-901	(a)	EUR Disbursement account

MRC SPF Pty Ltd.	HSBC	021-291190-903	(a)	USD Disbursement account

MRC SPF Pty Ltd.	HSBC	021-291190-902	(a)	GBP Disbursement account

MRC SPF Pty Ltd.	HSBC	TBC	(a)	EUR Disbursement account

MRC SPF Pty Ltd.	HSBC	021-291190-299	(a)	AUD Disbursement account

MRC SPF Pty Ltd.	HSBC	021-291190-300	(a)	USD Disbursement account

MRC SPF Pty Ltd.	Westpac AUD	###-##-####	(c)	AUD Credit Cards

MRC SPF Pty Ltd.	Bank of America Australia	5201-232001-15895047		GBP Dominion account

MRC SPF Pty Ltd.	Bank of America Australia	5201-232001-15895039		EUR Dominion account

MRC SPF Pty Ltd.	Bank of America Australia	5201-232001-15895021		USD Dominion account

MRC SPF Pty Ltd.	Bank of America Australia	5201-232001-15895013		AUD Dominion account

MRC Piping Systems[1]	HSBC	001-288877-002		AUD Dominion account

MRC Piping Systems	HSBC	001-288877-905	(a)	GBP Disbursement account

MRC Piping Systems	HSBC	001-288877-906	(a)	EUR Disbursement account

MRC Piping Systems	HSBC	001-288877-904	(a)	USD Disbursement account

MRC Piping Systems	HSBC	001-288877-003	(a)	AUD Disbursement account

MRC Piping Systems	HSBC	001-288877-902		GBP Dominion account

MRC Piping Systems	HSBC	001-288877-903		EUR Dominion account

MRC Piping Systems	HSBC	001-288877-901		USD Dominion account

[1]

MRC Piping Systems is a division of MRC Transmark Pty Ltd which owns the assets acquired pursuant to the Business Purchase Agreement dated December 22, 2011 entered into between OneSteel Trading Pty Ltd, One Steel Limited, MRC Transmark Pty Ltd and MRC Global Inc. f/k/a McJunkin Red Man Holding Corporation.

Holder	Institution	Account Number	Excluded Deposit Accounts Definition	Description
MRC Piping Systems	Macquarie Bank	183334-239354434	(c)	AUD Rent bond deposit

MRC Piping Systems	ANZ Bank	013414-185592144	(c)	Check account

MRC Piping Systems	ANZ Bank	013414-998152621	(c)	Credit Cards

MRC Piping Systems	Bank of America Australia	5201-232001-15894049		GBP Dominion account

MRC Piping Systems	Bank of America Australia	5201-232001-15894031		EUR Dominion account

MRC Piping Systems	Bank of America Australia	5201-232001-15894023		USD Dominion account

MRC Piping Systems	Bank of America Australia	5201-232001-15894015		AUD Dominion account

Schedule 8.4.1

Locations of Collateral

See Annex 2.

Schedule 9.1.12

Subsidiaries/Excluded Subsidiaries

(a)	Subsidiaries

Name	Owner	Percentage Ownership	Type	Material Subsidiary (Y/N)
McJunkin Red Man Canada Ltd.	McJunkin Red Man Corporation	100%	Corporation	Y

Midfield Supply ULC	McJunkin Red Man Canada Ltd.	49%	Unlimited Liability Corporation	Y
	Midfield Holdings (Alberta) Ltd.	51%

Midfield Holdings (Alberta) Ltd.	McJunkin Red Man Canada Ltd.	100%	Corporation	N

McJunkin Red Man Development Corporation	McJunkin Red Man Corporation	100%	Corporation	N

McJunkin Red Man UK Ltd	McJunkin Red Man Corporation	100%	Corporation	Y

McJunkin Red Man International Corp.	McJunkin Red Man Corporation	100%	Corporation	N

McJunkin Red Man Asia Pacific Limited	McJunkin Red Man International Corp.	100%	Corporation	N

McJunkin Red Man International Services Corp.	McJunkin Red Man International Corp.	100%	Corporation	N

McJunkin Red Man de Mexico S. de R.L. de C.V.	McJunkin Red Man International Corp.	99.9%	Corporation	N
	McJunkin Red Man International Services Corp.	0.1%

McJunkin Red Man Servicios S. de R.L. de C.V.	McJunkin Red Man International Corp.	99.9%	Corporation	N
	McJunkin Red Man International Services Corp.	0.1%

The South Texas Supply Company, Inc.	McJunkin Red Man Corporation	100%	Corporation	N

MRC Management Company	McJunkin Red Man Corporation	100%	Corporation	N

Milton Oil & Gas Company	McJunkin Red Man Corporation	100%	Corporation	N

Greenbrier Petroleum Corporation	Milton Oil & Gas Company	100%	Corporation	N

Name	Owner	Percentage Ownership	Type	Material Subsidiary (Y/N)
Ruffner Realty Company	McJunkin Red Man Corporation	100%	Corporation	N

MRC Transmark Group B.V.	McJunkin Red Man UK Ltd	100%	Corporation	Y

MRC Transmark Holdings UK Limited	MRC Transmark Group B.V.	100%	Corporation	N

MRC Transmark International B.V.	MRC Transmark Group B.V.	100%	Corporation	N

MRC Transmark B.V.	MRC Transmark Group B.V.	100%	Corporation	N

MRC Transmark NV	MRC Transmark Group B.V.	99.9%	Corporation	N

	MRC Transmark B.V.	0.1%

MRC Transmark Middle East FZE	MRC Transmark Group B.V.	100%	Free Zone Establishment	N

MRC Transmark Pty Ltd	MRC Transmark Holdings UK Limited	100%	Corporation	N

MRC Transmark Limited (New Zealand)	MRC Transmark Holdings UK Limited	100%	Corporation	N

MRC Transmark Limited (UK)	MRC Transmark Holdings UK Limited	100%	Corporation	N

MRC Transmark Italy srl	MRC Transmark Holdings UK Limited	100%	Corporation	N

MRC Transmark (Dragon) Limited	MRC Transmark Limited (UK)	100%	Corporation	N

MRC Transmark Pte. Ltd	MRC Transmark Group B.V.	100%	Corporation	N

MRC Transmark France SAS	MRC Transmark Group B.V.	100%	Corporation	N

Heaton Valves Limited	MRC Transmark Limited (UK)	100%[2]	Corporation	N

Transmark International Limited	MRC Transmark Limited (UK)	100%[3]	Corporation	N

Transmark Fortim Engineering Pte. Ltd.	MRC Transmark Group B.V.	100%	Corporation	N

McJunkin de Angola, LDA	McJunkin Red Man Development Corporation	51%	Corporation	N

	McJunkin Red Man Corporation	49%

[2]	Minority interests held by nominees.
[3]	Minority interests held by nominees.

Name	Owner	Percentage Ownership	Type	Material Subsidiary (Y/N)
McJunkin Venezuela NIT	McJunkin Red Man Corporation	100%	Corporation	N

Midway-Tristate Corporation	McJunkin Red Man Corporation	100%	Corporation	N

Red Man Pipe & Supply International Limited	McJunkin Red Man Corporation	100%	Corporation	N

McJunkin Nigeria Limited (Nigeria)	McJunkin Red Man Corporation	100%	Corporation	N

MRC SPF Pty Ltd.	MRC Transmark Pty Ltd	100%	Corporation	N

MRC SPF Europe Ltd.	MRC SPF Pty Ltd.	100%	Corporation	N

MRC SPF East Asia Co. Ltd.	MRC SPF Pty Ltd.	100%	Corporation	N

MRC SPF Indonesia Pty Ltd.	MRC SPF Pty Ltd.	100%	Corporation	N

PT SPF Indonesia	MRC SPF Pty Ltd.	99%	Corporation	N

	MRC SPF Indonesia Pty Ltd.	1%	Corporation	N

MRC SPF Middle East Pty Ltd.	MRC SPF Pty Ltd.	100%	Corporation	N

SPF Europe s.r.l	MRC SPF Europe Ltd.	100%	Corporation	N

MRC SPF Scanfit Ltd.	MRC SPF Europe Ltd.	100%	Corporation	N

MRC Transmark Kazakhstan	MRC Transmark B.V.	90%	Corporation	N

MRC Transmark Leymas Valve Co., Ltd.	MRC Transmark Group B.V.	60%	Corporation	N

(b)	Excluded Subsidiaries

None.

Schedule 10.1.11

Permitted Transactions with Affiliates

None.

Schedule 10.1.16

(i) Post-Closing Actions

Action	Date
(1) Deposit Account Control Agreements over Deposit Accounts other than Excluded Deposit Accounts and Dominion Accounts with relevant banks.	90 days

(2) Shareholder resolutions re: article 556 of Belgian Companies Code.	15 days

(3) Australian Borrowers and UK Borrowers to request in writing that their Account Debtors make payments directly to Dominion Accounts maintained with Bank of America (Australia) and Bank of America (London), respectively.	30 days

(4) Australian Borrowers, Belgian Borrower, Dutch Borrowers and UK Borrowers to close their accounts receivable collection accounts maintained with financial institutions other than Bank of America.	90 days

(5) Transmark Netherlands to close EUR Dominion account held with Rabobank.	60 days

(ii) List of Non-Bank of America Dominion Accounts of the Australian and UK Borrowers

Holder	Institution	Account Number	Description
MRC Transmark Pty Ltd.	HSBC	001-288877-001	AUD Dominion account
MRC Transmark Pty Ltd.	HSBC	001-288877-900	EUR Dominion account
MRC Transmark Pty Ltd.	HSBC	001-288877-159	GBP Dominion account
MRC Transmark Pty Ltd.	HSBC	001-288877-160	USD Dominion account
MRC SPF Pty Ltd.	HSBC	021-291190-001	AUD Dominion account
MRC SPF Pty Ltd.	HSBC	021-291190-160	USD Dominion account
MRC SPF Pty Ltd.	HSBC	021-291190-900	EUR Dominion account
MRC SPF Pty Ltd.	HSBC	021-291190-159	GBP Dominion account
MRC Piping Systems	HSBC	001-288877-002	AUD Dominion account

Holder	Institution	Account Number	Description
MRC Piping Systems	HSBC	001-288877-902	GBP Dominion account
MRC Piping Systems	HSBC	001-288877-903	EUR Dominion account
MRC Piping Systems	HSBC	001-288877-901	USD Dominion account
MRC Transmark Limited	HSBC	400515-70681800	EUR Dominion account
MRC Transmark Limited	HSBC	402715-04593715	GBP Dominion account
MRC Transmark Limited	HSBC	400515-70683516	USD Dominion account
MRC Transmark (Dragon) Limited	HSBC	402715-04593723	GBP Dominion account
MRC SPF Scanfit Limited	HSBC	402085-30011312	GBP Dominion account
MRC SPF Scanfit Limited	HSBC	400515-70211027	EUR Dominion account
MRC Transmark International B.V.	HSBC	421-008673-001	EUR Dominion account
MRC Transmark International B.V.	HSBC	421-008673-101	USD Dominion account
MRC Transmark International B.V.	HSBC	421-008673-102	GBP Dominion account
MRC Transmark B.V.	HSBC	421-007832-001	EUR Dominion account
MRC Transmark B.V.	HSBC	421-007832-102	GBP Dominion account
MRC Transmark B.V.	HSBC	421-007832-101	USD Dominion account
MRC Transmark B.V.	Rabobank	1010.00.669	EUR Dominion account
MRC Transmark NV	HSBC	401-000328-001	EUR Dominion account
MRC Transmark NV	HSBC	401-000328-102	GBP Dominion account
MRC Transmark NV	HSBC	401-000328-103	JPY Dominion account
MRC Transmark NV	HSBC	401-000328-101	USD Dominion account

Schedule 10.2.1

Existing Indebtedness

(a) Capital Leases

Warehouse	State	County	Lessor	Amount	Expiration
Branch 023 - St. Louis	MO	Independent City	Hansford Associates, LP	$133,245	09/30/2014
Branch 026 - Augusta	GA	Richmond	Hansford Associates, LP	$168,758	12/31/2014
Branch 097 - Texas City	TX	Galveston	Hansford Associates, LP	$184,356	12/31/2022
Branch 021 - Calvert City	KY	Marshall	Hansford Associates, LP	$246,457	10/31/2016
Branch 030 - Charleston	SC	Charleston	Hansford Associates, LP	$77,385	12/31/2013
Branch 110 - Rock Springs	WY	Sweetwater	Hansford Associates, LP	$142,142	03/31/2022
Branch 112 - Bakersfield	CA	Kern	Hansford Associates, LP	$1,037,637	03/31/2022

(b) Other Indebtedness

Lender	Borrower	Currency	Amount	Issue Date	Maturity

BNP Paribas	MRC Transmark France SAS	EUR	5,117,749	January 2006	No maturity

USD$4,409,030.71 incurred by MRC SPF Pty Ltd pursuant to the letter of credit/import line facilities documented by a letter of offer dated 28 November 2011 (the “Letter of Offer”) between MRC SPF Pty Ltd, MRC Transmark Holdings UK Limited and HSBC Bank Australia Limited.

AUD10,000,000 limited recourse guarantee and indemnity provided by MRC Transmark Holdings UK Limited to MRC SPF Pty Ltd in respect of the Letter of Offer.

Schedule 10.2.2

Existing Liens

None

Schedule 10.2.4

Non-Core Assets

None

Schedule 10.2.5

Permitted Investments

$155,357 Investment in Modern Sales Cooperative

$52,388 Investment in club memberships and long-term sporting event seating licenses

Schedule 10.2.10

Permitted Burdensome Agreements

None

Schedule 13.3.3

Permitted Assignees

Any transaction where Goldman Sachs Lending Partners LLC, Goldman Sachs Credit Partners L.P. or any of their respective successors becomes a Lender hereunder

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
MIDFIELD SUPPLY, ULC-ATHABASCA, AB	4014 - 53 STREET	ATHABASCA	AB	T9S1A7	FF	$1,721,251	Leased	MIDFIELD SUPPLY ULC
MIDFIELD SUPPLY, ULC-BONNYVILLE, AB	5709 52ND AVE	BONNYVILLE	AB	T9N2H4	FF	$455,405	Leased	MIDFIELD SUPPLY ULC
MIDFIELD SUPPLY, ULC-BONNYVILLE, AB	6504 50TH AVE	BONNYVILLE	AB	T9N2M6	FF	$5,472,255	Leased	MIDFIELD SUPPLY ULC
MIDFIELD SUPPLY, ULC-BROOKS, AB	1140 - 2 STREET	BROOKS	AB	T1R1B8	FF	$2,845,331	Leased	MIDFIELD SUPPLY ULC
MIDFIELD SUPPLY, ULC-CALGARY, AB	SUN LIFE PLAZA, WEST TOWER, SUITE 2500, 144-4TH AVE SW	CALGARY	AB	T2P3N4	FF	$26,238	Leased	MIDFIELD SUPPLY ULC
CLARESHOLM-CLARESHOLM, AB	4209 - STREET EAST	CLARESHOLM	AB	T0L0T0	SATELLITE	$199,409	Leased	MIDFIELD SUPPLY ULC
MIDFIELD SUPPLY, ULC-CONSORT, AB	5308 - 44 STREET	CONSORT	AB	T0C1B0	FF	$666,183	Leased	MIDFIELD SUPPLY ULC
MIDFIELD SUPPLY, ULC-CORONATION, AB	4457 VICTORIA AVE	CORONATION	AB	T0C1C0	FF	$511,056	Leased	MIDFIELD SUPPLY ULC
MIDFIELD SUPPLY, ULC-DRAYTON VALLEY, AB	2449 - 50 STREET	DRAYTON VALLEY	AB	T7A1S1	FF	$1,340,710	Leased	MIDFIELD SUPPLY ULC
MIDFIELD SUPPLY, ULC-DRUMHELLER, AB	840 RAILWAY AVE	DRUMHELLER	AB	T0J0Y0	FF	$885,597	Leased	MIDFIELD SUPPLY ULC
MRC - FB INVENTORY-DRUMHELLER, AB	840 RAILWAY AVE	DRUMHELLER	AB	T0J0Y0	INTERNAL	$1,370,008	Leased	MIDFIELD SUPPLY ULC
375 PROJECTS-EDMONTON, AB	4103 - 53RD AVENUE	EDMONTON	AB	T6B3R5	SATELLITE	$5,558,380	Leased	MIDFIELD SUPPLY ULC
MRC - NISKU VALVE ANNEX-EDMONTON, AB	4103 - 53RD AVE	EDMONTON	AB	T6B3R5	SATELLITE	$1,130,360	Leased	MIDFIELD SUPPLY ULC
MIDFIELD SUPPLY, ULC-EDSON, AB	5907A - 4 AVE	EDSON	AB	T7E1L9	FF	$1,288,287	Leased	MIDFIELD SUPPLY ULC
MIDFIELD SUPPLY, ULC-ELK POINT, AB	4601 - 50 AVE	ELK POINT	AB	T0A1A0	FF	$1,729,750	Leased	MIDFIELD SUPPLY ULC
MIDFIELD SUPPLY, ULC-FOX CREEK, AB	204B HIGHWAY AVE	FOX CREEK	AB	T0H1P0	FF	$868,761	Leased	MIDFIELD SUPPLY ULC
CONOCOPHILLIPS-GRANDE PRAIRIE, AB	12102 - 101 AVE	GRANDE PRAIRIE	AB	T8V8A9	CUSTOMER BAILMENT	$5,026	Leased	MIDFIELD SUPPLY ULC

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
MIDFIELD SUPPLY, ULC-GRANDE PRAIRIE, AB	12102 - 101 AVE	GRANDE PRAIRIE	AB	T8V8A9	FF	$3,021,047	Leased	MIDFIELD SUPPLY ULC
HANNA-HANNA, AB	BAY 1, 508 RAILWAY AVE W	HANNA	AB	T0J1P0	SATELLITE	$279,079	Leased	MIDFIELD SUPPLY ULC
APACHE ZAMA-HIGH LEVEL, AB	10498 - 93 ST	HIGH LEVEL	AB	T0H1Z0	SATELLITE	$251,997	Leased	MIDFIELD SUPPLY ULC
MIDFIELD SUPPLY, ULC-HIGH LEVEL, AB	10498 - 93 ST	HIGH LEVEL	AB	T0H1Z0	FF	$793,642	Leased	MIDFIELD SUPPLY ULC
HINTON-HINTON, AB	173 HAMPSHIRE ROAD	HINTON	AB	T7V1G9	SATELLITE	$482,268	Leased	MIDFIELD SUPPLY ULC
MRC PROJECTS - PIPE YARD-LEDUC, AB	3904 ALLARD WAY	LEDUC	AB	T9E0R8	SATELLITE	$1,041,388	Leased	MIDFIELD SUPPLY ULC
MIDFIELD SUPPLY, ULC-LLOYDMINSTER, AB	5105 - 63 STREET	LLOYDMINSTER	AB	T9V2E7	FF	$1,368,552	Leased	MIDFIELD SUPPLY ULC
MIDFIELD SUPPLY, ULC-LLOYDMINSTER, AB	6102 56TH STREET	LLOYDMINSTER	AB	T9V3A9	FF	$4,233,642	Leased	MIDFIELD SUPPLY ULC
MRC MIDFIELD TRUCKS-LLOYDMINSTER, AB	5105 - 63 STREET	LLOYDMINSTER	AB	T9V2E7	TRUCK STOCK	$9,476	Leased	MIDFIELD SUPPLY ULC
MRC MIDFIELD TRUCKS-LLOYDMINSTER, AB	5105 - 63 STREET	LLOYDMINSTER	AB	T9V2E7	TRUCK STOCK	$17,547	Leased	MIDFIELD SUPPLY ULC
MRC MIDFIELD TRUCKS-LLOYDMINSTER, AB	5105 - 63 STREET	LLOYDMINSTER	AB	T9V2E7	TRUCK STOCK	$8,000	Leased	MIDFIELD SUPPLY ULC
MRC MIDFIELD TRUCKS-LLOYDMINSTER, AB	5105 - 63 STREET	LLOYDMINSTER	AB	T9V2E7	TRUCK STOCK	$21,500	Leased	MIDFIELD SUPPLY ULC
MRC MIDFIELD TRUCKS-LLOYDMINSTER, AB	5105 - 63 STREET	LLOYDMINSTER	AB	T9V2E7	TRUCK STOCK	$14,657	Leased	MIDFIELD SUPPLY ULC
MRC MIDFIELD TRUCKS-LLOYDMINSTER, AB	5105 - 63 STREET	LLOYDMINSTER	AB	T9V2E7	TRUCK STOCK	$919	Leased	MIDFIELD SUPPLY ULC
MRC MIDFIELD TRUCKS-LLOYDMINSTER, AB	5105 - 63 STREET	LLOYDMINSTER	AB	T9V2E7	TRUCK STOCK	$18,053	Leased	MIDFIELD SUPPLY ULC
MRC MIDFIELD TRUCKS-LLOYDMINSTER, AB	5105 - 63 STREET	LLOYDMINSTER	AB	T9V2E7	TRUCK STOCK	$12,137	Leased	MIDFIELD SUPPLY ULC
MRC MIDFIELD TRUCKS-LLOYDMINSTER, AB	5105 - 63 STREET	LLOYDMINSTER	AB	T9V2E7	TRUCK STOCK	$6,649	Leased	MIDFIELD SUPPLY ULC

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
MRC MIDFIELD TRUCKS-LLOYDMINSTER, AB	5105 - 63 STREET	LLOYDMINSTER	AB	T9V2E7	TRUCK STOCK	$7,784	Leased	MIDFIELD SUPPLY ULC
MRC MIDFIELD TRUCKS-LLOYDMINSTER, AB	5105 - 63 STREET	LLOYDMINSTER	AB	T9V2E7	TRUCK STOCK	$5,873	Leased	MIDFIELD SUPPLY ULC
MIDFIELD SUPPLY, ULC-MEDICINE HAT, AB	1702 10TH AVE SW	MEDICINE HAT	AB	T1A7T9	FF	$484,093	Leased	MIDFIELD SUPPLY ULC
NISKU RDC PHANTOM-NISKU, AB	502 - 25 AVENUE	NISKU	AB	T9E0K6	SATELLITE	$261,878	Leased	MIDFIELD SUPPLY ULC
SUCKER RODS (R&M ENERGY)-NISKU, AB	502 - 25 AVE	NISKU	AB	T9E0K6	THIRD PARTY - PBB	$756,250	Leased	MIDFIELD SUPPLY ULC
SUCKER RODS (RG INDUSTRIES)-NISKU, AB	502 - 25 AVE	NISKU	AB	T9E0K6	THIRD PARTY - PBB	$1,024,613	Leased	MIDFIELD SUPPLY ULC
MIDFIELD SUPPLY, ULC-PEACE RIVER, AB	8102 - 102 AVE	PEACE RIVER	AB	T8S1S7	FF	$1,376,981	Leased	MIDFIELD SUPPLY ULC
MIDFIELD SUPPLY, ULC-PROVOST, AB	5319 - 38 STREET	PROVOST	AB	T0B3S0	FF	$637,371	Leased	MIDFIELD SUPPLY ULC
HUSKY RAINBOW LAKE-RAINBOW LAKE, AB	HOME ROAD & HIGHWAY 53	RAINBOW LAKE	AB	T0H2Y0	CUSTOMER BAILMENT	$172,099	Leased	MIDFIELD SUPPLY ULC
MIDFIELD SUPPLY, ULC-RAINBOW LAKE, AB	HOME ROAD & HIGHWAY 53	RAINBOW LAKE	AB	T0H2Y0	FF	$758,666	Leased	MIDFIELD SUPPLY ULC
RIMBEY-RIMBEY, AB	5020 - 45 AVE	RIMBEY	AB	T0C2J0	SATELLITE	$286,535	Leased	MIDFIELD SUPPLY ULC
MIDFIELD SUPPLY, ULC-ROCKY MTN HOUSE, AB	4519 - 43 STREET	ROCKY MTN HOUSE	AB	T4T1A9	FF	$1,536,791	Leased	MIDFIELD SUPPLY ULC
STETTLER-STETTLER, AB	BOX 1693	STETTLER	AB	T0C2L0	SATELLITE	$403,444	Leased	MIDFIELD SUPPLY ULC
MIDFIELD SUPPLY, ULC-SWAN HILLS, AB	4631 FEDERATED ROAD	SWAN HILLS	AB	T0G2C0	FF	$549,816	Leased	MIDFIELD SUPPLY ULC
MIDFIELD SUPPLY, ULC-TABER, AB	6202 - 64 STREET	TABER	AB	T1G1Z3	FF	$913,993	Leased	MIDFIELD SUPPLY ULC
MIDFIELD SUPPLY, ULC-WAINWRIGHT, AB	106 - 16 AVE	WAINWRIGHT	AB	T9W1L5	FF	$874,113	Leased	MIDFIELD SUPPLY ULC

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
WAINWRIGHT-WAINWRIGHT, AB	106 - 16 AVE	WAINWRIGHT	AB	T9W1L5	CLOSED	$4	Leased	MIDFIELD SUPPLY ULC
MIDFIELD SUPPLY, ULC-WHITECOURT, AB	BAY #1, 3430 33 STREET	WHITECOURT	AB	T7S1X4	FF	$837,834	Leased	MIDFIELD SUPPLY ULC
ANCHORAGE, AK	2799 RAMPART DRIVE	ANCHORAGE	AK	99501	FF	$1,579,139	Leased	MCJUNKIN RED MAN CORPORATION
SOLDOTNA, AK	35159 K-B DRIVE, SUITE B	SOLDOTNA	AK	99669	FF	$1,289,895	Leased	MCJUNKIN RED MAN CORPORATION
COTTONDALE, AL	5477 SKYLAND BLVD EAST	COTTONDALE	AL	35453	SATELLITE	$641,985	Leased	MCJUNKIN RED MAN CORPORATION
DECATUR, AL	668 MCENTIRE LANE	DECATUR	AL	35601	FF	$433,770	Leased	MCJUNKIN RED MAN CORPORATION
MRC FLOMATON-FLOMATON, AL	505 HOUSTON STREET	FLOMATON	AL	36441	SATELLITE	$151,066	Leased	MCJUNKIN RED MAN CORPORATION
SEARCY, AR	1720 QUEENSWAY STREET, SUITE B	SEARCY	AR	72143	FF	$940,673	Leased	MCJUNKIN RED MAN CORPORATION
MIDFIELD SUPPLY, ULC-DAWSON CREEK, BC	LOT 12-49, VIC TURNER ROAD & HWY 2	DAWSON CREEK	BC	V1G1W3	FF	$822,807	Leased	MIDFIELD SUPPLY ULC
MIDFIELD SUPPLY, ULC-FORT NELSON, BC	4851 - 44 AVE	FORT NELSON	BC	V0C1R0	FF	$472,730	Leased	MIDFIELD SUPPLY ULC
MIDFIELD SUPPLY, ULC-FORT ST JOHN, BC	8529 - 100 STREET	FORT ST. JOHN	BC	V1J3W7	FF	$1,002,773	Leased	MIDFIELD SUPPLY ULC
CNRL HELMUT-FORT NELSON, BC	4851 - 44 AVE	HELMUT	BC	V0C1R0	CUSTOMER BAILMENT	$99,994	Leased	MIDFIELD SUPPLY ULC
BAKERSFIELD, CA	3000 PEGASUS DRIVE	BAKERSFIELD	CA	93308	FF	$12,301,871	Leased	MCJUNKIN RED MAN CORPORATION
CONTROLS-BAKERSFIELD, CA	3000 PEGASUS DRIVE	BAKERSFIELD	CA	93308	FF	$498,136	Leased	MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
BENICIA, CA	3110 BAYSHORE ROAD	BENICIA	CA	94510	FF	$7,833,034	Leased	MCJUNKIN RED MAN CORPORATION
CONTROLS-BENICIA, CA	3110 BAYSHORE ROAD	BENICIA	CA	94510	FF	$855,412	Leased	MCJUNKIN RED MAN CORPORATION
CARSON, CA	1555 E DEL AMO BLVD	CARSON	CA	90746	FF	$1,778,569	Leased	MCJUNKIN RED MAN CORPORATION
CONTROLS-CARSON, CA	1555 E DEL AMO BLVD	CARSON	CA	90746	FF	$61,253	Leased	MCJUNKIN RED MAN CORPORATION
CHEVRON CORPORATION-FELLOWS, CA	26407 HIGHWAY 33	FELLOWS	CA	93224	CUSTOMER BAILMENT	$3,146	Leased	MCJUNKIN RED MAN CORPORATION
FELLOWS, CA	26407 HIGHWAY 33	FELLOWS	CA	93224	FF	$1,705,196	Leased	MCJUNKIN RED MAN CORPORATION
AERA ENERGY-VENTURA, CA	1800 SCHOOL CANYON ROAD	VENTURA	CA	93001	CUSTOMER BAILMENT	$5,078	Leased	MCJUNKIN RED MAN CORPORATION
AERA ENERGY-VENTURA, CA	1800 SCHOOL CANYON ROAD	VENTURA	CA	93001	CUSTOMER BAILMENT	$2,936	Leased	MCJUNKIN RED MAN CORPORATION
AERA ENERGY-VENTURA, CA	1800 SCHOOL CANYON ROAD	VENTURA	CA	93001	CUSTOMER BAILMENT	$1,360	Leased	MCJUNKIN RED MAN CORPORATION
AERA ENERGY-VENTURA, CA	1800 SCHOOL CANYON ROAD	VENTURA	CA	93001	CUSTOMER BAILMENT	$2,639	Leased	MCJUNKIN RED MAN CORPORATION
AERA ENERGY-VENTURA, CA	1800 SCHOOL CANYON ROAD	VENTURA	CA	93001	CUSTOMER BAILMENT	$559	Leased	MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
DENVER, CO	4295 KEARNEY ST	DENVER	CO	80216	FF	$1,562,433	Leased	MCJUNKIN RED MAN CORPORATION
EVANS, CO	4049 CARSON AVE	EVANS	CO	80620	FF	$6,850,451	Leased	MCJUNKIN RED MAN CORPORATION
GRAND JUNCTION, CO	640 S 12TH STREET	GRAND JUNCTION	CO	81501	FF	$365,224	Leased	MCJUNKIN RED MAN CORPORATION
RIFLE, CO	2001 COUNTY ROAD 319	RIFLE	CO	81650	FF	$2,234,927	Leased	MCJUNKIN RED MAN CORPORATION
JACKSONVILLE, FL	5440 HIGHWAY AVENUE	JACKSONVILLE	FL	32254	FF	$698,358	Leased	MCJUNKIN RED MAN CORPORATION
AUGUSTA, GA	519 LANEY WALKER BLVD	AUGUSTA	GA	30901	FF	$530,158	Leased	MCJUNKIN RED MAN CORPORATION
CONTROLS-AUGUSTA, GA	519 LANEY WALKER BLVD.	AUGUSTA	GA	30901	FF	$419,589	Leased	MCJUNKIN RED MAN CORPORATION
ATLANTA, GA	4411 BIBB BLVD	TUCKER	GA	30084	FF	$4,745,960	Leased	MCJUNKIN RED MAN CORPORATION
DAVENPORT, IA	5109 TREMONT AVENUE	DAVENPORT	IA	52807	FF	$57,842	Leased	MCJUNKIN RED MAN CORPORATION
ST. LOUIS, MO	3672 HIGHWAY 111	GRANITE CITY	IL	62040	FF	$525,194	Leased	MCJUNKIN RED MAN CORPORATION
JOLIET, IL	4026 MOUND ROAD	JOLIET	IL	60436	FF	$669,764	Leased	MCJUNKIN RED MAN CORPORATION
INDIANAPOLIS, IN	8399 ZIONSVILLE ROAD	INDIANAPOLIS	IN	46268	FF	$2,935,634	Leased	MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
PYROMATION/DEISTER UNIQUE MATERIAL-INDIANAPOLIS, IN	8399 ZIONSVILLE ROAD	INDIANAPOLIS	IN	46268	INTERNAL	$13,419	Leased	MCJUNKIN RED MAN CORPORATION
CONTROLS-MUNSTER, IN	101 45TH AVENUE, UNIT #1	MUNSTER	IN	46321	FF	$375,490	Leased	MCJUNKIN RED MAN CORPORATION
MUNSTER, IN	101 45TH AVENUE, UNIT #1	MUNSTER	IN	46321	FF	$12,105,591	Leased	MCJUNKIN RED MAN CORPORATION
MUNSTER, IN	101 45TH AVENUE, UNIT #1	MUNSTER	IN	46321	FF	$85,011	Leased	MCJUNKIN RED MAN CORPORATION
PRATT, KS	40061 NORTH 281 HWY	PRATT	KS	67124	FF	$2,401,420	Leased	MCJUNKIN RED MAN CORPORATION
ULYSSES, KS	2300 WEST OKLAHOMA	ULYSSES	KS	67880	FF	$610,414	Leased	MCJUNKIN RED MAN CORPORATION
ASHLAND WAREHOUSE-ASHLAND, KY	12005 VIRGINIA BLVD	ASHLAND	KY	41102	SATELLITE	$356,476	Leased	MCJUNKIN RED MAN CORPORATION
CALVERT CITY, KY	4505 GILBERTSVILLE HWY	CALVERT CITY	KY	42029	FF	$822,457	Leased	MCJUNKIN RED MAN CORPORATION
CORBIN, KY	3123 CUMBERLAND FALLS HWY	CORBIN	KY	40701	FF	$1,354,293	Leased	MCJUNKIN RED MAN CORPORATION
LOUISVILLE, KY	3405 KRAMERS LANE	LOUISVILLE	KY	40216	FF	$1,183,940	Leased	MCJUNKIN RED MAN CORPORATION
PIKEVILLE, KY	389 TOLLAGE ROAD	PIKEVILLE	KY	41501	FF	$4,070,273	Leased	MCJUNKIN RED MAN CORPORATION
ARCADIA, LA	730 FIRST STREET	ARCADIA	LA	71001	FF	$490,454	Leased	MCJUNKIN RED MAN CORPORATION
HARVEY, LA	1100 1ST AVENUE	HARVEY	LA	70058	FF	$2,104,771	Leased	MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
AUTOMATION SHOP-BATON ROUGE, LA	1050 COMMERCIAL DR	PORT ALLEN	LA	70767	FF	$192,910	Leased	MCJUNKIN RED MAN CORPORATION
SHREVEPORT, LA	9104 LINWOOD AVE	SHREVEPORT	LA	71106	FF	$3,782,545	Leased	MCJUNKIN RED MAN CORPORATION
LAKE CHARLES, LA	804 PPG DRIVE, BUILDING F	WESTLAKE	LA	70669	FF	$971,373	Leased	MCJUNKIN RED MAN CORPORATION
MIDFIELD SUPPLY, ULC-VIRDEN, MB	#1 HWY & JUNCTION 259	VIRDEN	MB	R0M2C0	FF	$542,757	Leased	MCJUNKIN RED MAN CORPORATION
GAYLORD, MI	1733 O’ROURKE BLVD	GAYLORD	MI	49735	FF	$463,685	Leased	MCJUNKIN RED MAN CORPORATION
JET SUBSURFACE-GAYLORD, MI	1733 O’ROURKE BLVD	GAYLORD	MI	49735	CUSTOMER BAILMENT	$1,306	Leased	MCJUNKIN RED MAN CORPORATION
KALKASKA, MI	2606 US 131 NORTH	KALKASKA	MI	49646	FF	$519,382	Leased	MCJUNKIN RED MAN CORPORATION
MASON, MI	4149 LEGION DRIVE	MASON	MI	48854	FF	$845,893	Leased	MCJUNKIN RED MAN CORPORATION
ST PAUL, MN	353 FILLMORE AVENUE EAST	ST. PAUL	MN	55107	FF	$539,274	Leased	MCJUNKIN RED MAN CORPORATION
GRANDVIEW, MO	13907 CENTURY LANE	GRANDVIEW	MO	64030	FF	$560,680	Leased	MCJUNKIN RED MAN CORPORATION
LABARGE PIPE & STEEL-ST LOUIS, MO	7400 SOUTH BROADWAY	ST LOUIS	MO	63111	THIRD PARTY - LINE PIPE	$3,621,364	Leased	MCJUNKIN RED MAN CORPORATION
LAUREL, MS	3051 INDUSTRIAL BOULEVARD	LAUREL	MS	39440	FF	$819,621	Leased	MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
MOBILE, AL	8013 HIGHWAY 90	MOSS POINT	MS	39563	FF	$1,644,273	Leased	MCJUNKIN RED MAN CORPORATION
BILLINGS, MT	1224 CORDOVA LANE, UNIT 2	BILLINGS	MT	59101	FF	$379,999	Leased	MCJUNKIN RED MAN CORPORATION
SIDNEY, MT	2650 S CENTRAL	SIDNEY	MT	59270	FF	$1,306,719	Leased	MCJUNKIN RED MAN CORPORATION
CHARLOTTE, NC	4301 YANCEY ROAD, SUITE MRC	CHARLOTTE	NC	28217	FF	$1,255,487	Leased	MCJUNKIN RED MAN CORPORATION
PIEDMONT NATURAL GAS-CHARLOTTE, NC	4301 YANCEY ROAD	CHARLOTTE	NC	28217	CUSTOMER BAILMENT	$10,028	Leased	MCJUNKIN RED MAN CORPORATION
MRC GOLDSBORO-DUDLEY, NC	250-A FIVE POINTS ROAD	DUDLEY	NC	28333	SATELLITE	$464,120	Leased	MCJUNKIN RED MAN CORPORATION
PIEDMONT NATURAL GAS-DUDLEY, NC	250 FIVE POINTS ROAD	DUDLEY	NC	28333	CUSTOMER BAILMENT	$16,674	Leased	MCJUNKIN RED MAN CORPORATION
WILMINGTON, NC	3340A HWY 421 NORTH	WILMINGTON	NC	28401	FF	$126,779	Leased	MCJUNKIN RED MAN CORPORATION
BELFIELD, ND	1086 HIGHWAY 10 EAST	BELFIELD	ND	58622	FF	$6,775,895	Leased	MCJUNKIN RED MAN CORPORATION
MOHALL, ND	103 1ST AVE NW	MOHALL	ND	58761	FF	$1,954,950	Leased	MCJUNKIN RED MAN CORPORATION
STANLEY, ND	6161 HWY 8	STANLEY	ND	58784	FF	$2,052,898	Leased	MCJUNKIN RED MAN CORPORATION
TIOGA, ND	HWY 40 & SIGNAL RD	TIOGA	ND	58852	FF	$3,486,540	Leased	MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
WILLISTON, ND	4928 HWY 85, MADISON RIDGE #400	WILLISTON	ND	58801	FF	$8,185,624	Leased	MCJUNKIN RED MAN CORPORATION
EAST BRUNSWICK, NJ	28 KENNEDY BLVD, SUITE 100	EAST BRUNSWICK	NJ	08816	FF	$3,062,978	Leased	MCJUNKIN RED MAN CORPORATION
WATERFORD, NJ	305 CENTER AVE	WATERFORD WORKS	NJ	08089	FF	$1,886,842	Leased	MCJUNKIN RED MAN CORPORATION
ALBUQUERQUE, NM	514 CARMONY NE	ALBUQUERQUE	NM	87107	FF	$939,480	Leased	MCJUNKIN RED MAN CORPORATION
ARTESIA, NM	200 EAST MAIN STREET	ARTESIA	NM	88210	FF	$1,349,929	Leased	MCJUNKIN RED MAN CORPORATION
FARMINGTON, NM	2400 BLOOMFIELD HWY	FARMINGTON	NM	87401	FF	$3,249,512	Leased	MCJUNKIN RED MAN CORPORATION
LOVINGTON, NM	306 E AVE D	LOVINGTON	NM	88260	FF	$1,023,930	Leased	MCJUNKIN RED MAN CORPORATION
HORSEHEADS NY PIPE YARD-HORSEHEADS, NY	224 NORTH MAIN ST., BUILDING 13-1	HORSEHEADS	NY	14845	SATELLITE	$6,735,230	Leased	MCJUNKIN RED MAN CORPORATION
HORSEHEADS, NY	224 NORTH MAIN STREET, BUILDING 13-1	HORSEHEADS	NY	14845	FF	$15,934,428	Leased	MCJUNKIN RED MAN CORPORATION
AUSTINTOWN, OH	5550 DUNLAP ROAD	AUSTINTOWN	OH	44515	FF	$606,321	Leased	MCJUNKIN RED MAN CORPORATION
CINCINNATI, OH	7275 EDINGTON DRIVE	CINCINNATI	OH	45249	FF	$593,306	Leased	MCJUNKIN RED MAN CORPORATION
CONTROLS-CINCINNATI, OH	7275 EDINGTON DRIVE	CINCINNATI	OH	45249	FF	$802,797	Leased	MCJUNKIN RED MAN CORPORATION
COLUMBUS, OH	1003 DISTRIBUTION DRIVE, UNIT F	COLUMBUS	OH	43228	FF	$5,189,673	Leased	MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
MARIETTA, OH	235 MITCHELL’S LANE	MARIETTA	OH	45750	FF	$134,502	Leased	MCJUNKIN RED MAN CORPORATION
CLEVELAND, OH	4704 HUDSON DR	STOW	OH	44224	FF	$2,664,818	Leased	MCJUNKIN RED MAN CORPORATION
TOLEDO QUALITY NIPPLES-TOLEDO, OH	3110 FRENCHMENS ROAD	TOLEDO	OH	43607	INTERNAL	$76,847	Leased	MCJUNKIN RED MAN CORPORATION
TOLEDO, OH	3110 FRENCHMENS ROAD	TOLEDO	OH	43607	FF	$1,699,602	Leased	MCJUNKIN RED MAN CORPORATION
MCALESTER, OK	101 EAST HIGHWAY 270	ALDERSON	OK	74522	FF	$1,176,952	Leased	MCJUNKIN RED MAN CORPORATION
ARDMORE, OK	621 1/2 INTERSTATE DRIVE	ARDMORE	OK	73401	FF	$407,497	Leased	MCJUNKIN RED MAN CORPORATION
ELK CITY, OK	315 WEST 20TH STREET	ELK CITY	OK	73644	FF	$3,538,566	Leased	MCJUNKIN RED MAN CORPORATION
LINDSAY, OK	603 S. E. 4TH	LINDSAY	OK	73052	FF	$1,027,080	Leased	MCJUNKIN RED MAN CORPORATION
CHESAPEAKE-OKLAHOMA CITY, OK	9327 W RENO	OKLAHOMA CITY	OK	73127	INTERNAL	$2,058,594	Leased	MCJUNKIN RED MAN CORPORATION
OKLAHOMA CITY, OK	9327 W RENO	OKLAHOMA CITY	OK	73127	FF	$5,928,740	Leased	MCJUNKIN RED MAN CORPORATION
PONCA CITY, OK	3400 S 7TH STREET	PONCA CITY	OK	74601	FF	$469,057	Leased	MCJUNKIN RED MAN CORPORATION
AUTOMATION-TULSA, OK	1336 NORTH 143RD EAST AVE	TULSA	OK	74116	FF	$774,419	Leased	MCJUNKIN RED MAN CORPORATION
TULSA, OK	1336 NORTH 143RD EAST AVE	TULSA	OK	74116	FF	$4,235,432	Leased	MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
WAYNOKA SATELLITE-WAYNOKA, OK	942 MAIN ST	WAYNOKA	OK	73860	SATELLITE	$374,829	Leased	MCJUNKIN RED MAN CORPORATION
WOODWARD, OK	3920 OKLAHOMA AVE	WOODWARD	OK	73801	FF	$2,592,274	Leased	MCJUNKIN RED MAN CORPORATION
MIDFIELD SUPPLY, ULC-CORUNNA, ON	487 POLYMOORE DRIVE	CORUNNA	ON	N0N1G0	FF	$1,045,305	Leased	MIDFIELD SUPPLY ULC
BRADFORD, PA	1061 LAFFERTY LANE	BRADFORD	PA	16701	FF	$2,069,836	Leased	MCJUNKIN RED MAN CORPORATION
PITTSBURGH, PA	1103 STATION STREET	CORAOPOLIS	PA	15108	FF	$4,649,468	Leased	MCJUNKIN RED MAN CORPORATION
MRC - SOUTH JERSEY GAS-EDDYSTONE, PA	1001 INDUSTRIAL HWY, BLDG C	EDDYSTONE	PA	19022	INTERNAL	$92,532	Leased	MCJUNKIN RED MAN CORPORATION
PHILADELPHIA, PA	1001 INDUSTRIAL HIGHWAY, BUILDING C	EDDYSTONE	PA	19022	FF	$510,146	Leased	MCJUNKIN RED MAN CORPORATION
INDIANA BRANCH	480 GEESEY ROAD	INDIANA	PA	15701	SATELLITE	$3,904,500	Leased	MCJUNKIN RED MAN CORPORATION
INDIANA, PA	480 GEESEY ROAD	INDIANA	PA	15701	FF	$2,272,215	Leased	MCJUNKIN RED MAN CORPORATION
LOCK HAVEN PA-LOCK HAVEN, PA	1582 WOODWARD AVE	LOCK HAVEN	PA	17745	SATELLITE	$3,322,203	Leased	MCJUNKIN RED MAN CORPORATION
MRC WEST ALEXANDER-WEST ALEXANDER, PA	947 OLD BRICK RD AND GREAVES RD	WEST ALEXANDER	PA	15323	THIRD PARTY - PBB	$3,372,971	Leased	MCJUNKIN RED MAN CORPORATION
NORTH CHARLESTON, SC	5945 COMMERCE CIRCLE	NORTH CHARLESTON	SC	29406	FF	$657,691	Leased	MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
BERT BAXTER-ESTEVAN-ESTEVAN, SK	301 KENSINGTON AVENUE	ESTEVAM	SK	S4A2L7	THIRD PARTY - OCTG	$15,132	Leased	MIDFIELD SUPPLY ULC
MIDFIELD SUPPLY, ULC-ESTEVAN, SK	307 KENSINGTON AVE	ESTEVAN	SK	S4A2A1	FF	$2,245,664	Leased	MIDFIELD SUPPLY ULC
MIDFIELD SUPPLY, ULC-GULL LAKE, SK	1119 RENFREW STREET	GULL LAKE	SK	S0N1A0	FF	$1,134,655	Leased	MIDFIELD SUPPLY ULC
MIDFIELD SUPPLY, ULC-MACKLIN, SK	5413 47TH STREET	MACKLIN	SK	S0L2C0	FF	$2,338,903	Leased	MIDFIELD SUPPLY ULC
MIDFIELD SUPPLY, ULC-SWIFT CURRENT, SK	2495 NORTH SERVICE ROAD	SWIFT CURRENT	SK	S9H5L2	FF	$723,560	Leased	MIDFIELD SUPPLY ULC
MIDFIELD SUPPLY, ULC-WEYBURN, SK	1733 RAILWAY AVE	WEYBURN	SK	S4H3J9	FF	$1,242,161	Leased	MIDFIELD SUPPLY ULC
KINGSPORT, TN	1037 TIDEWATER COURT	KINGSPORT	TN	37660	FF	$2,027,687	Leased	MCJUNKIN RED MAN CORPORATION
MRC NASHVILLE-NASHVILLE, TN	83-A CENTURY BLVD	NASHVILLE	TN	37214	SATELLITE	$714,522	Leased	MCJUNKIN RED MAN CORPORATION
PIEDMONT NATURAL GAS-NASHVILLE, TN	83 CENTURY BLVD	NASHVILLE	TN	37214	CUSTOMER BAILMENT	$73,231	Leased	MCJUNKIN RED MAN CORPORATION
MCJUNKIN APPALACHIAN 9A7-OLIVER SPRINGS, TN	10435 PETROS HIGHWAY	OLIVER SPRINGS	TN	37845	SATELLITE	$506,653	Leased	MCJUNKIN RED MAN CORPORATION
ANDREWS, TX	1200 SOUTH MAIN	ANDREWS	TX	79714	FF	$738,380	Leased	MCJUNKIN RED MAN CORPORATION
CARRIZO SPRINGS, TX	7166 HWY 83 SOUTH	ASHERTON	TX	78827	FF	$2,185,148	Leased	MCJUNKIN RED MAN CORPORATION
BEAUMONT, TX	6375 HIGHWAY 347	BEAUMONT	TX	77705	FF	$1,081,444	Leased	MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
BRIDGEPORT, TX	207 INDUSTRIAL PARK	BRIDGEPORT	TX	76426	FF	$2,325,149	Leased	MCJUNKIN RED MAN CORPORATION
CANADIAN, TX	10870 US HWY 60	CANADIAN	TX	79014	FF	$2,777,307	Leased	MCJUNKIN RED MAN CORPORATION
CENTER, TX	139 CATCO DRIVE	CENTER	TX	75935	FF	$433,400	Leased	MCJUNKIN RED MAN CORPORATION
CORPUS CHRISTI, TX	1901 N CLARKWOOD BLDG 216	CORPUS CHRISTI	TX	78409	FF	$869,827	Leased	MCJUNKIN RED MAN CORPORATION
CRANE, TX	586 NORTH GASTON	CRANE	TX	79731	FF	$540,763	Leased	MCJUNKIN RED MAN CORPORATION
DILLEY, TX	1064 W HWY 85	DILLEY	TX	78017	FF	$727,734	Leased	MCJUNKIN RED MAN CORPORATION
FAIRFIELD, TX	377 SOUTH IH 45	FAIRFIELD	TX	75840	FF	$1,272,305	Leased	MCJUNKIN RED MAN CORPORATION
CONTROLS-GALENA PARK, TX	2333 CLINTON DRIVE	GALENA PARK	TX	77547	FF	$8,413,536	Leased	MCJUNKIN RED MAN CORPORATION
GALENA PARK PIPE YARD-GALENA PARK, TX	2333 CLINTON DRIVE	GALENA PARK	TX	77547	SATELLITE	$17,435,855	Leased	MCJUNKIN RED MAN CORPORATION
GALENA PARK, TX	2333 CLINTON DRIVE	GALENA PARK	TX	77547	FF	$22,125,639	Leased	MCJUNKIN RED MAN CORPORATION
GONZALES, TX	261 OIL PATCH LN	GONZALES	TX	78629	FF	$3,454,565	Leased	MCJUNKIN RED MAN CORPORATION
DALLAS, TX	841 HEINZ WAY	GRAND PRAIRIE	TX	75051	FF	$6,536,567	Leased	MCJUNKIN RED MAN CORPORATION
GULF COAST HIGH YIELD-GRAND PRAIRIE, TX	841 HEINZ WAY	GRAND PRAIRIE	TX	75051	SATELLITE	$4,332,621	Leased	MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
HOUSTON OCTG-HOUSTON, TX	909 FANNIN, SUITE 3100	HOUSTON	TX	77010	FF	$120,547	Leased	MCJUNKIN RED MAN CORPORATION
KENEDY, TX	8730 S HWY 181	KENEDY	TX	78119	FF	$1,439,731	Leased	MCJUNKIN RED MAN CORPORATION
TEXAS CITY, TX	4705 HIGHWAY 1765	LA MARQUE	TX	77568	FF	$1,016,575	Leased	MCJUNKIN RED MAN CORPORATION
LAREDO, TX	6339 HWY 359	LAREDO	TX	78043	FF	$1,574,132	Leased	MCJUNKIN RED MAN CORPORATION
LONGVIEW, TX	1405 WEST COTTON, SUITE 100	LONGVIEW	TX	75604	FF	$466,965	Leased	MCJUNKIN RED MAN CORPORATION
MISSION, TX	5500 WEST 107 HIGHWAY	MISSION	TX	78573	FF	$1,984,123	Leased	MCJUNKIN RED MAN CORPORATION
ODESSA, TX	333 SOUTH WEST COUNTY RD	ODESSA	TX	79763	FF	$11,371,859	Leased	MCJUNKIN RED MAN CORPORATION
PERRYTON, TX	513 S. E. NINTH ST.	PERRYTON	TX	79070	FF	$1,732,562	Leased	MCJUNKIN RED MAN CORPORATION
SAN ANTONIO, TX	5855 FM 1346	SAN ANTONIO	TX	78220	FF	$21,547,195	Leased	MCJUNKIN RED MAN CORPORATION
SYNDER, TX	3913 LAMESA HWY.	SNYDER	TX	79549	FF	$362,359	Leased	MCJUNKIN RED MAN CORPORATION
ROOSEVELT, UT	1687 WEST HWY 40	ROOSEVELT	UT	84066	FF	$1,973,795	Leased	MCJUNKIN RED MAN CORPORATION
VERNAL, UT	1360 EAST HWY 40	VERNAL	UT	84078	FF	$5,157,293	Leased	MCJUNKIN RED MAN CORPORATION
NARROWS, VA	3520 VIRGINIA AVE	NARROWS	VA	24124	FF	$758,485	Leased	MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
NORTON, VA	ROUTE 757, HAWTHORNE DRIVE	NORTON	VA	24273	FF	$2,317,477	Leased	MCJUNKIN RED MAN CORPORATION
RICHMOND, VA	2500 BELLWOOD ROAD	RICHMOND	VA	23237	FF	$2,840,643	Leased	MCJUNKIN RED MAN CORPORATION
BELLINGHAM, WA	3974 HAMMER DRIVE	BELLINGHAM	WA	98226	FF	$1,064,273	Leased	MCJUNKIN RED MAN CORPORATION
APPLETON, WI	2130 W PERSHING STREET	APPLETON	WI	54914	FF	$127,431	Leased	MCJUNKIN RED MAN CORPORATION
MILWAUKEE, WI	200 WEST BODEN STREET	MILWAUKEE	WI	53207	FF	$140,184	Leased	MCJUNKIN RED MAN CORPORATION
BUCKHANNON, WV	ROUTE 33 WEST	BUCKHANNON	WV	26201	FF	$7,821,929	Leased	MCJUNKIN RED MAN CORPORATION
HURRICANE, WV	3384 TEAYS VALLEY ROAD	HURRICANE	WV	25526	FF	$2,259,048	Leased	MCJUNKIN RED MAN CORPORATION
COLUMBIA GAS TRANSMISSION-NITRO, WV	MCJUNKIN ROAD	NITRO	WV	25143	INTERNAL	$29,975	Leased	MCJUNKIN RED MAN CORPORATION
CONTROLS-CHARLESTON, WV	MCJUNKIN ROAD	NITRO	WV	25143	FF	$86,736	Leased	MCJUNKIN RED MAN CORPORATION
MOUNTAINEER FABRICATORS INC-NITRO, WV	MCJUNKIN ROAD	NITRO	WV	25143	INTERNAL	$33	Leased	MCJUNKIN RED MAN CORPORATION
NITRO BRANCH	MCJUNKIN ROAD	NITRO	WV	25143	INTERNAL	$13	Leased	MCJUNKIN RED MAN CORPORATION
NITRO STAGING-NITRO, WV	MCJUNKIN ROAD, NITRO BUILDING 3	NITRO	WV	25143	SATELLITE	$388,914	Leased	MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
NITRO, WV	MCJUNKIN ROAD	NITRO	WV	25143	FF	$32,687,905	Leased	MCJUNKIN RED MAN CORPORATION
ST. ALBANS, WV	ROUTE 35 NORTH, WINFIELD ROAD	ST. ALBANS	WV	25177	SATELLITE	$1,576,233	Leased	MCJUNKIN RED MAN CORPORATION
CHEYENNE, WY	2852 CHRISTENSEN ROAD	CHEYENNE	WY	82007	FF	$14,819,515	Leased	MCJUNKIN RED MAN CORPORATION
CONTROLS-CHEYENNE, WY	2852 CHRISTENSEN ROAD	CHEYENNE	WY	82007	FF	$830,447	Leased	MCJUNKIN RED MAN CORPORATION
GILLETTE, WY	1471 GARMAN COURT	GILLETTE	WY	82716	FF	$5,935,316	Leased	MCJUNKIN RED MAN CORPORATION
POWELL, WY	1175 PANTHER BLVD	POWELL	WY	82435	FF	$471,716	Leased	MCJUNKIN RED MAN CORPORATION
RIVERTON, WY	25 COUNTRY ACRES ROAD	RIVERTON	WY	82501	FF	$485,486	Leased	MCJUNKIN RED MAN CORPORATION
MRC ROCK SPRINGS-ROCK SPRINGS, WY	2221 WESTGATE DRIVE	ROCK SPRINGS	WY	82901	SATELLITE	$7,295	Leased	MCJUNKIN RED MAN CORPORATION
ROCK SPRINGS, WY	2851 YELLOWSTONE ROAD	ROCK SPRINGS	WY	82901	FF	$4,346,405	Leased	MCJUNKIN RED MAN CORPORATION
MIDFIELD SUPPLY, ULC-ANZAC, AB	105 OAK COURT	ANZAC	AB	T0P1J0	FF	$907,269	Owned	MIDFIELD SUPPLY ULC
MIDFIELD SUPPLY, ULC-CALGARY, AB	7072 - 112 AVE SE	CALGARY	AB	T2C4Z1	FF	$20,225	Owned	MIDFIELD SUPPLY ULC
MIDFIELD SUPPLY, ULC-CALGARY, AB	7072 - 112 AVE SE	CALGARY	AB	T2C4Z1	FF	$464,892	Owned	MIDFIELD SUPPLY ULC
MATERIAL MANAGEMENT DEAD STOCK 702-NISKU, AB	502 - 25TH AVENUE	NISKU	AB	T9E0K6	INTERNAL	$61,581	Owned	MIDFIELD SUPPLY ULC
MIDFIELD SUPPLY, ULC-NISKU, AB	502 - 25 AVE	NISKU	AB	T9E0K6	FF	$294,847	Owned	MIDFIELD SUPPLY ULC

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
MIDFIELD SUPPLY, ULC-NISKU, AB	502 - 25 AVE	NISKU	AB	T9E0K6	FF	$46,957,354	Owned	MIDFIELD SUPPLY ULC
MIDFIELD SUPPLY, ULC-RED DEER, AB	7555 EDGAR INDUSTRIAL DR	RED DEER	AB	T4P3R2	FF	$659,164	Owned	MIDFIELD SUPPLY ULC
REDWATER-REDWATER, AB	4724 - 44 STREET	REDWATER	AB	T0A2W0	SATELLITE	$385,693	Owned	MIDFIELD SUPPLY ULC
ELKHART, KS	150 U.S. HIGHWAY 56	ELKHART	KS	67950	FF	$870,833	Owned	MCJUNKIN RED MAN CORPORATION
HOUMA, LA	110 VENTURE BOULEVARD	HOUMA	LA	70360	FF	$1,371,630	Owned	MCJUNKIN RED MAN CORPORATION
BATON ROUGE, LA	1100 LEBLANC ROAD	PORT ALLEN	LA	70767	FF	$2,594,071	Owned	MCJUNKIN RED MAN CORPORATION
MT PLEASANT, MI	1302 SOUTH MISSION ROAD	MT PLEASANT	MI	48858	FF	$779,114	Owned	MCJUNKIN RED MAN CORPORATION
WOOSTER OH YARD-WOOSTER, OH	291 BRANSTETTER STREET	WOOSTER	OH	44691	SATELLITE	$6,983,420	Owned	MCJUNKIN RED MAN CORPORATION
WOOSTER, OH	291 BRANSTETTER STREET	WOOSTER	OH	44691	FF	$1,123,581	Owned	MCJUNKIN RED MAN CORPORATION
MRC LABARGE-WAGONER, OK	1300 NORTH LABARGE AVE	WAGONER	OK	74467	FF	$1,787,859	Owned	MCJUNKIN RED MAN CORPORATION
BORGER, TX	1108 WEST WILSON	BORGER	TX	79007	FF	$1,175,514	Owned	MCJUNKIN RED MAN CORPORATION
CARTHAGE, TX	1740 N.E. LOOP	CARTHAGE	TX	75633	FF	$1,656,158	Owned	MCJUNKIN RED MAN CORPORATION
HOUSTON, TX	4732 DARIEN	HOUSTON	TX	77028	FF	$36,722,655	Owned	MCJUNKIN RED MAN CORPORATION
PURCHASING SERVICES WAREHOUSE-HOUSTON, TX	4732 DARIEN	HOUSTON	TX	77028	FF	$241,361	Owned	MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
JOURDANTON, TX	1012 HWY 97 WEST	JOURDANTON	TX	78026	FF	$2,564,144	Owned	MCJUNKIN RED MAN CORPORATION
AUTOMATION SHOP-NORTH SALT LAKE CITY, UT	485 NORTH 400 WEST	NORTH SALT LAKE CITY	UT	84054	FF	$1,210,257	Owned	MCJUNKIN RED MAN CORPORATION
NORTH SALT LAKE CITY, UT	485 NORTH 400 WEST	NORTH SALT LAKE CITY	UT	84054	FF	$4,411,730	Owned	MCJUNKIN RED MAN CORPORATION
APACHE-ALIX, AB	06-24-039-23 W4, 2 MILES SOUTH OF ALIX	ALIX	AB	T0C0B0	CUSTOMER BAILMENT	$1,531		MIDFIELD SUPPLY ULC
APACHE-ALIX, AB	12-07-041-22 W4, 8 MILES NORTH OF ALIX	ALIX	AB	T0C0B0	CUSTOMER BAILMENT	$20,113		MIDFIELD SUPPLY ULC
CONOCOPHILLIPS-ANZAC, AB	SITE 914, MOD 4 COMP 9 RR2	ANZAC	AB	T0P1J0	CUSTOMER BAILMENT	$1,470		MIDFIELD SUPPLY ULC
CNRL-ATHABASCA, AB	12-09-81-23W4	ATHABASCA	AB	T9S1A7	CUSTOMER BAILMENT	$405,215		MIDFIELD SUPPLY ULC
APACHE-BASHAW, AB	07-03-041-22 W4, 6 MILES NORTH OF BASHAW	BASHAW	AB	T0B0H0	CUSTOMER BAILMENT	$1,526		MIDFIELD SUPPLY ULC
TMS TRUCKING-BLACKFALDS, AB	BOX 2350	BLACKFALDS	AB	T0M0J0	THIRD PARTY - OCTG	$64,145		MIDFIELD SUPPLY ULC
CNRL-BONNYVILLE, AB	14-08-68-04W4	BONNYVILLE	AB	T9N2M6	CUSTOMER BAILMENT	$23,887		MIDFIELD SUPPLY ULC
CNRL-BONNYVILLE, AB	14-08-68-04W4	BONNYVILLE	AB	T9N2M6	CUSTOMER BAILMENT	$224,343		MIDFIELD SUPPLY ULC

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
HUSKY ENERGY-BONNYVILLE, AB	12-28-64-4W4	BONNYVILLE	AB	T9M1P2	CUSTOMER BAILMENT	$7,271		MIDFIELD SUPPLY ULC
ENVIROEX - BROOKS-BROOKS, AB	BOX 2020	BROOKS	AB	T1R1C7	THIRD PARTY - OCTG	$303,926		MIDFIELD SUPPLY ULC
ENVIROEX-BROOKS, AB	JOANNE TRUCKING RD	BROOKS	AB	T1R1C7	THIRD PARTY - PBB	$53,169		MIDFIELD SUPPLY ULC
PEBEN - BROOKS-BROOKS, AB	150 INDUSTRIAL ROAD	BROOKS	AB	T1R1C7	THIRD PARTY - PBB	$389,296		MIDFIELD SUPPLY ULC
GARNEAU - CAMROSE-CAMROSE, AB	5233 39TH STREET	CAMROSE	AB	T4V4RS	THIRD PARTY - LINE PIPE	$15,244		MIDFIELD SUPPLY ULC
SHAW CAMROSE, AB-CAMROSE, AB	5117 39TH STREET	CAMROSE	AB	T4V4P4	THIRD PARTY - LINE PIPE	$129,602		MIDFIELD SUPPLY ULC
CENOVUS ENERGY-CONKLIN, AB	SE-17-76-6W4	CONKLIN	AB	T0A2C0	CUSTOMER BAILMENT	$123,453		MIDFIELD SUPPLY ULC
CNRL CONKLIN-CONKLIN, AB	LOT 100 POPLAR DRIVE	CONKLIN	AB	T0P1H0	CUSTOMER BAILMENT	$1,333		MIDFIELD SUPPLY ULC
CONOCOPHILLIPS-ECKVILLE, AB	BOX 339	ECKVILLE	AB	T0M0X0	CUSTOMER BAILMENT	$28,126		MIDFIELD SUPPLY ULC
PEBEN - EDMONTON-EDMONTON, AB	4510 17TH STREET NW	EDMONTON	AB	T6P1X5	THIRD PARTY - OCTG	$2		MIDFIELD SUPPLY ULC
R&M - EDMONTON-EDMONTON, AB	9830 45TH AVENUE	EDMONTON	AB	T6E5C5	THIRD PARTY - PBB	$84,679		MIDFIELD SUPPLY ULC

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
SHAW - EDMONTON 21ST-EDMONTON, AB	10275 - 21ST STREET	EDMONTON	AB	T6P1P3	THIRD PARTY - LINE PIPE	$491,964		MIDFIELD SUPPLY ULC
SHAW - EDMONTON 34TH ST-EDMONTON, AB	6010 30TH STREET	EDMONTON	AB	T6P1J9	THIRD PARTY - LINE PIPE	$9,518,529		MIDFIELD SUPPLY ULC
CONOCOPHILLIPS-GRAND PRAIRIE, AB	01-08-070-11 W6M	GRANDE PRAIRIE	AB	T8V6H6	CUSTOMER BAILMENT	$5,173		MIDFIELD SUPPLY ULC
CONOCOPHILLIPS-GRAND PRAIRIE, AB	9701 116 STREET	GRANDE PRAIRIE	AB	T8V6H6	CUSTOMER BAILMENT	$5,842		MIDFIELD SUPPLY ULC
PEBEN - DIMSDALE-(DIMSDALE) GRANDE PRAIRIE, AB	R.R. #2	GRANDE PRAIRIE	AB	T8V2Z9	THIRD PARTY - OCTG	$50,612		MIDFIELD SUPPLY ULC
WITHERS - GRANDE PRAIRIE-GRANDE PRAIRIE, AB	BOX 1480	GRANDE PRAIRIE	AB	T8V4Z2	THIRD PARTY - OCTG	$1		MIDFIELD SUPPLY ULC
G&L SLOTCO - NISKU-LEDUC, AB	3911 77TH AVENUE	LEDUC	AB	T9E0B7	THIRD PARTY - OCTG	$485,421		MIDFIELD SUPPLY ULC
HUSKY ENERGY-LLOYDMINSTER, AB	5650 52ND STREET	LLOYDMINSTER	AB	T9V0R7	CUSTOMER BAILMENT	$15,488		MIDFIELD SUPPLY ULC
HUSKY OIL-LLOYDMINSTER, AB	HWY 16 EAST, 2 MILE OUT OF LLOYDMINSTER	LLOYDMINSTER	AB	T9V3A9	THIRD PARTY - PBB	$368,541		MIDFIELD SUPPLY ULC
MRC MIDFIELD PUMP SHOP-LLOYDMINSTER, AB	6206 44TH STREET	LLOYDMINSTER	AB	T9V1V9	SATELLITE	$1,157,430		MIDFIELD SUPPLY ULC
CONOCOPHILLIPS-MAJORVILLE, AB	14-32-18-19W4	MAJORVILLE	AB	T0L2B0	CUSTOMER BAILMENT	$3,715		MIDFIELD SUPPLY ULC

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
TOTAL OILFIELD - MANNING-MANNING, AB	P O BOX 1269	MANNING	AB	T0H2M0	THIRD PARTY - OCTG	$44,906		MIDFIELD SUPPLY ULC
FLINT OILFIELD HAULING - MEDICINE HAT-MEDICINE HAT, AB	617 18TH STREET SW	MEDICINE HAT	AB	T1A7Y1	THIRD PARTY - OCTG	$16,765		MIDFIELD SUPPLY ULC
MIDFIELD SUPPLY, ULC-RICHMOUND, SK	1702 10TH AVE SW	MEDICINE HAT	AB	T1A7T9	FF	$177,825		MIDFIELD SUPPLY ULC
HUSKY ENERGY-MORINVILLE, AB	10-23-78-25 W4M	MORINVILLE	AB	T8R1A1	CUSTOMER BAILMENT	$9,292		MIDFIELD SUPPLY ULC
CENOVUS-NISKU, AB	1107 11 STREET	NISKU	AB	T9E0C6	CUSTOMER BAILMENT	$24,320		MIDFIELD SUPPLY ULC
MILLER OILFFIELD - NISKU-NISKU, AB	2201 9TH STREET	NISKU	AB	T9E7Z7	THIRD PARTY - OCTG	$52,557		MIDFIELD SUPPLY ULC
PEBEN - NISKU-NISKU, AB	607 17TH AVENUE	NISKU	AB	T9E7T2	THIRD PARTY - OCTG	$576,330		MIDFIELD SUPPLY ULC
SANDY’S OILFIELD - EDMONTON-NISKU, AB	2306B 8TH STREET	NISKU	AB	T9E7Z2	THIRD PARTY - OCTG	$3,986,757		MIDFIELD SUPPLY ULC
TUBOSCOPE - NISKU-NISKU, AB	2304 8TH STREET	NISKU	AB	T9E7Z2	THIRD PARTY - OCTG	$200,225		MIDFIELD SUPPLY ULC
TUBOSCOPE - NISKU-NISKU, AB	2304A 8ST	NISKU	AB	T9E7Z2	THIRD PARTY - PBB	$28,791		MIDFIELD SUPPLY ULC
WITHERS - PROVOST-PROVOST, AB	5903 LAGOOD DRIVE	PROVOST	AB	T0B3S0	THIRD PARTY - OCTG	$409,783		MIDFIELD SUPPLY ULC
WITHERS - PROVOST-PROVOST, AB	5903 LAGOON DRIVE	PROVOST	AB	T0B3S0	THIRD PARTY - PBB	$594,465		MIDFIELD SUPPLY ULC

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
FLINT OILFIELD HAULING - RAINBOW LAKE-RAINBOW LAKE, AB	14 DEL RIO STREET	RAINBOW LAKE	AB	T0H2Y0	THIRD PARTY - PBB	$37,194		MIDFIELD SUPPLY ULC
VDM - RED DEER-RED DEER, AB	37428 RANGE ROAD 273, UNIT 117	RED DEER	AB	T6P1J5	THIRD PARTY - OCTG	$672,512		MIDFIELD SUPPLY ULC
APACHE-ROCKY MTN HOUSE, AB	12-30-35-08 W5M, 45KM SOUTHWEST ROCKY MT HS	ROCKY MTN HOUSE	AB	T4T1A9	CUSTOMER BAILMENT	$5,871		MIDFIELD SUPPLY ULC
APACHE-ROCKY MTN HOUSE, AB	03-20-34-04 W5M, 50KM SW OF ROCKY MTN	ROCKY MTN HOUSE	AB	T4T1A9	CUSTOMER BAILMENT	$6,563		MIDFIELD SUPPLY ULC
HUSKY OIL OPERATIONS LTD-ROCKY MTN HOUSE, AB	LSD S 1/2 02-37-10 W5	ROCKY MTN HOUSE	AB	T4T1A7	CUSTOMER BAILMENT	$109,308		MIDFIELD SUPPLY ULC
KEYERA ROCKY MTN HOUSE-ROCKY MTN HOUSE, AB	BOX 2000	ROCKY MTN HOUSE	AB	T4T1B5	CUSTOMER BAILMENT	$9,030		MIDFIELD SUPPLY ULC
VDM—EDMONTON-SHERWOOD PARK, AB	PO BOX 3078 STN MAIN	SHERWOOD PARK	AB	T8A2A6	THIRD PARTY - OCTG	$255,064		MIDFIELD SUPPLY ULC
MIDFIELD SUPPLY, ULC-STRATHMORE, AB	132 ORCHARD WAY	STRATHMORE	AB	T1P1R8	FF	$932		MIDFIELD SUPPLY ULC
CONOCOPHILLIPS-ANZAC, AB	SITE 914 MOD 4 COMP 9 RR2	SURMONT	AB	T0P1J0	CUSTOMER BAILMENT	$45,130		MIDFIELD SUPPLY ULC
CLASSIC HOT SHOT-TABER, AB	SW 12-10-16W4	TABER	AB	T1G2C6	THIRD PARTY - PBB	$116,640		MIDFIELD SUPPLY ULC
HUSKY-THREE HILLS, AB	5-19-35-22W4	THREE HILLS	AB	T0M2A0	CUSTOMER BAILMENT	$0		MIDFIELD SUPPLY ULC

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
MIDFIELD SUPPLY, ULC-VALLEYVIEW, AB	4808 - 37 AVE	VALLEYVIEW	AB	T0H3N0	FF	$147,195		MIDFIELD SUPPLY ULC
MARATHON OIL CO-KENAI, AK	304090 K-BEACH ROAD	KENAI	AK	99611	CUSTOMER BAILMENT	$30,397		MCJUNKIN RED MAN CORPORATION
ARKEMA-AXIS, AL	13755 HWY 43 NORTH	AXIS	AL	36505	CUSTOMER BAILMENT	$6,568		MCJUNKIN RED MAN CORPORATION
DUPONT-AXIS, AL	HWY 43 NORTH	AXIS	AL	36505	CUSTOMER BAILMENT	$31,422		MCJUNKIN RED MAN CORPORATION
INTERNATIONAL PAPER CO-COURTLAND, AL	16504 COUNTY ROAD 150	COURTLAND	AL	35618	CUSTOMER BAILMENT	$47,420		MCJUNKIN RED MAN CORPORATION
WESTERN PIPE SERVICES-HUEYTOWN, AL	3360 DAVEY ALLISON BLVD	HUEYTOWN	AL	35023	THIRD PARTY - OCTG	$3,804,375		MCJUNKIN RED MAN CORPORATION
WESTERN PIPE SRV-HUEYTOWN, AL	3360 DAVEY ALLISON BLVD	HUEYTOWN	AL	35023	THIRD PARTY - LINE PIPE	$1,378,646		MCJUNKIN RED MAN CORPORATION
ALBEMARLE-MAGNOLIA, AR	2270 HIGHWAY 79 SOUTH	MAGNOLIA	AR	71753	CUSTOMER BAILMENT	$285,118		MCJUNKIN RED MAN CORPORATION
GREEN BAY PACKAGING-MORRILTON, AR	HIGHWAY 113	MORRILTON	AR	72110	CUSTOMER BAILMENT	$14,705		MCJUNKIN RED MAN CORPORATION
APACHE-DAWSON CREEK, BC	5 COLLINS ROAD	DAWSON CREEK	BC	V1G4T9	CUSTOMER BAILMENT	$23,070		MIDFIELD SUPPLY ULC
APACHE-DAWSON CREEK, BC	103KM SW OF TUMBLER RIDGE	DAWSON CREEK	BC	V1G1W3	CUSTOMER BAILMENT	$15,925		MIDFIELD SUPPLY ULC

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
HUSKY-FORT NELSON, BC	KM 109.5 OFF THE SIERRA RD, LSD C-91-D/94-I-14	FORT NELSON	BC	V0C1R0	CUSTOMER BAILMENT	$12,146		MIDFIELD SUPPLY ULC
CONOCO PHILLIPS-ARROYO GRANDE, CA	2555 WILLOW ROAD	ARROYO GRANDE	CA	93420	CUSTOMER BAILMENT	$19,036		MCJUNKIN RED MAN CORPORATION
CHEVRON USA-AVENAL, CA	11P CAMP SKYLINE BLVD	AVENAL	CA	93204	CUSTOMER BAILMENT	$18,729		MCJUNKIN RED MAN CORPORATION
B & B PIPE & TOOL-BAKERSFIELD, CA	2301 PARKER LANE	BAKERSFIELD	CA	93308	THIRD PARTY - PBB	$197,414		MCJUNKIN RED MAN CORPORATION
CHEVRON CORP-BAKERSFIELD, CA	3300 MONTE CRISTO ROAD	BAKERSFIELD	CA	93308	CUSTOMER BAILMENT	$16,072		MCJUNKIN RED MAN CORPORATION
CHEVRON CORP-BAKERSFIELD, CA	1978 CHINA GRADE LOOP RD	BAKERSFIELD	CA	93308	TRAILER	$12,095		MCJUNKIN RED MAN CORPORATION
CHEVRON CORP-BAKERSFIELD, CA	1978 CHINA GRADE LOOP	BAKERSFIELD	CA	93308	TRUCK STOCK	$9,201		MCJUNKIN RED MAN CORPORATION
CHEVRON OCTG-BAKERSFIELD, CA	1135 ENOS LANE	BAKERSFIELD	CA	93314	FF	$9,535,751		MCJUNKIN RED MAN CORPORATION
HYDRIL-BAKERSFIELD, CA	3237 PATTON WAY	BAKERSFIELD	CA	93308	THIRD PARTY - PBB	$241,473		MCJUNKIN RED MAN CORPORATION
KERN RIVER, CA	1978 CHINA GRADE LOOP RD	BAKERSFIELD	CA	93308	FF	$1,280,191		MCJUNKIN RED MAN CORPORATION
VALLEY PERFORATING-BAKERSFIELD, CA	3201 GULF STREET	BAKERSFIELD	CA	93308	THIRD PARTY - PBB	$692,842		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
AERA ENERGY-COALINGA, CA	9 MILE NE OF COALINGA OFF HWY 198 & HWY 33	COALINGA	CA	93210	CUSTOMER BAILMENT	$2,298		MCJUNKIN RED MAN CORPORATION
COALINGA, CA	HWY 198 & 33, 9 MILE NE OF COALINGA	COALINGA	CA	93210	FF	$100,619		MCJUNKIN RED MAN CORPORATION
COALINGA, CA	39405 DERRICK SECTION 25D	COALINGA	CA	93210	FF	$201,169		MCJUNKIN RED MAN CORPORATION
AERA ENERGY-FELLOWS, CA	25401 HWY 33	FELLOWS	CA	93224	CUSTOMER BAILMENT	$1,970		MCJUNKIN RED MAN CORPORATION
AERA ENERGY-FELLOWS, CA	25401 HWY 33	FELLOWS	CA	93224	CUSTOMER BAILMENT	$10,199		MCJUNKIN RED MAN CORPORATION
AERA-FELLOWS, CA	26407 HIGHWAY 33	FELLOWS	CA	93224	CUSTOMER BAILMENT	$76,391		MCJUNKIN RED MAN CORPORATION
PACIFIC PERFORATING-BAKERSFIELD, CA	25090 HWY 33	FELLOWS	CA	93224	THIRD PARTY - PBB	$468,219		MCJUNKIN RED MAN CORPORATION
VINTAGE PRODUCTION-FILLMORE, CA	858 GUIBERSON RD	FILLMORE	CA	93015	CUSTOMER BAILMENT	$12,799		MCJUNKIN RED MAN CORPORATION
SHAWCOR PIPE PROTECTION-FONTANA, CA	14000 SAN BERNARDINO AVE	FONTANA	CA	92335	THIRD PARTY - LINE PIPE	$229,030		MCJUNKIN RED MAN CORPORATION
HUNTINGTON BEACH, CA	20101 GOLDEN WEST STREET	HUNTINGTON BEACH	CA	92648	FF	$85,654		MCJUNKIN RED MAN CORPORATION
OXY-HUNTINGTON BEACH, CA	20101 GOLDENWEST STREET	HUNTINGTON BEACH	CA	92648	CUSTOMER BAILMENT	$0		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
OXY-HUNTINGTON BEACH, CA	20101 GOLDENWEST STREET	HUNTINGTON BEACH	CA	92648	CUSTOMER BAILMENT	$2,293		MCJUNKIN RED MAN CORPORATION
OXY-HUNTINGTON BEACH, CA	20101 GOLDENWEST STREET	HUNTINGTON BEACH	CA	92648	CUSTOMER BAILMENT	$892		MCJUNKIN RED MAN CORPORATION
OXY-HUNTINGTON BEACH, CA	20101 GOLDENWEST STREET	HUNTINGTON BEACH	CA	92648	CUSTOMER BAILMENT	$813		MCJUNKIN RED MAN CORPORATION
OXY-HUNTINGTON BEACH, CA	20101 GOLDENWEST STREET	HUNTINGTON BEACH	CA	92648	CUSTOMER BAILMENT	$2,187		MCJUNKIN RED MAN CORPORATION
OXY-HUNTINGTON BEACH, CA	20101 GOLDEN WEST STREET	HUNTINGTON BEACH	CA	92648	CUSTOMER BAILMENT	$4,336		MCJUNKIN RED MAN CORPORATION
CHEVRON LOST HILLS-LOST HILLS, CA	15255 LOST HILLS ROAD	LOST HILLS	CA	93249	THIRD PARTY - PBB	$367,256		MCJUNKIN RED MAN CORPORATION
LOST HILLS, CA	15255 LOST HILLS ROAD	LOST HILLS	CA	93249	FF	$560,847		MCJUNKIN RED MAN CORPORATION
VINTAGE PRODUCTION CALIFORNIA-LOST HILLS, CA	12888 HOLLAWAY DR	LOST HILLS	CA	93249	CUSTOMER BAILMENT	$212,511		MCJUNKIN RED MAN CORPORATION
AERA ENERGY-MARICOPA, CA	29235 HWY 33	MARICOPA	CA	93252	TRUCK STOCK	$916		MCJUNKIN RED MAN CORPORATION
AERA ENERGY-MARICOPA, CA	29235 HWY 33	MARICOPA	CA	93252	TRUCK STOCK	$3,746		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
AERA ENERGY-MARICOPA, CA	29235 HWY 33	MARICOPA	CA	93252	TRUCK STOCK	$902		MCJUNKIN RED MAN CORPORATION
AERA ENERGY-MARICOPA, CA	29235 HWY 33	MARICOPA	CA	93252	TRUCK STOCK	$5,104		MCJUNKIN RED MAN CORPORATION
AERA ENERGY-MARICOPA, CA	29235 HWY 33	MARICOPA	CA	93252	TRUCK STOCK	$6,969		MCJUNKIN RED MAN CORPORATION
AERA ENERGY-MARICOPA, CA	29235 HWY 33	MARICOPA	CA	93252	CUSTOMER BAILMENT	$4,130		MCJUNKIN RED MAN CORPORATION
AERA ENERGY-MARICOPA, CA	29235 HWY 33	MARICOPA	CA	93252	CUSTOMER BAILMENT	$8,443		MCJUNKIN RED MAN CORPORATION
HOLMS WESTERN-MARICOPA, CA	111 SHORT ROAD	MARICOPA	CA	93252	THIRD PARTY - PBB	$75,627		MCJUNKIN RED MAN CORPORATION
SHELL-MARTINEZ, CA	3485 PACHECO BLVD, P-2 GATE WHSE	MARTINEZ	CA	94553	CUSTOMER BAILMENT	$15,637		MCJUNKIN RED MAN CORPORATION
SHELL-MARTINEZ, CA	3485 PACHECO BLVD, P-2 GATE WHSE	MARTINEZ	CA	94553	CUSTOMER BAILMENT	$11,381		MCJUNKIN RED MAN CORPORATION
SHELL-MARTINEZ, CA	3485 PACHECO BLVD, P-2 GATE WHSE	MARTINEZ	CA	94553	CUSTOMER BAILMENT	$20,834		MCJUNKIN RED MAN CORPORATION
SHELL-MARTINEZ, CA	3485 PACHECO BLVD, P-2 GATE WHSE	MARTINEZ	CA	94553	CUSTOMER BAILMENT	$21,527		MCJUNKIN RED MAN CORPORATION
SHELL-MARTINEZ, CA	3485 PACHECO BLVD, P-2 GATE WHSE	MARTINEZ	CA	94553	CUSTOMER BAILMENT	$15,832		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
SHELL-MARTINEZ, CA	3485 PACHECO BLVD, P-2 GATE WHSE	MARTINEZ	CA	94553	CUSTOMER BAILMENT	$4,419		MCJUNKIN RED MAN CORPORATION
AERA ENERGY BELRIDGE YARD-MCKITTRICK, CA	20372 7TH STANDARD ROAD	MCKITTRICK	CA	93251	CUSTOMER BAILMENT	$12,756		MCJUNKIN RED MAN CORPORATION
AERA ENERGY LLC-MCKITTRICK, CA	19590 7TH STANDARD RD	MCKITTRICK	CA	93251	CUSTOMER BAILMENT	$25,349		MCJUNKIN RED MAN CORPORATION
AERA ENERGY-MCKITTRICK, CA	19590 7TH STANDARD ROAD	MCKITTRICK	CA	93251	TRUCK STOCK	$616		MCJUNKIN RED MAN CORPORATION
AERA ENERGY-MCKITTRICK, CA	19590 7TH STANDARD RD	MCKITTRICK	CA	93252	TRUCK STOCK	$4,865		MCJUNKIN RED MAN CORPORATION
AERA ENERGY-MCKITTRICK, CA	19590 7TH STANDARD RD	MCKITTRICK	CA	93252	TRUCK STOCK	$1,714		MCJUNKIN RED MAN CORPORATION
AERA ENERGY-MCKITTRICK, CA	19590 7TH STANDARD RD	MCKITTRICK	CA	93252	TRUCK STOCK	$3,464		MCJUNKIN RED MAN CORPORATION
AERA ENERGY-MCKITTRICK, CA	19590 7TH STANDARD RD	MCKITTRICK	CA	93252	TRUCK STOCK	$857		MCJUNKIN RED MAN CORPORATION
AERA ENERGY-MCKITTRICK, CA	19590 7TH STANDARD RD	MCKITTRICK	CA	93252	TRUCK STOCK	$1,267		MCJUNKIN RED MAN CORPORATION
AERA ENERGY-MCKITTRICK, CA	19590 7TH STANDARD RD	MCKITTRICK	CA	93252	TRUCK STOCK	$115		MCJUNKIN RED MAN CORPORATION
AERA ENERGY-MCKITTRICK, CA	19590 7TH STANDARD RD	MCKITTRICK	CA	93252	TRUCK STOCK	$170		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
AERA ENERGY-MCKITTRICK, CA	19590 7TH STANDARD RD	MCKITTRICK	CA	93252	TRUCK STOCK	$504		MCJUNKIN RED MAN CORPORATION
AERA ENERGY-MCKITTRICK, CA	19590 7TH STANDARD RD	MCKITTRICK	CA	93252	TRUCK STOCK	$493		MCJUNKIN RED MAN CORPORATION
AERA ENERGY-MCKITTRICK, CA	19590 7TH STANDARD RD	MCKITTRICK	CA	93252	TRUCK STOCK	$4,219		MCJUNKIN RED MAN CORPORATION
AERA ENERGY-MCKITTRICK, CA	19590 7TH STANDARD RD	MCKITTRICK	CA	93252	TRUCK STOCK	$462		MCJUNKIN RED MAN CORPORATION
AERA ENERGY-MCKITTRICK, CA	19590 7TH STANDARD RD	MCKITTRICK	CA	93252	TRUCK STOCK	$1,619		MCJUNKIN RED MAN CORPORATION
AERA ENERGY-MCKITTRICK, CA	19590 7TH STANDARD RD	MCKITTRICK	CA	93252	TRUCK STOCK	$237		MCJUNKIN RED MAN CORPORATION
AERA ENERGY-MCKITTRICK, CA	19590 7TH STANDARD RD	MCKITTRICK	CA	93252	TRUCK STOCK	$431		MCJUNKIN RED MAN CORPORATION
AERA ENERGY-MCKITTRICK, CA	19590 7TH STANDARD RD	MCKITTRICK	CA	93251	CUSTOMER BAILMENT	$3,284		MCJUNKIN RED MAN CORPORATION
AERA ENERGY-MCKITTRICK, CA	19590 7TH STANDARD RD	MCKITTRICK	CA	93251	CUSTOMER BAILMENT	$74,982		MCJUNKIN RED MAN CORPORATION
AERA ENERGY-MCKITTRICK, CA	19590 7TH STANDARD RD	MCKITTRICK	CA	93251	CUSTOMER BAILMENT	$1,848		MCJUNKIN RED MAN CORPORATION
AERA ENERGY-MCKITTRICK, CA	19590 7TH STANDARD RD	MCKITTRICK	CA	93251	CUSTOMER BAILMENT	$1,668		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
AERA ENERGY-MCKITTRICK, CA	19590 7TH STANDARD RD	MCKITTRICK	CA	93251	CUSTOMER BAILMENT	$1,668		MCJUNKIN RED MAN CORPORATION
AERA ENERGY-MCKITTRICK, CA	19590 7TH STANDARD RD	MCKITTRICK	CA	93251	CUSTOMER BAILMENT	$1,848		MCJUNKIN RED MAN CORPORATION
AERA-MCKITTRICK, CA	20372 SEVENTH STANDARD RD	MCKITTRICK	CA	93251	CUSTOMER BAILMENT	$24,170		MCJUNKIN RED MAN CORPORATION
AERA-MCKITTRICK, CA	123 CONTRACTOR ROAD	MCKITTRICK	CA	93251	CUSTOMER BAILMENT	$3,092		MCJUNKIN RED MAN CORPORATION
MCKITTRICK, CA	3646 WEST REWARD RD	MCKITTRICK	CA	93251	FF	$585,339		MCJUNKIN RED MAN CORPORATION
MCKITTRICK, CA	HWY 33, 20372 7TH STANDARD RD	MCKITTRICK	CA	93251	FF	$1,836,423		MCJUNKIN RED MAN CORPORATION
VINTAGE PRODUCTION-NEWHALL, CA	26835 PICO CANYON RD	NEWHALL	CA	91381	CUSTOMER BAILMENT	$9,307		MCJUNKIN RED MAN CORPORATION
CHEVRON CORP-RICHMOND, CA	RICHMOND REFINERY	RICHMOND	CA	94802	CUSTOMER BAILMENT	$5,150		MCJUNKIN RED MAN CORPORATION
CHEVRON CORP-RICHMOND, CA	RICHMOND REFINERY	RICHMOND	CA	94802	CUSTOMER BAILMENT	$5,150		MCJUNKIN RED MAN CORPORATION
CHEVRON CORP-RICHMOND, CA	RICHMOND REFINERY	RICHMOND	CA	94802	CUSTOMER BAILMENT	$5,083		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
CHEVRON CORP-RICHMOND, CA	RICHMOND REFINERY	RICHMOND	CA	94802	CUSTOMER BAILMENT	$5,257		MCJUNKIN RED MAN CORPORATION
CHEVRON CORP-RICHMOND, CA	RICHMOND REFINERY	RICHMOND	CA	94802	CUSTOMER BAILMENT	$5,249		MCJUNKIN RED MAN CORPORATION
CHEVRON CORP-RICHMOND, CA	RICHMOND REFINERY	RICHMOND	CA	94802	CUSTOMER BAILMENT	$5,266		MCJUNKIN RED MAN CORPORATION
CHEVRON CORP-RICHMOND, CA	RICHMOND REFINERY	RICHMOND	CA	94802	CUSTOMER BAILMENT	$5,410		MCJUNKIN RED MAN CORPORATION
CHEVRON CORP-RICHMOND, CA	RICHMOND REFINERY	RICHMOND	CA	94802	CUSTOMER BAILMENT	$5,425		MCJUNKIN RED MAN CORPORATION
CHEVRON CORP-RICHMOND, CA	RICHMOND REFINERY	RICHMOND	CA	94802	CUSTOMER BAILMENT	$5,512		MCJUNKIN RED MAN CORPORATION
CHEVRON CORP-RICHMOND, CA	RICHMOND REFINERY	RICHMOND	CA	94802	CUSTOMER BAILMENT	$5,175		MCJUNKIN RED MAN CORPORATION
CHEVRON CORP-RICHMOND, CA	RICHMOND REFINERY	RICHMOND	CA	94802	CUSTOMER BAILMENT	$5,200		MCJUNKIN RED MAN CORPORATION
CHEVRON CORP-RICHMOND, CA	RICHMOND REFINERY	RICHMOND	CA	94802	CUSTOMER BAILMENT	$5,240		MCJUNKIN RED MAN CORPORATION
CONOCO PHILLIPS-RODEO, CA	1290 SAN PABLE AVENUE	RODEO	CA	94572	CUSTOMER BAILMENT	$13,260		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
CONOCO PHILLIPS-RODEO, CA	1290 SAN PABLE AVENUE	RODEO	CA	94572	CUSTOMER BAILMENT	$4,434		MCJUNKIN RED MAN CORPORATION
CONOCO PHILLIPS-RODEO, CA	1290 SAN PABLE AVENUE	RODEO	CA	94572	CUSTOMER BAILMENT	$16,331		MCJUNKIN RED MAN CORPORATION
AERA ENERGY-SAN ARDO, CA	288 SARGENT CANYON ROAD	SAN ARDO	CA	93450	CUSTOMER BAILMENT	$1,006		MCJUNKIN RED MAN CORPORATION
AERA ENERGY-SAN ARDO, CA	288 SARGENT CANYON ROAD	SAN ARDO	CA	93450	CUSTOMER BAILMENT	$431		MCJUNKIN RED MAN CORPORATION
CHEVRON EXPLORATION & PRODUCTION-SAN ARDO, CA	66575 SARGENTS CANYON RD	SAN ARDO	CA	93450	FF	$269,238		MCJUNKIN RED MAN CORPORATION
SAN ARDO, CA	66893 SARGENT KENYON ROAD	SAN ARDO	CA	93450	FF	$81,741		MCJUNKIN RED MAN CORPORATION
VINTAGE PRODUCTION-SANTA PAULA, CA	17699 S MOUNTAIN LEMON RD	SANTA PAULA	CA	93060	CUSTOMER BAILMENT	$17,211		MCJUNKIN RED MAN CORPORATION
VINTAGE PRODUCTION-SHAFTER, CA	5900 E LERDO HWY	SHAFTER	CA	93263	CUSTOMER BAILMENT	$59,511		MCJUNKIN RED MAN CORPORATION
HOLMES WESTERN OIL-TAFT, CA	4300 MIDWAY ROAD	TAFT	CA	93268	CUSTOMER BAILMENT	$11,906		MCJUNKIN RED MAN CORPORATION
HOLMES WESTERN OIL-TAFT, CA	4300 MIDWAY ROAD	TAFT	CA	93268	CUSTOMER BAILMENT	$69,509		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
AERA ENERGY-VENTURA, CA	3382 N. VENTURA AVENUE	VENTURA	CA	93001	CUSTOMER BAILMENT	$4,206		MCJUNKIN RED MAN CORPORATION
VENTURA SUB BRANCH-VENTURA, CA	3504 NORTH VENTURA AVENUE	VENTURA	CA	93001	SATELLITE	$376,077		MCJUNKIN RED MAN CORPORATION
VENTURA, CA1	3382 N. VENTURA AVENUE	VENTURA	CA	93001	FF	$531,185		MCJUNKIN RED MAN CORPORATION
VINTAGE PRODUCTION-VENTURA, CA	3055 W PACIFIC COAST HWY	VENTURA	CA	93001	CUSTOMER BAILMENT	$20,687		MCJUNKIN RED MAN CORPORATION
CONOCOPHILLIPS-WILMINGTON, CA	1660 W ANAHEIM STREET	WILMINGTON	CA	90744	CUSTOMER BAILMENT	$16,855		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-CANON CITY, CO	1901 EAST MAIN STREET	CANON CITY	CO	81212	CUSTOMER BAILMENT	$16,398		MCJUNKIN RED MAN CORPORATION
REBAR COATINGS/COMMERCIAL RESINS-COMMERCE CITY, CO	8100 EAST 96TH AVENUE	COMMERCE CITY	CO	80022	THIRD PARTY - LINE PIPE	$1,620,200		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-CORTEZ, CO	1002 EAST MAIN STREET	CORTEZ	CO	81321	CUSTOMER BAILMENT	$5,020		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-CRAIG, CO	65 SOUTH RANNEY STREET	CRAIG	CO	81625	CUSTOMER BAILMENT	$7,192		MCJUNKIN RED MAN CORPORATION

[1]	McJunkin Red Man Corporation leases a facility from Area Energy in Ventura, CA at 608 Ventura Highway

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
CHEVRON-DE BEQUE, CO	2700 CLEAR CREEK ROAD	DE BEQUE	CO	81630	CUSTOMER BAILMENT	$3,306		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-DURANGO, CO	107 JAMESON STREET	DURANGO	CO	81302	CUSTOMER BAILMENT	$16,366		MCJUNKIN RED MAN CORPORATION
WILLIAMS FIELD SERVICE-DURANGO, CO	3746 COUNTY ROAD 307	DURANGO	CO	81301	CUSTOMER BAILMENT	$7,950		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-GREELEY, CO	810 22ND AVENUE	GREELEY	CO	80631	CUSTOMER BAILMENT	$45,326		MCJUNKIN RED MAN CORPORATION
LUNDVALL TRUCKING-GREELEY, CO	1907 1ST AVE	GREELEY	CO	80631	THIRD PARTY - LINE PIPE	$1,995,067		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-GUNNISON, CO	417 BIDWELL ST	GUNNISON	CO	81230	CUSTOMER BAILMENT	$17,042		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-LAMAR, CO	209 EAST SAGE	LAMAR	CO	81052	CUSTOMER BAILMENT	$16,088		MCJUNKIN RED MAN CORPORATION
CHEVRON USA-MEEKER, CO	7265 RIO BLANCO CO RD #9	MEEKER	CO	81641	CUSTOMER BAILMENT	$20,092		MCJUNKIN RED MAN CORPORATION
CHEVRON-TEXACO CONSIGNED YARD-RANGELY, CO	14800 STATE HWY 64	RANGELY	CO	81648	THIRD PARTY - OCTG	$983,307		MCJUNKIN RED MAN CORPORATION
RANGELY, CO	14800 STATE HIGHWAY 64	RANGELY	CO	81648	FF	$2,525,621		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
ATMOS ENERGY-SALIDA, CO	1448 F STREET	SALIDA	CO	81201	CUSTOMER BAILMENT	$21,506		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-STEAMBOAT SPRINGS, CO	2770 DOWNHILL DRIVE	STEAMBOAT SPRINGS	CO	80487	CUSTOMER BAILMENT	$7,932		MCJUNKIN RED MAN CORPORATION
DUPONT-EDGEMOOR, NJ	105 HAY ROAD	EDGEMOOR	DE	19809	CUSTOMER BAILMENT	$114,477		MCJUNKIN RED MAN CORPORATION
SIVANCE LLC-GAINESVILLE, FL	5002 NE 54TH PLACE	GAINESVILLE	FL	32609	CUSTOMER BAILMENT	$6,753		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-HIALEAH, FL	955 EAST 25TH STREET	HIALEAH	FL	33013	CUSTOMER BAILMENT	$39,174		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-HIALEAH, FL	955 EAST 25TH STREET	HIALEAH	FL	33013	CUSTOMER BAILMENT	$2,323		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-JACKSONVILLE, FL	5440 HIGHWAY AVENUERK	JACKSONVILLE	FL	32254	CUSTOMER BAILMENT	$1,902		MCJUNKIN RED MAN CORPORATION
PNEUMATIC PRODUCTS-OCALA, FL	4647 SW 40TH AVENUE	OCALA	FL	34474	CUSTOMER BAILMENT	$65,602		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-ROCKLEDGE, FL	4180 S US HIGHWAY 1	ROCKLEDGE	FL	32955	CUSTOMER BAILMENT	$22,797		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-ROCKLEDGE, FL	4180 SOUTH US HWY #1	ROCKLEDGE	FL	32955	CUSTOMER BAILMENT	$1,451		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
E I DUPONT DENEMOURS & CO INC-STARKE, FL	OFF STATE ROAD 230	STARKE	FL	32091	CUSTOMER BAILMENT	$3,093		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-ATHENS, GA	170 PARADISE BLVD	ATHENS	GA	30607	CUSTOMER BAILMENT	$9,282		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-ATHENS, GA	170 PARADISE BLVD	ATHENS	GA	30607	CUSTOMER BAILMENT	$3,057		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-ATLANTA, GA	660 RALPH MCGILL BLVD	ATLANTA	GA	30312	CUSTOMER BAILMENT	$87,977		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-ATLANTA, GA	5105 TULANE DR SW	ATLANTA	GA	30336	CUSTOMER BAILMENT	$19,211		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-ATLANTA, GA	660 RALPH MCGILL BLVD	ATLANTA	GA	30312	CUSTOMER BAILMENT	$21,418		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-AUGUSTA, GA	1840 WYLDS ROAD	AUGUSTA	GA	30909	CUSTOMER BAILMENT	$8,775		MCJUNKIN RED MAN CORPORATION
AUGUSTA NEWSPRINT-AUGUSTA, GA	2434 DOUG BERNARD PARKWAY	AUGUSTA	GA	30906	CUSTOMER BAILMENT	$14,026		MCJUNKIN RED MAN CORPORATION
NUTRASWEET-AUGUSTA, GA	1750 LOVERS LANE	AUGUSTA	GA	30901	CUSTOMER BAILMENT	$31,547		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
SOLVAY ADVANCED POLYMERS-AUGUSTA, GA	1870 TOBACCO ROAD	AUGUSTA	GA	30906	CUSTOMER BAILMENT	$8,276		MCJUNKIN RED MAN CORPORATION
SOLVAY ADVANCED POLYMERS-AUGUSTA, GA	1870 TOBACCO ROAD	AUGUSTA	GA	30906	CUSTOMER BAILMENT	$38,479		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-BALL GROUND, GA	357 WILBANKS DRIVE	BALL GROUND	GA	30107	CUSTOMER BAILMENT	$3,354		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-BRUNSWICK, GA	133 OWENS LANE	BRUNSWICK	GA	31525	CUSTOMER BAILMENT	$8,971		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-BRUNSWICK, GA	133 OWENS LANE	BRUNSWICK	GA	31525	CUSTOMER BAILMENT	$1,571		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-CARROLLTON, GA	OLD BREMEN ROAD	CARROLLTON	GA	30117	CUSTOMER BAILMENT	$12,442		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-CARROLLTON, GA	OLD BREMEN ROAD	CARROLLTON	GA	30117	CUSTOMER BAILMENT	$4,327		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-CARTERSVILLE, GA	130 ALLATOONA DAM ROAD	CARTERSVILLE	GA	30120	INTERNAL	$235,595		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-CHAMBLEE, GA	4959 NEW PEACHTREE ROAD	CHAMBLEE	GA	30341	CUSTOMER BAILMENT	$38,046		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-CHAMBLEE, GA	4959 NEW PEACHTREE ROAD	CHAMBLEE	GA	30341	CUSTOMER BAILMENT	$3,162		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
ATMOS ENERGY-COLUMBUS, GA	2300 VICTORY DRIVE	COLUMBUS	GA	31901	CUSTOMER BAILMENT	$82,967		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-CONYERS, GA	350 GEES MILL BUSINESS PKY	CONYERS	GA	30013	CUSTOMER BAILMENT	$25,650		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-CONYERS, GA	350 GEES MILL BUSINESS	CONYERS	GA	30013	CUSTOMER BAILMENT	$5,180		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-CUMMING, GA	1480 OAK INDUSTRIAL LANE	CUMMING	GA	30041	CUSTOMER BAILMENT	$48,068		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-CUMMING, GA	1480 OAK INDUSTRIAL LANE	CUMMING	GA	30041	CUSTOMER BAILMENT	$5,123		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-DULUTH, GA	2695 OLD PEACHTREE ROAD	DULUTH	GA	30097	CUSTOMER BAILMENT	$96,946		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-DULUTH, GA	2695 OLD PEACHTREE ROAD	DULUTH	GA	30097	CUSTOMER BAILMENT	$7,859		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-GAINESVILLE, GA	2100 ATLANTA HIGHWAY	GAINESVILLE	GA	30504	CUSTOMER BAILMENT	$6,748		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-GAINESVILLE, GA	2100 ATLANTA HWY	GAINESVILLE	GA	30504	CUSTOMER BAILMENT	$909		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
ATMOS ENERGY-GAINESVILLE, GA	175 JOHN W MORROW WAY	GAINESVILLE	GA	30503	CUSTOMER BAILMENT	$43,031		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-GRIFFIN, GA	314 W COLLEGE STREET	GRIFFIN	GA	30223	CUSTOMER BAILMENT	$8,588		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-GRIFFIN, GA	314 W COLLEGE STREET	GRIFFIN	GA	30223	CUSTOMER BAILMENT	$2,368		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-JESUP, GA	630 WEST CHERRY STREET	JESUP	GA	31545	CUSTOMER BAILMENT	$7,231		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-JESUP, GA	630 WEST CHERRY STREET	JESUP	GA	31545	CUSTOMER BAILMENT	$1,551		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-MACON, GA	1691 BASS ROAD	MACON	GA	31210	CUSTOMER BAILMENT	$13,827		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-MACON, GA	1691 BASS ROAD	MACON	GA	31210	CUSTOMER BAILMENT	$5,596		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-MARIETTA, GA	1356 COBB INDUSTRIAL DRIVE	MARIETTA	GA	30066	CUSTOMER BAILMENT	$59,363		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-MARIETTA, GA	1356 COBB INDUSTRIAL DRIVE	MARIETTA	GA	30066	CUSTOMER BAILMENT	$4,843		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-MILLEDGEVILLE, GA	550 HAMMOND ROAD NW	MILLEDGEVILLE	GA	31061	CUSTOMER BAILMENT	$3,131		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
ATLANTA GAS LIGHT-MILLEDGEVILLE, GA	550 HAMMOND ROAD NW	MILLEDGEVILLE	GA	31060	CUSTOMER BAILMENT	$1,059		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-NEWNAN, GA	242 BULLSBORO DRIVE	NEWNAN	GA	30263	CUSTOMER BAILMENT	$23,662		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-NEWNAN, GA	242 BULLSBORO DRIVE	NEWNAN	GA	30263	CUSTOMER BAILMENT	$3,124		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-RIVERDALE, GA	508 HWY 138 SW	RIVERDALE	GA	30274	CUSTOMER BAILMENT	$57,193		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-RIVERDALE, GA	508 HWY 138 SW	RIVERDALE	GA	30274	CUSTOMER BAILMENT	$13,011		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-ROME, GA	1515 VETERANS MEMORIAL HWY	ROME	GA	30161	CUSTOMER BAILMENT	$16,677		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-ROME, GA	1515 VETERANS MEMORIAL HWY	ROME	GA	30161	CUSTOMER BAILMENT	$2,294		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-SAVANNAH, GA	1647 CHATHAM PARKWAY	SAVANNAH	GA	31405	CUSTOMER BAILMENT	$20,573		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-SAVANNAH, GA	1674 CHATHAM PARKWAY	SAVANNAH	GA	31405	CUSTOMER BAILMENT	$1,340		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
ATLANTA GAS LIGHT-TUCKER, GA	4411 BIBB BLVD	TUCKER	GA	30084	CUSTOMER BAILMENT	$39,558		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-TUCKER, GA	4411 BIBB BLVD	TUCKER	GA	30084	INTERNAL	$97,787		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-VIDALIA, GA	103 BRANTLEY ROAD	VADALIA	GA	30474	CUSTOMER BAILMENT	$1,071		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-VALDOSTA, GA	1559 COMMERCE DRIVE	VALDOSTA	GA	31601	CUSTOMER BAILMENT	$7,433		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-VALDOSTA, GA	1559 COMMERCE DRIVE	VALDOSTA	GA	31601	CUSTOMER BAILMENT	$1,035		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-VIDALIA, GA	103 BRANTLEY ROAD	VIDALIA	GA	30474	CUSTOMER BAILMENT	$7,541		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-WAYCROSS, GA	18 MEMORIAL DRIVE	WAYCROSS	GA	31501	CUSTOMER BAILMENT	$7,173		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-WAYCROSS, GA	18 MEMORIAL DRIVE	WAYCROSS	GA	31501	CUSTOMER BAILMENT	$960		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-WOODSTOCK, GA	451 TOONIGH ROAD	WOODSTOCK	GA	30188	CUSTOMER BAILMENT	$23,481		MCJUNKIN RED MAN CORPORATION
EQUISTAR-CLINTON, IA	MAIN ZONE STORE (CONSIGNED	CLINTON	IA	52732	CUSTOMER BAILMENT	$3,176		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
ATMOS ENERGY-KEOKUK, IA	24 SOUTH 10TH STREET	KEOKUK	IA	52632	CUSTOMER BAILMENT	$17,376		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-HARRISBURG, IL	611 NORTH MAIN STREET	HARRISBURG	IL	62946	CUSTOMER BAILMENT	$15,666		MCJUNKIN RED MAN CORPORATION
CELANESE EMULSIONS-MEREDOSIA, IL	1989 OLD NAPLES ROAD	MEREDOSIA	IL	62665	CUSTOMER BAILMENT	$3,391		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-METROPOLIS, IL	700 MARKET STREET	METROPOLIS	IL	62960	CUSTOMER BAILMENT	$10,782		MCJUNKIN RED MAN CORPORATION
EQUISTAR-MORRIS, IL	ROUTE 6 & TABLER ROAD	MORRIS	IL	60450	CUSTOMER BAILMENT	$342		MCJUNKIN RED MAN CORPORATION
EQUISTAR-MORRIS, IL	ROUTE 6 & TABLER ROAD	MORRIS	IL	60450	CUSTOMER BAILMENT	$4,926		MCJUNKIN RED MAN CORPORATION
EQUISTAR-MORRIS, IL	ROUTE 6 & TABLER ROAD	MORRIS	IL	60450	CUSTOMER BAILMENT	$14,106		MCJUNKIN RED MAN CORPORATION
WRB REFINING LLC-ROXANA,IL	HWY 111	ROXANA	IL	62084	CUSTOMER BAILMENT	$121,928		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-VANDALIA, IL	224 SOUTH 6TH STREET	VANDALIA	IL	62471	CUSTOMER BAILMENT	$15,055		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-VIRDEN, IL	136 EAST DEAN STREET	VIRDEN	IL	62690	CUSTOMER BAILMENT	$9,778		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
AKER KVAERNER SONGER-MUNSTER, IN	101 45TH AVENUE, UNIT #1	MUNSTER	IN	46321	INTERNAL	$0		MCJUNKIN RED MAN CORPORATION
MIDWEST PIPE COATERS-SCHERERVILLE, IN	925 KENNEDY AVE	SCHERERVILLE	IN	46375	THIRD PARTY - LINE PIPE	$33,433		MCJUNKIN RED MAN CORPORATION
MIDWEST PIPE COATING LLC-SCHERERVILLE, IN	925 KENNEDY AVE	SCHERERVILLE	IN	46375	THIRD PARTY - LINE PIPE	$1,024,308		MCJUNKIN RED MAN CORPORATION
MIDWEST PIPE COATING-SCHERERVILLE, IN	925 KENNEDY AVENUE	SCHERERVILLE	IN	46375	THIRD PARTY - LINE PIPE	$9,446,110		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-ANTHONY, KS	224 NORTH MASSACHUSETTS	ANTHONY	KS	67003	CUSTOMER BAILMENT	$9,003		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-BONNER SPRINGS, KS	132 NORTH ARMOUR	BONNER SPRINGS	KS	66012	CUSTOMER BAILMENT	$10,821		MCJUNKIN RED MAN CORPORATION
ONEOK FIELD SERVICES-BUSHTON, KS	777 AVENUE Y	BUSHTON	KS	67427	CUSTOMER BAILMENT	$96,590		MCJUNKIN RED MAN CORPORATION
WEST WICHITA GAS GATHERING, LLC-CHENEY, KS	13521 NE 10TH ST	CHENEY	KS	67025	CUSTOMER BAILMENT	$16,696		MCJUNKIN RED MAN CORPORATION
ANADARKO PETROLEUM-ELKHART, KS	1105 SHERMAN AVE	ELKHART	KS	67950	CUSTOMER BAILMENT	$2,297		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-HERINGTON, KS	601 WEST MAIN STREET	HERINGTON	KS	67449	CUSTOMER BAILMENT	$12,123		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
ONEOK FIELD SERVICES-HUGOTON, KS	114 WEST 2ND ST	HUGOTON	KS	67951	CUSTOMER BAILMENT	$4,219		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-INDEPENDENCE, KS	21ST & MAPLE STREET	INDEPENDENCE	KS	67301	CUSTOMER BAILMENT	$22,838		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-JOHNSON, KS	201 SOUTH MAIN STREET	JOHNSON	KS	67855	CUSTOMER BAILMENT	$17,016		MCJUNKIN RED MAN CORPORATION
ONEOK FIELD SERVICES-MEDICINE LODGE, KS	1990 SE HWY 160	MEDICINE LODGE	KS	67104	CUSTOMER BAILMENT	$10,364		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-OLATHE, KS	730 NORTH RIDGEVIEW DRIVE	OLATHE	KS	66061	CUSTOMER BAILMENT	$66,674		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-PLEASANTON, KS	903 DEPOT STREET	PLEASANTON	KS	66075	CUSTOMER BAILMENT	$4,658		MCJUNKIN RED MAN CORPORATION
DOUBLE T INDUSTRIES-ROLLA, KS	JCT 56 & 51	ROLLA	KS	67954	THIRD PARTY - OCTG	$5,603		MCJUNKIN RED MAN CORPORATION
ONEOK FIELD SERVICES-SUN CITY, KS	1/2 N & 5 W	SUN CITY	KS	67143	CUSTOMER BAILMENT	$4,665		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-YATES CENTER, KS	111 EAST BUTLER STREET	YATES CENTER	KS	66783	CUSTOMER BAILMENT	$12,529		MCJUNKIN RED MAN CORPORATION
COLUMBIA GAS OF KY-ASHLAND, KY	121 NINTH ST	ASHLAND	KY	41101	CUSTOMER BAILMENT	$30,893		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
ATMOS ENERGY-BOWLING GREEN, KY	2850 RUSSELLVILLE ROAD	BOWLING GREEN	KY	42101	CUSTOMER BAILMENT	$66,438		MCJUNKIN RED MAN CORPORATION
WESTLAKE CORP-CALVERT CITY, KY	2468 INDUSTRIAL PARKWAY	CALVERT CITY	KY	42029	CUSTOMER BAILMENT	$24,372		MCJUNKIN RED MAN CORPORATION
WESTLAKE GROUP-CALVERT CITY, KY	2468 INDUSTRIAL PARKWAY	CALVERT CITY	KY	42029	CUSTOMER BAILMENT	$477		MCJUNKIN RED MAN CORPORATION
WESTLAKE GROUP-CALVERT CITY, KY	2468 INDUSTRIAL PARKWAY	CALVERT CITY	KY	42029	CUSTOMER BAILMENT	$16,757		MCJUNKIN RED MAN CORPORATION
WESTLAKE GROUP-CLAVERT CITY, KY	2468 INDUSTRIAL PARKWAY	CALVERT CITY	KY	42029	CUSTOMER BAILMENT	$251		MCJUNKIN RED MAN CORPORATION
WESTLAKE-CALVERT CITY, KY	2468 INDUSTRIAL PARKWAY	CALVERT CITY	KY	42029	CUSTOMER BAILMENT	$254		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-CAMPBELLSVILLE, KY	410 E MAIN ST	CAMPBELLSVILLE	KY	42718	CUSTOMER BAILMENT	$25,568		MCJUNKIN RED MAN CORPORATION
MARATHON ASHLAND PETROLEUM-CATLETTSBURG, KY	US RT 23 NORTH	CATLETTSBURG	KY	41129	TRAILER	$18,934		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-CENTRAL CITY, KY	140 CESSNA RD	CENTRAL CITY	KY	42330	CUSTOMER BAILMENT	$4,844		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-DANVILLE, KY	449 WHIRLAWAY DR	DANVILLE	KY	40422	CUSTOMER BAILMENT	$29,774		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
COLUMBIA GAS OF KY-FRANKFORT, KY	120-B COMMERCE BLVD	FRANKFORT	KY	40601	CUSTOMER BAILMENT	$25,796		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-GLASGOW, KY	200 N BROADWAY	GLASGOW	KY	42141	CUSTOMER BAILMENT	$22,446		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-HOPKINSVILLE, KY	1833 EAST 9TH STREET	HOPKINSVILLE	KY	42240	CUSTOMER BAILMENT	$23,808		MCJUNKIN RED MAN CORPORATION
COLUMBIA GAS OF KY-LEXINGTON, KY	641 BLUE SKY PARKWAY	LEXINGTON	KY	40512	CUSTOMER BAILMENT	$27,309		MCJUNKIN RED MAN CORPORATION
COLUMBIA GAS OF KY-LEXINGTON, KY	2001 MERCER RD	LEXINGTON	KY	40512	CUSTOMER BAILMENT	$36,525		MCJUNKIN RED MAN CORPORATION
EVANSVILLE SERVICE AREA-LOUISVILLE, KY	3405 KRAMERS LANE	LOUISVILLE	KY	40216	INTERNAL	$2,931		MCJUNKIN RED MAN CORPORATION
ROHM & HAAS-LOUISVILLE, KY	4300 CAMP GROUND ROAD	LOUISVILLE	KY	40216	CUSTOMER BAILMENT	$7,839		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-MADISONVILLE, KY	638 W BROADWAY	MADISONVILLE	KY	42431	CUSTOMER BAILMENT	$40,285		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-MAYFIELD, KY	900 COMMONWEALTH DRIVE	MAYFIELD	KY	42066	CUSTOMER BAILMENT	$17,666		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
COLUMBIA GAS OF KY-MAYSVILLE, KY	325 MOODY DR	MAYSVILLE	KY	41056	CUSTOMER BAILMENT	$21,103		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-OWENSBORO, KY	3425 NEW HARTFORD RD	OWENSBORO	KY	42303	CUSTOMER BAILMENT	$67,910		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-OWENTON, KY	970 HIGHWAY 127 N	OWENTON	KY	40359	INTERNAL	$14,006		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-PADUCAH, KY	3034 PARKER ST	PADUCAH	KY	42003	CUSTOMER BAILMENT	$44,280		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-PRINCETON, KY	307 MARION ROAD	PRINCETON	KY	42445	CUSTOMER BAILMENT	$20,258		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-SHELBYVILLE, KY	130 STONECREST RD, SUITE 105	SHELBYVILLE	KY	40065	CUSTOMER BAILMENT	$24,222		MCJUNKIN RED MAN CORPORATION
COLUMBIA GAS OF KY-WINCHESTER, KY	281 SHOPPERS DR	WINCHESTER	KY	40391	CUSTOMER BAILMENT	$30,056		MCJUNKIN RED MAN CORPORATION
TUBO AMELIA SOUTH-AMELIA, LA	2112 HWY 662 N	AMELIA	LA	70340	THIRD PARTY - OCTG	$936,982		MCJUNKIN RED MAN CORPORATION
BAYOU COATING, LLC-BATON ROUGE, LA	12710 LEISURE ROAD	BATON ROUGE	LA	70807	THIRD PARTY - LINE PIPE	$559,226		MCJUNKIN RED MAN CORPORATION
EXXONMOBIL CHEMICAL PLASTICS-BATON ROUGE, LA	11676 HWY 19	BATON ROUGE	LA	70821	CUSTOMER BAILMENT	$8,309		MCJUNKIN RED MAN CORPORATION
EXXONMOBIL CHEMICAL-BATON ROUGE, LA	75 SOUTH AVE B & 37TH ST	BATON ROUGE	LA	70821	CUSTOMER BAILMENT	$8,285		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
EXXONMOBIL CHEMICAL-BATON ROUGE, LA	4999 SCENIC HIGHWAY	BATON ROUGE	LA	70805	CUSTOMER BAILMENT	$1,758		MCJUNKIN RED MAN CORPORATION
EXXONMOBIL CHEMICAL-BATON ROUGE, LA	4999 SCENIC HIGHWAY	BATON ROUGE	LA	70805	CUSTOMER BAILMENT	$5,979		MCJUNKIN RED MAN CORPORATION
EXXONMOBIL CHEMICAL-BATON ROUGE, LA	4999 SCENIC HIGHWAY	BATON ROUGE	LA	70805	CUSTOMER BAILMENT	$9,581		MCJUNKIN RED MAN CORPORATION
EXXONMOBIL CHEMICAL-BATON ROUGE, LA	4999 SCENIC HIGHWAY	BATON ROUGE	LA	70805	CUSTOMER BAILMENT	$2,361		MCJUNKIN RED MAN CORPORATION
EXXONMOBIL CHEMICAL-BATON ROUGE, LA	4999 SCENIC HIGHWAY	BATON ROUGE	LA	70805	CUSTOMER BAILMENT	$1,362		MCJUNKIN RED MAN CORPORATION
EXXONMOBIL CHEMICAL-BATON ROUGE, LA	4999 SCENIC HIGHWAY	BATON ROUGE	LA	70805	CUSTOMER BAILMENT	$1,089		MCJUNKIN RED MAN CORPORATION
EXXONMOBIL CHEMICAL-BATON ROUGE, LA	4999 SCENIC HIGHWAY	BATON ROUGE	LA	70805	CUSTOMER BAILMENT	$832		MCJUNKIN RED MAN CORPORATION
EXXONMOBIL REFINERY-BATON ROUGE, LA	3545 SCENIC HWY	BATON ROUGE	LA	70805	CUSTOMER BAILMENT	$1,311		MCJUNKIN RED MAN CORPORATION
EXXONMOBIL REFINERY-BATON ROUGE, LA	3545 SCENIC HIGHWAY	BATON ROUGE	LA	70805	CUSTOMER BAILMENT	$1,318		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
EXXONMOBIL REFINERY-BATON ROUGE, LA	3545 SCENIC HIGHWAY	BATON ROUGE	LA	70805	CUSTOMER BAILMENT	$2,683		MCJUNKIN RED MAN CORPORATION
EXXONMOBIL REFINERY-BATON ROUGE, LA	3545 SCENIC HIGHWAY	BATON ROUGE	LA	70805	CUSTOMER BAILMENT	$2,370		MCJUNKIN RED MAN CORPORATION
EXXONMOBIL REFINERY-BATON ROUGE, LA	3545 SCENIC HIGHWAY	BATON ROUGE	LA	70805	CUSTOMER BAILMENT	$8,092		MCJUNKIN RED MAN CORPORATION
EXXONMOBIL REFINERY-BATON ROUGE, LA	3545 SCENIC HIGHWAY	BATON ROUGE	LA	70805	CUSTOMER BAILMENT	$1,362		MCJUNKIN RED MAN CORPORATION
EXXONMOBIL REFINERY-BATON ROUGE, LA	3545 SCENIC HIGHWAY	BATON ROUGE	LA	70805	CUSTOMER BAILMENT	$4,877		MCJUNKIN RED MAN CORPORATION
EXXONMOBIL REFINERY-BATON ROUGE, LA	3545 SCENIC HIGHWAY	BATON ROUGE	LA	70805	CUSTOMER BAILMENT	$8,312		MCJUNKIN RED MAN CORPORATION
EXXONMOBIL REFINERY-BATON ROUGE, LA	3545 SCENIC HIGHWAY	BATON ROUGE	LA	70805	CUSTOMER BAILMENT	$1,933		MCJUNKIN RED MAN CORPORATION
EXXONMOBIL REFINERY-BATON ROUGE, LA	3545 SCENIC HIGHWAY	BATON ROUGE	LA	70805	CUSTOMER BAILMENT	$2,370		MCJUNKIN RED MAN CORPORATION
EXXONMOBIL REFINERY-BATON ROUGE, LA	3545 SCENIC HIGHWAY	BATON ROUGE	LA	70805	CUSTOMER BAILMENT	$2,318		MCJUNKIN RED MAN CORPORATION
EXXONMOBIL REFINERY-BATON ROUGE, LA	4999 SCENIC HIGHWAY	BATON ROUGE	LA	70805	CUSTOMER BAILMENT	$716		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
EXXONMOBIL REFINERY-BATON ROUGE, LA	3545 SCENIC HIGHWAY	BATON ROUGE	LA	70805	CUSTOMER BAILMENT	$5,981		MCJUNKIN RED MAN CORPORATION
STUPP CORPORATION-BATON ROUGE, LA	12555 RONALDSON ROAD	BATON ROUGE	LA	70807	THIRD PARTY - LINE PIPE	$3,567,667		MCJUNKIN RED MAN CORPORATION
CONOCO PHILLIPS-BELLE CHASSE, LA	15551 HIGHWAY 23	BELLE CHASSE	LA	70037	CUSTOMER BAILMENT	$19,750		MCJUNKIN RED MAN CORPORATION
CONOCO PHILLIPS-BELLE CHASSE, LA	15551 HIGHWAY 23	BELLE CHASSE	LA	70037	CUSTOMER BAILMENT	$12,077		MCJUNKIN RED MAN CORPORATION
INTERNATIONAL PAPER-CAMPTI, LA	4537 HWY 480	CAMPTI	LA	71411	CUSTOMER BAILMENT	$22,048		MCJUNKIN RED MAN CORPORATION
EXXONMOBIL CHALMETTE-CHALMETTE, LA	1790 PARIS ROAD	CHALMETTE	LA	70043	CUSTOMER BAILMENT	$16,029		MCJUNKIN RED MAN CORPORATION
OCCIDENTAL CHEMICAL-CONVENT, LA	7377 HIGHWAY 3214	CONVENT	LA	70723	CUSTOMER BAILMENT	$42,840		MCJUNKIN RED MAN CORPORATION
CONOCO PHILLIPS-DUBBERLY, LA	820 HARVEY BARBERSHOP RD	DUBBERLY	LA	71024	TRAILER	$24,757		MCJUNKIN RED MAN CORPORATION
OXY-GEISMAR, LA	8318 ASHLAND DR	GEISMAR	LA	70734	CUSTOMER BAILMENT	$12,846		MCJUNKIN RED MAN CORPORATION
ATMOS-HAMMOND, LA	720 SOUTH MORRISON BLVD	HAMMOND	LA	70401	CUSTOMER BAILMENT	$57,370		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
MARATHON OIL CO-HAYNESVILLE, LA	176 MARATHON RD	HAYNESVILLE	LA	71038	CUSTOMER BAILMENT	$31,276		MCJUNKIN RED MAN CORPORATION
TUBOSCOPE COATING-HOUMA, LA	209 EAST WOODLAWN RANCH RD	HOUMA	LA	70363	THIRD PARTY - OCTG	$3,083		MCJUNKIN RED MAN CORPORATION
ATMOS-JONESBORO, LA	318 CEDAR ST	JONESBORO	LA	71251	CUSTOMER BAILMENT	$3,669		MCJUNKIN RED MAN CORPORATION
ATMOS-LAFAYETTE, LA	1818 ERASTE LANDRY RD	LAFAYETTE	LA	70506	CUSTOMER BAILMENT	$68,778		MCJUNKIN RED MAN CORPORATION
CITGO PETROLEUM-LAKE CHARLES, LA	HWY 108	LAKE CHARLES	LA	70602	CUSTOMER BAILMENT	$57,234		MCJUNKIN RED MAN CORPORATION
CITGO REFINERY-LAKE CHARLES, LA	HWY 108	LAKE CHARLES	LA	70602	CUSTOMER BAILMENT	$50,389		MCJUNKIN RED MAN CORPORATION
ATMOS-MANDEVILLE, LA	68388 COMPASS WAY EAST	MANDEVILLE	LA	70471	CUSTOMER BAILMENT	$101,785		MCJUNKIN RED MAN CORPORATION
ATMOS-MARRERO, LA	5241 TARAVELLA ROAD	MARRERO	LA	70072	CUSTOMER BAILMENT	$45,341		MCJUNKIN RED MAN CORPORATION
ATMOS-MERAUX, LA	4105 E JUDGE PEREZ DRIVE	MERAUX	LA	70075	CUSTOMER BAILMENT	$24,515		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
ATMOS-METAIRIE, LA	2000 ARNOULT ROAD D	METAIRIE	LA	70004	CUSTOMER BAILMENT	$90,084		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-MONROE, LA	800 DELTA DRIVE	MONROE	LA	71203	SATELLITE	$153,428		MCJUNKIN RED MAN CORPORATION
ATMOS-MONROE, LA	800 DELTA DRIVE	MONROE	LA	71203	CUSTOMER BAILMENT	$27,705		MCJUNKIN RED MAN CORPORATION
ATMOS-NATCHITOCHES, LA	300 INDUSTRIAL ROAD	NATCHITOCHES	LA	71457	CUSTOMER BAILMENT	$17,486		MCJUNKIN RED MAN CORPORATION
BAYOU PIPE COATING-NEW IBERIA, LA	5200 CURTIS LANE	NEW IBERIA	LA	70562	THIRD PARTY - LINE PIPE	$5,361		MCJUNKIN RED MAN CORPORATION
ATMOS-NORCO, LA	101 APPLE STREET	NORCO	LA	70079	CUSTOMER BAILMENT	$52,899		MCJUNKIN RED MAN CORPORATION
ATMOS-PINEVILLE, LA	1903 MILITARY ROAD	PINEVILLE	LA	71360	CUSTOMER BAILMENT	$13,320		MCJUNKIN RED MAN CORPORATION
CRITERION CATALYSTS CO-PORT ALLEN, LA	1699 CATALYSTS DR	PORT ALLEN	LA	70767	CUSTOMER BAILMENT	$14,461		MCJUNKIN RED MAN CORPORATION
ATMOS-PRAIRIEVILLE, LA	38144 POST OFFICE ROAD	PRAIRIEVILLE	LA	70769	CUSTOMER BAILMENT	$40,261		MCJUNKIN RED MAN CORPORATION
COLUMBIA GULF TRANSMISSION-RAYNE, LA	5799 CHURCH POINT HIGHWAY	RAYNE	LA	70578	CUSTOMER BAILMENT	$2,229		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
AMERICAS STYRENICS LLC-ST JAMES, LA	9901 HWY 18 RIVER ROAD	ST JAMES	LA	70086	CUSTOMER BAILMENT	$8,475		MCJUNKIN RED MAN CORPORATION
CII CARBON-SULPHUR, LA	1920 PAK TANK ROAD	SULPHUR	LA	70665	CUSTOMER BAILMENT	$2,322		MCJUNKIN RED MAN CORPORATION
CITGO PETROLEUM-SULPHUR, LA	4401 HWY 108	SULPHUR	LA	70665	CUSTOMER BAILMENT	$52,624		MCJUNKIN RED MAN CORPORATION
CITGO-SULPHUR, LA	HWY 108	SULPHUR	LA	70665	CUSTOMER BAILMENT	$1,620		MCJUNKIN RED MAN CORPORATION
OCCIDENTAL CHEMICAL-TAFT, LA	14 PLANT TAFT-226 HWY 3142	TAFT	LA	70057	CUSTOMER BAILMENT	$22,862		MCJUNKIN RED MAN CORPORATION
CITGO-WESTLAKE, LA	4401 HWY 108	WESTLAKE	LA	70669	CUSTOMER BAILMENT	$55,561		MCJUNKIN RED MAN CORPORATION
CONOCO PHILLIPS - WESTLAKE, LA	2200 OLD SPANISH TRAIL	WESTLAKE	LA	70669	CUSTOMER BAILMENT	$14,479		MCJUNKIN RED MAN CORPORATION
CONOCO PHILLIPS - WESTLAKE, LA	2200 OLD SPANISH TRAIL	WESTLAKE	LA	70669	CUSTOMER BAILMENT	$6,134		MCJUNKIN RED MAN CORPORATION
CONOCO PHILLIPS-WESTLAKE, LA	2200 OLD SPANISH TRAIL	WESTLAKE	LA	70669	CUSTOMER BAILMENT	$38,213		MCJUNKIN RED MAN CORPORATION
CONOCOPHILLIPS-WESTLAKE, LA	2200 OLD SPANISH TRAIL	WESTLAKE	LA	70669	CUSTOMER BAILMENT	$21,698		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
CONOCOPHILLIPS-WESTLAKE, LA	2200 OLD SPANISH TRAIL	WESTLAKE	LA	70669	CUSTOMER BAILMENT	$14,898		MCJUNKIN RED MAN CORPORATION
CONOCOPHILLIPS-WESTLAKE, LA	2200 OLD SPANISH TRAIL	WESTLAKE	LA	70669	CUSTOMER BAILMENT	$21,612		MCJUNKIN RED MAN CORPORATION
EQUISTAR-WESTLAKE, LA	HWY 108	WESTLAKE	LA	70669	CUSTOMER BAILMENT	$8,421		MCJUNKIN RED MAN CORPORATION
EQUISTAR-WESTLAKE, LA	HWY 108	WESTLAKE	LA	70669	CUSTOMER BAILMENT	$4,873		MCJUNKIN RED MAN CORPORATION
HYDRIL-WESTWEGO-WESTWEGO, LA	201 WEST KLEIN	WESTWEGO	LA	70094	THIRD PARTY - OCTG	$218,971		MCJUNKIN RED MAN CORPORATION
GEORGIA PACIFIC CONSUMER OPERATIONS-ZACHARY, LA	1000 WEST MT PLEASANT RD	ZACHARY	LA	70791	CUSTOMER BAILMENT	$4,953		MCJUNKIN RED MAN CORPORATION
GEORGIA PACIFIC CONSUMER OPERATIONS-ZACHARY, LA	1000 WEST MT PLEASANT RD	ZACHARY	LA	70791	CUSTOMER BAILMENT	$3,922		MCJUNKIN RED MAN CORPORATION
GEORGIA PACIFIC CONSUMER OPERATIONS-ZACHARY, LA	1000 WEST MT PLEASANT RD	ZACHARY	LA	70791	CUSTOMER BAILMENT	$3,816		MCJUNKIN RED MAN CORPORATION
FONTANA’S VERDIN, MB-VIRDEN, MB	BOX 2067	VIRDEN	MB	R0M2C0	THIRD PARTY - OCTG	$64,455		MIDFIELD SUPPLY ULC
1ST CHOICE-KALKASKA, MI	1256 THOMAS ROAD	KALKASKA	MI	49646	THIRD PARTY - PBB	$206,757		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
SUPERIOR INSPECTION SERVICE, INC-KALKASKA, MI	1864 PROUGH ROAD SW	KALKASKA	MI	49646	THIRD PARTY - PBB	$551,497		MCJUNKIN RED MAN CORPORATION
DUPONT-MT. CLEMENS, MI	400 GROESBECK HIGHWAY	MT CLEMENS	MI	48043	CUSTOMER BAILMENT	$3,105		MCJUNKIN RED MAN CORPORATION
VERSO PAPER-QUINNESEC, MI	US HIGHWAY 2	QUINNESEC	MI	49876	CUSTOMER BAILMENT	$29,423		MCJUNKIN RED MAN CORPORATION
INDUSTRIAL RUBBER-HIBBING, MN	3804 EAST 13TH AVENUE	HIBBING MN	MN	55746	THIRD PARTY - PBB	$4,397		MCJUNKIN RED MAN CORPORATION
SAINT PAUL PARK REFINING CO LLC-SAINT PAUL PARK, MN	459 3RD STREET	SAINT PAUL PARK	MN	55071	CUSTOMER BAILMENT	$927		MCJUNKIN RED MAN CORPORATION
VERSO PAPER-SARTELL, MN	100 EAST SARTELL STREET	SARTELL	MN	56377	CUSTOMER BAILMENT	$25,438		MCJUNKIN RED MAN CORPORATION
SAINT PAUL PARK REFINING CO LLC-SAINT PAUL PARK, MN	459 3RD STREET	ST. PAUL	MN	50071	CUSTOMER BAILMENT	$2,891		MCJUNKIN RED MAN CORPORATION
SAINT PAUL PARK REFINING CO LLC-SAINT PAUL PARK, MN	459 3RD STREET	ST. PAUL	MN	50071	CUSTOMER BAILMENT	$1,276		MCJUNKIN RED MAN CORPORATION
SAINT PAUL PARK REFINING CO LLC-SAINT PAUL PARK, MN	459 3RD STREET	ST. PAUL	MN	50071	CUSTOMER BAILMENT	$6,207		MCJUNKIN RED MAN CORPORATION
SAINT PAUL PARK REFINING CO LLC-SAINT PAUL PARK, MN	459 3RD STREET	ST. PAUL	MN	50071	CUSTOMER BAILMENT	$3,976		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
SAINT PAUL PARK REFINING CO LLC-SAINT PAUL PARK, MN	459 3RD STREET	ST. PAUL	MN	50071	CUSTOMER BAILMENT	$1,868		MCJUNKIN RED MAN CORPORATION
SAINT PAUL PARK REFINING CO LLC-SAINT PAUL PARK, MN	459 3RD STREET	ST. PAUL	MN	50071	CUSTOMER BAILMENT	$1,275		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-BUTLER, MO	100 SOUTH MAIN STREET	BUTLER	MO	64730	CUSTOMER BAILMENT	$10,474		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-CARUTHERSVILLE, MO	900 TRUMAN BLVD	CARUTHERSVILLE	MO	63830	CUSTOMER BAILMENT	$28,106		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-HANNIBAL, MO	2 INDUSTRIAL LOOP ROAD	HANNIBAL	MO	63401	CUSTOMER BAILMENT	$17,252		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-JACKSON, MO	720 LEE AVENUE	JACKSON	MO	63755	CUSTOMER BAILMENT	$36,902		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-KIRKSVILLE, MO	916 NORTH GREEN STREET	KIRKSVILLE	MO	63501	CUSTOMER BAILMENT	$18,315		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-MALDEN, MO	216 WEST MAIN STREET	MALDEN	MO	63863	CUSTOMER BAILMENT	$21,329		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-SIKESTON, MO	142 NORTH RANNEY STREET	SIKESTON	MO	63801	CUSTOMER BAILMENT	$42,241		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-CLARKSDALE, MS	121 DELTA STREET	CLARKSDALE	MS	38614	CUSTOMER BAILMENT	$1,958		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
ATMOS ENERGY-CLEVELAND, MS	107 W SUNFLOWER ROAD	CLEVELAND	MS	38732	CUSTOMER BAILMENT	$2,262		MCJUNKIN RED MAN CORPORATION
AKZO NOBEL-COLUMBUS, MS	4374 NASHVILLE FERRY RD E	COLUMBUS	MS	39702	CUSTOMER BAILMENT	$30,892		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-COLUMBUS, MS	1423 MAIN STREET	COLUMBUS	MS	39701	CUSTOMER BAILMENT	$9,544		MCJUNKIN RED MAN CORPORATION
DUPONT-DELISLE, MS	7685 KILN & DELISLE ROAD	DELISLE	MS	39571	CUSTOMER BAILMENT	$81,399		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-FLOWOOD, MS	790 LIBERTY ROAD	FLOWOOD	MS	39232	CUSTOMER BAILMENT	$7,948		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-GREENVILLE, MS	332 MAIN STREET	GREENVILLE	MS	38701	CUSTOMER BAILMENT	$6,391		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-GREENWOOD, MS	120 EAST CHURCH STREET	GREENWOOD	MS	38930	CUSTOMER BAILMENT	$2,090		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-GRENADA, MS	1456 COMMERCE STREET	GRENADA	MS	38901	CUSTOMER BAILMENT	$4,234		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-INDIANOLA, MS	100 B FRONT STREET	INDIANOLA	MS	38751	CUSTOMER BAILMENT	$4,286		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
COLUMBIA GULF TRANSMISSION-INVERNESS, MS	4161 FOUR MILE ROAD	INVERNESS	MS	38753	CUSTOMER BAILMENT	$1,579		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-JACKSON, MS	4155 INDUSTRIAL DRIVE	JACKSON	MS	39209	CUSTOMER BAILMENT	$48,903		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-JACKSON, MS	4155 INDUSTRIAL DRIVE	JACKSON	MS	39209	SATELLITE	$604,825		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-JACKSON, MS	4155 INDUSTRIAL DRIVE	JACKSON	MS	39209	CUSTOMER BAILMENT	$65,246		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-KOSKIUSKO, MS	510 VETERANS MEMORIAL DR	KOSKIUSKO	MS	39090	CUSTOMER BAILMENT	$9,236		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-MERIDIAN, MS	1701 6TH STREET	MERIDIAN	MS	39301	CUSTOMER BAILMENT	$7,198		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-NATCHEZ, MS	54 E FRANKLIN STREET	NATCHEZ	MS	39120	CUSTOMER BAILMENT	$3,871		MCJUNKIN RED MAN CORPORATION
FIRST CHEMICAL-PASCAGOULA, MS	1001 INDUSTRIAL ROAD	PASCAGOULA	MS	39568	CUSTOMER BAILMENT	$4,019		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-SOUTHAVEN, MS	5249 PEPPERCHASE DRIVE	SOUTHAVEN	MS	38671	CUSTOMER BAILMENT	$26,830		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-STARKVILLE, MS	402 UNIVERSITY DRIVE	STARKVILLE	MS	39759	CUSTOMER BAILMENT	$3,637		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
ATMOS ENERGY-TUPELO, MS	1308 WEST MAIN STREET	TUPELO	MS	38801	CUSTOMER BAILMENT	$7,302		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-WEST POINT, MS	120 S DIVISION STREET	WEST POINT	MS	39773	CUSTOMER BAILMENT	$2,054		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-YAZOO CITY, MS	941 CALHOUN AVE	YAZOO CITY	MS	39194	CUSTOMER BAILMENT	$5,365		MCJUNKIN RED MAN CORPORATION
CONOCO PHILLIPS-BAKER, MT	HWY 7	BAKER	MT	59313	CUSTOMER BAILMENT	$30,059		MCJUNKIN RED MAN CORPORATION
CONOCO PHILLIPS-BILLINGS, MT	401 S 23RD STREET	BILLINGS	MT	59103	CUSTOMER BAILMENT	$47,276		MCJUNKIN RED MAN CORPORATION
EXXON CO USA MO1511-BILLINGS, MT	700 EXXON ROAD	BILLINGS	MT	59103	CUSTOMER BAILMENT	$22,959		MCJUNKIN RED MAN CORPORATION
HAVRE PIPELINE-HAVRE, MT	CLEAR CREEK ROAD	HAVRE	MT	59501	CUSTOMER BAILMENT	$33,921		MCJUNKIN RED MAN CORPORATION
PIEDMONT NATURAL GAS-BURLINGTON, NC	1116 RAINEY STREET	BURLINGTON	NC	27215	CUSTOMER BAILMENT	$20,383		MCJUNKIN RED MAN CORPORATION
ELEMENTIS CHROMIUM-CASTLE HAYNE, NC	5408 HOLLY SHELTER ROAD	CASTLE HAYNE	NC	28429	CUSTOMER BAILMENT	$2,522		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
PIEDMONT NATURAL GAS-CHARLOTTE, NC	8700 MONROE ROAD	CHARLOTTE	NC	28212	CUSTOMER BAILMENT	$11,785		MCJUNKIN RED MAN CORPORATION
PIEDMONT NATURAL GAS-CHARLOTTE, NC	11110 MT HOLLY-HUNTERSVILE	CHARLOTTE	NC	28214	CUSTOMER BAILMENT	$12,131		MCJUNKIN RED MAN CORPORATION
PIEDMONT NATURAL GAS-ELIZABETH CITY, NC	105-B IMPACT BLVD	ELIZABETH CITY	NC	27919	CUSTOMER BAILMENT	$16,115		MCJUNKIN RED MAN CORPORATION
DUPONT TEIJIN FILMS U S L P-FAYETTEVILLE, NC	3220 CEDAR CREEK RD	FAYETTEVILLE	NC	28302	CUSTOMER BAILMENT	$8,502		MCJUNKIN RED MAN CORPORATION
DUPONT-FAYETTEVILLE, NC	22828 HWY 87 WEST	FAYETTEVILLE	NC	28306	CUSTOMER BAILMENT	$30,827		MCJUNKIN RED MAN CORPORATION
PIEDMONT NATURAL GAS-FAYETTEVILLE, NC	1069 WILKES ROAD	FAYETTEVILLE	NC	28306	CUSTOMER BAILMENT	$15,880		MCJUNKIN RED MAN CORPORATION
PIEDMONT NATURAL GAS-GREENSBORO, NC	2011 GREENGATE DRIVE	GREENSBORO	NC	27406	CUSTOMER BAILMENT	$20,697		MCJUNKIN RED MAN CORPORATION
PIEDMONT NATURAL GAS-HICKORY, NC	1921 8TH AVENUE NW	HICKORY	NC	28601	CUSTOMER BAILMENT	$20,576		MCJUNKIN RED MAN CORPORATION
PIEDMONT NATURAL GAS-HIGH POINT, NC	2623 UWHARRIE ROAD	HIGH POINT	NC	27263	CUSTOMER BAILMENT	$20,620		MCJUNKIN RED MAN CORPORATION
PIEDMONT NATURAL GAS-MONROE, NC	5601 CANNON DRIVE	MONROE	NC	28110	CUSTOMER BAILMENT	$20,109		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
CLARIANT CORP-MOUNT HOLLY, NC	EAST CATAWBA AVENUE	MOUNT HOLLY	NC	28120	CUSTOMER BAILMENT	$4,836		MCJUNKIN RED MAN CORPORATION
PIEDMONT NATURAL GAS-NEW BERN, NC	111 CORPORATE LANE	NEW BERN	NC	28560	CUSTOMER BAILMENT	$16,093		MCJUNKIN RED MAN CORPORATION
PIEDMONT NATURAL GAS-REIDSVILLE, NC	825 WAY STREET	REIDSVILLE	NC	27323	CUSTOMER BAILMENT	$20,448		MCJUNKIN RED MAN CORPORATION
PIEDMONT NATURAL GAS-ROCKINGHAM, NC	325 OLD CHARLOTTE HIGHWAY	ROCKINGHAM	NC	28379	CUSTOMER BAILMENT	$19,565		MCJUNKIN RED MAN CORPORATION
PIEDMONT NATURAL GAS-SALISBURY, NC	324 EAST LIBERTY STREET	SALISBURY	NC	28144	CUSTOMER BAILMENT	$20,630		MCJUNKIN RED MAN CORPORATION
PIEDMONT NATURAL GAS-SPRUCE PINE, NC	6781 US 19E HIGHWAY	SPRUCE PINE	NC	28777	CUSTOMER BAILMENT	$20,234		MCJUNKIN RED MAN CORPORATION
PIEDMONT NATURAL GAS-TARBORO, NC	410 DOWD STREET	TARBORO	NC	27886	CUSTOMER BAILMENT	$15,924		MCJUNKIN RED MAN CORPORATION
PIEDMONT NATURAL GAS-WILMINGTON, NC	1310 SOUTH 10TH STREET	WILMINGTON	NC	28401	CUSTOMER BAILMENT	$16,237		MCJUNKIN RED MAN CORPORATION
PIEDMONT NATURAL GAS-WINSTON-SALEM, NC	2300 LOWERY STREET	WINSTON SALEM	NC	27101	CUSTOMER BAILMENT	$20,749		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
HESS CORP-CHARLSON, ND	10391 43RD ST NW	CHARLSON	ND	58763	SATELLITE	$762,128		MCJUNKIN RED MAN CORPORATION
TIOGA, ND	10356 68TH ST NORTHWEST	TIOGA	ND	58852	FF	$3,044,851		MCJUNKIN RED MAN CORPORATION
BLACK HILLS TRUCKING-WILLISTON, ND	1008 58TH ST W	WILLISTON	ND	58801	THIRD PARTY - OCTG	$266,197		MCJUNKIN RED MAN CORPORATION
STALLION OILFIELD SERVICE-WILLISTON, ND	14070 49TH STREET NW	WILLISTON	ND	58801	THIRD PARTY - OCTG	$4,232,559		MCJUNKIN RED MAN CORPORATION
TUBOSCOPE-WILLISTON, ND	N COUNTY ROAD 7	WILLISTON	ND	58801	THIRD PARTY - OCTG	$2,365,784		MCJUNKIN RED MAN CORPORATION
CASTRONICS-KIMBALL, NE	EAST HIGHWAY 30	KIMBALL	NE	69145	THIRD PARTY - OCTG	$402,378		MCJUNKIN RED MAN CORPORATION
CASTRONICS-KIMBALL, NE	E HWY 30	KIMBALL	NE	69145	THIRD PARTY - OCTG	$274,346		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-PLATTSMOUTH, NE	203 WILES ROAD	PLATTSMOUTH	NE	68048	INTERNAL	$104,303		MCJUNKIN RED MAN CORPORATION
NEW MEXICO GAS COMPANY-PLATTSMOUTH, NE	203 WILES ROAD	PLATTSMOUTH	NE	68048	INTERNAL	$93,075		MCJUNKIN RED MAN CORPORATION
CHESAPEAKE-SIDNEY, NE	2321 INDUSTRIAL AVE	SIDNEY	NE	69162	THIRD PARTY - CS	$733,084		MCJUNKIN RED MAN CORPORATION
COMMERCIAL RESINS-SIDNEY, NE	3232 RD 101 EAST BLDG 232	SIDNEY	NE	69162	THIRD PARTY - LINE PIPE	$17,925,075		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-FLEMINGTON, NJ	60 EAST MAIN STREET	FLEMINGTON	NJ	08822	CUSTOMER BAILMENT	$10,957		MCJUNKIN RED MAN CORPORATION
ELIZABETHTOWN GAS-FLEMINGTON, NJ	60 EAST MAIN STREET	FLEMINGTON	NJ	08822	CUSTOMER BAILMENT	$938		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
SOUTH JERSEY GAS-FRANKLINVILLE, NJ	3345 DELSEA DRIVE	FRANKLINVILLE	NJ	08332	CUSTOMER BAILMENT	$12,193		MCJUNKIN RED MAN CORPORATION
SOUTH JERSEY GAS-GLASSBORO, NJ	142 SOUTH MAIN STREET	GLASSBORO	NJ	08028	CUSTOMER BAILMENT	$48,960		MCJUNKIN RED MAN CORPORATION
SOUTH JERSEY GAS-MILLVILLE, NJ	1211 NORTH 2ND STREET	MILLVILLE	NJ	08332	CUSTOMER BAILMENT	$55,589		MCJUNKIN RED MAN CORPORATION
SOUTH JERSEY GAS-PLEASANTVILLE, NJ	111 NORTH FRANKLIN AVENUE	PLEASANTVILLE	NJ	08232	CUSTOMER BAILMENT	$57,444		MCJUNKIN RED MAN CORPORATION
SOUTH JERSEY GAS-PLEASANTVILLE, NJ	230 NEW NORTH ROAD	PLEASANTVILLE	NJ	08232	CUSTOMER BAILMENT	$9,917		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-STEWARTSVILLE, NJ	148 EDISON ROAD	STEWARTSVILLE	NJ	08886	CUSTOMER BAILMENT	$20,427		MCJUNKIN RED MAN CORPORATION
ELIZABETHTOWN GAS-STEWARTSVILLE, NJ	148 EDISON ROAD	STEWARTSVILLE	NJ	08886	CUSTOMER BAILMENT	$2,511		MCJUNKIN RED MAN CORPORATION
SOUTH JERSEY GAS-SWAINTON, NJ	1708 RT 9 NORTH	SWAINTON	NJ	08210	CUSTOMER BAILMENT	$66,042		MCJUNKIN RED MAN CORPORATION
SOUTH JERSEY GAS-SWAINTON, NJ	916 RT 9 NORTH	SWAINTON	NJ	08210	CUSTOMER BAILMENT	$8,999		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
ATLANTA GAS LIGHT-UNION, NJ	UTILITIES ROAD	UNION	NJ	07083	CUSTOMER BAILMENT	$65,862		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-UNION, NJ	UTILITIES ROAD	UNION	NJ	07083	CUSTOMER BAILMENT	$1,877		MCJUNKIN RED MAN CORPORATION
SOUTH JERSEY GAS-VINELAND, NJ	805 SHERIDAN AVE	VINELAND	NJ	08361	CUSTOMER BAILMENT	$13,088		MCJUNKIN RED MAN CORPORATION
SOUTH JERSEY GAS-WATERFORD WORKS, NJ	305 CENTER AVENUE	WATERFORD WORKS	NJ	08089	CUSTOMER BAILMENT	$2,357		MCJUNKIN RED MAN CORPORATION
AGAVE ENERGY-ARTESIA, NM	288 KINCAID RD	ARTESIA	NM	88210	CUSTOMER BAILMENT	$7,391		MCJUNKIN RED MAN CORPORATION
CHEVRON-AZTEC, NM	332 RD 3100	AZTEC	NM	87410	CUSTOMER BAILMENT	$13,608		MCJUNKIN RED MAN CORPORATION
ENERGEN RESOURCES CORP-AZTEC, NM	811 SOUTH MAIN ST	AZTEC	NM	87410	CUSTOMER BAILMENT	$14,579		MCJUNKIN RED MAN CORPORATION
TUBO-INSP-FARMINGTON-AZTEC, NM	#30 ROAD 3351	AZTEC	NM	87410	THIRD PARTY - OCTG	$224,155		MCJUNKIN RED MAN CORPORATION
WPX ENERGY-AZTEC, NM	721 S MAIN STREET	AZTEC	NM	87410	TRAILER	$19,250		MCJUNKIN RED MAN CORPORATION
WPX ENERGY-AZTEC, NM	721 S MAIN STREET	AZTEC	NM	87410	CUSTOMER BAILMENT	$3,964		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
WPX ENERGY-AZTEC, NM	721 S MAIN STREET	AZTEC	NM	87410	TRAILER	$27,694		MCJUNKIN RED MAN CORPORATION
WILLIAMS FIELD SERVICE-BLANCO, NM	MILE MARKER 100.5 HWY 64	BLANCO	NM	87412	CUSTOMER BAILMENT	$0		MCJUNKIN RED MAN CORPORATION
WILLIAMS FIELD SERVICE-BLOOMFIELD, NM	#190 COUNTY ROAD 4980	BLOOMFIELD	NM	87413	CUSTOMER BAILMENT	$40,614		MCJUNKIN RED MAN CORPORATION
WILLIAMS FIELD SERVICE-BLOOMFIELD, NM	#190 COUNTY ROAD 4980	BLOOMFIELD	NM	87413	CUSTOMER BAILMENT	$6,219		MCJUNKIN RED MAN CORPORATION
EUNICE - MIDDLE PLANT-EUNICE, NM	STATE ROAD 176	EUNICE	NM	88231	CUSTOMER BAILMENT	$14,725		MCJUNKIN RED MAN CORPORATION
TARGA RESOURCES-EUNICE, NM	3/4 MILE S OF TEXAS AVE & FOURTH ST	EUNICE	NM	88231	CUSTOMER BAILMENT	$2,979		MCJUNKIN RED MAN CORPORATION
CHESAPEAKE OPERATING INC-HOBBS, NM	1616 WEST BENDER BLVD	HOBBS	NM	88240	CUSTOMER BAILMENT	$49,152		MCJUNKIN RED MAN CORPORATION
MRM SATELLITE STORE-HOBBS, NM	1611 WEST MARLAND ST	HOBBS	NM	88240	SATELLITE	$1,089,290		MCJUNKIN RED MAN CORPORATION
NAVAJO REFINING-LOVINGTON, NM	LOVINGTON HIGHWAY	LOVINGTON	NM	88260	CUSTOMER BAILMENT	$6,122		MCJUNKIN RED MAN CORPORATION
TARGA RESOURCES-LOVINGTON, NM	LOVINGTON HIGHWAY	LOVINGTON	NM	88260	CUSTOMER BAILMENT	$7,321		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
TARGA RESOURCES-LOVINGTON, NM	LOVINGTON HIGHWAY	LOVINGTON	NM	88260	CUSTOMER BAILMENT	$0		MCJUNKIN RED MAN CORPORATION
TARGA RESOURCES-MONUMENT, NM	MONUMENT HIGHWAY	MONUMENT	NM	88265	CUSTOMER BAILMENT	$11,803		MCJUNKIN RED MAN CORPORATION
TALISMAN ENERGY-BIG FLATS, NY	60 HAMMOND STREET We no longer lease this property	BIG FLATS	NY	14814	TRAILER	$31,162		MCJUNKIN RED MAN CORPORATION
MOMENTIVE PERFORMANCE-WATERFORD, NY	260 HUDSON RIVER ROAD	WATERFORD	NY	12188	CUSTOMER BAILMENT	$70,635		MCJUNKIN RED MAN CORPORATION
COLUMBIA GAS OF OH-ALLIANCE, OH	2225-1/2 UNION AVE	ALLIANCE	OH	44601	CUSTOMER BAILMENT	$10,718		MCJUNKIN RED MAN CORPORATION
MILLENNIUM CHEMICALS-ASHTABULA, OH	2900 MIDDLE ROAD	ASHTABULA	OH	44004	CUSTOMER BAILMENT	$51,365		MCJUNKIN RED MAN CORPORATION
MILLENNIUM-ASHTABULA, OH	2900 MIDDLE ROAD	ASHTABULA	OH	44004	FF	$241,096		MCJUNKIN RED MAN CORPORATION
COLUMBIA GAS OF OH-ATHENS, OH	19 BLUELINE DR	ATHENS	OH	45701	CUSTOMER BAILMENT	$28,270		MCJUNKIN RED MAN CORPORATION
COLUMBIA GAS OF OH-BELLAIRE, OH	5303 N GUEMSEY ST	BELLAIRE	OH	43906	CUSTOMER BAILMENT	$31,923		MCJUNKIN RED MAN CORPORATION
KRATON POLYMERS-BELPRE, OH	RT. 50 WEST	BELPRE	OH	45714	CUSTOMER BAILMENT	$14,035		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
WESTERMAN CO-BREMEN, OH	245 N BROAD ST	BREMEN	OH	43107	THIRD PARTY - PBB	$80,580		MCJUNKIN RED MAN CORPORATION
TMK IPSCO-BROOKFIELD, OH	6880 PARKWAY DRIVE	BROOKFIELD	OH	44403	THIRD PARTY - OCTG	$4,130		MCJUNKIN RED MAN CORPORATION
VECTREN UTILITIES-BROOKVILLE, OH	354 CARR DR	BROOKVILLE	OH	45309	TRAILER	$27,351		MCJUNKIN RED MAN CORPORATION
COLUMBIA GAS OF OH-CAMBRIDGE, OH	98 STEUBENVILLE AVE	CAMBRIDGE	OH	43725	CUSTOMER BAILMENT	$33,661		MCJUNKIN RED MAN CORPORATION
DANSCO MANUFACTURING-CANTON, OH	2149 MOORE AVENUE SE	CANTON	OH	44707	THIRD PARTY - OCTG	$12,032		MCJUNKIN RED MAN CORPORATION
MARATHON PETROLEUM CO-CANTON, OH	3500 21ST STREET SW	CANTON	OH	44706	TRAILER	$727		MCJUNKIN RED MAN CORPORATION
COLUMBIA GAS OF OH-CHILLICOTHE, OH	843 PIATT AVE	CHILLICOTHE	OH	45601	CUSTOMER BAILMENT	$20,272		MCJUNKIN RED MAN CORPORATION
COLUMBIA GAS OF OH-CIRCLEVILLE, OH	150 EDISON AVE	CIRCLEVILLE	OH	43113	CUSTOMER BAILMENT	$18,664		MCJUNKIN RED MAN CORPORATION
COLUMBIA GAS OF OH-COLUMBUS, OH	3550 JOHNNY APPLESEED	COLUMBUS	OH	43231	CUSTOMER BAILMENT	$71,772		MCJUNKIN RED MAN CORPORATION
COLUMBIA GAS OF OH-COLUMBUS, OH	1440 MCNAUGHTEN RD	COLUMBUS	OH	43016	CUSTOMER BAILMENT	$59,249		MCJUNKIN RED MAN CORPORATION
COLUMBIA GAS OF OH-COSHOCTON, OH	515 N 3RD ST	COSHOCTON	OH	43812	CUSTOMER BAILMENT	$34,961		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
BENMIT DIVISION-DALTON, OH	14852 WEST LINCOLN ST	DALTON	OH	44618	THIRD PARTY - OCTG	$5,657,898		MCJUNKIN RED MAN CORPORATION
COLUMBIA GAS OF OH-EAST LIVERPOOL, OH	16181 ANNESLEY RD	EAST LIVERPOOL	OH	43920	CUSTOMER BAILMENT	$22,880		MCJUNKIN RED MAN CORPORATION
COLUMBIA GAS OF OH-FINDLAY, OH	1800 BROAD AVE	FINDLAY	OH	45840	CUSTOMER BAILMENT	$36,376		MCJUNKIN RED MAN CORPORATION
COLUMBIA GAS OF OH-FREMONT, OH	1525 PORT CLINTON RD	FREMONT	OH	43420	CUSTOMER BAILMENT	$37,297		MCJUNKIN RED MAN CORPORATION
COLUMBIA GAS OF OH-GALLIPOLIS, OH	3628 JACKSON PK	GALLIPOLIS	OH	45631	CUSTOMER BAILMENT	$16,339		MCJUNKIN RED MAN CORPORATION
COLUMBIA GAS OF OH-GROVE CITY, OH	2650 LEWIS CENTER WAY	GROVE CITY	OH	43123	CUSTOMER BAILMENT	$63,873		MCJUNKIN RED MAN CORPORATION
COLUMBIA GAS OF OH-IRONTON, OH	215 N 7TH ST	IRONTON	OH	45638	CUSTOMER BAILMENT	$24,747		MCJUNKIN RED MAN CORPORATION
COLUMBIA GAS OF OH-JACKSON, OH	10581 CHILLICOTHE PARK	JACKSON	OH	45640	CUSTOMER BAILMENT	$15,913		MCJUNKIN RED MAN CORPORATION
INEOS-LIMA, OH	FT AMANDA & ADGATE ROADS	LIMA	OH	45802	CUSTOMER BAILMENT	$21,912		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
INEOS-LIMA, OH	FT AMANDA & ADGATE ROADS	LIMA	OH	45802	CUSTOMER BAILMENT	$5,276		MCJUNKIN RED MAN CORPORATION
PROCTOR&GAMBLE C/O HJ RUSSELL/FDI-CINCINNATI, OH	3875 RESERVOIR ROAD	LIMA	OH	45801	CUSTOMER BAILMENT	$9,626		MCJUNKIN RED MAN CORPORATION
COLUMBIA GAS OF OH-LORAIN, OH	3101 N RIDGE ROAD	LORAIN	OH	44055	CUSTOMER BAILMENT	$86,735		MCJUNKIN RED MAN CORPORATION
COLUMBIA GAS OF OH-MANSFIELD, OH	1021 N MAIN ST	MANSFIELD	OH	44906	CUSTOMER BAILMENT	$47,424		MCJUNKIN RED MAN CORPORATION
COLUMBIA GAS OF OH-MARION, OH	126 LEADER ST	MARION	OH	43302	CUSTOMER BAILMENT	$43,630		MCJUNKIN RED MAN CORPORATION
COLUMBIA GAS OF OH-MEDINA, OH	589 N STATE ROAD	MEDINA	OH	44256	CUSTOMER BAILMENT	$14,101		MCJUNKIN RED MAN CORPORATION
COLUMBIA GAS OF OH-MIDDLEBURG HEIGHTS, OH	7080 FRY ROAD	MIDDLEBURG HEIGHTS	OH	44130	CUSTOMER BAILMENT	$86,428		MCJUNKIN RED MAN CORPORATION
COLUMBIA GAS OF OH-MINERVA, OH	207 S MARKET STREET	MINERVA	OH	44657	CUSTOMER BAILMENT	$43,919		MCJUNKIN RED MAN CORPORATION
COLUMBIA GAS OF OH-MOUNT VERNON, OH	8484 COLUMBUS RD	MOUNT VERNON	OH	43050	CUSTOMER BAILMENT	$38,696		MCJUNKIN RED MAN CORPORATION
CAMPBELL SOUP CO-NAPOLEON, OH	MAUMEE AVENUE	NAPOLEON	OH	43545	CUSTOMER BAILMENT	$17,051		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
COLUMBIA GAS OF OH-NEW LEXINGTON, OH	258 S MAPLE HEIGHTS	NEW LEXINGTON	OH	43764	CUSTOMER BAILMENT	$17,240		MCJUNKIN RED MAN CORPORATION
COLUMBIA GAS OF OH-NEWARK, OH	935 BUCKEYE AVE	NEWARK	OH	43055	CUSTOMER BAILMENT	$37,294		MCJUNKIN RED MAN CORPORATION
COLUMBIA GAS OF OH-NORTHWOOD, OH	6952 MCNEMEY RD	NORTHWOOD	OH	43619	CUSTOMER BAILMENT	$44,271		MCJUNKIN RED MAN CORPORATION
COLUMBIA GAS OF OH-NORWALK, OH	166 MILAN AVE	NORWALK	OH	44857	CUSTOMER BAILMENT	$32,317		MCJUNKIN RED MAN CORPORATION
COLUMBIA GAS OF OH-PLAIN CITY, OH	8101 CORPORATE BV #C	PLAIN CITY	OH	43064	CUSTOMER BAILMENT	$59,298		MCJUNKIN RED MAN CORPORATION
COLUMBIA GAS OF OH-PORTSMOUTH, OH	2313 17TH ST	PORTSMOUTH	OH	45662	CUSTOMER BAILMENT	$24,401		MCJUNKIN RED MAN CORPORATION
COLUMBIA GAS OF OH-SALEM, OH	273 BENTON ROAD	SALEM	OH	44460	CUSTOMER BAILMENT	$41,974		MCJUNKIN RED MAN CORPORATION
COLUMBIA GAS OF OH-SPRINGFIELD, OH	2101 W MAIN ST	SPRINGFIELD	OH	45504	CUSTOMER BAILMENT	$44,512		MCJUNKIN RED MAN CORPORATION
AMKO SERVICE CO-STOW, OH	4704 HUDSON DRIVE	STOW	OH	44224	INTERNAL	$297,381	Leased	MCJUNKIN RED MAN CORPORATION
LINCOLN MANUFACTURING OF OHIO-STRASBURG, OH	777 SOUTH WOOSTER AVENUE	STRASBURG	OH	44680	THIRD PARTY - OCTG	$1,280		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
COLUMBIA GAS TRANSMISSION-SUGAR GROVE, OH	301 MAPLE STREET	SUGAR GROVE	OH	43155	CUSTOMER BAILMENT	$95,818		MCJUNKIN RED MAN CORPORATION
COLUMBIA GAS TRANSMISSION-SUGAR GROVE, OH	301 MAPLE STREET	SUGAR GROVE	OH	43155	CUSTOMER BAILMENT	$94,046		MCJUNKIN RED MAN CORPORATION
COLUMBIA GAS-SUGAR GROVE, OH	6175 OLD LOGAN RD	SUGAR GROVE	OH	43155	CUSTOMER BAILMENT	$6,954		MCJUNKIN RED MAN CORPORATION
VECTREN UTILITIES-TIPP CITY, OH	11990 PETERS PIKE	TIPP CITY	OH	45371	TRAILER	$66,900		MCJUNKIN RED MAN CORPORATION
COLUMBIA GAS OF OH-TOLEDO, OH	300 RYDER RD	TOLEDO	OH	43607	CUSTOMER BAILMENT	$66,105		MCJUNKIN RED MAN CORPORATION
COLUMBIA GAS OF OH-WINTERSVILLE, OH	300 LURAY DR	WINSTERVILLE	OH	43953	CUSTOMER BAILMENT	$34,279		MCJUNKIN RED MAN CORPORATION
BUCKEYE SUPPLY-WOOSTER, OH	460 WEST HENRY STREET	WOOSTER	OH	44691	THIRD PARTY - OCTG	$2,528,570		MCJUNKIN RED MAN CORPORATION
NORRIS SUCKER RODS-WOOSTER, OH	3745 TRIWAY LAND	WOOSTER	OH	44691	THIRD PARTY - PBB	$72,010		MCJUNKIN RED MAN CORPORATION
PJ OPERATING CORP-WOOSTER, OH	426 SOUTH GRANT STREET	WOOSTER	OH	44691	THIRD PARTY - PBB	$5,785		MCJUNKIN RED MAN CORPORATION
BUCKEYE SUPPLY-ZANESVILLE, OH	999 ZANE STREET	ZANESVILLE	OH	43701	THIRD PARTY - OCTG	$102,214		MCJUNKIN RED MAN CORPORATION
COLUMBIA GAS OF OH-ZANESVILLE, OH	2429 N LINDEN AVE	ZANESVILLE	OH	43702	CUSTOMER BAILMENT	$40,847		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
GARRETT TRUCKING-AMBER, OK	1338 CR 1270	AMBER	OK	73004	THIRD PARTY	$18,129,744		MCJUNKIN RED MAN CORPORATION
ATLAS ROOFING CORP-ARDMORE, OK	2300 SOUTH VETERANS BLVD	ARDMORE	OK	73401	CUSTOMER BAILMENT	$2,580		MCJUNKIN RED MAN CORPORATION
ERLANGER-CATOOSA, OK	5610 BIRD CREEK AVENUE	CATOOSA	OK	74015	THIRD PARTY - OCTG	$1,464,473		MCJUNKIN RED MAN CORPORATION
ERLANGER-CATOOSA, OK	5610 BIRD CREEK AVENUE	CATOOSA	OK	74015	THIRD PARTY - OCTG	$6,501		MCJUNKIN RED MAN CORPORATION
TURNER BROTHERS-EDMOND, OK	4725 NORTH BLVD	EDMOND	OK	73025	THIRD PARTY - OCTG	$288,061		MCJUNKIN RED MAN CORPORATION
CHEVRON-GUYMON, OK	1109 SKELLY AVE	GUYMON	OK	73942	CUSTOMER BAILMENT	$8,349		MCJUNKIN RED MAN CORPORATION
CONOCOPHILLIPS-GUYMON, OK	5221 PATRICIA BLVD	GUYMON	OK	73942	CUSTOMER BAILMENT	$2,212		MCJUNKIN RED MAN CORPORATION
MARATHON OIL CO-MARLOW, OK	2201 S BROADWAY HWY 81	MARLOW	OK	73055	CUSTOMER BAILMENT	$5,640		MCJUNKIN RED MAN CORPORATION
MEDFORD, OK	2500 S HWY 81	MEDFORD	OK	73759	FF	$291,932		MCJUNKIN RED MAN CORPORATION
D C P MIDSTREAM-OKARCHE, OK	8644 EDMOND RD NE	OKARCHE	OK	73762	CUSTOMER BAILMENT	$133,179		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
TUBO-INSP-OKLAHOMA CITY, OK	1800 SE 44TH STREET	OKLAHOMA CITY	OK	73129	THIRD PARTY - OCTG	$235,783		MCJUNKIN RED MAN CORPORATION
WASHITA VALLEY ENTERPRISES INC-OKLAHOMA CITY, OK	1702 S.E. 59TH STREET	OKLAHOMA CITY	OK	73129	THIRD PARTY - OCTG	$205,826		MCJUNKIN RED MAN CORPORATION
CONOCO-PONCA CITY, OK	1000 S PINE	PONCA CITY	OK	74601	CUSTOMER BAILMENT	$3,570		MCJUNKIN RED MAN CORPORATION
CONOCO-PONCA CITY, OK	1000 S PINE	PONCA CITY	OK	74601	CUSTOMER BAILMENT	$6,302		MCJUNKIN RED MAN CORPORATION
CONOCO-PONCA CITY, OK	1000 S PINE	PONCA CITY	OK	74601	CUSTOMER BAILMENT	$3,606		MCJUNKIN RED MAN CORPORATION
CONOCO-PONCA CITY, OK	1000 S PINE	PONCA CITY	OK	74601	CUSTOMER BAILMENT	$5,365		MCJUNKIN RED MAN CORPORATION
CONOCO-PONCA CITY, OK	1000 S PINE	PONCA CITY	OK	74601	CUSTOMER BAILMENT	$4,342		MCJUNKIN RED MAN CORPORATION
MULTI-CHEM GROUP LLC-QUINTON, OK	1427 WEST MAIN STREET	QUINTON	OK	74561	CUSTOMER BAILMENT	$9,557		MCJUNKIN RED MAN CORPORATION
RANGE RESOURCES CORP-TONKAWA, OK	303 THUNDERBIRD ROAD	TONKAWA	OK	74653	TRAILER	$14,447		MCJUNKIN RED MAN CORPORATION
CHESAPEAKE-WOODWARD, OK	2421 WESTERN AVENUE	WOODWARD	OK	73801	THIRD PARTY - CS	$116,168		MCJUNKIN RED MAN CORPORATION
PETROLEUM SERVICE-WOODWARD, OK	2421 WESTERN AVE	WOODWARD	OK	73801	THIRD PARTY	$10,862,435		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
COLUMBIA GAS OF PA-BEAVER FALLS, PA	338 CONCORD CHURCH ROAD	BEAVER FALLS	PA	15010	CUSTOMER BAILMENT	$65,076		MCJUNKIN RED MAN CORPORATION
SENECA RESOURCES-BROOKVILLE, PA	51 ZENTS BLVD	BROOKVILLE	PA	15825	CUSTOMER BAILMENT	$54,727		MCJUNKIN RED MAN CORPORATION
TUBOSCOPE-DARLINGTON, PA	128 CANNELTON ROAD	DARLINGTON	PA	16115	THIRD PARTY - OCTG	$233,303		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-DUBOIS, PA	805 LIBERTY BLVD	DUBOIS	PA	15801	CUSTOMER BAILMENT	$9,382		MCJUNKIN RED MAN CORPORATION
FORT WORTH PIPE SERVICES, LP-DUBOIS, PA	650 RAIL TERMINAL DRIVE	DUBOIS	PA	15801	THIRD PARTY - OCTG	$11,562,651		MCJUNKIN RED MAN CORPORATION
DURA-BOND COATING INC-EXPORT, PA	2658 PUCKETY DRIVE	EXPORT	PA	15632	THIRD PARTY - LINE PIPE	$452,044		MCJUNKIN RED MAN CORPORATION
PANHANDLE OILFIELD SERVICES-JERSEY SHORE, PA	70 MARYLAND AVENUE	JERSEY SHORE	PA	17740	THIRD PARTY - PBB	$7,296,539		MCJUNKIN RED MAN CORPORATION
PENNSYLVANIA GENERAL ENERGY-MARIENVILLE, PA	ROUTE 66 NORTH	MARIENVILLE	PA	16239	CUSTOMER BAILMENT	$162,720		MCJUNKIN RED MAN CORPORATION
PENNSYLVANIA GENERAL ENERGY-MARIENVILLE, PA	ROUTE 66 NORTH	MARIENVILLE	PA	16239	CUSTOMER BAILMENT	$44,044		MCJUNKIN RED MAN CORPORATION
DURA BOND-MCKEESPORT, PA	3200 YOUGHIOGHENY RIVER RD	MCKEESPORT	PA	15134	THIRD PARTY - LINE PIPE	$767,360		MCJUNKIN RED MAN CORPORATION
DURA BOND-MCKEESPORT, PA	3200 YOUGHIOGHENY RIVER RD	MCKEESPORT	PA	15134	THIRD PARTY - LINE PIPE	$526,007		MCJUNKIN RED MAN CORP\ORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
DURA-BOND COATING INC-MCKEESPORT, PA	3200 YOUGHIOGHENY RIVER RD	MCKEESPORT	PA	15134	THIRD PARTY - LINE PIPE	$19,158,456		MCJUNKIN RED MAN CORPORATION
K & B MACHINE-MONTOURSVILLE, PA	146 S LOYALSOCK AVE	MONTOURSVILLE	PA	17754	THIRD PARTY - OCTG	$170,032		MCJUNKIN RED MAN CORPORATION
CABOT OIL & GAS-MONTROSE, PA	STATE ROUTE 29, RR 6 BOX 6100	MONTROSE	PA	18801	CUSTOMER BAILMENT	$271,658		MCJUNKIN RED MAN CORPORATION
LIBERTY COATING COMPANY-MORRISVILLE, PA	21 S STEEL ROAD	MORRISVILLE	PA	19067	THIRD PARTY - LINE PIPE	$445,199		MCJUNKIN RED MAN CORPORATION
COLUMBIA GAS OF PA-PERRYOPOLIS, PA	3488 PITTSBURGH STREET	PERRYOPOLIS	PA	15473	CUSTOMER BAILMENT	$44,997		MCJUNKIN RED MAN CORPORATION
INDSPEC CHEMICAL CORP-PETROLIA, PA	133 MAIN STREET	PETROLIA	PA	16050	CUSTOMER BAILMENT	$44,929		MCJUNKIN RED MAN CORPORATION
COLUMBIA GAS OF PA-PITTSBURGH, PA	660 HORNING ROAD	PITTSBURGH	PA	15236	CUSTOMER BAILMENT	$47,241		MCJUNKIN RED MAN CORPORATION
PENNSYLVANIA GENERAL ENERGY-PORT ALLEGANY, PA	3448 RT 155N	PORT ALLEGANY	PA	16743	CUSTOMER BAILMENT	$611,948		MCJUNKIN RED MAN CORPORATION
CNX GAS-RICES LANDING, PA	253 RIVER ROAD	RICES LANDING	PA	15357	THIRD PARTY - PBB	$11,112		MCJUNKIN RED MAN CORPORATION
FORT WORTH PIPE SERVICES-SAYRE, PA	60 DOMINIC PACE	SAYRE	PA	18840	THIRD PARTY - OCTG	$15,499,187		MCJUNKIN RED MAN CORPORATION
WILLIAMS FIELD SERVICE-SPRINGVILLE, PA	4685 STATE ROUTE 29	SPRINGVILLE	PA	18844	TRAILER	$31,276		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
DURA BOND-STEELTON, PA	2716 SOUTH FRONT STREET	STEELTON	PA	17113	THIRD PARTY - LINE PIPE	$110,527		MCJUNKIN RED MAN CORPORATION
ALBEMARLE-TYRONE, PA	2 ADAMS AVE	TYRONE	PA	16686	CUSTOMER BAILMENT	$60,856		MCJUNKIN RED MAN CORPORATION
COLUMBIA GAS OF PA-WASHINGTON, PA	850 WILMINGTON ROAD	WASHINGTON	PA	15301	CUSTOMER BAILMENT	$66,911		MCJUNKIN RED MAN CORPORATION
COLUMBIA GAS-WAYNESBURG, PA	ROUTE 21 W	WAYNEBURG	PA	15370	CUSTOMER BAILMENT	$2,349		MCJUNKIN RED MAN CORPORATION
YOURGA TRUCKING INC-WHEATLAND, PA	145 JOHN H YOURGA PLACE	WHEATLAND	PA	16161	THIRD PARTY - OCTG	$200,514		MCJUNKIN RED MAN CORPORATION
COLUMBIA GAS OF PA-YORK, PA	629 LOUCKS MILL ROAD	YORK	PA	17403	CUSTOMER BAILMENT	$68,665		MCJUNKIN RED MAN CORPORATION
COLUMBIA GAS OF PA-YORK, PA	701 N SHERMAN STREET	YORK	PA	17402	CUSTOMER BAILMENT	$69,383		MCJUNKIN RED MAN CORPORATION
CHESAPEAKE-MCKEESPORT, PA	3200 YOUGHIOGHENY RIVER RD	MCKEESPORT	PS	15134	THIRD PARTY - CS	$3,498,932		MCJUNKIN RED MAN CORPORATION
PIEDMONT NATURAL GAS-ANDERSON, SC	1325 GEORGE ALBERT LAKE RD	ANDERSON	SC	29624	CUSTOMER BAILMENT	$20,652		MCJUNKIN RED MAN CORPORATION
CELANESE EMULSIONS-ENOREE, SC	14355 HWY 221	ENOREE	SC	29335	CUSTOMER BAILMENT	$7,604		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
PIEDMONT NATURAL GAS-GREENVILLE, SC	100 WOODRUFF INDUSTRIAL LN	GREENVILLE	SC	29601	CUSTOMER BAILMENT	$20,910		MCJUNKIN RED MAN CORPORATION
SOLUTIA-GREENWOOD, SC	HIGHWAY 246	GREENWOOD	SC	29646	CUSTOMER BAILMENT	$7,280		MCJUNKIN RED MAN CORPORATION
ALBEMARLE-ORANGEBURG, SC	CANNON ROAD	ORANGEBURG	SC	29115	CUSTOMER BAILMENT	$235,878		MCJUNKIN RED MAN CORPORATION
PIEDMONT NATURAL GAS-SPARTANBURG, SC	501 WEST BLACKSTOCK ROAD	SPARTANBURG	SC	29301	CUSTOMER BAILMENT	$20,418		MCJUNKIN RED MAN CORPORATION
BP AMOCO-WANDO, SC	1306 AMOCO DRIVE HWY 98	WANDO	SC	29492	CUSTOMER BAILMENT	$142,930		MCJUNKIN RED MAN CORPORATION
CONOCOPHILLIPS-ALSASK, SK	6-1-28-28W3	ALSASK	SK	S0L0A0	CUSTOMER BAILMENT	$0		MIDFIELD SUPPLY ULC
MIDFIELD SUPPLY, ULC-CARLYLE, SK	BOX 1468, 402 - 9 SERVICE ROAD S	CARLYLE	SK	S0C0R0	FF	$1,284,881		MIDFIELD SUPPLY ULC
MIDFIELD SUPPLY, ULC-KINDERSLEY, SK	1301 - 11 AVE	KINDERSLEY	SK	S0L1S0	FF	$764,215		MIDFIELD SUPPLY ULC
B&R ECKLES - LLOYDMINSTER-LLOYDMINSTER, SK	HWY 16 EAST 3KM EAST OF LLOYDMINSTER	LLOYDMINSTER	SK	S9V2B3	THIRD PARTY - PBB	$767,599		MIDFIELD SUPPLY ULC
B&R ECKLES-LLOYDMINSTER, SK	HWY 16 EAST, 3KM EAST OF LLOYDMINSTER	LLOYDMINSTER	SK	S9V2B3	THIRD PARTY - OCTG	$520,574		MIDFIELD SUPPLY ULC
FLINT OILFIELD HAULING - LLOYDMINSTER-LLOYDMINSTER, SK	BOX 1829	LLOYDMINSTER	SK	S9V1N4	THIRD PARTY - OCTG	$983,405		MIDFIELD SUPPLY ULC

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
HUSKY ENERGY-LLOYDMINSTER, SK	UPGRADER ROAD	LLOYDMINSTER	SK	S9V1M6	CUSTOMER BAILMENT	$15,110		MIDFIELD SUPPLY ULC
CNRL LLOYDMINSTER-LONE ROCK, SK	13-11-47-27W3	LONE ROCK	SK	S0M1K0	CUSTOMER BAILMENT	$28,326		MIDFIELD SUPPLY ULC
MIDFIELD SUPPLY, ULC-MAIDSTONE, SK	BOX 239	MAIDSTONE	SK	S0M1M0	FF	$685,635	Leased	MIDFIELD SUPPLY ULC
FLINT OILFIELD HAULING - SWIFT CURRENT-SWIFT CURRENT, SK	3297 N SERVICE ROAD WEST	SWIFT CURRENT	SK	S9H4G5	THIRD PARTY - PBB	$489,543		MIDFIELD SUPPLY ULC
APACHE WEYBURN-WEYBURN, SK	BOX 2005	WEYBURN	SK	S4H3M8	CUSTOMER BAILMENT	$65,442		MIDFIELD SUPPLY ULC
BOWATER CALHOUN-CALHOUN, TN	HIGHWAY 11	CALHOUN	TN	37309	CUSTOMER BAILMENT	$30,314		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-CHATTANOOGA, TN	2207 OLAN MILL DRIVE	CHATTANOOGA	TN	37421	CUSTOMER BAILMENT	$27,400		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-CHATTANOOGA, TN	2207 OLAN MILLS DRIVE	CHATTANOOGA	TN	37421	CUSTOMER BAILMENT	$3,019		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-COLUMBIA, TN	810 NASHVILLE HIGHWAY	COLUMBIA	TN	38401	CUSTOMER BAILMENT	$46,064		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-FRANKLIN, TN	127 2ND AVENUE NORTH	FRANKLIN	TN	37064	CUSTOMER BAILMENT	$48,915		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
ATMOS ENERGY-FRANKLIN, TN	200 NOAH DRIVE	FRANKLIN	TN	37064	CUSTOMER BAILMENT	$2,357		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-GREENVILLE, TN	1221 SNAPPS FERRY ROAD	GREENVILLE	TN	37744	CUSTOMER BAILMENT	$13,672		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-JOHNSON CITY, TN	2833 WEST MARKET STREET	JOHNSON CITY	TN	37604	CUSTOMER BAILMENT	$48,206		MCJUNKIN RED MAN CORPORATION
B A E ORDNANCE SYSTEMS-KINGSPORT, TN	1037 TIDEWATER COURT	KINGSPORT	TN	37660	INTERNAL	$48,709		MCJUNKIN RED MAN CORPORATION
SPECTRA ENERGY-KINGSPORT, TN	1037 TIDEWATER CT	KINGSPORT	TN	37660	CUSTOMER BAILMENT	$10,086		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-MARYVILLE, TN	1639 ROBERT C JACKSON DR	MARYVILLE	TN	37802	CUSTOMER BAILMENT	$43,709		MCJUNKIN RED MAN CORPORATION
VALERO REFINING CO-MEMPHIS, TN	546 W MALLORY AVE	MEMPHIS	TN	38109	CUSTOMER BAILMENT	$29,943		MCJUNKIN RED MAN CORPORATION
VALERO-MEMPHIS, TN	360 WEST MALLORY	MEMPHIS	TN	38103	CUSTOMER BAILMENT	$24,091		MCJUNKIN RED MAN CORPORATION
VALERO-MEMPHIS, TN	360 WEST MALLORY	MEMPHIS	TN	38103	CUSTOMER BAILMENT	$17,699		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-MORRISTOWN, TN	1335 W ANDREW JOHNSON WAY	MORRISTOWN	TN	37814	CUSTOMER BAILMENT	$27,381		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
PRECISION BOILER LLC-MORRISTOWN, TN	5727 SUPERIOR DR	MORRISTOWN	TN	37814	CUSTOMER BAILMENT	$8,618		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-MURFREESBORO, TN	334 W LOKEY AVENUE	MURFREESBORO	TN	37130	CUSTOMER BAILMENT	$61,403		MCJUNKIN RED MAN CORPORATION
E I DUPONT DE NEMOURS & CO INC-NEW JOHNSONVILLE, TN	ONE DUPONT ROAD	NEW JOHNSONVILLE	TN	37134	CUSTOMER BAILMENT	$187,708		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-SHELBYVILLE, TN	321 LANE PARKWAY	SHELBYVILLE	TN	37160	CUSTOMER BAILMENT	$17,008		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-UNION CITY, TN	1504 SOUTH FIRST STREET	UNION CITY	TN	38261	CUSTOMER BAILMENT	$17,862		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY MID-TEX DIVISION-ABILENE, TX	1449 SOUTH TREADWAY	ABILENE	TX	79602	CUSTOMER BAILMENT	$95,408		MCJUNKIN RED MAN CORPORATION
INEOS-ALVIN, TX	2 MI S OF FM2917 ON FM2004	ALVIN	TX	77512	CUSTOMER BAILMENT	$42,489		MCJUNKIN RED MAN CORPORATION
INEOS-ALVIN, TX	FM 2004 SOUTH	ALVIN	TX	77511	CUSTOMER BAILMENT	$2,521		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-AMARILLO, TX	306 N GRAND ST	AMARILLO	TX	79107	CUSTOMER BAILMENT	$85,035		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
CHEVRON-ANDREWS, TX	9830 SW 4400	ANDREWS	TX	79714	CUSTOMER BAILMENT	$56,802		MCJUNKIN RED MAN CORPORATION
CHEVRON-ANDREWS, TX	9830 SW 4400 ANDREWS CNTY	ANDREWS	TX	79714	CUSTOMER BAILMENT	$26,354		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY MID-TEX DIVISION-ARLINGTON, TX	106 STADIUM DR	ARLINGTON	TX	76010	CUSTOMER BAILMENT	$142,649		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY MID-TEX DIVISION-ATHENS, TX	6466 ST HWY 19 S	ATHENS	TX	75751	CUSTOMER BAILMENT	$29,084		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY MID-TEX DIVISION-ATHENS, TX	9350 CR 1205	ATHENS	TX	75751	CUSTOMER BAILMENT	$7,951		MCJUNKIN RED MAN CORPORATION
CELANESE-BAY CITY, TX	FM 3057	BAY CITY	TX	77414	CUSTOMER BAILMENT	$3,350		MCJUNKIN RED MAN CORPORATION
CHEVRON-BAYTOWN, TX	9500 I-10 EAST	BAYTOWN	TX	77521	CUSTOMER BAILMENT	$9,756		MCJUNKIN RED MAN CORPORATION
CHEVRON-BAYTOWN, TX	9500 I-10 EAST	BAYTOWN	TX	77521	CUSTOMER BAILMENT	$6,623		MCJUNKIN RED MAN CORPORATION
EXXONMOBIL BAYTOWN CHEMICAL-BAYTOWN, TX	3525 DECKER DRIVE	BAYTOWN	TX	77520	CUSTOMER BAILMENT	$0		MCJUNKIN RED MAN CORPORATION
EXXONMOBIL BAYTOWN OLEFINS PLANT-BAYTOWN, TX	3525 DECKER DRIVE	BAYTOWN	TX	77520	CUSTOMER BAILMENT	$14,397		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
EXXONMOBIL BAYTOWN OLEFINS PLANT-BAYTOWN, TX	3525 DECKER DRIVE	BAYTOWN	TX	77520	CUSTOMER BAILMENT	$9,635		MCJUNKIN RED MAN CORPORATION
EXXONMOBIL BAYTOWN OLEFINS PLANT-BAYTOWN, TX	3525 DECKER DRIVE	BAYTOWN	TX	77520	CUSTOMER BAILMENT	$5,998		MCJUNKIN RED MAN CORPORATION
EXXONMOBIL BAYTOWN OLEFINS PLANT-BAYTOWN, TX	3525 DECKER DRIVE	BAYTOWN	TX	77520	CUSTOMER BAILMENT	$5,454		MCJUNKIN RED MAN CORPORATION
EXXONMOBIL BAYTOWN OLEFINS PLANT-BAYTOWN, TX	3525 DECKER DRIVE	BAYTOWN	TX	77520	CUSTOMER BAILMENT	$3,657		MCJUNKIN RED MAN CORPORATION
EXXONMOBIL BAYTOWN OLEFINS PLANT-BAYTOWN, TX	3525 DECKER DRIVE	BAYTOWN	TX	77520	CUSTOMER BAILMENT	$3,647		MCJUNKIN RED MAN CORPORATION
EXXONMOBIL-BAYTOWN, TX	SAN JACINTO AND RAILROAD	BAYTOWN	TX	77520	CUSTOMER BAILMENT	$35,865		MCJUNKIN RED MAN CORPORATION
EXXONMOBIL-BAYTOWN, TX	SAN JACINTO AND RAILROAD	BAYTOWN	TX	77520	CUSTOMER BAILMENT	$11,945		MCJUNKIN RED MAN CORPORATION
EXXONMOBIL-BAYTOWN, TX	SAN JACINTO AND RAILROAD	BAYTOWN	TX	77520	CUSTOMER BAILMENT	$44,179		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY MID-TEX DIVISION-BEDFORD, TX	2000 RELIANCE PKWY	BEDFORD	TX	76201	CUSTOMER BAILMENT	$105,582		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
CHEVRON-BIG LAKE, TX	1505 NORTH STATE HWY 137	BIG LAKE	TX	76932	CUSTOMER BAILMENT	$50,992		MCJUNKIN RED MAN CORPORATION
ALON-BIG SPRINGS, TX	I-20 EAST AT REFINERY ROAD	BIG SPRING	TX	79721	CUSTOMER BAILMENT	$87,195		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-BIG SPRING, TX	2002 E FM 700	BIG SPRING	TX	79720	CUSTOMER BAILMENT	$19,211		MCJUNKIN RED MAN CORPORATION
CELANESE-BISHOP, TX	HWY 77 SOUTH 2 MILES	BISHOP	TX	78343	CUSTOMER BAILMENT	$13,329		MCJUNKIN RED MAN CORPORATION
CHEVRON PHILLIPS CHEMICAL-BORGER, TX	SPUR 119 EAST	BORGER	TX	79007	CUSTOMER BAILMENT	$8,812		MCJUNKIN RED MAN CORPORATION
D C P MIDSTREAM-BORGER, TX	9101 HWY 136	BORGER	TX	79007	CUSTOMER BAILMENT	$33,707		MCJUNKIN RED MAN CORPORATION
WRB REFINING LLC-BORGER, TX	SPUR 119 N & WHITTENBURG	BORGER	TX	79007	CUSTOMER BAILMENT	$1,237		MCJUNKIN RED MAN CORPORATION
WRB REFINING LLC-BORGER, TX	SPRU 19 N AND WHITTENBURG	BORGER	TX	79007	CUSTOMER BAILMENT	$5,131		MCJUNKIN RED MAN CORPORATION
WRB REFINING LLC-BORGER, TX	SPRU 19 N AND WHITTENBURG	BORGER	TX	79007	CUSTOMER BAILMENT	$12,454		MCJUNKIN RED MAN CORPORATION
WRB REFINING LLC-BORGER, TX	SPRU 19 N AND WHITTENBURG	BORGER	TX	79007	CUSTOMER BAILMENT	$4,876		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
WRB REFINING LLC-BORGER, TX	SPRU 19 N AND WHITTENBURG	BORGER	TX	79007	CUSTOMER BAILMENT	$4,237		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY MID-TEX DIVISION-BOWIE, TX	101 ELBA	BOWIE	TX	76230	CUSTOMER BAILMENT	$4,183		MCJUNKIN RED MAN CORPORATION
EOG RESOURCES-BOWIE, TX	252 JERRY WALKER ROAD	BOWIE	TX	76102	THIRD PARTY - PBB	$4,573		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY MID-TEX DIVISION-BOYD, TX	142 NORTH FM 730	BOYD	TX	76023	CUSTOMER BAILMENT	$73,651		MCJUNKIN RED MAN CORPORATION
DEVON GAS SERVICES-BRIDGEPORT, TX	415 CR 3502	BRIDGEPORT	TX	76426	CUSTOMER BAILMENT	$16,622		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-BROWNFIELD, TX	217 W HILL	BROWNFIELD	TX	79316	CUSTOMER BAILMENT	$7,906		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY MID-TEX DIVISION-BROWNWOOD, TX	4304 DANHIL DRIVE	BROWNWOOD	TX	76801	CUSTOMER BAILMENT	$41,312		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY MID-TEX DIVISION-BRYAN, TX	297 N EARL RUDDER FWY	BRYAN	TX	77802	CUSTOMER BAILMENT	$22,649		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY MID-TEX DIVISION-BRYAN, TX	297 N EARL RUDDER FWY	BRYAN	TX	77802	CUSTOMER BAILMENT	$102,200		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY MID-TEX DIVISION-BURNET, TX	3100 S WATER STREET	BURNET	TX	78611	CUSTOMER BAILMENT	$20,337		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
SUPERIOR PIPELINE-CANADIAN, TX	15042 FM 3044	CANADIAN	TX	79014	CUSTOMER BAILMENT	$15,464		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY MID-TEX DIVISION-CARROLLTON, TX	1400 EAST PATTON PLACE	CARROLLTON	TX	75007	CUSTOMER BAILMENT	$119,865		MCJUNKIN RED MAN CORPORATION
CHESAPEAKE-CHANNELVIEW, TX	400 S SHELDON RD	CHANNELVIEW	TX	77530	THIRD PARTY - CS	$12,274,164		MCJUNKIN RED MAN CORPORATION
LABARGE COATING-CHANNELVIEW, TX	400 SOUTH SHELDON ROAD	CHANNELVIEW	TX	77530	THIRD PARTY - LINE PIPE	$42,134,818		MCJUNKIN RED MAN CORPORATION
LYONDELL CHEMICAL-CHANNELVIEW, TX	2502 SHELDON ROAD	CHANNELVIEW	TX	77530	CUSTOMER BAILMENT	$2,293		MCJUNKIN RED MAN CORPORATION
PATTERSON TRUCKING-CHANNELVIEW, TX	539 S SHELDON RD	CHANNELVIEW	TX	77530	THIRD PARTY - OCTG	$0		MCJUNKIN RED MAN CORPORATION
PATTERSON-CHANNELVIEW, TX	539 SHELDON ROAD	CHANNELVIEW	TX	77530	THIRD PARTY - OCTG	$0		MCJUNKIN RED MAN CORPORATION
MEASUREMENTATION INC-COLDSPRING, TX	35 PETROLEUM ROAD	COLDSPRING	TX	77331	CUSTOMER BAILMENT	$6,801		MCJUNKIN RED MAN CORPORATION
CITGO REFINING-CORPUS CHRISTI, TX	6743 UP RIVER ROAD	CORPUS CHRISTI	TX	78409	CUSTOMER BAILMENT	$3,530		MCJUNKIN RED MAN CORPORATION
CITGO REFINING-CORPUS CHRISTI, TX	6743 UP RIVER ROAD	CORPUS CHRISTI	TX	78409	CUSTOMER BAILMENT	$3,294		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
CITGO REFINING-CORPUS CHRISTI, TX	3500 BUDDY LAWRENCE	CORPUS CHRISTI	TX	78469	CUSTOMER BAILMENT	$4,772		MCJUNKIN RED MAN CORPORATION
CITGO REFINING-CORPUS CHRISTI, TX	3500 BUDDY LAWRENCE	CORPUS CHRISTI	TX	78469	CUSTOMER BAILMENT	$5,916		MCJUNKIN RED MAN CORPORATION
CITGO REFINING-CORPUS CHRISTI, TX	3500 BUDDY LAWRENCE	CORPUS CHRISTI	TX	78469	CUSTOMER BAILMENT	$4,904		MCJUNKIN RED MAN CORPORATION
CITGO REFINING-CORPUS CHRISTI, TX	3500 BUDDY LAWRENCE	CORPUS CHRISTI	TX	78469	CUSTOMER BAILMENT	$6,239		MCJUNKIN RED MAN CORPORATION
EQUISTAR-CORPUS CHRISTI, TX	1501 MCKENZIE RD AT HWY 44	CORPUS CHRISTI	TX	78410	CUSTOMER BAILMENT	$1,152		MCJUNKIN RED MAN CORPORATION
HIGH YIELD—CORPUS CHRISTI-CORPUS CHRISTI, TX	1901 N CLARKWOOD BLDG 216	CORPUS CHRISTI	TX	78409	SATELLITE	$85,508	Leased	MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY MID-TEX DIVISION-CORSICANA, TX	2340 S BUSINESS 45	CORSICANA	TX	75110	CUSTOMER BAILMENT	$49,164		MCJUNKIN RED MAN CORPORATION
FORT WORTH PIPE SERVICES LP-CRESSON, TX	2250 N CRESSON HWY	CRESSON	TX	76035	THIRD PARTY - OCTG	$85,232		MCJUNKIN RED MAN CORPORATION
BHM PIPE & SUPPLY CO-CROSBY, TX	11615 FM ROAD 2100	CROSBY	TX	77532	THIRD PARTY	$401,646		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY MID-TEX DIVISION-DALLAS, TX	2601 LOGAN ST	DALLAS	TX	75215	CUSTOMER BAILMENT	$296,099		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
ROHM & HAAS-DEER PARK, TX	1900 TIDAL ROAD	DEER PARK	TX	77536	CUSTOMER BAILMENT	$9,118		MCJUNKIN RED MAN CORPORATION
ROHM & HAAS-DEER PARK, TX	1900 TIDAL ROAD	DEER PARK	TX	77536	CUSTOMER BAILMENT	$8,547		MCJUNKIN RED MAN CORPORATION
ROHM & HAAS-DEER PARK, TX	1900 TIDAL ROAD	DEER PARK	TX	77536	CUSTOMER BAILMENT	$6,304		MCJUNKIN RED MAN CORPORATION
ROHM & HAAS-DEER PARK, TX	1900 TIDAL ROAD	DEER PARK	TX	77536	CUSTOMER BAILMENT	$2,402		MCJUNKIN RED MAN CORPORATION
ROHM&HAAS-DEER PARK, TX	1900 TIDAL RD	DEER PARK	TX	77536	CUSTOMER BAILMENT	$0		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY MID-TEX DIVISION-DENTON, TX	106 N BRADSHAW STREET	DENTON	TX	76205	CUSTOMER BAILMENT	$21,007		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY MID-TEX DIVISION-DENTON, TX	106 N BRADSHAW STREET	DENTON	TX	76205	CUSTOMER BAILMENT	$75,065		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY MID-TEX DIVISION-DESOTO, TX	917 E CENTRE PARK BLVD	DESOTO	TX	75115	CUSTOMER BAILMENT	$58,201		MCJUNKIN RED MAN CORPORATION
MOCKINGBIRD MIDSTREAM GAS SERVICES-DILLEY, TX	16640 IH 35 SOUTH	DILLEY	TX	78017	CUSTOMER BAILMENT	$15,182		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY MID-TEX DIVISION-EASTLAND, TX	240 HWY 3101	EASTLAND	TX	76448	CUSTOMER BAILMENT	$26,706		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
CONOCO PHILLIPS-FORSAN, TX	14 MILE S BIG SPRINGS TX ON HWY 87	FORSAN	TX	79733	CUSTOMER BAILMENT	$13,380		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY MID-TEX DIVISION-FORT WORTH, TX	100 W MORNINGSIDE DRIVE	FORT WORTH	TX	76102	CUSTOMER BAILMENT	$46,983		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY MID-TEX DIVISION-FT WORTH, TX	4580 BLUE MOUND ROAD	FORT WORTH	TX	76106	CUSTOMER BAILMENT	$48,786		MCJUNKIN RED MAN CORPORATION
TREND GATHERING AND TREATING-FRANKLIN, TX	9771 FM 979 EAST (REAR)	FRANKLIN	TX	77856	CUSTOMER BAILMENT	$21,668		MCJUNKIN RED MAN CORPORATION
FREER IRON WORKS-FREER, TX	202 NORTH NORTON	FREER	TX	78357	THIRD PARTY - PBB	$34,460		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY MID-TEX DIVISION-FT WORTH, TX	100 W MORNINGSIDE DRIVE	FT WORTH	TX	76102	CUSTOMER BAILMENT	$219,578		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY MID-TEX DIVISION-GAINESVILLE, TX	2601 W HWY 82	GAINESVILLE	TX	76240	CUSTOMER BAILMENT	$29,683		MCJUNKIN RED MAN CORPORATION
TARGA RESOURCES-GALENA PARK, TX	12807 AMERICAN PETROLUM RD	GALENA PARK	TX	77547	CUSTOMER BAILMENT	$4,399		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY MID-TEX DIVISION-GARLAND, TX	1310 HWY 66	GARLAND	TX	75040	CUSTOMER BAILMENT	$20,342		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY MID-TEX DIVISION-GARLAND, TX	1310 HWY 66	GARLAND	TX	75040	CUSTOMER BAILMENT	$127,691		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
ATMOS ENERGY MID-TEX DIVISION-GATESVILLE, TX	407 N HWY 36, SUITE 6	GATESVILLE	TX	76528	CUSTOMER BAILMENT	$19,387		MCJUNKIN RED MAN CORPORATION
ENERGY TRANSFER-GIDDINGS, TX	3945 EAST AUSTIN	GIDDINGS	TX	78942	CUSTOMER BAILMENT	$30,214		MCJUNKIN RED MAN CORPORATION
CONOCO PHILLIPS-GOLDSMITH, TX	302 PLANT ROAD	GOLDSMITH	TX	79741	CUSTOMER BAILMENT	$153,479		MCJUNKIN RED MAN CORPORATION
D C P MIDSTREAM-GOLDSMITH, TX	HWY 158	GOLDSMITH	TX	79741	CUSTOMER BAILMENT	$7,117		MCJUNKIN RED MAN CORPORATION
D C P MIDSTREAM-GRANBURY, TX	6610 LIPAN HWY	GRANBURY	TX	76048	CUSTOMER BAILMENT	$6,569		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY MID-TEX DIVISION-GREENVILLE, TX	7909 TRADERS CIRCLE	GREENVILLE	TX	75402	CUSTOMER BAILMENT	$49,623		MCJUNKIN RED MAN CORPORATION
DUPONT-GREGORY, TX	HWY 361	GREGORY	TX	78359	CUSTOMER BAILMENT	$63,821		MCJUNKIN RED MAN CORPORATION
OCCIDENTAL CHEMICAL-GREGORY, TX	87 INGLESIDE PLANT HWY 361	GREGORY	TX	78359	CUSTOMER BAILMENT	$37,925		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY MID-TEX DIVISION-GROESBECK, TX	1774 N HWY 14	GROESBECK	TX	76442	CUSTOMER BAILMENT	$59,257		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
MARATHON OIL CO-GROESBECK, TX	158 COUNTY ROAD 750	GROESBECK	TX	76642	CUSTOMER BAILMENT	$27,622		MCJUNKIN RED MAN CORPORATION
CONOCO PHILLIPS-GRUVER, TX	7880 FM 2349	GRUVER	TX	79040	CUSTOMER BAILMENT	$6,511		MCJUNKIN RED MAN CORPORATION
D C P MIDSTREAM-GRUVER, TX	15150 COUNTY ROAD 9	GRUVER	TX	79040	CUSTOMER BAILMENT	$16,336		MCJUNKIN RED MAN CORPORATION
EXXONMOBIL-HAWKINS, TX	HWY 14 & FM1795	HAWKINS	TX	75765	TRAILER	$42,649		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-HEREFORD, TX	E HWY 60 & PROGRESSIVE RD	HEREFORD	TX	79045	CUSTOMER BAILMENT	$30,858		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY MID-TEX DIVISION-HILLSBORO, TX	1507 ABBOTT AVENUE	HILLSBORO	TX	76645	CUSTOMER BAILMENT	$31,697		MCJUNKIN RED MAN CORPORATION
ARCTIC PIPE INSPECTION INC-HOUSTON, TX	9500 SHELDON ROAD	HOUSTON	TX	77049	THIRD PARTY - OCTG	$37,804		MCJUNKIN RED MAN CORPORATION
ARCTIC-HOUSTON, TX	9500 SHELDON ROAD	HOUSTON	TX	77049	THIRD PARTY - OCTG	$96,314		MCJUNKIN RED MAN CORPORATION
C M SERVICES-HOUSTON, TX	7411 MESA DRIVE	HOUSTON	TX	77028	THIRD PARTY - OCTG	$26,269		MCJUNKIN RED MAN CORPORATION
CM SERVICES-HOUSTON, TX	7411 MESA DRIVE	HOUSTON	TX	77028	THIRD PARTY - OCTG	$12,673		MCJUNKIN RED MAN CORPORATION
CUSTOM PIPE COATERS-HOUSTON, TX	7177 CAVALCADE ST	HOUSTON	TX	77028	THIRD PARTY - LINE PIPE	$5		McJunkin Red Man Corporation

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
DELTA TUBULAR INT’L(FRANK’S)-HOUSTON, TX	9518 EAST MT RD	HOUSTON	TX	77050	THIRD PARTY - OCTG	$2,366,612		MCJUNKIN RED MAN CORPORATION
DELTA TUBULAR-HOUSTON, TX	9393 SHELDON RD	HOUSTON	TX	77049	THIRD PARTY - OCTG	$1,965,646		MCJUNKIN RED MAN CORPORATION
E L FARMER YARD-HOUSTON, TX	15706 BEAUMONT HWY	HOUSTON	TX	77049	THIRD PARTY - OCTG	$20		MCJUNKIN RED MAN CORPORATION
ENGLOBAL ENGINEERING-HOUSTON, TX	225 PORTWALL SUITE 200	HOUSTON	TX	77029	CUSTOMER BAILMENT	$5,601		MCJUNKIN RED MAN CORPORATION
HYDRIL-ANADARKO PROGRAM-HOUSTON, TX	302 MCCARTY ST	HOUSTON	TX	77029	THIRD PARTY - OCTG	$38,911		MCJUNKIN RED MAN CORPORATION
HYDRIL-MCCARTY-HOUSTON, TX	302 MCCARTY ST	HOUSTON	TX	77029	THIRD PARTY - OCTG	$138,014		MCJUNKIN RED MAN CORPORATION
ITS THREADING AND MFG.,INC.-HOUSTON, TX	7735 MILLER ROAD #3	HOUSTON	TX	77049	THIRD PARTY - OCTG	$98,341		MCJUNKIN RED MAN CORPORATION
LINCOLN MANUFACTURING-HOUSTON, TX	5301 POLK STREET, BUILDING #4	HOUSTON	TX	77023	THIRD PARTY - OCTG	$62,074		MCJUNKIN RED MAN CORPORATION
NOBLE/E L FARMER YARD-HOUSTON, TX	15706 BEAUMONT HWY	HOUSTON	TX	77049	THIRD PARTY - OCTG	$13,569		MCJUNKIN RED MAN CORPORATION
OCTG, LLP-HOUSTON, TX	9200 SHELDON ROAD	HOUSTON	TX	77049	THIRD PARTY - OCTG	$555,359		MCJUNKIN RED MAN CORPORATION
STEWART TUBULAR PRODUCTS-HOUSTON, TX	1810 AFTON	HOUSTON	TX	77055	THIRD PARTY - OCTG	$19,154		McJunkin Red Man Corporation
T&S UPSET & THREAD-HOUSTON, TX	18702 HARDY ROAD	HOUSTON	TX	77073	THIRD PARTY - OCTG	$0		McJunkin Red Man Corporation

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
TEJAS TUBULAR PROCESSING, INC-HOUSTON, TX	8640 N GREEN RIVER DRIVE	HOUSTON	TX	77028	THIRD PARTY - OCTG	$0		MCJUNKIN RED MAN CORPORATION
TUBO-NORTH-INSP-INT’L-HOUSTON, TX	10222 SHELDON ROAD	HOUSTON	TX	77049	THIRD PARTY	$2,117,303		MCJUNKIN RED MAN CORPORATION
TUBO-SOUTH-INSP-HOUSTON, TX	9015 SHELDON ROAD	HOUSTON	TX	77049	THIRD PARTY - OCTG	$2,829,519		MCJUNKIN RED MAN CORPORATION
TUBULAR SERVICES-JPORT-HOUSTON, TX	2030 JACINTO PORT BLVD	HOUSTON	TX	77015	THIRD PARTY - OCTG	$39,636		MCJUNKIN RED MAN CORPORATION
TUBULAR SERVICES-MCCARTY-HOUSTON, TX	1010 MCCARTY ST	HOUSTON	TX	77029	THIRD PARTY - OCTG	$17,771		MCJUNKIN RED MAN CORPORATION
VALERO-HOUSTON, TX	9701 MANCHESTER	HOUSTON	TX	77012	CUSTOMER BAILMENT	$8,961		MCJUNKIN RED MAN CORPORATION
VALERO-HOUSTON, TX	9701 MANCHESTER	HOUSTON	TX	77012	CUSTOMER BAILMENT	$9,807		MCJUNKIN RED MAN CORPORATION
VALERO-HOUSTON, TX	9701 MANCHESTER	HOUSTON	TX	77012	CUSTOMER BAILMENT	$8,330		MCJUNKIN RED MAN CORPORATION
WOMBLE COMPANY, INC-HOUSTON, TX	5875 KELLEY STREET	HOUSTON	TX	77026	THIRD PARTY - LINE PIPE	$9,643		MCJUNKIN RED MAN CORPORATION
WOMBLE COMPANY, INC-HOUSTON, TX	13605 INDUSTRIAL ROAD	HOUSTON	TX	77015	THIRD PARTY - LINE PIPE	$9,985,368		MCJUNKIN RED MAN CORPORATION
XXTREME PIPE STORAGE, LLC-HOUSTON, TX	7814 MILLER ROAD #3	HOUSTON	TX	77049	THIRD PARTY - OCTG	$169,778		McJunkin Red Man Corporation
VALERO-HOUSTON, TX	9701 MANCHESTER	HOUTON	TX	77012	CUSTOMER BAILMENT	$10,420		McJunkin Red Man Corporation

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
TUBO-INSP-HUGHES SPRINGS, TX	HWY 161 S	HUGHES SPRINGS	TX	75656	THIRD PARTY - OCTG	$36,343		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY MID-TEX DIVISION-IRVING, TX	1931 E 6TH STREET	IRVING	TX	75060	CUSTOMER BAILMENT	$126,782		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY MID-TEX DIVISION-JOSHUA, TX	360 N GREGORY	JOSHUA	TX	76058	CUSTOMER BAILMENT	$40,427		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY MID-TEX DIVISION-KERRVILLE, TX	2315 E MAIN	KERRVILLE	TX	78028	CUSTOMER BAILMENT	$38,412		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY MID-TEX DIVISION-KILLEEN, TX	317 N 2ND STREET	KILLEEN	TX	76541	CUSTOMER BAILMENT	$54,537		MCJUNKIN RED MAN CORPORATION
DUPONT-LA PORTE, TX	12501 STRANG ROAD	LA PORTE	TX	77571	CUSTOMER BAILMENT	$6,878		MCJUNKIN RED MAN CORPORATION
EQUISTAR CHEMICAL-LA PORTE, TX	1515 MILLER CUT OFF ROAD	LA PORTE	TX	77571	CUSTOMER BAILMENT	$2,559		MCJUNKIN RED MAN CORPORATION
EQUISTAR-LA PORTE, TX	1515 MILLER CUT OFF ROAD	LA PORTE	TX	77571	CUSTOMER BAILMENT	$146		MCJUNKIN RED MAN CORPORATION
EQUISTAR-LAPORTE, TX	1515 MILLER CUT OFF ROAD	LA PORTE	TX	77571	CUSTOMER BAILMENT	$1,019		MCJUNKIN RED MAN CORPORATION
EQUISTAR-LAPORTE, TX	1515 MILLER CUT OFF ROAD	LA PORTE	TX	77571	CUSTOMER BAILMENT	$1,065		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
ROHM & HAAS-LA PORTE, TX	13300 BAY AREA BLVD	LA PORTE	TX	77572	CUSTOMER BAILMENT	$13,663		MCJUNKIN RED MAN CORPORATION
OXY VINYLS-LA PORTE, TX	2400 MILLER CUT-OFF ROAD	LAPORTE	TX	77521	CUSTOMER BAILMENT	$17,676		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-LITTLEFIELD, TX	500 W 7TH ST	LITTLEFIELD	TX	79339	CUSTOMER BAILMENT	$21,356		MCJUNKIN RED MAN CORPORATION
A & A COATERS-LONE STAR, TX	3679 FM 250	LONE STAR	TX	75668	THIRD PARTY - LINE PIPE	$12,580,460		MCJUNKIN RED MAN CORPORATION
LONE STAR TUBULAR SVC-LONE STAR, TX	FM 729	LONE STAR	TX	75668	THIRD PARTY - OCTG	$118,105		MCJUNKIN RED MAN CORPORATION
STAR TUBULAR SERVICES-LONE STAR, TX	FM 250 BOX 300	LONE STAR	TX	75668	THIRD PARTY	$820,724		MCJUNKIN RED MAN CORPORATION
XXTREME PIPE STORAGE-LONE STAR, TX	2694 FM250	LONE STAR	TX	75668	THIRD PARTY - OCTG	$16,290		MCJUNKIN RED MAN CORPORATION
CHESAPEAKE-LONESTAR, TX	3679 FM 250	LONESTAR	TX	75668	THIRD PARTY - CS	$7,801,437		MCJUNKIN RED MAN CORPORATION
US STEEL-LONE STAR, TX	FM 250, 3 MILES EAST OF LONE STAR	LONESTAR	TX	75668	THIRD PARTY - OCTG	$8,201,131		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY MID-TEX DIVISION-LONGVIEW, TX	2009 EAST COTTON	LONGVIEW	TX	75602	CUSTOMER BAILMENT	$48,033		MCJUNKIN RED MAN CORPORATION
EASTMAN CHEMICAL CO-LONGVIEW, TX	CALLAHAN ROAD	LONGVIEW	TX	75602	CUSTOMER BAILMENT	$9,302		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
EASTMAN CHEMICAL CO-LONGVIEW, TX	CALLAHAN ROAD	LONGVIEW	TX	75602	CUSTOMER BAILMENT	$19,273		MCJUNKIN RED MAN CORPORATION
EASTMAN CHEMICAL CO-LONGVIEW, TX	CALLAHAN ROAD	LONGVIEW	TX	75602	CUSTOMER BAILMENT	$11,058		MCJUNKIN RED MAN CORPORATION
EASTMAN CHEMICAL CO-LONGVIEW, TX	CALLAHAN ROAD	LONGVIEW	TX	75602	CUSTOMER BAILMENT	$938		MCJUNKIN RED MAN CORPORATION
EASTMAN CHEMICAL CO-LONGVIEW, TX	CALLAHAN ROAD	LONGVIEW	TX	75602	CUSTOMER BAILMENT	$4,658		MCJUNKIN RED MAN CORPORATION
EASTMAN CHEMICAL CO-LONGVIEW, TX	CALLAHAN ROAD	LONGVIEW	TX	75602	CUSTOMER BAILMENT	$16,873		MCJUNKIN RED MAN CORPORATION
EASTMAN CHEMICAL CO-LONGVIEW, TX	CALLAHAN ROAD	LONGVIEW	TX	75602	CUSTOMER BAILMENT	$7,501		MCJUNKIN RED MAN CORPORATION
EASTMAN CHEMICAL CO-LONGVIEW, TX	CALLAHAN ROAD	LONGVIEW	TX	75602	CUSTOMER BAILMENT	$7,033		MCJUNKIN RED MAN CORPORATION
EASTMAN CHEMICAL CO-LONGVIEW, TX	CALLAHAN ROAD	LONGVIEW	TX	75602	CUSTOMER BAILMENT	$4,415		MCJUNKIN RED MAN CORPORATION
EASTMAN CHEMICAL CO-LONGVIEW, TX	CALLAHAN ROAD	LONGVIEW	TX	75602	CUSTOMER BAILMENT	$2,206		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
EASTMAN CHEMICAL CO-LONGVIEW, TX	CALLAHAN ROAD	LONGVIEW	TX	75602	CUSTOMER BAILMENT	$2,103		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-LUBBOCK, TX	40TH & MARTIN LUTHER KING	LUBBOCK	TX	79408	CUSTOMER BAILMENT	$42,955		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-LUBBOCK, TX	4003 MLK JR. BLVD	LUBBOCK	TX	79404	SATELLITE	$978,668		MCJUNKIN RED MAN CORPORATION
LINCOLN MANUFACTURING-MAGNOLIA, TX	31209 FM 2978 ROAD	MAGNOLIA	TX	77354	THIRD PARTY - OCTG	$63,948		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY MID-TEX DIVISION-MCKINNEY, TX	1681 CORPORATE DRIVE	MCKINNEY	TX	75069	CUSTOMER BAILMENT	$15,491		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY MID-TEX DIVISION-MCKINNEY, TX	1681 CORPORATE DRIVE	MCKINNEY	TX	75069	CUSTOMER BAILMENT	$91,146		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-MIDLAND, TX	PERMIAN BASIN UNIT	MIDLAND	TX	79711	CUSTOMER BAILMENT	$89,227		MCJUNKIN RED MAN CORPORATION
CHEVRON CONSIGNMENT - 1788 PIPE YARD-MIDLAND, TX	4200 N FM 1788	MIDLAND	TX	79707	THIRD PARTY - OCTG	$554,983		MCJUNKIN RED MAN CORPORATION
EXXONMOBIL MONT BELVIEU PLASTICS PLANT-MONT BELVIEU, TX	13330 HATCHERVILLE ROAD	MONT BELVIEU	TX	77580	CUSTOMER BAILMENT	$16,224		MCJUNKIN RED MAN CORPORATION
TARGA RESOURCES-MONT BELVIEU, TX	10319 HIGHWAY 146 NORTH	MOUNT BELVIEU	TX	77580	CUSTOMER BAILMENT	$20,143		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
E.L. FARMER TRUCKING-ODESSA, TX	1002 S COUNTY RD WEST	ODESSA	TX	79763	THIRD PARTY	$1,581,287		MCJUNKIN RED MAN CORPORATION
ODESSA DRILL PIPE RECLAMATION-ODESSA, TX	11816 W I-20 EAST	ODESSA	TX	79765	THIRD PARTY - OCTG	$97,593		MCJUNKIN RED MAN CORPORATION
PRADON CONSTRUCTION-ODESSA, TX	2100 W 83RD ST	ODESSA	TX	79764	THIRD PARTY	$137,088		MCJUNKIN RED MAN CORPORATION
PRECISION LINING SYSTEMS-ODESSA, TX	9019 N COUNTY RD WEST	ODESSA	TX	79764	THIRD PARTY - OCTG	$323,729		MCJUNKIN RED MAN CORPORATION
S I W PIPE AND SUPPLY-ODESSA, TX	6149 W 10TH ST	ODESSA	TX	79763	THIRD PARTY - OCTG	$94,304		MCJUNKIN RED MAN CORPORATION
TK LINER SHOP-ODESSA, TX	2400 STEVENS ROAD	ODESSA	TX	79764	THIRD PARTY - OCTG	$124,989		MCJUNKIN RED MAN CORPORATION
TUBO-CTG-PERMIAN ODSA-ODESSA, TX	316 SOUTH WILLIAMS	ODESSA	TX	79763	THIRD PARTY - OCTG	$264,524		MCJUNKIN RED MAN CORPORATION
TUBOSCOPE COATING-MIDLAND-ODESSA, TX	11919 COUNTY RD 128 W	ODESSA	TX	79765	THIRD PARTY - OCTG	$907,857		MCJUNKIN RED MAN CORPORATION
ULTRA PREMIUM OILFIELD SERVICE-ODESSA, TX	3333 BRAZOS	ODESSA	TX	79764	THIRD PARTY - OCTG	$949		MCJUNKIN RED MAN CORPORATION
OLD OCEAN, TX	HWY 35 SOUTH & FM 524	OLD OCEAN	TX	77463	FF	$346,131		MCJUNKIN RED MAN CORPORATION
CHEVRON-OZONA, TX	3081 IH 10E	OZONA	TX	76943	CUSTOMER BAILMENT	$10,140		MCJUNKIN RED MAN CORPORATION
DCP-OZONA, TX	372 STATE HWY 163 SOUTH	OZONA	TX	76943	CUSTOMER BAILMENT	$30,222		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
ATMOS ENERGY MID-TEX DIVISION-PALESTINE, TX	200 WILLOW CREEK PARKWAY	PALESTINE	TX	75801	CUSTOMER BAILMENT	$26,332		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-PAMPA, TX	1417 S BARNES	PAMPA	TX	79065	CUSTOMER BAILMENT	$17,431		MCJUNKIN RED MAN CORPORATION
CHEVRON-PAMPA, TX	1503 S BARNES	PAMPA	TX	79065	CUSTOMER BAILMENT	$8,548		MCJUNKIN RED MAN CORPORATION
D C P MIDSTREAM-PAMPA, TX	11703 HIGHWAY 152	PAMPA	TX	79065	CUSTOMER BAILMENT	$3,711		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY MID-TEX DIVISION-PARIS, TX	3005 NW LOOP 286	PARIS	TX	75460	CUSTOMER BAILMENT	$52,646		MCJUNKIN RED MAN CORPORATION
ALBEMARLE-PASADENA, TX	1000 NORTH SOUTH ST.	PASADENA	TX	77501	CUSTOMER BAILMENT	$3,382		MCJUNKIN RED MAN CORPORATION
ALBEMARLE-PASADENA, TX	1000 NORTH SOUTH ST.	PASADENA	TX	77501	CUSTOMER BAILMENT	$2,655		MCJUNKIN RED MAN CORPORATION
ALBEMARLE-PASADENA, TX	1000 NORTH SOUTH ST.	PASADENA	TX	77501	CUSTOMER BAILMENT	$873		MCJUNKIN RED MAN CORPORATION
ALBEMARLE-PASADENA, TX	1000 NORTH SOUTH ST.	PASADENA	TX	77501	CUSTOMER BAILMENT	$2,553		MCJUNKIN RED MAN CORPORATION
ALBEMARLE-PASADENA, TX	13000 BAY PARK ROAD	PASADENA	TX	77507	CUSTOMER BAILMENT	$29,032		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
CELANESE-PASADENA, TX	9502 BAYPORT ROAD	PASADENA	TX	77507	CUSTOMER BAILMENT	$6,899		MCJUNKIN RED MAN CORPORATION
CHEVRON PHILLIPS CHEMICAL-PASADENA, TX	1400 JEFFERSON RD	PASADENA	TX	77501	CUSTOMER BAILMENT	$12,080		MCJUNKIN RED MAN CORPORATION
CHEVRON PHILLIPS CHEMICAL-PASADENA, TX	1400 JEFFERSON ROAD	PASADENA	TX	77501	CUSTOMER BAILMENT	$759		MCJUNKIN RED MAN CORPORATION
CHEVRON PHILLIPS CHEMICAL-PASADENA, TX	1400 JEFFERSON ROAD	PASADENA	TX	77501	CUSTOMER BAILMENT	$8,277		MCJUNKIN RED MAN CORPORATION
EQUISTAR-PASADENA, TX	5761 UNDERWOOD	PASADENA	TX	77507	CUSTOMER BAILMENT	$1,217		MCJUNKIN RED MAN CORPORATION
LYONDELL BASSELL-PASADENA, TX	12001 BAY AREA BLVD	PASADENA	TX	77507	CUSTOMER BAILMENT	$1,195		MCJUNKIN RED MAN CORPORATION
PASADENA, TX	1423 HIGHWAY 225	PASADENA	TX	77506	FF	$210,062		MCJUNKIN RED MAN CORPORATION
SEKISUI SPECIALTY CHEMICAL-PASADENA, TX	1423 HWY 225	PASADENA	TX	77506	CUSTOMER BAILMENT	$4,590		MCJUNKIN RED MAN CORPORATION
HOUSTON TUBULARS INC-PEARLAND, TX	13600 HATFIELD	PEARLAND	TX	77581	THIRD PARTY	$53,093		MCJUNKIN RED MAN CORPORATION
SHAWCOR PIPE PROTECTION-PEARLAND, TX	4501 KNAPP ROAD	PEARLAND	TX	77581	THIRD PARTY - LINE PIPE	$19,032,890		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
ATMOS ENERGY-PLAINVIEW, TX	21 ST & COLUMBIA	PLAINVIEW	TX	79073	CUSTOMER BAILMENT	$26,424		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY MID-TEX DIVISION-PLANO, TX	3697 MAPLE SHADE	PLANO	TX	75075	CUSTOMER BAILMENT	$128,674		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY MID-TEX DIVISION-PLANO, TX	3697 MAPLE SHADE	PLANO	TX	75075	CUSTOMER BAILMENT	$3,612		MCJUNKIN RED MAN CORPORATION
CHEVRON-PORT ARTHUR, TX	GATE 44 CHEVRON STORES, US HWY 87	PORT ARTHUR	TX	77641	CUSTOMER BAILMENT	$10,185		MCJUNKIN RED MAN CORPORATION
SHELL/MOTIVA-PORT ARTHUR, TX	N END OF HOUSTON AVE	PORT ARTHUR	TX	77641	CUSTOMER BAILMENT	$39,680		MCJUNKIN RED MAN CORPORATION
VALERO REFINING CO-PORT ARTHUR, TX	HWY 87 GATE 19	PORT ARTHUR	TX	77641	CUSTOMER BAILMENT	$8,386		MCJUNKIN RED MAN CORPORATION
VALERO-PORT ARTHUR, TX	HWY 87 GATE 19	PORT ARTHUR	TX	77641	CUSTOMER BAILMENT	$65,190		MCJUNKIN RED MAN CORPORATION
ARMOR-COTE-ROBSTOWN, TX	HWY 77 S FM RD 2826	ROBSTOWN	TX	78380	THIRD PARTY - LINE PIPE	$34,314		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY MID-TEX DIVISION-ROUND ROCK, TX	3110 NORTH I-35	ROUND ROCK	TX	78681	CUSTOMER BAILMENT	$104,872		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY MID-TEX DIVISION-SAN ANGELO, TX	1730 NORTH MAIN	SAN ANGELO	TX	76903	CUSTOMER BAILMENT	$73,971		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
ATMOS ENERGY-SEMINOLE, TX	305 SE AVE B	SEMINOLE	TX	79360	CUSTOMER BAILMENT	$11,147		MCJUNKIN RED MAN CORPORATION
MRC-HESS-SEMINOLE, TX	3.5 MILES NORTH ON HWY 214	SEMINOLE	TX	79360	SATELLITE	$203,955		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY MID-TEX DIVISION-SHERMAN, TX	5111 BLUE FLAME LANE	SHERMAN	TX	75090	CUSTOMER BAILMENT	$2,060		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY MID-TEX DIVISION-SHERMAN, TX	5111 BLUE FLAME LANE	SHERMAN	TX	75090	CUSTOMER BAILMENT	$69,799		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY MID-TEX DIVISION-STAMFORD, TX	1601 CR 124	STAMFORD	TX	79553	CUSTOMER BAILMENT	$18,411		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY MID-TEX DIVISION-STEPHENVILLE, TX	883 NORTH GRAHAM STREET	STEPHENVILLE	TX	76401	CUSTOMER BAILMENT	$38,387		MCJUNKIN RED MAN CORPORATION
CAPORAL INDUSTRIES LTD-STEPHENVILLE, TX	600 CAPORAL DRIVE	STEPHENVILLE	TX	76401	THIRD PARTY - OCTG	$1,892		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY MID-TEX DIVISION-SULPHUR SPRINGS, TX	1530 W INDUSTRIAL	SULPHUR SPRINGS	TX	75482	CUSTOMER BAILMENT	$37,207		MCJUNKIN RED MAN CORPORATION
CHEVRON-SUNDOWN, TX	910 SOUTH TEXAS	SUNDOWN	TX	79372	CUSTOMER BAILMENT	$27,892		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY MID-TEX DIVISION-SWEETWATER, TX	FM 419 (100 YDS N OF CI)	SWEETWATER	TX	79556	CUSTOMER BAILMENT	$37,082		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
ATMOS ENERGY MID-TEX DIVISION-TEMPLE, TX	2138 LUCIUS MCCELVEY DR	TEMPLE	TX	76504	CUSTOMER BAILMENT	$57,026		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY MID-TEX DIVISION-TENNESSEE COLONY, TX	1897 FM 2706	TENNESSEE COLONY	TX	75861	CUSTOMER BAILMENT	$3,810		MCJUNKIN RED MAN CORPORATION
INTERNATIONAL PAPER-TEXARKANA, TX	9978 FARM MARKET ROAD 3129	TEXARKANA	TX	75507	CUSTOMER BAILMENT	$51,838		MCJUNKIN RED MAN CORPORATION
BP AMOCO-TEXAS CITY, TX	2401 5TH AVENUE SOUTH	TEXAS CITY	TX	77590	CUSTOMER BAILMENT	$172,229		MCJUNKIN RED MAN CORPORATION
BP-TEXAS CITY, TX	2800 FM 519 EAST	TEXAS CITY	TX	77590	CUSTOMER BAILMENT	$22,897		MCJUNKIN RED MAN CORPORATION
MARATHON PETROLEUM LLC-TEXAS CITY, TX	1027 SIXTH AVE SOUTH	TEXAS CITY	TX	77590	CUSTOMER BAILMENT	$80,512		MCJUNKIN RED MAN CORPORATION
MARATHON PETROLEUM LLC-TEXAS CITY, TX	1027 SIXTH AVE SOUTH	TEXAS CITY	TX	77590	CUSTOMER BAILMENT	$4,192		MCJUNKIN RED MAN CORPORATION
MARATHON PETROLEUM LLC-TEXAS CITY, TX	1027 SIXTH AVE SOUTH	TEXAS CITY	TX	77590	CUSTOMER BAILMENT	$2,451		MCJUNKIN RED MAN CORPORATION
MARATHON PETROLEUM-TEXAS CITY, TX	1027 SIXTH AVE SOUTH	TEXAS CITY	TX	77590	CUSTOMER BAILMENT	$6,470		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
MARATHON PETROLEUM-TEXAS CITY, TX	1027 SIXTH AVE SOUTH	TEXAS CITY	TX	77590	CUSTOMER BAILMENT	$771		MCJUNKIN RED MAN CORPORATION
MARATHON PETROLEUM-TEXAS CITY, TX	1027 SIXTH AVE SOUTH	TEXAS CITY	TX	77590	CUSTOMER BAILMENT	$1,867		MCJUNKIN RED MAN CORPORATION
MARATHON PETROLEUM-TEXAS CITY, TX	1027 SIXTH AVE SOUTH	TEXAS CITY	TX	77590	CUSTOMER BAILMENT	$471		MCJUNKIN RED MAN CORPORATION
SCOPE MGT SYSTEMS-TEXAS CITY, TX	2401 5TH ACE SOUTH	TEXAS CITY	TX	77590	CUSTOMER BAILMENT	$71,750		MCJUNKIN RED MAN CORPORATION
VALERO REFINING TEXAS LP-TEXAS CITY, TX	1301 LOOP 197 S	TEXAS CITY	TX	77590	CUSTOMER BAILMENT	$46,426		MCJUNKIN RED MAN CORPORATION
VALERO TEXAS CITY-TEXAS CITY, TX	1301 LOOP 197 S	TEXAS CITY	TX	77590	CUSTOMER BAILMENT	$9,582		MCJUNKIN RED MAN CORPORATION
VALERO TEXAS CITY-TEXAS CITY, TX	1301 LOOP 197 S	TEXAS CITY	TX	77590	CUSTOMER BAILMENT	$2,890		MCJUNKIN RED MAN CORPORATION
VALERO-TEXAS CITY, TX	1301 LOOP 197 SOUTH	TEXAS CITY	TX	77590	CUSTOMER BAILMENT	$1,482		MCJUNKIN RED MAN CORPORATION
VALERO-TEXAS CITY, TX	1301 LOOP 197 SOUTH	TEXAS CITY	TX	77590	CUSTOMER BAILMENT	$2,192		MCJUNKIN RED MAN CORPORATION
VALERO-TEXAS CITY, TX	1301 LOOP 197 SOUTH	TEXAS CITY	TX	77590	CUSTOMER BAILMENT	$2,295		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
VALERO-TEXAS CITY, TX	1301 LOOP 197 SOUTH	TEXAS CITY	TX	77590	CUSTOMER BAILMENT	$1,067		MCJUNKIN RED MAN CORPORATION
VALERO-TEXAS CITY, TX	1301 LOOP 197 SOUTH	TEXAS CITY	TX	77590	CUSTOMER BAILMENT	$1,136		MCJUNKIN RED MAN CORPORATION
VALERO-THREE RIVERS, TX	301 LEROY STREET	THREE RIVERS	TX	78071	CUSTOMER BAILMENT	$91,870		MCJUNKIN RED MAN CORPORATION
D C P MIDSTREAM-TOLAR, TX	4205 HILL CITY HWY	TOLAR	TX	76476	CUSTOMER BAILMENT	$6,485		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY MID-TEX DIVISION-VERNON, TX	900 OLIVE ACE	VERNON	TX	76384	CUSTOMER BAILMENT	$11,142		MCJUNKIN RED MAN CORPORATION
ENERGY TRANSFER-VICTORIA, TX	248 BURROUGHSVILLE RD	VICTORIA	TX	77905	CUSTOMER BAILMENT	$6,259		MCJUNKIN RED MAN CORPORATION
KINDER MORGAN-VICTORIA, TX	409 HOLT ROAD	VICTORIA	TX	77905	CUSTOMER BAILMENT	$8,431		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY MID-TEX DIVISION-WACO, TX	1500 W LOOP 340	WACO	TX	76710	CUSTOMER BAILMENT	$94,916		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY MID-TEX DIVISION-WAXAHACHIE, TX	901 FERRIS AVENUE	WAXAHACHIE	TX	75165	CUSTOMER BAILMENT	$44,899		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
ATMOS ENERGY MID-TEX DIVISION-WICHITA FALLS, TX	5808 ASHLEYANN CIRCLE	WICHITA FALLS	TX	76310	CUSTOMER BAILMENT	$688		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY MID-TEX DIVISION-WICHITA FALLS, TX	5808 AHSLEYANN CIRCLE	WICHITA FALLS	TX	76310	CUSTOMER BAILMENT	$87,473		MCJUNKIN RED MAN CORPORATION
BALL WINCH PIPELINE SERVICES-WILLIS, TX	15786 HWY 75 NORTH	WILLIS	TX	77378	THIRD PARTY - LINE PIPE	$279,133		MCJUNKIN RED MAN CORPORATION
BIG WEST OIL CO-NORTH SALT LAKE CITY, UT	333 WEST CENTER STREET	NORTH SALT LAKE CITY	UT	84054	CUSTOMER BAILMENT	$16,338		MCJUNKIN RED MAN CORPORATION
CHEVRON-NORTH SALT LAKE, UT	651 SOUTH REDWOOD ROAD	NORTH SALT LAKE CITY	UT	84054	TRAILER	$18,458		MCJUNKIN RED MAN CORPORATION
CONOCO PHILLIPS-PRICE, UT	6815 SOUTH 5300 WEST	PRICE	UT	84501	CUSTOMER BAILMENT	$347,057		MCJUNKIN RED MAN CORPORATION
ANADARKO-VERNAL, UT	65 MILES SOUTH OF VERNAL	VERNAL	UT	84078	CUSTOMER BAILMENT	$144,246		MCJUNKIN RED MAN CORPORATION
ANADARKO-VERNAL, UT	40 MILES SOUTH OF VERNAL ON FIDDLER RD	VERNAL	UT	84078	CUSTOMER BAILMENT	$16,031		MCJUNKIN RED MAN CORPORATION
CHESAPEAKE-VINEYARD, UT	1750 N PIONEER LANE	VINEYARD	UT	84058	THIRD PARTY - CS	$1,011,247		MCJUNKIN RED MAN CORPORATION
SHAWCOR PIPE PROTECTION-VINEYARD, UT	1750 N PIONEER LANE	VINEYARD	UT	84058	THIRD PARTY - LINE PIPE	$19,595,987		MCJUNKIN RED MAN CORPORATION
WESTERN PIPE COATERS & ENGRS-VINEYARD, UT	1610 NORTH 250 WEST	VINEYARD	UT	84058	THIRD PARTY - LINE PIPE	$202,461		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
WESTERN PIPE COATERS-VINEYARD, UT	1610 NORTH 250 WEST	VINEYARD	UT	84058	THIRD PARTY - LINE PIPE	$25,959		MCJUNKIN RED MAN CORPORATION
CNX GAS COMPANY VIRGINIA-CEDAR BLUFF, VA	627 CLAYPOOL HILL MALL RD	CEDAR BLUFF	VA	24609	CUSTOMER BAILMENT	$1,488,509		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-CHESAPEAKE, VA	1363 GREAT BRIDGE BLVD	CHESAPEAKE	VA	23322	CUSTOMER BAILMENT	$38,375		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-MARION, VA	555 SOUTH MAIN STREET	MARION	VA	24354	CUSTOMER BAILMENT	$18,579		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-NEWPORT NEWS, VA	746 DILIGENCE DRIVE	NEWPORT NEWS	VA	23606	CUSTOMER BAILMENT	$59,103		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-NEWPORT NEWS, VA	746 DILIGENCE DRIVE	NEWPORT NEWS	VA	23606	CUSTOMER BAILMENT	$3,557		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-NORFOLK, VA	3719 VIRGINIA BEACH BLVD	NORFOLK	VA	23502	CUSTOMER BAILMENT	$10,798		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-NORFOLK, VA	3719 VIRGINIA BEACH BLVD	NORFOLK	VA	23502	CUSTOMER BAILMENT	$47,767		MCJUNKIN RED MAN CORPORATION
ATMOS ENERGY-RADFORD, VA	1013 FIRST STREET	RADFORD	VA	24141	CUSTOMER BAILMENT	$38,021		MCJUNKIN RED MAN CORPORATION
ATLANTA GAS LIGHT-RICHMOND, VA	2500 BELLWOOD ROAD	RICHMOND	VA	23237	CUSTOMER BAILMENT	$5,099		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
SHELL REFINING-ANACORTES, WA	600 SOUTH TEXAS ROAD	ANACORTES	WA	98221	CUSTOMER BAILMENT	$17,782		MCJUNKIN RED MAN CORPORATION
BP WEST COAST PRODUCTS-BLAINE, WA	4519 GRANDVIEW ROAD	BLAINE	WA	98231	CUSTOMER BAILMENT	$15,439		MCJUNKIN RED MAN CORPORATION
CONOCOPHILLIPS-FERNDALE, WA	3901 UNICK RD	FERNDALE	WA	98248	CUSTOMER BAILMENT	$1,544		MCJUNKIN RED MAN CORPORATION
THILMANY, LLC-DE PERE, WI	200 MAIN AVENUE	DE PERE	WI	54115	CUSTOMER BAILMENT	$1,851		MCJUNKIN RED MAN CORPORATION
THILMANY, LLC-KAUKAUNA, WI	600 THILMANY ROAD	KAUKAUNA	WI	54130	CUSTOMER BAILMENT	$16,903		MCJUNKIN RED MAN CORPORATION
EQT-BECKLEY, WV	129 DYE STREET	BECKLEY	WV	25801	CUSTOMER BAILMENT	$23,200		MCJUNKIN RED MAN CORPORATION
EASTERN AMERICAN ENERGY-MANILLA, WV	US ROUTE 119 SOUTH	MANILLA	WV	25508	CUSTOMER BAILMENT	$13,663		MCJUNKIN RED MAN CORPORATION
TKI-MOATSVILLE, WV	ROUTE 1, BOX 256	MOATSVILLE	WV	26405	THIRD PARTY - PBB	$388		MCJUNKIN RED MAN CORPORATION
PANHANDLE OILFIELD SERVICE CO-MORGANTOWN, WV	1300 HEAVY HAUL ROAD	MORGANTOWN	WV	26508	THIRD PARTY - PBB	$1,895,224		MCJUNKIN RED MAN CORPORATION
GASTAR EXPLORATION-NEW MARTINSVILLE, WV	RT 20 GPS 37.61251-80.82882	NEW MARTINSVILLE	WV	26155	CUSTOMER BAILMENT	$68,104		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
PROCTOR, WV	RT 2, 16339 ENERGY ROAD	PROCTOR	WV	26055	FF	$2,132,445		MCJUNKIN RED MAN CORPORATION
PENN VA OIL-RAVENCLIFF, WV	OLD RT 5	RAVENCLIFFE	WV	25913	CUSTOMER BAILMENT	$4,606		MCJUNKIN RED MAN CORPORATION
EASTERN AMERICAN-SOUTH CHARLESTON, WV	5 EAGLE DRIVE	SOUTH CHARLESTON	WV	25309	CUSTOMER BAILMENT	$11,037		MCJUNKIN RED MAN CORPORATION
E I DUPONT DE NEMOURS & CO INC-WASHINGTON, WV	RT 892 DUPONT RD	WASHINGTON	WV	26181	CUSTOMER BAILMENT	$5,526		MCJUNKIN RED MAN CORPORATION
HOUSTON TUBULAR INC-WEIRTON, WV	HALF MOON INDUSTRIAL PARK	WEIRTON	WV	26062	THIRD PARTY	$115,285		MCJUNKIN RED MAN CORPORATION
WESTON RM-WESTON, WV	1748 OLD ROUTE 33 EAST	WESTON	WV	26452	SATELLITE	($7,218)	Leased	MCJUNKIN RED MAN CORPORATION
MARATHON OIL CO-BYRON, WY	341 HWY 14A W	BYRON	WY	82412	CUSTOMER BAILMENT	$56,175		MCJUNKIN RED MAN CORPORATION
C&Y YARD-CASPER, WY	10000 E HWY 20-26	CASPER	WY	82609	THIRD PARTY - OCTG	$71,217		MCJUNKIN RED MAN CORPORATION
GRANTPRIDECO TUBE ALLOY-CASPER, WY	3501 N POPLAR	CASPER	WY	82601	THIRD PARTY - OCTG	$25,039		MCJUNKIN RED MAN CORPORATION
MARATHON OIL CO-CODY, WY	238 RD 3 EM	CODY	WY	82414	CUSTOMER BAILMENT	$62,658		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
REYNOLDS TRANSPORTATION-GILLETTE, WY	601 LARCH STREET	GILLETTE	WY	82716	THIRD PARTY - PBB	$2		MCJUNKIN RED MAN CORPORATION
W.L. PLASTICS-GILLETTE, WY	1301 E LINCOLN STREET	GILLETTE	WY	82716	THIRD PARTY - PBB	$117,833		MCJUNKIN RED MAN CORPORATION
FMC GRANGER-GRANGER, WY	WESTVACO ROAD	GRANGER	WY	82934	CUSTOMER BAILMENT	$14,722		MCJUNKIN RED MAN CORPORATION
FMC-GRANGER, WY	WESTVACO ROAD	GREEN RIVER	WY	82935	CUSTOMER BAILMENT	$98,305		MCJUNKIN RED MAN CORPORATION
FMC-GREEN RIVER, WY	MINE - 8 SHAFT	GREEN RIVER	WY	82935	CUSTOMER BAILMENT	$7,223		MCJUNKIN RED MAN CORPORATION
SOLVAY MINERALS-GREEN RIVER, WY	WEST OF GREEN RIVER	GREEN RIVER	WY	82935	CUSTOMER BAILMENT	$35,751		MCJUNKIN RED MAN CORPORATION
WILLIAMS ENERGY-GREEN RIVER, WY	4980 HWY 374	GREEN RIVER	WY	82935	CUSTOMER BAILMENT	$1,179		MCJUNKIN RED MAN CORPORATION
GENERAL CHEMICAL GROUP-GREEN RIVER, WY	ALCHEM ROAD	GREENRIVER	WY	82935	CUSTOMER BAILMENT	$16,871		MCJUNKIN RED MAN CORPORATION
CHEVRON CORP-LA BARGE, WY	4.5 MILES WEST HWY 235	LA BARGE	WY	83123	CUSTOMER BAILMENT	$33,126		MCJUNKIN RED MAN CORPORATION
CHEVRON-LA BARGE, WY	LA BARGE/MOXA YARD, BIRCH CREEK UNIT FE	LA BARGE	WY	83123	CUSTOMER BAILMENT	$84,921		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
WILLIAMS ENERGY-LA BARGE, WY	9 MILES N ROUTE 189	LA BARGE	WY	83123	CUSTOMER BAILMENT	$7,722		MCJUNKIN RED MAN CORPORATION
CONOCOPHILLIPS-LOST CABIN, WY	165 LOST CABIN ROAD	LOST CABIN	WY	82642	CUSTOMER BAILMENT	$35,665		MCJUNKIN RED MAN CORPORATION
CONOCOPHILLIPS-LOST CABIN, WY	165 LOST CABIN ROAD	LOST CABIN	WY	82642	CUSTOMER BAILMENT	$41,043		MCJUNKIN RED MAN CORPORATION
CONOCO PHILLIPS-LYSITE, WY	2700 BAD WATER ROAD	LYSITE	WY	82642	CUSTOMER BAILMENT	$67,386		MCJUNKIN RED MAN CORPORATION
W.L. PLASTICS-MILLS, WY	2075 NORTH PYRITE ROAD	MILLS	WY	82644	THIRD PARTY - PBB	$217,992		MCJUNKIN RED MAN CORPORATION
WILLIAMS ENERGY-OPAL, WY	1 MILE S ROUTE 30	OPAL	WY	83124	CUSTOMER BAILMENT	$7,844		MCJUNKIN RED MAN CORPORATION
ANADARKO E & P CO-ROCK SPRINGS, WY	42 MILES EAST I-80, 2 MILES PATRICK DRAW RD	ROCK SPRINGS	WY	82901	CUSTOMER BAILMENT	$14,636		MCJUNKIN RED MAN CORPORATION
JOHN BUNNING-ROCK SPRINGS, WY	1600 ELK ST	ROCK SPRINGS	WY	82901	THIRD PARTY	$5,166,991		MCJUNKIN RED MAN CORPORATION
CHEVRON CORP-WALTMAN, WY	1850 N ARMINTO RD	WALTMAN	WY	82648	CUSTOMER BAILMENT	$7,747		MCJUNKIN RED MAN CORPORATION
WILLIAMS ENERGY-WAMSUTTER, WY	8 MILES S CONTINENTAL DIVIDE RD ROUTE 80	WAMSUTTER	WY	82336	CUSTOMER BAILMENT	$9,247		MCJUNKIN RED MAN CORPORATION

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
MRC TRANSMARK NV	BREDASTRAAT 129-133	ANTWERPEN		2060		€5,340,339.14	Leased	MRC TRANSMARK NV
CWT COMMODITIES	BERENDRECHT COMPLEX, KRUISWEG, KAAI 650	ANTWERPEN		2040	THIRD PARTY WAREHOUSES	€83,373.66		MRC TRANSMARK NV
AXIOMA NV	ROLLEBEEKSTRAAT 15	WOMMELGEM		2160	THIRD PARTY WAREHOUSES	€15,273.66		MRC TRANSMARK NV
BELGIAN REFINING CORPORATION N.V.	SCHELDELAAN KAAI 661/665	ANTWERPEN		2040	CONSIGNMENT STOCKS AT CUSTOMER ADDRESS	€4,398.53		MRC TRANSMARK NV
BP CHEMBEL NV	AMOCOLAAN 2	GEEL		2440	CONSIGNMENT STOCKS AT CUSTOMER ADDRESS	€28,167.21		MRC TRANSMARK NV
HYLINE CLEMESSY N.V.	INDUSTRIEPARK 13	MERELBEKE		9820	CONSIGNMENT STOCKS AT CUSTOMER ADDRESS	€6,432.05		MRC TRANSMARK NV
INEOS N.V.	HAVEN 1013, SCHELDEDIJK 50	ZWIJNDRECHT		2070	CONSIGNMENT STOCKS AT CUSTOMER ADDRESS	€48,878.82		MRC TRANSMARK NV

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
INEOS CHLOR VINYLS BELGIUM N.V.	HEILIG HARTLAAN		Tessenderlo	3980	CONSIGNMENT STOCKS AT CUSTOMER ADDRESS	€32,196.36		MRC TRANSMARK NV
TOTAL RAFFINADERIJ	HAVEN 447, SCHELDELAAN 16		Antwerpen	2030	CONSIGNMENT STOCKS AT CUSTOMER ADDRESS	€6,164.37		MRC TRANSMARK NV
MRC TRANSMARK LIMITED	HEATON HOUSE, RIVERSIDE DRIVE, HUNSWORTH LANE	BRADFORD	West Yorkshire	BD 19 4DH		£4,119,375	Leased	MRC TRANSMARK LIMITED
MRC TRANSMARK LIMITED	WEST MAINS IND ESTATE	GRANGEMOUTH	Stirlingshire	FK3 8YE		£418,234	Leased	MRC TRANSMARK LIMITED
MRC TRANSMARK LIMITED	UNIT 1, DAWDON BUSINESS PARK BLAIR WAY	SEAHAM	County Durham	SR7 7PP		£291,636	Leased	MRC TRANSMARK LIMITED
DOW CORNING LIMITED	CARDIFF ROAD,	BARRY	Vale of Glamorgan	CF63 2YL	Consigned to customer	£72,525		MRC TRANSMARK LIMITED
MRC TRANSMARK (DRAGON) LIMITED	UNIT 2, FERRY LANE	PEMBROKE	Pembrokeshire	SA71 4RE	Consigned to customer	£120,227		MRC TRANSMARK LIMITED
ESSO PETROLEUM CO LIMITED	EXXON MOBIL HOUSE, MAILPOINT 14 ERMYN WAY	LEATHERHEAD	Surrey	KT22 8UX	Consigned to customer	£88,161		MRC TRANSMARK LIMITED

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
H & H INDUSTRIAL VALVES LIMITED	UNIT 6, KINSEALY IND. ESTATE	KINSEALY	Co Dublin		Consigned to customer	£16,212		MRC TRANSMARK LIMITED
INEOS MANUFACTURING SCOTLAND LIMITED	BO’NESS ROAD	GRAGEMOUTH	Stirlingshire	FK3 9XH	Consigned to customer	£106,410		MRC TRANSMARK LIMITED
PETROPLUS REFINING & MARKETING	THE MANORWAY, CORYTON REFINERY,	STANFORD-LE-HOPE	Essex	SS17 9LL	Consigned to customer	£142,994		MRC TRANSMARK LIMITED
ESSAR UK LIMITED	STANLOW MANUFACTURING COMPLEX, P O BOX 3, ELLESMERE PORT	SOUTH WIRRAL	Merseyside	L65 4HB	Consigned to customer	£72,374		MRC TRANSMARK LIMITED
TOTAL UK LIMITED	LINDSEY OIL REFINERY, KILLINGHOLME	GRIMSBY	South Humberside	DN40 3LW	Consigned to customer	£55,680		MRC TRANSMARK LIMITED
MRC TRANSMARK (DRAGON) LIMITED	UNIT 2, FERRY LANE	PEMBROKE	Pembrokeshire	SA71 4RE		£270,057	Leased	MRC TRANSMARK (DRAGON) LIMITED
MRC SPF SCANFIT LIMITED	BURTON CLOSE	NORWICH	Norfolk	NR6 6AZ		£2,167,428	Leased	MRC SPF SCANFIT LIMITED
MRC TRANSMARK B.V.	VLOTBRUGWEG 8, 1332AH ALMERE, THE NETHERLANDS	ALMERE		1332AH		€8,781,942.79	Leased	MRC TRANSMARK B.V.
MRC TRANSMARK B.V.	COENECOOP 19, 2741 PG WADDINXVEEN	WADDINXVEEN		2741PG		€2,435,860.60	Leased	MRC TRANSMARK B.V.
MRC TRANSMARK B.V.	BUSINESS PARK STEIN 124, 6181 MA ELSLOO	ELSLOO		6181MA		€52,211.46	Leased	MRC TRANSMARK B.V.

Annex 2: Locations of Collateral

NAME	ADDRESS	CITY	STATE	POSTCODE	RBTYPE	INVENTORY VALUE	LEASED/ OWNED	PERFECTION ENTITY
Van Straaten Logistics B.V. VAN STRAATEN LOGISTICS B.V.	CANNENBURGERWEG 67D, 1244 RH ANKEVEEN (TRANSIT STORAGE AT VAN STRAATEN LOGISTICS B.V.)	ANKEVEEN		1244RH	Storage in transit		Leased	MRC TRANSMARK B.V.
MRC TRANSMARK INTERNATIONAL B.V.	DRAAIBRUGWEG 6, 1332 AC ALMERE, THE NETHERLANDS	ALMERE		1332 AC		€454,589	Leased	MRC TRANSMARK INTERNATIONAL B.V.
MRC TRANSMARK PTY LTD.	3 CORPORATE AVENUE ROWVILLE VIC 3178 AUSTRALIA	ROWVILLE		VIC 3178		AUD1,999,372.45	Leased	MRC TRANSMARK PTY LTD.
JT Holdings (QLD) Pty Ltd as trustee for JT Family Trust PO Box 2270 ASCOT QLD 4007	257 LEITCHS ROAD BRENDALE QLD 4500	BRISBANE		QLD 4007		AUD705,929	Leased	MRC SPF PTY LTD.
BM Webb Holdings Pty Ltd ABN 97 0111 040 814 PO Box 2136 TOWNSVILLE QLD 4810	2/49 WEBB DRIVE BOHLE QLD 4818	TOWNSVILLE		QLD 4810		AUD362,542	Leased	MRC SPF PTY LTD.
MRC SPF PTY LTD.	4-6 MARRIOTT ROAD JANAKOT PERTH WA6164	PERTH		WA6164		AUD25,712,728	Leased	MRC SPF PTY LTD.